CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AS INDICATED BY [REDACTED] AND SEPARATELY FILED WITH THE COMMISSION.

Dated 22 January 2016
CARFIN FINANCE INTERNATIONAL LIMITED
as the Issuer and FCT Noteholder
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Arranger and Transaction Agent
DEUTSCHE TRUSTEE COMPANY LIMITED
as Issuer Security Trustee
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as FleetCo Security Agent
CERTAIN ENTITIES NAMED HEREIN
as Opcos, Servicers and Lessees
CERTAIN ENTITIES NAMED HEREIN
as FleetCos
AVIS BUDGET CAR RENTAL, LLC
as the Parent
AVIS FINANCE COMPANY LIMITED
as Finco, the Subordinated Lender, Avis Italian VAT Lender and Maggiore Italian VAT Lender
AVIS BUDGET EMEA LIMITED
as Avis Europe
CERTAIN ENTITIES NAMED HEREIN
as the Account Banks
DEUTSCHE BANK AG, LONDON BRANCH
as Issuer Cash Manager, Dutch FleetCo Spanish Account Bank Operator, Dutch FleetCo German Account Bank Operator, Dutch FleetCo Dutch Account Bank Operator, French FleetCo Account Bank Operator, and FleetCo Back-up Cash Manager
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as French Intermediary Bank and FCT Servicer
CACEIS BANK FRANCE
as FCT Custodian
FCT CARFIN
represented by
EUROTITRISATION
as the FCT Management Company
CERTAIN ENTITIES NAMED HEREIN
as the Senior Noteholders
and
CERTAIN OTHER ENTITIES NAMED HEREIN

SEVENTH MASTER AMENDMENT AND RESTATEMENT DEED

Ref: L-207969
Linklaters LLP

Contents		Page
1	Definitions and Interpretation	3
2	Amendment and Restatement of the Original Documents	3
3	References to Italian Opco; References to Advance Proportion Limit	5
4	Accession of Maggiore Italian Opco to Italian FleetCo Deed of Charge; Increase of FleetCo Italian Secured Liabilities	6
5	Amendment Date	6
6	Transaction Agent	6
7	Issuer Security Trustee and FleetCo Security Agent	6
8	Senior Noteholders Consent	7
9	Transaction Documents	7
10	Confirmation of Avis Europe Payment Guarantee	7
11	Illegality	7
12	Rights and Remedies	7
13	Counterparts	7
14	Incorporation of Common Terms	8
15	Third Party Rights	8
16	Governing Law and Jurisdiction	8
Schedule 1	The Parties
Schedule 2	Amended and Restated Master Definitions Agreement
Schedule 3	Amended and Restated Framework Agreement
Schedule 4	Amended and Restated Tax Deed of Covenant
Schedule 5	Amended and Restated FleetCo Back-up Cash Management Agreement
Schedule 6	Amended and Restated Central Servicing Agreement
Schedule 7	Amended and Restated Liquidation Agency Agreement
Schedule 8	Amended and Restated Italian VAT Loan Agreement
Schedule 9	Amended and Restated Dutch VAT Loan Agreement
Schedule 10	Amended and Restated Parent Performance Guarantee
Schedule 11	Amended and Restated Finco Payment Guarantee
Execution Page

i

This Amendment and Restatement Deed is made on 22 January 2016
BETWEEN:
CARFIN FINANCE INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant's Row, Lower Mount Street, Dublin 2, Ireland (the "Issuer" and the "FCT Noteholder");
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK ("Transaction Agent" and "Arranger");
DEUTSCHE TRUSTEE COMPANY LIMITED (the "Issuer Security Trustee", acting for itself and on behalf of the Issuer Secured Creditors);
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "FleetCo Security Agent", acting for itself and on behalf of the FleetCo Secured Creditors);
THE OPCOS, the SERVICERS and LESSEES listed in part 1 of Schedule 1 (The Parties) hereto including AVIS BUDGET ITALIA S.P.A. (as "VAT Sharing Italian Opco", in its capacity as an Italian Opco under the VAT Sharing Agreement and the Italian Income Tax Consolidation Agreement);
THE FLEETCOS listed in part 2 of Schedule 1 (The Parties) hereto;
AVIS BUDGET CAR RENTAL, LLC (the "Parent");
AVIS FINANCE COMPANY LIMITED ("Finco", the "Subordinated Lender", the "Central Servicer", the "Italian VAT Lender" and the "Maggiore Italian VAT Lender");
AVIS BUDGET EMEA LIMITED ("Avis Europe", together with the Opcos, the Servicers, the Lessees, the Parent and Finco, the "Avis Obligors");
THE ACCOUNT BANKS listed in part 3 of Schedule 1 (The Parties) hereto;
DEUTSCHE BANK AG, LONDON BRANCH (the "Dutch FleetCo Spanish Account Bank Operator", the "Dutch FleetCo German Account Bank Operator", the "Dutch FleetCo Dutch Account Bank Operator", the "French FleetCo Account Bank Operator" the "Issuer Cash Manager", the "FleetCo Dutch Back-up Cash Manager", the "FleetCo French Back-up Cash Manager", the "FleetCo German Back-up Cash Manager", the "FleetCo Italian Back-up Cash Manager" and the "FleetCo Spanish Back-up Cash Manager");
THE SENIOR NOTEHOLDERS listed in part 4 of Schedule 1 (The Parties) hereto (the "Senior Noteholders");
STRUCTURED FINANCE MANAGEMENT (IRELAND) LIMITED (the "Issuer Corporate Services Provider" and the "FleetCo Holdings Corporate Services Provider");
CARFIN FINANCE HOLDINGS LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463657 and having its registered office at 1 Grant's Row, Lower Mount Street, Dublin 2, Ireland ("FleetCo Holdings");
INTERTRUST (NETHERLANDS) B.V. and VISTRA B.V. (the "Dutch FleetCo Corporate Services Providers", together with the Issuer Corporate Services Provider and the FleetCo Holdings Corporate Services Provider, the "Corporate Services Providers");

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK ("French Intermediary Bank" and "FCT Servicer");
FCT CARFIN (the "FCT") represented by EUROTITRISATION (the "FCT Management Company");
CACEIS BANK FRANCE (the "FCT Custodian");
DEUTSCHE BANK AG (a company incorporated under the laws of Germany), THE BANK OF NOVA SCOTIA and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "Issuer Hedge Counterparties");
CACEIS CORPORATE TRUST (the "FCT Registrar");
DEUTSCHE BANK LUXEMBOURG S.A., a public limited liability company incorporated under the laws of Luxembourg, registered with the Register of Commerce and Companies in Luxembourg under number B 9164, whose registered office is at 2, Boulevard Konrad Adenauer, L-1115 Luxembourg (the "Registrar");
FISERV AUTOMOTIVE SOLUTIONS, INC., a Delaware corporation (the "Liquidation Agent"); and
STICHTING HOLDING 1 FINCAR FLEET and STICHTING HOLDING 2 FINCAR FLEET in their capacities as joint shareholders of Dutch FleetCo (each a "Dutch Foundation" and together, the "Dutch Foundations"), each of the above a "Party" and together the "Parties" to this Deed.

WHEREAS
Certain of the Parties entered into a Master Definitions Agreement dated 5 March 2013 as amended by an amendment letter dated 19 March 2013 and a second amendment agreement dated 15 April 2013 and as amended and restated by a third amendment agreement dated 21 May 2014 and as amended by a fourth master amendment and restatement deed dated 15 December 2014, a fifth master amendment deed dated 17 December 2014 and a sixth master amendment and restatement deed dated 16 April 2015 (the "Original Master Definitions Agreement").
Certain of the Parties entered into a Framework Agreement dated 5 March 2013, as amended by an amendment letter dated 19 March 2013 and a second amendment agreement dated 15 April 2013 and as amended and restated by a third amendment agreement dated 21 May 2014 and as amended by a fourth master amendment and restatement deed dated 15 December 2014 and by a sixth master amendment and restatement deed dated 16 April 2015 (the "Original Framework Agreement").
Certain of the Parties entered into a Tax Deed of Covenant dated 5 March 2013 (the "Original Tax Deed of Covenant").
Certain of the Parties entered into a FleetCo Back-up Cash Management Agreement dated 5 March 2013, as amended and restated by a third amendment agreement dated 21 May 2014 (the "Original FleetCo Back-up Cash Management Agreement").

2

Certain of the Parties entered into a Central Servicing Agreement dated 5 March 2013, as amended by a second amendment agreement dated 15 April 2013 and as amended and restated by a third amendment agreement dated 21 May 2014 (the "Original Central Servicing Agreement").
Certain of the Parties entered into a Liquidation Agency Agreement dated 5 March 2013, as amended and restated by a third amendment agreement dated 21 May 2014 and as amended by a fourth master amendment and restatement deed dated 15 December 2014 (the "Original Liquidation Agency Agreement").
Certain of the Parties entered into an Italian VAT Loan Agreement dated 5 March 2013 (the "Original Italian VAT Loan Agreement").
Certain of the Parties entered into a Dutch VAT Loan Agreement dated 21 May 2014 (the "Original Dutch VAT Loan Agreement").
On 5 March 2013 the Parent issued a Parent Performance Guarantee under a guarantee agreement entered into between certain of the Parties (the "Original Parent Performance Guarantee").
On 5 March 2013 Finco issued a Finco Payment Guarantee under a guarantee agreement entered into between certain of the Parties (the "Original Finco Payment Guarantee" and together with the Original Master Definitions Agreement, the Original Framework Agreement, the Original Tax Deed of Covenant, the Original FleetCo Back-up Cash Management Agreement, the Original Central Servicing Agreement, the Original Liquidation Agency Agreement and the Original Parent Performance Guarantee, the "Original Documents").
In 2015, Avis group acquired Maggiore group, an Italian rental car provider business. The acquisition was structured so that Maggiore group is now wholly (either directly or indirectly) owned by Avis Italian Opco.
The Parent now wishes to accede the operating company of Maggiore group, Maggiore Rent S.p.A., to the Avis Europe fleet financing platform. Thus, the Parties have agreed to amend and restate the Original Documents on the terms and conditions set out below. In addition thereto, on or about the date hereof, the parties to the FleetCo Italian Facility Agreement envisage to enter into an amendment agreement relating to such agreement, thereby increasing the total aggregate amount of the FleetCo Italian Advances made available by the Lender under the FleetCo Italian Facility Agreement to an amount of EUR 700 million.

NOW THEREFORE, the Parties agree as follows:

1.	Definitions and Interpretation
Unless otherwise defined herein or the context otherwise requires, terms defined in the Original Master Definitions Agreement (as amended or amended and restated from time to time) have the same meaning in this Deed. Subject to Clause 1.2 below, the provisions of clause 2 (Principles of Interpretation and Construction) of the Original Master Definitions Agreement (as amended or amended and restated from time to time) shall apply herein as if set out in full herein and as if references therein to a "Relevant Agreement" were to this Deed.

3

A reference to a "Clause" is a reference to a clause of this Deed.
Amendment and Restatement of the Original Documents
Amendment and Restatement of the Original Master Definitions Agreement
The Original Master Definitions Agreement is amended and restated in the form set out in Schedule 2 (Amended and Restated Master Definitions Agreement) (the "Amended and Restated Master Definitions Agreement") and the rights and obligations of the parties (excluding such rights and obligations accrued prior to the Amendment Date) to the Original Master Definitions Agreement shall be governed by the Amended and Restated Master Definitions Agreement.
Amendment and Restatement of the Original Framework Agreement
The Original Framework Agreement is amended and restated in the form set out in Schedule 3 (Amended and Restated Framework Agreement) (the "Amended and Restated Framework Agreement") and the rights and obligations of the parties (excluding such rights and obligations accrued prior to the Amendment Date) to the Original Framework Agreement shall be governed by the Amended and Restated Framework Agreement.
Amendment and Restatement of the Original Tax Deed of Covenant
The Original Tax Deed of Covenant is amended and restated in the form set out in Schedule 4 (Amended and Restated Tax Deed of Covenant) (the "Amended and Restated Tax Deed of Covenant") and the rights and obligations of the parties (excluding such rights and obligations accrued prior to the Amendment Date) to the Original Tax Deed of Covenant shall be governed by the Amended and Restated Tax Deed of Covenant.
Amendment and Restatement of the Original FleetCo Back-up Cash Management Agreement
The Original FleetCo Back-up Cash Management Agreement is amended and restated in the form set out in Schedule 5 (Amended and Restated FleetCo Back-up Cash Management Agreement) (the "Amended and Restated FleetCo Back-up Cash Management Agreement") and the rights and obligations of the parties (excluding such rights and obligations accrued prior to the Amendment Date) to the Original FleetCo Back-up Cash Management Agreement shall be governed by the Amended and Restated FleetCo Back-up Cash Management Agreement.
Amendment and Restatement of the Original Central Servicing Agreement
The Original Central Servicing Agreement is amended and restated in the form set out in Schedule 6 (Amended and Restated Central Servicing Agreement) (the "Amended and Restated Central Servicing Agreement") and the rights and obligations of the parties (excluding such rights and obligations accrued prior to the Amendment Date) to the Original Central Servicing Agreement shall be governed by the Amended and Restated Central Servicing Agreement.
Amendment and Restatement of the Original Liquidation Agency Agreement
The Original Liquidation Agency Agreement is amended and restated in the form set out in Schedule 7 (Amended and Restated Liquidation Agency Agreement) (the "Amended and Restated Liquidation Agency Agreement") and the rights and obligations of the parties (excluding such rights and

4

obligations accrued prior to the Amendment Date) to the Original Liquidation Agency Agreement shall be governed by the Amended and Restated Liquidation Agency Agreement.
Amendment and Restatement of the Original Italian VAT Loan Agreement
The Original Italian VAT Loan Agreement is amended and restated in the form set out in Schedule 8 (Amended and Restated Italian VAT Loan Agreement) (the "Amended and Restated Italian VAT Loan Agreement ") and the rights and obligations of the parties (excluding such rights and obligations accrued prior to the Amendment Date) to the Original Italian VAT Loan Agreement shall be governed by the Amended and Restated Italian VAT Loan Agreement.
Amendment and Restatement of the Original Dutch VAT Loan Agreement
The Original Dutch VAT Loan Agreement is amended and restated in the form set out in Schedule 9 (Amended and Restated Dutch VAT Loan Agreement) (the "Amended and Restated Dutch VAT Loan Agreement ") and the rights and obligations of the parties (excluding such rights and obligations accrued prior to the Amendment Date) to the Original Dutch VAT Loan Agreement shall be governed by the Amended and Restated Dutch VAT Loan Agreement.
Amendment and Restatement of the Original Parent Performance Guarantee
The Original Parent Performance Guarantee is amended and restated in the form set out in Schedule 10 (Amended and Restated Parent Performance Guarantee) (the "Amended and Restated Parent Performance Guarantee") and the rights and obligations of the parties (excluding such rights and obligations accrued prior to the Amendment Date) to the Original Parent Performance Guarantee shall be governed by the Amended and Restated Parent Performance Guarantee.
Amendment and Restatement of the Finco Payment Guarantee
The Original Finco Payment Guarantee is amended and restated in the form set out in Schedule 11 (Amended and Restated Finco Payment Guarantee) (the "Amended and Restated Finco Payment Guarantee") and the rights and obligations of the parties (excluding such rights and obligations accrued prior to the Amendment Date) to the Original Finco Payment Guarantee shall be governed by the Amended and Restated Finco Payment Guarantee.

2.	References to Italian Opco; References to Advance Proportion Limit
The Parties hereby acknowledge and agree that
any references to "Italian OpCo" in any of the Transaction Documents which are not amended and restated under and pursuant to Clause 0 (Amendment and Restatement of the Original Documents) shall forthwith be a reference to Avis Italian Opco and/or Maggiore Italian Opco, as relevant, provided that any references to "Italian Opco" in the Italian VAT Sharing Agreement, the Italian Income Tax Consolidation Agreement, the Avis Italian VAT Loan Agreement, the Avis Italian Master Lease Agreement and the Avis Italian Servicing Agreement shall be references to Avis Italian Opco only; and
any references to the "Italian VAT Lender" in the Italian VAT Sharing Agreement, the Italian Income Tax Consolidation Agreement and the Avis Italian VAT Loan Agreement shall be references to the "Avis Italian VAT Lender".

5

The Parties hereby acknowledge and agree that any references to the "Advance Proportion Limit" and the "Excess Advance Proportion Amount" shall forthwith be deemed removed from the Transaction Documents and shall have no legal effect.

3.	Accession of Maggiore Italian Opco to Italian FleetCo Deed of Charge; Increase of FleetCo Italian Secured Liabilities
The parties to the Italian FleetCo Deed of Charge and Maggiore Italian Opco hereby agree that Maggiore Italian Opco shall accede to the Italian FleetCo Deed of Charge and become an Italian FleetCo Secured Creditor under such Italian FleetCo Deed of Charge and be bound by and benefit from its terms as if it had been an original party to such document.
The parties to the Italian FleetCo Deed of Charge hereby:

(i)
acknowledge that by way of a separate amendment agreement to the FleetCo Italian Facility Agreement dated on or about the date hereof, the total aggregate amount of the FleetCo Italian Advances made available by the Lender under the FleetCo Italian Facility Agreement shall be increased to an amount of EUR 700 million, thereby accordingly increasing the FleetCo Italian Secured Liabilities which are secured under the Italian FleetCo Deed of Charge; and

agree that the Italian FleetCo Deed of Charge shall forthwith secure the FleetCo Italian Secured Liabilities as increased on or about the date hereof.

4.	Amendment Date
The Parties hereby agree that the amendments set out in Clause 0 (Amendment and Restatement of the Original Documents) to Clause 0 (3.    Accession of Maggiore Italian Opco to Italian FleetCo Deed of Charge) shall be effective as of the date hereof. Notwithstanding anything to the contrary contained herein, if for any reason this Deed fails to be effective on the date hereof, this Deed shall terminate and the rights and obligations of the parties to the Transaction Documents shall be fully preserved as they existed prior to the date hereof.

5.	Transaction Agent
In accordance with clause 13.4 (Consents, Directions, Instructions, Amendments, Waivers and Modification of Transaction Documents by the Transaction Agent) of the Framework Agreement, each Senior Noteholder hereby instructs and directs the Transaction Agent to consent to all the amendments required to be agreed by such Senior Noteholder as set out herein.
The Transaction Agent hereby consents to all amendments referred to herein.

6.	Issuer Security Trustee and FleetCo Security Agent
In accordance with clause 24.3.1 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) of the Framework Agreement, the Transaction Agent, by the execution of this Deed, hereby instructs and directs the Issuer Security Trustee to enter into this Deed and all other relevant documents to be entered into in connection

6

herewith and to consent to all the amendments required to be agreed by the Issuer Security Trustee as set out herein.
In accordance with clause 14.2 (Instructions to FleetCo Security Agent) of the Framework Agreement, the Transaction Agent, by the execution of this Deed, hereby instructs and directs the FleetCo Security Agent to enter into this Deed and all other relevant documents to be entered into in connection herewith and to consent to all the amendments required to be agreed by the FleetCo Security Agent as set out herein.

7.	Senior Noteholders Consent
Each of the Senior Noteholders hereby consents to the amendments contemplated by and set out in this Deed.

8.	Transaction Documents
Save as expressly amended by this Deed, the Original Documents and the other Transaction Documents shall otherwise remain unamended and in full force and effect in accordance with the terms thereof.

8.1.
By their acceptance of the terms of this Deed, each of the Issuer, the FleetCos and the Avis Obligors confirms that its obligations under the Transaction Documents to which it is a party will remain in full force and effect.

8.2.	The FleetCo Security Agent and the Transaction Agent hereby designate this Deed as a FleetCo Transaction Document.

8.3.	The Transaction Agent hereby designates this Deed as an Issuer Transaction Document.

9.	Confirmation of Avis Europe Payment Guarantee
Avis Budget EMEA Limited as the guarantor under the Avis Europe Payment Guarantee hereby (i) expressly confirms that its obligations under the Avis Europe Payment Guarantee remain in full force and effect notwithstanding the amendments to the Transaction Documents as set out in this Deed and (ii) acknowledges that it is not released from its obligations under the Avis Europe Payment Guarantee.

10.	Illegality
If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

11.	Rights and Remedies
No failure by the Issuer Secured Creditors or the FleetCo Secured Creditors to exercise, or any delay by the Issuer Secured Creditors or the FleetCo Secured Creditors in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

7

The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law or under any Transaction Document.

12.	Counterparts
This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

13.	Incorporation of Common Terms
The Common Terms shall be incorporated by reference into this Deed. If there is any conflict between the Common Terms as incorporated by reference into this Deed and the other provisions of this Deed, the provisions of the incorporated Common Terms shall prevail.

14.	Third Party Rights
No person shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

15.	Governing Law and Jurisdiction
This Deed and all non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law. Each of the parties hereto hereby submits to the jurisdiction of the courts of England and Wales.

In Witness whereof this Deed has been delivered on the date stated at the beginning of this Deed.

8

Schedule 1 -
The Parties
Part 1 Opcos, Servicers and Lessees

Opcos

Name of Opcos	Registration number (or equivalent, if any)
Avis Budget Autovermietung GmbH & Co. KG (the "German Opco")	HRA 3033
Avis Budget Italia S.p.A. (the "Avis Italian Opco" and an "Italian Opco")	421940586
Avis Alquile un Coche S.A. (the "Spanish Opco")	A28152767
Avis Budget Autoverhuur B.V. (the "Dutch Opco")	33129079
Avis Location de Voitures SAS (the "French Opco")	652 023 961 RCS Nanterre
Maggiore Rent S.p.A. (the "Maggiore Italian Opco" and an "Italian Opco")	6771581003
Servicers (excluding the Central Servicer)

Name of Servicers	Registration number (or equivalent, if any)
Avis Alquile un Coche S.A. (the "Spanish Servicer") in respect of Dutch FleetCo’s fleet in Spain	A28152767
In respect of Italian FleetCo: Avis Budget Italia S.p.A. (the "Avis Italian Servicer" and an "Italian Servicer")	421940586
In respect of French FleetCo: Avis Location de Voitures SAS (the "French Servicer")	652 023 961 RCS Nanterre
Maggiore Rent S.p.A. (the "Maggiore Italian Servicer" and an "Italian Servicer")	6771581003

Central Servicer

Name of Central Servicer	Registration number (or equivalent, if any)
Avis Finance Company Limited (the "Central Servicer")	2123807

9

Lessees

Name of Lessees	Registration number (or equivalent, if any)
Avis Budget Autovermietung GmbH & Co. KG (as lessee under the Master German Fleet Lease Agreement)	HRA 3033
Avis Budget Italia S.p.A. (as lessee under an Italian Master Lease Agreement)	421940586
Avis Alquile un Coche S.A. (as lessee under the Spanish Master Lease Agreement)	A28152767
Avis Budget Autoverhuur B.V. (as lessee under the Master Dutch Fleet Lease Agreement)	33129079
Avis Location de Voitures SAS (as lessee under the French Master Lease Agreement)	652 023 961 RCS Nanterre
Maggiore Rent S.p.A. (as lessee under an Italian Master Lease Agreement)	6771581003

10

Part 2 FleetCos

Name of FleetCos Jurisdiction of Incorporation and legal form	Registration number (or equivalent, if any)
FinCar Fleet B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the "Dutch FleetCo")	55227732
FinCar Fleet B.V., Sucursal en España, the Spanish branch of FINCAR FLEET B.V. (a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of Netherlands) with registered address at Avenida Manoteras, nº 32, 28050 Madrid, Spain and Spanish fiscal identification number W0037096E and registered at the Mercantile Registry in Madrid under volume 28809, page 190, section 8th and sheet M-518708 (the "Dutch FleetCo, Spanish Branch")
W0037096E
Avis Budget Italia S.p.A. Fleet Co. S.A.p.A., a partnership limited by shares (the "Italian FleetCo")	97550851009
AB FleetCo a simplified limited stock company (société par actions simplifiée) (the "French FleetCo")	799 383 997 R.C.S. Beauvais

11

Part 3 Account Banks

Name of Account Bank	Registration number (or equivalent, if any)
Deutsche Bank AG, London branch (the "Issuer Account Bank")	HRB 30 000, branch number BR00005
Deutsche Bank S.A.E. (the "Dutch FleetCo Spanish Account Bank")	A-08000614
Deutsche Bank AG, London branch (the "Dutch FleetCo Spanish Account Bank Operator")	HRB 30 000, branch number BR00005
Deutsche Bank S.P.A (the "Italian FleetCo Account Bank")	1340740156
Deutsche Bank AG (the "Dutch FleetCo German Account Bank")	HRB 30 000
Deutsche Bank AG, London branch (the "Dutch FleetCo German Account Bank Operator")	HRB 30 000, branch number BR00005
Deutsche Bank AG, Amsterdam Branch (the "Dutch FleetCo Dutch Account Bank")	HRB 30 000, branch number 33304583
Deutsche Bank AG, London Branch (the "Dutch FleetCo Dutch Account Bank Operator")	HRB 30 000, branch number BR00005
Deutsche Bank AG, Paris Branch (the "French FleetCo Account Bank")	HRB 30 000, branch number 310327481
Deutsche Bank AG, London Branch (the "French FleetCo Account Bank Operator")	HRB 30 000, branch number BR00005

12

Part 4 Senior Noteholders

Names of Senior Noteholders	Registration number (or equivalent, if any)
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch	CH-020.9.003.783-3
Crédit Agricole Corporate and Investment Bank	304187701
Deutsche Bank AG, London Branch	HRB 30 000, branch number BR00005
Natixis	542044524
Scotiabank Europe plc	817692
Elektra Purchase No. 34 Limited	548807
Jupiter Securitization Company LLC	223771
JPMorgan Chase Bank, N.A.	2118141

13

Schedule 2 -
Amended and Restated Master Definitions Agreement

The remainder of this page is intentionally left blank. The Amended and Restated Master Definitions Agreement will be attached hereto and separately paginated.

14

Dated 5 March 2013 as amended and restated from time to time and last on 22 January 2016
CARFIN FINANCE INTERNATIONAL LIMITED
as the Issuer and the FCT Noteholder
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Arranger and Transaction Agent
DEUTSCHE TRUSTEE COMPANY LIMITED
as Issuer Security Trustee
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as FleetCo Security Agent
CERTAIN ENTITIES NAMED HEREIN
as Opcos, Servicers and Lessees
CERTAIN ENTITIES NAMED HEREIN
as FleetCos
AVIS BUDGET CAR RENTAL, LLC
as the Parent
AVIS FINANCE COMPANY LIMITED
as Finco, the Subordinated Lender, the Central Servicer, the Dutch VAT Lender, the Avis Italian VAT Lender and the Maggiore Italian VAT Lender
AVIS BUDGET EMEA LIMITED
as Avis Europe
CERTAIN ENTITIES NAMED HEREIN
as the Account Banks
DEUTSCHE BANK AG, LONDON BRANCH
as the Issuer Cash Manager, Dutch FleetCo German Account Bank Operator, Dutch FleetCo Spanish Account Bank Operator, Dutch FleetCo Dutch Account Bank Operator, French FleetCo Account Bank Operator and FleetCo Back-up Cash Manager
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as French Intermediary Bank and FCT Servicer
CACEIS BANK FRANCE
as FCT Custodian
FCT CARFIN
represented by
EUROTITRISATION
as the FCT Management Company

CERTAIN ENTITIES NAMED HEREIN
as the Senior Noteholders
and
CERTAIN OTHER ENTITIES NAMED HEREIN
MASTER DEFINITIONS AGREEMENT

Ref: L-207969 Linklaters LLP

Contents		Page
1	Definitions and Interpretation	4
2	Principles of Interpretation and Construction	127
3	Incorporation of Common Terms and Clause 24 of the Framework Agreement	131
4	Governing Law and Jurisdiction	131
5	Enforcement	132
Schedule	The Parties	133

2

This Agreement is dated 5 March 2013 as amended pursuant to an amendment letter dated 19 March 2013 and a second amendment agreement dated 15 April 2013 and as amended and restated pursuant to a third master amendment and restatement deed dated 21 May 2014 and as amended pursuant to a fourth master amendment and restatement deed dated 15 December 2014 and a fifth master amendment deed dated 17 December 2014 and a sixth amendment and restatement deed dated 16 April 2015 and a seventh amendment and restatement deed dated 22 January 2016 and made
BETWEEN:

(1)
CARFIN FINANCE INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant’s Row, Lower Mount Street, Dublin 2, Ireland (the "Issuer" and the "FCT Noteholder");

(2)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "Transaction Agent" and the "Arranger");

(3)	DEUTSCHE TRUSTEE COMPANY LIMITED (the "Issuer Security Trustee", acting for itself and on behalf of the Issuer Secured Creditors);

(4)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "FleetCo Security Agent", acting for itself and on behalf of the FleetCo Secured Creditors);

(5)
THE OPCOS, the SERVICERS and LESSEES listed in Part 1 of the Schedule (The Parties) including AVIS BUDGET ITALIA S.P.A. (as "VAT Sharing Italian Opco", in its capacity as an Italian Opco under the VAT Sharing Agreement and the Italian Income Tax Consolidation Agreement);

(6)	THE FLEETCOS listed in Part 2 of the Schedule (The Parties);

(7)	AVIS BUDGET CAR RENTAL, LLC (the "Parent");

(8)	AVIS FINANCE COMPANY LIMITED ("Finco", the "Subordinated Lender", the "Central Servicer", the "Dutch VAT Lender", the "Avis Italian VAT Lender" and the "Maggiore Italian VAT Lender");

(9)	AVIS BUDGET EMEA LIMITED ("Avis Europe", together with the Opcos, the Servicers, the Lessees, the Parent and Finco, the "Avis Obligors");

(10)	THE ACCOUNT BANKS listed in Part 3 of the Schedule (The Parties);

(11)
DEUTSCHE BANK AG, LONDON BRANCH (the "Issuer Cash Manager", the "Dutch FleetCo Spanish Account Bank Operator", the "Dutch FleetCo German Account Bank Operator", the "Dutch FleetCo Dutch Account Bank Operator", the "French FleetCo Account Bank Operator" and, the "FleetCo Back-up Cash Manager");

(12)	THE SENIOR NOTEHOLDERS listed in Part 4 of the Schedule (The Parties) (the "Senior Noteholders");

(13)	STRUCTURED FINANCE MANAGEMENT (IRELAND) LIMITED (the "Issuer Corporate Services Provider" and the "FleetCo Holdings Corporate Services Provider");

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(14)
INTERTRUST (NETHERLANDS) B.V. and VISTRA B.V. (the "Dutch FleetCo Corporate Services Providers", together with the Issuer Corporate Services Provider and the FleetCo Holdings Corporate Services Provider, the "Corporate Services Providers");

(15)	FISERV AUTOMOTIVE SOLUTIONS, INC., a company duly incorporated under the laws of Delaware with registered number 2403201 (the "Liquidation Agent");

(16)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "French Intermediary Bank" and the "FCT Servicer");

(17)	CACEIS BANK FRANCE, the "FCT Custodian");

(18)	FCT CARFIN (the "FCT") represented by EUROTITRISATION (the "FCT Management Company");

(19)
DEUTSCHE BANK AG, a company incorporated under the laws of Germany (the "Initial Issuer Hedge Counterparty") and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "Acceding Issuer Hedge Counterparty" and, together with the Initial Issuer Hedge Counterparty, the "Issuer Hedge Counterparties");

(20)	CARFIN FINANCE HOLDINGS LIMITED (the "FleetCo Holdings"); and

(21)
DEUTSCHE BANK LUXEMBOURG S.A., a public limited liability company incorporated under the laws of Luxembourg, registered with the Register of Commerce and Companies in Luxembourg under number B 9164, whose registered office is at 2, Boulevard Konrad Adenauer, L-1115 Luxembourg (the "Registrar"),

each of the above a "Party" and together the "Parties" to this Agreement.
It is agreed that the Parties have agreed to incorporate into certain of the Transaction Documents to which they are a party the definitions and principles of construction and interpretation contained herein.
Amendment and Restatement
The Parties have agreed to amend and restate the terms of the master definitions agreement dated 5 March 2013 between, inter alios, the Issuer and the Transaction Agent (as amended pursuant to an amendment letter dated 19 March 2013 and a second amendment agreement dated 15 April 2013 and as amended and restated pursuant to a third master amendment and restatement deed dated 21 May 2014 and amended pursuant to a fourth master amendment and restatement deed dated 15 December 2014 and a fifth master amendment deed dated 17 December 2014 and a sixth master amendment and restatement deed dated 16 April 2015, the "Original MDA") as set out herein with effect, subject to clause 2.3.4 of the Framework Agreement, from the date hereof (the "Amendment Date"). As at the Amendment Date, any future rights or obligations (excluding such rights and obligations accrued prior to the Amendment Date) of a party under the Original MDA shall be extinguished and shall instead be governed by this Agreement.
Notwithstanding anything to the contrary contained herein, if for any reason this Agreement fails to be effective on the Amendment Date, this Agreement shall terminate and be replaced by the Original MDA as existed immediately prior to the date hereof and the rights and obligations of the parties to the Transaction Documents shall be fully preserved as they existed immediately prior to the date hereof.

1	Definitions and Interpretation

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Each of the Parties agrees that in any agreement, deed or other document expressly stating that terms defined herein shall have the same meanings therein (except where otherwise defined therein):
"2009 Act" means the Land and Conveyancing Law Reform Act 2009 of Ireland.
"ABCP" means asset backed commercial paper having a maturity of less than or equal to one year from the date of issue.
"ABCP Market" means the market for ABCP.
"ABCP Market Disruption" means, in respect of any issuer of ABCP or the ABCP Market generally, a circumstance in which market conditions prevent the issuance of ABCP.
"ABG" means Avis Budget Group, Inc.
"Acceding Issuer Hedge Counterparty" any Issuer Hedge Counterparty which accedes to the Framework Agreement pursuant to clause 11 (Additional Issuer Secured Creditors and Accession of Liquidation Agent) of the Framework Agreement.
"Acceding Senior Noteholder" means, subject to and in accordance with clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders) of the Issuer Note Issuance Facility Agreement, a Conduit or a Financial Institution which enters into a relevant Senior Noteholder Accession Deed.
"Acceding Subordinated Lender" means any Subordinated Lender which accedes to the Framework Agreement pursuant to clause 11 (Additional Issuer Secured Creditors and Accession of Liquidation Agent) of the Framework Agreement.
"Acceleration Notice" means: (i) a notice delivered by the Issuer Security Trustee pursuant to the Framework Agreement by which the Issuer Security Trustee declares that all Issuer Secured Liabilities shall be accelerated; or (ii) a notice delivered by the FleetCo Security Agent pursuant to the Framework Agreement by which the FleetCo Security Agent declares that all FleetCo Secured Liabilities shall be accelerated which, for the avoidance of doubt, may be delivered simultaneously with or after the delivery of an Enforcement Notice.
"Acceptable Bank" means:
(i)

(a)
to the extent that the Senior Notes are rated by one or more Rating Agencies, a bank or financial institution approved by the Transaction Agent which has a rating for its long-term unsecured, unsubordinated, unguaranteed debt obligations from at least two Rating Agencies of "Baa2" by Moody’s or "BBB" by S&P or "BBB" by Fitch or "BBB" by DBRS, provided that each of Deutsche Bank S.A.E. and Deutsche Bank SpA, to the extent that either of them is or will become an Account Bank, will qualify as an Acceptable Bank in accordance with the Transaction Documents for so long as (i) Deutsche Bank AG has a rating for its long-term unsecured, unsubordinated, unguaranteed debt obligations from at least two Rating Agencies of "Baa2" by Moody’s or "BBB" by S&P or "BBB" by Fitch or "BBB" by DBRS; (ii) each of Deutsche Bank S.A.E. and Deutsche Bank SpA continues to be owned (directly and indirectly) by Deutsche Bank AG; and (iii) the words "Deutsche Bank" are contained in its legal name, and, in any case, only until such date when the relevant Rating Agency which may have attributed the rating to the Senior Notes notifies the Issuer that

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either of Deutsche Bank S.A.E. and Deutsche Bank SpA no longer qualifies as an Acceptable Bank; or

(b)
any Deutsche Bank entity or other bank or financial institution nominated by the Parent or Finco and approved by (i) the Transaction Agent and (ii) (if the Senior Notes are rated by one or more Rating Agencies) the relevant Rating Agency, provided that, if (x) Deutsche Bank AG does not have the required ratings pursuant to paragraph (i)(a) above or (y) the relevant Rating Agency will not provide an approval of the relevant Deutsche Bank entity or other such bank or financial institution pursuant to paragraph (i)(b), a certificate from the Central Servicer confirming that, in its reasonable opinion, the Rating Agencies will not take adverse rating action in respect of the Senior Notes would be sufficient; and

(ii)
a bank or financial institution which is a bank or financial institution authorised to accept deposits in (in relation to the Spanish Account Bank Agreement) Spain, (in relation to the German Account Bank Agreement) Germany, (in relation to the Italian Account Bank Agreement) Italy, (in relation to the Dutch Account Bank Agreement) The Netherlands, (in relation to the French Account Bank Agreement) France and (in relation to the Issuer Account Bank Agreement and in respect of the Issuer Accounts) the United Kingdom or Ireland.

"Accession Deed" means each deed of accession substantially in the relevant form set out in schedule 6 (Forms of Accession Deed) to the Framework Agreement.
"Account Bank Agreement" means, as applicable, the Issuer Account Bank Agreement, the German Account Bank Agreement, the Italian Account Bank Agreement, the Spanish Account Bank Agreement, the Dutch Account Bank Agreement or the French Account Bank Agreement.
"Additional Accounts" means any additional account is opened in accordance with the relevant Account Bank Agreement and the Framework Agreement.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
"Aggregate Redesignation Amount" means, in respect of a Master Lease Agreement, the sum of all Redesignation Amounts under such Master Lease Agreement.
"Applicable Accounting Principles" means GAAP.
"Applicable EURIBOR" means: (i) in respect of a Senior Advance from the Senior Noteholder Group in respect of Jupiter Securitization Company LLC as a Senior Noteholder, three month EURIBOR for each day during such Interest Period, and (ii) in respect of (x) a Senior Advance with a Senior Advance Interest Period or (y) a Subordinated Advance or a VAT Loan Advance with an Interest Period:

(i)	if the Interest Period End Date falls on or before:

A.	the seventh day; or

B.	if such seventh day is not a Business Day:
(x)     the Business Day immediately following such seventh day; or

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(y)	if the day in (x) above would otherwise be in the next calendar month, the Business Day immediately preceding such seventh day, in each case, following, as applicable, the Senior Advance Drawdown Date of such Senior Advance or the drawdown date of such Subordinated Advance or such VAT Loan Advance, one-week EURIBOR;

(ii)	if the Interest Period End Date does not fall within paragraph (i) above but does fall on or before:
the fourteenth day; or
if such fourteenth day is not a Business Day:

(x)	the Business Day immediately following such fourteenth day; or

(y)	if the day in (x) above would otherwise be in the next calendar month, the Business Day immediately preceding such fourteenth day, in each case, following, as applicable, the Senior Advance Drawdown Date of such Senior Advance or the drawdown date of such Subordinated Advance or such VAT Loan Advance, two-week EURIBOR;

(iii)	if the Interest Period End Date does not fall within paragraphs (i) and (ii) above but does fall on or before:
A.    the twenty-first day; or
B.    if such twenty-first day is not a Business Day:

(x)	the Business Day immediately following such twenty-first day; or

(y)	if the day in (x) above would otherwise be in the next calendar month, the Business Day immediately preceding such twenty-first day, in each case, following, as applicable, the Senior Advance Drawdown Date of such Senior Advance or the drawdown date of such Subordinated Advance or VAT Loan Advance, three-week EURIBOR;

(iv)	if the Interest Period End Date does not fall within paragraphs (i), (ii) and (iii) above but does fall on or before:

A.
the corresponding calendar day of the month immediately following, as applicable, the Senior Advance Drawdown Date of such Senior Advance or the drawdown date of such Subordinated Advance or VAT Loan Advance; or

B.	if such calendar day is not a Business Day:
(x)     the Business Day immediately following such calendar day; or

(y)	if the day in (x) above would otherwise be in the next calendar month, the Business Day immediately preceding such calendar day, one-month EURIBOR; and

(v)	if the Interest Period End Date does not fall within paragraphs (i), (ii), (iii) and (iv) above but does fall after:

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A.
the corresponding calendar day of the month immediately following, as applicable, the Senior Advance Drawdown Date of such Senior Advance or the drawdown date of such Subordinated Advance or VAT Loan Advance; or

B.	if such calendar day is not a Business Day:
(x)     the Business Day immediately following such calendar day; or

(y)	if the day in (x) would otherwise be in the next calendar month, the Business Day immediately preceding such calendar day, two-month EURIBOR,
provided that, for the purposes of this definition, "Interest Period End Date" means, in respect of a Senior Advance Interest Period or the interest period relating to a Subordinated Advance or a VAT Loan Advance, the last day of such relevant interest period.
"Appointee" means any attorney, manager, agent, delegate, nominee, custodian or other person appointed pursuant to the provisions of the relevant Transaction Document.
"Arranger" means Crédit Agricole Corporate and Investment Bank.
"Asset Enhancement Amount" means the higher of:

(i)	an amount equal to the sum of the product, with respect to each Credit Enhancement Asset of each Country, of:

(a)	the Asset Enhancement Value of such Credit Enhancement Asset on the relevant Calculation Date or the relevant Intra-Month Cut-Off Date (as the case may be); and

(b)	the rate provided in the Credit Enhancement Matrix applicable to such Credit Enhancement Asset; and

(ii)	[REDACTED] per cent. of the Combined Eligible Country Asset Value.
"Asset Enhancement Value" means, in respect of each Credit Enhancement Asset:

(i)	if such Credit Enhancement Asset is a Vehicle, the Net Book Value of such Vehicle on the relevant Calculation Date or the relevant Intra-Month Cut-Off Date (as applicable); and

(ii)
if such Credit Enhancement Asset is Credit Enhancement Investment Grade Receivables, Credit Enhancement Non-Investment Grade Receivables or VAT Receivables net of the VAT Payables Amount, the Eligible Receivables Amount of such Credit Enhancement Asset on the relevant Calculation Date or the relevant Intra-Month Cut-Off Date.

"Assets in Progress Amount" means the aggregate amount of the Capitalised Costs of all Vehicles which have been purchased by and delivered to the relevant FleetCo and for which no registration has been effected.
"At Risk Asset" means (i) each Non-Programme Vehicle and (ii) each Non-Eligible Programme Vehicle.
"Auditors" means an internationally recognised reputable firm of independent auditors and accountants which are licensed and qualified to practise in the jurisdiction of incorporation and/or the permanent

8

establishment of the relevant FleetCo or the Issuer and which are appointed by the relevant FleetCo or the Issuer (as applicable) as its auditors.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration from or with any Governmental Authority or regulatory authority having jurisdiction.
"Authorised Signatory" means, in relation to any party, any person who is duly authorised and in respect of whom a certificate has been provided signed by a director or another duly authorised person of such party setting out the name and signature of such person and confirming such person’s authority to act.
"Available Commitment" means the Total Senior Noteholder Commitments under the Issuer Note Issuance Facility Agreement less the sum of all outstanding Senior Advances.
"Available LC Commitment Amount" means the aggregate of the available commitment amount under each Issuer Letter of Credit.
"Avis" or "Avis Group" means Avis Budget Group, Inc. and its subsidiaries.
"Avis Europe" means Avis Budget EMEA Limited.
"Avis Europe Change of Control" means Avis ceasing to (x) own directly or indirectly at least 100 per cent. of the share capital of Avis Europe, (y) have the right or ability to cast at least 100 per cent. of the votes capable of being cast in shareholders’ general meetings of Avis Europe or (z) have the right or ability to appoint or remove all directors (or equivalent officers) of the board of directors (or equivalent body) of Avis Europe or to give directions with respect to the operating and financial policies of Avis Europe with which the directors or other equivalent officers of Avis Europe are obliged to comply.
"Avis Europe Compliance Certificate" means the compliance certificate substantially in the form set out in part 4 (Form of Avis Europe Compliance Certificate) of schedule 7 to the Framework Agreement signed by Avis Europe and delivered by Avis Europe.
"Avis Europe Event of Default" means any of the following:

(a)
the occurrence of an Opco Change of Control, provided that, if (1) any cessation described in the Opco Change of Control is in relation to the share capital of, the shareholders’ general meetings of or the board of directors of (as applicable) Spanish Opco, any Italian Opco or French Opco and (2) the Spain Repayment Option, the Italy Repayment Option or the France Repayment Option is exercised within 30 days of such cessation, there shall not be any Avis Europe Event of Default;

(b)
the occurrence of an Avis Europe Change of Control, provided that, for the avoidance of doubt, if all outstanding Senior Advances as of the date of such occurrence (and all accrued but unpaid interest thereon) and all other amounts due to the Senior Noteholders and the other Issuer Secured Creditors (save for the Subordinated Lender) are repaid in full by the Issuer on or before such date, there shall not be an "Avis Europe Event of Default" under this paragraph (b);

(c)	the occurrence of a Parent Change of Control;

(d)
the occurrence and continuation of an "event of default" under the Credit Agreement or Replacement Credit Agreement, that is not waived pursuant to the terms of such Credit Agreement or Replacement Credit Agreement;

9

(e)	any Event of Default under paragraph (d) of the definition of "Event of Default" occurs where the Relevant Person is Avis Europe, its successor or replacement; and

(f)	failure by Avis Europe or its successor or replacement to comply with any of its payment obligations under the Avis Europe Payment Guarantee.
"Avis Europe Group" means Avis Europe and each Subsidiary of Avis Europe from time to time and any joint venture company which is a member of Avis Europe’s consolidated group for accounting purposes.
"Avis Europe Payment Guarantee" means the guarantee and indemnity from Avis Europe in respect of the payment obligations of the Issuer under the Transaction Documents to which the Issuer Security Trustee is a party (save for the Issuer Subordinated Facility Agreement).
"Avis Italian Mandate Agreement" means the agreement pursuant to which Italian FleetCo grants a mandate to Avis Italian Opco in respect of Italian FleetCo’s Vehicle Fleet (other than the Maggiore Vehicles) in Italy.
"Avis Italian Master Lease Agreement" means the master lease agreement between, amongst others, Italian FleetCo and Avis Italian Opco.
"Avis Italian Opco" means Avis Budget Italia S.p.A.
"Avis Italian Servicer" means Avis Italian Opco providing transaction management services (including cash management services) to Italian FleetCo.
"Avis Italian VAT Lender" means Avis Finance Company Limited in its capacity as the Lender under the Maggiore Italian VAT Loan Agreement.
"Avis Italian VAT Loan Borrower" means Italian FleetCo.
"Avis Italian VAT Loan Agreement" means the Italian VAT Loan Agreement dated 5 March 2013 and entered into between Italian FleetCo and the Avis Italian VAT Lender with respect to Avis Italian Opco.
"Avis Obligor" means each Opco, each Servicer, each Lessee, the Parent, Finco and Avis Europe.
"Base Rent" means, in relation to any Vehicle which is leased to a Lessee under a Master Lease Agreement on any day during the Related Month or, as the case may be, Related Months where such Related Months occur prior to a Lease Payment Date following the Lease Determination Date in respect of any Lease Payment Date, the sum of the Depreciation Charges that have accrued with respect to each such Vehicle during the Related Month or, as the case may be, Related Months, as adjusted in accordance with the terms of such Master Lease Agreement.
"Borrower Vehicle Fleet NBV" means, in respect of a Calculation Date or (if applicable) an Intra-Month Cut-Off Date:

(a)
the Net Book Value of the Vehicle Fleet of a FleetCo in each Country (save that, for the purposes of this definition, in calculating such Net Book Value, the Depreciation Percentage in respect of At Risk Assets shall not be less than [REDACTED] per cent.) as determined on such Calculation Date or such Intra-Month Cut-Off Date, as the case may be; and

(b)	plus the Assets in Progress Amount for such FleetCo.
"Breach of Duty" means in relation to any person, a wilful default (dol), fraud (fraude), illegal dealing, negligence or material breach of any agreement or breach of trust by such person.

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"Break Costs" means the amount (if any) by which:

(a)
the interest which a Senior Noteholder should have received for the period from the date of receipt of all or any part of its participation in a Senior Advance or Unpaid Sum to the last day of the current Senior Advance Interest Period in respect of that Senior Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Senior Advance Interest Period;

exceeds:

(b)
the amount which that Senior Noteholder would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Senior Advance Interest Period.

"Business Day" means a day which is a TARGET Day and a day (other than a Saturday or Sunday) on which banks are open for general business in (i) London, (ii) Paris, (iii) New York, (iv) Munich, (v) Dublin and, in relation to any date for payment or purchase of Euro or calculation of an amount payable in Euro by:

(a)	Spanish Opco or Dutch FleetCo in connection with the Vehicle Fleet in Spain, Madrid;

(b)	German Opco or Dutch FleetCo in connection with the Vehicle Fleet in Germany, Frankfurt;

(c)	Dutch Opco or Dutch FleetCo in connection with the Vehicle Fleet in The Netherlands, Amsterdam;

(d)	any Italian Opco or Italian FleetCo, Milan; and

(e)	French Opco or French FleetCo, Paris.
"Business Day Convention" means that if any due date specified in a Transaction Document for performing a certain task is not a Business Day, such task shall be performed on the next immediately following Business Day, unless such Business Day falls in the next calendar month, in which case such task shall be performed on the immediately preceding Business Day.
"Buy-Back Minimum Principles" means:

(i)
in respect of Vehicles in Spain, Italy and France, all the provisions that are specified as imperative provisions in the Negotiation Guidelines and the following non-imperative provisions (as specified in the Negotiation Guidelines), being: (a) paragraph 6 (Repurchase Obligations unconditional) and (b) paragraph 7 (Termination);

(ii)	in respect of Vehicles in Germany, all the provisions that are specified in part A and part B of schedule 3 to the Master German Fleet Purchase Agreement; and

(iii)	in respect of Vehicles in The Netherlands, all the provisions that are specified in schedule 2 to the Master Dutch Fleet Purchase Agreement.
"CACEIS Corporate Trust" means Caceis Corporate Trust, a société anonyme incorporated under the laws of France, whose head office is at 1/3 Place Valhubert 75013 Paris and whose main establishment is at 14 rue Rouget de Lisle 92130 Issy-les-Moulineaux, registered with the Trade and Companies Register of Paris

11

(Registre du Commerce et des Sociétés de Paris) under number 439 430 976, and licensed in France as a financial services provider (prestataire de services d’investissement) by the Autorité de Contrôle Prudentiel et de Résolution.
"CACIB" means Crédit Agricole Corporate and Investment Bank.
"Calculation Date" means the last day of each calendar month.
"Calculation Period" means the period beginning on the first day of each calendar month and ending on:

(i)	the last day of such calendar month; and

(ii)	(in respect of a Senior Advance Drawdown Date or an Original FleetCo Advance Drawdown Date that does not fall on a Settlement Date) the Intra-Month Cut-Off Date.
"Capitalised Cost" means, with respect to each Vehicle that is purchased by a FleetCo (or in respect of Germany, by German Opco and sold to Dutch FleetCo pursuant to the Master German Fleet Purchase Agreement and, in respect of The Netherlands, by Dutch Opco and sold to Dutch FleetCo pursuant to the Master Dutch Fleet Purchase Agreement) and that is accounted for by:

(i)	in respect of Vehicles in Italy, Italian FleetCo;

(ii)	in respect of Vehicles in Germany, German Opco;

(iii)	in respect of Vehicles in Spain, Spanish Opco;

(iv)	in respect of Vehicles in The Netherlands, Dutch Opco; and

(v)	in respect of Vehicles in France, French FleetCo,
the price paid or to be paid (in each case, excluding any part thereof which represents VAT) for such Vehicle to the Vehicle Dealer, Vehicle Manufacturer or other person selling such Vehicle, (after deduction of any discounts) but excluding any Charge Costs (except that delivery and other registration charges shall be included to the extent that any have been capitalised).
"Casualty" means, in relation to a Vehicle, that (a) such Vehicle is destroyed or otherwise rendered permanently unfit or unavailable for use or (b) such Vehicle is lost, stolen or seized and is not recovered within 2 months thereafter.
"Casualty Payment" means the Termination Value of a Vehicle which suffers a Casualty or becomes a Non-Eligible Vehicle, in each case, as of the date such Vehicle became a Casualty or a Non-Eligible Vehicle.
"Central Servicer" means Avis Finance Company Limited.
"Central Servicer Event of Default" means an Event of Default in respect of the Central Servicer.
"Central Servicing Agreement" means the agreement between, among others, the Central Servicer, each Opco, each Italian Servicer, the French Servicer, the Spanish Servicer and each FleetCo pursuant to which the Central Servicer provides, among other things, transaction management services, reporting services and cash management services to the relevant transaction party.
"Centre of Main Interests" has the meaning given to it in Article 3(1) of Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Proceedings.

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"Chairman Letter of Undertakings" means the letter of undertakings in relation to French FleetCo executed by SFM France S.A.S. acting as chairman (président) of French FleetCo.
"Charge Costs" means, with respect to each Vehicle purchased by a FleetCo or, in respect of Germany, by German Opco and sold to Dutch FleetCo pursuant to the Master German Fleet Purchase Agreement or, in respect of The Netherlands, by Dutch Opco and sold to Dutch FleetCo pursuant to the Master Dutch Fleet Purchase Agreement, all amounts invoiced in relation to the purchase of such Vehicle (excluding VAT), but including, in particular, delivery charges, taxes, titling fees, costs of registration, preparation, first petrol and accessories (to the extent they are not accounted for as Capitalised Costs).
"Charge Costs Component" shall have the meaning assigned to it in clause 4.3 of the Master German Fleet Purchase Agreement.
"Close-Out Netting" means:

(a)
in respect of an Issuer Hedging Agreement based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) of the 1992 ISDA Master Agreement before the application of any subsequent Set-off (as defined in the 1992 ISDA Master Agreement);

(b)
in respect of an Issuer Hedging Agreement based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement; and

(c)
in respect of an Issuer Hedging Agreement not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Issuer Hedging Agreement pursuant to any provision of that Issuer Hedging Agreement which has a similar effect to either provision referenced in paragraph (a) and paragraph (b) above.

"Code" means the US Internal Revenue Code of 1986.
"Combined Eligible Country Asset Value" means:

(i)	the aggregate of:

(a)	the Country Asset Value of Dutch FleetCo, Spanish Branch in Spain;

(b)	the Country Asset Value of Dutch FleetCo in Germany;

(c)	the Country Asset Value of Dutch FleetCo in The Netherlands;

(d)	the Country Asset Value of Italian FleetCo; and

(e)	the Country Asset Value of French FleetCo,
less

(ii)	the aggregate of, without double counting:

(a)	the Extraordinary Depreciation Amount;

(b)	the Disposition Adjustment;

(c)	the Excess Concentration Amount; and

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(d)	the aggregate of:

(x)	the Net Book Value of all Non-Eligible Vehicles of Dutch FleetCo in Spain, Germany and The Netherlands, Italian FleetCo in Italy and French FleetCo in France; and

(y)	the amount of the Non-Eligible Receivables of Dutch FleetCo in Spain, Germany and The Netherlands, Italian FleetCo in Italy and French FleetCo in France,
provided that, following the occurrence of a Dutch Opco Event of Default and in the absence of a Dutch FleetCo Event of Default: (1) the Country Asset Value of Dutch FleetCo in The Netherlands shall be deemed to be zero; and (2) Dutch FleetCo in The Netherlands and Dutch FleetCo’s Vehicle Fleet in the Netherlands shall not be taken into account when determining the aggregate of the amounts in items (ii)(a) to (ii)(d) above.
"Commercial Terms" means, in relation to the negotiation and renewal of a Vehicle Dealer Buy-Back Agreement, a Vehicle Manufacturer Buy-Back Agreement, a Vehicle Dealer Purchase Agreement and/or a Vehicle Manufacturer Buy-Back Agreement:

(a)	the purchase price for Vehicles;

(b)	the volume of Vehicles to be purchased;

(c)	the Vehicle types, model and mix and options;

(d)	the Vehicle drop points and return locations within the Relevant Jurisdictions;

(e)	any Credit Terms Given; and

(f)	any related commercial terms, provided that the application of such commercial terms do not breach the Negotiation Guidelines.
"Common Terms" means clauses 12 (Confidentiality), 12A (Collateral Trustee), 19 (Notices), 21 (Calculations and Certificates), 22 (Partial Invalidity), 23 (Remedies and Waivers), 25 (Counterparts) and 27 (Non-Petition and Limited Recourse) (but, (i) in the case of Transaction Documents which are not expressed to be governed by English law, excluding clause 27.2.2(i)(b) (Insufficient Recoveries); (ii) in the case of Transaction Documents which are expressed to be governed by French law, excluding clause 25 (Counterparts); and (iii) in the case of Transaction Documents to which Senior Noteholders are not party, excluding clause 12A (Collateral Trustee)) of the Framework Agreement and, in the case of Transaction Documents which are expressed to be governed by German law, clause 27 (Non-Petition and Limited Recourse) shall be construed such as to not exclude, as a matter of substance, any claims resulting from gross negligence (große Fahrlässigkeit) or wilful misconduct (vorsätzliches Fehlverhalten).
"Computer Readable Form" means a form in which information or data may be stored and/or accessed by a computer, including, but not limited to, tangible storage media such as floppy disks or CD-ROMs, or information or data which is made available by direct computer access, or any other appropriate electronic information storage form, format or medium as determined by the relevant Servicer or the Issuer Cash Manager, the FleetCo Back-up Cash Manager, as the case may be.
"Concentration Limit" means the following limit:

(a)	the percentage of the Eligible Vehicles in all Countries which are At Risk Assets not exceeding [REDACTED] per cent.,

14

provided that:

(i)	the percentage of Eligible Vehicles in all Countries which are purchased from [REDACTED] not exceeding:

(a)

(x)	if the Vehicle Manufacturer Group Rating Entity of [REDACTED] has a Relevant DBRS Rating of "A(L)" or above by DBRS; or

(y)	if the Vehicle Manufacturer Group Rating Entity of [REDACTED] does not have a Relevant DBRS Rating, a DBRS Equivalent Rating of "A(L)" or above,
[REDACTED] per cent.; or
(b)

(x)	if the Vehicle Manufacturer Group Rating Entity of [REDACTED] has a Relevant DBRS Rating of below "A(L)" by DBRS; or

(y)	if the Vehicle Manufacturer Group Rating Entity of [REDACTED] does not have a Relevant DBRS Rating, a DBRS Equivalent Rating of below "A(L)",
[REDACTED] per cent.;

[REDACTED]

15

provided further that:

A.
the percentage of Eligible Vehicles in all Countries that are sub-leased to Affiliates of the Avis Europe Group, licencees or sub-licensees not exceeding [REDACTED] per cent. (such Vehicles, the "Relevant Vehicles"); and

B.
the percentage of Eligible Vehicles in all Countries that are Relevant Vehicles and sub-leased to Affiliates of the Avis Europe Group located in a jurisdiction other than the Relevant Jurisdiction of the Lessee not exceeding [REDACTED] per cent., provided further that such other jurisdiction is France, Germany, Italy, Spain, Austria, Belgium, The Netherlands or Luxembourg;

C.	the percentage of Eligible Vehicles in all Countries that are Service Vehicles not exceeding [REDACTED] per cent.; and

D.	the percentage of Eligible Vehicles in all Countries that are Light Duty Trucks not exceeding [REDACTED] per cent., and, for the purposes of this definition, the "percentage of Eligible Vehicles in all Countries" shall be the percentage of the aggregate Borrower Vehicle Fleet NBV of Eligible Vehicles in the Vehicle Fleet in all Countries and "Light Duty Trucks" shall, for the avoidance of doubt, exclude Vans.
"Conduit" means a special purpose entity whose activities are wholly or principally the issuance of commercial paper or other debt securities (of any type) and the purchase of debt securities or other assets.
"Conduit Senior Noteholder" means each Senior Noteholder which is a Conduit.
"Confidential Information" means all information relating to any Avis Obligor or any of the Issuer Transaction Documents and FleetCo Transaction Documents of which an Issuer Secured Creditor or a FleetCo Secured Creditor becomes aware in its capacity as, or for the purpose of becoming, an Issuer Secured Creditor or a FleetCo Secured Creditor (as applicable) or which is received by an Issuer Secured Creditor or a FleetCo Secured Creditor (as applicable) in relation to, or for the purpose of becoming an Issuer Secured Creditor or a FleetCo Secured Creditor (as applicable) under, the Transaction Documents to which it is a party from either:

(a)	any Avis Obligor or any of its advisers; or

(b)	another Issuer Secured Creditor or FleetCo Secured Creditor, if the information was obtained by that Secured Creditor or indirectly from any Avis Obligor, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

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(i)
is or becomes public information other than as a direct or indirect result of any breach by that Issuer Secured Creditor or FleetCo Secured Creditor of clause 12 (Confidentiality) of the Framework Agreement;

(ii)	is identified in writing at the time of delivery as non-confidential by any Avis Obligor or any of its advisers; or

(iii)
is known by that Issuer Secured Creditor or FleetCo Secured Creditor before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Issuer Secured Creditor or FleetCo Secured Creditor (as the case may be) after that date, from a source which is, as far as that Issuer Secured Creditor or FleetCo Secured Creditor (as the case may be) is aware, unconnected with the Avis Obligors and which, in either case, as far as that Issuer Secured Creditor or FleetCo Secured Creditor (as the case may be) is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between Finco and the Transaction Agent.
"Contractual Currency" means, in relation to any payment obligation arising under any transaction, Euro and, in relation to clause 19 (Remuneration and Indemnification of the Issuer Security Trustee) of the Issuer Deed of Charge, Euros or such other currency as may be agreed between the Issuer and the Issuer Security Trustee from time to time.
"Corporate Services Providers" means the corporate services entities that provide corporate administration services to any of the Issuer, FleetCo Holdings, Dutch FleetCo and French FleetCo.
"Corresponding DBRS Rating" means, for each Equivalent Rating Agency Rating for any Person, the DBRS rating designation corresponding to the row in which such Equivalent Rating Agency Rating appears in the table set forth below:

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Moody’s	S&P	Fitch	DBRS
Aaa	AAA	AAA	AAA
Aa1	AA+	AA+	AA(H)
Aa2	AA	AA	AA
Aa3	AA-	AA-	AA(L)
A1	A+	A+	A(H)
A2	A	A	A
A3	A-	A-	A(L)
Baa1	BBB+	BBB+	BBB(H)
Baa2	BBB	BBB	BBB
Baa3	BBB-	BBB-	BBB(L)
Ba1	BB+	BB+	BB(H)
Ba2	BB	BB	BB
Ba3	BB-	BB-	BB(L)
B1	B+	B+	B-High
B2	B	B	B
B3	B-	B-	B(L)
Caa1	CCC+	CCC	CCC(H)
Caa2	CCC	CC	CCC
Caa3	CCC-	C	CCC(L)
Ca	CC		CC(H)
C			CC
CC(L)
C(H)
C
C(L)

"Countries" means Spain, Germany, Italy, The Netherlands and France.
"Country" means:

(a)	Spain (in respect of Dutch FleetCo’s Vehicle Fleet purchased in Spain);

(b)	Germany (in respect of Dutch FleetCo’s Vehicle Fleet purchased from German Opco);

(c)	The Netherlands (in respect of Dutch FleetCo’s Vehicle Fleet purchased from Dutch Opco);

(d)	Italy (in respect of Italian FleetCo); and

(e)	France (in respect of French FleetCo).
"Country Asset Value" means, as at any Calculation Date or (if applicable) the relevant Intra-Month Cut-Off Date, in relation to any Country, the aggregate of the following items (without double counting):

(a)	the Borrower Vehicle Fleet NBV of the Vehicle Fleet delivered to the relevant FleetCo in such Country;

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(b)	the amount of the Vehicle Manufacturer Receivables and Vehicle Dealer Receivables payable to the relevant FleetCo in such Country;

(c)	FleetCo Excess Cash Amount in such Country; and

(d)	in respect of Spain and France, the VAT Receivables payable to Dutch FleetCo, Spanish Branch and French FleetCo, respectively, minus

(a)	the Fleet Payables Amount of the relevant FleetCo in such Country;

(b)	the amount of the Invoices to be Received in such Country; and\

(c)	in respect of Spain and France, the VAT Payables Amount of Dutch FleetCo, Spanish Branch and French FleetCo, respectively.
"Country Asset Value Test" shall be satisfied if the aggregate of the outstanding FleetCo Advances made to a FleetCo in a Country is less than or equal to the Country Asset Value of such FleetCo.
"Country Repayment Option" means the mechanism under which a member of the Avis Europe Group may provide funding to Dutch FleetCo, Spanish Branch to prepay in full its obligations under the FleetCo Spanish Facility Agreement or purchase the Issuer’s rights under the FleetCo Italian Facility Agreement or the VFN Funding Agreement, as applicable, being the Spain Repayment Option, the Italy Repayment Option and the France Repayment Option, respectively, and as more particularly set out in clause 6 (Country Repayment Option) of the Framework Agreement.
"Credit Agreement" means the second amended and restated credit agreement dated 2 August 2013, among Avis Budget Holdings, LLC, as borrower, the Parent, as borrower, the subsidiary borrowers referred to therein, the several lenders referred to therein, JPMorgan Chase Bank N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, each of Citicorp USA, Inc., Bank of America, N.A., Barclays Bank PLC, Credit Agricole Corporate & Investment Bank and The Royal Bank of Scotland plc as co-documentation agents as may be amended, restated, modified, supplemented or waived from time to time in accordance with its terms.
"Credit Enhancement Asset" means the Investment Grade Programme Vehicles, Investment Grade Non-Programme Vehicles, Non-Investment Grade Programme Vehicles, Non-Investment Grade Non-Programme Vehicles, the Credit Enhancement Investment Grade Receivables, the Credit Enhancement Non-Investment Grade Receivables and (in respect of Spain and France) the VAT Receivables net of the VAT Payables Amount.
"Credit Enhancement Matrix" means the following matrix:
[REDACTED]

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"Credit Enhancement Investment Grade Receivables" means Investment Grade Vehicle Manufacturer Receivables net of payables for each Vehicle Manufacturer to the extent set-off is permitted under the relevant Vehicle Manufacturer Agreements and/or Vehicle Manufacturer Guarantees.
"Credit Enhancement Non-Investment Grade Receivables" means Non-Investment Grade Vehicle Manufacturer Receivables (for which a FleetCo holds enforceable title) net of payables for each Vehicle Manufacturer to the extent set-off is permitted under the relevant Vehicle Manufacturer Agreements and/or Vehicle Manufacturer Guarantees.
"Credit Enhancement Required Amount" means, without limitation, the sum of:

(a)	the Asset Enhancement Amount; and

(b)	the Issuer Reserve Required Amount.
"Credit Terms Given" means the terms agreed by the Vehicle Manufacturers and Dealers with the FleetCos under the Vehicle Dealer Buy-Back Agreements, Vehicle Manufacturer Buy-Back Agreements, Vehicle Dealer Purchase Agreements and/or the Vehicle Manufacturer Purchase Agreements.
"CRR" means Regulation (EU) No 575/2013 of the European Parliament and of the Council, as amended from time to time and including any guidance or any technical standards published in relation thereto".
"Currency Hedge Agreement" means a currency swap or exchange agreement, currency exchange option or any other similar agreement, however denominated, entered into on behalf of a Conduit Senior Noteholder for hedging purposes, as any of the foregoing may be amended, restated, supplemented or otherwise modified, from time to time.

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"Currency Hedging Breakage Costs" means, solely with respect to the applicable Conduit Senior Noteholder, for any Settlement Date, an amount (which may be negative) equal to:

(i)
the aggregate amount of any amounts paid or payable by or on behalf of the applicable Conduit Senior Noteholder to a counterparty to a Currency Hedge Agreement in connection with the close out of any Currency Hedge Agreement on any date other than its settlement date, which settlement date shall be a Settlement Date, less

(ii)
the aggregate amount of any amounts paid or payable to or for the account of the applicable Conduit Senior Noteholder by a counterparty to a Currency Hedge Agreement in connection with the close out of any Currency Hedge Agreement on any date other than its settlement date, provided that:

(a)
if on any Settlement Date, the applicable Conduit Senior Noteholder's Currency Hedging Breakage Costs are a negative number, then, on such Settlement Date, the aggregate amount that would otherwise have been payable by the Issuer to the applicable Conduit Senior Noteholder on such Settlement Date pursuant to the applicable priority of payment, shall be reduced until either the aggregate amount owed to the applicable Conduit Senior Noteholder or the Currency Hedging Breakage Costs have been reduced to zero, and

(b)
when there are remaining Currency Hedging Breakage Costs following such reduction in (a) above of the aggregate amounts otherwise owed to the applicable Conduit Senior Noteholder, an amount equal to such remaining Currency Hedging Breakage Costs (expressed as a positive number) shall be paid by or on behalf of the applicable Conduit Senior Noteholder to the Issuer on such Settlement Date;

"DBRS" means DBRS Ratings Limited and includes any successors thereto.
"DBRS Equivalent Rating" means, with respect to any date and any Person with respect to whom DBRS does not maintain a public Relevant DBRS Rating as of such date:

(a)	if such Person has an Equivalent Rating Agency Rating from three of the Equivalent Rating Agencies as of such date, then the median of the Corresponding DBRS Ratings for such Person as of such date;

(b)	if such Person has Equivalent Rating Agency Ratings from only two of the Equivalent Rating Agencies as of such date, then the lower Corresponding DBRS Rating for such Person as of such date; and

(c)	if such Person has an Equivalent Rating Agency Rating from only one of the Equivalent Rating Agencies as of such date, then the Corresponding DBRS Rating for such Person as of such date.
"Deemed FleetCo Advance Drawdown Date" means the first Business Day after the relevant Original FleetCo Advance Drawdown Date specified in the relevant FleetCo Advance Drawdown Notice, if the relevant Original FleetCo Advance Drawdown Date is not a Business Day (in respect of Dutch FleetCo) in Spain or

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Germany or The Netherlands or (in respect of Italian FleetCo) in Italy or (in respect of French FleetCo) in France.
"Default" means a Potential Event of Default or an Event of Default.
"Default Interest" means [REDACTED] per cent. per annum over the Interest Rate.
"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Issuer Security Trustee or the FleetCo Security Agent (as the case may be).
"Depreciation Charge" means, with respect to each Vehicle, the product of (a) the Depreciation Percentage applicable to the month ending on the Calculation Date at issue and (b) the applicable Capitalised Costs.
"Depreciation Percentage" means, with respect to each Vehicle:

(a)
which is a Programme Vehicle, the monthly depreciation percentage set forth in the applicable Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement (if any) in respect of such Vehicle or, in the absence of such a depreciation percentage in such Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement, a monthly depreciation percentage calculated in accordance with GAAP consistently applied, taking into account the estimated holding period and the Vehicle Manufacturer Repurchase Price of such Vehicle; and

(b)	which is a Non-Programme Vehicle, a monthly depreciation percentage calculated in accordance with GAAP consistently applied, provided that, with respect to the foregoing determinations, such determinations shall be made no less frequently than on each Calculation Date falling in March, June, September and December of each year and on each additional date as may be required by GAAP.
"Disposal Proceeds" means the proceeds of sale of any Non-Programme Vehicle (net of any costs (if any) incurred) in relation to the relevant sale or any Programme Vehicle where such sale is other than under the terms of a Vehicle Dealer Buy-Back Agreement or a Vehicle Manufacturer Buy-Back Agreement.
"Disposition Adjustment" means, in relation to any calendar month, the aggregate of:

(a)	the product of:

(i)	the Disposition Adjustment Percentage in Spain; and

(ii)	the Net Book Value of At Risk Assets of Dutch FleetCo in Spain;

(b)	the product of:

(i)	the Disposition Adjustment Percentage in Germany; and

(ii)	the Net Book Value of At Risk Assets of Dutch FleetCo in Germany;

(c)	the product of:

(i)	the Disposition Adjustment Percentage in The Netherlands; and

(ii)	the Net Book Value of At Risk Assets of Dutch FleetCo in The Netherlands;

(d)	the product of:

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(i)	the Disposition Adjustment Percentage in Italy; and

(ii)	the Net Book Value of At Risk Assets of Italian FleetCo in Italy; and

(e)	the product of:

(i)	the Disposition Adjustment Percentage in France; and

(ii)	the Net Book Value of At Risk Assets of French FleetCo in France.
"Disposition Adjustment Percentage" means, in relation to Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, Italian FleetCo in Italy or French FleetCo in France (as applicable), the highest, for any calendar month within the preceding 12 calendar months, of a percentage equal to 100 per cent. minus the Measurement Month Average relating to Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, Italian FleetCo in Italy or French FleetCo in France (as applicable) for the immediately preceding Measurement Month relating to Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, Italian FleetCo in Italy or French FleetCo in France (as applicable) as of the Calculation Date within such calendar month. For the avoidance of doubt, in relation to Dutch FleetCo in The Netherlands or French FleetCo in France (as applicable), the Disposition Adjustment Percentage shall be calculated with respect to the first Measurement Month following the Dutch Accession Date or the Initial French Funding Date (as applicable).
"Dispute" means a dispute arising out of or in connection with the relevant Transaction Document (including a dispute regarding the existence, validity or termination of such Transaction Document, any non-contractual obligations arising out of or in connection with such Transaction Document or the consequences of its nullity).
"Dutch Accession Date" means 21 May 2014.
"Dutch Account Bank Agreement" means the agreement dated on or about 21 May 2014 pursuant to which Dutch FleetCo appoints the Dutch FleetCo Dutch Account Bank.
"Dutch Account Mandate" has the meaning given to it in clause 4.1 of the Dutch Account Bank Agreement.
"Dutch Bank Account" means the bank account maintained by Dutch FleetCo with ABN AMRO N.V. in The Netherlands with account number 440355842.
"Dutch Bank Account Priority of Payments" means the priority of payments set out in clause 4.3.46 (Dutch Bank Account) of the Framework Agreement.
"Dutch FleetCo" means Fincar Fleet B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its registered office at Rapenburgerstraat 177B, 1011 VM Amsterdam, The Netherlands and registered with the Dutch Trade Register (Handelsregister) of the chamber of commerce (Kamer van Koophandel) under the number 5522 7732.
"Dutch FleetCo Account Bank Operators" means the Dutch FleetCo Spanish Account Bank Operator, the Dutch FleetCo German Account Bank Operator and the Dutch FleetCo Dutch Account Bank Operator and each a "Dutch FleetCo Account Bank Operator".
"Dutch FleetCo Corporate Services Providers" means Intertrust (Netherlands) B.V. and Vistra B.V., each appointed as the corporate services provider to Dutch FleetCo under the respective Dutch Corporate Services Agreement.

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"Dutch FleetCo Deed of Charge" means the English law deed of charge dated on or about the Dutch Accession Date pursuant to which, among other things, Dutch FleetCo assigns, pledges and otherwise creates security over all its rights and interests in and to each of the English Transaction Documents in respect of its Vehicle Fleet in The Netherlands to which it is a party in favour of the FleetCo Security Agent.
"Dutch FleetCo Deed of Charge Secured Property" has the meaning given to it in the Dutch FleetCo Deed of Charge.
"Dutch FleetCo Dutch Account Bank" means Deutsche Bank AG, Amsterdam Branch or its successor or replacement appointed under the Dutch Account Bank Agreement.
"Dutch FleetCo Dutch Account Bank Operator" means Deutsche Bank AG, London Branch.
"Dutch FleetCo Dutch Bank Account Pledge" means the Dutch law deed of pledge of bank accounts dated on or about the Dutch Accession Date and granted by Dutch FleetCo in favour of the FleetCo Security Agent.
"Dutch FleetCo Dutch Bank Accounts" means:

(i)	the Dutch FleetCo Dutch Transaction Account;

(ii)	the Dutch FleetCo Dutch Reserve Account (if any); and

(iii)	any Additional Accounts opened and maintained in accordance with the Dutch Account Bank Agreement.
"Dutch FleetCo Dutch Deed of Pledge of Receivables" means the Dutch law deed of pledge of receivables dated on or about the Dutch Accession Date granted by Dutch FleetCo in favour of the FleetCo Security Agent.
"Dutch FleetCo Dutch Expenses" means the fees, costs, charges and expenses to which Dutch FleetCo is liable to the Dutch FleetCo Corporate Services Providers in The Netherlands and all fees, costs, charges and expenses to which Dutch FleetCo is liable in relation to its premises, equipment rental, telephone line, registration fees, tax returns and other corporate administration services, in each case, in The Netherlands.
"Dutch FleetCo Dutch Opco Event of Default Priority of Payments" means the priority of payments in part 8 (Dutch FleetCo Dutch Opco Event of Default Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Dutch FleetCo Dutch Post-Enforcement Priority of Payments" means the priority of payments in part D (Dutch FleetCo Dutch Post-Enforcement Priority of Payments) of part 6 (FleetCo Post-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Dutch FleetCo Dutch Pre-Enforcement Priority of Payments" means the priority of payments in part D (Dutch FleetCo Dutch Pre-Enforcement Priority of Payments) of part 5 (FleetCo Pre-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Dutch FleetCo Dutch Reserve Account" means the EUR denominated reserve account in The Netherlands in the name of Dutch FleetCo and any sub-accounts thereof which may be opened and maintained with the Dutch FleetCo Dutch Account Bank from time to time.

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"Dutch FleetCo Dutch Right of Pledge" means the Dutch law non-possessory right of pledge (bezitloos pandrecht) relating to the Vehicles owned by Dutch FleetCo dated on or about the Dutch Accession Date granted by Dutch FleetCo in favour of the FleetCo Security Agent.
"Dutch FleetCo Dutch Secured Property" means the assets from time to time secured by the Dutch FleetCo Dutch Security Documents.
"Dutch FleetCo Dutch Security Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the Dutch Accession Date):

(i)	(subject to Clause 2.1(xxxvi) hereof) the Dutch FleetCo Share Pledge;

(ii)	(subject to Clauses 2.1(xxxiv) and (xxxv) hereof) the Dutch FleetCo Deed of Charge;

(iii)	the Dutch FleetCo Dutch Deed of Pledge of Receivables;

(iv)	the Dutch FleetCo Dutch Bank Account Pledge; and

(v)	the Dutch FleetCo Dutch Right of Pledge.
"Dutch FleetCo Dutch Transaction Account" means the EUR denominated bank account held and administered by Dutch FleetCo Dutch Account Bank in the name of Dutch FleetCo with the account number (IBAN: NL65DEUT0265198674).
"Dutch FleetCo German Account Bank" means Deutsche Bank AG or its successor or replacement appointed under the German Account Bank Agreement.
"Dutch FleetCo German Account Bank Operator" means Deutsche Bank AG, London Branch.
"Dutch FleetCo German Bank Accounts" means:

(i)	the Dutch FleetCo German Transaction Account;

(ii)	the VAT Component and Charge Costs Component Trust Account; and

(iii)	the Dutch FleetCo German Reserve Account.
"Dutch FleetCo German Post-Enforcement Priority of Payments" means the priority of payments in part B (Dutch FleetCo German Post-Enforcement Priority of Payments) of part 6 (FleetCo Post-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Dutch FleetCo German Pre-Enforcement Priority of Payments" means the priority of payments in part B (Dutch FleetCo German Pre-Enforcement Priority of Payments) of part 5 (FleetCo Pre-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Dutch FleetCo German Reserve Account" means the EUR denominated reserve account in Germany in the name of Dutch FleetCo and any sub-accounts thereof opened and maintained with the Dutch FleetCo German Account Bank and with account number 100-9644667-01.
"Dutch FleetCo German Secured Property" means the assets from time to time secured by the FleetCo German Security Documents, the Dutch Receivables Pledge, the Dutch FleetCo German VAT Pledge, (to the extent of the Dutch FleetCo Level German Advances Proportion) the Dutch FleetCo Share Pledge and the German FleetCo Deed of Charge.

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"Dutch FleetCo German Transaction Account" means the EUR denominated bank account held and administered by Dutch FleetCo German Account Bank in the name of Dutch FleetCo with the account number 100-9644667-00.
"Dutch FleetCo German VAT Pledge" means the Dutch law pledge between, among others, German Opco and Dutch FleetCo, in respect of the VAT Amount and the Third Party Purchase Price VAT Amount.
"Dutch FleetCo Level Dutch Advances Proportion" means, on any date on which such calculation is required, the ratio of:

(a)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement;
to

(b)	the sum of:

(i)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement;

(ii)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement; and

(iii)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement, such ratio expressed as a percentage.
"Dutch FleetCo Level German Advances Proportion" means, on any date on which such calculation is required, the ratio of:

(a)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement;
to

(b)	the sum of:

(i)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement;

(ii)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement; and

(iii)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement, such ratio expressed as a percentage.
"Dutch FleetCo Level Spanish Advances Proportion" means, on any date on which such calculation is required, the ratio of:

(a)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement;
to

(b)	the sum of:

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(i)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement;

(ii)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement; and

(iii)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement, such ratio expressed as a percentage.
"Dutch FleetCo Management Documents" means:

(i)
the management agreement entered into by Dutch FleetCo with J.J. van Ginkel, B.W. de Sonnaville and Vistra B.V. and dated 22 June 2012 as amended and restated on 5 March 2013 in respect of the provision of corporate administration services of Dutch FleetCo by Vistra B.V. and as most recently amended with effect as of 31 December 2015 in respect of the replacement of J.J. van Ginkel with Y. Theuns;

(ii)
the management agreement entered into by Dutch FleetCo with P.D. Haverkamp and M. Hut and Intertrust (Netherlands) B.V. and dated 22 June 2012 as amended and restated on the Dutch Accession Date in respect of the provision of corporate administration services of Dutch FleetCo by Intertrust (Netherlands) B.V. as amended on 21 January 2015 in respect of the replacement of M. Hut with R. Posthumus and as most recently amended with effect as of 31 December 2015 in respect of the replacement of R. Posthumus with E.M. van Ankeren;

(iii)
the letter of undertaking entered into, amongst others, by Vistra B.V. dated 22 June 2012 as amended and restated on the Dutch Accession Date and most recently amended and restated with effect as of 31 December 2015 in respect of the replacement of J.J. van Ginkel with Y. Theuns; and

(iv)
the letter of undertaking entered into, amongst others, by Intertrust (Netherlands) B.V. dated 22 June 2012 as amended and restated on the Dutch Accession Date and as amended on 21 January 2015 in respect fo the replacement of M. Hut with M. Posthumus and as most recently amended and restated with effect as of 31 December 2015 in respect of the replacement of R. Posthumus with E.M. van Ankeren.

"Dutch FleetCo Premises Lease Agreement" means the lease agreement dated 22 June 2012 between Pinnacle Offices B.V. and Dutch FleetCo.
"Dutch FleetCo Secured Creditors" means the Dutch FleetCo Dutch Account Bank, the Dutch FleetCo Dutch Account Bank Operator, the FleetCo Dutch Back-up Cash Manager and, with respect to obligations incurred by Dutch FleetCo acting with respect to its Vehicle Fleet in The Netherlands, the Central Servicer, the Liquidation Agent, the FleetCo Security Agent (including any Receiver or Appointee thereof) and the Issuer.
"Dutch FleetCo Share Pledge" means the deed of the pledge of shares by the shareholders of Dutch FleetCo over all the shares of Dutch FleetCo dated 5 March 2013, as amended on or about the Dutch Accession Date.
"Dutch FleetCo Spanish Account Bank" means Deutsche Bank S.A.E. or its successor or replacement appointed under the Spanish Account Bank Agreement.

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"Dutch FleetCo Spanish Account Bank Operator" means Deutsche Bank AG., London Branch or its successor or replacement appointed under the Spanish Account Bank Agreement.
"Dutch FleetCo Spanish Bank Accounts" means:

(i)	the Dutch FleetCo Spanish Transaction Account; and

(ii)	the Dutch FleetCo Spanish Reserve Account (if any).
"Dutch FleetCo, Spanish Branch" means the Spanish branch of Dutch FleetCo with company registration number M-518708, with company domicile at Avenida Manoteras 32, 28050 Madrid and tax identification number W0037096E.
"Dutch FleetCo Spanish Post-Enforcement Priority of Payments" means the priority of payments in part A (Dutch FleetCo Spanish Post-Enforcement Priority of Payments) of part 6 (FleetCo Post-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Dutch FleetCo Spanish Pre-Enforcement Priority of Payments" means the priority of payments in part A (Dutch FleetCo Spanish Pre-Enforcement Priority of Payments) of part 5 (FleetCo Pre-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Dutch FleetCo Spanish Reserve Account" means the reserve account in Spain in the name of Dutch FleetCo, Spanish Branch and which may, from time to time, be opened and maintained with the Dutch FleetCo Spanish Account Bank.
"Dutch FleetCo Spanish Secured Property" means the assets from time to time secured by the FleetCo Spanish Security Documents, the Spanish FleetCo Deed of Charge and, to the extent of the Dutch FleetCo Level Spanish Advances Proportion, the Dutch FleetCo Share Pledge.
"Dutch FleetCo Spanish Transaction Account" means the bank account in Spain in the name of Dutch FleetCo, Spanish Branch with the account number 0019 0030 68 4010240146 (IBAN: ES1800190030684010240146).
"Dutch GAAP" means the whole body of Dutch authoritative accounting literature, including the Dutch Civil Code (Burgerlijk Wetboek) and the Dutch Accounting Standards published by the Dutch Accounting Standards Board (Raad voor de Jaarverslaggeving).
"Dutch Initial Purchase Price" means, in relation to a Vehicle in The Netherlands, the purchase price or other consideration payable by Dutch Opco to the Vehicle Manufacturer or Vehicle Dealer for the purchase by Dutch Opco of such Vehicle as provided in the relevant Vehicle Manufacturer Agreement and Vehicle Dealer Agreement, plus VAT and Charge Costs.
"Dutch Onward Purchase Price" means, in respect of any Vehicle in The Netherlands, the purchase price as specified in the Purchase Offer and Lease Request payable by Dutch FleetCo to Dutch Opco which (i) for a Vehicle other than a Dutch Opco Existing Fleet Vehicle shall be equal to the Dutch Initial Purchase Price payable by Dutch Opco with regard to such vehicles (which price, for these purposes, includes VAT charged by Dutch Opco to Dutch FleetCo) and (if necessary) calculated by way of breakdown of the aggregate price for each type of vehicle subject to the respective Purchase Offer and Lease Request or (ii) for a Dutch Opco Existing Fleet Vehicle shall be equal to the Net Book Value on the Dutch Accession Date for such Dutch Opco Existing Fleet Vehicle plus VAT.

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"Dutch Opco" means Avis Budget Autoverhuur B.V.
"Dutch Opco Existing Fleet Vehicle" means each Eligible Vehicle (i) in respect of which Dutch Opco has paid the Initial Purchase Price in full to the relevant Vehicle Manufacturer or Vehicle Dealer prior to the date of the Master Dutch Fleet Purchase Agreement and (ii) which Dutch Opco owns prior to the date of the Master Dutch Fleet Purchase Agreement.
"Dutch Opco Event of Default" means an Event of Default in respect of Dutch Opco as the Relevant Person.
"Dutch Parallel Debt" has the meaning given to it in clause 16.2 (Parallel Debt) of the Framework Agreement.
"Dutch Receivables Pledge" means the receivables pledge dated 5 March 2013 entered into by, among others, Dutch FleetCo and the FleetCo Security Agent.
"Dutch Transaction Documents" means:

(i)	the FleetCo Dutch Security Documents;

(ii)	(subject to clause 2.1(xxxvi) hereof) the Dutch FleetCo Management Documents;

(iii)	the Master German Fleet Purchase Agreement (to the extent expressed to be governed by Dutch law);

(iv)	the Master German Fleet Lease Agreement; and

(v)
any other Transaction Document expressed to be governed by Dutch law, relating to Dutch FleetCo’s Vehicle Fleet in Germany and approved by the FleetCo Security Agent and the Transaction Agent and designated by them as a Dutch Transaction Document which, for the avoidance of doubt shall not include any Dutch Transaction Dutch Documents.

"Dutch Transaction Dutch Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the Dutch Accession Date):

(i)	the Dutch FleetCo Dutch Security Documents;

(ii)	(subject to clause 2.1 (xxxvi) hereof) the Dutch FleetCo Management Documents;

(iii)	the Dutch Account Bank Agreement;

(iv)	the Dutch Account Mandate;

(v)	the Master Dutch Fleet Purchase Agreement;

(vi)	the Master Dutch Fleet Lease Agreement; and

(vii)
any other Transaction Document expressed to be governed by Dutch law, relating to Dutch FleetCo’s Vehicle Fleet in The Netherlands and approved by the FleetCo Security Agent and the Transaction Agent and designated by them as a Dutch Transaction Dutch Document, which, for the avoidance of doubt, shall not include any Dutch Transaction Documents.

"Dutch VAT Lender" means Avis Finance Company Limited.
"Dutch VAT Loan Agreement" means the Dutch VAT Loan Agreement dated on or about the Dutch Accession Date and entered into between the Dutch VAT Loan Borrower and the Dutch VAT Lender.

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"Dutch VAT Loan Borrower" means Dutch FleetCo.
"Dutch VAT Refund" has the meaning given to it in the Dutch VAT Loan Agreement.
"Dutch VAT Refund Ledger" means the ledger on which Dutch VAT Refunds recovered by Dutch FleetCo from the Dutch Tax Authorities are recorded.
"Dutch Vehicle Certificates" means, in respect of Vehicles in The Netherlands in relation to which an Individual Purchase and Lease Agreement has been concluded, the registration documents regarding such vehicles and certificates of conformity, including, but not limited to, the ownership codes (tenaamstellingscode) and the vehicle registration cards.
"Dutch Vehicle Documents" means, in respect of Vehicles in The Netherlands, the keys and spare keys to the Vehicles, the Dutch Vehicle Certificates and the certificates of conformity.
"Early Termination Payment" means, in the event that a FleetCo turns back any Programme Vehicle to a Vehicle Manufacturer or Vehicle Dealer, as applicable, under a Vehicle Dealer Buy-Back Agreement or Vehicle Manufacturer Buy-Back Agreement before the end of the relevant Programme Minimum Term (where applicable), an amount equal to the excess, if any, of (a) the Termination Value of such Programme Vehicle (as of the Turn-back Date) over (b) the sum of the Vehicle Manufacturer Repurchase Price received (or receivable) with respect to such Programme Vehicle and any Programme Vehicle Special Default Payments payable by the Lessee in respect of such Programme Vehicle.
"Effective Date" has the meaning given to it in the English law termination deed dated on or about the Signing Date in respect of the termination of the IFF.
"Eligible Issuer Hedge Counterparty" means a Person satisfactory to the Parent and the Transaction Agent and:

(i)	if the outstanding Senior Notes are rated and continue to be rated by any Rating Agency:

(a)
having (at the time of entry into of the relevant Issuer Hedging Agreement) a long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating required by such Rating Agency; and

(b)
complying with hedge counterparty rating agency criteria commensurate with a Senior Notes rating (from a Rating Agency rating the Senior Notes) of at least "A" from Standard & Poor’s, Fitch or DBRS and/or at least "A2" from Moody’s or such other rating as would not have an adverse impact on the rating of the Senior Notes; or

(ii)
if the outstanding Senior Notes are not rated by a Rating Agency, complying with hedge counterparty rating agency criteria commensurate with a Senior Notes rating of at least "A" from Standard & Poor’s, Fitch or DBRS and/or at least "A2" from Moody’s.

"Eligible Issuer LC Provider" means a person:

(i)	satisfactory to the Parent and the Transaction Agent;\

(ii)
having a long-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating from at least two Rating Agencies of at least "A" from Standard & Poor’s, Fitch or DBRS and/or at least "A1" from Moody’s and a short-term senior unsecured debt, deposit, claims paying or credit (as the case may be) rating from at least two Rating Agencies of at least "A-1" from

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Standard & Poor’s, at least "F1" from Fitch, at least "P-1" from Moody’s or at least "R-1(mid)" from DBRS; and

(iii)	that is a commercial bank having total assets in excess of €500,000,000.
"Eligible Receivables" means, at any time and in relation to Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, Italian FleetCo in Italy or French FleetCo in France (as applicable):

(i)
its Vehicle Manufacturer Receivables of Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, Italian FleetCo in Italy or French FleetCo in France (as applicable) (other than its Excluded Vehicle Manufacturer Receivables) in respect of Investment Grade Vehicle Manufacturers;

(ii)
its (A) Vehicle Dealer Receivables in Germany, France or The Netherlands or (B) its Vehicle Manufacturer Receivables in Germany, The Netherlands or France (other than its Excluded Vehicle Manufacturer Receivables) in respect of Non-Investment Grade Vehicle Manufacturers, in each case, to the extent that Dutch FleetCo has the benefit of retention of title provisions relating to the relevant Vehicles at the relevant time; or

(iii)	its VAT Receivables in Spain and France,
provided that such receivables listed in paragraphs (i) and (ii) above:

(i)	are not more than 90 days overdue and are evidenced by invoices in electronic or paper form;

(ii)
if owed by a legal entity or by an individual that is organised or resident in a country other than a European Union member country or the country in which such FleetCo or the relevant Related Opco (as the case may be) is organised, the Transaction Agent has been provided with legal opinions satisfactory to it (acting reasonably) confirming that, subject to customary reservations and assumptions, such receivables are enforceable against the entity or individual that owes them;

(iii)	are not owed by a sovereign debtor to the extent that the nature of such debtor materially and adversely prejudices the ability to obtain an effective legal assignment of such receivables;

(iv)	are not owed by a debtor known by any FleetCo, any Opco or Finco to be subject to bankruptcy or insolvency proceedings; and

(v)
can be freely and validly transferred (subject to any limitation or third party consent provided in the underlying contracts) (or are the subject of a security interest granted under the relevant Security Document in any jurisdiction).

"Eligible Receivables Amount" means, in relation to Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, Italian FleetCo in Italy or French FleetCo in France (as applicable), the aggregate amount of its Eligible Receivables in Spain, Germany, The Netherlands, Italy or France, respectively.
"Eligible Vehicle" means a Vehicle (which includes, for the avoidance of doubt, a Service Vehicle) in Spain, Germany, The Netherlands, Italy or France (as applicable):

(a)	that is subject to a Vehicle Manufacturer Purchase Agreement or Vehicle Dealer Purchase Agreement;

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(a)
that either: (i) benefits from the buy-back commitment of a Vehicle Dealer or a Vehicle Manufacturer pursuant to a Vehicle Dealer Buy-Back Agreement or a Vehicle Manufacturer Buy-Back Agreement, respectively; or (ii) if it does not benefit, or no longer benefits, from such buy-back commitment, is classified or reclassified as a Non-Programme Vehicle in accordance with the terms of the relevant Master Lease Agreement;

(b)	the certificate of title and/or registration (as applicable and if required) for which is in the name of a FleetCo; and

(c)
that is owned by (in respect of a Vehicle in Spain, Germany or The Netherlands) Dutch FleetCo or (in respect of a Vehicle in Italy) Italian FleetCo or (in respect of a Vehicle in France) French FleetCo, free and clear of all liens (other than a retention of title in favour of the corresponding Vehicle Manufacturer or Vehicle Dealer (as applicable) and other than pursuant to the relevant FleetCo Security Document);

provided that:

(i)
such vehicle is no more than (A) thirty-six (36) months old in the case of Vehicles other than Vans, Light Trucks or Service Vehicles or (B) sixty (60) months old in the case of Vans, Service Vehicles and Light Trucks, in each case, after the date of registration with the relevant authorities of such Vehicle; and

(ii)
Vehicles purchased by German Opco from Vehicle Manufacturers under Vehicle Buy Back Agreements which oblige German Opco to resell the relevant Vehicles to the relevant Vehicle Manufacturers shall not be Eligible Vehicles unless binding tax rulings have been obtained by German Opco and Dutch FleetCo from the relevant German Tax Authorities satisfactory to the Transaction Agent.

"encumbrance" means a Security Interest.
"Enforcement Action" means:

(a)	in relation to any Liabilities of the Issuer and/or a FleetCo (as applicable):

(i)
(in respect of the Issuer) the acceleration of any Liabilities of the Issuer or the making of any declaration that any Liabilities of the Issuer are prematurely due and payable (other than as a result of it becoming unlawful for a Senior Noteholder to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Issuer Transaction Documents) and (in respect of a FleetCo) the acceleration of any Liabilities of such FleetCo or the making of any declaration that any Liabilities of such FleetCo are prematurely due and payable (other than as a result of it becoming unlawful for the Issuer to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the relevant FleetCo Transaction Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

(iii)	the making of a demand in relation to a Liability that is payable on demand;

(iv)
the making of any demand against any of the Parent, Finco or Avis Europe in relation to the Parent Performance Guarantee, the Finco Payment Guarantee or the Avis Europe Payment Guarantee, respectively;

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(v)
save to the extent permitted in accordance with clause 6 (Country Repayment Option) of the Framework Agreement, the exercise of any right to require any of the Avis Obligors, FleetCos or the Issuer to acquire any Liability (including exercising any put or call option against any such person for the redemption or purchase of any Liability);

(vi)
the exercise of any right of set-off, account combination or payment netting against any of the Avis Obligors, FleetCos or the Issuer in respect of any Liabilities other than the exercise of any such right:

A.	as Close-Out Netting by an Issuer Hedge Counterparty;

B.	as Payment Netting by an Issuer Hedge Counterparty; or

C.
which is otherwise expressly permitted under the Issuer Transaction Documents or FleetCo Transaction Documents to the extent that the exercise of that right gives effect to a payment that is permitted under the Framework Agreement; and

(vii)	the suing for, commencing of or joining of any legal or arbitration proceedings against any of the Avis Obligors, FleetCos or the Issuer (as applicable) to recover any Liabilities;

(b)	the premature termination or close-out of any hedging transaction under any Issuer Hedging Agreement save as permitted under such Issuer Hedging Agreement;

(c)
the taking of any steps to enforce or require the enforcement of any Issuer Security by the Issuer Security Trustee (including the crystallisation of any floating charge forming part of the Issuer Security) or FleetCo Security by the FleetCo Security Agent (including the crystallisation of any floating charge forming part of the FleetCo Security);

(d)
the entering into of any composition, compromise, assignment or arrangement with any of the Avis Obligors, FleetCos or the Issuer (as applicable) which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities; or

(e)
the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator, examiner or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any of FleetCos or the Issuer (as applicable) which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such person’s assets or any suspension of payments or moratorium of any indebtedness of such person, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i)
the taking of any action falling within paragraph (a)(vii) or (e) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods;

(ii)	an Issuer Secured Creditor or a FleetCo Secured Creditor bringing legal proceedings against any person solely for the purpose of:

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A.	obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Transaction Document to which it is party;

B.	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

C.	requesting judicial interpretation of any provision of any Transaction Document to which it is party with no claim for damages; or

(iii)	the taking of the action in paragraph (a)(iii) or paragraph (a)(iv) prior to the delivery of an Enforcement Notice.
"Enforcement Notice" means:

(a)	in respect of an Issuer Event of Default, the Issuer Enforcement Notice; and

(b)	in respect of a FleetCo Event of Default, the FleetCo Enforcement Notice.
"English Transaction Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the Framework Agreement;

(ii)	this Agreement;

(iii)	the Funds Flow Agreement;

(iv)	the Tax Deed of Covenant;

(v)	the Issuer Note Issuance Facility Agreement;

(vi)	the Issuer Subordinated Facility Agreement;

(vii)	the Issuer Cash Management Agreement;

(viii)	the Issuer Account Bank Agreement;

(ix)	the Issuer Hedging Agreements;

(x)	the FleetCo Spanish Facility Agreement;

(xi)	the FleetCo German Facility Agreement;

(xii)	the FleetCo Dutch Facility Agreement;

(xiii)	the Central Servicing Agreement;

(xiv)	the FleetCo Back-up Cash Management Agreement;

(xv)	the Avis Europe Payment Guarantee;

(xvi)	the Finco Payment Guarantee;

(xvii)	the Parent Performance Guarantee;

(xviii)	the Issuer Security Documents;

(xix)	each FleetCo Deed of Charge;

(xx)	the Liquidation Agency Agreement;

(xxi)	the Issuer Security Power of Attorney;

(xxii)	the Issuer Spain TRO Declaration of Trust;

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(xxiii)	the Fee Letters;

(xxiv)	the Lessor Power of Attorney;

(xxv)	each FleetCo Security Power of Attorney;

(xxvi)	the Issuer Security Power of Attorney;

(xxvii)	the VFN Funding Agreement; and

(xxviii)	any other Transaction Documents expressed to be governed by English law and approved by the Transaction Agent.
"Equivalent Rating Agency" means each of Fitch, Moody’s and S&P.
"Equivalent Rating Agency Rating" means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, the Relevant Rating by such Equivalent Rating Agency with respect to such Person as of such date.
"Estimated Lease Expiration Date" has the meaning given to it in paragraph 5, part 2, annex 1 to schedule 1 of the Master German Fleet Purchase Agreement.
"Estimated Lease Term" means, in relation to any relevant Vehicle leased under the Master German Fleet Lease Agreement, the period from (and including) the relevant Lease Commencement Date to (and including) the Estimated Lease Expiration Date.
"Estimated Sales Price" means, in respect of a Non-Programme Vehicle in Germany, the expected Net Book Value of such a Vehicle as calculated on the Estimated Lease Expiration Date or, in the event that the Lease Expiration Date of such Vehicle falls prior to the Estimated Lease Expiration Date, the Net Book Value of such Vehicle on the Lease Expiration Date.
"EU Insolvency Regulation" means Council Regulation (EC) No. 1346/2000 of 29 May 2000.
"EURIBOR" means, in relation to any Senior Advance:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Senior Advance Interest Period of that Senior Advance Loan) the Reference Bank Rate, as of 10:00 a.m. (Paris time) on the Interest Determination Date. If any such applicable Screen Rate or Reference Bank Rate is below zero, EURIBOR will be deemed to be zero.
"Euro", "euro", "€" and "EUR" each means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty of Lisbon amending the Treaty on European Union and the Treaty establishing the European Community (signed at Lisbon on 13 December 2007).
"Euro Equivalent" means, in relation to an amount denominated or expressed in any currency other than Euro, the equivalent thereof in Euro calculated at the Transaction Agent’s spot rate of exchange as at the relevant date of determination.
"Event of Default" means, in relation to any Relevant Person, the occurrence of any of the following events:

(c)	the Relevant Person fails to make any payment payable by it under any Transaction Document when due in the currency and in the manner specified in the relevant Transaction Document except:

35

(i)	technical failure:

(a)
in the case of Dutch FleetCo, Spanish Branch, Spanish Opco, any Italian Opco, French Opco, Italian FleetCo, French FleetCo and the FCT, where such failure is due to technical reasons and such default is remedied by Spanish Opco, the relevant Italian Opco, French Opco, French FleetCo, the FCT or Italian FleetCo (as applicable) or (in respect of Spanish Opco) the Spain Repayment Option, (in respect of any Italian Opco or Italian FleetCo) the Italy Repayment Option or, (in respect of French Opco, French FleetCo or the FCT) the France Repayment Option is, in each case, exercised within 5 Business Days of the occurrence of such failure; and

(b)
in the case of the Central Servicer, German Opco, Dutch Opco, Dutch FleetCo or the Issuer, where such failure is due to technical reasons and such default is remedied by the Central Servicer, German Opco, Dutch Opco, Dutch FleetCo or the Issuer (as applicable) within 5 Business Days of the occurrence of such failure;

(ii)
voluntary non-payment: in the case of any Italian Opco, Spanish Opco, Dutch Opco, French Opco, French FleetCo, the FCT and Italian FleetCo, where such failure has occurred while a Voluntary Insolvency Event is continuing in respect of such Opco or such FleetCo and such default is remedied within 2 Business Days or (in respect of Spanish Opco) the Spain Repayment Option or (in respect of any Italian Opco or Italian FleetCo) the Italy Repayment Option or (in respect of French Opco, French FleetCo or the FCT) the France Repayment Option is, in each case, exercised within 2 Business Days of such failure;

(iii)
involuntary non-payment: in the case of any Italian Opco, Spanish Opco, Dutch Opco, French Opco, French FleetCo or the FCT and Italian FleetCo, where such failure has occurred while an Involuntary Insolvency Event is continuing in respect of such Opco or Italian FleetCo and such default is remedied within 10 Business Days or (in respect of Spanish Opco) the Spain Repayment Option or (in respect of any Italian Opco or Italian FleetCo) the Italy Repayment Option or (in respect of French Opco, French FleetCo or the FCT) the France Repayment Option is, in each case, exercised within 10 Business Days of such failure;

(iv)	other non-payment:

(a)	in the case of any Relevant Person, where such default is remedied within 5 Business Days;

(b)	interest payments:

A.
in the case of Dutch FleetCo, where such failure relates to payment of interest payable by it under a FleetCo Advance under (I) the FleetCo Spanish Facility Agreement and such default is remedied within 5 Business Days, provided that such non-payment results directly from a non-payment under this paragraph (iv) by Spanish Opco or the Central Servicer to Dutch FleetCo; (II) the FleetCo German Facility Agreement and such default is remedied within 5 Business Days, provided that such non-payment results directly from a non-payment under this paragraph (iv) by German Opco or the Central Servicer to Dutch FleetCo; (III) the FleetCo Dutch Facility Agreement and such default is remedied within 5 Business Days, provided

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that such non-payment results directly from a non-payment under this paragraph (iv) by Dutch Opco or the Central Servicer to Dutch FleetCo;

B.
in the case of Italian FleetCo, where such failure relates to payment of interest payable by it under a FleetCo Advance under the FleetCo Italian Facility Agreement and such default is remedied or the Italy Repayment Option is exercised, in each case, within 5 Business Days, provided that such non-payment results directly from a non-payment under this paragraph (iv) by any Italian Opco to Italian FleetCo;

C.
in the case of French FleetCo, where such failure relates to payment of interest payable by it under a FleetCo Advance under the FleetCo French Facility Agreement and such default is remedied within 5 Business Days, provided that such non-payment results directly from a non-payment under this paragraph (iv) by French Opco to French FleetCo;

D.
in the case of the FCT, where such failure relates to payment of interest payable by it under a VFN Advance under the VFN Funding Agreement and such default is remedied within 5 Business Days, provided that such non-payment results directly from a non-payment under this paragraph (iv) by French FleetCo to the FCT; or

E.
in the case of the Issuer where such failure relates to payment of interest payable under a Senior Advance and such default is remedied within 5 Business Days, provided that such non-payment results directly from a non-payment under this paragraph (iv) by Italian FleetCo, the FCT or Dutch FleetCo (as applicable) to the Issuer; or

(c)	principal payments:

A.
in the case of Dutch FleetCo, where such failure relates to payment (on any day other than the Final Maturity Date) of principal payable by it under a FleetCo Advance under the FleetCo Spanish Facility Agreement, the FleetCo German Facility Agreement or the FleetCo Dutch Facility Agreement, and, for the avoidance of doubt, a failure to pay such principal on the Final Maturity Date shall be an "Event of Default";

B.
in the case of Italian FleetCo, where such failure relates to payment (on any day other than the Final Maturity Date) of principal payable by it under a FleetCo Advance under the FleetCo Italian Facility Agreement and, for the avoidance of doubt, a failure to pay such principal on the Final Maturity Date shall be an "Event of Default";

C.
in the case of French FleetCo, where such failure relates to payment (on any day other than the Final Maturity Date) of principal payable by it under a FleetCo Advance under the FleetCo French Facility Agreement and, for the avoidance of doubt, a failure to pay such principal on the Final Maturity Date shall be an "Event of Default";

37

D.
in the case of the FCT, where such failure relates to payment (on any day other than the Final Maturity Date) of principal payable by it under a VFN Advance under the VFN Funding Agreement and, for the avoidance of doubt, a failure to pay such principal on the Final Maturity Date shall be an "Event of Default"; or

E.
in the case of the Issuer, where such failure relates to payment (on any day other than the Final Maturity Date) of principal payable under a Senior Advance and, for the avoidance of doubt, a failure to pay such principal on the Final Maturity Date shall be an "Event of Default";

(d)
any representation or warranty made by the Relevant Person pursuant to any Transaction Document or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made and:

(i)
in the case of Spanish Opco, any Italian Opco, Italian FleetCo, French Opco, French FleetCo and the FCT, such breach is not remedied within 20 Business Days or (in respect of Spanish Opco) the Spain Repayment Option or (in respect of any Italian Opco or Italian FleetCo) the Italy Repayment Option or (in respect of French FleetCo, French Opco and the FCT) the France Repayment Option is, in each case, not exercised within 20 Business Days; and

(ii)
in the case of the Issuer, Dutch FleetCo, Central Servicer, Dutch Opco and German Opco, such breach is not remedied within 20 Business Days, provided that such breach of representation or warranty is capable of being remedied;

(e)
the Relevant Person fails duly to perform or comply with any of its material obligations under any of the Transaction Documents to which it is a party (other than those referred to in paragraphs (a) and (b) above and paragraph (h) and paragraph (i) below) and:

(i)
in the case of Spanish Opco, any Italian Opco, Italian FleetCo, French Opco, French FleetCo and the FCT, such failure to perform or comply is not remedied within 20 Business Days or (in respect of Spanish Opco) the Spain Repayment Option or (in respect of any Italian Opco or Italian FleetCo) the Italy Repayment Option or (in respect of French Opco, French FleetCo or the FCT) the France Repayment Option is, in each case, not exercised within 20 Business Days; and

(ii)
in the case of the Issuer, Dutch FleetCo, the Central Servicer, Dutch Opco and German Opco, such failure to perform or comply is not remedied within 20 Business Days, provided that such failure is capable of being remedied;

(f)
an Insolvency Event occurs in respect of the Relevant Person (except the FCT) and, in the case of any Italian Opco, Spanish Opco, French Opco and Dutch Opco, Italian FleetCo, French FleetCo and Dutch FleetCo, such Insolvency Event is continuing and (in respect of Spanish Opco) the Spain Repayment Option and (in respect of any Italian Opco or Italian FleetCo) the Italy Repayment Option and (in respect of French Opco, French FleetCo or the FCT) the France Repayment Option (as applicable) has, in each case, not been exercised within 10 Business Days from the occurrence thereof;

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(g)
at any time: (1) it is or becomes unlawful or contrary to law or regulation in any applicable jurisdiction for the Relevant Person to perform or comply with any or all of its obligations under the Relevant Transaction Documents; (2) any of the obligations of the Relevant Person under the Relevant Transaction Documents are not or cease to be legal, valid and binding; or (3) any of the terms of the Relevant Transaction Documents or any part thereof are not or cease to be in full force and effect or enforceable in accordance with its terms or any party to such Transaction Documents shall so assert in writing;

(h)
the Security purported to be granted to the Issuer Security Trustee or FleetCo Security Agent under the Security Documents is not binding on or enforceable against the Issuer or the relevant FleetCo or effective to create the Security with the priority intended to be created by it except if:

(i)
in the case of Security purported to be granted by Dutch FleetCo and where the relevant Security Document is expressed to be governed by Spanish law, such Default is remedied or the Spain Repayment Option is exercised, in each case, within 10 Business Days of the date of occurrence of such Default;

(ii)
in the case of Security purported to be granted by Italian FleetCo and where the relevant Security Document is expressed to be governed by Italian law, such Default is remedied or the Italy Repayment Option is exercised, in each case, within 10 Business Days of the date of occurrence of such Default; and

(iii)
in the case of security purported to be granted by French FleetCo and where the relevant Security Document is expressed to be governed by French law, such Default is remedied or the France Repayment Option is exercised in each case, within 10 Business Days from the date of occurrence or such Default;

(i)	any event or circumstance occurs which would have a Material Adverse Effect on:

(i)	Dutch FleetCo;

(ii)	French FleetCo;

(iii)	the FCT, except if such event or circumstance is remedied within 10 Business Days of its occurrence or the France Repayment Option is exercised within 10 Business Days from the date of its occurrence;

(iv)
Italian FleetCo, except if such event or circumstance is remedied within 10 Business Days of its occurrence or the Italy Repayment Option is exercised within 10 Business Days from the date of its occurrence; and

(v)	the Issuer;

(j)	breach of the Issuer Borrowing Base Test and the Country Asset Value Test:

(i)
a breach of the Country Asset Value Test in respect of Spain and such breach continues for a period of at least 5 Business Days or the Spain Repayment Option is not exercised within 5 Business Days from the date of such breach;

39

(ii)
in the case of Dutch FleetCo, a breach of the Country Asset Value Test in respect of Germany or The Netherlands and such breach continues for a period of at least 5 Business Days from the date of such breach;

(iii)
in the case of French FleetCo, a breach of the Country Asset Value Test in respect of France and such breach continues for a period of at least 5 Business Days or the France Repayment Option is not exercised within 5 Business Days from the date of such breach;

(iv)
in the case of Italian FleetCo, a breach of the Country Asset Value Test in respect of Italy and such breach continues for a period of at least 5 Business Days or the Italy Repayment Option is not exercised within 5 Business Days from the date of such breach; and

(v)	in the case of the Issuer, a breach of the Issuer Borrowing Base Test and such breach continues for a period of at least 5 Business Days from the date of such breach; and

(k)	the amount of the Issuer Reserves is less than the Issuer Reserve Required Amount and such shortfall continues for a period of at least 3 Business Days.
"Excess Concentration Amount" means, on any date, and in respect of all limits included in the definition of "Concentration Limit" (without double counting), the aggregate of all the Relevant Excess Concentration Amounts on such date.
"Excess Damage Charges" means, in relation to a Programme Vehicle, the amount charged or deducted from the Vehicle Manufacturer Repurchase Price by the relevant Vehicle Manufacturer or Vehicle Dealer, where applicable, in accordance with the relevant Vehicle Manufacturer Buy-Back Agreement or the Vehicle Dealer Buy-Back Agreement (as applicable) due to (a) damage over a prescribed limit, (b) if applicable, damage not subject to a prescribed limit (c) missing equipment, and (d) any other penalty that may be imposed by the relevant Vehicle Manufacturer or Vehicle Dealer pursuant to the relevant Vehicle Manufacturer Buy-Back Agreement and/or Vehicle Dealer Buy-Back Agreement in each case at the time that such Vehicle is turned back to such Vehicle Manufacturer or Vehicle Dealer, as applicable, or such person’s agent for repurchase or auction pursuant to the relevant Vehicle Manufacturer Buy-Back Agreement and/or Vehicle Dealer Buy-Back Agreement.
"Excess Mileage Charges" means, in relation to a Programme Vehicle, an amount which may be charged by the relevant Vehicle Manufacturer or Vehicle Dealer or deducted from the Vehicle Manufacturer Repurchase Price in accordance with the relevant Vehicle Manufacturer Buy-Back Agreement or the Vehicle Dealer Buy-Back Agreement (as applicable) by reason of the recorded mileage of such Vehicle exceeding a prescribed limit at the time that such Vehicle is turned back to the Vehicle Manufacturer or Vehicle Dealer.
"Excess Payment" has the meaning given to it in clause 14 (Fees, Traffic Penalties and Fines) of the Master German Fleet Lease Agreement, clause 15 (Fees, Traffic Penalties and Fines) of the Master Dutch Fleet Lease Agreement, clause 16 (Fees, Traffic Penalties and Fines) of each Italian Master Lease Agreement and clause 17 (Fees, Traffic Penalties and Fines) of each of the Spanish Master Lease Agreement and the French Master Lease Agreement.
"Excess Swap Collateral" means an amount equal to the value of the collateral (or the applicable part of any collateral) provided by any Issuer Hedge Counterparty to the Issuer in respect of the relevant Issuer Hedge Counterparty’s obligations to transfer collateral to the Issuer under the relevant Issuer Hedging Agreement, which is in excess of that Issuer Hedge Counterparty’s liability to the Issuer under the relevant

40

Issuer Hedging Agreement as at the date of termination of the transaction under the relevant Issuer Hedging Agreement, or which the relevant Issuer Hedging Counterparty is otherwise entitled to have returned to it under the terms of the relevant Issuer Hedging Agreement.
"Excluded Payments" means, in relation to a Programme Vehicle or a Non-Programme Vehicle, any amounts paid into the relevant FleetCo Bank Account:

(a)
which constitutes any rebates (if any) and any bonus (if any) for the purchase of such Vehicle, provided that neither such rebates nor bonus constitute the Capitalised Cost of any Vehicle or constitute any no-return bonus if such amount is taken into account for the purposes of clause 30.1 of the Master Dutch Fleet Lease Agreement and of each Italian Master Lease Agreement and of clause 31.1 of each of the French Master Lease Agreement and the Spanish Master Lease Agreement;

(b)	in reimbursement for repair work performed on such Vehicle by the Lessee (at its own cost), where such work is covered by warranty;

(c)	in relation to insurance proceeds paid in respect of a Vehicle which has been purchased by Opco from FleetCo (including, without limitation, a Casualty);

(d)	in respect of a Vehicle which is owned by Opco;

(e)	in error to FleetCo to which FleetCo is not contractually entitled;

(f)	in respect of a Dutch VAT Refund or a Maggiore Italian VAT Refund;

(g)
to Spanish Opco in reimbursement of the Tax on Motor Vehicle (as defined in the Spanish Servicing Agreement) and in relation to Tax on Certain Means of Transport (TMT), in each case, re-invoiced by Dutch FleetCo, Spanish Branch to the relevant Vehicle Manufacturer and paid by the relevant Vehicle Manufacturer to Dutch FleetCo, Spanish Branch (provided that Spanish Opco has paid such Tax on Motor Vehicle or, as the case may be, such Tax on Certain Means of Transport to the relevant Tax authorities); and

(h)
in relation to (x) any VAT Amount, (y) any Third Party Purchase Price VAT Amount and (z) the positive difference between amount of Vehicle Manufacturer Repurchase Price (excluding VAT) and the Net Book Value with respect to the Vehicles for which the Vehicle Manufacturer Repurchase Price is paid pursuant to clause 6.3 and/or clause 6.5 of the Master German Fleet Purchase Agreement.

"Excluded Vehicle Manufacturer Receivables" means, at any time and in relation to Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, Italian FleetCo in Italy or French FleetCo in France, any Vehicle Manufacturer Receivables in respect of which a Vehicle Manufacturer Event of Default has occurred.
"Execution or Distress Event" means any execution, expropriation, attachment, sequestration or distress is levied against or affects, or an encumbrancer takes possession of, the whole or any part of the property, undertaking or assets of any person, the aggregate value of which property, undertaking or assets of all such person and the same is not discharged within 10 Business Days of such execution, expropriation, attachment, sequestration, levy or taking of possession.
"Existing Senior Noteholder" has the meaning given to it in clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders) of the Issuer Note Issuance Facility Agreement.

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"Expected Maturity Date" means six months after the Scheduled Amortisation Commencement Date.
"Extraordinary Depreciation Amount" means, with respect to all Vehicles in a given Vehicle Fleet:

(i)	which have been damaged (other than as a result of ordinary wear and tear), any additional extraordinary depreciation related to such damage;

(ii)	which have been stolen or which have not been returned by the relevant customers, any provision or any additional extraordinary depreciation related to such Vehicles; and

(iii)	in respect of any Vehicle, any provision or any additional extraordinary depreciation reflecting the expected loss or decrease in the Net Book Value of such Vehicles.
"Facility" means, as the context requires, each of the Issuer Note Issuance Facility Agreement, the Issuer Subordinated Facility Agreement, the FleetCo German Facility Agreement, the FleetCo Dutch Facility Agreement, the FleetCo Italian Facility Agreement, the FleetCo French Facility Agreement and/or the FleetCo Spanish Facility Agreement.
"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(d)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(e)	any agreement pursuant to the implementation of paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 January 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the Signing Date.
"FATCA Deduction" means a deduction or withholding from a payment under a Transaction Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Issuer Secured Creditor or FleetCo Secured Creditor is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

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"FCT" means FCT CarFin, a fonds commun de titrisation jointly established by the FCT Management Company and the FCT Custodian on the FCT Establishment Date and governed by Articles L. 214-167 to L. 214-186 and Articles R. 214-217 to R. 214-235 of the French Code monétaire et financier and the FCT Regulations.
"FCT Account" means the segregated EUR denominated bank account opened on behalf of the FCT with the FCT Custodian, the details of which are set out in clause 24.1 of the FCT Regulations.
"FCT Available Funds" means an amount calculated on each Issuer Determination Date, without double counting:

(a)	all amounts standing to the credit of the FCT Account (excluding the amounts which are proceeds of any VFN Advance made to the FCT); and

(b)	all amounts received by the FCT, including from French FleetCo under the FleetCo French Facility Agreement.
"FCT Custodian" means CACEIS Bank France acting as custodian for the FCT and as account bank for the FCT.
"FCT Establishment Date" means the date on which the FCT is established, such date falling on the Initial French Funding Date.
"FCT Event of Default" means any of the events set out in schedule 4 part 4 to the Framework Agreement.
"FCT Management Company" means Eurotitrisation, a société anonyme incorporated under the laws of France under registration number 352 458 368 RCS Bobigny, having its registered office at 41, rue Delizy 93500, Pantin, France, duly licensed as a société de gestion de portefeuille under number GP 14000029 and authorised by the Autorité des Marchés Financiers for the management of securitisation funds, and any successor or replacement thereof.
"FCT Minimum Required Re-Selling Price" means the purchase price payable to the FCT by any acquirer of the FleetCo French Loan Receivables and the FleetCo French Related Security under clause 6 of the FCT Transfer and Servicing Agreement which provides the FCT with sufficient funds, together with the FCT’s temporarily available cash (if any), to pay all amounts due in respect of principal, interest and other amounts due to the FCT Noteholder and the FCT Residual Unitholder and repay all sums due by the FCT under the Issuer Transaction Documents , if any.
"FCT Noteholder" means the registered holder of the Variable Funding Note as recorded in the FCT Register.
"FCT Offer to Sell" means the offer issued by the FCT Management Company, acting on behalf of the FCT, in accordance with clause 6 of the FCT Transfer and Servicing Agreement to the relevant potential purchaser in respect of the purchase of any FleetCo French Loan Receivables from the FCT.
"FCT Payment Date" means each FleetCo Advance Repayment Date and each Settlement Date.
"FCT Priority of Payments" means the priority of payments in part 7 (FCT Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"FCT Refinancing Fee" means a refinancing fee of an amount equal to the aggregate amount of all fees, costs and expenses specified in clause 25 (FCT Fees) of the FCT Regulations (net of the aggregate amount of any taxes) due and payable by the French FleetCo (in its capacity as French FleetCo) to the French

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Intermediary Bank in accordance with the relevant provisions of the FleetCo French Facility Agreement in order to refinance all the relevant fees, costs and expenses payable to the FCT Management Company, the FCT Custodian, the FCT Servicer, the FCT Statutory Auditor and the FCT Registrar in accordance with the FCT Regulations and the FCT Transfer and Servicing Agreement.
"FCT Register" means the register held by the FCT Registrar in relation to the Variable Funding Notes and the FCT Residual Units issued by the FCT, pursuant to and in accordance with the VFN Funding Agreement and the FCT Regulations.
"FCT Registrar" means CACEIS Corporate Trust.
"FCT Registrar Agreement" means the agreement entered into on 21 May 2014 between the FCT Registrar, the FCT Custodian and the FCT Management Company (acting on behalf of the FCT), as amended, varied or supplemented from time to time.
"FCT Regulations" means the regulations governing the FCT entered into on 21 May 2014 between the FCT Management Company and the FCT Custodian in accordance with Articles L.214-167 to L.214-189 and Articles R.214-217 to R.214-232-I of the French Code monétaire et financier as amended and supplemented from time to time.
"FCT Residual Unitholder" means the holder of the FCT Residual Units from time to time which will be CACIB on the FCT Establishment Date.
"FCT Residual Units" mean the two residual units issued by the FCT on or before the FCT Initial Transfer Date which will be subscribed by CACIB.
"FCT Residual Units Purchase Option" means the call option granted by the FCT Residual Unitholder to Finco under paragraph 2 of the FCT Residual Units Subscription Form.
"FCT Residual Units Subscription Form" means the subscription form attached as schedule 1 to the FCT Regulations.
"FCT Servicer" means CACIB and any successor or replacement thereof.
"FCT Statutory Auditor" has the meaning given to it in the FCT Regulations.
"FCT Transaction Documents" means:

(a)	the FCT Regulations;

(b)	the FCT Transfer and Servicing Agreement; and

(c)	the FCT Registrar Agreement.
"FCT Transfer and Servicing Agreement" means the transfer and servicing agreement entered into on or about the French Accession Date between, inter alios, French FleetCo, the FCT (represented by the Management Company), the FCT Custodian the French Intermediary Bank and the FCT Servicer.
"FCT Transfer Date" means the date falling on the Initial French Funding Date.
"FCT Transfer Deed" means the transfer deed (acte de cession de créances) in the form of schedule 1 to the FCT Transfer and Servicing Agreement, to be delivered on the FCT Transfer Date by the French

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Intermediary Bank to the FCT Management Company, acting in the name and on behalf of the FCT in accordance with the relevant provisions of the FCT Transfer and Servicing Agreement.
"FCT Transfer Price" means, in relation to the FCT Transfer and Servicing Agreement and the FCT Regulations, the transfer price in respect of the FleetCo French Loan Receivables to be acquired by the FCT from the French Intermediary Bank on the FCT Transfer Date to be calculated and paid by way of instalments in accordance with the provisions of the FCT Transfer and Servicing Agreement.
"Fee Letters" means the Transaction Agent Fee Letter, the Senior Noteholder Fee Letters and any other document designated by the Transaction Agent as a "Fee Letter".
"Final Maturity Date" means 20 months after the Expected Maturity Date.
"Financial Indebtedness" means (without double counting) any indebtedness in relation to or arising under or in connection with:

(a)	any money borrowed (including any overdraft);

(b)	any amount raised pursuant to any note purchase facility or the issue of debenture, bond, note or loan stock or any similar instrument;

(c)	any amount raised by acceptance under any acceptance credit facility or any dematerialised equivalent;

(d)	any receivable sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(e)
the purchase price of any asset or service to the extent payable by the Issuer or a FleetCo, (as applicable) after the time of sale or delivery to such person, where the deferred payment is arranged as a method of raising finance (other than, in respect of a FleetCo or the Issuer, any deferred payment or grace period granted by a Vehicle Manufacturer or Vehicle Dealer in relation to the acquisition of the Vehicles);

(f)
the sale price of any asset or service to the extent paid to the Issuer, a FleetCo, (as applicable) before the time of sale or delivery by the Issuer, a FleetCo, (as applicable) liable to effect that sale or delivery, where the advance payment is primarily arranged as a method of raising finance;

(g)	any lease, hire purchase agreement, credit sale or conditional sale agreement in each case which would be treated as financial liabilities in accordance with Applicable Accounting Principles;

(h)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any currency, rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(i)	shares which are expressed to be redeemable;

(j)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(k)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

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(l)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (k) above.
"Financial Institution" means a bank or credit institution whose activities include purchasing debt securities or other financial assets and lending monies, and includes each Initial Financial Institution Senior Noteholder (excluding, for the avoidance of doubt, any Conduits).
"Finco" means Avis Finance Company Limited.
"Finco Compliance Certificate" means the compliance certificate substantially in the form set out in part 3 (Form of Finco Compliance Certificate) of schedule 7 to the Framework Agreement signed by Finco and delivered by Finco.
"Finco Guarantor Event of Default" means any of the following:

(a)
the occurrence of an Opco Change of Control, provided that if (1) any cessation described in the Opco Change of Control is in relation to the share capital of, the shareholders’ general meetings of or the board of directors of (as applicable) Spanish Opco or any Italian Opco or French Opco and (2) the Spain Repayment Option (in respect of Spanish Opco) or the Italy Repayment Option (in respect of any Italian Opco) or the France Repayment Option (in respect of French Opco) is exercised within 30 days of such cessation, there shall not be any Finco Guarantor Event of Default;

(b)
the occurrence of an Avis Europe Change of Control, provided that, for the avoidance of doubt, if all outstanding Senior Advances as of the date of such occurrence (and all accrued but unpaid interest thereon) and all other amounts due to the Senior Noteholders and the other Issuer Secured Creditors (save for the Subordinated Lender) are repaid in full by the Issuer on or before such date, there shall not be a "Finco Guarantor Event of Default" under this paragraph (b);

(c)	the occurrence of a Parent Change of Control;

(d)
the occurrence and continuation of an "event of default" under the Credit Agreement or Replacement Credit Agreement that is not waived pursuant to the terms of such Credit Agreement or Replacement Credit Agreement;

(e)	any Event of Default under paragraph (d) of the definition of "Event of Default" occurs where the Relevant Person is Finco, its successor or replacement; and

(f)	failure by Finco or its successor or replacement to comply with any of its payment obligations under the Finco Payment Guarantee.
"Finco Payment Guarantee" means the irrevocable guarantee and indemnity from Finco in favour of the FleetCo Security Agent (for and on behalf of itself and the other FleetCo Secured Creditors) in respect of: (i) the payment obligations of each Opco under the Transaction Documents to which such Opco is a party and (ii) the payment obligations of each FleetCo under the Transaction Documents to which such FleetCo is a party.
"Fitch" means Fitch Rating Ltd. or any successor to its European rating business.
"FleetCo" means each of Dutch FleetCo, French FleetCo and Italian FleetCo, as applicable and together, the "FleetCos".

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"FleetCo Account Bank" means, as applicable, the Italian FleetCo Account Bank, the French FleetCo Account Bank, the Dutch FleetCo German Account Bank, the Dutch FleetCo Dutch Account Bank or the Dutch FleetCo Spanish Account Bank.
"FleetCo Account Bank Agreement" means, as applicable, the Spanish Account Bank Agreement, the Dutch Account Bank Agreement, the German Account Bank Agreement, the French Account Bank Agreement or the Italian Account Bank Agreement.
"FleetCo Account Bank Termination Event" means an Italian FleetCo Account Bank Termination Event, a French FleetCo Account Bank Termination Event, a Dutch FleetCo German Account Bank Termination Event, a Dutch FleetCo Spanish Account Bank Termination Event, a Dutch FleetCo Dutch Account Bank Termination Event or any of them.
"FleetCo Advance" means a FleetCo German Advance, a FleetCo Italian Advance, a FleetCo French Advance, a FleetCo Dutch Advance and a FleetCo Spanish Advance (or any of them).
"FleetCo Advance Drawdown Date" means the Original FleetCo Advance Drawdown Date or the Deemed FleetCo Advance Drawdown Date (as the case may be).
"FleetCo Advance Drawdown Notice" means a drawdown notice delivered by or on behalf of the relevant FleetCo to the Issuer or, in respect of French FleetCo, to the French Intermediary Bank, pursuant to which the relevant FleetCo irrevocably requests one or more funding of FleetCo Advances under the relevant FleetCo Facility Agreement and substantially in the form set out in the Framework Agreement.
"FleetCo Advance Interest Amount" has the meaning given to it in clause 4.1 (Payment of Interest) of the FleetCo German Facility Agreement, the FleetCo Italian Facility Agreement, the FleetCo Dutch Facility Agreement, the FleetCo French Facility Agreement and the FleetCo Spanish Facility Agreement (as applicable).
"FleetCo Advance Interest Period" means, in respect of a FleetCo Advance:

(i)
the first (and, if applicable, only) period commencing from (and including) the FleetCo Advance Drawdown Date of such FleetCo Advance up to the earlier of (a) the relevant FleetCo Advance Repayment Date or (b) the date falling on (but excluding) the next Settlement Date; and

(ii)	any subsequent period commencing from (and including) such Settlement Date in paragraph (i)(b) above to (but excluding) the relevant FleetCo Advance Repayment Date.
"FleetCo Advance Repayment Date" means, in respect of a FleetCo Advance, the date of repayment of such advance.
"FleetCo Advances Proportion" means the FleetCo German Advances Proportion, the FleetCo Dutch Advances Proportion, the FleetCo French Advances Proportion, the FleetCo Italian Advances Proportion, the FleetCo Spanish Advances Proportion, the Dutch FleetCo Level German Advances Proportion, the Dutch FleetCo Level Dutch Advances Proportion and the Dutch FleetCo Level Spanish Advances Proportion, as applicable.
"FleetCo Available Funds" means an amount calculated on each FleetCo Determination Date in respect of each Country, the aggregate of, in each case without double counting:

(a)	the rental income received from the relevant Opco under the Master Lease Agreement(s) to which it is a party;

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(b)

(i)
(in respect of the Vehicle Fleet in Spain, Italy, France and The Netherlands) sale proceeds received from Vehicle Manufacturers and/or Vehicle Dealers (in the case of Programme Vehicles) as well as Vehicle Dealers and other third parties (in the case of Non-Programme Vehicles) in relation to the vehicles which Dutch FleetCo, Spanish Branch, Italian FleetCo, French FleetCo or Dutch FleetCo (as applicable) sells along with any non-return bonus paid to the relevant FleetCo and included in the purchase price consideration referred to in clause 30.1 of the Master Dutch Fleet Lease Agreement and each Italian Master Lease Agreement and clause 31.1 of the Spanish Master Lease Agreement and the French Master Lease Agreement; and

(ii)
(in respect of the Vehicle Fleet in Germany) sale proceeds received from Vehicle Manufacturers and/or Vehicle Dealers (in the case of Programme Vehicles) as well as Vehicle Dealers and other third parties (in the case of Non-Programme Vehicles) in relation to the vehicles which German Opco sells, excluding (x) the VAT Amount, (y) the Third Party Purchase Price VAT Amount and (z) the positive difference between amount of Vehicle Manufacturer Repurchase Price (excluding VAT) or the Third Party Purchase Price (excluding VAT) and the Net Book Value with respect to the Vehicles for which the Vehicle Manufacturer Repurchase Price or the Third Party Purchase Price (excluding VAT) is paid pursuant to clause 6.3 and/or clause 6.5 of the Master German Fleet Purchase Agreement;

(c)	in relation to:

(i)	Dutch FleetCo, Spanish Branch receipts of VAT Receivables;

(ii)
Italian FleetCo, any amount of VAT received by it (or to which it is entitled under the Italian VAT Sharing Agreement) which is not used by Italian FleetCo to (A) repay a VAT Loan Advance pursuant to clause 8.1.2(i) of any Italian VAT Loan Agreement or (B) pay Avis Italian Opco pursuant to clause 6(b) of the Italian VAT Sharing Agreement; and

(iii)	French FleetCo receipts of VAT Receivables; and

(d)
other cash standing to the credit of (in respect of Germany) the Dutch FleetCo German Transaction Account, (in respect of Spain) the Dutch FleetCo Spanish Transaction Account, (in respect of The Netherlands) the Dutch FleetCo Dutch Transaction Account, (in respect of France) the French FleetCo Transaction Account and (in respect of Italy) the Italian FleetCo Transaction Account and the Italian Dedicated Financing Account, in each case, from time to time, excluding:

(i)	the proceeds of any FleetCo Advance made to the relevant FleetCo under the relevant FleetCo Facility Agreement;

(ii)	an amount equal to the Excluded Payments in any such bank account); and

(iii)	excluding the amounts in the provisioned items ledger of the relevant FleetCo in each Country, provided that:

A.	prior to the occurrence of a Rapid Amortisation Event, funds standing to the credit of the relevant FleetCo Reserve Account would not form part of the FleetCo Available Funds; and

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B.
the proceeds set out in (b)(i) above and the moneys standing to the credit of the Italian Dedicated Financing Account shall be used exclusively by Italian FleetCo (i) in or towards payment of interest and/or repayment of principal due in respect of the FleetCo Italian Facility Agreement in accordance with items (h) and (i) of the Italian FleetCo Pre-Enforcement Priority of Payments and items (g) and (h) of the Italian FleetCo Post-Enforcement Priority of Payments, and (ii) in respect of payments to be made or provided for under item (e) of the Italian FleetCo Pre-Enforcement Priority of Payments and item (d) of the Italian FleetCo Post-Enforcement Priority of Payments in accordance with clause 6.1.5 of the FleetCo Italian Facility Agreement.

"FleetCo Back-up Cash Management Agreement" means the back-up cash management agreement between, among others, the FleetCos and each FleetCo Back-up Cash Manager.
"FleetCo Back-up Cash Management Services" has the meaning given to it in clause 2.4.1 of the FleetCo Back-up Cash Management Agreement.
"FleetCo Back-up Cash Manager" means the FleetCo Spanish Back-up Cash Manager, the FleetCo German Back-up Cash Manager, the FleetCo Dutch Back-up Cash Manager, the FleetCo French Back-up Cash Manager and the FleetCo Italian Back-up Cash Manager (as applicable).
"FleetCo Back-up Cash Manager Commencement Notice" means a commencement notice under the FleetCo Back-up Cash Management Agreement upon whose service the signing authority of the relevant FleetCo Back-up Cash Manager over the Dutch FleetCo Spanish Bank Accounts, the Italian Bank Accounts, the Dutch FleetCo German Bank Accounts, the Dutch FleetCo Dutch Bank Accounts and the French Bank Accounts (as applicable) shall become operative and upon receipt of which by the relevant FleetCo Back-up Cash Manager, such FleetCo Back-up Cash Manager shall become responsible for the services described in clause 2.4 (Scope of Services) of the FleetCo Back-up Cash Management Agreement.
"FleetCo Back-up Cash Manager Termination Event" means any of the termination events set out under clause 7.2 (Termination) of the FleetCo Back-up Cash Management Agreement.
"FleetCo Bank Accounts" means the Dutch FleetCo Spanish Bank Accounts, the Italian Bank Accounts, the French Bank Accounts, the Dutch FleetCo German Bank Accounts, the Dutch FleetCo Dutch Bank Accounts and the Dutch Bank Account.
"FleetCo Cash Management and Lease Report" means the cash management report and lease report in respect of each Country provided by the relevant Servicer to the Transaction Agent on each Reporting Date, substantially in the form set out in part 2 (Form of FleetCo Cash Management and Lease Report) of schedule 8 (Forms of Cash Management Reports) to the Framework Agreement and, if amended, in form and substance satisfactory to the Transaction Agent.
"FleetCo Compliance Certificate" means, in respect of a FleetCo, the compliance certificate substantially in the form set out in part 2 (Form of FleetCo Compliance Certificate) of schedule 7 (Forms of Compliance Certificates) to the Framework Agreement.
"FleetCo Deed of Charge" means:

(i)	the Spanish FleetCo Deed of Charge;

(ii)	the German FleetCo Deed of Charge;

(iii)	the Italian FleetCo Deed of Charge;

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(iv)	the Dutch FleetCo Deed of Charge; or

(v)	the French FleetCo Deed of Charge (as applicable).
"FleetCo Determination Date" means the date falling 5 Business Days before a Settlement Date.
"FleetCo Dutch Advance" means each advance made by the Issuer to Dutch FleetCo under the FleetCo Dutch Facility Agreement.
"FleetCo Dutch Advances Proportion" means, on any date on which such calculation is required, the ratio of:

(a)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement;
to

(b)	the sum of:

(i)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement;

(ii)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement;

(iii)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement;

(iv)	the aggregate outstanding FleetCo French Advances under the FleetCo French Facility Agreement; and

(v)	the aggregate outstanding FleetCo Italian Advances under the FleetCo Italian Facility Agreement, such ratio expressed as a percentage.
"FleetCo Dutch Back-up Cash Manager" means Deutsche Bank AG, London Branch and any successor or replacement thereof appointed under the FleetCo Back-up Cash Management Agreement.
"FleetCo Dutch Facility Agreement" means a facility agreement between Dutch FleetCo and the Issuer, the proceeds of which Dutch FleetCo will use to, among other things, purchase vehicles to comprise its Dutch fleet from manufacturers and dealers.
"FleetCo Dutch Secured Liabilities" means, in respect of Dutch FleetCo, all present and future moneys, debts and liabilities due, owing or incurred by Dutch FleetCo to the Dutch FleetCo Secured Creditors in any manner whatsoever, including on any current or other account or otherwise, including under or in connection with any:
(i)    Dutch Transaction Dutch Document to which Dutch FleetCo is a party; and

(ii)	(subject to clause 2.1 (xxxiv) and (xxxvi) hereof) English Transaction Document to which Dutch FleetCo is a party,
(in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).
"FleetCo Dutch Security Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

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(i)	(subject to clause 2.1 (xxxvi) hereof) the Dutch FleetCo Share Pledge;

(ii)	the Dutch Receivables Pledge; and

(iii)	the Dutch FleetCo German VAT Pledge.
"FleetCo Enforcement Notice" means a notice delivered by the FleetCo Security Agent to the relevant FleetCo notifying the relevant FleetCo that it will enforce the security created under the FleetCo Security Documents and/or take any other kind of Enforcement Action.
"FleetCo Event of Default" means any event of default as set out in part 2 (FleetCo Events of Default) of schedule 4 (Events of Default) to the Framework Agreement.
"FleetCo Excess Cash Amount" means, in relation to a FleetCo in a Country, the amount equal to the amount standing to the credit of any account of any FleetCo, excluding:

(a)	in respect of Italian FleetCo in relation to the Maggiore Vehicles, the amount of all:

(i)	the VAT Loan Advances made to Italian FleetCo under the Maggiore Italian VAT Loan Agreement;

(ii)
the VAT payments received by Italian FleetCo from a sale or disposal of any Maggiore Vehicle and the VAT payments received by Italian FleetCo from the lease of any Maggiore Vehicle by Italian FleetCo to Maggiore Italian OpCo; and

(iii)	the Maggiore Italian VAT Refunds.

(b)	in respect of Italian FleetCo in relation to its vehicle fleet other than the Maggiore Vehicles, the amount of all:

(i)	the VAT Loan Advances made to Italian FleetCo under the Avis Italian VAT Loan Agreement; and

(ii)
the VAT payments received by Italian FleetCo from the sale or disposal of Vehicles by Italian FleetCo and the VAT payments received by Italian FleetCo from the lease of Vehicles by Italian FleetCo to Avis Italian Opco which Italian FleetCo is required to pay to Avis Italian Opco pursuant to clause 6(b) of the Italian VAT Sharing Agreement;

(c)	in respect of Dutch FleetCo in relation to its Vehicle Fleet in The Netherlands, the amount of all:

(i)	the VAT Loan Advances made to Dutch FleetCo;

(ii)
the VAT payments received by Dutch FleetCo from the sale or disposal of Vehicles by Dutch FleetCo and the VAT payments received by Dutch FleetCo from the lease of Vehicles by Dutch FleetCo to Dutch Opco; and

(iii)	the Dutch VAT Refunds;

(d)	in respect of Dutch FleetCo in relation to its Vehicle Fleet in Germany, the amounts received by Dutch FleetCo from the Vehicle Manufacturers and Vehicle Dealers representing:

(i)
the positive difference between amount of the Vehicle Manufacturer Repurchase Price (excluding VAT) and the Net Book Value with respect to the Vehicles for which the Vehicle Manufacturer Repurchase Price is paid pursuant to clause 6.3 and/or clause 6.5 of the Master German Fleet Purchase Agreement;

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(ii)	the VAT Amount; and

(iii)	the Third Party Purchase Price VAT Amount;

(e)	the amounts standing to the credit of the VAT Component and Charge Costs Component Trust Account;

(f)	the amount standing to the credit of:

(i)	each FleetCo Reserve Account (if any) in such Country;

(ii)	(in respect of Dutch FleetCo in Germany), its provisioned items ledger and its Excluded Payments Ledger;

(iii)	(in respect of Dutch FleetCo in The Netherlands), its provisioned items ledger and its Excluded Payments Ledger;

(iv)	(in respect of Dutch FleetCo in Spain), its provisioned items ledger and its Excluded Payments Ledger;

(v)	(in respect of French FleetCo in France), its provisioned items ledger and its Excluded Payments Ledger; and

(vi)	(in respect of Italian FleetCo in Italy), its provisioned items ledger and its Excluded Payments Ledger.
"FleetCo Expected Maturity Date" means the Expected Maturity Date.
"FleetCo Facility Agreements" means each of the FleetCo German Facility Agreement, the FleetCo Italian Facility Agreement, the FleetCo Dutch Facility Agreement, the FleetCo French Facility Agreement and the FleetCo Spanish Facility Agreement.
"FleetCo French Advance" means each advance made by the French Intermediary Bank to French FleetCo under the FleetCo French Facility Agreement.
"FleetCo French Advance Receivables" means each and any receivable of the French Intermediary Bank towards the French FleetCo (whether existing (créances née), future (créances futures) or conditional (créances conditionnelles) in respect of the FleetCo French Advance(s) drawn down, or to be drawn down, by the French FleetCo under the FleetCo French Facility Agreement, subject to, and in accordance with, the relevant terms of the FleetCo French Facility Agreement, including any and all interest accrued thereon.
"FleetCo French Advances Proportion" means, on any date on which such calculation is required, the ratio of:

(a)	the aggregate outstanding FleetCo French Advances under the FleetCo French Facility Agreement;
to

(b)	the sum of:

(i)	the aggregate outstanding FleetCo Italian Advances under the FleetCo Italian Facility Agreement;

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(ii)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement;

(iii)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement;

(iv)	the aggregate outstanding FleetCo French Advances under the FleetCo French Facility Agreement; and

(v)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement, such ratio expressed as a percentage.
"FleetCo French Back-up Cash Manager" means Deutsche Bank AG, London Branch or its replacement or successor as appointed under the FleetCo Back-up Cash Management Agreement.
"FleetCo French Facility Agreement" means a facility agreement between French FleetCo and the French Intermediary Bank, the proceeds of which French FleetCo will use to, among other things, purchase vehicles to comprise its French fleet.
"FleetCo French Facility Security" means the FleetCo French Related Security granted by French FleetCo in favour of the French Intermediary Bank as a security for the timely payment of any amount due under the FleetCo French Facility Agreement.
"FleetCo French Fee and Indemnity Receivables" means each and any receivable of the French Intermediary Bank towards the French FleetCo, whether existing (créances née), future (créances futures) or conditional (créances conditionnelles) which has arisen or will arise from the FleetCo French Facility Agreement and which does not characterise as a FleetCo French Advance Receivable. For the avoidance of doubt, any such receivable shall consist in particular of: (i) any taxes provided for in clause 7 (Tax Gross-up), clause 8 (Tax); (ii) any indemnities (including currency indemnities) provided for in clause 11 (Borrower’s Indemnities) in each case of the FleetCo French Facility Agreement; and (iii) any indemnities, taxes, costs and increased payments provided for in clause 10 (Fees, Costs and Expenses) of the FleetCo French Facility Agreement.
"FleetCo French Loan Receivables" means together the FleetCo French Advance Receivables and the FleetCo French Fee and Indemnity Receivables.
"FleetCo French Related Security" means, in respect to the French Transaction Documents and English Transaction Documents to which the French FleetCo is a party, any security granted or to be granted from time to time by the French FleetCo in favour of the French FleetCo Secured Creditors pursuant to the relevant terms of the FleetCo French Security Documents.
"FleetCo French Secured Liabilities" means, in respect of French FleetCo, all present and future moneys, debts and liabilities due, owing or incurred by French FleetCo to the French FleetCo Secured Creditors on any current or other account or otherwise in any manner whatsoever, including under or in connection with any:
(i)    French Transaction Document to which French FleetCo is a party; and
(ii)    English Transaction Document to which French FleetCo is a party,

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in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise.
"FleetCo French Security Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the French Vehicle Pledge Agreement;

(ii)	the French Third Party Holding Agreement;

(iii)	the French Receivables Security Assignment Agreement;

(iv)	the French Business Charge Agreement;

(v)	the French Bank Account Pledge Agreement;

(vi)	the French Share Pledge Agreement (French Opco); and

(vii)	the French Share Pledge Agreement (Golden Shareholder).
"FleetCo German Advance" means each advance made by the Issuer to Dutch FleetCo under the FleetCo German Facility Agreement.
"FleetCo German Advances Proportion" means, on any date on which such calculation is required, the ratio of:

(a)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement;
to

(b)	the sum of:

(i)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement;

(ii)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement;

(iii)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement;

(iv)	the aggregate outstanding FleetCo French Advances under the FleetCo French Facility Agreement; and

(v)	the aggregate outstanding FleetCo Italian Advances under the FleetCo Italian Facility Agreement, such ratio expressed as a percentage.
"FleetCo German Back-up Cash Manager" means Deutsche Bank AG, London Branch and any successor or replacement thereof appointed under the FleetCo Back-up Cash Management Agreement.
"FleetCo German Facility Agreement" means a facility agreement between Dutch FleetCo and the Issuer, the proceeds of which Dutch FleetCo will use to, among other things, purchase vehicles to comprise its German fleet from German Opco.

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"FleetCo German Secured Liabilities" means, in respect of Dutch FleetCo, all present and future moneys, debts and liabilities due, owing or incurred by Dutch FleetCo to the German FleetCo Secured Creditors in any manner whatsoever, including on any current or other account or otherwise, including under or in connection with any:
(i)    German Transaction Document to which Dutch FleetCo is a party;

(ii)	(subject to clauses 2.1(xxxiv) and (xxxv) hereof) English Transaction Document to which Dutch FleetCo is a party; and
(iii)    Dutch Transaction Document to which Dutch FleetCo is a party,
(in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).
"FleetCo German Security Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the German Account Pledge Agreement;

(ii)	the German Receivables Assignment Agreement; and

(iii)	the German Security Transfer Agreement.
"FleetCo Holdings" means CarFin Finance Holdings Limited, a private limited company incorporated in Ireland with registered number 463657 and having its registered office at 1 Grant’s Row, Lower Mount Street, Dublin 2, Ireland.
"FleetCo Holdings Corporate Services Provider" means Structured Finance Management (Ireland) Limited or any successor or replacement thereof appointed under the Issuer and FleetCo Holdings Corporate Services Agreement.
"FleetCo Individual Advance Proportion" means, on any date on which such calculation is required and in respect of a FleetCo Advance, the ratio of:

(c)	the total principal amount made available under such FleetCo Advance on its FleetCo Advance Drawdown Date; to

(d)
the aggregate of the principal amount made available under all outstanding FleetCo Advances that have the same FleetCo Advance Drawdown Date and the same FleetCo Advance Repayment Date as such FleetCo Advance, such ratio expressed as a percentage.
"FleetCo Italian Advance" means each advance made by the Issuer to Italian FleetCo under the FleetCo Italian Facility Agreement.
"FleetCo Italian Advances Proportion" means, on any date on which such calculation is required, the ratio of:

(a)	the aggregate outstanding FleetCo Italian Advances under the FleetCo Italian Facility Agreement;
to

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(b)	the sum of:

(i)	the aggregate outstanding FleetCo Italian Advances under the FleetCo Italian Facility Agreement;

(ii)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement;

(iii)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement;

(iv)	the aggregate outstanding FleetCo French Advances under the FleetCo French Facility Agreement; and

(v)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement, such ratio expressed as a percentage.
"FleetCo Italian Back-up Cash Manager" means Deutsche Bank AG, London Branch or its replacement or successor as appointed under the FleetCo Back-up Cash Management Agreement.
"FleetCo Italian Facility Agreement" means a facility agreement between Italian FleetCo and the Issuer, the proceeds of which Italian FleetCo will use to, among other things, purchase vehicles to comprise its Italian fleet.
"FleetCo Italian Facility Agreement Purchase Option" means the option granted by the Issuer to Finco under clause 15.4 (Option) of the FleetCo Italian Facility Agreement.
"FleetCo Italian Secured Liabilities" means, in respect of Italian FleetCo, all present and future moneys, debts and liabilities due, owing or incurred by Italian FleetCo to the Italian FleetCo Secured Creditors on any current or other account or otherwise in any manner whatsoever, including under or in connection with any:
(i)    Italian Transaction Document to which Italian FleetCo is a party; and
(ii)    English Transaction Document to which Italian FleetCo is a party, in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise. For the purposes of "FleetCo Italian Secured Liabilities", each of the Italian FleetCo Secured Creditors acknowledges that all present and future moneys, debts and liabilities due, owing or incurred by Italian FleetCo under or in connection with the FleetCo Italian Facility Agreement shall be limited to 95 per cent. of the total aggregate amount of the FleetCo Advances made available under the FleetCo Italian Facility Agreement.
"FleetCo Italian Security Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the Italian FleetCo Share Pledge; and

(ii)	the Italian FleetCo Security Deed.
"FleetCo Payment Date" means the Issuer Payment Date, save that if Senior Advances are to be repaid by the Issuer using proceeds received by the Issuer from FleetCo Advances, the FleetCo Payment Date in respect of such repayment of FleetCo Advances shall be one Business Day before the Issuer Payment Date,

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if such FleetCo Payment Date is not a Business Day in Spain, Germany, The Netherlands, France or Italy (as applicable to the relevant FleetCo Facility Agreement).
"FleetCo Post-Enforcement Priorities of Payments" means the Dutch FleetCo German Post-Enforcement Priority of Payments, the Dutch FleetCo Spanish Post-Enforcement Priority of Payments, the Dutch FleetCo Dutch Post-Enforcement Priorities of Payments, the French FleetCo Post-Enforcement Priority of Payments and the Italian FleetCo Post-Enforcement Priority of Payments.
"FleetCo Pre-Enforcement Priorities of Payments" means the Dutch FleetCo German Pre-Enforcement Priority of Payments, the Dutch FleetCo Dutch Pre-Enforcement Priority of Payments, the Dutch FleetCo Spanish Pre-Enforcement Priority of Payments, the French FleetCo Pre-Enforcement Priority of Payments and the Italian FleetCo Pre-Enforcement Priority of Payments (as applicable).
"FleetCo Priority of Payments" means the FleetCo Pre-Enforcement Priorities of Payments and the FleetCo Post-Enforcement Priorities of Payments.
"FleetCo Profit Margin" means, in respect of a FleetCo in each Country on a Lease Determination Date, [REDACTED] or such other amount in respect of such Lease Determination Date as may be agreed from time to time between (i) such FleetCo in such Country, (ii) its Related Opco as representing an arm’s length profit for the activities undertaken by such FleetCo in such Country, and (iii) if such FleetCo Profit Margin exceeds [REDACTED], the Transaction Agent.
"FleetCo Repeating Representations" means, in respect of each FleetCo, the representations and warranties of such FleetCo set out in the Framework Agreement, save for the representations and the warranties in the following clauses in the Framework Agreement:

(i)	clause 3.3.3 (Independent Director);

(ii)	clause 3.3.4 (Centre of Main Interests and no establishment);

(iii)	clause 3.3.5 (Taxes);

(iv)	clause 3.3.6 (No Subsidiaries, Employees or Premises);

(v)	clauses 3.3.11(i)(a) and 3.3.11(iii)(a) (Financial Statements);

(vi)	clause 3.3.18 (Consents);

(vii)	clause 3.3.23 (Execution);

(viii)	clause 3.3.27(ii) (FleetCo Security);

(ix)	clause 3.3.28 (Compliance with Relevant Transaction Documents);

(x)	clause 3.3.31 (Filings);

(xi)	clause 3.3.32 (Consents);

(xii)	clause 3.3.34 (Taxes – Transaction Documents);

(xiii)	clause 3.3.39 (Compliance with Country Asset Value Test);

(xiv)	clause 3.3.40 (Negotiation Guidelines and Vehicle Purchasing Agreement);

(xv)	clauses 3.3.41(i) and (ii) (Spain specific representations and warranties);

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(xvi)	clause 3.3.43(i) (The Netherlands specific representations and warranties).
"FleetCo Reserve Account" means, as applicable:

(i)	the Dutch FleetCo German Reserve Account (if any);

(ii)	the Dutch FleetCo Spanish Reserve Account (if any);

(iii)	the Dutch FleetCo Dutch Reserve Account (if any);

(iv)	the French FleetCo Reserve Account (if any); and

(v)	the Italian FleetCo Reserve Account (if any).
"FleetCo Secured Creditors" means:

(i)	the Spanish FleetCo Secured Creditors;

(ii)	the German FleetCo Secured Creditors;

(iii)	the Dutch FleetCo Secured Creditors;

(iv)	the French FleetCo Secured Creditors; and

(v)	the Italian FleetCo Secured Creditors.
"FleetCo Secured Liabilities" means:

(i)	the FleetCo Spanish Secured Liabilities;

(ii)	the FleetCo German Secured Liabilities;

(iii)	the FleetCo Dutch Secured Liabilities;

(iv)	the FleetCo French Secured Liabilities; and

(v)	the FleetCo Italian Secured Liabilities.
"FleetCo Secured Property" means the assets from time to time subject, or expressed to be subject, to the FleetCo Security or any part of those assets.
"FleetCo Security" means all or any of the Security Interests created or expressed to be created from time to time constituted by or pursuant to, or evidenced by, the FleetCo Security Documents.
"FleetCo Security Agent" means Crédit Agricole Corporate and Investment Bank or the replacement or successor entity appointed as security agent and/or trustee on behalf of itself and the FleetCo Secured Creditors.
"FleetCo Security Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the FleetCo Dutch Security Documents;

(ii)	the FleetCo German Security Documents;

(iii)	the FleetCo French Security Documents;

(iv)	the FleetCo Italian Security Documents;

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(v)	the FleetCo Spanish Security Documents;

(vi)	the Dutch FleetCo Dutch Security Documents

(vii)	each FleetCo Security Power of Attorney;

(viii)	each FleetCo Deed of Charge;

(ix)	the Lessor Power of Attorney; and

(x)	any other document designated by the FleetCo Security Agent as a FleetCo Security Document.
"FleetCo Security Powers of Attorney" means: (i) the power of attorney granted by Dutch FleetCo to the FleetCo Security Agent pursuant to clause 15 (Power of Attorney) of the German FleetCo Deed of Charge and substantially in the form set out in schedule 1 (Form of FleetCo Security Power of Attorney) to the German FleetCo Deed of Charge; (ii) the power of attorney granted by Dutch FleetCo to the FleetCo Security Agent pursuant to clause 15 (Power of Attorney) of the Dutch FleetCo Deed of Charge and substantially in the form set out in schedule 1 (Form of FleetCo Security Power of Attorney) to the Dutch FleetCo Deed of Charge; (iii) the power of attorney granted by Dutch FleetCo, Spanish Branch to the FleetCo Security Agent pursuant to clause 15 (Power of Attorney) of the Spanish FleetCo Deed of Charge and substantially in the form set out in schedule 1 (Form of FleetCo Security Power of Attorney) to the Spanish FleetCo Deed of Charge; (iv) the power of attorney granted by French FleetCo to the FleetCo Security Agent pursuant to clause 15 (Power of Attorney) of the French FleetCo Deed of Charge and substantially in the form set out in schedule 1 (Form of FleetCo Security Power of Attorney) to the French FleetCo Deed of Charge; and (v) the power of attorney granted by Italian FleetCo to the FleetCo Security Agent pursuant to clause 15 (Power of Attorney) of the Italian FleetCo Deed of Charge and substantially in the form set out in schedule 1 (Form of FleetCo Security Power of Attorney) to the Italian FleetCo Deed of Charge.
"FleetCo Servicers" means the Spanish Servicer, each of the Italian Servicers, the French Servicer and the Central Servicer.
"FleetCo Spanish Advance" means each advance made by the Issuer to Dutch FleetCo, Spanish Branch under the FleetCo Spanish Facility Agreement.
"FleetCo Spanish Advances Proportion" means, on any date on which such calculation is required, the ratio of:

(a)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement;
to

(b)	the sum of:

(i)	the aggregate outstanding FleetCo German Advances under the FleetCo German Facility Agreement;

(ii)	the aggregate outstanding FleetCo Spanish Advances under the FleetCo Spanish Facility Agreement;

(iii)	the aggregate outstanding FleetCo Dutch Advances under the FleetCo Dutch Facility Agreement;

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(iv)	the aggregate outstanding FleetCo French Advances under the FleetCo French Facility Agreement; and

(v)	the aggregate outstanding FleetCo Italian Advances under the FleetCo Italian Facility Agreement, such ratio expressed as a percentage.
"FleetCo Spanish Back-up Cash Manager" means Deutsche Bank, London Branch and any replacement or successor thereof appointed under the FleetCo Back-up Cash Management Agreement.
"FleetCo Spanish Facility Agreement" means a facility agreement between Dutch FleetCo and the Issuer, the proceeds of which will be used, among other things, to purchase vehicles to comprise its Spanish fleet from manufacturers and dealers.
"FleetCo Spanish Secured Liabilities" means, in respect of Dutch FleetCo, Spanish Branch, all present and future moneys, debts and liabilities due, owing or incurred by Dutch FleetCo, Spanish Branch to the Spanish FleetCo Secured Creditors in any manner whatsoever, including on any current or other account or otherwise, including under or in connection with any:

(i)	Spanish Transaction Document to which Dutch FleetCo, Spanish Branch is a party; and
(ii)    English Transaction Document to which Dutch FleetCo, Spanish Branch is a party, in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise.
"FleetCo Spanish Security Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the Public Deed of Pledge over Vehicles;

(ii)	the Third Party Holding Agreement;

(iii)	the VAT receivables pledge in respect of Dutch FleetCo’s activities in Spain;

(iv)	the pledge in respect of credit right under the Spanish Master Lease Agreement;

(v)	the pledge in respect of Spanish law governed receivables under the Vehicle Manufacturer Buy-Back Agreements and Vehicle Dealer Buy-Back Agreements to which Dutch FleetCo is a party;

(vi)	the pledge over the bank accounts of Dutch FleetCo in Spain; and

(vii)	the irrevocable power of attorney granted by Dutch FleetCo, Spanish Branch to the FleetCo Security Agent.
"FleetCo Total Borrowed Amount" means, in respect of a FleetCo on a Lease Determination Date, the aggregate principal amount outstanding on the last day of the Related Month under the relevant FleetCo Facility Agreement.
"FleetCo Transaction Documents" means, in respect of a FleetCo, the following documents to which such FleetCo is a party (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the Funds Flow Agreement;

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(ii)	the Framework Agreement;

(iii)	the Master Definitions Agreement;

(iv)	the Tax Deed of Covenant;

(v)	the FleetCo Spanish Facility Agreement (in respect of Dutch FleetCo);

(vi)	the FleetCo German Facility Agreement (in respect of Dutch FleetCo);

(vii)	the FleetCo Dutch Facility Agreement (in respect of Dutch FleetCo);

(viii)	the FleetCo French Facility Agreement (in respect of French FleetCo);

(ix)	the FleetCo Italian Facility Agreement (in respect of Italian FleetCo);

(x)	the FleetCo Back-up Cash Management Agreement;

(xi)	the Liquidation Agency Agreement;

(xii)	the Central Servicing Agreement;

(xiii)	the Parent Performance Guarantee;

(xiv)	the Finco Payment Guarantee;

(xv)	the Operating Documents;

(xvi)	the FleetCo Security Documents;

(xvii)	the Dutch FleetCo Management Documents;

(xviii)	the Spain TRO Power of Attorney; and

(xix)	all documents approved by the FleetCo Security Agent and the Transaction Agent and entered into by such FleetCo related to or in connection with the documents above.
"Fleet Payables Amount" means, in relation to any Country, an amount equal to the aggregate amount of any amounts due by the relevant FleetCo in such Country to Vehicle Manufacturers and/or Vehicle Dealers (excluding any amount in respect of VAT related thereto) and remaining outstanding at the relevant Calculation Date or (as applicable) each Intra-Month Cut-Off Date.
"Fleet Plan" means, in respect of each Country, the projected Vehicle Fleet purchase and Borrower Vehicle Fleet NBV in the immediately following financial year of the relevant FleetCo.
"Fleet Report" means the data report (in Computer Readable Form) provided on a Vehicle-by-Vehicle basis, containing data relating to the FleetCo’s various Vehicles in the form as set out in part A and part B of schedule 9 (Form of Fleet Report) to the Framework Agreement and, if amended, in form and substance satisfactory to the Transaction Agent.
"Floating Charge" means:

(i)	the floating charge created by clause 3.4 (Floating Charge) of the Issuer Deed of Charge;

(ii)	the floating charge created by clause 3.3 (Floating Charge) of the Spanish FleetCo Deed of Charge;

(iii)	the floating charge created by clause 3.3 (Floating Charge) of the German FleetCo Deed of Charge;

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(iv)	the floating charge created by clause 3.3 (Floating Charge) of the Dutch FleetCo Deed of Charge;

(v)	the floating charge created by clause 3.3 (Floating Charge) of the French FleetCo Deed of Charge; and

(vi)	the floating charge created by clause 3.3 (Floating Charge) of the Italian FleetCo Deed of Charge.
"Force Majeure Event" means an event beyond the reasonable control of the person affected including strike, lock-out, labour dispute, act of God, war, riot, civil commotion, malicious damage, accident, breakdown of plant or machinery, computer software, hardware or system failure, fire, flood and/or storm and other circumstances affecting the supply of goods or services.
"Framework Agreement" means the agreement setting out the common terms applicable to the transaction dated 5 March 2013 as amended, restated, modified, supplemented or waived from time to time and entered into by, among others, the FleetCos, the Issuer, the FleetCo Security Agent, the Issuer Security Trustee and the Transaction Agent.
"France Repayment Option" means, in respect of a TRO Default, the Country Repayment Option applicable to Finco, as more particularly set out in clause 6 (Country Repayment Option) of the Framework Agreement.
"French Accession Date" means 21 May 2014.
"French Account Bank Agreement" means the agreement to appoint the French FleetCo Account Bank.
"French Account Mandate" has the meaning given to it in clause 4.1.1 of the French Account Bank Agreement.
"French Bank Account Pledge Agreement" means the French law bank account pledge agreement (nantissement de comptes bancaires) between French FleetCo as pledger and the French FleetCo Secured Creditors as pledgees.
"French Bank Accounts" means:

(i)	the French FleetCo Transaction Account;

(ii)	the French FleetCo Reserve Account (if any); and

(iii)	any Additional Accounts opened and maintained in accordance with the French Account Bank Agreement.
"French Business Charge Agreement" means the business charge (nantissement de fonds de commerce) between French FleetCo as chargor and the French FleetCo Secured Creditors as beneficiaries.
"French FleetCo" means AB FleetCo which, among other things, holds title to or holds possession of the Vehicle Fleet in France.
"French FleetCo Account Bank" means the entity appointed as account bank under the French Account Bank Agreement.
"French FleetCo Account Bank Operator" means Deutsche Bank AG, London Branch.
"French FleetCo Deed of Charge" means the English law deed of charge pursuant to which, among other things, French FleetCo assigns, pledges and otherwise creates security over all its rights and interests in

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and to each of the English Transaction Documents to which it is a party in favour of the FleetCo Security Agent.
"French FleetCo Post-Enforcement Priority of Payments" means the priority of payments in part E (French FleetCo Post-Enforcement Priority of Payments) of part 6 (FleetCo Post-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"French FleetCo Pre-Enforcement Priority of Payments" means the priority of payments in part E (French FleetCo Pre-Enforcement Priority of Payments) of part 5 (FleetCo Pre-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"French FleetCo Reserve Account" means the reserve account in France in the name of French FleetCo and which may, from time to time, be opened and maintained with the French FleetCo Account Bank.
"French FleetCo Secured Creditors" means (i) the French Intermediary Bank and, upon assignment of the FleetCo French Advances to the FCT pursuant to clause 14.3 of the FleetCo French Facility Agreement, the FCT and (ii) the French FleetCo Account Bank, the French FleetCo Account Bank Operator, the FleetCo French Back-up Cash Manager, the French Servicer, the Central Servicer and the FleetCo Security Agent (including any Receiver or Appointee thereof).
"French FleetCo Secured Property" means the assets from time to time secured by the FleetCo French Security Documents.
"French FleetCo Share Pledge" means the pledge of all the shares in French FleetCo.
"French FleetCo Transaction Account" means the bank account in France in the name of French FleetCo with account number 10511633000.
"French GAAP" means the accounting principles established pursuant to the French Code de commerce and the Plan Comptable Général, both as amended and supplemented from time to time.
"French Intermediary Bank" means Crédit Agricole Corporate and Investment Bank.
"French Master Lease Agreement" means, the master lease agreement dated on or about the date hereof entered into by, amongst others, French FleetCo and French Opco.
"French Opco" means Avis Location de Voitures SAS.
"French Opco Event of Default" means an Event of Default in respect of French Opco as the Relevant Person.
"French Receivables Security Assignment Agreement" means the French receivables security assignment agreement (cession de créances professionnelles "Dailly" à titre de garantie) between French FleetCo as assignor and the French Intermediary Bank and the FCT as assignees.
"French Servicer" means French Opco which is to provide transaction management services to French FleetCo.
"French Servicing Agreement" means the servicing and cash management agreement between, among others, French FleetCo and French Opco in respect of French FleetCo’s operations in France.

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"French Share Pledge Agreement (French Opco)" means the French share pledge agreement (nantissement de comptes-titres) pursuant to which French Opco grants security over its shares in French FleetCo in favour of the French FleetCo Secured Creditors.
"French Share Pledge Agreement (Golden Shareholder)" means the French share pledge agreement (nantissement de comptes-titres) pursuant to which the Golden Shareholder grants security over its shares in French FleetCo in favour of the French FleetCo Secured Creditors.
"French Third Party Holder" means means French Opco in its capacity as third party holder under the French Third Party Holding Agreement.
"French Third Party Holding Agreement" means the French third party holding agreement (convention d’entiercement) pursuant to which French Opco will act as third party holder of French FleetCo’s pledged Vehicles on behalf of the French FleetCo Secured Creditors.
"French Transaction Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the FleetCo French Facility Agreement;

(ii)	the French Account Bank Agreement;

(iii)	the French Account Mandate;

(iv)	the French Master Lease Agreement;

(v)	the French Servicing Agreement;

(vi)	the FleetCo French Security Documents;

(vii)	the FCT Transaction Documents;

(viii)	the Golden Share Put and Call Option Agreement; and

(ix)	any other Transaction Documents expressed to be governed by French law and designated as a "French Transaction Document" by the Transaction Agent and French FleetCo.
"French Vehicle Documents" means, in respect of Vehicles in France, the keys and spare keys to the Vehicles, the property certificate and the registration and technical documents regarding the Vehicles.
"French Vehicle Pledge Agreement" means the French vehicle pledge agreement (gage avec dépossession sur véhicules automobiles) between French FleetCo as pledger and the French FleetCo Secured Creditors as pledgees.
"FSMA" means Financial Services and Markets Act 2000.
"Funds Flow Agreement" means the funds flow agreement dated 20 March 2013 between, among others, the Issuer, the Issuer Cash Manager and the FleetCos in respect of the cash flow on or about the Initial Funding Date.
"Further Senior Notes" has the meaning given to it in clause 4.1 (Issue of Further Senior Notes) of the Issuer Note Issuance Facility Agreement.
"GAAP" means:

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(i)
in relation to any Opco (other than German Opco), Finco, Avis Europe or the Issuer, generally accepted accounting principles, standards and practices in the jurisdiction of incorporation of that entity;

(ii)	in relation to Italian FleetCo, Italian GAAP;

(iii)	in relation to Dutch FleetCo, Spanish Branch, Spanish GAAP;

(iv)	in relation to Dutch FleetCo’s Vehicle Fleet in Germany, German GAAP;

(v)	in relation to Dutch FleetCo’s Vehicle Fleet in The Netherlands, Dutch GAAP;

(vi)	in relation to French FleetCo, French GAAP; and

(vii)	in relation to German Opco, German GAAP.
"German Account Bank Agreement" means the agreement pursuant to which Dutch FleetCo appoints the Dutch FleetCo German Account Bank.
"German Account Mandate" has the meaning given to it in clause 4.1.1 of the German Account Bank Agreement.
"German Account Pledge Agreement" means the German law governed agreement between, among others, Dutch FleetCo and the FleetCo Security Agent in respect of the German law pledge (Pfandrecht) in respect of the Dutch FleetCo German Bank Accounts.
"German Base Rent" means, in relation to all Vehicles which are leased to a Lessee under the Master German Fleet Lease Agreement on any day during the Related Month or, as the case may be, Related Months where such Related Months occur prior to a Lease Payment Date following the Lease Determination Date in respect of any Lease Payment Date, the sum of the Depreciation Charges that have accrued with respect to each such Vehicle during the Related Month or, as the case may be, Related Months, as determined in accordance with the terms of such Master German Fleet Lease Agreement.
"German Custodian" means DAD Deutscher Auto Dienst GmBH.
"German Custody Agreement" means the German law governed custody agreement in respect of the custody of the German Vehicle Certificates and evidence in relation to the Vehicle Fleet in Germany of Dutch FleetCo and entered into between German Opco, Dutch FleetCo, the FleetCo Security Agent and the German Custodian.
"German FleetCo Deed of Charge" means the English law deed of charge pursuant to which, among other things, Dutch FleetCo assigns, pledges and otherwise creates security over all its rights and interests in and to each of the English Transaction Documents to which it is a party in favour of the FleetCo Security Agent.
"German FleetCo Secured Creditors" means the Dutch FleetCo German Account Bank, the Dutch FleetCo German Account Bank Operator, the FleetCo German Back-up Cash Manager, and, with respect to obligations incurred by Dutch FleetCo acting with respect to its Vehicle Fleet purchased from German Opco, the Central Servicer, the Liquidation Agent, the FleetCo Security Agent (including any Receiver or Appointee thereof) and the Issuer.
"German GAAP" means the accounting principles established pursuant to the German Commercial Code (Handelsgesetzbuch).

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"German Opco" means Avis Budget Autovermietung GmbH & Co. KG.
"German Opco Event of Default" means an Event of Default in respect of German Opco as the Relevant Person.
"German Opco Existing Fleet Vehicle" means each Eligible Vehicle (i) in respect of which German Opco has paid the Initial Purchase Price in full to the relevant Vehicle Manufacturer or Vehicle Dealer prior to the date of the Master German Fleet Purchase Agreement and (ii) which German Opco owns prior to the date of the Master German Fleet Purchase Agreement.
"German Parallel Debt" has the meaning given to it in clause 16 (Parallel Debt) of the Framework Agreement.
"German Receivables Assignment Agreement" means the German law governed agreement between, among others, Dutch FleetCo and the FleetCo Security Agent in respect of the security assignment (Sicherungsabtretung) in respect of German law governed receivables.
"German Security Transfer Agreement" means the German law governed agreement between, among others, Dutch FleetCo and the FleetCo Security Agent in respect of the transfer of title for security purposes (Sicherungsübereignung) of the German Vehicle Fleet.
"German Transaction Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the FleetCo German Security Documents;

(ii)	the German Custody Agreement;

(iii)	the German Trust Agreement;

(iv)	the German Account Bank Agreement;

(v)	the Master German Fleet Purchase Agreement (to the extent governed by German law); and

(vi)	any other Transaction Document approved by the FleetCo Security Agent and the Transaction Agent and expressed to be governed by German law.
"German Trust Agreement" means the German law governed agreement between, among others, German Opco and Dutch FleetCo, in respect of the VAT Component and the Charge Costs Component in respect of Vehicles purchased in Germany and VAT Component and Charge Costs Component Account.
"German Vehicle Certificates" means, in respect of Vehicles in Germany in relation to which an Individual Purchase and Lease Agreement has been concluded, the registration documents regarding such vehicles (Zulassungsbescheinigungen Teil II (formerly known as Fahrzeugbriefe)) and certificates of conformity (EU-Konformitätserklärungen).
"German Vehicle Documents" means, in respect of Vehicles in Germany, the keys and spare keys to the Vehicles, the German Vehicle Certificates and the certificates of conformity (EU-Konformitätserklärungen).
"Golden Share Funding Agreement Purchase Option" means the call option granted by FleetCo Holdings to French Opco under clause 3 (Call Option) or the put option granted by French Opco to the FleetCo Holdings under clause 4 (Put Option) as appropriate of the Golden Share Put and Call Option Agreement.

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"Golden Share Put and Call Option Agreement" means the put and call option agreement entered into between FleetCo Holdings and French Opco.
"Golden Shareholder" means FleetCo Holdings.
"Golden Shareholder Letter of Undertakings" means the undertakings letter in relation to French FleetCo entered into by the Golden Shareholder.
"Governmental Authority" means any entity, governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal or agency, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.
"Immediately Following Settlement Date" means, in respect of any day, the next Settlement Date falling after such day.
"Imperative Principles" means those principles indicated as being "Imperative" in, as applicable, schedule 2 to each Italian Servicing Agreement, schedule 6 to the French Master Lease Agreement and schedule 2 to the Spanish Servicing Agreement.
"Increased Cost" means, without double counting:

(i)
a reduction in the rate of return from the Issuer Note Issuance Facility Agreement or on a Senior Noteholder’s (or an Affiliate’s) overall capital or from the VFN Funding Agreement or on an FCT Noteholder’s (or an Affiliates) overall capital (as applicable);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Issuer Transaction Document or any FCT Transaction Document (as applicable), which is incurred or suffered by a Senior Noteholder or FCT Noteholder (as applicable) or any of their Affiliates to the extent that it is attributable to that Senior Noteholder or FCT Noteholder (as applicable) having entered into the relevant Senior Noteholder Fee Letter or pursuant to the VFN Funding Agreement or funding or performing its obligations under any Issuer Transaction Document or FCT Transaction Document (as applicable).
"Independent Director" means a duly appointed member of the board of directors of the Issuer who has not been, at the time of such appointment, or at any time in the preceding five years prior to such appointment (i) a direct or indirect legal or beneficial owner of the shares of the Issuer or any member of the Avis Group (ii) a director or employee of any member of the Avis Group (other than FleetCos) or the creditors of the Issuer (other than the Corporate Services Providers).
"Individual Purchase and Lease Agreement" has the meaning given to such term in relation to the Vehicle Fleet in Germany under clause 3.4 of the Master German Fleet Purchase Agreement or in relation to the Vehicle Fleet in The Netherlands under clause 3.4 of the Master Dutch Fleet Purchase Agreement (as applicable).
"Individual Repurchase and Lease Termination Agreement" has the meaning given to such term in relation to the Vehicle Fleet in Germany under clause 5.6 of the Master German Fleet Purchase Agreement.

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"Information Date" means the date falling 4 Business Days before a Settlement Date.
"INIFA" or "Issuer Note Issuance Facility Agreement" means the Issuer Note Issuance Facility Agreement to be entered into between, among others, the Issuer, the Issuer Security Trustee and the Senior Noteholders pursuant to which the Senior Noteholders makes advances to the Issuer.
"Initial Commitment" means, in relation to an Initial Senior Noteholder, the amount set out in the relevant Senior Noteholder Fee Letter.
"Initial Conduit Senior Noteholder" means any Conduit Senior Noteholder which is a party to the Issuer Note Issuance Facility Agreement and which is a Senior Noteholder on the Initial Funding Date.
"Initial Funding Date" means 20 March 2013.
"Initial Dutch Funding Date" means the date of the first FleetCo Advance under the FleetCo Dutch Facility Agreement.
"Initial French Funding Date" means the date of the first FleetCo Advance under the FleetCo French Facility Agreement.
"Initial VFN Funding Date" means the date of the first VFN Advance under the VFN Funding Agreement.
"Initial Maggiore Funding Date" means the date of the first FleetCo Advance under the FleetCo Italian Facility Agreement with respect to the purchase of any Maggiore Vehicles.
"Initial Principal Amount" means, in respect of a Senior Note, the initial principal amount attributable to such Senior Note upon issue and which is to be set out in the Register and, in respect of a Variable Funding Note, the initial principal amount attributable to such Variable Funding Note upon issue which is to be set out in the FCT Register.
"Initial Purchase Price" means, in relation to a Vehicle in Germany, the purchase price or other consideration payable by German Opco to the Vehicle Manufacturer or Vehicle Dealer for the purchase by German Opco of such Vehicle or, in relation to The Netherlands, the purchase price or other consideration payable by Dutch Opco to the Vehicle Manufacturer or Vehicle Dealer for the purchase by Dutch Opco of such Vehicle, as provided in the relevant Vehicle Manufacturer Agreement and Vehicle Dealer Agreement, excluding VAT and Charge Costs, and the "Initial Purchase Price" shall, for the avoidance of doubt, be equal to its Capitalised Cost.
"Initial Senior Noteholders" means the Senior Noteholders who are parties to the Issuer Note Issuance Facility Agreement dated the Signing Date.
"In-Service Date" means (i) in relation to a Programme Vehicle, the date on which depreciation commences with regard to such Vehicle in accordance with the terms of the relevant Vehicle Dealer Buy-Back Agreement or Vehicle Manufacturer Buy-Back Agreement and (ii) in relation to a Non-Programme Vehicle, the date on which such Vehicle is first available to be placed in service under the terms of the relevant Master Lease Agreement.
"Insolvency Event" means any the following events occurring in respect of a Relevant Person:

(a)	such Relevant Person is Insolvent; or

(b)	such Relevant Person is subject to Insolvency Proceedings.

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"Insolvency Official" means, in relation to a Relevant Person, a liquidator, provisional liquidator, administrator, examiner, administrative receiver, receiver or manager, compulsory or interim manager, nominee, supervisor, trustee, conservator, guardian or other similar officer (including (i) under German law, any Insolvenzverwalter, vorläufigen Insolvenzverwalter, Sachwalter or vorläufigen Sachwalter (ii) under Italian law, any curatore fallimentare, commissario straordinario, commissario giudiziale, liquidatore giudiziale or commissario liquidatore, (iii) under Spanish law, any administrador concursal, auxiliar delegado, administrador judicial or liquidador), under French law, any mandataire ad hoc, conciliateur, mandataire judiciaire, administrateur judiciaire, or mandataire liquidateur and (iv) under Dutch law, any curator or bewindvoerder).
"Insolvency Proceedings" means the following events in respect of a Relevant Person:

(a)
(if such Relevant Person is Dutch FleetCo, Italian FleetCo, French FleetCo or the Issuer) reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise under any law relating to bankruptcy, insolvency, reorganisation, winding up or composition or adjustment of debts) of such Relevant Person; or

(b)	any corporate action, legal proceedings or other procedure or steps is taken in relation to:

(i)
(in respect of Dutch FleetCo, Italian FleetCo, French FleetCo or the Issuer) bankruptcy, insolvency or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), arrangement, adjustment, winding-up, liquidation, dissolution, suspension of payments, moratorium of any indebtedness, emergency regulations, composition, compromise, legal de-merger, declaration or other relief with respect to it or its debts, and (y) (in respect of any other person) emergency regulations, composition, compromise, legal de-merger, declaration or other relief with respect to it or its debts, in each case, under any law relating to bankruptcy, insolvency, reorganisation, winding up or composition or adjustment of debts;

(ii)
(if such Relevant Person is Dutch FleetCo, Italian FleetCo, French FleetCo or the Issuer) a composition, compromise, assignment or arrangement with any creditor of such Relevant Person, in each case under any law relating to bankruptcy, insolvency, reorganisation, winding up or composition or adjustment of debts;

(iii)
(if such Relevant Person is Dutch FleetCo, Italian FleetCo, French FleetCo or the Issuer) any expropriation, attachment, sequestration, distress or execution affecting any asset or assets of such Relevant Person; or

(iv)	(if such Relevant Person is Dutch FleetCo, Italian FleetCo, French FleetCo or the Issuer) enforcement of any security over any assets of such Relevant Person; or

(c)
such Relevant Person resolves, or a meeting of such Relevant Person is convened for the purpose of considering any resolution, and (in respect of the Opcos and Finco only) such resolution is passed, for (or to petition or otherwise make application for) its winding-up, its examinership, its judicial administration, a moratorium of any of its indebtedness or to otherwise dissolve itself, or gives notice of its intention to do so or is otherwise wound up or dissolved; or

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(d)
any entity or person presents an application or petition (or the equivalent in any relevant jurisdiction) to a court for the winding-up, examinership (if applicable) or for the judicial administration or for the bankruptcy of such Relevant Person or a moratorium of any of its indebtedness or for any other relief under the relevant bankruptcy or insolvency law and this application or petition is not withdrawn by the applicant or otherwise set aside or rejected by the court or otherwise stayed (e.g. by way of deposits with a court or debt rescheduling or restructuring arrangements) within 10 (ten) days if the Relevant Person is Italian FleetCo, French FleetCo, Dutch FleetCo or the Issuer or, in respect of other Relevant Persons, within 60 (sixty) days; or

(e)
such Relevant Person takes any steps to obtain protection (including a moratorium) or is granted protection (including a moratorium) from its creditors in general under any law relating to bankruptcy, insolvency, reorganisation, winding up or composition or adjustment of debts; or

(f)
an order is made for such Relevant Person to be wound up, liquidated, put into provisional liquidation, put into administration, examinership (if applicable) or dissolved (following a proceeding under applicable bankruptcy laws) or for a moratorium of any of such Relevant Person’s indebtedness or for any procedure which is analogous or has a similar effect to such an order; or

(g)
any Insolvency Official is appointed (whether or not under a court order) in respect of such Relevant Person (or any substantial part of the assets of such person, if applicable) or the directors of such Relevant Person request such appointment or any application has been made or remains current for the appointment of the foregoing; or

(h)	any other insolvency proceedings are commenced against such Relevant Person, namely (as appropriate):

(i)	in respect of any entity who is resident in Germany or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in Germany:

(A)	the competent insolvency court (Insolvenzgericht) orders:

(1)
interim measures of protection in accordance with Section 21 Para. 1 Sentence 1 and Para. 2 of the German Insolvency Code (Insolvenzordnung; in particular appoints a preliminary insolvency administrator (vorläufiger Insolvenzverwalter) in accordance with Section 21 Para. 1 Nos. 1 and 2 and Section 22 of the German Insolvency Code); or

(2)	the opening of main insolvency proceedings pursuant to Section 27 of the German Insolvency Code (Eröffnungsbeschluss); or

(3)
the dismissal of the petition to open insolvency proceedings due to the insufficient estate pursuant to Section 26 of the German Insolvency Code (Abweisung des Antrages auf Eröffnung des Insolvenzverfahrens mangels Masse); or

(B)
a petition for the opening of insolvency proceedings (Insolvenztrag) is filed and this petition is not withdrawn by the petitioner or otherwise set aside or rejected by the court or otherwise stayed (e.g. by way of deposits with a court, or debt rescheduling or restructuring arrangements) within 60 (sixty) days; or

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(ii)
in respect of any entity who is resident in Italy or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in Italy, "fallimento", "concordato preventivo", "liquidazione coatta amministrativa" as set out under the Italian Bankruptcy Act, "accordo di ristrutturazione dei debiti" under article 182-bis of the Italian Bankruptcy Act, "piano di risanamento attestato" under article 67, paragraph 3, letter d) of the Italian Bankruptcy Act, "amministrazione straordinaria delle grandi imprese in stato di insolvenza" as set out under either Legislative Decree 8 July 1999, No. 270 or Law Decree 23 December 2003, No. 347 as converted, with amendments, into Law 18 February 2004, No. 39; or

(iii)
in respect of any entity who is resident in Spain or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in Spain, "concurso voluntario" or "concurso necesario", as set out under Law 22/2003, of 9 July;

(iv)
in respect of any entity who is resident in The Netherlands or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in The Netherlands, "ontbinding" or the competent insolvency court orders "faillissement", "surseance van betaling" or "noodregeling"; or

(v)
in respect of any entity who is resident in France or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in France, "mandat ad hoc", "procédure de conciliation", "procédure de sauvegarde", "procédure de redressement judiciaire", "procédure de liquidation judiciaire" as set out under "LIVRE VI" of the French Code de commerce.

(i)
there occurs, in relation to such Relevant Person, in any jurisdiction to which it or any of its assets are subject, any event which has an effect equivalent or substantially similar to any of those mentioned in paragraphs (a) to (h) (inclusive) above, or any furtherance of, or acquiescence in, any of the acts above by such Relevant Person.

"Insolvent" means any of the following events occurring in respect of any entity:

(a)	such Relevant Person is or is deemed or declared for the purposes of any law to be unable to pay its debts as they fall due or to be insolvent, including, without limitation:

(i)
in respect of any person who is resident in Germany or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in Germany, the legal representative of such person is required to file for the opening of insolvency proceedings pursuant to Section 15a of the German Insolvency Code (Insolvenzordnung);

(ii)
in respect of any entity who is resident in Italy or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in Italy, any entity who is in "stato di insolvenza" for the purpose of article 5 of Royal Decree 16 March 1942, n. 267 (the "Italian Bankruptcy Act"), article 3 of Legislative Decree 8 July 1999, No. 270 or article 4 of Law Decree 23 December 2003, No. 347 as converted, with amendments, into Law 18 February 2004, No. 39, or in "stato di crisi" for the purpose of article 160 of the Italian Bankruptcy Act;

(iii)	in respect of any entity who is resident in France or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in France, such person is in a

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position of suspension of payments (cessation des paiements) within the meaning of L.631-1 of the French Code de commerce;

(iv)
in respect of any entity who is resident in Spain or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in Spain, such person is unable to regularly satisfy its obligations as they fall due within the meaning of Article 2.2 of Law 22/2003, of 9 July; or

(v)	in respect of any entity who is resident in The Netherlands or who has its centre of main interests (as such term is used in Article 3(1) of the EU Insolvency Regulation) in The Netherlands:

(A)	such person is unable to satisfy its obligations as they fall due within the meaning of Article 1 of the Dutch Insolvency Act (Faillissementswet);

(B)	such person expects to be unable to satisfy its obligations as they fall due within the meaning of Article 214 of the Dutch Insolvency Act (Faillissementswet); or

(C)
the interests of the joint creditors of such person require a special provision (bijzondere voorziening) within the meaning of paragraph 2 of Article 3:160 of the Dutch Financial Supervision Act (Wet op het financieel toezicht);

(b)	such Relevant Person admits in writing its inability to pay its debts as they fall due or otherwise states it is insolvent;

(c)	such Relevant Person suspends payment of its debts to creditors generally or announces its intention to do so;

(d)
in respect of the Issuer or any other Relevant Person incorporated in Ireland or which has its Centre of Main Interest in Ireland, such Relevant Person is unable to pay its debts within the meaning of Sections 509 (3) or 570 of the Companies Act 2014 of Ireland or otherwise is declared for the purposes of any law to be unable to pay its debts as they fall due or insolvent or such person admits its inability to pay its debts as they fall due; or

(e)
in respect of Finco, Avis Europe or any other Relevant Person incorporated in England or Wales or which has its Centre of Main Interest in the United Kingdom, such Relevant Person is or becomes unable to pay its debts within the meaning of Section 123 of the Insolvency Act or otherwise is deemed or declared for the purposes of any law to be, unable to pay its debts as they fall due or insolvent or such person admits its inability to pay its debts as they fall due.

"Insurance Policies" has the meaning given to it in clause 23.5.1(b) of the Spanish Master Lease Agreement, clause 22.5.1(b) of each Italian Master Lease Agreement, clause 22.5 of the Master Dutch Fleet Lease Agreement, clause 23.5 of the French Master Lease Agreement and clause 20.4.1(b) of the Master German Fleet Lease Agreement (as applicable).
"Intellectual Property Rights" means any patent, trade mark, service mark, registered design, trade name or copyright or any licence to use any of the same.
"Interest Determination Date" means the date falling 2 TARGET Days prior to the relevant Settlement Date.
"Interest Period" means the FleetCo Advance Interest Period, the VFN Advance Interest Period or the Senior Advance Interest Period, as applicable.

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"Interest Rate" means, in respect of a Senior Advance, the per annum rate of interest expressed as a percentage for such Senior Advance for the relevant Interest Period equal to the aggregate of:

(a)	Mandatory Cost, if any; and

(b)	the aggregate of:

(i)	the Senior Advance Margin; and

(ii)	the Subscriber’s Cost of Funds.
"Interim Fleet Financing Facility Agreement" or "IFF" means the €350,000,000 senior facility agreement dated 20 October 2011 (as amended and restated on 5 December 2011 and as further amended from time to time) between, among others, the Parent, the Company, the Original Borrowers, the Original Guarantors, the Senior Agent and the Security Agent (each as named and defined therein).
"Intra-Month Central Servicer Report" means the intra-month report substantially in the form set out in the Framework Agreement to be delivered by the Central Servicer to, among others, the Transaction Agent pursuant to clause 15 (Provision of Information and Reports) of the Framework Agreement and, if amended, amended with the prior consent of the Transaction Agent and the Central Servicer and in form and substance satisfactory to the Transaction Agent.
"Intra-Month Cut-Off Date" means, in respect of a proposed Senior Advance Drawdown Date or an Original FleetCo Advance Drawdown Date that does not fall on a Settlement Date, the date falling 2 Business Days before the Intra-Month Reporting Date relevant to such Senior Advance Drawdown Date or such Original FleetCo Advance Drawdown Date (as the case may be).
"Intra-Month Information Date" means, in respect of a proposed Senior Advance Drawdown Date that does not fall on a Settlement Date, the date falling 3 Business Days before such proposed Senior Advance Drawdown Date.
"Intra-Month Interest Determination Date" means, in respect of a proposed Senior Advance Drawdown Date or an Original FleetCo Advance Drawdown Date that does not fall on a Settlement Date, the date falling 2 Business Days prior to such proposed Senior Advance Drawdown Date.
"Intra-Month Reporting Date" means, in respect of a proposed Senior Advance Drawdown Date or an Original FleetCo Advance Drawdown Date that does not fall on a Settlement Date, the date falling 4 Business Days before such proposed Senior Advance Drawdown Date.
"Investment Grade Non-Programme Vehicles" means Non-Programme Vehicles purchased by the relevant FleetCo for each Country from Investment Grade Vehicle Manufacturers or, in the case of Germany and the Netherlands, by the relevant Opco from Investment Grade Vehicle Manufacturers and sold to Dutch FleetCo, provided that:

(i)
Vehicles whose Borrower Vehicle Fleet NBV exceed the Borrower Vehicle Fleet NBV of all Eligible Vehicles that comply with the Concentration Limits shall not be Vehicles for the purposes of "Investment Grade Non-Programme Vehicles"; and

(ii)
any such excess in Borrower Vehicle Fleet NBV is or has been allocated on a pro rata basis to the Borrower Vehicle Fleet NBV of Programme Vehicles and the Borrower Vehicle Fleet NBV of Non-Programme Vehicles in each Country.

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"Investment Grade Programme Vehicles" means Programme Vehicles purchased by the relevant FleetCo for each Country from Investment Grade Vehicle Manufacturers or Vehicle Dealers or, in the case of Germany and the Netherlands, by the relevant Opco from Investment Grade Vehicle Manufacturers or Vehicle Dealers and sold to Dutch FleetCo, provided that:

(i)
Vehicles whose Borrower Vehicle Fleet NBV exceed the Borrower Vehicle Fleet NBV of all Eligible Vehicles that comply with the Concentration Limits shall not be Vehicles for the purposes of "Investment Grade Programme Vehicles";

(ii)
any such excess in Borrower Vehicle Fleet NBV is or has been allocated on a pro rata basis to the Borrower Vehicle Fleet NBV of Programme Vehicles and the Borrower Vehicle Fleet NBV of Non-Programme Vehicles in each Country; and

(iii)	where the Programme Vehicle is purchased from a Vehicle Dealer, such Programme Vehicle is subject to a Vehicle Manufacturer Guarantee from an Investment Grade Vehicle Manufacturer.
"Investment Grade Vehicle Manufacturer" means any Vehicle Manufacturer which is a member of a Vehicle Manufacturer Group, the Vehicle Manufacturer Group Rating Entity of which is rated:

(i)	if the related Vehicle Manufacturer Group Rating Entity has a Relevant DBRS Rating, at least "BBB(L)" by DBRS; or

(ii)	if the related Vehicle Manufacturer Group Rating Entity does not have a Relevant DBRS Rating, a DBRS Equivalent Rating of at least "BBB(L)".
"Investment Grade Vehicle Manufacturer Receivables" means, at any time and in relation to any Country, Vehicle Manufacturer Receivables:

(i)	owed by any Investment Grade Vehicle Manufacturer to the relevant FleetCo in such Country; and

(ii)	which relate to Vehicles to which such FleetCo holds title.
"Investor Report" means the report to be delivered by the Transaction Agent to the Senior Noteholders on each monthly Information Date substantially in the form set out in schedule 11 (Form of Investor Report) to the Framework Agreement and, if amended, in form and substance satisfactory to the Transaction Agent.
"Invoices to be Received" means the aggregate amount of all Capitalised Costs related to each Vehicle Fleet accounted for by (in respect of the Vehicle Fleet in Italy) Italian FleetCo, (in respect of the Vehicle Fleet in Germany) German Opco, (in respect of the Vehicle Fleet in France) French FleetCo, (in respect of the Vehicle Fleet in The Netherlands) Dutch Opco and (in respect of the Vehicle Fleet in Spain) Spanish Opco but for which the corresponding invoice has not yet been received from the relevant Vehicle Manufacturers and/or Vehicle Dealers.
"Involuntary Insolvency Event" means:

(i)
the occurrence of any event under the definition of "Insolvency Proceedings" in respect of any Italian Opco, Italian FleetCo, French Opco, French FleetCo, Dutch Opco and Spanish Opco which is not defined as a "Voluntary Insolvency Event" as per the definition of such term; or

(ii)
any Italian Opco, Italian FleetCo, French Opco, French FleetCo, Dutch Opco or Spanish Opco is or becomes Insolvent otherwise than as per paragraph (b) or paragraph (c) of the definition of "Insolvent".

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"Irrecoverable VAT" means the VAT which neither the Issuer, the Subordinated Lender nor the VAT group of which the Subordinated Lender is a member can obtain a credit for or a repayment of.
"ISFA" means Issuer Subordinated Facility Agreement.
"Issuer" means CarFin Finance International Limited, a private limited company incorporated in Ireland, with registered number 463656 and having its registered office at 1 Grant’s Row, Lower Mount Street, Dublin 2, Ireland.
"Issuer Account Bank" means Deutsche Bank AG, London Branch as appointed under the Issuer Account Bank Agreement.
"Issuer Account Bank Agreement" means the agreement between the Issuer and the Issuer Account Bank.
"Issuer Account Mandate" means the Issuer Transaction Account Mandate, the Issuer Spain TRO Collection Account Mandate, the Issuer Hedge Collateral Account Mandate or the Issuer Reserve Account Mandate (as applicable).
"Issuer Accounts" means the Issuer Transaction Account, the Issuer Reserve Account, the Issuer Spain TRO Collection Account and the Issuer Hedge Collateral Account.
"Issuer and FleetCo Holdings Corporate Services Agreement" means the agreement dated 5 March 2013 as amended, restated, modified, supplemented or waived from time to time between the Issuer, FleetCo Holdings and the Issuer Security Trustee pursuant to which Structured Finance Management (Ireland) Limited is appointed as the Issuer Corporate Services Provider and the FleetCo Holdings Corporate Services Provider.
"Issuer Available Funds" means an amount calculated on each Issuer Determination Date, without double counting:

(a)
all amounts standing to the credit of the Issuer Transaction Account (excluding the amounts which are proceeds of any Senior Advance made to the Issuer and the proceeds of any Issuer Subordinated Advance made to the Issuer pursuant to clause 4.2.1(a) of the Issuer Subordinated Facility Agreement);

(b)	the proceeds of all Subordinated Advances made to the Issuer pursuant to clause 4.2.1(c), 4.2.1(e), 4.2.1(f) and/or clause 4.2.1(g) of the Issuer Subordinated Facility Agreement;

(c)
all amounts received by the Issuer, including from Dutch FleetCo, FCT and Italian FleetCo, under the FleetCo German Facility Agreement, the FleetCo Dutch Facility Agreement, the FleetCo Spanish Facility Agreement (save for such amounts received by the Issuer following the exercise by the Subordinated Lender of the Spain Repayment Option (which shall be used solely to repay the relevant Subordinated Advances made under the Issuer Subordinated Facility Agreement)), the VFN Funding Agreement and the FleetCo Italian Facility Agreement;

(d)	all amounts received by the Issuer from any Issuer Hedge Counterparty (if any); and

(e)
to the extent that such amounts in (a) to (d) above are insufficient to pay all amounts due and payable by the Issuer on the immediately following Settlement Date in the aggregate of the amounts standing to the credit of the Issuer Reserve Account and the proceeds of any amount drawn under the relevant Issuer Letter of Credit.

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"Issuer Available Reserve Account Amount" means, as of any date of determination, the amount on deposit in the Issuer Reserve Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).
"Issuer Borrowing Base Test" shall, in respect of any day, be satisfied if the Senior Note Principal Amount Outstanding is less than or equal to the Senior Notes Maximum Amount on such day.
"Issuer Cash Management Agreement" means the agreement between, among others, the Issuer, the Issuer Cash Manager, the Central Servicer, the Issuer Account Bank and the Issuer Security Trustee, pursuant to which the Issuer appoints the Issuer Cash Manager to perform certain cash management functions.
"Issuer Cash Management Report" means the cash management report to be prepared by the Issuer Cash Manager under the Issuer Cash Management Agreement substantially in the form set out in schedule 8 (Forms of Cash Management Reports) to the Framework Agreement and, if amended, in form and substance satisfactory to the Transaction Agent.
"Issuer Cash Management Services" has the meaning given to it in clause 3.1 of the Issuer Cash Management Agreement.
"Issuer Cash Manager" means Deutsche Bank AG, London Branch and any replacement or successor thereof appointed under the Issuer Cash Management Agreement.
"Issuer Cash Manager Termination Event" means any of the termination events set out in clause 11.5 of the Issuer Cash Management Agreement.
"Issuer Compliance Certificate" means the compliance certificate substantially in the form set out in part 1 (Form of Issuer Compliance Certificate) of schedule 7 to the Framework Agreement.
"Issuer Corporate Services Provider" means Structured Finance Management (Ireland) Limited.
"Issuer Debt" means any Senior Issuer Debt or Subordinated Debt.
"Issuer Deed of Charge" means the English law deed of charge pursuant to which the Issuer will, in respect of the Issuer Secured Liabilities, assign, pledge and otherwise create a security interest over all of its rights and interests in favour of the Issuer Security Trustee (for and on behalf of itself and the other Issuer Secured Creditors).
"Issuer Determination Date" means the date falling 5 Business Days before a Settlement Date.
"Issuer Domestic Account" means the account established by the Issuer for the purposes of, inter alia, holding the proceeds of the issued share capital of the Issuer and the Issuer Profit Amount.
"Issuer Enforcement Event" means the occurrence of a Rapid Amortisation Event.
"Issuer Enforcement Notice" has the meaning given to it in clause 8.1 (Notification of Enforcement) of the Issuer Deed of Charge.
"Issuer Event of Default" means an event of default as set out in part 1 (Issuer Events of Default) of schedule 4 (Events of Default) to the Framework Agreement.
"Issuer Excess Cash Amount" means, on any date, an amount equal to:

(i)	the aggregate of

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(a)	the Issuer Reserves on such date; and

(b)	the aggregate of all cash standing to the credit of the Issuer Transaction Account on such date, less

(ii)	the Issuer Reserve Required Amount on the date such calculation is required.
"Issuer Hedge Collateral Account" means the account held at the Issuer Account Bank as opened from time to time, together with such additional or replacement swap collateral securities custody account or bank account at the Issuer Account Bank and/or other banks as may for the time being be in place with the prior consent of the Issuer Security Trustee and designated as such for the purposes of holding collateral posted by any Issuer Hedge Counterparty pursuant to the relevant Issuer Hedging Agreement.
"Issuer Hedge Collateral Account Mandate" means the issuer account mandate in substantially the form of schedule 4 to the Issuer Account Bank Agreement entered into by the Issuer with respect to the Issuer Hedge Collateral Account.
"Issuer Hedge Counterparty" means each hedge counterparty to an Issuer Hedging Agreement which accedes from time to time to the Framework Agreement and the Issuer Deed of Charge.
"Issuer Hedging Documents" means the ISDA Master Agreement, the Schedule, the Credit Support Annex and the relevant Confirmation(s).
"Issuer Hedging Agreement" means a hedging agreement, consisting of the ISDA Master Agreement, the Schedule, the Credit Support Annex and the relevant Confirmation(s), that:

(a)	may be entered into from time to time by the Issuer in respect of a Treasury Transaction to hedge projected exposures to interest rates, foreign exchange and inflation risks under the Senior Notes;

(b)	contains the provisions required by the Rating Agencies which are engaged from time to time to rate the outstanding Senior Notes; and

(c)	is in a form satisfactory to the Transaction Agent.
"Issuer Hedging Debt" means all present and future moneys, debts and liabilities due, owing or incurred from time to time by the Issuer to any Issuer Hedge Counterparty under or in connection with any Issuer Transaction Document, in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise.
"Issuer Intercreditor Terms" means the Issuer intercreditor terms set out in schedule 16 (Issuer Intercreditor Terms) to the Framework Agreement, relating to the rights and obligations among the Issuer Secured Creditors.
"Issuer Ledgers" means the ledgers maintained by the Issuer Cash Manager for the purposes of the management of the Issuer’s funds and timely compliance with the Issuer’s payment obligations pursuant to schedule 1 (Issuer Cash Management Services) of the Issuer Cash Management Agreement.
"Issuer LC Covered Amount" means, as applicable:

(i)	the aggregate of all the amounts payable by the Issuer under paragraphs (a) to (e) of the Issuer Revolving Period Priority of Payments;

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(ii)	the aggregate of all the amounts payable by the Issuer under paragraphs (a) to (e) of the Issuer Scheduled Amortisation Period Priority of Payments;

(iii)	the aggregate of all the amounts payable by the Issuer under paragraphs (a) to (e) of the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments; and

(iv)	the aggregate of all the amounts payable by the Issuer under paragraphs (a) to (d) of the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments.
"Issuer Letter of Credit" means an irrevocable letter of credit issued by an Eligible Issuer LC Provider in favour of the Issuer Security Trustee (for itself and on behalf of the benefit of the Senior Noteholders) substantially in the form set out in schedule 13 (Form of Issuer Letter of Credit) to the Framework Agreement and, if amended, in form and substance satisfactory to the Transaction Agent.
"Issuer Listing Documents" means all the documents entered into by the Issuer in connection with the listing and maintenance of listing of the Senior Notes on the Channel Islands Stock Exchange.
"Issuer Note Issuance Facility Agreement" means the note issuance facility agreement between, among others, the Senior Noteholders, the Transaction Agent, the Issuer Cash Manager, and the Issuer Security Trustee.
"Issuer Payment Date" means each Senior Advance Repayment Date, each Issuer Subordinated Advance Repayment Date and each Settlement Date.
"Issuer Priority of Payments" means the Issuer Revolving Period (Pre-Enforcement) Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments.
"Issuer Profit Amount" means the payment on each anniversary of the Initial Funding Date of €1,000 per annum to the Issuer as a fee for entering into the Transaction Documents to which it is a party.
"Issuer Proposed Repayment Schedule" means, in respect of a Senior Advance, the proposed Senior Advance Repayment Date of such Senior Advance set out in a Senior Advance Drawdown Notice.
"Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments" means the priority of payments set out in part 4 (Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments" means the priority of payments set out in part 4 (Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Issuer Repeating Representations" means the representations and warranties of the Issuer set out in the Framework Agreement save for the representations and warranties set out in the following clauses in the Framework Agreement:

(i)	clause 3.1.1 (Compliance with Issuer Borrowing Base Test);

(ii)	clause 3.1.5 (Centre of Main Interests);

(iii)	clause 3.1.6 (No Establishment);

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(iv)	clause 3.1.8 (No Subsidiaries, Employees or Premises);

(v)	clause 3.1.9 (Capitalisation);

(vi)	clause 3.1.10 (Ownership);

(vii)	clause 3.1.11 (No Distributions);

(viii)	clause 3.1.12 (Financial Statements);

(ix)	clause 3.1.19 (Consents);

(x)	clause 3.1.24 (Execution);

(xi)	clause 3.1.27 (Beneficial Owner);

(xii)	clause 3.1.28 (Issuer Security);

(xiii)	clause 3.1.29 (Compliance with Issuer Transaction Documents);

(xiv)	clause 3.1.32 (Filings);

(xv)	clause 3.1.33 (Consents); and

(xvi)	clause 3.1.35 (Taxes – Senior Notes and Transaction Documents).
"Issuer Required Gross-Up Amount" means the amount of Issuer Subordinated Advances drawn by the Issuer under clause 4.2.2 of the Issuer Subordinated Facility Agreement in an amount equal to the gross-up amount due and payable by the Issuer under the Issuer Note Issuance Facility Agreement.
"Issuer Reserve Account" means an account of the Issuer opened with the Issuer Account Bank to which amounts are required to be credited comprising the Issuer Reserves.
"Issuer Reserve Account Mandate" means the issuer account mandate in substantially the form of schedule 2 to the Issuer Account Bank Agreement entered into by the Issuer with respect to the Issuer Reserve Account.
"Issuer Reserve Required Amount" means, on any date on which such calculation is required, the aggregate of:
[REDACTED]

"Issuer Reserves" means, on any date, the Available LC Commitment Amount and the Issuer Available Reserve Account Amount, in each case, on such date.
"Issuer Revolving Period Priority of Payments" means the priority of payments set out in part 1 (Issuer Revolving Period Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.

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"Issuer Scheduled Amortisation Period Priority of Payments" means the priority of payments set out in part 2 (Issuer Scheduled Amortisation Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Issuer Secured Creditors" means the Senior Noteholders, the Issuer Security Trustee, the Subordinated Lender, the Issuer Account Bank, the Issuer Corporate Services Provider, the FleetCo Holdings Corporate Services Provider, the Issuer Cash Manager, the Issuer Hedge Counterparties (if any), the Transaction Agent, the Registrar and the Central Servicer.
"Issuer Secured Liabilities" means all present and future moneys, debts and liabilities due, owing or incurred by the Issuer to the Issuer Secured Creditors in any manner whatsoever, including on any current or other account or otherwise including under or in connection with any Issuer Transaction Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).
"Issuer Secured Property" means the assets from time to time subject, or expressed to be subject, to the Issuer Security or any part of those assets.
"Issuer Security" means all or any of the Security Interests created or expressed to be created from time to time constituted by or pursuant to, or evidenced by, the Issuer Security Documents.
"Issuer Security Documents" means the Issuer Deed of Charge, the Issuer Security Power of Attorney and the Lessor Power of Attorney.
"Issuer Security Power of Attorney" means the power of attorney granted by the Issuer to the Issuer Security Trustee pursuant to clause 15 (Power of Attorney) of the Issuer Deed of Charge and substantially in the form set out in schedule 1 (Form of Issuer Security Power of Attorney) to the Issuer Deed of Charge.
"Issuer Security Trustee" means Deutsche Trustee Company Limited or the replacement or successor thereof appointed as the security trustee acting on behalf of the Issuer Secured Creditors under the Issuer Deed of Charge.

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"Issuer Share Trustee" means TMF Management (Ireland) Limited in its capacity as share trustee for CarFin Finance International Trust (Charitable Trust 1), an Irish charitable trust.
"Issuer Spain TRO Collection Account" means the account in the name of the Issuer to be opened and maintained by the Issuer Account Bank under the Issuer Account Bank Agreement in respect of repayment of the FleetCo Advances under the FleetCo Spanish Facility Agreement following, among other things, the exercise of the Spain Repayment Option by the Subordinated Lender in accordance with clause 6.2.1 (Spain) of the Framework Agreement and with the account number 28379301 (IBAN: GB65DEUT40508128379301).
"Issuer Spain TRO Collection Account Mandate" means the issuer account mandate in substantially the form of schedule 3 to the Issuer Account Bank Agreement entered into by the Issuer with respect to the Issuer Spain TRO Collection Account.
"Issuer Spain TRO Declaration of Trust" means the declaration of trust by the Issuer over the amounts standing to the credit of the Issuer Spain TRO Collection Account following the receipt of the TRO Proceeds Confirmation by the Issuer (or the Issuer Cash Manager on its behalf) to the Transaction Agent, the Central Servicer and Finco in respect of the Spain Total Repayment Option.
"Issuer Subordinated Advance" means the principal amount made available to the Issuer on each Issuer Payment Date under the ISFA.
"Issuer Subordinated Advance Drawdown Date" means the date of funding of each Issuer Subordinated Advance by the Subordinated Lender pursuant to the relevant Issuer Subordinated Advance Drawdown Notice.
"Issuer Subordinated Advance Repayment Date" means any repayment date of an Issuer Subordinated Advance as set out in the Issuer Subordinated Facility Agreement.
"Issuer Subordinated Facility Agreement" or "ISFA" means the facility agreement dated 5 March 2013 as amended, restated, modified, supplemented or waived from time to time between, amongst others, the Issuer and the Subordinated Lender, in respect of the making of subordinated advances by the Subordinated Lender to the Issuer.
"Issuer Transaction Account" means a EUR denominated account opened by the Issuer with the Issuer Account Bank with the account number 28379300 (IBAN: GB92DEUT40508128379300).
"Issuer Transaction Account Mandate" means the issuer account mandate in substantially the form of schedule 1 to the Issuer Account Bank Agreement entered into by the Issuer with respect to the Issuer Transaction Account.
"Issuer Transaction Documents" means the following documents to which the Issuer is a party (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the Funds Flow Agreement (from and including the date on which the Issuer enters into such agreement);

(ii)	the Framework Agreement;

(iii)	this Agreement;

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(iv)	the Issuer Note Issuance Facility Agreement;

(v)	the Issuer Subordinated Facility Agreement;

(vi)	the Issuer Cash Management Agreement;

(vii)	the Issuer Account Bank Agreement;

(viii)	the Issuer and FleetCo Holdings Corporate Services Agreement;

(ix)	the Issuer Hedging Agreements (from and including the date on which the Issuer enters into any such agreement);

(x)	the FleetCo Spanish Facility Agreement;

(xi)	the FleetCo German Facility Agreement;

(xii)	the FleetCo Dutch Facility Agreement;

(xiii)	the VFN Funding Agreement;

(xiv)	the FleetCo Italian Facility Agreement;

(xv)	the Central Servicing Agreement;

(xvi)	the Issuer Security Documents;

(xvii)	the Issuer Spain TRO Declaration of Trust;

(xviii)	the FleetCo Security Documents;

(xix)	the Issuer Security Power of Attorney;

(xx)	the Fee Letters;

(xxi)	the Tax Deed of Covenant; and

(xxii)	all documents approved by the Transaction Agent to which the Issuer is a party in connection with or related to any of the above documents.
"Italian Account Bank Agreement" means the agreement to appoint the Italian FleetCo Account Bank.
"Italian Account Mandate" has the meaning given to it in clause 4.1 of the Italian Account Bank Agreement.
"Italian Bank Accounts" means:

(i)	the Italian Transaction Account;

(ii)	the Italian FleetCo Reserve Account (if any);

(iii)	the Italian Dedicating Financing Account; and

(iv)	any Additional Accounts opened and maintained in accordance with the Italian Account Bank Agreement.
"Italian Dedicated Financing Account" means the bank account in Italy in the name of Italian FleetCo with account number IBAN: IT23B0310401600000000826065 SWIFT CODE: DEUTITMMMIL in respect of the deposit of the sale proceeds received from Vehicle Manufacturers and/or Vehicle Dealers (in the case of

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Programme Vehicles) as well as Vehicle Dealers and other third parties (in the case of Non-Programme Vehicles) in relation to the Vehicles from time to time sold by Italian FleetCo.
"Italian FleetCo" means Avis Budget Italia S.p.A. Fleet Co. S.A.p.A., a partnership limited by shares incorporated in Italy which, among other things, holds title to or holds possession of the Vehicle Fleet in Italy.
"Italian FleetCo Account Bank" means the entity appointed as account bank under the Italian Account Bank Agreement.
"Italian FleetCo Deed of Charge" means the English law deed of charge pursuant to which, among other things, Italian FleetCo assigns, pledges and otherwise creates a security over all its rights and interests in and to each of the English Transaction Documents to which it is a party, in favour of the FleetCo Security Agent.
"Italian FleetCo Post-Enforcement Priority of Payments" means the priority of payments in part C (Italian FleetCo Post-Enforcement Priority of Payments) of part 6 (FleetCo Post-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Italian FleetCo Pre-Enforcement Priority of Payments" means the priority of payments in part C (Italian FleetCo Pre-Enforcement Priority of Payments) of part 5 (FleetCo Pre-Enforcement Priority of Payments) of schedule 3 (Priorities of Payments) to the Framework Agreement.
"Italian FleetCo Reserve Account" means the reserve account in Italy in the name of Italian FleetCo and which may, from time to time be opened and maintained with the Italian Account Bank.
"Italian FleetCo Secured Creditors" means the Issuer, the Italian Account Bank, the FleetCo Italian Back-up Cash Manager, each Italian Servicer and the Central Servicer, the Avis Italian VAT Lender, the Maggiore Italian VAT Lender and the FleetCo Security Agent (including any Receiver or Appointee thereof).
"Italian FleetCo Secured Property" means the assets from time to time secured by the FleetCo Italian Security Documents and the Italian FleetCo Deed of Charge.
"Italian FleetCo Security Deed" means the security deed dated 5 March 2013 between, among others, Italian FleetCo, Italian Opco and the FleetCo Security Agent in respect of, among other things, (i) an assignment of receivables by way of security and (ii) a pledge over the Italian Bank Accounts.
"Italian FleetCo Share Pledge" means the pledge of all the shares in Italian FleetCo.
"Italian FleetCo Shareholders Agreement" means the shareholders agreement between Avis Italian Opco and FleetCo Holdings.
"Italian FleetCo Shareholders Call Option" means the call option granted by FleetCo Holdings under the Italian FleetCo Shareholders Agreement pursuant to which Avis Italian Opco may, on or after the exercise by Finco of the Italy Repayment Option, exercise an option to purchase FleetCo Holdings’ shareholding in Italian FleetCo.
"Italian Income Tax Consolidation Agreement" means the agreement dated 16 June 2012 between, among others, Italian FleetCo and Avis Italian Opco in relation to, among other things, the consolidation of corporate income tax of Italian FleetCo between the parties to such agreement.
"Italian Mandate Agreement" means each of the Avis Italian Mandate Agreement or the Maggiore Italian Mandate Agreement, as applicable.

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"Italian Master Lease Agreement" means each of the Avis Master Lease Agreement or the Maggiore Master Lease Agreement, as applicable.
"Italian Opco" means each of Avis Italian Opco or Maggiore Italian Opco, as applicable.
"Italian Opco Event of Default" means an Event of Default in respect of any Italian Opco as the Relevant Person.
"Italian Servicer" means each of Avis Italian Servicer or Maggiore Italian Servicer, as applicable.
"Italian Servicing Agreement" means each of the Avis Italian Servicing Agreement or the Maggiore Italian Servicing Agreement, as applicable.
"Italian Transaction Account" means the bank account in Italy in the name of Italian FleetCo with account number IBAN: IT15H0310401600000000825477 SWIFT CODE: DEUTITMM.
"Italian Transaction Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	the FleetCo Italian Facility Agreement;

(ii)	the Italian Account Bank Agreement;

(iii)	each Italian Account Mandate;

(iv)	each Italian Master Lease Agreement;

(v)	each Italian Servicing Agreement

(vi)	each Italian Mandate Agreement;

(vii)	the Italian FleetCo Shareholders Agreement;

(viii)	the Italian FleetCo Share Pledge;

(ix)	the Italian FleetCo Security Deed; and

(x)	any other Transaction Documents expressed to be governed by Italian law and designated as an "Italian Transaction Document" by the Transaction Agent and Italian FleetCo.
"Italian VAT Lender" means each of the Avis Italian VAT Lender or the Maggiore Italian VAT Lender, as applicable.
"Italian VAT Loan Agreement" means each of the Avis Italian VAT Loan Agreement or the Maggiore Italian VAT Loan Agreement, as applicable.
"Italian VAT Loan Borrower" means each of the Avis Italian VAT Loan Borrower and the Maggiore Italian VAT Loan Borrower, as applicable.
"Italian VAT Sharing Agreement" means the agreement dated 18 May 2012 between, among others, Italian FleetCo and Avis Italian Opco in relation to the Italian VAT sharing arrangement between the parties to such agreement.

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"Italian Vehicle Documents" means, in respect of Vehicles in Italy, the keys and spare keys to the Vehicles, the property certificates (certificato di proprietà) and the registration and technical documents regarding the Vehicles (carta di circolazione and manuale dell’utente).
"Italy Repayment Option" means, in respect of a TRO Default, the Country Repayment Option applicable to each Italian Opco and Italian FleetCo, as more particularly set out in clause 6 (Country Repayment Option) of the Framework Agreement.
"Labour and Social Security Laws" means any regulation governing labour-related matters and relating to employer’s obligations, also including, for the avoidance of doubt, (i) paying contributions for social security and mandatory insurance for industrial accidents and occupational diseases and fulfilling health and safety obligations and (ii) paying salary allowances and all other amounts due to the employees, including that portion of TFR (trattamento di fine rapporto) that accrues while performing the Services.
"Labour Claim" means any claim (save for claims brought in bad faith or on frivolous grounds) or litigation or social security or insurance deficiency assessment asserted against (i.e., brought, initiated or otherwise notified to) the Servicer and/or any of its Sub-contractors and/or any subcontractor and/or partner of any of its Sub-contractors in connection with the application of Labour and Social Security Laws, to the extent that any such claims may create liability for the Italian FleetCo.
"Labour Payments" means any and all payments due by the Servicer and/or any of its Sub-contractors and/or any subcontractor and/or partner of any of its Sub-contractors in application of Labour and Social Security Laws, to the extent that failure to pay any such amounts may create liability for the Italian FleetCo.
"Law" means:

(a)	any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any Relevant Jurisdiction; and

(b)
any present or future directive, regulation, practice, concession or requirement which has the force of law and which is issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self-regulatory or other authority or agency.

"Lease Commencement Date" means, with respect to a Vehicle, the date on which the Vehicle Manufacturer or Dealer delivers the Vehicle to the Lessor (or the Servicer or the Lessee on the Lessor’s behalf for the purposes of the Lessee leasing such Vehicle from the Lessor under and in accordance with the relevant Master Lease Agreement).
"Lease Determination Date" means the day falling 2 Business Days prior to each Lease Payment Date provided that if such date is not a Business Day, the immediately preceding Business Day.
"Lease Expiration Date" means, in relation to a Vehicle the subject of a lease between the relevant Lessor and Lessee pursuant to the relevant Master Lease Agreement, the earliest to occur of:

(a)	if such Vehicle is a Programme Vehicle returned under a Vehicle Manufacturer Programme, the Turn-back Date for such Vehicle;

(b)
if such Vehicle is sold to a third party (including to another FleetCo or an Opco) (other than pursuant to a Vehicle Manufacturer Programme), the date on which the possession of such Vehicle is transferred from the Lessee or the Lessor to such person;

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(c)	if such Vehicle becomes a Casualty or a Non-Eligible Vehicle, the date funds in the amount of the Casualty Payment thereof are deposited in the relevant FleetCo Bank Account by the Lessee;

(d)
if such Vehicle has been purchased on credit terms with a retention of title provision in the Vehicle Manufacturer Agreement or Vehicle Dealer Agreement and the purchase price has not been paid to the relevant Vehicle Manufacturer or Dealer, the date on which the Vehicle Manufacturer or Vehicle Dealer, as the case may be, has repossessed such Vehicle;

(e)
in relation to any Vehicle subject to a lease between a Lessor and a Lessee under any Italian Master Lease Agreement, the French Master Lease Agreement, the Spanish Master Lease Agreement and/or the Master Dutch Fleet Lease Agreement, the Master Lease End Date;

(f)	any other date for the termination of a lease in the relevant Master Lease Agreement; and

(g)	the Estimated Lease Expiration Date in relation to the Master German Fleet Lease Agreement, subject to any lease extension in accordance with the Master German Fleet Lease Agreement.
"Lease Payment Date" means the day falling 3 Business Days prior to a Settlement Date.
"Lease Reports" means the reports to be provided by the relevant Lessee (as defined in and in accordance with the relevant Master Lease Agreement).
"Lease Term" means, in relation to any relevant Vehicle, the period from (and including) the relevant Lease Commencement Date to (and including) the relevant Lease Expiration Date.
"Ledger" has the meaning given to it in part C (Cash Management, records and information reporting) of schedule 1 to the relevant Servicing Agreement.
"Lessee" means each lessee under the Spanish Master Lease Agreement, each Italian Master Lease Agreement, the Master Dutch Fleet Lease Agreement, the French Master Lease Agreement and the Master German Fleet Lease Agreement, respectively.
"Lessor" means each relevant FleetCo.
"Lessor Power of Attorney" means the lessor power of attorney in the form set out in schedule 1 (Form of Lessor Power of Attorney) to the Liquidation Agency Agreement.
"Liabilities" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceedings or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and legal fees on a full indemnity basis.
"Light Truck" means a motor vehicle having at least four wheels, used for the carriage of goods (which includes, as the case may be, semitrailer) and having a maximum weight not exceeding 3.5 metric tons.
"Liquidation Agency Agreement" means the agreement between, among others, the FleetCo Security Agent, the Liquidation Agent and the FleetCos, pursuant to which the Liquidation Agent is appointed to provide liquidation agency services to the relevant FleetCo as owner of (or the entity in possession of) the relevant vehicle fleet.
"Liquidation Agent" means Fiserv Automotive Solutions, Inc. and any successor or replacement appointed under the Liquidation Agency Agreement and which has acceded to the Framework Agreement and each

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FleetCo German Security Document and the German FleetCo Deed of Charge in accordance with clause 11.4 (Acceding Liquidation Agent) of the Framework Agreement.
"Liquidation Agent Service Commencement Notice" means the notice delivered to the Liquidation Agent under the Liquidation Agency Agreement pursuant to which the Liquidation Agent may exercise certain rights in respect of the Vehicle Fleet.
"Liquidity Facility Arrangement" means a liquidity facility, liquidity asset purchase facility or similar arrangement between a Conduit Senior Noteholder and a liquidity provider pursuant to which such Liquidity Provider agrees that from time to time it shall make available funds to the Conduit Senior Noteholder for the purpose of the Conduit Senior Noteholder subscribing for and funding the Senior Notes in accordance with the terms of the relevant Issuer Note Issuance Facility Agreement in respect of any period.
"Liquidity Provider" means a bank or financial institution which has entered into a Liquidity Facility Arrangement with a Conduit Senior Noteholder.
"Listing Sponsor" means Carey Olsen Corporate Finance Limited.
"LMA" means the Loan Market Association.
"LOC Pro Rata Share" means, with respect to any Issuer LC Provider as of any date, the fraction (expressed as a percentage) obtained by dividing:

(i)	the available amount under such Issuer LC Provider’s Issuer Letter of Credit as of such date by

(ii)	an amount equal to the aggregate available amount under all Issuer Letters of Credit as of such date, provided that only for purposes of calculating the LOC Pro Rata Share with respect to any Issuer LC Provider as of any date, if such Issuer LC Provider has not complied with its obligation to pay the Issuer the amount of any draw under its Issuer Letter of Credit made prior to such date, the available amount under such Issuer LC Provider’s Issuer Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Issuer LC Provider has paid such amount to the Issuer and been reimbursed by the Lessee for such amount (provided that the foregoing calculation shall not in any manner reduce the undersigned’s actual liability in respect of any failure to pay any demand under its Issuer Letter of Credit).
"LPA" means the Law of Property Act 1925.
"Maggiore Accession Date" means 22 January 2016.
"Maggiore Italian Mandate Agreement" means the agreement pursuant to which Italian FleetCo grants a mandate to Maggiore Italian Opco in respect of the Maggiore Vehicles.
"Maggiore Italian Master Lease Agreement" means the master lease agreement between, amongst others, Italian FleetCo and Maggiore Italian Opco
"Maggiore Italian Opco" means Maggiore Rent S.p.A.
"Maggiore Italian Servicer" means Maggiore Italian Opco providing fleet management services to Italian FleetCo.

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"Maggiore Italian VAT Lender" means Avis Finance Company Limited in its capacity as the Lender under the Italian VAT Loan Agreements.
"Maggiore Italian VAT Loan Borrower" means Italian FleetCo.
"Maggiore Italian VAT Refund" means any VAT refunds received by Italian FleetCo from the Italian Tax Authority which were credited to the Maggiore Italian VAT Refund Ledger of the Italian FleetCo Transaction Account.
"Maggiore Italian VAT Refund Ledger" means the Ledger on which Maggiore Italian VAT Refunds recovered by Italian FleetCo from the Italian Tax Authorities in relation to any Maggiore Vehicles are recorded.
"Maggiore Italian VAT Loan Agreement" means the Italian VAT Loan Agreement dated on or about the Maggiore Accession Date and entered into between Italian FleetCo and the Maggiore Italian VAT Lender with respect to Maggiore Italian Opco.
"Maggiore Vehicles" means any Vehicle purchased by the Italian FleetCo which are leased to Maggiore Italian Opco pursuant to the Maggiore Italian Master Lease Agreement.
"Majority Senior Noteholders" means at least 2 Senior Noteholders whose proportion of the total of all the Senior Note Principal Amount Outstanding together aggregates more than 66 2/3 per cent.
"Mandatory Cost" means the percentage rate per annum calculated by the Transaction Agent in accordance with schedule 4 (Mandatory Cost) to the Issuer Note Issuance Facility Agreement.
"Margin Based Profit Amount" means, in respect of Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, French FleetCo in France or Italian FleetCo in Italy (as applicable) and a Lease Determination Date, the product of:

(a)	the FleetCo Total Borrowed Amount in respect of such Lease Determination Date;

(b)	the FleetCo Profit Margin in respect of such Lease Determination Date; and

(c)	the actual number of days in the Related Month divided by 360.
"Master Definitions Agreement" means this Agreement.
"Master Dutch Fleet Lease Agreement" means the master lease agreement dated on or about the Dutch Accession Date entered into by, amongst others, Dutch FleetCo and Dutch Opco.
"Master Dutch Fleet Purchase Agreement" means the master purchase agreement dated on or about the Dutch Accession Date between, amongst others, Dutch FleetCo and Dutch Opco.
"Master German Fleet Lease Agreement" means the master lease agreement dated 5 March 2013 as amended, restated, modified, supplemented or waived from time to time between, amongst others, Dutch FleetCo and German Opco.
"Master German Fleet Purchase Agreement" means the master purchase agreement dated 5 March 2013 as amended, restated, modified, supplemented or waived from time to time between, amongst others, Dutch FleetCo and German Opco.

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"Master Lease Agreement" means the Master German Fleet Lease Agreement, any Italian Master Lease Agreement, the Master Dutch Fleet Lease Agreement, the French Master Lease Agreement or the Spanish Master Lease Agreement (as applicable).
"Master Lease End Date" means, in relation to a Master Lease Agreement, the earliest to occur of:

(a)
any Master Lease Scheduled Expiry Date with respect to each Italian Master Lease Agreement, the French Master Lease Agreement and the Spanish Master Lease Agreement, provided that no Master Lease End Date will occur if a Master Lease Extension/Renewal Agreement has been executed within 5 Business Days after the Master Lease Scheduled Expiry Date;

(b)	the date on which the termination of the relevant Master Lease Agreement takes effect following the occurrence of a Master Lease Termination Event; and

(c)
in respect of France, Italy and Spain, the date on which the 60 days’ notice given by the relevant FleetCo expires following exercise of the FleetCo’s rights in accordance with relevant provision of the related Master Lease Agreement which (in the case of Italian FleetCo) is clause 27.1.1 of each Italian Master Lease Agreement, (in the case of French FleetCo) is clause 28.1.1 of the French Master Lease Agreement and (in the case of Dutch FleetCo, Spanish Branch) is clause 28.1.1 of the Spanish Master Lease Agreement.

"Master Lease Extension Agreement" means, in relation to:

(a)
the Spanish Master Lease Agreement, an agreement executed by Dutch FleetCo and Spanish Opco which provides that the Master Lease Scheduled Expiry Date in respect of the Spanish Master Lease Agreement will be extended for a further period of 3 months from the date of such agreement;

(b)
each Italian Master Lease Agreement, an agreement executed by Italian FleetCo and the relevant Italian Opco which provides that the Master Lease Scheduled Expiry Date in respect of the Italian Master Lease Agreement will be renewed for a further period of 3 months from the date of such agreement;

(c)
the French Master Lease Agreement, an agreement executed by French FleetCo and French Opco which provides that the Master Lease Scheduled Expiry Date in respect of the French Master Lease Agreement will be renewed for a further period of 3 months from the date of such agreement; and

(d)
the Master German Fleet Lease Agreement, an agreement executed by Dutch FleetCo and German Opco which provides that the Master Lease Scheduled Expiry Date in respect of the Master German Fleet Lease Agreement will be extended subject to the Lease Expiration Date falling no later than 20 months from the Lease Commencement Date.

"Master Lease Extension/Renewal Agreement" means, in relation to each Italian Master Lease Agreement, the French Master Lease Agreement and the Spanish Master Lease Agreement, the Master Lease Extension Agreement.
"Master Lease Payment Default" means, in respect of any Master Lease Agreement, the occurrence of a default in the payment of any Rent or other amount payable by the relevant Lessee under

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the relevant Master Lease Agreement for a period of four (4) Business Days (whether or not formally demanded).
"Master Lease Scheduled Expiry Date" means, in relation to each Italian Master Lease Agreement, the French Master Lease Agreement and the Spanish Master Lease Agreement, the date falling 3 calendar months after:

(e)	the Lease Commencement Date; or
the date on which the most recent Master Lease Extension/Renewal Agreement became effective.
"Master Lease Termination Event" means, in respect of the Lessee under (i) the Spanish Master Lease Agreement, (ii) any Italian Master Lease Agreement, (iii) the Master Dutch Fleet Lease Agreement, (iv) the French Master Lease Agreement, or (v) the Master German Fleet Lease Agreement (as applicable) (for the purposes of this definition, the "Relevant Lessee"), the occurrence of any of the following:

(i)	(in respect of the Spanish Master Lease Agreement, French Master Lease Agreement and any Italian Master Lease Agreement):

(e)	a Spanish Opco Event of Default, a French Opco Event of Default or an Italian Opco Event of Default (as applicable) (other than an Insolvency Event of the Relevant Lessee); or

(f)
the expiry of 60 days following the delivery of the notice by the relevant FleetCo to the Transaction Agent, the Issuer and the Relevant Lessee, notifying the Transaction Agent, the Issuer and the Relevant Lessee of the exercise of the FleetCo’s rights to terminate the relevant Master Lease Agreement in accordance with relevant provision of such Master Lease Agreement; and

(ii)	(in respect of the Master German Fleet Lease Agreement and the Master Dutch Fleet Lease Agreement) a German Opco Event of Default or a Dutch Opco Event of Default.
"Master Lease Termination Notice" has the meaning given to it in clause 28.2 (Termination by Notification) of the Spanish Master Lease Agreement, clause 27.2 (Termination by Notification) of each Italian Master Lease Agreement, clause 27.2 of the Master Dutch Fleet Lease Agreement, clause 28.2 of the French Master Lease Agreement and clause 25.2.7 of the Master German Fleet Lease Agreement.
"Material Adverse Effect" means, in respect of each of Dutch FleetCo, Italian FleetCo, French FleetCo and the Issuer and as the context specifies, a material adverse effect on the business, operations, assets or financial condition of such party which has resulted in, or will result in, an inability of such party to perform and comply with its obligations under any Transaction Document to which it is a party.
"Measurement Month" means, with respect to any date and any Country, collectively, each of the three periods most closely preceding such date, each of which periods shall consist of one calendar month or the smallest number of consecutive calendar months, in which:

(a)
at least 250 Eligible Vehicles owned by Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, French FleetCo in France or Italian FleetCo in Italy (as applicable) which were At Risk Assets were sold at auction or otherwise; or

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(b)
at least one twelfth of the aggregate Net Book Value of such Eligible Vehicles owned by Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, French FleetCo in France or Italian FleetCo in Italy (as applicable) as of the last day of each such period was sold at auction or otherwise, provided, however, that no calendar month included in any Measurement Month shall be included in any other Measurement Month.
"Measurement Month Average" means the lesser of:

(a)
with respect to any Measurement Month and any Country, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of the VAT-exclusive amount of the proceeds of sale of all Eligible Vehicles owned by Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, French FleetCo in France or Italian FleetCo in Italy (as applicable) which were At Risk Assets sold at auction or otherwise during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Eligible Vehicles on the dates of their respective sales; and

(b)	100 per cent.
"Minimum Drawing Amount" means Euro 2,500,000.
"Monthly Accounting Reference Period" means each calendar month.
"Monthly Central Servicer Report" means the monthly report substantially in the form set out in the Framework Agreement to be delivered by the Central Servicer to, among others, the Transaction Agent pursuant to clause 15 (Provisions of Information and Reports) of the Framework Agreement and, if amended, amended with the prior consent of the Transaction Agent and the Central Servicer and in form and substance satisfactory to the Transaction Agent.
"Monthly Input VAT Ledger" has the meaning given to it in the schedule 1 to each of the relevant Servicing Agreements.
"Monthly Output VAT Ledger" has the meaning given to it in the schedule 1 to each of the relevant Servicing Agreements.
"Monthly Risk Vehicle Loss" means the amount by which the aggregate Net Book Value of the At Risk Vehicles sold in the immediately preceding calendar month exceeds the aggregate sale proceeds of such At Risk Vehicles.
"Monthly Risk Vehicle Profit" means the amount by which the aggregate sale proceeds realised on the At Risk Vehicles in the immediately preceding calendar month and received by the relevant FleetCo exceeds the aggregate Net Book Value of such At Risk Vehicles.
"Monthly Target Corporate Profit Amount" means an amount calculated on a Lease Determination Date being the greater of (i) the Margin Based Profit Amount in respect of such Lease Determination Date and (ii) Euro [REDACTED] in respect of such Lease Determination Date.
"Moody’s" means Moody’s Investors Services Limited or any successor to its rating business.

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"Motor Third Party Liability Cover" means the insurance cover which is a Requirement of Law, and, even if not so required by law, insurance protecting against liability in respect of bodily injury or death caused to third parties.
"Motor Third Party Property Damage Liability Cover" means the insurance protecting against loss or damage to property belonging to third parties.
"Negotiation Guidelines" means the criteria required in respect of the terms of the Vehicle Purchasing Agreements entered into by the FleetCos in respect of the Vehicle Fleet in Spain, France and Italy, as set out in schedule 2 to the Spanish Servicing Agreement, schedule 6 to the French Master Lease Agreement and schedule 2 to each Italian Servicing Agreement (as applicable).
"Net Book Value" means, on any date with respect to each Vehicle, such Vehicle’s Capitalised Cost, minus the aggregate Depreciation Charges accrued from the date of registration of such Vehicle to such date.
"New Senior Noteholder" has the meaning given to it in clause 5.1 (Increase in Senior Noteholder Commitments) of the Issuer Note Issuance Facility Agreement.
"Non-Eligible Assets" means (i) Non-Eligible Vehicles and (ii) Non-Eligible Receivables.
"Non-Eligible Programme Vehicle" means each Programme Vehicle which is the subject of a Vehicle Manufacturer Programme with a Vehicle Manufacturer in respect of which a Vehicle Manufacturer Event of Default has occurred.
"Non-Eligible Receivables" means, in respect of Dutch FleetCo in Spain, Dutch FleetCo in Germany, Dutch FleetCo in The Netherlands, French FleetCo in France or Italian FleetCo in Italy, its Vehicle Manufacturer Receivables and Vehicle Dealer Receivables that do not constitute Eligible Receivables.
"Non-Eligible Vehicles" means Vehicles delivered to a FleetCo that are not Eligible Vehicles.
"Non-Imperative Principles" means those principles indicated as "Non-Imperative" in, as applicable, schedule 2 of each Italian Servicing Agreement, schedule 6 of the French Master Lease Agreement and schedule 2 of the Spanish Servicing Agreement.
"Non-Investment Grade Non-Programme Vehicles" means Non-Programme Vehicles purchased by the relevant FleetCo for each Country from Non-Investment Grade Vehicle Manufacturers or, in the case of Germany and the Netherlands, by the relevant Opco from Non-Investment Grade Vehicle Manufacturers and sold to Dutch FleetCo, provided that:

(a)
Vehicles whose Borrower Vehicle Fleet NBV exceed the Borrower Vehicle Fleet NBV of all Eligible Vehicles that comply with the Concentration Limits shall not be Vehicles for the purposes of "Non-Investment Grade Non-Programme Vehicles"; and

(b)
any such excess in Borrower Vehicle Fleet NBV is or has been allocated on a pro rata basis to the Borrower Vehicle Fleet NBV of Programme Vehicles and the Borrower Vehicle Fleet NBV of Non-Programme Vehicles in each Country.

"Non-Investment Grade Programme Vehicles" means, for each Country:

(a)	Programme Vehicles purchased by the relevant FleetCo from Non-Investment Grade Vehicle Manufacturers or Vehicle Dealers for each Country or, in the case of Germany and the

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Netherlands, by the relevant Opco from Non-Investment Grade Vehicle Manufacturers or Vehicle Dealers and sold to Dutch FleetCo, provided that:

(i)
Vehicles whose Borrower Vehicle Fleet NBV exceed the Borrower Vehicle Fleet NBV of all Eligible Vehicles that comply with the Concentration Limits shall not be Vehicles for the purposes of "Non-Investment Grade Programme Vehicles"; and

(ii)
any such excess in Borrower Vehicle Fleet NBV is or has been allocated on a pro rata basis to the Borrower Vehicle Fleet NBV of Programme Vehicles and the Borrower Vehicle Fleet NBV of Non-Programme Vehicles in each Country; and

(b)
Vehicle Manufacturer Receivables held by French FleetCo or Dutch FleetCo in Germany and The Netherlands in respect of any Non-Investment Grade Vehicle Manufacturers pursuant to Vehicle Manufacturer Buy-Back Agreements which provide for a valid and enforceable retention of title provision to the benefit of the relevant FleetCo; and

(c)
Vehicle Dealer Receivables held by French FleetCo or Dutch FleetCo in Germany and The Netherlands in respect of any Vehicle Dealer pursuant to Vehicle Dealer Buy-Back Agreements which provide for a valid and enforceable retention of title provision to the benefit of the relevant FleetCo.

"Non-Investment Grade Vehicle Manufacturer" means any Vehicle Manufacturer which is not an Investment Grade Vehicle Manufacturer.
"Non-Investment Grade Vehicle Manufacturer Receivables (for which a FleetCo holds enforceable title)" means, at any time and in relation to any Country, Vehicle Manufacturer Receivables owed by any Non-Investment Grade Vehicle Manufacturer to the relevant FleetCo in such Country pursuant to Vehicle Manufacturer Buy-Back Agreements or Vehicle Dealer Buy-Back Agreements which provide for a valid and enforceable retention of title provision to the benefit of the relevant FleetCo.
"Non-Programme Vehicle" means each Eligible Vehicle which is not a Programme Vehicle.
"Non-Utilisation Fee" means, in respect of each Senior Noteholder Available Commitment of a Senior Noteholder, the fee payable by the Issuer in accordance with the relevant Senior Noteholder Fee Letter.
"Note Certificate" means a Restricted Senior Note Certificate or an Unrestricted Senior Note Certificate.
"Notice" means any notice delivered under or in connection with any Transaction Document.
"Notional Commitment" means:

(i)	in respect of a Senior Noteholder Group, the commitment amount from time to time as set out in the relevant Senior Noteholder Fee Letter in respect of such Senior Noteholder Group; and

(ii)
in respect of a Senior Noteholder that does not form part of a Senior Noteholder Group, the commitment amount from time to time as set out in the relevant Senior Noteholder Fee Letter in respect of such Senior Noteholder.

"Ongoing Issuer Fee" means the aggregate of all amounts due and payable by the Issuer pursuant to:

(i)	in respect of the Issuer Revolving Period Priority of Payments:

(a)	paragraph (a) (in respect of amounts payable to the Issuer Security Trustee);

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(b)	paragraph (b) (in respect of amounts payable to the Transaction Agent, the Registrar, the Issuer Account Bank and the Issuer Cash Manager);

(c)	paragraph (c) (in respect of Tax payments);

(d)
paragraph (d) (in respect of amounts payable to the FleetCo Holdings Corporate Services Provider, the Issuer Corporate Services Providers, the Issuer Share Trustee, the Issuer Profit Amount, the Issuer’s independent accountants, auditors, legal advisers and Tax advisers, the Channel Islands Stock Exchange, the Listing Sponsor, the relevant Rating Agencies and the Central Servicer);

(e)	paragraph (e)(ii) (in respect of commitment fees);

(f)	paragraph (e)(iii) (in respect of amounts payable to the Issuer Hedge Counterparties);

(g)	paragraph (h) (in respect of other amounts payable to the Issuer Hedge Counterparties);

(h)	paragraph (i) (in respect of indemnity payments for Currency Hedging Breakage Costs payable to the applicable Conduit Senior Noteholder);

(i)
paragraph (j) (in respect of amounts of interest payable in respect of any Issuer Subordinated Advances other than those drawn for the purpose set out in clause 4.2.1(a) of the Issuer Subordinated Facility Agreement);

(j)
paragraph (k) (in respect of amounts of principal payable in respect of any Issuer Subordinated Advances other than those drawn for the purpose set out in clause 4.2.1(a) of the Issuer Subordinated Facility Agreement);

(k)	paragraph (l) (in respect of amounts payable to the other Issuer Secured Creditors); and

(l)	paragraph (m) (in respect of amounts payable to any other parties);

(ii)	in respect of the Issuer Scheduled Amortisation Period Priority of Payments:

(a)	paragraph (a) (in respect of amounts payable to the Issuer Security Trustee);

(b)	paragraph (b) (in respect of amounts payable to the Transaction Agent, the Registrar, the Issuer Account Bank and the Issuer Cash Manager);

(c)	paragraph (c) (in respect of Tax payments);

(d)
paragraph (d) (in respect of amounts payable to the FleetCo Holdings Corporate Services Provider, the Issuer Corporate Services Providers, the Issuer Profit Amount, the Issuer’s independent accountants, auditors, legal advisers and Tax advisers, the Channel Islands Stock Exchange, the Listing Sponsor, the relevant Rating Agencies and the Central Servicer);

(e)	paragraph (e)(ii) (in respect of commitment fees);

(f)	paragraph (e)(iii) (in respect of amounts payable to the Issuer Hedge Counterparties);

(g)	paragraph (h) (in respect of other amounts payable to the Issuer Hedge Counterparties);

(h)	paragraph (i) (in respect of indemnity payments for Currency Hedging Breakage Costs payable to the applicable Conduit Senior Noteholder);

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(i)
paragraph (j) (in respect of amounts of interest payable in respect of any Issuer Subordinated Advances other than those drawn for the purpose set out in clause 4.2.1(a) of the Issuer Subordinated Facility Agreement);

(j)
paragraph (j) (in respect of amounts of principal payable in respect of any Issuer Subordinated Advances other than those drawn for the purpose set out in clause 4.2.1(a) of the Issuer Subordinated Facility Agreement);

(k)	paragraph (k) (in respect of amounts payable to the other Issuer Secured Creditors); and

(l)	paragraph (l) (in respect of amounts payable to any other parties);

(iii)	in respect of the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments:

(a)	paragraph (a) (in respect of amounts payable to the Issuer Security Trustee);

(b)	paragraph (b) (in respect of amounts payable to the Transaction Agent, the Registrar, the Issuer Account Bank and the Issuer Cash Manager);

(c)	paragraph (c) (in respect of Tax payments);

(d)
paragraph (d) (in respect of amounts payable to the Issuer Corporate Services Provider, the FleetCo Holdings Corporate Services Provider, the Issuer Profit Amount, the Issuer’s independent accountants, auditors, legal advisers and Tax advisers, the Channel Islands Stock Exchange, the Listing Sponsor, the relevant Rating Agencies and the Central Servicer);

(e)	paragraph (e)(ii) (in respect of commitment fees);

(f)	paragraph (e)(iii) (in respect of amounts payable to the Issuer Hedge Counterparties);

(g)	paragraph (g) (in respect of other amounts payable to the Issuer Hedge Counterparties);

(h)	paragraph (h) (in respect of indemnity payments for Currency Hedging Breakage Costs payable to the applicable Conduit Senior Noteholder);

(i)
paragraph (i) (in respect of amounts of interest payable in respect of any Issuer Subordinated Advances other than those drawn for the purpose set out in clause 4.2.1(a) of the Issuer Subordinated Facility Agreement);

(j)
paragraph (i) (in respect of amounts of principal payable in respect of any Issuer Subordinated Advances other than those drawn for the purpose set out in clause 4.2.1(a) of the Issuer Subordinated Facility Agreement);

(k)	paragraph (j) (in respect of amounts payable to the other Issuer Secured Creditors); and

(l)	paragraph (k) (in respect of amounts payable to any other parties);

(iv)	in respect of the Issuer Rapid Amortisation (Post-Enforcement) Priority of Payments:

(a)	paragraph (a) (in respect of amounts payable to the Issuer Security Trustee);

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(b)	paragraph (b) (in respect of amounts payable to the Transaction Agent, the Registrar, the Issuer Account Bank and the Issuer Cash Manager);

(c)
paragraph (c) (in respect of Tax payments and amounts payable to the Issuer Corporate Services Provider, the FleetCo Holdings Corporate Services Provider, the Issuer’s independent accountants, auditors, legal advisers and Tax advisers, the Channel Islands Stock Exchange and the relevant Rating Agencies);

(d)	paragraph (d)(ii) (in respect of commitment fees);

(e)	paragraph (d)(iii) (in respect of amounts payable to the Issuer Hedge Counterparties);

(f)	paragraph (g) (in respect of other amounts payable to the Issuer Hedge Counterparties);

(g)	paragraph (h) (in respect of indemnity payments for Currency Hedging Breakage Costs payable to the applicable Conduit Senior Noteholder);

(h)
paragraph (i) (in respect of amounts of interest payable in respect of any Issuer Subordinated Advances other than those drawn for the purpose set out in clause 4.2.1(a) of the Issuer Subordinated Facility);

(i)
paragraph (i) (in respect of amounts of principal payable in respect of any Issuer Subordinated Advances other than those drawn for the purpose set out in clause 4.2.1(a) of the Issuer Subordinated Facility Agreement);

(j)	paragraph (j) (in respect of amounts payable to the other Issuer Secured Creditors);

(k)	paragraph (k) (in respect of amounts payable in respect of the Issuer Profit Amount); and

(l)	paragraph (l) (in respect of amounts payable to any other parties).
"Onward Purchase Price" means, in respect of any Vehicle in Germany, the purchase price as specified in the Purchase Offer and Lease Request payable by Dutch FleetCo to German Opco which (i) for a Vehicle (other than a German Opco Existing Fleet Vehicle) shall be equal to the Initial Purchase Price payable by German Opco with regard to such vehicles and (if necessary) calculated by way of break‑down of the aggregate price for each type of vehicle subject to the respective Purchase Offer and Lease Request or (ii) for a German Opco Existing Fleet Vehicle, shall be equal to the Net Book Value on the Initial Funding Date for such German Opco Existing Fleet Vehicle, in each case excluding any VAT and Charge Costs.
"Opco" means Spanish Opco, any Italian Opco, Dutch Opco, French Opco or German Opco (as the case may be).
"Opco Change of Control" means the Avis Europe Group ceasing to (x) own directly or indirectly at least 100 per cent. of the share capital of Finco, Avis Europe or any Opco, (y) have the right or ability to cast at least 100 per cent. of the votes capable of being cast in shareholders’ general meetings of Finco, Avis Europe or any Opco or (z) have the right or ability to appoint or remove all directors (or equivalent officers) of the board of directors (or equivalent body) of Finco, Avis Europe or any Opco or to give directions with respect to the operating and financial policies of any Opco with which the directors or other equivalent officers of Finco, Avis Europe or such Opco (as applicable) are obliged to comply.
"Opco Event of Default" means an event of default as set out in part 3 (Opco Events of Default) of schedule 4 (Events of Default) to the Framework Agreement.

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"Opco Repurchase Price" means, in respect of any Vehicle in Germany, the repurchase price payable by German Opco to Dutch FleetCo which (i) for a Programme Vehicle shall be equal to the Vehicle Manufacturer Repurchase Price, less any VAT and (ii) for Non-Programme Vehicles, the Estimated Sales Price in respect of that Vehicle, less any VAT.
"Operating Documents" means (taking account of the fact that certain documents will only be entered into and/or be effective after the date hereof):

(i)	each Italian Master Lease Agreement;

(ii)	the Spanish Master Lease Agreement;

(iii)	the French Master Lease Agreement;

(iv)	the Master German Fleet Lease Agreement;

(v)	the Master German Fleet Purchase Agreement;

(vi)	the Master Dutch Fleet Lease Agreement;

(vii)	the Master Dutch Fleet Purchase Agreement;

(viii)	the German Trust Agreement;

(ix)	each Italian Servicing Agreement;

(x)	each Italian Mandate Agreement;

(xi)	each VAT Loan Agreement;

(xii)	the Italian VAT Sharing Agreement;

(xiii)	the Italian Income Tax Consolidation Agreement;

(xiv)	the Italian FleetCo Shareholders Agreement;

(xv)	the Spanish Servicing Agreement;

(xvi)	the Spanish Account Bank Agreement;

(xvii)	the German Account Bank Agreement;

(xviii)	the Dutch Account Bank Agreement;

(xix)	the French Account Bank Agreement;

(xx)	the French Servicing Agreement;

(xxi)	the German Custody Agreement;

(xxii)	the Italian Account Bank Agreement;

(xxiii)	the FleetCo Back-up Cash Management Agreement;

(xxiv)	the Liquidation Agency Agreement;

(xxv)	the Central Servicing Agreement;

(xxvi)	the Finco Payment Guarantee;

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(xxvii)	the Avis Europe Payment Guarantee;

(xxviii)	the Parent Performance Guarantee; and

(xxix)
any other documents to which Dutch FleetCo, French FleetCo and/or Italian FleetCo is a party, approved by the FleetCo Security Agent and the Transaction Agent and are in respect of the servicing and/or leasing of the Vehicle Fleet in each Country.

"Original Financial Statements" means:

(a)
in relation to Avis Europe, its audited financial statements for its financial year ended 31 December 2011 and (if prepared) its unaudited consolidated management accounts for the financial quarter ended 31 December 2012;

(b)	in relation to each of Finco, Italian FleetCo and Spanish Opco, its audited financial statements for its financial year ended 31 December 2011;

(c)	in relation to the German Opco, the consolidated financial statements of AVIS Autovermietung Beteiligungsgesellschaft mbH Oberursel for its financial year ended 31 December 2011;

(d)	in relation to the Avis Italian Opco, its audited financial statements for its financial year ended 31 December 2011;

(e)	in relation to the Maggiore Italian Opco, its audited financial statements for its financial year ended 31 December 2014;

(f)	in relation to the French Opco, its audited financial statements for its financial year ended 31 December 2012; and

(g)	in relation to the Dutch Opco, its audited financial statements for its financial year ended 31 December 2012.
"Original FleetCo Advance Drawdown Date" means, in respect of a FleetCo Advance, the date of FleetCo Advance drawdown as specified in the relevant FleetCo Advance Drawdown Notice.
"Original Scheduled Amortisation Commencement Date" means 20 April 2017.
"Outstanding" means, in relation to the Senior Notes or a FleetCo Advance or a VFN Advance (as applicable), all Senior Notes or FleetCo Advances or VFN Advances (as applicable) other than:

(a)
those which have been redeemed in accordance with the Issuer Note Issuance Facility Agreement or VFN Funding Agreement or repaid in accordance with the relevant FleetCo Facility Agreement (as applicable);

(b)
those in respect of which the date for redemption or repayment (as applicable) in accordance with the provisions of the Issuer Note Issuance Facility Agreement, VFN Funding Agreement or the relevant FleetCo Facility Agreement (as applicable) has occurred and for which the redemption moneys or repayment moneys (including, in each case, all interest accrued thereon to the date for such redemption or repayment (as applicable)) have been duly paid to the Issuer, the FleetCo Security Agent, the Issuer Cash Manager, the Transaction Agent (as applicable) and (following the occurrence of an Issuer Enforcement Event) the Issuer Security Trustee in the manner provided for in the Issuer Note Issuance Facility Agreement, VFN Funding Agreement or the relevant FleetCo Facility

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Agreement (as applicable) and remain available for payment in accordance with the Issuer Note Issuance Facility Agreement, VFN Funding Agreement or the relevant FleetCo Facility Agreement (as applicable);

(c)
those which have been purchased and surrendered for cancellation as provided in the Issuer Note Issuance Facility Agreement, VFN Funding Agreement or the relevant FleetCo Facility Agreement (as applicable) and notice of the cancellation of which has been given to the Issuer, the Issuer Security Trustee, the FleetCo Security Agent, the Issuer Cash Manager and/or the Transaction Agent (as applicable);

(d)	those which have become void under the Issuer Note Issuance Facility Agreement, VFN Funding Agreement or and the relevant FleetCo Facility Agreement (as applicable); and
provided that for each of the following purposes in respect of the Issuer Note Issuance Facility Agreement:

(a)	the right in respect of any direction or request by the relevant Senior Noteholders;

(b)
the determination of how many and which Senior Notes are for the time being outstanding for the purposes of clause 24 (Consents, Amendments, Waivers and Modifications) of the Framework Agreement, any discretion, power or authority, whether contained in the Framework Agreement or provided by law, which the Transaction Agent or the Issuer Security Trustee is required to exercise in or by reference to the interests of the relevant Senior Noteholders; and

(c)
the determination by the Issuer Security Trustee or the Transaction Agent whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the relevant Senior Noteholders (to the extent that the Issuer Security Trustee or the Transaction Agent (as applicable) is required to make such determination in accordance with the Transaction Documents), those Senior Notes which are for the time being held by or on behalf of or for the benefit of the Issuer or any member of the Avis Group or any Affiliate of the Avis Group shall (unless and until ceasing to be so held) be deemed not to remain outstanding.
"Parallel Debt" means the German Parallel Debt, Dutch Parallel Debt or the Spanish Parallel Debt, as applicable.
"Parent" means Avis Budget Car Rental, LLC.
"Parent Change of Control" means (a) ABG shall at any time cease to own or control, directly or indirectly, greater than 50 per cent. of the Voting Stock of the Parent or (b) any of the Opcos is no longer indirectly wholly-owned by the Parent.
"Parent Event of Bankruptcy" shall be deemed to have occurred with respect to the Parent if:

(a)
a case or other proceeding shall be commenced, without the application or consent of the Parent, in any court, seeking the liquidation, reorganisation, debt arrangement, dissolution, winding up, or composition or readjustment of debts of the Parent, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for the Parent or all or any substantial part of its assets, or any similar action with respect to the Parent under any law relating to bankruptcy, insolvency, reorganisation, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive

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days; or an order for relief in respect of the Parent shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)
the Parent shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganisation, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for the Parent or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c)	the board of directors or other similar governing body of the Parent shall vote to implement any of the actions set forth in paragraph (b) above.
"Parent Event of Default" means any of the following:

(a)
the occurrence of an Opco Change of Control, provided that if (1) any cessation described in Opco Change of Control is in relation to the share capital of, the shareholders’ general meetings of or the board of directors of (as applicable) Spanish Opco or any Italian Opco or French Opco (as applicable) and (2) the Spain Repayment Option (in respect of Spanish Opco) or the Italy Repayment Option (in respect of any Italian Opco) or the France Repayment Option (in respect of French Opco) is exercised within 30 days of such cessation, there shall not be any Parent Event of Default;

(b)	the occurrence of a Parent Change of Control;

(c)
the occurrence and continuation of an "event of default" under the Credit Agreement or Replacement Credit Agreement, that is not waived pursuant to the terms of such Credit Agreement or Replacement Credit Agreement;

(d)	any Parent Event of Bankruptcy occurs; and

(e)	failure by the Parent or its successor or replacement to comply with any of its obligations under the Parent Performance Guarantee.
"Parent Performance Guarantee" means the irrevocable guarantee and indemnity from the Parent in favour of the relevant FleetCo in respect of the obligations (other than payment obligations) of each Opco under the Transaction Documents to which such Opco is a party.
"Participating Member State" means any member state of the European Union that adopts or has adopted, and, in each case, continues to adopt, the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Party" means, when used in an agreement, deed or other document, a party to that agreement, deed or other document.
"Passenger Car" means a motor vehicle having at least four wheels, used for the carriage of passengers and comprising no more than seven seats, including the driver’s seat.
"Payment" means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

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"Payment Confirmation Date" means, in respect of all outstanding Senior Advances and all outstanding Subordinated Advances, the date falling 5 Business Days prior to the relevant Settlement Date.
"Payment Netting" means:

(a)	in respect of an Issuer Hedging Agreement based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement; and

(b)
in respect of an Issuer Hedging Agreement not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedging Agreement or a Hedging Ancillary Document which has a similar effect to the provision referenced in paragraph (a) above.

"Permitted Investments" means:

(a)
EUR-denominated money market funds which have a long-term rating of "AAAmmf" by Fitch, if rated by Moody’s, "Aaa" and "MR1+" by Moody’s, if rated by S&P, "AAA" by S&P, and, if rated by DBRS, "AAA" by DBRS; or

(b)
any other instruments or securities, provided that, to the extent the outstanding Senior Notes are rated, the Rating Agencies have confirmed in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Senior Notes, in each case, in respect of which the Issuer Cash Manager has been instructed to invest in and in respect of which it is able to invest in.
"Permitted Subordinated Debt Payments" means the payments, receipts and set-offs permitted by paragraph 5.3 (Permitted Subordinated Debt Payments) of the Issuer Intercreditor Terms as long as they are so permitted.
"Person" means any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality.
"Potential Event of Default" means any event which (with the expiry of a grace period, the giving of notice or the making of any determination under the relevant Transaction Documents or any combination of any of the foregoing) could constitute an Event of Default.
"Potential Master Lease Termination Event" means any event which, but for the passage of time or the giving of notice or any combination thereof, would constitute a Master Lease Termination Event.
"Potential Servicer Termination Event" means any event which but for the passage of time or the giving of notice or any combination thereof would constitute a Servicer Termination Event.
"Privacy Code" means Italian Legislative Decree number 196 of 30 June 2003, as amended and supplemented from time to time.
"Proceedings" means any legal action or proceedings relating to a Dispute.
"Programme Maximum Term" means, where applicable in relation to a Programme Vehicle, the maximum holding period (if any) specified under the relevant Vehicle Manufacturer Buy-Back Agreement or the relevant Vehicle Dealer Buy-Back Agreement after the expiry of which such Programme Vehicle would cease to be eligible for repurchase or sale at auction by the relevant Vehicle Manufacturer or Vehicle Dealer, as applicable

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(as such maximum holding period shall be notified on an annual basis by the relevant Servicer to the relevant FleetCo).
"Programme Minimum Term" means, where applicable in relation to a Programme Vehicle, the minimum holding period (if any) specified under the relevant Vehicle Manufacturer Buy-Back Agreement or the relevant Vehicle Dealer Buy-Back Agreement in order for such Programme Vehicle to be eligible for repurchase or sale at auction by the relevant Vehicle Manufacturer or Vehicle Dealer, as applicable.
"Programme Vehicle" means each Eligible Vehicle which is the subject of:

(i)	a Vehicle Manufacturer Buy-Back Agreement which contains all the Buy-Back Minimum Principles; or

(ii)	a Vehicle Dealer Buy-Back Agreement which contains all the Buy-Back Minimum Principles (with references to the Vehicle Manufacturer replaced by the Vehicle Dealer as the context requires).
"Programme Vehicle Special Default Payments" means the amount of any Excess Damage Charges and/or Excess Mileage Charges applicable to a Programme Vehicle calculated by the relevant Servicer as of:

(a)
the Lease Determination Date immediately following the receipt by the relevant FleetCo of the Vehicle Manufacturer Repurchase Price, in each case, in relation to any Programme Vehicle (or, if earlier, by the Business Day on which FleetCo is liable for any Programme Vehicle Special Default Payment to a Vehicle Manufacturer or Vehicle Dealer); or

(a)
the Lease Determination Date immediately following the date by which the Vehicle Manufacturer Repurchase Price, in each case of such Programme Vehicle turned back to a Vehicle Manufacturer or Vehicle Dealer, would have been paid by the Vehicle Manufacturer or Vehicle Dealer to the relevant FleetCo but for the occurrence of an event or circumstance which, if not remedied within the relevant grace period, would become a Vehicle Manufacturer Event of Default.

"Public Deed of Pledge over Vehicles" means the vehicle pledge dated 5 March 2013 in respect of the Spanish Vehicle fleet and entered into by Dutch FleetCo, Spanish Branch, the Issuer and Spanish Opco.
"Purchase and Lease Confirmation" has the meaning given to it in clause 3.3 of the Master German Fleet Purchase Agreement or clause 3.3 of the Master Dutch Fleet Purchase Agreement, as applicable.
"Purchase Offer and Lease Request" has the meaning given to it in clause 3.1 of the Master German Fleet Purchase Agreement or clause 3.1 of the Master Dutch Fleet Purchase Agreement, as applicable.
"Qualifying Senior Noteholder" means, with respect to any relevant Senior Note, any person which is:

(a)
resident for the purposes of tax corresponding to Irish corporation tax in a jurisdiction (other than Ireland) that would not result in any Taxes being required to be withheld or deducted by the Issuer in relation to the relevant Senior Note as a result of such person holding such Senior Note and does not receive payments under the relevant Senior Note in connection with a trade or business which is carried on in Ireland by it through a branch or agency; or

(b)	a qualifying company within the meaning of Section 110 of the Taxes Consolidation Act 1997 of Ireland.

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"Quoted Eurobond WHT Form" means a form, substantially in the form of Schedule 9 to the INIFA, provided by a Senior Noteholder in accordance with the INIFA.
"Rapid Amortisation Commencement Date" means the date of the service of a Rapid Amortisation Notice by the Transaction Agent to the Issuer and the Issuer Security Trustee.
"Rapid Amortisation Event" means the occurrence of any of the following:

(i)	an Issuer Event of Default;

(ii)	a FleetCo Event of Default;

(iii)	a Spanish Opco Event of Default;

(iv)	an Italian Opco Event of Default;

(v)	a Central Servicer Event of Default;

(vi)	a German Opco Event of Default;

(vii)	a French Opco Event of Default;

(viii)	a Subordinated Lender Event of Default;

(ix)	a Finco Guarantor Event of Default;

(x)	an Avis Europe Event of Default;

(xi)	a Parent Event of Default;

(xii)	the non-payment in full of all outstanding Senior Advances by the Issuer under the Issuer Note Issuance Facility Agreement at their Expected Maturity Date;

(xiii)	the termination of:

(a)	any Spanish Transaction Document other than in accordance with its terms and the Spain Repayment Option is not exercised within 10 Business Days from the date of such termination;

(b)	any Italian Transaction Document other than in accordance with its terms and the Italy Repayment Option is not exercised within 10 Business Days from the date of such termination;

(c)
any French Transaction Document and/or the VFN Funding Agreement, in each case, other than in accordance with its terms and the France Repayment Option is not exercised within 10 Business Days from the date of such termination; or

(d)	any Transaction Document other than in accordance with its terms (other than in the case of (a), (b) or (c) above);

(xiv)	a Servicer Termination Event; and

(xv)	the termination of the appointment of the Liquidation Agent if no replacement Liquidation Agent satisfactory to the Transaction Agent has been appointed within 60 days of such termination.

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"Rapid Amortisation Notice" means the notice to be delivered by the Transaction Agent to the Issuer and the Issuer Security Trustee following the occurrence of a Rapid Amortisation Event.
"Rapid Amortisation Period" means the period starting from and including the Rapid Amortisation Commencement Date.
"Rating Agencies" means Standard & Poor’s, Moody’s, Fitch, DBRS and any other internationally recognised rating agency approved by the Transaction Agent and "Rating Agency" means any one of them.
"Rating Agency Affirmation" means, for so long as any Senior Notes are rated by one or more Rating Agency, with respect to any specified action, determination or appointment, receipt by the Issuer (and sent to the Issuer Security Trustee and the Transaction Agent) of written confirmation (or such other method of confirmation which may be agreed from time to time with the relevant Rating Agency) from the relevant Rating Agency that such specified action, determination or appointment will not result in the reduction, or withdrawal, of the ratings then assigned to the Senior Notes.
"Receiver" means a receiver and manager or other receiver (and may be a person or persons) appointed in respect of the Issuer Secured Property or FleetCo Secured Property (as the case may be) and shall, if allowed by law, include an administrative receiver.
"Recoveries" means the Senior Recoveries or the Subordinated Recoveries.
"Redesignation Amounts" means, in relation to a Vehicle following its redesignation in accordance with clause 22 of the Master German Fleet Lease Agreement, clause 24 of each Italian Master Lease Agreement, clause 25 of the French Master Lease Agreement, clause 24 of the Master Dutch Fleet Lease Agreement or clause 25 of the Spanish Master Lease Agreement, an amount (which may positive or negative) equal to:

(a)	the Net Book Value of each Vehicle immediately prior to redesignation;
minus

(b)	the Net Book Value of such Vehicle immediately following redesignation.
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Transaction Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the European interbank market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.
"Reference Banks" means Crédit Agricole Corporate and Investment Bank and the Senior Noteholders that are financial institutions or such other banks as may be appointed by the Transaction Agent in consultation with the Central Servicer.
"Register" means the register maintained by the Registrar outside the United Kingdom in respect of the Senior Notes in accordance with the Issuer Note Issuance Facility Agreement and substantially in the form set out in schedule 8 (Form of the Register) thereto.
"Registered FCT Holder" has the meaning given to it in clause 2.3 (Entries in FCT Register conclusive) of the VFN Funding Agreement.

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"Registered Holder" has the meaning given to it in clause 2.3 (Entries in Register conclusive) of the Issuer Note Issuance Facility Agreement.
"Registrar" means, in respect of the Issuer, in relation to the Senior Notes, Deutsche Bank Luxembourg S.A. and/or, if applicable, any successor registrar in relation to such Senior Notes.
"Regulatory Direction" means, in relation to any person, a direction or requirement of any Governmental Authority with whose directions or requirements such person is accustomed to comply.
"Rejected Vehicle" means a Vehicle rejected by the Lessee under clause 28 of the relevant Italian Master Lease Agreement, clause 29 of the French Master Lease Agreement, clause 28 of the Master Dutch Fleet Lease Agreement or clause 29 of the Spanish Master Lease Agreement.
"Rejected Vehicle Schedule" means a schedule substantially in the form set out in schedule 3 (Rejected Vehicle Schedule) to the Spanish Servicing Agreement and each Italian Servicing Agreement.
"Related Month" means, when used (a) with respect to any FleetCo Payment Date, Lease Payment Date (including for the purpose of the definition of "Variable Rent") or Lease Determination Date, the most recently ended calendar month; and (b) with respect to any other date, the calendar month in which such date occurs.
"Related Opco" means:

(i)
in relation to Dutch FleetCo, German Opco, Dutch Opco or Spanish Opco (as applicable) to which Dutch FleetCo leases Vehicles under the Master German Fleet Lease Agreement, Master Dutch Fleet Lease Agreement or the Spanish Master Lease Agreement, respectively;

(ii)	in relation to Italian FleetCo, each Italian Opco; and

(iii)	in relation to French FleetCo, French Opco.
"Relevant Conduit CP Rate" means, in respect of an Interest Period and a Conduit Senior Noteholder:

(i)
the weighted average funding cost of the commercial paper issued by such Conduit Senior Noteholder in order to finance, or contribute to the financing of, its subscription of the Senior Notes during the relevant Interest Period, as notified by such Conduit Senior Noteholder to the Transaction Agent on the relevant Interest Determination Date (or Intra-Month Interest Determination Date, as the case may be), including any dealer or paying agent fees;

(ii)
in the event that such commercial paper is denominated in any currency other than euros, all costs, fees and expenses incurred by such Conduit Senior Noteholder in order to hedge its exposure to such currency; and

(iii)
any interest amounts payable by such Conduit Senior Noteholders in relation to any drawings on the relevant swing line or liquidity facility agreement which can be fairly allocated to the Senior Notes.

"Relevant DBRS Rating" means, with respect to any Person as of any date of determination: (a) if such Person has both a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then the higher of such two ratings as of such date; and (b) if such Person has only one of a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant DBRS Rating with respect to such Person as of such date.

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"Relevant Excess Concentration Amount" means, on any date, in respect of the limit set out in the definition of "Concentration Limit" an amount equal to, in each case, without double counting:

A.	the aggregate of the Borrower Vehicle Fleet NBV of all Eligible Vehicles in all the Countries which fall within the category of Vehicles described in such limit, less

B.	the multiple of: (x) the Borrower Vehicle Fleet NBV of all Eligible Vehicles in all Countries; and (y) the maximum percentage provided in the definition of Concentration Limit for such limit, or zero if such amount is negative,
provided that any such excess is allocated on a pro rata basis to (A) the Borrower Vehicle Fleet NBV of Eligible Vehicles used for the purposes of calculating such limit in each Country and (B) to the Borrower Vehicle Fleet NBV of Programme Vehicles and the Borrower Vehicle Fleet NBV of Non-Programme Vehicles.
"Relevant Fitch Rating" means, with respect to any Person, (a) if such Person has both a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then the higher of such two ratings as of such date and (b) if such Person has only one of a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Fitch Rating with respect to such Person as of such date.
"Relevant Interbank Market" means the European interbank market.
"Relevant Jurisdiction" means, in relation to an Avis Obligor, a FleetCo or the Issuer, its jurisdiction of incorporation and (in respect of Dutch FleetCo) Spain and/or Germany (as applicable).
"Relevant Liabilities" means:

(i)	the Liabilities owed to the Issuer Secured Creditor ranking (in accordance with the Issuer Intercreditor Terms) pari passu with or in priority to that Issuer Secured Creditor; and

(ii)	all present and future liabilities and obligations, actual and contingent, of the Issuer to the Issuer Security Trustee.
"Relevant Moody’s Rating" means, with respect to any Person as of any date of determination, the highest of: (a) if such Person has a long term rating by Moody’s as of such date, then such rating as of such date; (b) if such Person has a senior unsecured rating by Moody’s as of such date, then such rating as of such date; and (c) if such Person has a long term corporate family rating by Moody’s as of such date, then such rating as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Moody’s Rating with respect to such Person as of such date.
"Relevant Person" means Spanish Opco (in its capacity as the relevant Lessee and relevant Servicer), each Italian Opco (in its capacity as the relevant Lessee and relevant Servicer), the Central Servicer, German Opco (in its capacity as the relevant Lessee), Dutch Opco (in its capacity as the relevant Lessee), French Opco (in its capacity as the relevant Lessee and relevant Servicer), French FleetCo, Dutch FleetCo, Italian FleetCo, the Issuer or the FCT (as applicable).
"Relevant Rating" means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, (a) with respect to Moody’s, the Relevant Moody’s Rating with respect to such Person as of

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such date, (b) with respect to Fitch, the Relevant Fitch Rating with respect to such Person as of such date and (c) with respect to S&P, the Relevant S&P Rating with respect to such Person as of such date.
"Relevant S&P Rating" means, with respect to any Person as of any date of determination, the long term local issuer rating by S&P of such Person as of such date; provided that, if such Person does not have a long term local issuer rating by S&P as of such date, then there shall be no Relevant S&P Rating with respect to such Person as of such date.
"Relevant Senior Noteholder Commitment" means, in respect of:

(i)	a Senior Noteholder that forms part of a Senior Noteholder Group, its pro rata share of the Notional Commitment of its Senior Noteholder Group; and

(ii)	a Senior Noteholder that is not part of a Senior Noteholder Group, its Notional Commitment as set out in the relevant Senior Noteholder Fee Letter.
"Relevant Senior Noteholder Percentage" means, in respect of any Senior Noteholder, the percentage determined by (i) dividing its Relevant Senior Noteholder Commitment at such time by the aggregate of the Total Senior Noteholder Commitments of all Senior Noteholders at such time and (ii) multiplying the product thereof by one hundred (100).
"Relevant Third Party" means the Issuer Account Bank, any FleetCo Account Bank, the Dutch FleetCo Spanish Account Bank Operator, the Dutch FleetCo German Account Bank Operator, the Dutch FleetCo Dutch Account Bank Operator, the French FleetCo Account Bank Operator, the Issuer Cash Manager, the FleetCo Back-up Cash Managers, the Issuer Corporate Services Provider, the FleetCo Holdings Corporate Services Provider, any Dutch FleetCo Corporate Services Providers, the Registrar, the Transaction Agent and (for the purposes of clause 27.1.3 (Non-petition Against the Conduit Senior Noteholders) of the Framework Agreement only) any Conduit Senior Noteholder.
"Relevant Transaction Documents" means:

(i)	in respect of the Issuer, the Transaction Documents to which the Issuer is a party; and

(ii)	in respect of any other person, the Transaction Documents to which such person is a party.
"Remaining Senior Noteholder" has the meaning given to it in clause 5.1.5 (Increase in Senior Noteholder Commitments) of the relevant Issuer Note Issuance Facility Agreement.
"Rent" means, in relation to a FleetCo, the aggregate Base Rent (or, in the case of Germany, German Base Rent) plus the aggregate Variable Rent payable to it by the relevant Lessee under the relevant Master Lease Agreement.
"Replacement Credit Agreement" means any credit agreement or similar facility entered into by Avis Budget Holdings, LLC, the Parent and/or any affiliate of either entity, that refinances or replaces the Credit Agreement, as such replacement credit agreement may be amended, restated, modified, supplemented or waived from time to time in accordance with its terms.
"Replacement Senior Noteholder" has the meaning given to such term in clause 21.5 (Replacement Senior Noteholder) of the Issuer Note Issuance Facility Agreement and is a Conduit or a Financial Institution which enters into a relevant Senior Noteholder Accession Deed.
"Reporting Date" means the date falling 5 Business Days before a Settlement Date.

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"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Repurchase Offer and Lease Termination Notice" has the meaning given to such term under clause 5.1 of the Master German Fleet Purchase Agreement.
"Requirement of Law" in respect of any person means:

(a)	any law, treaty, rule, requirement or regulation;

(b)	a notice by or an order of any court having jurisdiction;

(c)	a mandatory requirement of any regulatory authority having jurisdiction; or

(d)	a determination of an arbitrator or Governmental Authority,
in each case applicable to or binding upon that person or to which that person is subject or with which it is customary for it to comply.
"Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the required perfection of any Security Interest;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)
any other matters which are set out as qualifications or reservations as to matters of law in the legal opinions, each in the form satisfactory to the Transaction Agent, the FleetCo Security Agent and the Issuer Security Trustee and delivered to the Transaction Agent, the FleetCo Security Agent and the Issuer Security Trustee pursuant to the Transaction Documents.

"Restricted Senior Note" means the Senior Notes issued in the form set out in schedule 3A (Restricted Senior Note Certificate) to the Issuer Note Issuance Facility Agreement.
"Restricted Senior Note Certificate" means the note certificate set out in schedule 3A (Restricted Senior Note Certificate) to the Issuer Note Issuance Facility Agreement.
"Revolving Period" means, subject to the terms of the Issuer Note Issuance Facility Agreement, the period when Senior Advances will be available, being a period commencing on the Initial Funding Date and ending on the earliest to occur of:

(i)	the Scheduled Amortisation Commencement Date; and

(ii)	the Rapid Amortisation Commencement Date.
"S&P" means Standard & Poor’s Ratings Services (a division of The McGraw‑Hill Companies, Inc.) or any successor to its rating business.
"Scheduled Amortisation" has the meaning given to it in clause 5 (Scheduled Amortisation) of the Framework Agreement.

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"Scheduled Amortisation Commencement Date" means the Original Scheduled Amortisation Commencement Date or, if extended in accordance with clause 5.1 (Extension of Revolving Period) of the Framework Agreement, such later date as agreed in writing between the Central Servicer and the Transaction Agent.
"Scheduled Amortisation Period" means the period starting from the Scheduled Amortisation Commencement Date and ending on the earliest to occur of:

(i)	the date on which principal, interest and all other amounts due relating to all outstanding Senior Advances have been irrevocably and unconditionally repaid/paid in full; and

(ii)	the Rapid Amortisation Commencement Date; and

(iii)	the Expected Maturity Date.
"Screen Rate" means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Transaction Agent may specify another page or service displaying the appropriate rate after consultation with the Central Servicer and the Senior Noteholders.
"Security" means all or any of the Security Interests created or expressed to be created from time to time constituted by or pursuant to, or evidenced by, the Security Documents.
"Security Document" means each of the Issuer Security Documents, the FleetCo Security Documents and any other document designated a Security Document by the Issuer Security Trustee or the FleetCo Security Agent.
"Security Interest" means:

(a)	a mortgage, charge, pledge, lien, assignation in security, encumbrance or other security interest securing any obligation of any person;

(b)
any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person; or

(c)	any other type of preferential arrangement (including title transfer and retention arrangements) having a similar effect.
"Senior Advance" means each advance made available to the Issuer under the Issuer Note Issuance Facility Agreement.
"Senior Advance Drawdown Date" means the date of funding of each Senior Advance by the Senior Noteholders pursuant to the relevant Senior Advance Drawdown Notice.
"Senior Advance Drawdown Notice" means a notice substantially in the relevant form set out in the Framework Agreement pursuant to which the Issuer irrevocably requests one or more funding of Senior Advance(s) under the Issuer Note Issuance Facility Agreement.
"Senior Advance Interest Period" means, in respect of a Senior Advance:

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(i)
the first (and, if applicable, only) period commencing from (and including) the Senior Advance Drawdown Date of such Senior Advance up to the earlier of (a) the relevant FleetCo Advance Repayment Date or (b) the date falling on (but excluding) the next Settlement Date; and

(ii)	any subsequent period commencing from (and including) such Settlement Date in paragraph (i)(b) above to (but excluding) the relevant Senior Advance Repayment Date, provided that, for the purposes of this definition, the Senior Advance Drawdown Date and the Senior Advance Repayment Date are subject to the Business Day Convention.
"Senior Advance Margin" has the meaning given to such term in each Senior Noteholder Fee Letter.
"Senior Advance Repayment" means in relation to a repayment of an amount of principal of the relevant Senior Note, a payment of principal made by the Issuer to the relevant Senior Noteholder on the Senior Advance Repayment Date of such Senior Advance.
"Senior Advance Repayment Date" means, in respect of a Senior Advance, the repayment date of such advance.
"Senior Issuer Debt" means the Senior Noteholder Debt and the Issuer Hedging Debt.
"Senior Issuer Discharge Date" means the time when the Transaction Agent (following confirmation in writing by each of the Issuer Secured Creditors in respect of the Senior Issuer Debt (if any) owed to it) notifies the Issuer, the Issuer Security Trustee and the Issuer Secured Creditors in writing that it is satisfied that all Senior Issuer Debt has been fully and irrevocably paid or discharged and all commitments of the Issuer Secured Creditors in respect of the Senior Issuer Debt have expired or been cancelled.
"Senior Issuer Finance Parties" means the Senior Noteholders and the Issuer Hedge Counterparties.
"Senior Issuer Transaction Documents" means the Issuer Note Issuance Facility Agreement and the Issuer Hedging Agreements.
"Senior Note Principal Amount Outstanding" means, on any date in respect of a Senior Note, the current principal amount outstanding of such Senior Note as reflected on the Register on such date.
"Senior Noteholder" means each holder of any Senior Notes, including the Initial Senior Noteholders and any Senior Noteholder which accedes to the Issuer Note Issuance Facility Agreement, the Framework Agreement and the Issuer Deed of Charge as specified in the Register from time to time.
"Senior Noteholder Accession Deed" means an accession agreement substantially in the form of part 2 (Form of Senior Noteholder Accession Deed) of schedule 6 (Forms of Accession Deed) of the Framework Agreement.
"Senior Noteholder Available Commitment" means, at any relevant time with respect to a Senior Noteholder, its Senior Noteholder Commitment less the Senior Noteholder Principal Amount Outstanding under the relevant Senior Notes subscribed by it.
"Senior Noteholder Commitment" means, in respect of each Senior Noteholder, the amount set out in the relevant Senior Noteholder Fee Letter.
"Senior Noteholder Commitment Increase Request Amount" has the meaning given to it in clause 5.1.3 (Increase in Senior Noteholder Commitments) of the Issuer Note Issuance Facility Agreement.

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"Senior Noteholder Debt" means all present and future moneys, debts and liabilities due, owing or incurred from time to time by the Issuer to any Senior Noteholder under or in connection with any Issuer Transaction Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).
"Senior Noteholder Decisions" has the meaning given to it in schedule 5 (Amendments and Waiver Consent Requirements) to the Framework Agreement.
"Senior Noteholder Group" has the meaning given to it in clause 21.6 (Senior Noteholder Groups) of the Issuer Note Issuance Facility Agreement.
"Senior Noteholder Fee Letter" means, in respect of each Senior Noteholder, a letter, the form of which is set out in schedule 2 to the Issuer Note Issuance Facility Agreement.
"Senior Noteholder Minimum Drawing Amount" means, with respect to each Senior Noteholder, Euro 100,000.
"Senior Notes" means the senior variable funding notes issued from time to time pursuant to the Issuer Note Issuance Facility Agreement.
"Senior Notes Maximum Amount" means an amount equal to:

(a)	the aggregate of:

(i)	the Combined Eligible Country Asset Value; and

(ii)	the Issuer Reserves;
less

(b)	the Credit Enhancement Required Amount.
"Senior Recoveries" means the aggregate of all moneys and other assets received or recovered (whether by way of payment, repayment, prepayment, distribution, redemption, purchase or defeasance, in cash or in kind, or the exercise of any set-off or otherwise) from time to time by any Senior Noteholders or Issuer Hedge Counterparties under or in connection with any Senior Issuer Debt.
"Servicer" means the Spanish Servicer, the French Servicer, each Italian Servicer or the Central Servicer (as applicable), together with any successor or replacement appointed in accordance with the relevant Servicing Agreement or Central Servicing Agreement (as applicable).
"Servicer Fee" means, in relation to a FleetCo, the fee payable to the relevant Servicer pursuant to clause 10 of each Italian Servicing Agreement, clause 12 of the Spanish Servicing Agreement, clause 10 of the French Servicing Agreement and clause 10 of the Central Servicing Agreement.
"Servicer Records" means the original and/or any copies of all relevant documents and records, in whatever form or medium, including all computer tapes, files and discs, relating to the Services, including, without limitation, Insurance Policies and an up-to-date list of all Sub-contractors retained by the relevant Servicer specifying their role and their contact details, which list shall include all custodians of Vehicle Documents, transporters of Vehicles, repairers of Vehicles and providers of parking space.
"Servicer Termination Date" means, in respect of a Servicer, the date on which the Servicer’s appointment is terminated in accordance with the terms of the relevant Servicing Agreement.

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"Servicer Termination Event" has, in respect of the Spanish Servicer, any Italian Servicer, the French Servicer or the Central Servicer, the meaning given to it in clause 15.1.2 of the Spanish Servicing Agreement, clause 13.1.2 of the relevant Italian Servicing Agreement, clause 13.1.2 of the French Servicing Agreement and clause 13.1 of the Central Servicing Agreement respectively.
"Servicer Termination Notice" means the notice served by the FleetCo Security Agent to the Spanish Servicer, any Italian Servicer, French Servicer or the Central Servicer (as applicable) pursuant to clause 15.1 (Termination by notification) of the Spanish Servicing Agreement and clause 13.1 of the relevant Italian Servicing Agreement and French Servicing Agreement.
"Services" means, in respect of a Servicer, the services to be provided by the Servicer set out in schedule 1 (Services) of the relevant Servicing Agreement to which such Servicer is a party and any other service obligations under the Relevant Transaction Documents and, in relation to the services provided by each Italian Opco to Italian FleetCo, the services set out in the relevant Italian Mandate Agreement.
"Service Vehicles" means any Vehicle which is not intended to be rented to a customer of Opco as part of its daily rental business, including, without limitation, any Vehicle which is used by an Opco for transportation of either its customers or vehicles, provided that, for the avoidance of doubt, Vehicles used by the employees of any Avis Europe Group member shall not be Service Vehicles.
"Servicing Agreement" means the Spanish Servicing Agreement, any Italian Servicing Agreement, the French Servicing Agreement or the Central Servicing Agreement (as applicable).
"Servicing Transfer Event" means:

(a)
in Italy, France and Spain, the fulfilment of each of the following conditions: (i) the occurrence of a Servicer Termination Event in respect of any Italian Servicer, French Servicer or the Spanish Servicer (as applicable); (ii) the FleetCo Security Agent determines to serve a notice to terminate the relevant Master Lease Agreement to the relevant Opco (or, in case of Italy, any of the Italian Opcos); and (iii) the FleetCo Security Agent determines to serve a Servicer Termination Notice to the relevant Opco; and

(b)
in Germany and The Netherlands, the fulfilment of each of the following conditions: (i) the occurrence of a Servicer Termination Event in respect of the Central Servicer; (ii) the FleetCo Security Agent determines to serve a notice to terminate the relevant Master Lease Agreement to the relevant Opco; and (iii) the FleetCo Security Agent determines to serve a Servicer Termination Notice to the Central Servicer.

"Settlement Date" means, in respect of each Calculation Period that ends on the last day of the relevant calendar month, the date falling on the 20th of the calendar month immediately following the end of such Calculation Period, and, if such date is not a Business Day, the next Business Day and, for the avoidance of doubt, the first Settlement Date shall be in April 2013.
"Signing Date" means 5 March 2013.
"Spain Repayment Option" means, in respect of a TRO Default, the Country Repayment Option applicable to Spanish Opco and Dutch FleetCo, Spanish Branch, as more particularly set out in clause 6 (Country Repayment Option) of the Framework Agreement.

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"Spain TRO Power of Attorney" means the power of attorney dated 5 March 2013 and granted by the Issuer to the attorneys specified therein in respect of the disposal of the Vehicle Fleet in Spain following the exercise of the Spain Repayment Option.
"Spanish Account Bank Agreement" means the account bank agreement between, among others, Dutch FleetCo and the Dutch FleetCo Spanish Account Bank.
"Spanish Account Mandate" has the meaning given to it in clause 4.1 of the Spanish Account Bank Agreement.
"Spanish Civil Procedural Law" means Law 1/2000 of 7 January (Ley de Enjuiciamiento Civil);
"Spanish FleetCo Deed of Charge" means the English law deed of charge pursuant to which, among other things, Dutch FleetCo, Spanish Branch assigns, pledges and otherwise creates a security over all its rights and interests in and to each of the English Transaction Documents to which it is a party, in favour of the FleetCo Security Agent.
"Spanish FleetCo Secured Creditors" means the Issuer, the Dutch FleetCo Spanish Account Bank, the Dutch FleetCo Spanish Account Bank Operator, the FleetCo Spanish Back-up Cash Manager, the Central Servicer, the Spanish Servicer and the FleetCo Security Agent (including any Receiver or Appointee thereof).
"Spanish Master Lease Agreement" means, the master lease agreement dated 5 March 2013 entered into by, amongst others, Dutch FleetCo and Spanish Opco.
"Spanish Obligor" means Spanish Opco and Dutch FleetCo, acting through its Spanish branch.
"Spanish Opco" means Avis Alquile un Coche S.A.
"Spanish Opco Event of Default" means an Event of Default in respect of Spanish Opco as the Relevant Person.
"Spanish Parallel Debt" has the meaning given to it in clause 16.2 (Parallel Debt) of the Framework Agreement.
"Spanish Public Document" means a documento público, being an escritura pública, póliza or efecto intervenido por fedatario public.
"Spanish Servicer" means Spanish Opco.
"Spanish Servicing Agreement" means the servicing and cash management agreement dated 5 March 2013 between, among others, Dutch FleetCo, Spanish Branch and Spanish Opco in respect of Dutch FleetCo, Spanish Branch’s operations in Spain.
"Spanish Transaction Document" means any Transaction Document expressed to be governed by Spanish law.
"Spanish Vehicle Documents" means, in respect of Vehicles in Spain, the keys and spare keys to the Vehicles and the registration and technical documents regarding the Vehicles (Permiso de Circulación and Tarjeta de Características Técnicas).
"Specified Business Day" means a day (other than Saturday or Sunday) on which banks are generally open for business in London, New York, Paris, Frankfurt am Main, Madrid, Amsterdam and Milan.

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"Specified Office" means, in relation to a Registrar, any office notified in accordance with the relevant Issuer Note Issuance Facility Agreement or with the VFN Funding Agreement.
"Standard & Poor’s" or "S&P" means Standard & Poor’s Rating Services, a division of Standard & Poor’s Credit Markets Service Europe Limited or any successor to its European rating business.
"Sub-contractor" means any sub-contractor, sub-agent, delegate or representative appointed in accordance with clause 4 of each Italian Servicing Agreement, clause 5 of the Spanish Servicing Agreement, clause 5 of the French Servicing Agreement or clause 5 of the Central Servicing Agreement.
"Subordinated Advance Drawdown Notice" means a notice substantially in the relevant form set out in the Framework Agreement pursuant to which the Issuer irrevocably requests one or more funding of Issuer Subordinated Advances under the Issuer Subordinated Facility Agreement.
"Subordinated Debt" means all present and future moneys, debts and liabilities due, owing or incurred from time to time by the Issuer to the Subordinated Lender (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).
"Subordinated Lender" means Avis Finance Company Limited, a private limited company incorporated in England and Wales, as lender to the Issuer under the Issuer Subordinated Facility Agreement.
"Subordinated Lender Event of Default" means any of the following:

(a)
Avis Europe ceasing to own the entire share capital of any Opco or Finco, provided that, if there is a change of control of any Italian Opco, Spanish Opco or French Opco, such cessation of control is not remedied within 30 days of such cessation of control or (in respect of Spanish Opco) the Spain Repayment Option, (in respect of any Italian Opco) the Italy Repayment Option or (in respect of French Opco) the France Repayment Option is not exercised within 30 days of such cessation of control;

(b)
the occurrence of an Avis Europe Change of Control, provided that, for the avoidance of doubt, if all outstanding Senior Advances as of the date of such occurrence (and all accrued but unpaid interest thereon) and all other amounts due to the Senior Noteholders and the other Issuer Secured Creditors (save for the Subordinated Lender) are repaid in full by the Issuer on such date, there shall not be a "Subordinated Lender Event of Default" under this paragraph (b);

(c)	the occurrence of a Parent Change of Control;

(d)
the occurrence and continuation of an "event of default" under the Credit Agreement or Replacement Credit Agreement that is not waived pursuant to the terms of such Credit Agreement or Replacement Credit Agreement;

(e)
the Subordinated Lender’s material net economic interest (within the meaning of Article 405 of the CRR) is less than, on an ongoing basis, 5 per cent. or such other figure as shall from time to time be specified in or by reference to Article 405 of the CRR); and

(f)	any Event of Default under paragraph (d), paragraph (h) or paragraph (i) of the definition of "Event of Default".

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"Subordinated Recoveries" means the aggregate of all moneys and other assets received or recovered (whether by way of payment, repayment, prepayment, distribution, redemption, purchase or defeasance, in cash or in kind, or the exercise of any set-off or otherwise) from time to time by any Subordinated Lender under or in connection with any Subordinated Debt.
"Subscriber's Cost of Funds" means, in respect of an Interest Period:

(i)	in relation to a Senior Noteholder which is a Financial Institution:

(a)	prior to the service of an Issuer Enforcement Notice, the Applicable EURIBOR; and

(b)	following the service of an Issuer Enforcement Notice to the Issuer, the sum of (x) the Applicable EURIBOR and (y) [REDACTED] per cent. per annum; and

(ii)	in relation to a Conduit Senior Noteholder:

(a)
through the ABCP Market, (x) the Relevant Conduit CP Rate for such Conduit Senior Noteholder (other than Jupiter Securitization Company LLC or another member of the Senior Noteholder Group in respect of Jupiter Securitization Company LLC) during such Interest Period, and (y) for the Senior Noteholder Group in respect of Jupiter Securitization Company LLC as a Senior Noteholder, the Applicable EURIBOR during such Interest Period;

(b)
the weighted average rate of interest applicable to the relevant Conduit Senior Noteholder for issuing commercial paper during the relevant Interest Period to fund the purchase and holding of the Senior Notes (including, for the avoidance of doubt, dealers’ commissions and hedging costs associated with the issue of the relevant commercial paper), provided that if the rate of interest applicable to a Conduit Senior Noteholder is a discount rate, the Subscriber’s Cost of Funds shall be calculated by converting such discount rate to an interest-bearing equivalent rate per annum; and

(c)
to the extent that such Conduit Senior Noteholder or a member of the Senior Noteholder Group in respect of Jupiter Securitization Company LLC funds its subscription, purchase and/or holding of the Senior Note held by it during such Interest Period through drawings under a Liquidity Facility Arrangement:

(x)     following an ABCP Market Disruption, the product of:

A.	the sum of (x) the Applicable EURIBOR and (y) [REDACTED] per cent. per annum; and

B.	the percentage of the Senior Notes affected by the ABCP Market Disruption, provided that, in the six months prior to the date on which the ABCP Market Disruption first occurred, such Conduit Senior Noteholder had issued ABCP to finance the Senior Notes held by it;

(y)	for any reason other than those stated in paragraphs (c)(x) and (c)(z) of this definition, the product of:

A.	the Applicable EURIBOR or such rate; and

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B.	the percentage of the Senior Notes held by it that is funded by such drawing; and

(z)
following the service of an Issuer Enforcement Notice to the Issuer, the sum of (x) the Applicable EURIBOR and (y) [REDACTED] per cent. per annum or such rate as the parties to the Issuer Note Issuance Facility Agreement may agree between them based on an agreed benchmark.

"Subsidiary" means, in relation to any company, corporation or legal entity (a "holding company"), any company, corporation or legal entity:

(a)	which is controlled, directly or indirectly, by the holding company;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(c)	which is a subsidiary of another subsidiary of the holding company, and, for these purposes, a company, corporation or legal entity shall be treated as being controlled by another if that other company, corporation or legal entity is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.
"Substitute Issuer Cash Manager" means any entity which is appointed to perform the Issuer Cash Management Services in place of the Issuer Cash Manager pursuant to clause 11.3 (Substitute Issuer Cash Manager) or clause 11.4 (Condition to Resignation or Termination) of the Issuer Cash Management Agreement and which satisfies the conditions set out in clause 11.6 (Conditions to Appointment of Substitute Issuer Cash Manager) of the Issuer Cash Management Agreement.
"Supplemental Agreement" means each supplemental agreement entered into between the relevant FleetCo and the relevant Vehicle Manufacturers and/or Vehicle Dealers, or in the case of Vehicle purchased in Germany, each vehicle purchase addendum entered into between the German Opco and the relevant Vehicle Manufacturers and/or Vehicle Dealers, which, in each case, supplements and replaces certain terms of the Vehicle Purchase Agreements.
"Supplemental Agreement Report" means a report in a form agreed between the Transaction Agent and the Central Servicer which sets out:

(a)
in respect of Vehicles purchased in Spain, Italy and France, the inclusion in the relevant Supplemental Agreement of provisions the same or substantially the same as clause 4 (Volume Targets and Rebates), clause 7 (Repurchase Obligations unconditional), clauses 8.1.1 and 8.1.3 (Termination), clause 9 (Set-Off), clause 10.2 (Transfer to the Supplier) and clause 12.2 (Assignment by the Supplier) as such clauses are contained schedule 2 to the relevant Servicing Agreement or, in the case of France, schedule 6 to the French Master Lease Agreement.

(b)
in respect of Vehicles purchased in Germany and The Netherlands, the inclusion of set-off provisions in the relevant Supplemental Agreement and in the case of The Netherlands, retention of title provisions in the relevant Supplemental Agreement.

"TARGET2" means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

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"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in Euro.
"Tax" and "tax" means any tax, levy, impost, duty, assessment or other charge or withholdings of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying the same).
"Tax Authority" means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function.
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax other than a FATCA Deduction.
"Tax Deed of Covenant" means the tax deed of covenant dated 5 March 2013 as amended, restated, modified, supplemented or waived from time to time between, among others, the FleetCos, the Opcos, the FleetCo Security Agent, the Issuer and the Issuer Security Trustee, pursuant to which the FleetCos, the Opcos and the Issuer represent, warrant and undertake in respect of certain tax matters.
"Tax on Certain Means of Transport" means the Spanish tax imposed on the registration of certain means of transport as regulated in Law 38/1992, dated 28 December 1992, on special taxes of Spain.
"Tax Payment" means either the increase in any payment made by the Issuer to a Senior Noteholder or by a FleetCo to the Issuer or by French FleetCo to the FCT under the relevant tax gross-up provisions in the relevant Issuer Transaction Documents or FleetCo Transaction Documents (as applicable) or any amount payable under any tax indemnity provisions under the relevant Issuer Transaction Documents or FleetCo Transaction Documents (as applicable).
"Termination Value" means, in relation to a Vehicle and at any time, an amount equal to the Net Book Value of such Vehicle at such time.
"Third Party Holder" means Spanish Opco in its capacity as third party holder under the Third Party Holding Agreement.
"Third Party Holding Agreement" means the holding agreement dated on or about hereof in respect of the Spanish Vehicle fleet in respect of the Public Deed of Pledge and entered into between Spanish Opco, Dutch FleetCo, Spanish Branch and the Issuer.
"Third Party Insolvency Event" means, in respect of a Relevant Third Party, the occurrence of any of the following under any applicable law:

(a)	any corporate action, legal proceedings or other procedure or step is taken or threatened in relation to:

(i)
bankruptcy, insolvency, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt (including, without limitation, with respect to any Relevant Third Party which is subject to insolvency proceedings in Italy, any liquidazione, procedura concorsuale (fallimento, concordato preventivo, liquidazione coatta amministrativa, amministrazione straordinaria or ristrutturazione industriale delle grandi imprese in stato di insolvenza), cessione dei beni ai creditori or any other similar proceedings)), adjustment, winding-up, examinership, liquidation, dissolution, emergency regulations, legal de-merger, declaration or other relief with respect to it or its debts; or

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(ii)	any expropriation, attachment, sequestration, distress or execution affecting any asset or assets of such Relevant Third Party; or

(iii)	any analogous procedure or step is taken or threatened in any jurisdiction;

(b)	the furtherance of, or acquiescence in, any of the acts in paragraph (a) above by such Relevant Third Party;

(c)	the value of the assets of such Relevant Third Party is less than the amount of its liabilities, taking into account its contingent and prospective liabilities;

(d)	such Relevant Third Party is or becomes unable to pay its debts as they fall due or insolvent or such Relevant Third Party admits its inability to pay its debts as they fall due; and

(e)	with respect to any Relevant Third Party which is subject to insolvency proceedings in Germany:

(i)
such Relevant Third Party is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness and/or is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of Section 17 of the German Insolvency Code (Insolvenzordnung);

(ii)	such Relevant Third Party is overindebted (überschuldet) within the meaning of Section 19 of the German Insolvency Code (Insolvenzordnung); and/or

(iii)	a moratorium is declared in respect of any indebtedness of such Relevant Third Party.
"Third Party Insolvency Proceeding" means any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, examinership, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Relevant Third Party;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Relevant Third Party;

(c)
the appointment of a liquidator, receiver, examiner, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Relevant Third Party or any of its assets (including, without limitation, with respect to any Relevant Third Party which is subject to insolvency proceedings in Italy, a curatore, commissario giudiziale, commissario straordinario, commissario liquidatore or any other Relevant Third Party performing the same function) in respect of it or in respect of any of its assets;

(d)	enforcement of any Security over any assets of any Relevant Third Party;

(e)	with respect to any Relevant Third Party which is subject to insolvency proceedings in Germany:

(i)
a petition for insolvency proceedings in respect of its assets (Eröffnungsantrag) has been filed or any event has occurred which constitutes a cause for the initiation of insolvency proceedings (Eröffnungsantrag) as set out in Sections 17 et seq. of the German Insolvency Code (Insolvenzordnung); or

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(ii)	any action has been taken pursuant to Section 21 of the German Insolvency Code (Insolvenzordnung) by a competent court;

(f)
with respect to any Relevant Third Party which is subject to insolvency proceedings in France, any "mandat ad hoc", "procédure de conciliation", "procédure de sauvegarde", "procédure de redressement judiciaire", "procédure de liquidation judiciaire" as set out under "LIVRE VI" of the French Code de commerce;

(g)
with respect to any Relevant Third Party which is subject to insolvency proceedings in The Netherlands, any faillissement, surseance van betaling, noodregeling and ontbinding and the appointment of a curator or bewindvoerder;

(h)
with respect to any Relevant Third Party which is subject to insolvency proceedings in Italy, any bankruptcy proceedings (faillimento) or any other insolvency proceedings (procedura concorsuale) provided under Italian Royal Decree 16 March 1942, No. 267, including any arrangement with creditors prior to bankruptcy (accordo di ristrutturazione di debiti and/or piano di risanamento attestato and/or concordato preventive and/or transazione fiscale), or any analogous procedure or step is taken in respect of the Relevant Third Party in any jurisdiction.
In respect of a Relevant Third Party in Spain, a reference in this definition to:
(a)    a "suspension of payments" includes any concurso;
(b)    a "liquidator" includes a liquidador;
(c)    an "administrative receiver" includes an administrador judicial; and

(d)
any "other procedure or step" includes solicitud de inicio de procedimento de concurso, auto de declaración de concurso, convenio judicial o extrajudicial con acreedores and transacción judicial o extrajudicial.

"Third Party Purchase Price" means the amount paid by a Vehicle Manufacturer, Vehicle Dealer or any other third party purchaser on the sale of a Non-Programme Vehicle by German Opco or Dutch FleetCo (as applicable) in respect of the Vehicle Fleet in The Netherlands only to that person, plus VAT.
"Third Party Purchase Price VAT Amount" shall have the meaning as ascribed to such term in clause 6.6 of the Master German Fleet Purchase Agreement.
"Total Senior Noteholder Commitments" means €500 million on the Initial Funding Date as increased or decreased pursuant to clause 5 (Increase in and Intra-Senior Noteholder Group Transfer of Senior Noteholder Commitments) of the Issuer Note Issuance Facility Agreement.
"Transaction Agent" means Crédit Agricole Corporate and Investment Bank.
"Transaction Agent Fee Letter" means the fee letter between the Initial Senior Noteholders and CACIB in respect of CACIB’s appointment as the Transaction Agent and the FleetCo Security Agent.
"Transaction Documents" means the Issuer Transaction Documents, the FleetCo Transaction Documents and the Avis Europe Payment Guarantee.
"Transaction Party" means any Party to any Transaction Document.

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"Treasury Transaction" means any currency or interest rate purchase, cap or collar agreement, forward rate agreement, interest rate agreement, index linked agreement, interest rate or currency or future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap, basis rate swap or combined similar agreement or any derivative transaction protecting against or benefiting from fluctuations in any rate, index or price.
"TRO Defaults" means the Potential Events of Default in relation to which the Italy Repayment Option, Spain Repayment Option and/or France Repayment Option are available.
"TRO Proceeds Confirmation" means the confirmation by the Issuer (or the Issuer Cash Manager on its behalf) to the Central Servicer, Finco and the Transaction Agent that the Issuer has received:

(i)	in respect of a Spain Repayment Option, the amounts set out in clause 6.2.1(ii) (Spain) of the Framework Agreement;

(ii)	in respect of an Italy Repayment Option, the amounts set out in clause 6.2.2(ii) (Italy) of the Framework Agreement; and

(iii)	in respect of a France Repayment Option, the amounts set out in clause 6.2.3(ii) (France) of the Framework Agreement.
"Turn-back Date" means, in relation to a Programme Vehicle, the date on which such Programme Vehicle is returned to and accepted by the relevant Vehicle Manufacturer or Vehicle Dealer pursuant to the terms of the relevant Vehicle Dealer Buy-Back Agreement or Vehicle Manufacturer Buy-Back Agreement.
"UNCITRAL Regulations" means the Cross-Border Insolvency Regulations 2006, SI2006/1030.
"Unpaid Sum" means any sum due and payable by the Issuer under any Transaction Document but unpaid.
"Unrestricted Senior Note" means the Senior Notes issued in the form set out in schedule 3 (Unrestricted Senior Note Certificate) to the Issuer Note Issuance Facility Agreement.
"Unrestricted Senior Note Certificate" means the note certificate set out in schedule 3 (Unrestricted Senior Note Certificate) to the Issuer Note Issuance Facility Agreement.
"US Tax Obligor" means:

(a)	an Avis Obligor, a FleetCo or the Issuer that is resident for tax purposes in the United States of America; or

(b)	an Avis Obligor, a FleetCo or the Issuer some or all of whose payments under the Transaction Documents are from sources within the United States for US federal income tax purposes.
"Value Added Tax Group" means a VAT group permitted under Article 11 of Council Directive 2006/112/EC.
"Van" means a covered boxlike motor vehicle, having at least four wheels and typically having a rear door and/ or sliding doors on the side panels, used for the carriage of people.
"Variable Funding Notes" means the variable funding note issued by the FCT on the Initial French Funding Date pursuant to the VFN Funding Agreement.

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"Variable Rent" means, in respect of all Vehicles leased to the Lessee under the relevant Master Lease Agreement on any date during a Calculation Period, on any Lease Payment Date, or any other date on which accrued rent is due and payable (such date being, for the purpose of this definition only, a Lease Payment Date):

(i)
the sum of all amounts payable by the relevant FleetCo under the applicable FleetCo Priority of Payments (in each case excluding any part thereof which represents VAT and excluding further (x) principal due and payable in respect of the relevant FleetCo Facility Agreement or any VAT Loan Agreement, (y) any amounts which are payable by the relevant FleetCo but for which such FleetCo has been indemnified by, or has otherwise received amounts from, the Lessee pursuant to the relevant Master Lease Agreement or Servicing Agreement and (z) item (e)(i) of the relevant FleetCo Pre-Enforcement Priority of Payments and item (d) of the relevant FleetCo Post-Enforcement Priority of Payments);

plus (in respect of Vehicles in Spain, The Netherlands and Italy only)

(ii)	any Monthly Risk Vehicle Loss;
minus (in respect of Vehicles in Spain, The Netherlands and Italy only)

(iii)	any Monthly Risk Vehicle Profit.
"VAT" means:

(a)	any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above or elsewhere.
"VAT Amount" shall have the meaning as ascribed to such term in clause 6.4 of the Master German Fleet Purchase Agreement.
"VAT Component" shall have the meaning assigned to it in clause 4.3 of the Master German Fleet Purchase Agreement.
"VAT Component and Charge Costs Component Trust Account" means the account with account number 100-9644667-05 in the name of Dutch FleetCo into which the VAT Component and the Charge Costs Component are paid by German Opco pursuant to the terms of the German Trust Agreement.
"VAT Loan Advance" means the principal amount of each advance made or to be made under a VAT Loan Agreement.
"VAT Loan Advance Drawdown Notice" means a duly completed notice substantially in the form set out in schedule 1 (VAT Loan Utilisation Request) to each VAT Loan Agreement.
"VAT Loan Agreement" means (i) in respect of Italian FleetCo, any Italian VAT Loan Agreement and (ii) in respect of Dutch FleetCo in relation to its Vehicle Fleet in The Netherlands only, the Dutch VAT Loan Agreement.
"VAT Loan Borrower" means Italian FleetCo and/or Dutch FleetCo in relation to its Vehicle Fleet in The Netherlands only, respectively.

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"VAT Loan Facility" means each facility made available to a VAT Loan Borrower by an Italian VAT Lender under an Italian VAT Loan Agreement.
"VAT Payables" means, at any time and in relation to Dutch FleetCo, Spanish Branch and French FleetCo, the aggregate of all VAT payments owed by it to the Spanish Tax Authority or French Tax Authority, respectively at such time.
"VAT Payables Amount" means, in relation to Dutch FleetCo, Spanish Branch and French FleetCo, the aggregate amount of its VAT Payables in Spain and France, respectively.
"VAT Receivables" means in relation to Dutch FleetCo, Spanish Branch and French FleetCo, the aggregate of all VAT repayments owed by the Spanish Tax Authority to Dutch FleetCo, Spanish Branch and the French Tax Authority to French FleetCo, respectively, in respect of which evidence satisfactory to the Transaction Agent (acting reasonably) has been received that such VAT repayment is owed to Dutch FleetCo, Spanish Branch or French FleetCo, as applicable, but excluding any VAT repayment in respect of which security in form and substance acceptable to the FleetCo Security Agent and the Transaction Agent has not been provided to the Transaction Agent and the FleetCo Security Agent in accordance with the Security Documents.
"Vehicle" means any Passenger Car, Van or Light Truck.
"Vehicle Dealer" means, in relation to any Vehicle, the dealership (being an entity which is in the business of buying and selling cars and which is not a member of any Vehicle Manufacturer Group) which sells or buys such Vehicle to or from the relevant FleetCo (or, in the case of Germany, German Opco and, in the case of The Netherlands, Dutch Opco).
"Vehicle Dealer Agreements" means Vehicle Dealer Buy-Back Agreements and Vehicle Dealer Purchase Agreements.
"Vehicle Dealer Buy-Back Agreement" means, in relation to any FleetCo (or, in the case of Germany, German Opco and, in the case of The Netherlands, Dutch Opco), any agreement providing for a buy-back commitment by such Vehicle Dealer of Vehicles purchased by such FleetCo (or, in the case of Germany, German Opco and, in the case of The Netherlands, Dutch Opco and subsequently sold to Dutch FleetCo).
"Vehicle Dealer Purchase Agreement" means:

(i)
(in respect of Dutch FleetCo, Spanish Branch, French FleetCo and Italian FleetCo) any purchase agreement between such FleetCo and a Vehicle Dealer entered into prior to the date hereof with respect to any Vehicle;

(ii)
(in respect of Dutch FleetCo, Spanish Branch, French FleetCo and Italian FleetCo) any purchase agreement between such FleetCo and a Vehicle Dealer entered into on or after the date hereof with respect to any Vehicle in Spain, France, The Netherlands or Italy, provided that such agreement is consistent with the Vehicle Dealer Purchase Agreement existing on the Signing Date with such Vehicle Dealer (if any) taking into consideration any change in the relevant Vehicle Dealer’s policy or, in the absence of such Vehicle Dealer Purchase Agreement, is in form and substance satisfactory to the Transaction Agent (acting reasonably) and is consistent with other Vehicle Dealer Purchase Agreements of such FleetCo;

(iii)	in respect of Dutch FleetCo only and in respect of any Vehicle in Germany, any purchase agreement between German Opco and a Vehicle Dealer entered into on or after the date hereof

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with respect to any Vehicle in Germany, provided that such agreement is consistent with the Vehicle Dealer Purchase Agreement existing on the Signing Date with such Vehicle Dealer (if any) taking into consideration any change in the relevant Vehicle Dealer’s policy or, in the absence of such Vehicle Dealer Purchase Agreement, is in form and substance satisfactory to the Transaction Agent (acting reasonably) and is consistent with other Vehicle Dealer Purchase Agreements of German Opco; and

(iv)
in respect of Dutch FleetCo only and in respect of any Vehicle in The Netherlands, any purchase agreement between Dutch Opco, Dutch FleetCo and a Vehicle Dealer entered into on or after the date hereof with respect to any Vehicle in The Netherlands, provided that such agreement is consistent with the Vehicle Dealer Purchase Agreement existing on the Signing Date with such Vehicle Dealer (if any) taking into consideration any change in the relevant Vehicle Dealer’s policy or, in the absence of such Vehicle Dealer Purchase Agreement, is in form and substance satisfactory to the Transaction Agent (acting reasonably) and is consistent with other Vehicle Dealer Purchase Agreements of Dutch Opco).

"Vehicle Dealer Receivables" means, at any time and in relation to any FleetCo (or, in the case of Germany, German Opco), the aggregate of the unpaid portion of all amounts (excluding amounts in respect of VAT) owed by any Vehicle Dealer to such FleetCo (or, in the case of Germany, German Opco) at such time pursuant to the disposition by such FleetCo (or, in the case of Germany, German Opco) of any Vehicle under any Vehicle Dealer Buy-Back Agreement.
"Vehicle Documents" means the German Vehicle Documents, the Italian Vehicle Documents, the French Vehicle Documents, the Dutch Vehicle Documents and the Spanish Vehicle Documents.
"Vehicle Fleet" means, at any Calculation Date or (if relevant) the Intra-Month Cut-Off Date and in relation to any Country, all Vehicles that have been delivered to, or to the order of, the relevant FleetCo and that are legally owned by such FleetCo free and clear of all liens (other than a retention of title in favour of the corresponding Vehicle Manufacturer or Vehicle Dealer (as applicable)).
"Vehicle Manufacturer" means, in relation to any Vehicle:

(a)
any member of a Vehicle Manufacturer Group who is party to a Vehicle Manufacturer Purchase Agreement in respect of such Vehicle with (i) in respect of Spain, France, The Netherlands and Italy, any relevant FleetCo and (ii) in respect of Germany and The Netherlands, German Opco and Dutch Opco respectively; or

(b)
a vehicle manufacturer who is not a member of a Vehicle Manufacturer Group and who is party to a Vehicle Manufacturer Purchase Agreement in respect of such Vehicle with (i) in respect of Spain, France, The Netherlands and Italy, any relevant FleetCo and (ii) in respect of Germany and The Netherlands, German Opco and Dutch Opco respectively.

"Vehicle Manufacturer Agreements" means Vehicle Manufacturer Buy-Back Agreements and Vehicle Manufacturer Purchase Agreements.
"Vehicle Manufacturer Buy-Back Agreement" means, in relation to any FleetCo, any agreement between such FleetCo (or, in respect of Vehicles in Germany, German Opco and, in respect of Vehicles in The Netherlands, Dutch Opco) and a Vehicle Manufacturer and providing for a buy-back commitment by such

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Vehicle Manufacturer in favour of or for the benefit of such FleetCo (or, in respect of Vehicles in Germany, German Opco).
"Vehicle Manufacturer Event of Default" means, with respect to any Vehicle Manufacturer, either of the following circumstances:

(i)	the relevant Vehicle Manufacturer has failed to pay when due pursuant to the terms of the relevant Vehicle Manufacturer Programmes and:

(a)	such failure continues unremedied for a period of 30 calendar days or more, the Euro Equivalent of €30,000,000 at such time;

(b)
such amounts are not being contested in good faith by such Vehicle Manufacturer as evidenced in writing questioning the accuracy of amounts paid or payable with respect to certain Vehicles subject to Vehicle Manufacturer Programmes entered into by such Vehicle Manufacturer, (but excluding amounts arising pursuant to a general repudiation by such Vehicle Manufacturer of all of its obligations under all of its Vehicle Manufacturer Programmes with such FleetCo); and

(c)	such FleetCo has not established an adequate reserve (as determined by such FleetCo, acting reasonably) in respect of such amounts; or

(ii)
any of the Vehicle Manufacturer Insolvency Events, Vehicle Manufacturer Insolvency Proceedings or Execution or Distress Events occurs in respect of such Vehicle Manufacturer and/or the Vehicle Manufacturer Group Head Entity of the Vehicle Manufacturer Group of which such Vehicle Manufacturer is a member.

"Vehicle Manufacturer Group" means each vehicle manufacturer group identified as such in schedule 17 (Vehicle Manufacturer Group Table) to the Framework Agreement as such schedule may be amended from time to time as provided for therein, it being provided that each such Vehicle Manufacturer Group shall include (a) the relevant Vehicle Manufacturer Group Head Entity set out in the relevant column in the above-mentioned table opposite that group, (b) the relevant Vehicle Manufacturer Group Rating Entity set out in the relevant column in the above-mentioned table opposite that Vehicle Manufacturer Group (if any) and (c) any Subsidiary of such Vehicle Manufacturer Group Head Entity (and each such entity shall be a "member" of such Vehicle Manufacturer Group).
"Vehicle Manufacturer Group Head Entity" has the meaning ascribed to it in the table set out in schedule 17 (Vehicle Manufacturer Group Table) to the Framework Agreement as such schedule may be amended from time to time as provided for therein with respect to the relevant Vehicle Manufacturer Group.
"Vehicle Manufacturer Group Rating Entity" has the meaning ascribed to it in the table set out in schedule 17 (Vehicle Manufacturer Group Table) to the Framework Agreement as such schedule may be amended from time to time as provided for therein with respect to the relevant Vehicle Manufacturer Group.
"Vehicle Manufacturer Guarantee" means, in relation to any Vehicle Dealer and any Vehicle Dealer Buy-Back Agreement, any guarantee granted by a Vehicle Manufacturer benefiting any FleetCo (or, in the case of Germany, German Opco and, in the case of The Netherlands, Dutch FleetCo and Dutch Opco) with respect to the obligations of such Vehicle Dealer under such Vehicle Dealer Buy-Back Agreement, which guarantee, if entered into after the date hereof, shall be in form and substance satisfactory to the Transaction Agent (acting reasonably).

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"Vehicle Manufacturer Insolvency Event" means, in relation to any Vehicle Manufacturer, the occurrence of any of the following under any applicable law:

(a)	any corporate action, legal proceedings or other procedure or step is taken or threatened in relation to:

(i)
bankruptcy, insolvency or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent (including, without limitation, with respect to any Vehicle Manufacturer which is subject to insolvency proceedings in Italy, any liquidazione, procedura concorsuale (fallimento, concordato preventivo, liquidazione coatta amministrativa, amministrazione straordinaria or ristrutturazione industriale delle grandi imprese in stato di insolvenza), cessione dei beni ai creditori or any other similar proceedings)), adjustment, winding-up, examinership, liquidation, dissolution, emergency regulations, legal de-merger, declaration or other relief with respect to it or its debts; or

(ii)	any expropriation, attachment, sequestration, distress or execution affecting any asset or assets of such Vehicle Manufacturer; or

(iii)	enforcement of any Security Interests over any assets of such Vehicle Manufacturer, or any analogous procedure or step is taken or threatened in any jurisdiction;

(b)	the furtherance of, or acquiescence in, any of the acts in paragraph (a) above by such Vehicle Manufacturer;

(c)	the value of the assets of such Vehicle Manufacturer is less than the amount of its liabilities, taking into account its contingent and prospective liabilities;

(d)	such Vehicle Manufacturer is or becomes unable to pay its debts as they fall due or insolvent or such Vehicle Manufacturer admits its inability to pay its debts as they fall due; and

(e)	with respect to any Vehicle Manufacturer which is subject to insolvency proceedings in Germany:

(i)
such Vehicle Manufacturer is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness and/or is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of Section 17 of the German Insolvency Code (Insolvenzordnung);

(ii)	such Vehicle Manufacturer is overindebted (überschuldet) within the meaning of Section 19 of the German Insolvency Code (Insolvenzordnung); and/or

(iii)	a moratorium is declared in respect of any indebtedness of such Vehicle Manufacturer.
"Vehicle Manufacturer Insolvency Proceeding" means any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, examinership, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Vehicle Manufacturer;

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(b)	a composition, compromise, assignment or arrangement with any creditor of any Vehicle Manufacturer;

(c)
the appointment of a liquidator, receiver, examiner, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Vehicle Manufacturer or any of its assets (including, without limitation, with respect to any Vehicle Manufacturer which is subject to insolvency proceedings in Italy, a curatore, commissario giudiziale, commissario straordinario, commissario liquidatore or any other Vehicle Manufacturer performing the same function);

(d)	enforcement of any Security over any assets of any Vehicle Manufacturer;

(e)	with respect to any Vehicle Manufacturer which is subject to insolvency proceedings in Germany:

(i)
a petition for insolvency proceedings in respect of its assets (Eröffnungsantrag) has been filed or any event has occurred which constitutes a cause for the initiation of insolvency proceedings (Eröffnungsantrag) as set out in Sections 17 et seq. of the German Insolvency Code (Insolvenzordnung); or

(ii)	any action has been taken pursuant to Section 21 of the German Insolvency Code (Insolvenzordnung) by a competent court;

(f)
with respect to any Vehicle Manufacturer which is subject to insolvency proceedings in France, any "mandat ad hoc", "procédure de conciliation", "procédure de sauvegarde", "procédure de redressement judiciaire", "procédure de liquidation judiciaire" as set out under "LIVRE VI" of the French Code de commerce;

(g)
with respect to any Vehicle Manufacturer which is subject to insolvency proceedings in The Netherlands, any faillissement, surseance van betaling, noodregeling and ontbinding and the appointment of a curator or bewindvoerder;

(h)
with respect to any Vehicle Manufacturer which is subject to insolvency proceedings in Italy, any bankruptcy proceedings (faillimento) or any other insolvency proceedings (procedura concorsuale) provided under Italian Royal Decree 16 March 1942, No. 267, including any arrangement with creditors prior to bankruptcy (accordo di ristrutturazione di debiti and/or piano di risanamento attestato and/or concordato preventive and/or transazione fiscale), or any analogous procedure or step is taken in respect of the Vehicle Manufacturer in any jurisdiction.
In respect of a Vehicle Manufacturer in Spain, a reference in this definition to:
(a)    a "suspension of payments" includes any concurso;
(b)    a "liquidator" includes a liquidador;
(c)    an "administrative receiver" includes an administrador judicial; and

(d)
any "other procedure or step" includes solicitud de inicio de procedimento de concurso, auto de declaración de concurso, convenio judicial o extrajudicial con acreedores and transacción judicial o extrajudicial.

"Vehicle Manufacturer Programme" means, in relation to any FleetCo and any Vehicle Manufacturer, any Vehicle Manufacturer Buy-Back Agreement to which such Vehicle Manufacturer and such FleetCo (or, in the

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case of Germany, German Opco and, in the case of The Netherlands, Dutch FleetCo and Dutch Opco) are parties and any Vehicle Manufacturer Guarantee from which such FleetCo (or, in the case of Germany, German Opco and, in the case of The Netherlands, Dutch FleetCo and Dutch Opco) benefits.
"Vehicle Manufacturer Purchase Agreement" means, in relation to any FleetCo:

(a)	any purchase agreement between such FleetCo and a Vehicle Manufacturer entered into prior to the date hereof with respect to any Vehicle; and

(b)
any purchase agreement between such FleetCo and a Vehicle Manufacturer entered into on or after the date hereof with respect to any Vehicle, provided that such agreement is consistent with the Vehicle Manufacturer Purchase Agreement and Vehicle Manufacturer Buy-Back Agreement existing on the Signing Date with such Vehicle Manufacturer (if any) taking into consideration any change in the relevant Vehicle Manufacturer’s policy or, in the absence of such Vehicle Manufacturer Purchase Agreement, is in form and substance satisfactory to the Transaction Agent (acting reasonably) and is consistent with other Vehicle Manufacturer Purchase Agreements of such FleetCo.

"Vehicle Manufacturer Receivables" means, at any time and in relation to any Country, the aggregate of all amounts (excluding amounts in respect of VAT and volume bonuses) owed by any Vehicle Manufacturer in such Country to the relevant FleetCo) in respect of the Vehicle Fleet in such Country at such time pursuant to the disposition by such FleetCo) of any Vehicle under any Vehicle Manufacturer Buy-Back Agreement and to any Vehicle Manufacturer Guarantee.
"Vehicle Manufacturer Repurchase Price" means, in relation to a Vehicle, the purchase price or other consideration payable by the relevant Vehicle Manufacturer or Vehicle Dealer to (in respect of Vehicles in Italy, France, The Netherlands or Spain) the relevant FleetCo or (in respect of Vehicles in Germany) German Opco (or a person determined by German Opco) for the repurchase by the Vehicle Manufacturer or Vehicle Dealer of such Vehicle, as provided for in the relevant Vehicle Manufacturer Agreement or Vehicle Dealer Agreement, plus VAT.
"Vehicle Purchasing Agreement" means an agreement pursuant to which a FleetCo, Dutch Opco or German Opco purchases Vehicles from a Vehicle Manufacturer or Vehicle Dealer.
"Vehicle Ratio" means, in respect of a Vehicle on a Lease Determination Date, the Net Book Value of such Vehicle on the Calculation Date immediately preceding such Lease Determination Date divided by the Borrower Vehicle Fleet NBV in relation to such FleetCo on such Calculation Date.
"Vehicle Request Notice" means the vehicle request notice in the form of schedule 2 (Form of Vehicle Request Notice) to the relevant Master Lease Agreement.
"Vehicle Schedule" means, in relation to the Spanish Master Lease Agreement, an Individual Vehicle Schedule or a Global Vehicle Schedule, in relation to the French Master Lease Agreement, a vehicle schedule substantially in the form of schedule 3 to the French Master Lease Agreement, in relation to the Avis Italian Master Lease Agreement, a vehicle schedule substantially in the form of schedule 3 to the Avis Italian Master Lease Agreement and in relation to the Maggiore Italian Master Lease Agreement, a Maggiore vehicle schedule substantially in the form of schedule 3 to the Maggiore Italian Master Lease Agreement.
"VFN Advance" means each advance made available to the FCT under the VFN Funding Agreement and by which the VFN Principal Amount Outstanding is increased.

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"VFN Advance Drawdown Date" means the date of funding of each VFN Advance by the Issuer pursuant to the relevant VFN Advance Drawdown Notice.
"VFN Advance Drawdown Notice" means a notice substantially in the relevant form set out in the Framework Agreement pursuant to which the FCT irrevocably requests one or more funding of VFN Advance(s) under the VFN Funding Agreement.
"VFN Final Repayment Date" has the meaning ascribed to such terms in clause 7.1.1 of the VFN Funding Agreement.
"VFN Funding Agreement" means the VFN funding agreement entered into between the Issuer and the FCT.
"VFN Funding Agreement Purchase Option" has the meaning given to it in clause 6.2.3(vii) of the Framework Agreement.
"VFN Note Certificate" means the note certificate set out in Schedule 1 to the VFN Funding Agreement.
"VFN Principal Amount Outstanding" means, on any date in respect of the Variable Funding Note, the current principal amount outstanding of such Variable Funding Note as reflected on the FCT Register on such date.
"VFN Repayment" means a payment of principal under the VFN Funding Agreement made by the FCT to the Issuer on the VFN Repayment Date and by which the VFN Principal Amount Outstanding is decreased.
"Voluntary Insolvency Event" means:

(i)
the occurrence of an event referred to in paragraph (c) or paragraph (e) under the definition of "Insolvency Proceedings" in respect of any Italian Opco, Italian FleetCo, Dutch Opco, French Opco, French FleetCo or Spanish Opco, provided that:

(a)
the reference to a meeting of such person in paragraph (c) shall mean a meeting convened by the directors of the relevant Italian Opco, Italian FleetCo, Dutch Opco, French Opco, French FleetCo or Spanish Opco; and

(b)
the reference to protection granted (including any moratorium) from its creditors under paragraph (e) shall mean protection granted by or at the request of the relevant Italian Opco, Italian FleetCo, Dutch Opco, French Opco, French FleetCo or Spanish Opco or any of their directors;

(ii)
(A) the occurrence of an event referred to in paragraph (b)(i)(y) under the definition of "Insolvency Proceedings" in respect of any Italian Opco, Dutch Opco, French Opco and Spanish Opco or (B) the occurrence of an event referred to in paragraph (b)(i)(x) or paragraph (b)(ii) under the definition of "Insolvency Proceedings" in respect of Italian FleetCo or French FleetCo, provided, in each case, that the reference to a corporate action, legal proceedings or other procedure or step of such person in the relevant sub-paragraph (b) of the definition of "Insolvency Proceedings" shall mean a corporate action, legal proceedings or other procedure or step taken by or at the request of any Italian Opco, Italian FleetCo, Dutch Opco, French Opco, French FleetCo or Spanish Opco (as applicable) or any of their directors;

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(iii)
the occurrence of an event in respect of any Italian Opco, Italian FleetCo, Dutch Opco, French Opco, French FleetCo or Spanish Opco referred to in paragraph (i) of the definition of "Insolvency Proceedings" which has an effect equivalent or substantially similar to any of those mentioned in paragraph (b)(i)(y), paragraph (b)(i)(x), paragraph (b)(ii), paragraph (c) or paragraph (e) of the definition of "Insolvency Proceedings", as applicable, in each case where such event occurs at the request of or on the application by the directors of the relevant Italian Opco, Italian FleetCo, Dutch Opco, French Opco, French FleetCo or Spanish Opco;

(iv)
the occurrence of an event referred to in paragraph (g) of the definition of "Insolvency Proceedings" in respect of any Italian Opco, Italian FleetCo, Dutch Opco, French Opco, French FleetCo or Spanish Opco where the Insolvency Official referred to therein is appointed at the request of, or the application to appoint the Insolvency Officer referred to therein has been made by, the directors of the relevant Italian Opco, Italian FleetCo, Dutch Opco, French Opco, French FleetCo or Spanish Opco; or

(v)	any Italian Opco, Italian FleetCo, Dutch Opco, French Opco, French FleetCo or Spanish Opco is or becomes Insolvent as per paragraph (b) or paragraph (c) of the definition of "Insolvent".
"Voting Stock" means, with respect to any person, the common stocks or membership interests of such person and any other security of, or ownership interest in, such person having ordinary voting power to elect a majority of the board of directors or a majority of the managers (or other persons serving similar functions) of such person.
"Weighted Average Exposure Rate" means, in respect of all the outstanding Treasury Transactions entered into by the Issuer, the weighted average of:

(i)
in the case of an interest rate Treasury Transaction, the fixed rate (per annum) payable by the Issuer to the Issuer Hedge Counterparties as scheduled payments in accordance with the relevant Issuer Hedging Agreement; and

(ii)	in the case of an interest rate cap Treasury Transaction, the interest rate cap rate (per annum) set out in the relevant Issuer Hedging Agreement, pro rata to the Notional Amount (as defined in the relevant Confirmations (as defined in the relevant Issuer Hedging Agreement)) of such Treasury Transaction.

2	Principles of Interpretation and Construction
Each of the Parties agrees that in any agreement, deed or other document expressly stating that it shall be construed and interpreted in accordance with the provisions of this Clause 2 (Principles of Interpretation and Construction) (a "Relevant Document"):

2.1.	references to:

(i)	such Relevant Document:

(a)
are to such Relevant Document (as from time to time amended, varied, supplemented, modified, suspended, assigned or novated, in each case, however fundamental and in accordance with such Relevant Document) and any other document executed in accordance with such Relevant Document (as from time to time so amended, varied, supplemented, modified, suspended,

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assigned or novated, in each case, however fundamental) and expressed to be supplemental to such Relevant Document; and

(b)	include its Schedules and references to paragraphs, clauses, Recitals, or Schedules are (unless specified otherwise) references to such provisions of such Relevant Document;

(ii)
any other agreement, deed, instrument, licence, code or other document, or to a provision contained in any of these, shall be construed, at the particular time, as a reference to it as it may then have been amended, varied, supplemented, modified, suspended, assigned or novated, in each case, however fundamental and, in respect of the FleetCo Facility Agreements, the VFN Funding Agreement and the Issuer Note Issuance Facility Agreement, shall include all amendments, variations, supplements, modifications, suspensions, assignments or novations providing for further FleetCo Advances or Senior Advances (as applicable);

(iii)	any party to any Transaction Document include its successors in title, permitted assigns and permitted transferees;

(iv)	"Senior Notes" are to the Senior Notes for the time being outstanding and include any replacement Senior Notes issued pursuant to the Issuer Note Issuance Facility Agreement;

(v)	fees, costs, charges or expenses include any value added, turnover or similar tax charged in respect thereof;

(vi)
an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto;

(vii)	a statute or statutory provision include that statute or provision as from time to time modified, re-enacted or consolidated;

(viii)	a "judgment" include any order, injunction, determination, award or other judicial or arbitral measure in any jurisdiction;

(ix)	a "person" include any company, partnership or unincorporated association (whether or not having separate legal personality);

(x)	a "company" include any company, corporation or body corporate, wherever incorporated;

(xi)	"assets" include present and future properties, revenues and rights of every description;

(xii)	"indebtedness" include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xiii)
a "regulation" include any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiv)	"the service of an Issuer Enforcement Notice" mean the giving of an Issuer Enforcement Notice to the Issuer in accordance with clause 8.1 (Notification of Enforcement) of the Issuer Deed of Charge;

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(xv)
"the service of an FleetCo Enforcement Notice" mean the giving of a FleetCo Enforcement Notice to the relevant FleetCo in accordance with clause 8.1 (Notification of Enforcement) of the relevant FleetCo Deed of Charge;

(xvi)
"the FleetCo in a/each/the relevant/such Country" shall mean, in the context of Dutch FleetCo, either Dutch FleetCo’s Vehicle Fleet in Germany, Dutch FleetCo’s Vehicle Fleet in The Netherlands or Dutch FleetCo, Spanish Branch’s Vehicle Fleet in Spain, as applicable;

(xvii)
"Dutch FleetCo" shall, in the context of Dutch FleetCo’s activities in relation to the Spanish Vehicle Fleet, mean Dutch FleetCo, Spanish Branch and, in all other contexts, Dutch FleetCo acting through its headquarters in The Netherlands, provided further that, for the avoidance of doubt, a reference to Dutch FleetCo in the Transaction Documents shall always be a reference to the Dutch FleetCo in relation to its Vehicle Fleet in Spain, Germany or The Netherlands and provided further that a reference to Dutch FleetCo’s Vehicle Fleet in the Netherlands shall mean the Vehicle Fleet Dutch FleetCo has purchased from Dutch Opco, a reference to Dutch FleetCo’s Vehicle Fleet in Germany shall mean the Vehicle Fleet Dutch FleetCo has purchased from German Opco and a reference to Dutch FleetCo, Spanish Branch’s Vehicle Fleet in Spain shall mean the Vehicle Fleet owned by Dutch FleetCo, Spanish Branch, as the context may require, unless expressly specified otherwise;

(xviii)
in respect of a Country Repayment Option, a Spain Repayment Option, an Italy Repayment Option or a France Repayment Option, "exercise", "exercises" or "exercised" shall mean the delivery of the TRO Proceeds Confirmation by the Issuer (or the Issuer Cash Manager on its behalf) to the Transaction Agent, the Central Servicer and Finco in accordance with clause 6 (Country Repayment Option) of the Framework Agreement;

(xix)	an "Act" of parliament or any other governmental authority is a reference to such act as amended superseded, supplemented or replaced from time to time;

(xx)	an "amendment" includes a supplement, novation, restatement or re-enactment and "amended" will be construed accordingly;

(xxi)	an "approval" shall be construed as a reference to any approval, consent, authorisation, exemption, permit, licence, registration, filing or enrolment by or with any competent authority;

(xxii)	an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(xxiii)	a "currency" is a reference to the lawful currency for the time being of the relevant country;

(xxiv)	"disposal" means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and "dispose" will be construed accordingly;

(xxv)
any reference in the Transaction Documents to an action being "contemplated by", "contemplated under" or similar references in a Transaction Document shall, for the avoidance of doubt, not include an action which is expressly prohibited in such Transaction Document;

(xxvi)	"set-off" shall include analogous rights in other relevant jurisdictions;

(xxvii)	"repay", "redeem" and "pay" shall each include both of the others and cognate expressions shall be construed accordingly;

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(xxviii)
a "successor" of any party shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of the jurisdiction of incorporation or domicile of such party has assumed the rights and obligations of such party under any Transaction Document or to which, under such laws, such rights and obligations have been transferred;

(xxix)	all references to the "Companies Act 2014 " are to such legislation, each as may be modified, re-enacted, consolidated or superseded; and

(xxx)
"acting reasonably" or similar references means, in relation to the FleetCo Security Agent or the Transaction Agent (a) acting on the instructions of any of the Senior Noteholders pursuant to and in accordance with clause 13.4 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent) of the Framework Agreement and clause 14.2 (Instructions to FleetCo Security Agent) of the Framework Agreement or (b) acting in a reasonable manner;

(xxxi)
"consent or approval not to be unreasonably withheld" or similar references mean, in relation to the FleetCo Security Agent or the Transaction Agent, that, in determining whether to give such consent or approval, the FleetCo Security Agent or the Transaction Agent (as applicable) shall have regard to the time necessary to seek and act upon the instructions of the Senior Noteholders pursuant to and in accordance with clause 13.4 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent) of the Framework Agreement and clause 14.2 (Instructions to FleetCo Security Agent) of the Framework Agreement;

(xxxii)
"may reasonably direct", "may reasonably request" or "may reasonably require" or similar references means, in relation to the FleetCo Security Agent or the Transaction Agent, such directions or requests acting on the instructions of any of the Senior Noteholders pursuant to and in accordance with clause 13.4 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent) of the Framework Agreement and clause 14.2 (Instructions to FleetCo Security Agent) of the Framework Agreement;

(xxxiii)
the ratings of Vehicle Manufacturers in "Non-Investment Grade Vehicle Manufacturer Receivables (for which a FleetCo holds enforceable title)", "Non-Investment Grade Vehicle Manufacturer", "Investment Grade Vehicle Manufacturer", "Investment Grade Vehicle Manufacturer Receivables", "Investment Grade Programme Vehicles", "Investment Grade Non-Programme Vehicles", "Non-Investment Grade Programme Vehicles", "Non-Investment Grade Non-Programme Vehicles" or any other ratings of Vehicle Manufacturers referred to in such definition or the definitions of "Credit Enhancement Matrix", "Concentration Limit" or related definitions shall mean, in respect of any date, such rating of the relevant Vehicle Manufacturer on the immediately preceding Calculation Date or the immediately preceding Intra-Month Cut-off Date, as applicable;

(xxxiv)
the English Transaction Documents shall, in the context of (i) the Dutch FleetCo Deed of Charge, exclude the FleetCo Spanish Facility Agreement, the FleetCo German Facility Agreement, the Spanish FleetCo Deed of Charge, the German FleetCo Deed of Charge and the FleetCo Security Powers of Attorney granted under the Spanish FleetCo Deed of Charge and the German FleetCo Deed of Charge; (ii) the German FleetCo Deed of Charge, exclude the FleetCo Spanish Facility Agreement, the FleetCo Dutch Facility Agreement, the Spanish FleetCo Deed of Charge, the Dutch FleetCo Deed of Charge and the FleetCo Security Powers of Attorney granted under the Spanish

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FleetCo Deed of Charge and the Dutch FleetCo Deed of Charge; and (iii) the Spanish FleetCo Deed of Charge, exclude the FleetCo Dutch Facility Agreement, the FleetCo German Facility Agreement, the Dutch FleetCo Deed of Charge, the German FleetCo Deed of Charge and the FleetCo Security Powers of Attorney granted under the Dutch FleetCo Deed of Charge and the German FleetCo Deed of Charge;

(xxxv)
items (i) (Framework Agreement), (ii) (Master Definitions Agreement), (iii) (Funds Flow Agreement), (iv) (Tax Deed of Covenant), (xiii) (Central Servicing Agreement), (xiv) (FleetCo Back-up Cash Management Agreement), (xvi) (Finco Payment Guarantee), (xvii) (Parent Performance Guarantee), (xx) (Liquidation Agency Agreement) and (xxiv) (Lessor Power of Attorney) of the English Transaction Documents shall: (x) in the definition of Dutch FleetCo Deed of Charge and in the context of enforcement of the Dutch FleetCo Dutch Secured Property (as applicable) be construed as references to such items to the extent of the Dutch FleetCo Level Dutch Advances Proportion only; (y) in the definition of Spanish FleetCo Deed of Charge and in the context of enforcement of the Dutch FleetCo Spanish Secured Property (as applicable), be construed as references to such items to the extent of the Dutch FleetCo Level Spanish Advances Proportion only; and (z) in the definition of German FleetCo Deed of Charge and in the context of enforcement of the Dutch FleetCo German Secured Property (as applicable), be construed as references to such items to the extent of the Dutch FleetCo Level German Advances Proportion only; and

(xxxvi)
the proceeds of enforcement of any security over the Dutch FleetCo Share Pledge and the Dutch FleetCo Management Documents shall be construed as being to the extent of the Dutch FleetCo Level Dutch Advances Proportion, Dutch FleetCo Level Spanish Advances Proportion or the Dutch FleetCo Level German Advances Proportion, as appropriate.

2.2.	use of the singular shall include the plural and vice versa;

2.3.	headings are for ease of reference only and shall be ignored in interpreting such Relevant Document;

2.4.
all notices to be given by any Party and all other communications and documentation which are in any way relevant to such Relevant Document or the performance or termination of such Relevant Document shall be in the English language;

2.5.
any statement qualified by reference to a party’s state of knowledge, belief or awareness shall be deemed to include an additional statement that, before making it, the relevant party has made such enquiry as it would be reasonable to expect it to have made;

2.6.	the words "include" and "including" are to be construed without limitation;

2.7.	time shall be of the essence of such Relevant Document; and

2.8.	a Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

3	Incorporation of Common Terms and Clause 24 of the Framework Agreement

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This Agreement shall have expressly and specifically incorporated into it the Common Terms and clause 24 (Consents, Amendments, Waivers and Modifications) of the Framework Agreement as though they were set out in full in this Agreement. If there is any conflict between this Agreement and the incorporated Common Terms or clause 24 (Consents, Amendments, Waivers and Modifications) of the Framework Agreement, such incorporated Common Terms and clause 24 (Consents, Amendments, Waivers and Modifications) of the Framework Agreement shall prevail.

4	Governing Law and Jurisdiction

4.1.	This Agreement and any non-contractual obligations arising out of it or in connection with it shall be governed by English law.

4.2.
The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement may be brought in such courts. The Parties irrevocably submit to the jurisdiction of such courts and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of the Issuer Security Trustee, the FleetCo Security Agent and the Transaction Agent and shall not limit the right of the Issuer Security Trustee, the FleetCo Security Agent or the Transaction Agent to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

5	Enforcement

5.1.
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement).

5.2.	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no such Party will argue to the contrary.

5.3.
This Clause 0 (Enforcement) is for the benefit of the Issuer Secured Creditors and the FleetCo Secured Creditors only. As a result, no Issuer Secured Creditor and no FleetCo Secured Creditor shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, such Parties may take concurrent proceedings in any number of jurisdictions.

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Schedule -
The Parties
Part 1
Opcos, Servicers and Lessees
Opcos

Name of Opcos	Registration number (or equivalent, if any)
Avis Budget Autovermietung GmbH & Co. KG (the "German Opco")	HRA 3033
Avis Budget Italia S.p.A. (the "Avis Italian Opco" and an "Italian Opco")	421940586
Avis Alquile un Coche S.A. (the "Spanish Opco")	A28152767
Avis Budget Autoverhuur B.V. (the "Dutch Opco")	33129079 in The Netherlands
Avis Location de Voitures SAS (the "French Opco")	652 023 961 RCS Nanterre
Maggiore Rent S.p.A. (the "Maggiore Italian Opco" and an "Italian Opco")	6771581003

Servicers (excluding the Central Servicer)

Name of Servicers	Registration number (or equivalent, if any)
Avis Alquile un Coche S.A. (the "Spanish Servicer") in respect of Dutch FleetCo’s fleet in Spain	A28152767
In respect of Italian FleetCo: Avis Budget Italia S.p.A. (the "Avis Italian Servicer" and an "Italian Servicer")	421940586
In respect of Italian FleetCo: Maggiore Rent S.p.A. (the "Maggiore Italian Servicer" and an "Italian Servicer")	6771581003
In respect of French FleetCo: Avis Location de Voitures SAS (the "French Servicer")	652 023 961 RCS Nanterre

Lessees

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Name of Lessees	Registration number (or equivalent, if any)
Avis Budget Autovermietung GmbH & Co. KG (as lessee under the Master German Fleet Lease Agreement)	HRA 3033
Avis Budget Italia S.p.A. (as lessee under the Avis Italian Master Lease Agreement)	421940586
Avis Alquile un Coche S.A. (as lessee under the Spanish Master Lease Agreement)	A28152767
Avis Budget Autoverhuur B.V. (as lessee under the Master Dutch Fleet Lease Agreement)	33129079 in The Netherlands
Avis Location de Voitures SAS (as lessee under the French Master Lease Agreement)	652 023 961 RCS Nanterre
Maggiore Rent S.p.A. (as lessee under the Maggiore Italian Master Lease Agreement)	6771581003

Central Servicer

Name	Registration number (or equivalent, if any)
Avis Finance Company Ltd	2123807

136

Part 2
FleetCos

Name of FleetCos Jurisdiction of incorporation and legal form	Registration number (or equivalent, if any)
FinCar Fleet B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the "Dutch FleetCo")	55227732
Fincar Fleet B.V., Sucursal en España, the Spanish branch of FINCAR FLEET B.V. (a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of Netherlands) with registered address at Avenida Manoteras, nº 32, 28050 Madrid, Spain and Spanish fiscal identification number W0037096E and registered at the Mercantile Registry in Madrid under volume 28809, page 190, section 8th and sheet M-518708 (the "Dutch FleetCo, Spanish Branch")
W0037096E
Avis Budget Italia S.p.A. Fleet Co. S.A.p.A., a partnership limited by shares (the "Italian FleetCo")	97550851009
AB FleetCo a simplified limited stock company (société par actions simplifiée) (the "French FleetCo")	799 383 997 R.C.S. Beauvais

137

Part 3
The Account Banks

Name of Account Bank	Registration number (or equivalent, if any)
Deutsche Bank AG, London Branch (the "Issuer Account Bank")	HRB 30 000, branch number BR00005
Deutsche Bank S.A.E. (the "Dutch FleetCo Spanish Account Bank")	A-08000614
Deutsche Bank AG, London Branch (the "Dutch FleetCo Spanish Account Bank Operator")	HRB 30 000, branch number BR00005
Deutsche Bank S.P.A. (the "Italian FleetCo Account Bank")	1340740156
Deutsche Bank AG (the "Dutch FleetCo German Account Bank")	HRB 30 000
Deutsche Bank AG, London Branch (the "Dutch FleetCo German Account Bank Operator")	HRB 30 000, branch number BR00005
Deutsche Bank AG, Amsterdam Branch (the "Dutch FleetCo Dutch Account Bank")	HRB 30 000, branch number 33304583
Deutsche Bank AG, London Branch (the "Dutch FleetCo Dutch Account Bank Operator")	HRB 30 000, branch number BR00005
Deutsche Bank AG, Paris Branch (the "French FleetCo Account Bank")	HRB 30 000, branch number 310327481
Deutsche Bank AG, London Branch (the "French FleetCo Account Bank Operator")	HRB 30 000, branch number BR00005

138

Part 4
The Senior Noteholders

Names of Senior Noteholders	Registration number (or equivalent, if any)
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch	CH-020.9.003.783-3
Crédit Agricole Corporate and Investment Bank	304187701
Deutsche Bank AG, London Branch	HRB 30 000, branch number BR00005
Natixis	542044524
Scotiabank Europe plc	817692
Elektra Purchase No. 34 Limited	548807
Jupiter Securitization Company LLC	223771
JPMorgan Chase Bank, N.A.	2118141

This Agreement has been entered into on the date stated at the beginning.

139

Schedule 3 -
Amended and Restated Framework Agreement

The remainder of this page is intentionally left blank. The Amended and Restated Framework Agreement will be attached hereto and separately paginated.

Dated 5 March 2013 as amended pursuant to an amendment letter dated 19 March 2013 and a second amendment agreement dated 15 April 2013 and as amended and restated pursuant to a master amendment and restatement deed dated 21 May 2014 and a master amendment and restatement deed dated 15 December 2014 and a master amendment and restatement deed dated 16 April 2015 and a master amendment and restatement deed dated 22 January 2016

CARFIN FINANCE INTERNATIONAL LIMITED
as the Issuer and the FCT Noteholder
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Arranger and Transaction Agent
DEUTSCHE TRUSTEE COMPANY LIMITED
as Issuer Security Trustee
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as FleetCo Security Agent
CERTAIN ENTITIES NAMED HEREIN
as Opcos, Servicers and Lessees
CERTAIN ENTITIES NAMED HEREIN
as FleetCos
AVIS BUDGET CAR RENTAL, LLC
as the Parent
AVIS FINANCE COMPANY LIMITED
as Finco, the Subordinated Lender, Central Servicer, the Dutch VAT Lender, Avis Italian VAT Lender and Maggiore Italian VAT Lender
AVIS BUDGET EMEA LIMITED
as Avis Europe
CERTAIN ENTITIES NAMED HEREIN
as the Account Banks
DEUTSCHE BANK AG, LONDON BRANCH
as Issuer Cash Manager, Dutch FleetCo Spanish Account Bank Operator, Dutch FleetCo German Account Bank Operator, Dutch FleetCo Dutch Account Bank Operator, French FleetCo Account Bank Operator and FleetCo Back-up Cash Manager
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as French Intermediary Bank and FCT Servicer
CACEIS BANK FRANCE
as FCT Custodian
FCT CARFIN
represented by
EUROTITRISATION
as the FCT Management Company
CERTAIN ENTITIES NAMED HEREIN
as the Senior Noteholders
and
CERTAIN OTHER ENTITIES NAMED HEREIN

FRAMEWORK AGREEMENT
Ref: L-207969
Linklaters LLP

Contents		Page
1	Definitions and Interpretation	3
2	Drawdown and Accession Conditions	5
3	Representations and Warranties	8
4	General Undertakings	32
5	Scheduled Amortisation	69
6	Country Repayment Option	71
7	Consequences of Potential Event of Default Prior to an Event of Default	80
8	Events of Default	81
9	Rapid Amortisation	84
10	Assignment and Transfer	85
11	Additional Issuer Secured Creditors and Accession of Liquidation Agent	85
12	Confidentiality	86
13	Appointment of the Transaction Agent	90
14	FleetCo Security Agent	102
15	Provision of Information and Reports	110
16	Parallel Debt	113
17	Security Interests: Acknowledgements	114
18	Issuer Intercreditor Terms	114
19	Notices	115
20	Termination of Framework Agreement	117
21	Calculations and Certificates	117
22	Partial Invalidity	117
23	Remedies and Waivers	117
24	Consents, Amendments, Waivers and Modifications	118
25	Counterparts	131
26	Third Parties Rights	131
27	Non-Petition and Limited Recourse	132
28	Governing Law and Jurisdiction	137
29	Service of Process	137
Schedule 1	The Parties	138
Schedule 2	Conditions Precedent	143
	Part 1 – Conditions Precedent to the Initial Senior Advance and the Initial FleetCo Advance	143
	Part 2 – Subsequent Conditions Precedent to Senior Advances, FleetCo Advances and VFN Advances	149
	Part 3 – Conditions Precedent to Dutch Accession Date and French Accession Date	152
	Part 4 – Conditions Precedent to Initial Dutch Funding Date	156
	Part 5 – Conditions Precedent to Initial French Funding Date	158
	Part 6 – Conditions Precedent to Maggiore Accession Date	161
	Part 7 – Conditions Precedent to Initial Maggiore Funding Date	164
Schedule 3	Priorities of Payments	165

1

2

3

This Agreement is dated 5 March 2013 as amended pursuant to an amendment letter dated 19 March 2013 and a second amendment agreement dated 15 April 2013 and as amended and restated pursuant to a master amendment and restatement deed dated 21 May 2014 and a master amendment and restatement deed dated 15 December 2014 and a master amendment and restatement deed dated 16 April 2015 and a master amendment and restatement deed dated 22 January 2016 made
BETWEEN:

(1)
CARFIN FINANCE INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant's Row, Lower Mount Street, Dublin 2, Ireland (the "Issuer" and the "FCT Noteholder");

(2)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "Transaction Agent" and the "Arranger");

(3)	DEUTSCHE TRUSTEE COMPANY LIMITED (the "Issuer Security Trustee", acting for itself and on behalf of the Issuer Secured Creditors);

(4)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "FleetCo Security Agent", acting for itself and on behalf of the FleetCo Secured Creditors);

(5)
THE OPCOS, the SERVICERS and LESSEES listed in Part 1 (Opcos, Servicers and Lessees) of Schedule 1 (The Parties) including AVIS BUDGET ITALIA S.P.A. (as "VAT Sharing Italian Opco", in its capacity as an Italian Opco under the VAT Sharing Agreement and the Italian Income Tax Consolidation Agreement);

(6)	THE FLEETCOS listed in Part 2 (FleetCos) of Schedule 1 (The Parties);

(7)	AVIS BUDGET CAR RENTAL, LLC (the "Parent");

(8)	AVIS FINANCE COMPANY LIMITED ("Finco", the "Subordinated Lender", the "Central Servicer", the "Dutch VAT Lender", the "Avis Italian VAT Lender" and the "Maggiore Italian VAT Lender");

(9)	AVIS BUDGET EMEA LIMITED ("Avis Europe", together with the Opcos, the Servicers, the Lessees, the Parent and Finco, the "Avis Obligors");

(10)	THE ACCOUNT BANKS listed in Part 3 (The Account Banks) of Schedule 1 (The Parties);

(11)
DEUTSCHE BANK AG, LONDON BRANCH (the "Dutch FleetCo Spanish Account Bank Operator", the "Dutch FleetCo German Account Bank Operator", the "Dutch FleetCo Dutch Account Bank Operator", the "French FleetCo Account Bank Operator", the "Issuer Cash Manager" and the "FleetCo Back-up Cash Manager");

(12)	THE SENIOR NOTEHOLDERS listed in Part 4 (The Senior Noteholders) of Schedule 1 (The Parties); (the "Senior Noteholders");

(13)	STRUCTURED FINANCE MANAGEMENT (IRELAND) LIMITED (the "Issuer Corporate Services Provider" and the "FleetCo Holdings Corporate Services Provider");

(14)
CARFIN FINANCE HOLDINGS LIMITED, a private limited company incorporated under the laws of Ireland with registered number 463657 and having its registered office at 1 Grant's Row, Lower Mount Street, Dublin 2, Ireland ("FleetCo Holdings");

(15)
INTERTRUST (NETHERLANDS) B.V. and VISTRA B.V. (the "Dutch FleetCo Corporate Services Providers", together with the Issuer Corporate Services Provider and the FleetCo Holdings Corporate Services Provider, the "Corporate Services Providers");

(16)	FISERV AUTOMOTIVE SOLUTIONS, INC., a company duly incorporated under the laws of Delaware with registered number 2403201 (the "Liquidation Agent");

(17)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "French Intermediary Bank" and the "FCT Servicer");

(18)	FCT CARFIN (the "FCT") represented by EUROTITRISATION (the "FCT Management Company");

(19)	CACEIS BANK FRANCE (the "FCT Custodian");

(20)
DEUTSCHE BANK AG, a company incorporated under the laws of Germany (the "Initial Issuer Hedge Counterparty") and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the "Acceding Issuer Hedge Counterparty" and, together with the Initial Issuer Hedge Counterparty, the "Issuer Hedge Counterparties"); and

(21)
DEUTSCHE BANK LUXEMBOURG S.A., a public limited liability company incorporated under the laws of Luxembourg, registered with the Register of Commerce and Companies in Luxembourg under number B 9164, whose registered office is at 2, Boulevard Konrad Adenauer, L-1115 Luxembourg (the "Registrar"),

each of the above a "Party" and together the "Parties" to this Agreement.

IT IS AGREED as follows:

Section 1
Interpretation

1.	Definitions and Interpretation

1.1.	Amendment and Restatement

1.1.1.
The parties hereto have agreed to amend and restate the terms of the framework agreement dated 5 March 2013 between, inter alios, the Issuer and the Transaction Agent (as amended pursuant to an amendment letter dated 19 March 2013 and a second amendment agreement dated 15 April 2013 and as amended and restated pursuant to a master amendment and restatement deed dated 21 May 2014 and a master amendment and restatement deed dated 16 April 2015, the "Original Framework Agreement") as set out herein with effect, subject to Clause 2.3.4, from the date hereof (the "Amendment Date") As at the Amendment Date, any future rights or obligations (excluding such rights and obligations accrued prior to the Amendment Date) of a party under the Original Framework Agreement shall be extinguished and shall instead be governed by this Agreement.

1.1.2.
Notwithstanding anything to the contrary contained herein, if for any reason this Agreement fails to be effective on the Amendment Date pursuant to this Clause 1.1 (Amendment and Restatement), this Agreement shall terminate and be replaced by the Original Framework Agreement as existed prior to the date hereof and the rights and obligations of the parties to the Transaction Documents shall be fully preserved as they existed immediately prior to the date hereof.

1.2.	Definitions

1.2.1.
Unless otherwise defined in this Agreement or the context requires otherwise, capitalised words and expressions used in this Agreement have the meanings ascribed to them in the Master Definitions Agreement dated 5 March 2013, and signed for identification by, amongst others, the Issuer, the Issuer Security Trustee and the Transaction Agent (the "Master Definitions Agreement") (as the same may be amended, varied or supplemented from time to timeand last on or about the date hereof).

1.3.	Construction

1.3.1.
The provisions of clause 2 (Principles of Interpretation and Construction) of the Master Definitions Agreement shall apply herein as if set out in full herein and as if references therein to "this Agreement" were to this Agreement.

1.3.2.
Unless a contrary indication appears, a reference in this Agreement to the "Issuer", the "Arranger", the "Transaction Agent", the "Issuer Security Trustee", the "FleetCo Security Agent", "German Opco", "Spanish Opco", an "Italian Opco", "Avis Italian Opco", "Maggiore Italian Opco", "Dutch Opco", "French Opco", "Central Servicer", "Spanish Servicer", "Italian Servicer", "Avis

Italian Servicer", "Maggiore Italian Servicer", "French Servicer", "Dutch FleetCo", "Italian FleetCo", "French FleetCo", "Parent", "Finco", "Subordinated Lender", "Dutch FleetCo German Account Bank", "Dutch FleetCo German Account Bank Operator", "Dutch FleetCo Spanish Account Bank", "Dutch FleetCo Spanish Account Bank Operator", "Italian FleetCo Account Bank", "Dutch FleetCo Dutch Account Bank", "Dutch FleetCo Dutch Account Bank Operator", "French FleetCo Account Bank", "French FleetCo Account Bank Operator", "Issuer Cash Manager", "Senior Noteholder", "Acceding Senior Noteholder", "FleetCo Spanish Back-up Cash Manager", "FleetCo German Back-up Cash Manager", "FleetCo Italian Back-up Cash Manager", "FleetCo Dutch Back-up Cash Manager", "FleetCo French Back-up Cash Manager" "Issuer Corporate Services Provider", "FleetCo Holdings Corporate Services Provider", "Dutch FleetCo Corporate Services Provider", "VAT Sharing Italian Opco", "French Intermediary Bank", "FCT", "FCT Servicer", "FCT Custodian", "Management Company" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

1.4.	Inconsistencies with other Transaction Documents
If there is any inconsistency between the definitions given in this Agreement and those given in the Master Definitions Agreement or any other Transaction Document, the definitions set out in this Agreement will prevail.

Section 2
Conditions Precedent

2.	Drawdown and Accession Conditions

2.1.	Initial Conditions Precedent

2.1.1.
Senior Advances: The Issuer may borrow a Senior Advance under the Issuer Note Issuance Facility only if, on or before the first Senior Advance Drawdown Date, (i) the Transaction Agent has received copies of the documents and evidence relating to a Senior Advance set out in Part 1 (Conditions Precedent to the Initial Senior Advance and the Initial FleetCo Advance) of Schedule 2 (Conditions Precedent), each in form and substance satisfactory to the Transaction Agent and (ii) all the other conditions precedent in Part 1 (Conditions Precedent to the Initial Senior Advance and the Initial FleetCo Advance) of Schedule 2 (Conditions Precedent) are otherwise complied with to the satisfaction of the Transaction Agent.

2.1.2.
FleetCo Advances: Dutch FleetCo, Italian FleetCo and Dutch FleetCo, Spanish Branch may borrow a FleetCo Advance under the FleetCo German Facility Agreement, the FleetCo Italian Facility Agreement and the FleetCo Spanish Facility Agreement, respectively, only if, on or before the first FleetCo Advance Drawdown Date, (i) the Issuer and the FleetCo Security Agent have received copies of the documents and evidence relating to a FleetCo Advance set out in Part 1 (Conditions Precedent to the Initial Senior Advance and the Initial FleetCo Advance) of Schedule 2 (Conditions Precedent), each in form and substance satisfactory to the FleetCo Security Agent and (ii) all the other conditions precedent in Part 1 (Conditions Precedent to the Initial Senior Advance and the Initial FleetCo Advance) of Schedule 2 (Conditions Precedent) are otherwise complied with to the satisfaction of the Transaction Agent.

2.1.3.
VFN Advances: The FCT may borrow a VFN Advance under the VFN Funding Agreement only if, on or before the Initial VFN Funding Date, (i) the Issuer and the Transaction Agent have received copies of the documents and evidence relating to a VFN Advance set out in Part 5 (Conditions Precedent to the Initial French Funding Date) of Schedule 2 (Conditions Precedent), each in form and substance satisfactory to the Transaction Agent and (ii) all the other conditions precedent in Part 5 (Conditions Precedent to the Initial French Funding Date) of Schedule 2 (Conditions Precedent) are otherwise complied with to the satisfaction of the Transaction Agent.

2.2.	Further Conditions Precedent

2.2.1.
Senior Advances: Subject to Clause 0 (Initial Conditions Precedent), the Senior Noteholders shall only be obliged to comply with Clause 7 (Utilisation) of the Issuer Note Issuance Facility Agreement to make Senior Advance(s) available to the Issuer under the Issuer Note Issuance Facility Agreement, if on or before the proposed Senior Advance Drawdown Date, (i) the

Transaction Agent has received copies of the documents and evidence set out in Part 2 (Subsequent Conditions Precedent to Senior Advances, FleetCo Advances and VFN Advances) of Schedule 2 (Conditions Precedent), each in form and substance satisfactory to the Transaction Agent and (ii) all the other conditions precedent in Part 2 (Subsequent Conditions Precedent to Senior Advances, FleetCo Advances and VFN Advances) of Schedule 2 (Conditions Precedent) are otherwise complied with to the satisfaction of the Transaction Agent.

2.2.2.
FleetCo Advances: Subject to Clause 0 (Initial Conditions Precedent), the Issuer or the French Intermediary Bank (as applicable) shall only be obliged to comply with Clause 3 (Availability of FleetCo Advances) of the relevant FleetCo Facility Agreement to make FleetCo Advance(s) available to the relevant FleetCo under the relevant FleetCo Facility Agreement, if on or before the proposed FleetCo Advance Drawdown Date, (i) each of the Issuer or the French Intermediary Bank (as applicable) and the FleetCo Security Agent has received copies of the documents and evidence set out in Part 2 (Subsequent Conditions Precedent to Senior Advances, FleetCo Advances and VFN Advances) of Schedule 2 (Conditions Precedent), each in form and substance satisfactory to the FleetCo Security Agent and (ii) all the other conditions precedent in Part 2 (Subsequent Conditions Precedent to Senior Advances, FleetCo Advances and VFN Advances) of Schedule 2 (Conditions Precedent) are otherwise complied with to the satisfaction of the Transaction Agent. Notwithstanding the foregoing if a FleetCo Advance to be made to the relevant FleetCo under the relevant FleetCo Facility Agreement is to funded solely by Issuer Subordinated Advances drawn under the Issuer Subordinated Facility Agreement and not through Senior Advances drawn under the Issuer Note Issuance Facility Agreement, the Central Servicer shall be entitled to waive the requirement to provide copies of the documents and evidence set out in Part 2 (Subsequent Conditions Precedent to Senior Advances, FleetCo Advances and VFN Advances) of Schedule 2 (Conditions Precedent) to the Issuer and the FleetCo Security Agent with respect to such FleetCo Advance only.

2.2.3.
VFN Advances: Subject to Clause 0 (Initial Conditions Precedent), the Issuer shall only be obliged to comply with Clause 5 (Funding of VFN Advances) of the VFN Funding Agreement to make a VFN Advance available to the FCT under the VFN Funding Agreement, if on or before the proposed VFN Advance Drawdown Date, (i) each of the Issuer and the Transaction Agent has received copies of the documents and evidence set out in Part 2 (Subsequent Conditions Precedent to Senior Advances, FleetCo Advances and VFN Advances) of Schedule 2 (Conditions Precedent), each in form and substance satisfactory to the Transaction Agent and (ii) all the other conditions precedent in Part 2 (Subsequent Conditions Precedent to Senior Advances, FleetCo Advances and VFN Advances) of Schedule 2 (Conditions Precedent) are otherwise complied with to the satisfaction of the Transaction Agent.

2.3.	Accession and Funding Date Conditions

2.3.1.
Accession Date: The Dutch Accession Date and the French Accession Date shall be conditional upon the conditions precedent in Part 3 (Conditions Precedent to Dutch Accession Date and French Accession Date) of Schedule 2 (Conditions Precedent) being complied with to the satisfaction of the Transaction Agent.

2.3.2.
Initial Dutch Funding Date: The Initial Dutch Funding Date shall be conditional upon the conditions precedent in Part 4 (Conditions Precedent to Initial Dutch Funding Date) of Schedule 2 (Conditions Precedent) being complied with to the satisfaction of the Transaction Agent.

2.3.3.
Initial French Funding Date: The Initial French Funding Date shall be conditional upon the conditions precedent in Part 5 (Conditions Precedent to Initial French Funding Date) of Schedule 2 (Conditions Precedent) being complied with to the satisfaction of the Transaction Agent.

2.3.4.
Maggiore Accession Date: The Maggiore Accession Date shall be conditional upon the conditions precedent in Part 6 (Conditions Precedent to Maggiore Accession) of Schedule 2 (Conditions Precedent) being complied with to the satisfaction of the Transaction Agent.

2.3.5.
Initial Maggiore Funding Date: The Initial Maggiore Funding Date shall be conditional upon the conditions precedent in Part 7 (Conditions Precedent to Initial Maggiore Funding Date) of Schedule 2 (Conditions Precedent) being complied with to the satisfaction of the Transaction Agent at least two Business Days before the submission of the first FleetCo Drawdown Notice under the FleetCo Italian Facility Agreement with respect to the purchase of any Maggiore Vehicles.

Section 3
Representations, Warranties and Undertakings

3.	Representations and Warranties

3.1.	Issuer Representations and Warranties
The Issuer makes the representations and warranties set out in this Clause 0 (Issuer Representations and Warranties) to the Issuer Security Trustee (on behalf of itself and the Issuer Secured Creditors) on the Initial Funding Date, the Dutch Accession Date, the French Accession Date and the Maggiore Accession Date.
Each of the Issuer Repeating Representations will be repeated by reference to the facts and circumstances then existing on:

(a)	each Issuer Payment Date;

(b)	the date of each Senior Advance Drawdown Notice (other than the Senior Advance Drawdown Notice delivered prior to the Initial Funding Date);

(c)	each Senior Advance Drawdown Date (other than the Initial Funding Date); and

(d)	the first day of each Senior Advance Interest Period.
The Issuer represents and warrants to the Transaction Agent each of the following matters:

3.1.1.	Compliance with Issuer Borrowing Base Test
The Issuer satisfies the Issuer Borrowing Base Test.

3.1.2.	Incorporation
The Issuer is duly incorporated and validly existing as a private limited company under the laws of Ireland and with full power and authority to own its property and assets and conduct its business.

3.1.3.	Management and Administration
The Issuer’s management and the place at which meetings of its board of directors are held are, and have been since the date of its incorporation, all situated in Ireland.

3.1.4.	Independent Director
The Issuer shall at all times maintain an Independent Director.

3.1.5.	Centre of Main Interests

The Issuer has its "centre of main interests", as that term is used in Article 3(1) of the EU Insolvency Regulation and in the UNCITRAL Regulations, in Ireland.

3.1.6.	No Establishment
The Issuer has no "establishment", as that term is used in Article 2(h) of the EU Insolvency Regulation and in the UNCITRAL Regulations, or branch office in any jurisdiction other than Ireland.

3.1.7.	Taxes – Issuer

(i)
The Issuer is, and has been since the date of its incorporation, resident for tax purposes solely in Ireland and it has filed all tax returns required to be filed in any applicable jurisdiction within applicable time limits and has paid all taxes payable by it to the extent they have become due.

(ii)	FATCA representations: The Issuer will not be required to make any FATCA Deduction on payments it makes under the Issuer Transaction Documents.

3.1.8.	No Subsidiaries, Employees or Premises
Save for its holding of 20 per cent. of the ordinary issued shares of Italian FleetCo, the Issuer has no subsidiaries, employees or premises.

3.1.9.	Capitalisation
The Issuer’s authorised share capital is €50,000 comprising 50,000 ordinary shares with a nominal value of €1.00 each and an issued share capital of €1,001 comprising 1,001 fully paid up shares.

3.1.10.	Ownership
The Issuer’s entire issued and outstanding share capital is beneficially owned: (i) 74.925 per cent. by the Issuer Share Trustee; and (ii) 25.075 per cent. by FleetCo Holdings.

3.1.11.	No Distributions
The Issuer has not, since the date of its incorporation, paid any dividends or made any distributions.

3.1.12.	Financial Statements
The Issuer has not, since the date of its incorporation, prepared any financial statements, save that (i) the Issuer has prepared financial statements in respect of the financial years ended 31 December 2009, 31 December 2010 and 31 December 2011 and such financial statements have been delivered prior to the date of delivery of the first Senior Advance Drawdown Notice under the Issuer Note Issuance Facility Agreement and (ii) the Issuer has prepared financial statements in respect of the financial year ended 31 December 2012 and such financial statements have been delivered on or prior to the Dutch Accession Date and the French Accession Date, and (iii) the Issuer has prepared financial statements in respect of the financial years ended 31 December 2013 and 31 December 2014 and such financial statements have been delivered prior to the Maggiore Accession Date.

3.1.13.	Litigation
No litigation, actions, suits, proceedings, arbitration or administrative proceedings of or before any court, tribunal or governmental body have been commenced or, so far as the Issuer is aware, are pending or threatened against the Issuer or against any of its directors or any of its assets or revenues.

3.1.14.	Solvency
No Insolvency Event has occurred in respect of the Issuer.

3.1.15.	No Adverse Change

(i)	As at the Initial Funding Date, since the date of its incorporation, there has been no material adverse change to:

(a)	the condition (financial or other), prospects, results, operations or general affairs of the Issuer;

(b)	the validity, legality or enforceability of any Transaction Document; or

(c)	the validity, legality or enforceability of any Security expressed to be created pursuant to any Security Document or on the priority or ranking of that Security.

(ii)
On each date that this representation is deemed to be repeated by the Issuer and since the date such representation was previously deemed to be repeated, there has been no event which has resulted in or will result in a Material Adverse Effect to the Issuer. For the purposes of such repetition of this representation, references to "As at the Initial Funding Date" in paragraph (i) above shall be taken to refer to the date that such representation is deemed to be repeated.

3.1.16.	Accounting Reference Date
Each financial year of the Issuer ends on 31 December.

3.1.17.	No Misleading Information

(i)	All information provided by the Issuer or on its behalf to the Transaction Agent, the Issuer Security Trustee or the Arranger in connection with the Issuer Transaction

Documents, whether or not provided on or before the Signing Date is, accurate and not misleading in any material respect, including, but not limited to, by virtue of omission, at the date it was provided;

(ii)
all financial information provided by the Issuer to the Issuer Security Trustee or the Arranger on or before the Signing Date is prepared in good faith on the basis of assumptions which are reasonable at the time it was prepared as supplied, provided that, if any information required is a certificate or report, the form of which is specified in the Issuer Transaction Documents, such information included in the relevant certificate or report is full and complete as required in the relevant form.

3.1.18.	Issuer’s Activities
The Issuer has not engaged in any activities since the date of its incorporation other than:

(i)	those incidental to its registration under the laws of Ireland;

(ii)	various changes to its directors, secretary, registered office and constitutive documents;

(iii)	increases in its authorised and issued share capital;

(iv)	changes to its name;

(v)
the authorisation and entry into the documents relating to the Senior Notes, the Issuer Subordinated Facility Agreement and other Issuer Transaction Documents and the performance of its obligations and any other action taken thereunder or incidental thereto;

(vi)
the loan made to D’Ieteren Services SA on 13 November 2008 which was fully repaid and D’Ieteren Services SA’s and the Issuer’s obligations thereunder were irrevocably and unconditionally discharged and terminated on 23 December 2008;

(vii)
the loan made by D’Ieteren Services SA to the Issuer on 13 November 2008 which was fully repaid and D’Ieteren Services SA’s and the Issuer’s obligations thereunder were irrevocably and unconditionally discharged and terminated on 23 December 2008;

(viii)	the purchase of the shares representing 20 per cent. of the shareholding in Italian FleetCo under the share purchase agreement dated 1 March 2013;

(ix)	the purchase of the shares representing 25 per cent. of the shareholding in SPV Project 81 S.R.L. which has since been liquidated; and

(x)	the activities referred to in or contemplated by the Relevant Transaction Documents to which it is party.

3.1.19.	Consents

The Issuer has obtained and maintained in effect all authorisations, approvals, licences and consents required in connection with its business and the consummation of the transactions contemplated by the Issuer Transaction Documents pursuant to any Requirement of Law or any requirement or direction of any governmental or regulatory authority applicable to the Issuer in Ireland and in any other jurisdiction in which the Issuer carries on business.

3.1.20.	No Governmental Investigation
No governmental or official investigation or inquiry concerning the Issuer is, so far as the Issuer is aware, progressing or pending or has been threatened in writing which may have a Material Adverse Effect on the Issuer or any Issuer Transaction Document.

3.1.21.	Corporate Benefit
The Issuer Transaction Documents are being entered into and the Senior Notes are being issued by the Issuer: (i) in order to promote the success of the Issuer for the benefit of its members as a whole; and (ii) on arm’s length commercial terms.

3.1.22.	Corporate Power
The Issuer has the requisite power and authority to:

(i)	enter into each Issuer Transaction Document;

(ii)	issue the Senior Notes;

(iii)	borrow Issuer Subordinated Advances; and

(iv)	create and grant the Issuer Security,
and to undertake and perform the obligations expressed to be assumed by it under all the Issuer Transaction Documents.

3.1.23.	Authorisation
Subject to the Reservations, all acts, conditions and things required to be done, fulfilled and performed in order:

(i)	to enable the Issuer lawfully to enter into each Issuer Transaction Document and to issue the Senior Notes;

(ii)	to enable the Issuer lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Issuer Transaction Documents;

(iii)	to ensure that the obligations expressed to be assumed by it in the Issuer Transaction Documents are legal, valid, binding and enforceable against it and that the Issuer Security is perfected; and

(iv)	to make the Issuer Transaction Documents admissible in evidence in Ireland,

have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected, and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

3.1.24.	Execution
Each Issuer Transaction Document has been duly executed and delivered by the Issuer.

3.1.25.	No Breach of Law or Contract
The entry by the Issuer into and the execution (and, where appropriate, delivery) of the Issuer Transaction Documents and the performance by the Issuer of its obligations under the Issuer Transaction Documents do not and will not conflict with or constitute a breach or infringement by the Issuer of:

(i)	the Issuer’s constitutive documents;

(ii)	subject to the Reservations, any Requirement of Law or any requirement or direction of any governmental or regulatory authority; or

(iii)	any agreement, indenture, contract, mortgage, deed or other instrument to which the Issuer is a party or which is binding on it or any of its assets.

3.1.26.	Valid and Binding Obligations
The obligations expressed to be assumed by the Issuer under the Issuer Transaction Documents are, subject to any Reservations, valid, legally binding and enforceable obligations of the Issuer and direct, secured, unconditional and unsubordinated obligations of the Issuer, save in respect of those claims which are preferred by any laws of general application.

3.1.27.	Beneficial Owner
As at the Initial Funding Date and assuming execution and delivery of the Issuer Transaction Documents, the Issuer will be the beneficial owner of each of the assets over which it purports to grant security pursuant to the Issuer Security Documents, free from any encumbrances (save for those created by the relevant Issuer Security Document).

3.1.28.	Issuer Security

(i)
Upon execution of the Issuer Security Documents and subject to the Reservations and the registration of the Issuer Security Documents with the Companies Registration Office in Ireland within 21 days of its execution, all of the Issuer’s obligations, rights and interests (including those in the Senior Notes) will be secured by and in accordance with the Issuer Deed of Charge and the Issuer Security Documents.

(ii)
No other security interest exists over or in respect of any asset of the Issuer, other than Security Interest secured by and in accordance with the Issuer Deed of Charge and the Issuer Security Documents.

(iii)
The creation by the Issuer of the security over its assets and undertaking in accordance with the provisions of the Issuer Deed of Charge and the Issuer Security Documents will not render the Issuer liable to offer or extend the benefit of such security to any persons other than the Issuer Security Trustee (as trustee on behalf of the creditors expressed to be secured by the Issuer Deed of Charge and the Issuer Security Documents).

3.1.29.	Compliance with Issuer Transaction Documents
The Issuer has complied in all respects with the terms of the Issuer Transaction Documents.

3.1.30.	Ranking of Claims
The claims of the Issuer Secured Creditors against the Issuer will rank as provided in the Issuer Intercreditor Terms and the Issuer Deed of Charge (subject to the Reservations).

3.1.31.	Choice of Law
Subject to the Reservations, the choice of the governing law specified in each Issuer Transaction Document will be recognised and enforced in Ireland and any judgment obtained in England in relation to any Issuer Transaction Document will be recognised and enforced in Ireland.

3.1.32.	Filings
(i) Under the laws of Ireland, it is not necessary that any Issuer Transaction Document be filed, recorded or enrolled with any court or other authority in Ireland, except for the filing of Form C1 in Ireland in respect of the Issuer Security Documents and notification to the Revenue Commissioners of Ireland in accordance with Section 110 of the Taxes Consolidation Act 1997 of Ireland; and (ii) there are no other registration, filing or similar formalities imposed in Ireland upon the Issuer in connection with the issue of the Senior Notes, the execution and delivery by the Issuer of the Issuer Transaction Documents, the performance by the Issuer of its obligations under the Senior Notes and the Issuer Transaction Documents and the compliance by it with their terms.

3.1.33.	Consents
The Issuer does not require the consent of any other party or the consent, licence, approval or authorisation of any governmental authority in connection with the issue of the Senior Notes, the execution and delivery by the Issuer of the Issuer Transaction Documents, the performance by the Issuer of its obligations under the Senior Notes and the Issuer Transaction Documents and the compliance by it with their terms.

3.1.34.	Compliance

The issue of the Senior Notes, the execution and delivery by the Issuer of the Issuer Transaction Documents, the performance by the Issuer of its obligations under the Senior Notes and the other Issuer Transaction Documents and the compliance by it with their terms do not and will not: (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the documents constituting the Issuer, or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer is a party or by which it or any of its assets is bound; or (ii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, regulatory body or court, domestic or foreign, having jurisdiction over the Issuer or any of its assets.

3.1.35.	Taxes – Senior Notes and Transaction Documents

(i)	It is not necessary that any stamp, registration or similar tax be paid on or in relation to the Issuer Transaction Documents or any of them.

(ii)	The Issuer will not be required to make any Tax Deduction from any payment of principal or interest by it in respect of the Senior Notes.

3.1.36.	Issuer Events of Default
No Issuer Event of Default has occurred or is continuing.

3.1.37.	Non-Petition and Limited Recourse
All Issuer Transaction Documents include non-petition and limited recourse wording similar in substance to those required under this Agreement.

3.1.38.	Maintenance of Issuer Reserve Required Amount
The aggregate of all Issuer Reserves represents, at all times, an amount equal to or exceeding the Issuer Reserve Required Amount.

3.1.39.	Volcker Rule
The Issuer, pursuant to Section 3(c)(5) of the Investment Company Act of 1940, as amended, is exempt from registration as an investment company.

3.2.	Representations and Warranties of the Avis Obligors
Each Avis Obligor (other than the Parent, Dutch OpCo, French OpCo and Maggiore Italian Opco) in relation to itself only makes the representations and warranties set out in this Clause 0 (Representations and Warranties of the Avis Obligors) (other than the representations and warranties contained in Clauses 0 (No Filing or Stamp Taxes) and 0 (FATCA representations) and 0 and 0) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the Initial Funding Date and on the Dutch Accession Date, the French Accession Date and the Maggiore Accession Date.

Dutch Opco in relation to itself only makes the representations and warranties set out in this Clause 0 (Representations and Warranties of the Avis Obligors) (other than the representations and warranties contained in Clauses 0 (No Filing or Stamp Taxes) and 0 (FATCA representations) and 0 and 0) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the Dutch Accession Date.
French Opco in relation to itself only makes the representations and warranties set out in this Clause 0 (Representations and Warranties of the Avis Obligors) (other than the representations and warranties contained in Clauses 0 (No Filing or Stamp Taxes) and 0 (FATCA representations) and 0 and 0) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the French Accession Date.
Maggiore Italian Opco in relation to itself only makes the representations and warranties set out in this Clause 0 (Representations and Warranties of the Avis Obligors) (other than the representations and warranties contained in Clauses 0 (No Filing or Stamp Taxes) and 0 (FATCA representations) and 0 and 0) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the Maggiore Accession Date.
The Parent makes the representations and warranties set out in Clauses 0 (Status, Power and Authority), 0 (Governing Law and Judgments), 0, (Validity and admissibility in evidence), 0 (Binding Obligations), 0 (Financial Statements), 0 (No Conflict) and 0 (Structure) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the Initial Funding Date and on the Dutch Accession Date, the French Accession Date and the Maggiore Accession Date.
Avis Europe makes the representations and warranties set out in Clause 0 (FATCA representations) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the Initial Funding Date and on the Dutch Accession Date, the French Accession Date and the Maggiore Accession Date.
The Parent, Avis Europe and the Finco Guarantor make the representation and warranty set out in Clause 0 (No Filing or Stamp Taxes) to the FleetCo Security Agent in relation to the Parent Performance Guarantee, the Avis Europe Payment Guarantee and the Finco Payment Guarantee (in relation to itself and the relevant guarantee to which it is a party only) on the Initial Funding Date and on the Dutch Accession Date, the French Accession Date and the Maggiore Accession Date.
Each of the representations and warranties in this Clause 0 (Representations and Warranties of the Avis Obligors) made by the relevant Avis Obligor as specified above (other than the representations and warranties contained in Clauses 0 (FATCA representations), 0 and 0) is deemed to be repeated by the relevant Avis Obligor and the representation and warranty contained in Clause 0 (FATCA representations)) is deemed to be repeated by Avis Europe, in each case, to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors), by reference to the facts and circumstances then existing, on:

(i)	in relation to an Avis Obligor which is a Lessee or Servicer, each Lease Determination Date;

(ii)	in relation to an Avis Obligor which is a Lessee or Servicer, each Lease Payment Date;

(iii)	the date of each FleetCo Advance Drawdown Notice (other than the FleetCo Advance Drawdown Notice delivered prior to the Initial Funding Date);

(iv)	each Original FleetCo Advance Drawdown Date;

(v)	(if applicable) each Deemed FleetCo Advance Drawdown Date; and

(vi)	the first day of each FleetCo Advance Interest Period.

3.2.1.	Status, Power and Authority

(i)	It is a limited liability company, corporation or partnership, as the case may be, duly organised and validly existing under the laws of its jurisdiction of incorporation.

(ii)
It is duly qualified and is authorised to do business and, in jurisdictions having a concept of good standing, is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications.

(iii)	It has the power and capacity to own its assets and carry on its business as it is being conducted.

(iv)
It has the power and capacity to enter into, deliver and perform, and has taken all necessary action (including, where required under applicable law, consulting with, or obtaining the approval of, works councils or similar bodies) to authorise its entry into, performance and delivery of the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

3.2.2.	Claims Pari Passu
Its payment obligations under the Transaction Documents to which it is a party rank and will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally and subject to the Reservations.

3.2.3.	Governing Law and Judgments
In any legal proceedings taken in its Relevant Jurisdiction in relation to any of the Transaction Documents to which it is a party, the choice of law expressed in such documents to be the governing law of it and any judgment obtained in such jurisdiction will be recognised and enforced in accordance with the terms thereof, subject to the Reservations.

3.2.4.	Validity and admissibility in evidence

(i)	subject to the Reservations, all Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected (save for, in the case of 0 above, that admissibility in evidence or a document in any court may require the translation of such document into the language used at such court which might be different from the language of such document) and are in full force and effect, provided that such Authorisations are only required to the extent that failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect; and

(ii)
all Authorisations necessary for the conduct of its business, trade and ordinary activities have been obtained or effected and are in full force and effect, provided that such Authorisations are only required to the extent that failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

3.2.5.	No Filing or Stamp Taxes
Under the laws of its Relevant Jurisdictions and subject to the Reservations, it is not necessary that any of the Transaction Documents to which it is a party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any of them other than those filings which are necessary to perfect the encumbrances created pursuant to, or in relation to, the Transaction Documents to which it is a party.

3.2.6.	FATCA representations
It will not be required to make any FATCA Deduction on payments it makes under the Issuer Transaction Documents.

3.2.7.	Binding Obligations
The obligations expressed to be assumed by it in the Transaction Documents to which it is a party are, subject to the Reservations, legal, valid and binding and enforceable against it in accordance with the terms thereof.

3.2.8.	No Default
No Default is continuing or is reasonably likely to result from its entering into or the performance by it of any Transaction Document to which it is a party and any transaction contemplated thereby.

3.2.9.	Financial Statements

(i)
The Original Financial Statements with respect to the Avis Europe Group were prepared in accordance with Applicable Accounting Principles, consistently applied, and present a true and fair view of the financial position of the companies to which they relate at the date as of which they were delivered to the Transaction Agent and, to the best of its knowledge, the factual information (excluding, for the avoidance of doubt, any matters of opinion) contained in the Original Financial Statements with respect to the Avis Europe Group was, at the date of delivery to the Transaction Agent, true, accurate and complete in all material respects and not misleading in any material respect.

(ii)
As at the date as of which its Original Financial Statements were prepared, it did not have any liabilities, including off-balance sheet commitments (required to be disclosed or reserved pursuant to applicable local GAAP (contingent or otherwise)), which were not disclosed thereby (or by the notes thereto) or reserved against therein and, to the best of its knowledge, the Avis Europe Group had no unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against.

(iii)
The most recent financial statements (or, in the case of German Opco, those of AVIS Autovermietung Beteiligungsgesellschaft mbH, Oberursel) delivered pursuant to Clause 0 (Financial Statements) were prepared in accordance with the Applicable Accounting Principles, consistently applied, and present a true and fair view of the financial position of the companies to which they relate at the date as of which they were delivered to the Transaction Agent.

3.2.10.	No Material Adverse Effect
Since the publication of its Original Financial Statements, no event or series of events has occurred, in each case which has a Material Adverse Effect.

3.2.11.	No Conflict
Its execution of the Transaction Documents to which it is a party and its exercise of its rights and performance of its obligations thereunder do not and will not:

(i)
conflict in any material respect with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any agreement, mortgage, bond or other instrument or treaty which is binding upon it or any of its assets;

(ii)	conflict with or violate any provision of its constitutional documents, certificate of incorporation, by-laws or partnership agreement (or equivalent constitutional documents), as the case may be; or

(iii)	subject to the Reservations, conflict with any material applicable Law, in each case, to the extent that such conflict has a Material Adverse Effect.

3.2.12.	Structure
With the exception of the Parent, each Avis Obligor is a Subsidiary whose share capital is held directly or indirectly by the Parent in an amount of 100 per cent. of issued share capital.

3.2.13.	Ownership of Assets
In respect of the relevant Opco only, to the extent disposed of without breaching the terms of any of the Transaction Documents to which it is a party, it has good title to or valid leases or licences of or is otherwise entitled to use all assets relating to the Vehicle Fleet in Spain, Germany, Italy, The Netherlands and France (as applicable).

3.2.14.	Representations and Warranties under Operating Documents
Each Avis Obligor makes the representations and warranties set out in the relevant Servicing Agreement and Master Lease Agreement in relation to itself.

3.3.	Representations and Warranties of FleetCos

(a)
Each FleetCo (other than French FleetCo and Dutch FleetCo in respect of its Vehicle Fleet in The Netherlands) in relation to itself only makes the representations and warranties set out in this Clause 0 (Representations and Warranties of FleetCos) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the Initial Funding Date and on the Dutch Accession Date, the French Accession Date and the Maggiore Accession Date.

(c)
Dutch FleetCo (in respect of its Vehicle Fleet in The Netherlands) in relation to itself only makes the representations and warranties set out in this Clause 0 (Representations and Warranties of FleetCos) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the Dutch Accession Date with the following amendments:

(i)	it does not make the representation and warranty contained in Clause 3.3.11(i)(a); and

(ii)	the references to the "Initial Funding Date" in Clauses 3.3.14 (No Adverse Change), 3.3.26 (Beneficial Owner) and 3.3.32 (Consents) shall be deemed to be references to the "Dutch Accession Date".

(d)	French FleetCo in relation to itself only:

(i)
makes the representations and warranties set out in this Clause 0 (Representations and Warranties of FleetCos) (other than the representations and warranties set out in Clauses 3.3.26 (Beneficial Owner), 3.3.27(ii) and3.3.27(iii)) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the French Accession Date, provided that the references to the "Initial Funding Date" in Clauses 3.3.14 (No Adverse Change) and 3.3.32 (Consents) shall be deemed to be references to the "French Accession Date"; and

(ii)
makes the representation and warranty set out in Clause 3.3.26 (Beneficial Owner), 3.3.27(ii) and 3.3.27(iii) to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) on the Initial French Funding Date, provided that: (a) the references to the "Initial Funding Date" shall be deemed to be references to the "Initial French Funding Date"; and (b) the reference to "beneficial" in the 2nd line shall be deemed to be deleted.

Each of the FleetCo Repeating Representations will be deemed to be repeated, by reference to the facts and circumstances then existing, on:

(a)	the date of each FleetCo Advance Drawdown Notice (other than the FleetCo Advance Drawdown Notice delivered prior to the Initial Funding Date);

(b)	each Original FleetCo Advance Drawdown Date;

(c)	(if applicable) each Deemed FleetCo Advance Drawdown Date; and

(d)	the first day of each FleetCo Advance Interest Period.

3.3.1.	Incorporation
Each FleetCo is duly incorporated and validly existing as a private company with limited liability under the laws of The Netherlands, Italy or France (as applicable) and with full power and authority to own its property and assets and conduct its business.

3.3.2.	Management and Administration
Each FleetCo’s management and the place at which meetings of its board of directors are held are, and have been since the date of its incorporation, all situated in The Netherlands, Italy or France (as applicable).

3.3.3.	Independent Director
In respect of Dutch FleetCo only, Dutch FleetCo has maintained and shall at all times maintain only independent directors.

3.3.4.	Centre of Main Interests and no establishment

(i)	Its "centre of main interests", as that term is used in Article 3(1) of the EU Insolvency Regulation, is in:

(a)	in respect of Dutch FleetCo, The Netherlands;

(b)	in respect of Italian FleetCo, Italy; and

(c)	in respect of French FleetCo, France; and

(ii)	It has no "establishment", as that term is used in Article 2(h) of the EU Insolvency Regulation, or branch office in any jurisdiction other than:

(a)
in respect of Dutch FleetCo, The Netherlands and Spain (to the extent such "establishment" is required and permitted under and in accordance with the Transaction Documents to which Dutch FleetCo is party);

(b)	in respect of Italian FleetCo, Italy; and

(c)	in respect of French FleetCo, France.

3.3.5.	Taxes
It is, and has been since the date of its incorporation, resident for Tax purposes solely, in respect of Dutch FleetCo, in The Netherlands, in respect of Italian FleetCo, in Italy and, in respect of French FleetCo, France, as applicable.

3.3.6.	No Subsidiaries, Employees or Premises

(i)
It has no subsidiaries, employees or (save as expressly agreed in writing by the FleetCo Security Agent) premises, save that (a) in respect of Dutch FleetCo, it may lease its office premises in The Netherlands pursuant to the Dutch FleetCo Premises Lease Agreement, (b) in respect of Italian FleetCo, it may lease its office premises in Italy from the Avis Italian Servicer and (c) in respect of French FleetCo, It may lease its office premises in France from the French Servicer.

(ii)	Dutch FleetCo has not, without the prior written consent of the FleetCo Security Agent, amended, modified or waived any material terms of the Dutch FleetCo Premises Lease Agreement.

3.3.7.	Capitalisation

(i)	In respect of Dutch FleetCo, its authorised and issued share capital is €18,000, consisting of nine class A shares of €1,000 each, fully paid up, and nine class B shares of €1,000 each, fully paid up.

(ii)
In respect of Italian FleetCo, its authorised share capital is €120,000.00, consisting of 120 shares of €1,000.00 each, representing 100 per cent. of the share capital and validly issued and subscribed to, and fully paid up.

(iii)
In respect of French FleetCo, its authorised share capital is at least €1,000, consisting of at least 1,000 shares, each share having a par value of €1, representing 100 per cent. of the share capital and validly issued and subscribed to, and fully paid up.

3.3.8.	Ownership

(i)	In respect of Dutch FleetCo, its entire issued and outstanding share capital is held by Stichting Holding 1 FinCar Fleet and Stichting Holding 2 FinCar Fleet.

(ii)
In respect of Italian FleetCo, 75 per cent. of its entire issued and outstanding share capital is beneficially owned by the Italian Opcos, 20 per cent. of its entire issued and outstanding share capital is beneficially owned by the Issuer and 5 per cent. of its entire issued and outstanding share capital is beneficially owned by FleetCo Holdings.

(iii)	In respect of French FleetCo, its entire issued and outstanding share capital is held by French Opco but for one share which is held by FleetCo Holdings.

3.3.9.	Shares

(i)
If its shares or quotas (as applicable) are subject to a security interest, such shares or quotas have been validly issued and registered, are fully paid up and not subject to any option to purchase or similar rights except in relation to Italian FleetCo, as permitted by the Italian FleetCo Shareholders Agreement or, in relation to French FleetCo, as permitted by the Golden Share Put and Call Option Agreement.

(ii)	Its constitutional documents do not restrict or inhibit any transfer of those shares or quotas on enforcement of the security.

3.3.10.	Dividends or Distributions

(i)
In respect of Dutch FleetCo, it has not, since the date of its incorporation, paid any dividend (other than any dividend paid out of the aggregate retained Monthly Target Corporate Profit Amount of Dutch FleetCo after the payment of any Dutch corporate tax in respect of the relevant financial year of Dutch FleetCo), made any other distribution to its shareholders or issued any further shares or altered any rights attaching to the shares of Dutch FleetCo.

(ii)
In respect of Italian FleetCo, it has not, since the date of its incorporation, paid any dividend (other than any dividend paid out of the aggregate retained Monthly Target Corporate Profit Amount of Italian FleetCo after the payment of any Italian corporate tax and regional productive activities tax in respect of the relevant financial year of Italian FleetCo), made any other distribution to Italian FleetCo’s shareholders or issued any further shares or altered any rights attaching to the shares of Italian FleetCo.

3.3.11.	Financial Statements

(i)	In respect of Dutch FleetCo:

(a)	15.1.1.1.1. it has not, since the date of its incorporation, prepared any financial statements;

(b)
15.1.1.1.2.    its most recent financial statements (if any) were prepared in accordance with the Applicable Accounting Principles, consistently applied, and present a true and fair view of the financial position of Dutch FleetCo at the date as of which they are delivered to the FleetCo Security Agent and the Transaction Agent; and

(c)
15.1.1.1.3.    as at the date of which its most recent financial statements (if any) were prepared, it did not have any liabilities, including off-balance sheet commitments (required to be disclosed or reserved pursuant to Dutch GAAP (contingent or otherwise)), which were not disclosed thereby (or by the notes thereto) or reserved against therein.

(ii)	In respect of Italian FleetCo:

(a)
15.1.1.2.1.    the most recent financial statements were prepared in accordance with the Applicable Accounting Principles, consistently applied, and present a true and fair view of the financial position of the company at the date as of which they are delivered to the FleetCo Security Agent and the Transaction Agent; and

(b)
15.1.1.2.2.    as at the date of which its most recent financial statements were prepared, it did not have any liabilities, including off-balance sheet commitments (required to be disclosed or reserved pursuant to Italian GAAP

(contingent or otherwise)), which were not disclosed thereby (or by the notes thereto) or reserved against therein.

(i)	In respect of French FleetCo:

(a)	15.1.1.3.1. it has not, since the date of its incorporation, prepared any financial statements;

(b)
15.1.1.3.2.    its most recent financial statements (if any) were prepared in accordance with the Applicable Accounting Principles, consistently applied, and present a true and fair view of the financial position of French FleetCo at the date as of which they are delivered to the FleetCo Security Agent and the Transaction Agent; and

(c)
15.1.1.3.3.    as at the date of which its most recent financial statements (if any) were prepared, it did not have any liabilities, including off-balance sheet commitments (required to be disclosed or reserved pursuant to French GAAP (contingent or otherwise)), which were not disclosed thereby (or by the notes thereto) or reserved against therein.

3.3.12.	Litigation
No litigation, actions, suits, proceedings, arbitration or administrative proceedings of or before any court, tribunal or governmental body have been commenced or, so far as the relevant FleetCo is aware, are pending or threatened against it or against any of its directors or any of its assets or revenues.

3.3.13.	Solvency
No Insolvency Event has occurred in respect of Dutch FleetCo, Italian FleetCo or French FleetCo.

3.3.14.	No Adverse Change

(i)	As at the Initial Funding Date, since the date of its incorporation, there has been no material adverse change to:

(a)	15.1.1.1.1. its condition (financial or other), prospects, results, operations or general affairs;

(b)	15.1.1.1.2. the validity, legality or enforceability of any Transaction Document; or

(c)	15.1.1.1.3. the validity, legality or enforceability of any Security expressed to be created pursuant to any Security Document or on the priority or ranking of that Security.

(ii)
On each date that this representation is deemed to be repeated by it and since the date such representation was previously deemed to be repeated, there has been no event which has resulted in or will result in a Material Adverse Effect to it. For the purposes of such repetition of this representation, references to the "Initial Funding Date" in paragraph (i) above shall be taken to refer to the date that such representation is deemed to be repeated.

3.3.15.	Accounting Reference Date
Each financial year of the Dutch FleetCo, Italian FleetCo and French FleetCo ends on 31 December.

3.3.16.	No Misleading Information
All information provided by it or on its behalf to the FleetCo Security Agent, the Transaction Agent or the Arranger in connection with the Vehicle Fleet (in Germany, Spain, Italy, The Netherlands or France, as applicable), the FleetCo Secured Liabilities and the FleetCo Transaction Documents, whether or not provided on or before the date hereof, is accurate and not misleading in any material respect, including, but not limited to, by virtue of omission, at the date it was provided and all financial information provided by it to the FleetCo Security Agent, the Transaction Agent or the Arranger before the date hereof was prepared in good faith on the basis of assumptions which were reasonable at the time it was prepared and supplied, provided that, if any information required is a certificate or report, the form of which is specified in the FleetCo Transaction Documents, such information included in the relevant certificate or report is full and complete as required in the relevant form.

3.3.17.	Activities
It has not engaged in any activities since the date of its incorporation other than: (i) those incidental to its registration under the relevant legislation; (ii) various changes to its directors, secretary, registered office and memorandum and articles of association; (iii) increases in authorised and issued share capital; (iv) changes to its name; (v) other appropriate corporate steps (including, in the case of Dutch FleetCo, the establishment of its Spanish branch and, in the case of French FleetCo, the sale of one share held by French Opco to FleetCo Holdings and the changes to the relevant constitutional documents); (vi) the authorisation of the entry into the Transaction Documents to which it is a party or any other documents to which it is expressed to be a party and the relevant corporate services agreement; and (vii) the activities referred to or contemplated by the Relevant Transaction Documents to which it is a party.

3.3.18.	Consents
It has obtained and maintained in effect all authorisations, approvals, licences and consents required in connection with its business and the consummation of the transactions contemplated by the Transaction Documents to which it is a party pursuant to any Requirement of Law or any requirement or direction of any governmental or regulatory authority applicable to it and in any other jurisdiction in which it carries on business.

3.3.19.	No Governmental Investigation
No governmental or official investigation or inquiry concerning it is, so far as the relevant FleetCo is aware, progressing or pending or has been threatened in writing which may have a Material Adverse Effect on it or any Transaction Document to which it is a party.

3.3.20.	Corporate Benefit

The "objects" clause in its articles of association allows the entering into, execution and delivery of the Transaction Documents to which it is a party and the other documents to which it is expressed to be a party and the performance of the transactions contemplated under the Transaction Documents to which it is a party and the other documents to which it is expressed to be a party, is (i) in its best corporate interest, as it will, directly or indirectly, derive benefits from performing the transactions contemplated thereunder; (ii) conducive to the realisation of and useful in connection with its corporate objects; and (iii) not intended to be prejudicial to the interests of its (present and future) creditors.

3.3.21.	Corporate Power
It has the requisite power and authority to:

(i)	enter into each Transaction Document to which it is a party;

(ii)	borrow FleetCo Advances under the respective FleetCo Facility Agreements; and

(iii)	create and grant the FleetCo Security,
and to undertake and perform the obligations expressed to be assumed by it therein.

3.3.22.	Authorisation
Subject to the Reservations, all acts, conditions and things required to be done, fulfilled and performed in order:

(i)	to enable it lawfully to enter into each Transaction Document to which it is a party and to borrow FleetCo Advances under the respective FleetCo Facility Agreements;

(ii)	to enable it lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents to which it is a party;

(iii)
to ensure that the obligations expressed to be assumed by it in the Transaction Documents to which it is a party are legal, valid, binding and enforceable against it and that the FleetCo Security is perfected; and

(iv)	to make the Transaction Documents to which it is a party admissible in evidence in The Netherlands, Italy and France (as applicable), have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected, and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

3.3.23.	Execution
Each Transaction Document to which it is a party has been duly executed (and, where appropriate, delivered) by it.

3.3.24.	No Breach of Law or Contract

Its entry and its execution (and, where appropriate, delivery) of the Transaction Documents to which it is a party, the borrowing by it under the relevant FleetCo Facility Agreement, the performance of its obligations under the Transaction Documents to which it is a party and the compliance by it with their terms do not and will not conflict with or constitute a breach or infringement by it of:

(i)	its constitutive documents;

(ii)	subject to the Reservations, any Requirement of Law or any requirement or direction of any governmental or regulatory authority; or

(iii)	any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets.

3.3.25.	Valid and Binding Obligations
The obligations expressed to be assumed by it under the Transaction Documents to which it is a party are, subject to the Reservations, valid, legally binding and enforceable obligations of such FleetCo and direct, secured, unconditional and unsubordinated obligations of such FleetCo, save in respect of those claims which are preferred by any laws of general application.

3.3.26.	Beneficial Owner
As at the Initial Funding Date and assuming execution (and, where appropriate, delivery) of the Transaction Documents to which it is a party, it will be the beneficial owner of each of the assets (other than future assets which have not come into existence on such date) over which it purports to grant security pursuant to the relevant Security Documents, free from any encumbrances (save for those created by the relevant Security Documents and those arising by operation of law).

3.3.27.	FleetCo Security

(i)
Subject to the Reservations, upon execution of the relevant FleetCo Security Documents and subject to registration requirements, the FleetCo Advances will be secured by and in accordance with the relevant FleetCo Security Documents.

(ii)	No other security interest exists over or in respect of any of its assets other than as permitted under the Transaction Documents and those arising by operation of law.

(iii)
The creation by it of the security over its assets and undertaking in accordance with the provisions of the relevant FleetCo Security Documents will not render it liable to offer or extend the benefit of such security to any persons other than (a) with the exception of French FleetCo, the FleetCo Security Agent (as agent or (where applicable) as German security trustee (Sicherheitentreuhänder) on behalf of the relevant FleetCo Secured Creditors expressed to be secured by the relevant FleetCo Security Documents) and (b) in respect of French FleetCo, the FleetCo Secured Creditor(s) expressed to be secured by the relevant FleetCo Security Documents.

3.3.28.	Compliance with Relevant Transaction Documents
It has complied in all respects with the terms of the Transaction Documents to which it is a party.

3.3.29.	Ranking of Claims
Subject to the Reservations, the claims of the FleetCo Secured Creditors against it will rank as provided in the relevant FleetCo Security Documents and this Agreement.

3.3.30.	Choice of Law
Subject to the Reservations, the choice of the governing law specified in each Transaction Document to which it is a party will be recognised and enforced in its place of incorporation and any judgment obtained in England in relation to any Transaction Document to which it is a party will be recognised and enforced in its place of incorporation.

3.3.31.	Filings

(a)
Save for any registration of the relevant FleetCo Security Document and Clause 00 below: (i) it is not necessary that any of the Transaction Documents to which it is a party or any other documents to which it is expressed to be a party be filed, recorded or enrolled with any court or other authority in The Netherlands, Italy or France (as applicable); and (ii) there are no registration, filing or similar formalities imposed in The Netherlands, Italy or France (as applicable) upon it in connection with its execution and delivery of the Transaction Documents to which it is a party or any other documents to which it is expressed to be a party, the performance of its obligations under the Transaction Documents to which it is a party or any other documents to which it is expressed to be a party and the compliance by it with their terms.

(b)
Italian FleetCo has deposited (or procured to be deposited) the sworn translation into Italian of the fully executed FleetCo Italian Facility Agreement with (i) the competent companies’ register, subject to the completion of the registration procedure by the competent officer of such companies’ register and (ii) filed such sworn translation of the FleetCo Italian Facility Agreement with the local Italian tax office and authority.

3.3.32.	Consents
It does not require the consent of any other party or the consent, licence, approval or authorisation of any governmental authority in The Netherlands, Italy or France (as applicable) in connection with its execution (and, where appropriate, delivery) of the Transaction Documents to which it is a party or any other documents to which it is expressed to be a party, the performance of its obligations under the Transaction Documents to which it is a party or any other documents to which it is expressed to be a party and the compliance by it with their terms, except for those which have been, or will prior to the Initial Funding Date be, obtained and are, or will on the Initial Funding Date be, in full force and effect.

3.3.33.	Italian FleetCo Tax

Italian FleetCo is not subject to the special rules provided for in Article 30, paragraph 1 of Law 23 December 1994, No. 724 concerning the so-called "società di comodo" ("dummy" companies) under the legislation applicable thereof.

3.3.34.	Taxes – Transaction Documents:

(i)
It is not necessary that any stamp, registration or similar tax be paid on or in relation to the Transaction Documents to which it is a party or any of them, save that taxes would be payable by Italian FleetCo in respect of the depositing of the FleetCo Italian Facility Agreement with the competent companies’ register and the filing of such agreement with the competent tax office.

(ii)
Italian FleetCo shall, upon deposit of the FleetCo Italian Facility Agreement with the competent companies’ register and filing with the competent tax office, pay all stamp, registration or similar tax payable by it in respect of the FleetCo Italian Facility Agreement.

(iii)	No FleetCo (other than Italian FleetCo) will be required to make any Tax Deduction from any payment of principal or interest by it in respect of the FleetCo Advances.

3.3.35.	Events of Default in respect of FleetCos
No FleetCo Default has occurred or is continuing.

3.3.36.	Non-Petition and Limited Recourse
All contracts entered into by it which contain obligations to be performed by such FleetCo shall include non-petition and limited recourse wording similar in substance to those required under this Agreement or the Negotiation Guidelines, save for (in respect of Dutch FleetCo) the documents required for the opening and maintenance of the Dutch Bank Account, the powers of attorney granted by it and the contracts entered into it with administrative service providers for the purposes of providing utilities and stationery to it and (in respect of Italian FleetCo) the powers of attorney granted by it.

3.3.37.	Good Title and Ownership

(a)	Dutch FleetCo has, upon payment of the purchase price for the same, valid title to the Vehicles in Spain and is the sole owner of such Vehicles in Spain.

(b)
With effect from and including the Initial Funding Date, Dutch FleetCo, in respect of the Vehicle Fleet in Germany, has procured that the FleetCo Security Agent has, upon payment by Dutch FleetCo of the purchase price for the same, valid title to the Vehicles in Germany and is the sole owner of such Vehicles in Germany.

(c)
Italian FleetCo is, and, upon payment of the purchase price for the same, shall be the sole legal owner of, and shall have good and marketable title to, each of the Vehicles purchased by it in Italy free from any encumbrances, subject to any option or right to purchase such

Vehicles granted in favour of any Italian Opco pursuant to the related Italian Master Lease Agreement.

(d)
With effect from and including the Initial Dutch Funding Date, Dutch FleetCo in respect of the Vehicle Fleet in The Netherlands has, upon payment by Dutch FleetCo of the purchase price for the same, valid title to the Vehicles in The Netherlands and is the sole owner of such Vehicles in The Netherlands.

(e)	Upon payment of the purchase price for the same, French FleetCo shall be the sole legal owner of, and shall have good and marketable title to, each of the Vehicles purchased by it in France.

3.3.38.	Capital Stock
It does not own any capital stock, participation or interest in any person.

3.3.39.	Compliance with Country Asset Value Test
Each FleetCo satisfies its Country Asset Value Test in respect to each Country.

3.3.40.	Negotiation Guidelines and Vehicle Purchasing Agreements
All Vehicle Purchasing Agreements entered into by the relevant FleetCo materially comply with (i) (in respect of Vehicles in Spain, Italy and France) the Negotiation Guidelines to the extent required by schedule 2 (Negotiation Guidelines in Relation to New Buy-Back Agreements to be entered into between FleetCos and Vehicles Manufacturers) to the Spanish Servicing Agreement and any Italian Servicing Agreement and schedule 6 to the French Master Lease Agreement respectively and (ii) (in respect of Vehicles in The Netherlands and Germany), the Buy-Back Minimum Principles.

3.3.41.	Spain specific representations and warranties

(i)	Dutch FleetCo and Spanish Opco are not members of the same "group" of companies in accordance with article 42.1 of the Spanish Commercial Code.

(ii)	Dutch FleetCo is not a fictitious company.

(iii)	The information relating to the Dutch FleetCo, Spanish Branch filed at the Spanish Commercial Registry is true, accurate, complete and not misleading.

3.3.42.	Italy specific representations and warranties

(i)	Italian FleetCo is not subject to articles 2446, 2447, 2482-bis or 2482-ter of the Italian Civil Code (as the case may be).

(ii)
Italian FleetCo shall not segregate assets for the purpose of article 2447-bis of the Italian Civil Code, shall not issue any class of stock or other financial instruments under Article 2447-ter of the Italian Civil Code and shall not enter into any agreement for the purpose of article 2447-decies of the Italian Civil Code, in each case, other pursuant to the FleetCo Italian Facility Agreement.

For the purposes of this Clause 0 (Italy specific representations and warranties), the "Italian Civil Code" means the Italian civil code approved by the Royal Decree of 16 March 1942, No. 267, as amended from time to time.

3.3.43.	The Netherlands specific representations and warranties

(i)	Dutch FleetCo has been managed as a standalone entity and its books have been kept in a manner enabling identification of its assets and liabilities on a standalone basis.

(ii)	Dutch FleetCo is not a director of any Dutch company and is not part of any fiscal unity for Dutch corporate tax or Dutch turnover tax purposes.

(iii)	Dutch FleetCo has not issued a declaration as referred to in section 2:403 paragraph 1 under f of the Dutch Civil Code (Burgerlijk Wetboek).

(iv)
Dutch FleetCo, Stichting Holding 1 FinCar Fleet and Stichting Holding 2 FinCar Fleet and the Dutch FleetCo Corporate Services Providers have their registered offices in the Netherlands and all decisions by managing directors and the general meeting of Dutch FleetCo have been taken in the Netherlands.

3.3.44.	France specific representations and warranties

(i)	French FleetCo is not a fictitious company ("société fictive").

(ii)	French FleetCo has its registered offices in France and all decisions by its chairman (Président) will be taken in France.

(iii)
French FleetCo is managed as a separate legal entity, its books are kept in a manner enabling identification of its assets and liabilities on a standalone basis and it does not interfere with the business or affairs of any Avis entity.

3.4.	Representations and Warranties of the FCT Management Company and the FCT Custodian
Each of the FCT Management Company and the FCT Custodian hereby represents and warrants to the benefit of the other Parties on the French Accession Date, the Initial French Funding Date and on each VFN Advance Drawdown Date that:

3.4.1.	Incorporation
It is duly incorporated with limited liability and validity existing under the laws of its jurisdiction of incorporation with full corporate power to conduct its business as presently being conducted and is duly qualified to carry on such business.

3.4.2.	Capacity and authorisation
It has full power and capacity to execute the Transaction Documents to which it is a party and to undertake and perform the obligations expressed to be assumed by it therein and it has taken all necessary actions to approve or authorise the same and does not require any additional approvals or consents or other action by or any notice to or filing with any person.

3.4.3.	Licence
In the case of:

(i)	the FCT Custodian, it is duly licensed as a credit institution in France by the Autorité de Contrôle Prudentiel et de Résolution; and

(ii)	the FCT Management Company, it is duly licensed as a société de gestion de portefeuille under number GP 14000029 by the AMF and is authorised to manage securitisation vehicles.

3.4.4.	Binding Obligations
Subject to the Reservations, the obligations expressed to be assumed by it in any Transaction Documents to which it is a party are (or will be upon due execution thereof) legal, valid, binding and enforceable obligations.

3.4.5.	No breach
The Transaction Documents and the undertaking and performance by it of the obligations expressed to be assumed by it therein and compliance with the terms thereof will not conflict with, or result in a breach of, or default under (i) the laws, decree, orders, rules or judgments rendered by courts of its jurisdiction of incorporation; (ii) any agreement or instrument to which it is a party or by which it is bound; or (iii) any provision of its constitutive documents.

4.	General Undertakings

4.1.	General Undertakings of the Issuer
The Issuer covenants and undertakes to the Issuer Security Trustee (for itself and on behalf of the Issuer Secured Creditors) the following:

4.1.1.	Issuer Borrowing Base Test
With effect on and from the Initial Funding Date, it shall at all times comply with the Issuer Borrowing Base Test.

4.1.2.	Books of Account
It shall at all times keep and maintain such books of account and records separate from any other person or entity, and as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer to be prepared.

4.1.3.	Access
It shall, so far as permitted by applicable law, allow the Issuer Security Trustee (on behalf of itself and the Issuer Secured Creditors) and/or accountants or other professional advisers and contractors of the Issuer Security Trustee free access at all reasonable times and on reasonable notice to the assets, books, accounts and records of the Issuer.

4.1.4.	Event of Default or Rapid Amortisation Event
It shall immediately notify the Issuer Security Trustee (on behalf of itself and the Issuer Secured Creditors) and the Transaction Agent in writing upon becoming aware of any Issuer Event of Default or any Rapid Amortisation Event.

4.1.5.	Financial Statements
It shall supply to the Issuer Security Trustee and the Transaction Agent as soon as they are available, but in any event within its prescribed statutory period after the end of its financial year, its audited annual financial statements (prepared in accordance with the Applicable Accounting Principles) for that financial year, unless disclosure would at that time breach any laws, regulation or stock exchange requirement or rules of any applicable regulatory body to which it is subject. Each set of annual financial statements shall be certified by a director of the Issuer, as a true and fair view of its financial condition as at the date as at which those financial statements were drawn up.

4.1.6.	Issuer Compliance Certificate
It shall (i) at the time of the despatch to the Transaction Agent of its audited annual financial statements, (ii) within 14 days of a reasonable request by the Issuer Security Trustee or the Transaction Agent and (iii) at such times as set out in Clause 0 (Delivery of Compliance Certificates on each Reporting Date) below, deliver to the Issuer Security Trustee and the Transaction Agent an Issuer Compliance Certificate, signed by an authorised signatory of the Issuer.

4.1.7.	Notices to Senior Noteholders
It shall send to the Issuer Security Trustee and the Transaction Agent the form of each notice to be given to the Senior Noteholders.

4.1.8.	Conduct
It shall at all times carry on and conduct its affairs in compliance with any applicable direction or Requirement of Law or requirement of any governmental or regulatory authority from time to time in force in Ireland or in any other jurisdiction in which it carries on business and in compliance with its constitutional documents and shall conduct its own business in its own name.

4.1.9.	Consents
It shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents necessary under any Requirement of Law or any requirement or direction of any governmental or regulatory authority from time to time in force in Ireland or in any other applicable jurisdiction:

(i)	in connection with its business; and

(ii)
to enable it lawfully to enter into and perform its obligations under the Issuer Transaction Documents or to ensure the legality, validity, enforceability or admissibility in evidence of the Issuer Transaction Documents.

4.1.10.	Information to Transaction Agent and the Issuer Security Trustee
It shall, so far as permitted by applicable law, at all times give to the Transaction Agent and the Issuer Security Trustee such information, opinions, certificates and other evidence as each may reasonably require (including, without limitation, the Compliance Certificate referred to above) for the purposes of the discharge of the duties, trusts, powers, authorities or discretions vested in the Transaction Agent or the Issuer Security Trustee by or pursuant to the Issuer Transaction Documents.

4.1.11.	Execution of Further Documents
It shall execute such further documents and perform such further acts as may be incidental to, or necessary in the opinion of the Issuer Security Trustee or the Transaction Agent (acting reasonably) to give effect to, the Issuer Transaction Documents.

4.1.12.	Taxes
It shall at all times use its best efforts to minimise taxes and any other costs arising in connection with its activities.

4.1.13.	FATCA

(a)
Subject to paragraph (c) below, the Issuer, Avis Europe and each Senior Noteholder shall, within 15 Business Days of a reasonable request by the Issuer, Avis Europe or any Senior Noteholder (as applicable) (the "Requesting Party"):

(i)	confirm to the Requesting Party whether it is:

A.	a FATCA Exempt Party; or

B.	not a FATCA Exempt Party; and
supply to the Requesting Party such forms, documentation and other information relating to its status under FATCA (including its applicable pass thru percentage or other information required under the US Treasury Regulations or other official guidance, including intergovernmental agreements) as the Requesting Party reasonably requests for the purposes of the Requesting Party’s compliance with FATCA.

(b)
If the Issuer, Avis Europe or any Senior Noteholder (as applicable) confirms to the Requesting Party pursuant to paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be, a FATCA Exempt Party, that it shall notify the Requesting Party promptly.

(c)	Paragraph (a) above shall not oblige any of the Issuer, Avis Europe or any Senior Noteholder to do anything which would or might in its reasonable opinion constitute a breach of:
(i)    any law or regulation;

(ii)	any policy of such Senior Noteholder;

(iii)	any fiduciary duty; or

(iv)	any duty of confidentiality.

(d)
If the Issuer, Avis Europe or the relevant Senior Noteholder(s) (as applicable) fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if it failed to confirm whether it is (and/or remains) a FATCA Exempt Party, then it shall be treated for the purposes of the Transaction Document as if it is not a FATCA Exempt Party; and

(ii)
if it failed to confirm its applicable passthru percentage then that Party shall be treated for the purposes of the Transaction Documents (and payments made thereunder) as if its applicable passthru percentage is 100 per cent., until (in each case) such time as the Issuer, Avis Europe or the relevant Senior Noteholder(s) (as applicable) in question provides the requested confirmation, forms, documentation or other information.

4.1.14.	Liability to Tax
It shall, upon becoming aware, promptly give notice to the Transaction Agent and the Issuer Security Trustee of the following:

(i)	if it is required by law to effect a Tax Deduction in respect of any payment due in respect of any of the Senior Advances; or

(ii)
if it would not be entitled to relief for Tax purposes in Ireland for any material amount (other than repayments of principal) which it is obliged to pay, or is treated as receiving for Tax purposes in Ireland under the Issuer Transaction Documents, and take such action as may be reasonably required by the Transaction Agent in respect thereof.

4.1.15.	No Security Interests
It shall not create or permit to subsist any Security Interest in respect of the Issuer Transaction Account or the Issuer Reserve Account or any assets, rights and interests of the Issuer other than pursuant to the Issuer Transaction Documents and those arising by operation of law.

4.1.16.	No Disposals
It shall not enter into a transaction or series of transactions (whether or not related) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset, or assign any Transaction Document other than (i) as contemplated under the Transaction Documents or (ii) in connection with the winding up of SPV Project 81 S.R.L.

4.1.17.	No Variation and Termination of Issuer Transaction Documents
It shall not, save with the prior written consent of the Issuer Security Trustee given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee):

(i)	terminate, repudiate, rescind or discharge any Issuer Transaction Document;

(ii)	vary, novate, amend, modify or waive any provision of any Issuer Transaction Document;

(iii)	permit any person to do any of the things specified in paragraphs (i) and (ii) above; or

(iv)
permit any person who has obligations under the Issuer Transaction Documents to be released from such obligations other than in accordance with the terms of the applicable Issuer Transaction Document and any applicable direction or Requirement of Law or requirement of any governmental or regulatory authority from time to time.

4.1.18.	Required Filing
It shall at all times make all filings with all governmental and regulatory authorities in compliance with any applicable direction or Requirement of Law or requirement of any governmental or regulatory authority from time to time in force in Ireland or in any other jurisdiction in which it carries on business (including, without limitation, notification to the Irish Revenue Commissioners in accordance with section 110 of the Irish Taxes Consolidation Act 1997, and filing of tax registration form TR2 and annual corporation tax return CT1 with the Irish Revenue Commissioners).

4.1.19.	Compliance with Issuer Transaction Documents
It shall at all times comply with and perform all its obligations under the Issuer Transaction Documents and use all reasonable endeavours to procure that the other Transaction Parties, other than the Transaction Agent or the Issuer Security Trustee, comply with and perform all their respective obligations under the Issuer Transaction Documents.

4.1.20.	Issuer Reserve Required Amount

(i)	It shall maintain the Issuer Reserve Required Amount.

(ii)	It shall only (and shall procure that the Issuer Cash Manager shall only) withdraw any amounts from the Issuer Reserve Account:

(a)	following the date falling nine (9) months after the Rapid Amortisation Commencement Date; or, if earlier

(b)	on the Expected Maturity Date,
and shall apply the amounts standing to the credit of the Issuer Reserve Account on the date in (a) or (b) above towards payments which are due and payable by the Issuer in accordance with the applicable Issuer Priority of Payments.

4.1.21.	Exercise Rights
It shall preserve and/or exercise and/or enforce its rights under and pursuant to the Issuer Transaction Documents.

4.1.22.	Change of Taxing Jurisdiction
If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any political sub-division thereof, or any authority therein or thereof having power to tax, other than or in addition to Ireland, then the Issuer shall notify the Transaction Agent and the Issuer Security Trustee of such event immediately upon becoming aware thereof and (unless the Transaction Agent otherwise agrees), it shall enter forthwith into a supplemental agreement hereto, giving to the Transaction Agent and the Issuer Security Trustee an undertaking or covenant in form and manner satisfactory to the Transaction Agent in terms corresponding to the terms of the relevant Issuer Transaction Documents with the substitution for (or, as the case may be, the addition to) the references therein to Ireland of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer shall have become subject as aforesaid.

4.1.23.	Authorised Signatories
It shall, upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Transaction Agent and the Issuer Security Trustee a list of the authorised signatories of the Issuer, together with specimen signatures of the same.

4.1.24.	Notification of Legal Proceedings
It shall immediately notify the Transaction Agent and the Issuer Security Trustee if any legal proceedings are instituted against it by any of its creditors or in respect of any of its property, assets or undertaking.

4.1.25.	Join in Legal Proceedings

It shall, if the Issuer Security Trustee so requires, join in any legal proceedings brought by the Issuer Security Trustee against any person relating to any of the Issuer’s property, assets or undertaking.

4.1.26.	Centre of Main Interests
It shall conduct its business and affairs such that, at all times (i) its "centre of main interests", as that term is used in Article 3(1) of the EU Insolvency Regulation, is in Ireland; and (ii) it has no "establishment", as that term is used in Article 2(h) of the EU Insolvency Regulation, or branch office other than in Ireland.

4.1.27.	Registered Office
It shall at all times maintain its registered office in Ireland.

4.1.28.	Borrowings
It shall not, except in respect of the Senior Notes and the debt created pursuant to the Issuer Subordinated Facility Agreement or any other financing as contemplated under the Issuer Transaction Documents and except if the creditor of such Financial Indebtedness is the Subordinated Lender, incur or permit to subsist any Financial Indebtedness of any other obligation of any person.

4.1.29.	Merger
It shall not consolidate or merge with any other person or convey, transfer or assign its properties or assets substantially as an entirety to any other person (other than with the prior written consent of the Issuer Security Trustee given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee).

4.1.30.	Acquisitions
It shall not acquire or have any interest in any company or any shares or a business or undertaking (or, in each case any interest in any of them), save that it holds 20 per cent. of the shares in Italian FleetCo.

4.1.31.	Bank Accounts
It shall maintain: (i) the Issuer Transaction Account; (ii) the Issuer Reserve Account; (iii) the Issuer Domestic Account; (iv) the Issuer Spain TRO Collection Account; and (v) the Issuer Hedge Collateral Account and shall not open or continue to maintain any other bank account, unless such account is charged to the Issuer Security Trustee on terms acceptable to it and such bank account is opened and maintained in accordance with the Issuer Account Bank Agreement.

4.1.32.	Priority of Payments in respect of the Issuer Accounts

It shall (or shall procure that the Issuer Cash Manager shall) apply its Issuer Available Funds on each Settlement Date (or, in the case of amounts expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision for application of Issuer Available Funds on such date) in accordance with the Issuer Cash Management Agreement.

4.1.33.	Separateness Covenants
It shall hold itself out as a separate entity and shall:

(i)	maintain its corporate books and records separately from any other person or entity;

(ii)	maintain its accounts separate from those of any other person or entity;

(iii)
not engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the Issuer Transaction Documents provide or envisage that the Issuer may engage;

(iv)	not commingle assets with those of any other entity;

(v)	conduct its own business in its own name;

(vi)	deal with other Transaction Parties and third parties (if any) on arm’s length terms;

(vii)	maintain separate financial statements;

(viii)	other than as envisaged in the Issuer Transaction Documents, pay its own liabilities out of its own funds;

(ix)	observe all corporate, partnership or other formalities required by its constituting documents;

(x)	not guarantee or become obligated for the debts of any other entity or to hold out its credit as being available to satisfy the obligations of others;

(xi)	not acquire obligations or securities of shareholders, except as permitted in the Issuer Transaction Documents;

(xii)	use separate stationery, invoices, and cheques;

(xiii)	not pledge or otherwise encumber its assets except as permitted under the Issuer Deed of Charge and the Italian FleetCo Share Pledge;

(xiv)	not have any employees;

(xv)	correct any known misunderstanding regarding its separate identity;

(xvi)	not increase or reduce its share capital or alter any rights attaching to its shares;

(xvii)	not pay any dividends or make any distributions (unless contemplated under the Transaction Documents);

(xviii)
save for its holding of (the 20 per cent. of the shares in Italian FleetCo pursuant to the share purchase agreement dated 1 March 2013 not set up, own or control (whether directly or indirectly) any subsidiaries;

(xix)	not have any premises;

(xx)	conduct its affairs in accordance with its constitutive documents; and

(xxi)	not amend, supplement or otherwise modify its constitutive documents.

4.1.34.	Equitable Interests
It shall not permit any person, other than the Issuer Security Trustee, to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein.

4.1.35.	Withdrawals from Issuer Transaction Account
The Issuer shall not, on any date, withdraw any amount from any Issuer Account, save where:

(a)	such withdrawal is made from the Issuer Transaction Account on a Settlement Date in accordance with the relevant Issuer Priority of Payments;

(b)
such withdrawal is made from the Issuer Transaction Account on any date which is not a Settlement Date, provided that the amount to be withdrawn on such date has been provisioned for by the Issuer Cash Manager on the immediately preceding Settlement Date in accordance with the relevant Issuer Priority of Payments;

(c)
such withdrawal is made from the Issuer Transaction Account on any date which is not a Settlement Date, provided that the amount to be withdrawn on such date shall be applied to make FleetCo Advances to the relevant FleetCos in accordance with the relevant FleetCo Facility Agreement and Clause 0 (Drawdown and Accession Conditions) or the VFN Advance to the FCT in accordance with the VFN Funding Conditions and Clause 0 (Drawdown and Accession Conditions);

(d)
such withdrawal is made from the Issuer Transaction Account on any date which is not a Settlement Date and the amount to be withdrawn on such date shall be applied to solely make payments of one or more Senior Advance(s) on the relevant Senior Advance Repayment Date;

(e)
such withdrawal is made from the Issuer Transaction Account on any date which is not a Settlement Date and the amount to be withdrawn on such date shall be applied to make payments of one or more Subordinated Advance(s), provided that:

A.
an Intra-Month Central Servicer Report has been delivered on or prior to 2:00 p.m. (CET) on the fourth Business Day preceding the proposed withdrawal date by the Central Servicer to the Transaction Agent and the Issuer Cash Manager; and

B.
the Transaction Agent has confirmed to the Issuer Cash Manager, the Issuer and the Central Servicer on or prior to the third Business Day prior to the proposed withdrawal that (so far as it is aware and based on the Intra-Month Central Servicer Report received in (A) above) the Issuer Borrowing Base Test and the Country Asset Value Test, in each case, taking into account the proposed withdrawal have been complied with by the Issuer and the FleetCos;

(f)	such withdrawal is made from the Issuer Reserve Account in accordance with the Issuer Cash Management Agreement;

(g)	such withdrawal is made from the Issuer Spanish TRO Collection Account in accordance with the Spanish TRO Collection Account Declaration of Trust and Clause 0 (Country Repayment Option); or

(h)
(subject to compliance with item (v) above and subject to compliance with the Senior Note Maximum Amount) such withdrawal is made from the Issuer Transaction Account on any date which is not a Settlement Date, provided that the amount to be withdrawn on such date shall be applied to repay Issuer Subordinated Advances to the Subordinated Lender following the exercise of a Country Repayment Option pursuant to and in accordance with Clause 0 (Country Repayment Option).

4.1.36.	Maintenance of Listing
The Issuer shall, at all times, use reasonable endeavours to maintain a listing of all Senior Notes which on issue were listed, other than where the Transaction Agent (acting on behalf of all the Senior Noteholders) has approved a de-listing.

4.1.37.	Treasury Transactions

(i)	The Issuer shall not enter into any Treasury Transaction, other than the Treasury Transactions with an Eligible Issuer Hedge Counterparty and documented by an Issuer Hedging Agreement.

(ii)	The Issuer shall:

(a)
ensure that 100 per cent. of each Total Senior Noteholder Commitment is subject to an interest rate, pursuant to the relevant Issuer Hedging Agreement(s), of no greater than the Capped Rate for a period of at least the Minimum Exposure Period; and

(b)
without prejudice to Clause 00, to the extent that the Senior Notes are rated by at least one Rating Agency, the Issuer shall enter into and, as appropriate, maintain Treasury Transactions in accordance with the requirements of the Rating Agency or Rating Agencies rating such Senior Notes.

For the purposes of this Clause 0 (Treasury Transactions):

"Capped Rate" means [REDACTED] per cent. per annum or such higher rate as approved by the Central Servicer and the Transaction Agent and "Minimum Exposure Period" means the period starting from and including the Initial Funding Date and ending on and including the earlier of (i) the Final Maturity Date and (ii) the Senior Issuer Discharge Date.

4.1.38.	Tax Residence and Establishment
The Issuer shall not do any act or thing, the effect of which would be to make it resident, or cause it to have a permanent establishment branch or agency, for Tax purposes in any jurisdiction other than Ireland.

4.1.39.	Tax Deed of Covenant
The Issuer shall:

(i)	comply with the terms of the Tax Deed of Covenant;

(ii)
notify the Issuer Security Trustee and the Transaction Agent of any breach of, or inability to comply with, the obligations set out in the Tax Deed of Covenant as a result of a change in, or in the interpretation of, application or administration of any tax law or regulation of any agency or similar organisation;

(iii)
notify the Issuer Security Trustee and the Transaction Agent of its inability to make a payment of tax and which would, if not paid when due, make it likely that a non-payment Issuer Event of Default would occur; and

(iv)	undertake to use best endeavours to mitigate the effect of any relevant non-compliance or change of tax law.

4.1.40.	Issuer Letters of Credit

(i)
Neither the Issuer nor the Issuer Security Trustee may make a drawing under any Issuer Letter of Credit other than in accordance with the terms of an Issuer Letter of Credit only and at such time and for such purpose in accordance with Clause 14A.3 (Issuer Letters of Credit Demand).

(ii)	The Issuer shall immediately following the issuance of an Issuer Letter of Credit:

(a)	notify the Issuer Cash Manager and the Transaction Agent of the available commitment amount under each such Issuer Letter of Credit; and

(b)	provide a copy of such Issuer Letter of Credit to the Transaction Agent and the Issuer Cash Manager.

4.1.41.	Provision of Information to the Central Servicer
The Issuer shall procure that all information provided by it under clause 6.3 (Information from Third Parties) of the Issuer Cash Management Agreement is copied to the Central Servicer.

4.1.42.	Reporting Covenants
The Issuer shall (or procure that the Issuer Cash Manager shall) deliver:

(i)	each Issuer Cash Management Report to the Issuer Security Trustee, the Transaction Agent and the Central Servicer; and

(ii)
to the Registrar relevant information (in the possession of the Issuer or the Issuer Cash Manager, as the case may be) requested by the Registrar in respect of the Senior Advances pursuant to the Issuer Note Issuance Facility Agreement (copying the Transaction Agent and the Issuer Security Trustee).

4.1.43.	"Know Your Customer" Checks
If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of the Issuer or the composition of the shareholders of the Issuer after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Senior Noteholder of any of its rights and/or obligations under this Agreement to a party that is not a Senior Noteholder prior to such assignment or transfer, obliges the Issuer Security Trustee or any Senior Noteholder (or, in the case of paragraph (iii) above, any prospective new Senior Noteholder) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Issuer shall, promptly upon the written request of the Issuer Security Trustee or any Senior Noteholder, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Issuer Security Trustee or Senior Noteholder (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Senior Noteholder) in order for the Issuer Security Trustee, such Senior Noteholder or, in the case of the event described in paragraph (iii) above, any prospective new Senior Noteholder to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any relevant person pursuant to the transactions contemplated in the Transaction Documents.
Each Senior Noteholder shall, promptly upon the written request of the Issuer Security Trustee, the Transaction Agent or Finco, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Issuer Security Trustee, the Transaction Agent or Finco (as applicable) in order for the Issuer Security Trustee, the Transaction Agent or Finco (as applicable) to carry out and be satisfied with the results of all necessary "know your customer" or other checks on Senior Noteholders or prospective new Senior Noteholders pursuant to the transactions contemplated in the Transaction Documents.

4.1.44.	Permitted Investments

The Issuer shall not (without the prior consent of the Majority Senior Noteholders) make any investments in respect of moneys standing to the credit of any Issuer Accounts, save that the Issuer may make Permitted Investments in respect of the moneys standing to the credit of the Issuer Reserve Account.

4.1.45.	Senior Notes held by Issuer
The Issuer shall send to the Registrar as soon as practicable after being so requested by the Registrar (such request to be reasonable and to specify the purpose for such request) a certificate of the Issuer signed by two of its directors stating the number of Senior Notes held at the date of such certificate by or on behalf of the Issuer.

4.1.46.	No assignment or transfer of the Varible Funding Note or VFN Funding Agreement
The Issuer shall not assign or transfer the Variable Funding Note or any of its rights or obligations under the VFN Funding Agreement other than to Finco following the exercise of the France Repayment Option.

4.2.	General Undertakings of Avis Obligors
Each of the Avis Obligors covenants and undertakes in relation to itself to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) and the Issuer Security Trustee (for itself and on behalf of the Issuer Secured Creditors) the following:

4.2.1.	Compliance with Applicable Laws
Each Avis Obligor other than the Parent shall comply with all applicable laws, regulations and directives to which it may be subject and in relation to the performance of its obligations under the relevant Transaction Documents to the extent that failure to comply would have a Material Adverse Effect.

4.2.2.	Ranking of Claims
Each Avis Obligor other than the Parent shall (subject to the Reservations) ensure that at all times the claims of the FleetCo Secured Creditors and/or the Issuer Secured Creditors against it rank at least pari passu with the claims of all its unsecured creditors save those whose claims are preferred by law and subject to the provisions of the Issuer Intercreditor Terms.

4.2.3.	Authorisation of Transaction Documents
Subject to the Reservations, each Avis Obligor other than the Parent shall obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any applicable law or regulation:

(i)	to enable it to perform its material obligations under the Transaction Documents to which it is a party; and

(ii)	to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document to which it is a party.

4.2.4.	Centre of Main Interests
The relevant Servicer and/or Lessee shall not, without the prior written consent of the FleetCo Security Agent, cause or allow its Centre of Main Interests to change should such a change reasonably be expected to give rise to a Material Adverse Effect.

4.2.5.	Operating Documents
Each Avis Obligor (which is party to an Operating Document) shall perform its obligations, covenants and undertakings under the relevant Servicing Agreement, Master Lease Agreement and Account Bank Agreement, including, for the avoidance of doubt, in the case of the Servicer and the Lessee, its obligations as Servicer or as Lessee to renew the relevant Vehicle Purchasing Agreements.

4.2.6.	Amendments to Documents
No Servicer or Lessee shall, without the prior written consent of the FleetCo Security Agent amend, supplement, supersede or waive:

(i)	any term of any Transaction Document to which it is a party; or

(ii)	the by-laws or other constitutional documents of itself or its related FleetCo (in a manner that would reasonably be expected to have a Material Adverse Effect).

4.2.7.	Mergers
No Avis Obligor other than the Parent shall, without the prior written consent of the FleetCo Security Agent, amalgamate, consolidate or merge with any other company or person unless:

(i)	such amalgamation, consolidation or merger is of a member of the Avis Europe Group with or into an Opco or between members of the Avis Europe Group other than Opcos, provided that:

A.	(in respect of an amalgamation, consolidation or merger of a member of the Avis Europe Group with or into an Opco) the relevant Opco is the surviving entity;

B.
no encumbrances created by or pursuant to any Security Document, and no guarantee or indemnity created by or pursuant to the Transaction Documents are adversely affected in any manner whatsoever by such amalgamation, consolidation or merger; and

C.	the obligations of any Avis Obligor under the Transaction Documents to which is it a party are not adversely affected in any manner whatsoever by such amalgamation, consolidation or merger;

(ii)	such amalgamation, consolidation or merger will not result in a Potential Event Default or Event of Default; and

(iii)	(if applicable) any member of the Avis Europe Group (other than an Opco or Italian FleetCo) liquidates or dissolves, in either case on a solvent basis.

4.2.8.	Change in Financial Year
No Avis Obligor other than the Parent shall, without the prior consent of the FleetCo Security Agent, change the end of its financial year.

4.2.9.	Change in Auditors
No Avis Obligor other than the Parent shall change its auditors save to another internationally recognised firm of chartered accountants (or such other firm as the FleetCo Security Agent shall approve (such approval not to be unreasonably withheld or delayed)) which is willing to provide the reports referred to in this Clause 0 (General Undertakings of Avis Obligors) (on the same or substantially the same basis and format as the existing auditors), and provided that Finco has first given prior written notice of such proposed change to the Transaction Agent and the FleetCo Security Agent.

4.2.10.	Ownership of Finco and Opcos
The Parent shall procure that Avis Europe shall at all times:

(i)	hold, whether directly or indirectly, through any person beneficially:

A.	100 per cent. of the issued share capital of Finco and such Opco;

B.	issued share capital having the right to cast 100 per cent. of the votes capable of being cast in general meetings of Finco and such Opco; or

C.	the right to determine the composition of all of the board of directors or equivalent body of Finco and such Opco; or

(ii)	have power to manage or direct such Opco and Finco through ownership of share capital, by contract or otherwise.

4.2.11.	Clear Market and Syndication
Each Avis Obligor shall provide the Arranger with such reasonable assistance (including making available senior management) and financial or other information as the Arranger may reasonably request from time to time to assist in the syndication of the Senior Notes.

4.2.12.	Italian VAT Receivables and Italian VAT Sharing Agreement

(iii)	Avis Italian Opco shall:

(a)
at no time set off tax payables (other than VAT Payables) or its liabilities for social security contributions with its recoverable VAT (unless set-off is automatically effected by the Italian tax authorities); and

(b)	not request the refund of any recoverable VAT other than by way of an annual reimbursement request (richiesta di rimborso fatta in sede di dichiarazione annuale).

(iv)
Avis Italian Opco shall not amend or waive (or shall agree to amend or waive) any provision of the Italian VAT Sharing Agreement which relates in any material respect to the tax position of Italian FleetCo without the prior written consent of the Transaction Agent.

4.2.13.	Italian Income Tax Consolidation Agreement
Avis Italian Opco shall not amend or waive (or shall agree to amend or waive) any provision of the Italian Income Tax Consolidation Agreement which relates in any material respect to the tax position of Italian FleetCo without the prior written consent of the Transaction Agent (such consent not to be unreasonably withheld).

4.2.14.	FleetCo Profit Margin
No Servicer shall agree to increase the FleetCo Profit Margin to an amount exceeding [REDACTED] without the prior written consent of the Transaction Agent.

4.2.15.	Article 405
Finco shall:

(i)	retain a material net economic interest in the securitisation pursuant to paragraph (d) of Article 405(1) of Regulation (EU) No. 575/2013 until maturity of the Senior Notes; and

(ii)
provide to any Senior Noteholder if requested by any Senior Noteholder any materially relevant data on the credit quality and performance of its Vehicle Fleet in any Country (including, for the avoidance of doubt, financial information on the Vehicle Fleet in any Country) in order that such Senior Noteholder may conduct any analyses and stress tests in respect of the Vehicle Fleet in any Country in accordance with Article 406 of Regulation (EU) No. 575/2013 until maturity of the Senior Notes, and provided, in each case, that Finco is only required to do so to the extent that (as applicable) the retention and investor due diligence requirements under Articles 405 and 406 (or a similar successor provision) remain in effect and provided further that Finco will not be in breach of such undertaking if Finco fails to so comply due to events, actions or circumstances beyond Finco's control.

4.2.16.	FleetCo Bank Accounts

(i)
Spanish Opco shall deposit or transfer all amounts received by or on behalf of Dutch FleetCo, Spanish Branch (or otherwise procure or cause such amounts to be deposited or transferred) into the Dutch FleetCo Spanish Bank Accounts.

(ii)
The Central Servicer shall deposit or transfer all amounts received by or on behalf of Dutch FleetCo in respect of the Vehicles in Germany (or otherwise procure or cause such amounts to be deposited or transferred) into the Dutch FleetCo German Bank Accounts.

(iii)
Each Italian Opco shall deposit or transfer all amounts received by or on behalf of Italian FleetCo (or otherwise procure or cause such amounts to be deposited or transferred) into the Italian Bank Accounts.

(iv)
The Central Servicer shall deposit or transfer all amounts received by or on behalf of Dutch FleetCo in respect of the Vehicles in The Netherlands (or otherwise procure or cause such amounts to be deposited or transferred) into the Dutch FleetCo Dutch Bank Accounts.

(v)	French Opco shall deposit or transfer all amounts received by or on behalf of French FleetCo (or otherwise procure or cause such amounts to be deposited or transferred) into the French Bank Accounts.

4.2.17.	Financial Statements

(i)	The Central Servicer shall provide to the Transaction Agent (with one hard copy and an electronic copy):

A.	as soon as available, but in any event within 120 days after the end of each of its financial years, the audited financial statements of Avis Europe;

B.
as soon as the same become available, but in any event within 150 days after the end of each Opco’s financial years, the audited statutory accounts of each such Opco (other than German Opco) for such financial year prepared for inclusion in the ABG consolidated accounts; and

C.
as soon as the same become available, but in any event within 150 days after the end of each of its financial years, the audited consolidated financial statements of AVIS Autovermietung Beteiligungsgesellschaft mbH Oberursel, which financial statements shall include substantially the same items of financial information relating to German Opco as that contained in the Original Financial Statements in relation to German Opco delivered in accordance with Clause 0 (Financial Statements), in each case audited by an internationally recognised firm of independent auditors licensed to practice in its jurisdiction of incorporation and accompanied by the related auditor’s report; and

(ii)
(to the extent that it prepares consolidated management accounts as part of its internal procedures) as soon as available, but in any event not later than 60 days after the end of the financial quarter to which it relates, the quarterly unaudited, consolidated management accounts of Avis Europe.

4.2.18.	Fleet Plan
The Central Servicer shall, on the Reporting Date occurring in February of each year (commencing with the Reporting Date occurring in February 2014), deliver to the Transaction Agent (with one hard copy and an electronic copy) the annual Fleet Plan in respect of each relevant Country.

4.2.19.	Other Information

(i)
The Central Servicer shall from time to time, on the written request of the Transaction Agent, the FleetCo Security Agent or the Issuer Security Trustee, provide the Transaction Agent, the FleetCo Security Agent or the Issuer Security Trustee, as the case may be, with such information about any FleetCo, any Opco, the Vehicle Fleet in any Country and any other information (to the extent such information is available to the Central Servicer), in each case as the Transaction Agent, the FleetCo Security Agent or the Issuer Security Trustee may reasonably request.

(ii)
Each of the Opcos (in respect of information related to it) shall from time to time, on the written request of the Transaction Agent or the FleetCo Security Agent, provide the Transaction Agent, the FleetCo Security Agent or the Issuer Security Trustee, as the case may be with such information about itself, Dutch FleetCo (in the case of German Opco, Spanish Opco and Dutch Opco only), Italian FleetCo (in the case of any Italian Opco), French FleetCo (in the case of French Opco), the Vehicle Fleet in a Country and any other information (to the extent such information is available to such Opco), in each case as the Transaction Agent or the FleetCo Security Agent may reasonably request.

4.2.20.	Finco and Avis Europe Compliance Certificates

(i)
Finco shall, at the time of the dispatch of the Avis Europe audited annual financial statements in accordance with paragraph (ii) below, deliver to the Transaction Agent, the FleetCo Security Agent, the Issuer Security Trustee and the Issuer a Finco Compliance Certificate signed by an Authorised Signatory on behalf of Finco.

(ii)
Avis Europe shall at the time of the despatch to the Transaction Agent of its audited annual financial statements, deliver to the Transaction Agent, the FleetCo Security Agent, the Issuer Security Trustee and the Issuer an Avis Europe Compliance Certificate signed by an Authorised Signatory on behalf of Avis Europe.

4.2.21.	Change in Accounting Practices
Each of the Avis Obligors (other than the Parent) shall ensure that each set of financial statements delivered to the Transaction Agent and the FleetCo Security Agent pursuant to this Clause 0 (General Undertakings of Avis Obligors) is prepared using Applicable

Accounting Principles (save as required by law) unless, in relation to any such set of financial statements:

(i)	Finco promptly notifies the Transaction Agent and the FleetCo Security Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period;

(ii)
if amendments satisfactory to Finco are agreed by the Transaction Agent within 30 days of the notification provided under paragraph (i) above, those amendments shall take effect immediately upon the Transaction Agent approving such amendments; and

(iii)	if amendments satisfactory to Finco are not agreed by the Transaction Agent within 30 days of such notification, then within 15 days following the end of such 30-day period, Finco shall either:

(a)
use reasonable endeavours to procure that its auditors for the time being provide a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to reflect the accounting policies, practices, procedures and reference period upon which the Original Financial Statements for Avis Europe were prepared and sufficient information, in such detail and format as may be reasonably required by the Transaction Agent, to enable the Senior Noteholders to make an accurate comparison between the financial positions indicated by those financial statements and by the Original Financial Statements for Avis Europe, and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements for Avis Europe were prepared, provided that, if such a description is not provided by the auditors, Finco will describe and quantify the effect to the reasonable satisfaction of the Transaction Agent or Finco must comply with paragraph (b) below; or

(b)	ensure that the relevant financial statements are prepared in accordance with the Applicable Accounting Principles as at the date of signing of this Agreement.

4.2.22.	Notifications
Each Avis Obligor (other than the Parent) shall, in relation to itself only, furnish to the Transaction Agent, the FleetCo Security Agent and the Issuer Security Trustee (with one hard copy and an electronic copy) to the extent permitted by law:

(i)
as soon as the same are instituted or, to its knowledge, threatened, reasonable details of any litigation, arbitration, administrative or regulatory proceedings involving itself (excluding any litigation, arbitration, administrative or regulatory proceedings involving itself which are frivolous or vexatious in nature) which, if adversely determined, would be reasonably likely to have a Material Adverse Effect;

(ii)
written details of any Default, any Issuer Enforcement Event, any Potential Master Lease Termination Event, any Master Lease Termination Event, any Potential Servicer Termination Event or any Servicer Termination Event promptly upon becoming aware of the same, and of all remedial steps being taken and proposed to be taken in respect of that Default, Issuer Enforcement Event, Potential Master Lease Termination Event, Master Lease Termination Event, Potential Servicer Termination Event or Servicer Termination Event;

(iii)
upon receipt of a written request by the FleetCo Security Agent, the Transaction Agent or the Issuer Security Trustee, a certificate signed by an Authorised Signatory on its behalf certifying that no Default, Issuer Enforcement Event, Potential Master Lease Termination Event, Master Lease Termination Event, Potential Servicer Termination Event or Servicer Termination Event is continuing (or, if a Default, an Issuer Enforcement Event, a Potential Master Lease Termination Event, a Master Lease Termination Event, a Potential Servicer Termination Event or a Servicer Termination Event is continuing, specifying the Default, the Issuer Enforcement Event, the Potential Master Lease Termination Event, the Master Lease Termination Event, the Potential Servicer Termination Event or the Servicer Termination Event (as applicable) and the steps, if any, being taken to remedy the same).

4.2.23.	Access to Records and Audit

(i)
Subject to schedule 1, part C, paragraph 7.2 of the Spanish Servicing Agreement, schedule 1, part C, paragraph 7.2 of the relevant Italian Servicing Agreement, clause 20.8 of the Master German Fleet Lease Agreement, schedule1, part C, paragraph 7.2 of the French Servicing Agreement and clause 22.9 of the Master Dutch Fleet Lease Agreement, each Servicer and Lessee shall, at its cost and expense, on reasonable prior notice and during normal business hours, afford the FleetCo Security Agent, the Transaction Agent, any professional adviser to the FleetCo Security Agent or the Transaction Agent or representative of the FleetCo Security Agent or the Transaction Agent (an "Inspecting Party") access to, and permit such Inspecting Party to inspect or observe, such part of the relevant FleetCo’s business, or the Vehicle Fleet as is owned or held by the relevant FleetCo in a Country without causing such Servicer or Lessee to breach any obligation of confidentiality to which it may be subject.

(ii)
Each Servicer and Lessee shall use its best endeavours to ensure that a professional auditor appointed by Avis Europe whose appointment is satisfactory to the Transaction Agent delivers to the Transaction Agent and the Senior Noteholders:

(I)

(a)	on or before the 180th day immediately following the Initial Funding Date (the "First Audit Date");

(b)
(in the case of the French Servicer and the Lessee under the French Master Lease Agreement only: (x) if the Initial French Funding Date occurs on or before 31 December 2014, in accordance with subparagraph (II) below and (y) if the Initial French Funding Date occurs after 31 December 2014, as reasonably required by the Transaction Agent;

(c)
in the case of the Central Servicer (with respect to Dutch FleetCo’s Vehicle Fleet in The Netherlands only) and the Lessee under the Master Dutch Fleet Lease Agreement only, in accordance with subparagraph (II) below; or

(d)
in case of Maggiore Italian Opco only, in accordance with subparaph (II) below provided that the first audit date shall be the anniversary of the First Audit Date immediately following the Maggiore Accession Date, an audited report in respect of certain information contained in the relevant servicing report and certain procedures of the relevant Servicer and the relevant Lessee pursuant to the scope of the agreed upon procedures approved by the Central Servicer and the Transaction Agent; and

(II)	on each anniversary of the First Audit Date, an audited report in respect of such information, in each case, in form and substance satisfactory to the Transaction Agent. Each Servicer and Lessee shall be responsible for all the costs and expenses in connection with the appointment of such professional auditor and the preparation and delivery of such audited reports.

4.2.24.	"Know Your Customer" Checks
If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Avis Obligor or a FleetCo or the composition of the shareholders of an Avis Obligor or a FleetCo after the date of this Agreement; or

(iii)
a proposed assignment or transfer by a Senior Noteholder of any of its rights and/or obligations under the Transaction Documents (to which such Senior Noteholder is a party) to a party that is not a Senior Noteholder prior to such assignment or transfer, obliges the Transaction Agent, the Issuer Security Trustee, the Issuer Cash Manager or any Senior Noteholder (or, in the case of paragraph (iii) above, any prospective new Senior Noteholder) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Avis Obligor shall, promptly upon the written request of the Transaction Agent, the Issuer Security Trustee, the Issuer Cash Manager or any Senior Noteholder, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Transaction Agent (for itself or on behalf of any Senior Noteholder), the Issuer Security Trustee, the Issuer Cash Manager or any Senior Noteholder (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Senior Noteholder) in order for the Transaction Agent, the Issuer Security Trustee, the Issuer Cash Manager or such Senior Noteholder (or, in the case of the event described in paragraph (iii) above, any prospective new Senior Noteholder) to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any relevant person pursuant to the transactions contemplated in the Transaction Documents.

4.2.25.	Senior Notes held by the Avis Group
The Parent shall send to the Transaction Agent as soon as practicable after being so requested by the Transaction Agent (such request to be reasonable and to specify the purpose for such request) a certificate of the Parent signed by two of its directors stating the number of Senior Notes held at the date of such certificate held (legally or beneficially) by or on behalf of any member of the Avis Group or any Affiliates of the Avis Group.

4.2.26.	Aggregate Suggested Retail Price
The Central Servicer shall, at the same time when a Fleet Plan is required to be delivered under this Agreement, issue a certificate confirming that the weighted average of the purchases prices of all Non-Programme Vehicles paid by (a) Dutch FleetCo, Spanish Branch, (b) German Opco, (c) Italian FleetCo, (d) Dutch Opco and (e) French FleetCo collectively in the previous calendar year does not exceed [REDACTED] per cent. of the Weighted Average Suggested Retail Price.
For the purposes of this Clause 4.2.27, "Weighted Average Suggested Retail Price" means, in respect of any calendar year, the weighted average of the listed retail price of all Non-Programme Vehicles purchased by (a) Dutch FleetCo, Spanish Branch, (b) German Opco, (c) Italian FleetCo, (d) Dutch Opco and (e) French FleetCo as such price is published by the relevant Vehicle Manufacturer at the date of purchase of each such Non-Programme Vehicle.

4.2.27.	Liquidation Agent
The Central Servicer and the Parent shall:

(i)
procure that the Liquidation Agent delivers to the Transaction Agent, on or prior to the 120th day falling after the Initial Funding Date, a copy of a liquidation plan in form and substance satisfactory to the Transaction Agent;

(ii)	procure that the Liquidation Agent delivers to the Transaction Agent:

(A)
in respect of the Vehicle Fleet of Dutch FleetCo in The Netherlands, on or prior to the 120th day falling after the Dutch Accession Date and the French Accession Date, a copy of a liquidation plan in form and substance satisfactory to the Transaction Agent; and

(B)
in respect of the Vehicle Fleet of French FleetCo in France, on or prior to the 120th day falling after 20 April 2015, a copy of a liquidation plan in form and substance satisfactory to the Transaction Agent; and

(iii)
if such liquidation plan is not delivered to the Transaction Agent by the Liquidation Agent within any of the above 120-day periods or if the liquidation plan delivered to the Transaction Agent is not in form and substance satisfactory to the Transaction Agent, use its best endeavours to assist the Transaction Agent in finding a replacement liquidation agent.

4.2.28.	Spain specific undertakings
None of Finco, Avis Europe, the Parent, Spanish Opco, German Opco and Dutch Opco shall take any action or do anything that could result in Dutch FleetCo being considered a fictitious company.

4.2.29.	France Repayment Option
Finco may only exercise the VFN Funding Agreement Purchase Option if it also simultaneously exercises the FCT Residual Units Purchase Option and vice versa. In addition and in accordance with the Golden Share Put and Call Option Agreement, French Opco shall request the Golden Shareholder to sell the Golden Share in the event of and simultaneously with the exercise by Finco of the VFN Funding Agreement Purchase Option and the FCT Residual Units Purchase Option.

4.3.	General Undertakings of FleetCos
Each FleetCo (other than French FleetCo) in relation to itself only covenants and undertakes to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) and the Issuer Security Trustee (for itself and on behalf of the Issuer Secured Creditors) the undertakings specified in this Clause 0 (General Undertakings of FleetCos).
French FleetCo in relation to itself only covenants and undertakes to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) and the Issuer Security Trustee (for itself and on behalf of the Issuer Secured Creditors) the undertakings specified in this Clause 0 (General Undertakings of FleetCos), provided that, the reference to "Initial Funding Date" in Clause 0 (Country Asset Value Test) shall be deemed to be reference to the "Initial French Funding Date" and the references to "Initial Funding Date" in Clauses 0 (No Security Interests), 0 (No Disposals), 0 (Borrowings) and 0 (Separateness Covenants) shall be deemed to be reference to the "French Accession Date".

4.3.1.	Country Asset Value Test
With effect on and from the Initial Funding Date, it shall at all times comply with the Country Asset Value Test relevant to each FleetCo.

4.3.2.	Books of Account
It shall at all times be managed as a standalone entity and shall keep and maintain such books of account and records separate from any other person or entity, as may be necessary to comply with all applicable laws and so as to enable the financial statements of each FleetCo to be prepared.

4.3.3.	Access
It shall, so far as permitted by applicable law, allow the FleetCo Security Agent (on behalf of itself and the relevant FleetCo Secured Creditors) and/or accountants or other professional advisers and contractors of the FleetCo Security Agent free access at all reasonable times and on reasonable notice to the assets, books, accounts and records of such FleetCo.

4.3.4.	FleetCo Event of Default
It shall notify the FleetCo Security Agent, the Issuer Security Trustee and the Transaction Agent of the occurrence of:

(i)	any FleetCo Event of Default (or an Italian Opco Event of Default in relation to Italian FleetCo) promptly on becoming aware of its occurrence; and

(ii)	any event of default under a master lease agreement or servicing agreement promptly on becoming aware of the same.

4.3.5.	Financial Statements
It shall supply to the FleetCo Security Agent and the Transaction Agent as soon as they are available, but in any event within the applicable prescribed statutory period for delivery of its financial statements after the end of its financial year, its audited annual financial statements (prepared in accordance with the Applicable Accounting Principles) for that financial year, unless disclosure would at that time breach any laws, regulation or stock exchange requirement or rules of any applicable regulatory body to which it is subject. Each set of annual financial statements shall be certified by a director of the relevant FleetCo, as the case may be, as giving a true and fair view of its financial condition as at the date at which those financial statements were drawn up.

4.3.6.	FleetCo Compliance Certificate
It shall, (i) at the time of the despatch to the FleetCo Security Agent and the Transaction Agent of its audited annual financial statements, (ii) within 14 days of a reasonable request by the FleetCo Security Agent or the Transaction Agent and (iii) at such times as set out in Clause 0 (Delivery of Compliance Certificates on each Reporting Date) below, deliver a FleetCo Compliance Certificate signed by its authorised signatory to the Transaction Agent, the Issuer, the FleetCo Security Agent, the Issuer Security Trustee and the Issuer Cash Manager.

4.3.7.	Conduct
It shall at all times carry on and conduct its affairs in compliance with any applicable Requirement of Law or direction or requirement of any governmental or regulatory authority from time to time in force in The Netherlands, Italy or France (as applicable) or in any other jurisdiction in which it carries on business and in compliance with its constitutional documents and to conduct its own business in its own name.

4.3.8.	Consents
It shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents necessary under any Requirement of Law or any requirement or direction of any governmental or regulatory authority from time to time in force in The Netherlands, Italy and France (as applicable) or in any other applicable jurisdiction:

(i)	in connection with its business; and

(ii)
subject to the Reservations, to enable it lawfully to enter into and perform its obligations under the Relevant Transaction Documents to which it is a party or to ensure the legality, validity, enforceability or admissibility in evidence of the Relevant Transaction Documents to which it is a party.

4.3.9.	Information to Transaction Agent, the FleetCo Security Agent and the Issuer Security Trustee
It shall, so far as permitted by applicable law, at all times give to the Transaction Agent, the FleetCo Security Agent and the Issuer Security Trustee such information, opinions, certificates and other evidence as each may reasonably require (including, without limitation, the FleetCo Compliance Certificate referred to above in Clause 0 (FleetCo Compliance Certificate)) for the purposes of the discharge of the duties, trusts, powers, authorities and discretions vested in the Transaction Agent, the FleetCo Security Agent or the Issuer Security Trustee (as applicable) by or pursuant to the Relevant Transaction Document.

4.3.10.	Execution of Further Documents
It shall execute such further documents and perform such further acts as may be incidental to, or necessary in the opinion of the FleetCo Security Agent acting reasonably to give effect to, the Relevant Transaction Documents.

4.3.11.	Taxes
It shall at all times use its best efforts to minimise taxes and any other costs arising in connection with its activities.

4.3.12.	Liability to Tax

It shall, upon becoming aware, promptly give notice to the Transaction Agent and the FleetCo Security Agent of the following:

(i)	if it is required by law to effect a Tax Deduction in respect of any payment due in respect of any of the FleetCo Advances; or

(ii)
if it would not be entitled to relief for Tax purposes in The Netherlands, Spain, Italy or France for any material amount (other than repayments of principal) which it is obliged to pay, or is treated as receiving for Tax purposes in The Netherlands, Spain, Italy or France (as applicable) under the Transaction Documents to which it is a party, and take such action as may be required by the Transaction Agent and the FleetCo Security Agent in respect thereof.

4.3.13.	Tax Residence and Permanent Establishment
It shall not do any act or thing, the effect of which would be to make it resident, or cause it to have a permanent establishment, branch or agency, for Tax purposes in any jurisdiction other than: (i) in respect of Dutch FleetCo, The Netherlands (in respect of its Tax Residence) and in Spain (in respect of its permanent establishment); (ii) in respect of Italian FleetCo, Italy; and (iii) in respect of French FleetCo, France.

4.3.14.	No Security Interests
With effect on and from the Initial Funding Date, it shall not create or permit to subsist any Security Interest in respect of the FleetCo Bank Accounts or any of its assets, rights and interests other than (i) pursuant to the FleetCo Security Documents to which it is a party and (ii) those arising by operation of law.

4.3.15.	No Disposals
With effect on and from the Initial Funding Date, it shall not enter into a transaction or series of transactions (whether or not related and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset, or assign any Transaction Document other than as contemplated under the FleetCo Transaction Documents.

4.3.16.	No Variation and Termination of Relevant Transaction Documents
It shall, save with the prior written consent of the FleetCo Security Agent, not:

(i)	terminate, repudiate, rescind or discharge any Transaction Document to which it is a party;

(ii)	vary, novate, amend, modify, exercise any powers of consent or waive any provision of any Transaction Document to which it is a party;

(iii)	permit any person to do any of the things specified in paragraphs (i) and (ii) above; or

(iv)
permit any person who has obligations under the Transaction Documents to which it is a party to be released from such obligations other than in accordance with the terms of the applicable FleetCo Transaction Document and any applicable direction or Requirement of Law or requirement of any governmental or regulatory authority from time to time.

4.3.17.	Required Filing
It shall at all times make all filings with all governmental and regulatory authorities in compliance with any applicable direction or Requirement of Law or requirement of any governmental or regulatory authority from time to time in force in its jurisdiction of incorporation or in any other jurisdiction in which it carries on business.

4.3.18.	Exercise Rights
It shall preserve and/or exercise and/or enforce its rights and/or shall procure that the same are preserved, exercised or enforced on its behalf under and pursuant to the Transaction Documents to which it is a party.

4.3.19.	Change of Taxing Jurisdiction
It shall, if it becomes subject generally to the taxing jurisdiction of any territory or any political subdivision thereof or any authority therein or thereof having power to tax other than or in addition to The Netherlands, Spain, Italy or France (as applicable) immediately upon becoming aware thereof notify the Transaction Agent and the FleetCo Security Agent of such event and (unless the FleetCo Security Agent otherwise agrees) enter forthwith into a supplemental agreement hereto, giving to the FleetCo Security Agent an undertaking or covenant in form and manner satisfactory to the FleetCo Security Agent in terms corresponding to the terms of the relevant FleetCo Transaction Documents to which it is a party with the substitution for (or, as the case may be, the addition to) the references therein to The Netherlands, Spain, Italy or France (as applicable) of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, such FleetCo shall have become subject as aforesaid.

4.3.20.	Authorised Signatories
It shall, upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Transaction Agent and the FleetCo Security Agent a list of its authorised signatories, together with specimen signatures of the same.

4.3.21.	Notification of Legal Proceedings
It shall immediately notify the Transaction Agent if any legal proceedings are instituted against it by any of its creditors or in respect of any of its property, assets or undertakings.

4.3.22.	Join in Legal Proceedings

It shall, if the FleetCo Security Agent so requires, join in any legal proceedings brought by the FleetCo Security Agent against any person relating to any of such FleetCo’s property, assets or undertakings.

4.3.23.	Centre of Main Interests
It shall conduct its business and affairs such that, at all times:

(i)	its "centre of main interests", as that term is used in Article 3(1) of the EU Insolvency Regulation, is in:

(a)	in respect of Dutch FleetCo, The Netherlands;

(b)	in respect of Italian FleetCo, Italy; and

(c)	in respect of French FleetCo, France; and

(ii)	it has no "establishment", as that term is used in Article 2(h) of the EU Insolvency Regulation, or branch office other than:

(a)
in respect of Dutch FleetCo, The Netherlands and Spain (to the extent such "establishment" is required and permitted under and in accordance with the FleetCo Transaction Documents to which Dutch FleetCo is party);

(b)	in respect of Italian FleetCo, Italy; and

(c)	in respect of French FleetCo, France.

4.3.24.	Corporate Seat
It shall, at all times, maintain its corporate seat in:

(i)	in respect of Dutch FleetCo, The Netherlands;

(ii)	in respect of Italian FleetCo, Italy; and

(iii)	in respect of French FleetCo, France.

4.3.25.	Borrowings
With effect on and from the Initial Funding Date, it shall not, except in respect of the FleetCo Advances or any other financing as contemplated under the FleetCo Transaction Documents to which it is a party, incur or permit to subsist any Financial Indebtedness or give any guarantee or indemnities in respect of Financial Indebtedness or of any other obligation of any person.

4.3.26.	Merger
It shall not consolidate or merge with any other person or convey, transfer or assign its properties or assets substantially as an entirety to any other person (other than as contemplated under the FleetCo Transaction Documents to which it is a party or with the prior written consent of the FleetCo Security Agent).

4.3.27.	Acquisitions
It shall not acquire or have any interest in any company or any shares or a business or undertaking (or, in each case, any interest in any of them).

4.3.28.	FleetCo Bank Accounts

(i)	It shall maintain:

(a)	in respect of Dutch FleetCo, Spanish Branch:

(I)	the Dutch FleetCo Spanish Transaction Account; and

(II)	the Dutch FleetCo Spanish Reserve Account (if any);

(b)	in respect of Dutch FleetCo:

(I)	the Dutch FleetCo German Transaction Account;

(II)	the VAT Component and Charge Costs Component Trust Account;

(III)	the Dutch FleetCo German Reserve Account (if any);

(IV)	the Dutch Bank Account;

(V)	the Dutch FleetCo Dutch Transaction Account; and

(VI)	the Dutch FleetCo Dutch Reserve Account (if any);

(c)	in respect of Italian FleetCo:

(I)	the Italian Transaction Account;

(II)	the Italian Dedicated Financing Account;

(III)	the Italian FleetCo Reserve Account (if any); and

(d)	in respect of French FleetCo:

(I)	the French FleetCo Transaction Account; and

(II)	the French FleetCo Reserve Account (if any),
and shall not have an interest in any other bank account, unless such account is charged to the FleetCo Security Agent on terms acceptable to it and such bank account is opened in accordance with the relevant Account Bank Agreement.

(ii)
It shall deposit or transfer all amounts received by it into: (i) in respect of Italian FleetCo, the Italian Transaction Account or the Italian Dedicated Financing Account (as applicable); (ii) in respect of Dutch FleetCo, the Dutch FleetCo Spanish Transaction Account, the Dutch FleetCo German Transaction Account or the Dutch FleetCo Dutch Transaction Account (as applicable); and (iii) in respect of French FleetCo, the French FleetCo Transaction Account.

(iii)	No FleetCo shall (without the prior written consent of the Transaction Agent) make any investments in respect of moneys standing to the credit of any FleetCo Bank Account, save that:

(a)	Dutch FleetCo, Spanish Branch may make Permitted Investments in respect of the moneys standing to the credit of the Dutch FleetCo Spanish Reserve Account (if any);

(b)	Dutch FleetCo may make Permitted Investments in respect of the moneys standing to the credit of the Dutch FleetCo German Reserve Account or the Dutch FleetCo Dutch Reserve Account (if any);

(c)	Italian FleetCo may make Permitted Investments in respect of the moneys standing to the credit of the Italian FleetCo Reserve Account (if any); and

(d)	French FleetCo may make Permitted Investments in respect of the moneys standing to the credit of the French FleetCo Reserve Account (if any).

4.3.29.	Separateness Covenants
It shall hold itself out as a separate entity and shall:

(i)	maintain its corporate books and records separately from any other person or entity;

(ii)	maintain its accounts separate from those of any other person or entity;

(iii)
with effect on and from the Initial Funding Date, not engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the Relevant Transaction Documents provide or envisage that it may engage;

(iv)	not commingle assets with those of any other entity;

(v)	deal with other Transaction Parties and third parties (if any) on arm’s length terms;

(vi)	maintain separate financial statements;

(vii)	pay its own liabilities out of its own funds;

(viii)	observe all corporate, partnership or other formalities required by its constituting documents;

(ix)	not acquire obligations or securities of shareholders;

(x)	use separate stationery, invoices and cheques;

(xi)	not have any employees;

(xii)	correct any known misunderstanding regarding its separate identity;

(xiii)	not reduce its share capital;

(xiv)	from the date hereof, not set up any subsidiaries;

(xv)
have no premises, save that (a) in respect of Dutch FleetCo, it may lease its office premises in The Netherlands pursuant to the Dutch FleetCo Premises Lease Agreement, (b) in respect of Italian FleetCo, it may lease its office premises in Italy from the the Avis Italian Servicer and (c) in respect of French FleetCo, it may lease its office premises in France from the French Servicer; and

(xvi)	not amend, supplement or otherwise modify its constitutive documents without the prior consent of the FleetCo Security Agent.

4.3.30.	Independent Director
Dutch FleetCo shall at all times maintain only independent directors.

4.3.31.	FleetCo Security Agent’s Directions
It shall obtain the prior written consent of the FleetCo Security Agent before exercising any discretion it may have relating to amending, modifying or granting waivers or consents in relation to the Transaction Documents to which it is a party.

4.3.32.	Priority of Payments in respect of its Bank Accounts
It shall instruct (or it shall procure that the relevant Servicer instructs) the Dutch FleetCo Spanish Account Bank, the Dutch FleetCo Spanish Account Bank Operator, the Dutch FleetCo German Account Bank, the Dutch FleetCo German Account Bank Operator, the Italian FleetCo Account Bank, the Dutch FleetCo Dutch Account Bank, the Dutch FleetCo Account Bank Operator (as applicable), the French FleetCo Account Bank and the French FleetCo Account Bank Operator (as applicable) to apply its available funds on each Settlement Date (or, in the case of amounts expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision for application of available funds on such date) in accordance with the relevant FleetCo Priority of Payments.

4.3.33.	Compliance with Transaction Documents
It shall at all times comply with and perform all its obligations under the Transaction Documents to which it is a party (including, without limitation, the Vehicle Purchasing Agreements to which it is a party) and use all reasonable endeavours to procure that the other Transaction Parties, other than the Transaction Agent, the FleetCo Security Agent and the Issuer Security Trustee, comply with and perform all their respective obligations under the Transaction Documents to which it is a party.

4.3.34.	Dividends or Distributions

(i)
Dutch FleetCo shall not pay any dividend (other than pursuant to Clause 0 (Dutch Bank Account)), make any other distribution to its shareholders or issue any further shares or alter any rights attaching to the shares of Dutch FleetCo.

(ii)
Italian FleetCo shall not pay any dividend (other than any dividend paid out of the aggregate retained Monthly Target Corporate Profit Amount of Italian FleetCo after the payment of any Italian corporate tax and regional productive activities tax in respect of the relevant financial year of Italian FleetCo), make any other distribution to Italian FleetCo’s shareholders or issue any further shares or alter any rights attaching to the shares of Italian FleetCo.

(iii)
French FleetCo shall not pay any dividend (other than any dividend paid out of the aggregate retained Monthly Target Corporate Profit Amount of French FleetCo after the payment of any French corporate tax and regional productive activities tax in respect of the relevant financial year of French FleetCo), make any other distribution to French FleetCo’s shareholders or issue any further shares or alter any rights attaching to the shares of French FleetCo.

4.3.35.	Waiver or Consent
Unless with the prior written consent of the FleetCo Security Agent or otherwise in accordance with the Transaction Documents, no FleetCo shall permit any of the Transaction Documents to which it is a party to become invalid or ineffective or the priority of the Security created thereby to be reduced, amended, terminated or discharged.

4.3.36.	Tax Deed of Covenant
Each FleetCo shall:

(i)	comply with the terms of the Tax Deed of Covenant;

(ii)
notify the FleetCo Security Agent, the Issuer and the Transaction Agent of any breach of, or inability to comply with, the obligations set out in the Tax Deed of Covenant as a result of a change in, or in the interpretation of, application or administration of any tax law or regulation of any agency or similar organisation;

(iii)
notify the FleetCo Security Agent, the Issuer and the Transaction Agent of a FleetCo’s inability to make a payment of tax and which would, if not paid when due, make it likely that a non-payment FleetCo Event of Default would occur; and

(iv)	undertake to use best endeavours to mitigate the effect of any relevant non-compliance or change of tax law.

4.3.37.	Insurances

(i)	Each FleetCo shall (and shall procure that its Servicer) ensure compliance by the relevant Lessee of its obligations under the relevant Master Lease Agreement.

(ii)
Upon knowledge of the occurrence of an event giving rise to a claim under any of the Insurance Policies, each FleetCo shall (and shall procure that its Servicer) arrange for a claim to be filed with the relevant insurance company or underwriters and provide assistance in attempting to bring the claim to a successful conclusion.

(iii)
Each FleetCo shall procure that the Insurance Policies are renewed or (as the case may be) replaced in a timely manner in accordance with the requirements of the relevant Insurance Policy (as defined in the relevant Master Lease Agreement).

4.3.38.	Vehicle Purchasing Agreements

(iv)	No FleetCo may amend or waive any provision of any Vehicle Purchasing Agreement other than in accordance with the relevant Servicing Agreement or the relevant Master Lease Agreement (as applicable).

(v)
Each FleetCo shall renew (or procure such renewal) each Vehicle Purchasing Agreement and each supplemental agreement thereto in accordance with the terms of the Servicing Agreement or Master Lease Agreement (as applicable) to which it is a party.

(vi)
Upon the occurrence of a FleetCo Event of Default, no FleetCo may (and each FleetCo shall ensure that no Opco may) pay any Vehicle Manufacturer or Vehicle Dealer or German Opco or Dutch Opco (as the case may be) any amount of purchase price for any Vehicle other than for a Vehicle where such FleetCo is contractually obliged to make such payment and only where any such Vehicle relates to an Operating Document or any Vehicle subject to such Operating Document.

4.3.39.	Depreciation
Italian FleetCo shall ensure that it depreciates the Vehicles in its Vehicle Fleet in its financial statements in accordance with GAAP consistently applied.

4.3.40.	Transferability of Certain Rights
In the event that any Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement, in each case in respect of Vehicles in Spain and Italy (as applicable), contains one or more provisions requiring consent of any party (other than that of the FleetCo benefiting from such agreement) in order for a FleetCo to be able to transfer its right, interest and/or benefit thereunder, such FleetCo shall use its best efforts to renegotiate such agreement (including at the time of its renewal) in order that such provision(s) be removed and each FleetCo shall use its best efforts to procure that any new Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement entered into by it or from which it benefits does not contain any provision restricting its ability to freely and validly transfer its right, interest, benefit and/or other rights thereunder.

4.3.41.	Italian Income Tax Consolidation Agreement and Italian VAT Sharing Agreement
The Italian FleetCo shall not amend, modify, waive or consent to any amendment, modification or waiver of any terms in the Italian Income Tax Consolidation Agreement or the Italian VAT Sharing Agreement without the prior written consent of the FleetCo Security Agent (such consent not to be unreasonably withheld).

4.3.42.	FleetCo Profit Margin
Each FleetCo agrees that it will not agree to increase the FleetCo Profit Margin to an amount exceeding [REDACTED] without the prior written consent of the FleetCo Security Agent.

4.3.43.	Withdrawals from FleetCo Bank Accounts
Subject to the provisions of the German Trust Agreement (with respect to Dutch FleetCo in relation to its Vehicle Fleet in Germany only), no FleetCo may withdraw any amount from its bank accounts other than:

(a)	on a Settlement Date in accordance with relevant FleetCo Priority of Payments;

(b)
on any date which is not a Settlement Date, provided that the amount to be withdrawn on such other date is an Excluded Payment or has been provisioned for by the relevant FleetCo Servicer on the immediately preceding Settlement Date in accordance with the relevant FleetCo Priority of Payments;

(c)
on any date which is not a Settlement Date, provided that the amounts proposed to be withdrawn shall be applied solely to making repayments of principal of a relevant FleetCo Advance on the relevant FleetCo Advance Repayment Date; or

(d)	on any date which is not a Settlement Date, provided that:

(i)
the amounts proposed to be withdrawn shall be applied solely to make payments to the Vehicle Manufacturers or Vehicle Dealers (as applicable) under the relevant Vehicle Purchasing Agreement to which such FleetCo is a party (or, in the case of Germany, German Opco is party) or in respect of which such FleetCo has benefits; and

(ii)	any one of the following conditions is satisfied:

A.	the Senior Note Principal Amount Outstanding on such date is less than or equal to the Senior Note Limit on such date;

B.
if the Senior Note Principal Amount Outstanding is more than the Senior Note Limit immediately prior to the proposed withdrawal, on or prior to 2:00 p.m. (CET) 4 Business Days prior to such proposed withdrawal:

(x)	an Intra-Month Central Servicer Report has been provided by the Central Servicer to the FleetCo Security Agent and the Transaction Agent; and

(y)
the Transaction Agent has confirmed to the Central Servicer on or prior to the third Business Day prior to the proposed withdrawal that (so far as it is aware and based on the Intra-Month Central Servicer Report received in (x) above) the Country Asset Value Test and the Issuer Borrowing Base Test, in each case taking into account the proposed withdrawal by the FleetCos, have been complied with by the Issuer and the relevant FleetCo; or

C.
such amounts do not exceed Euro 1,000,000 in aggregate (and when aggregated with withdrawals by any other FleetCo pursuant to this paragraph (C) only) during any period from a Settlement Date to the immediately succeeding Settlement Date.

For the purposes of this Clause 0 (Withdrawals from FleetCo Bank Accounts), "Senior Note Limit" means, on the date of proposed withdrawal under paragraph (d) above, the higher of:

A.	an amount equal to:

(i)	Senior Notes Maximum Amount; less

(ii)
the aggregate of (x) the Issuer Excess Cash Amount and (y) the aggregate of the FleetCo Excess Cash Amount in Spain, the FleetCo Excess Cash Amount in Germany, the FleetCo Excess Cash Amount in Italy, the FleetCo Excess Cash Amount in The Netherlands and the FleetCo Excess Cash Amount in France; and

B.	zero.

4.3.44.	Covenants and Undertakings under Operating Documents
Each FleetCo shall comply with the covenants and undertakings given by it in the Operating Documents to which it is a party.

4.3.45.	Dutch Corporate Account
Dutch FleetCo shall ensure that no amount shall be deposited or transferred into the Dutch Bank Account other than:

(i)	amounts equal to the share capital of Dutch FleetCo; and

(ii)	the amounts specified in items (i) to (vi) of Clause 0 (Dutch Bank Account) below.

4.3.46.	Dutch Bank Account
Dutch FleetCo shall instruct the Dutch Account Bank to apply funds received by Dutch FleetCo under each of:

(i)
item (d) (Monthly Target Corporate Profit Amount) after the payment of the relevant corporate Tax in Spain and item (f)(iii) (Dutch FleetCo Dutch Expenses) of the Dutch FleetCo Spanish Pre-Enforcement Priority of Payments;

(ii)	item (d) (Monthly Target Corporate Profit Amount) and item (f)(iii) (Dutch FleetCo Dutch Expenses) of the Dutch FleetCo German Pre-Enforcement Priority of Payments;

(iii)	item (d) (Monthly Target Corporate Profit Amount) and item (f)(iii) (Dutch FleetCo Dutch Expenses) of the Dutch FleetCo Dutch Pre-Enforcement Priority of Payments;

(iv)	items (f)(ii) (Monthly Target Corporate Profit Amount) and (f)(iii) (Dutch FleetCo Dutch Expenses) of the Dutch FleetCo Spanish Post-Enforcement Priority of Payments;

(v)	items (f)(ii) (Monthly Target Corporate Profit Amount) and (f)(iii) (Dutch FleetCo Dutch Expenses) of the Dutch FleetCo German Post-Enforcement Priority of Payments; and

(vi)	items (f)(ii) (Monthly Target Corporate Profit Amount) and (f)(iii) (Dutch FleetCo Dutch Expenses) of the Dutch FleetCo Dutch Post-Enforcement Priority of Payments,
on each Settlement Date (or, in the case of amounts which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision for the application of available funds on such date) as follows, in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:

(a)	firstly, in payment or satisfaction of amounts of Dutch FleetCo Dutch Expenses due and payable;

(b)	secondly, in payment or satisfaction of any Tax due and payable by Dutch FleetCo in The Netherlands; and

(c)	thirdly, in payment of a dividend to the shareholders of Dutch FleetCo
(such application of funds, the "Dutch Bank Account Priority of Payments").

4.3.47.	Reporting Covenants
Each FleetCo shall (or shall procure that its related Servicer or the Central Servicer) deliver each relevant FleetCo Cash Management and Lease Report in respect of such FleetCo on each Reporting Date to the FleetCo Security Agent and the Transaction Agent.

4.3.48.	"Know Your Customer" Checks

(i)	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of a FleetCo or the composition of the shareholders of a FleetCo after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Senior Noteholder of any of its rights and/or obligations under the Transaction Document to which such

Senior Noteholder is a party to a party that is not a Senior Noteholder prior to such assignment or transfer, obliges the Issuer Security Trustee, the FleetCo Security Agent or any Senior Noteholder (or, in the case of paragraph (c) above, any prospective new Senior Noteholder) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each FleetCo shall, promptly upon the written request of the Issuer Security Trustee, the FleetCo Security Agent or any Senior Noteholder, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Issuer Security Trustee, the FleetCo Security Agent (for itself or on behalf of any FleetCo Secured Creditors) or Senior Noteholder (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Senior Noteholder) in order for the Issuer Security Trustee, the FleetCo Security Agent, such Senior Noteholder or, in the case of the event described in paragraph (c) above, any prospective new Senior Noteholder to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any relevant person pursuant to the transactions contemplated in the Transaction Documents.

(ii)
Each Senior Noteholder shall, promptly upon the written request of the Issuer Security Trustee, the FleetCo Security Agent or the Transaction Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Issuer Security Trustee, the FleetCo Security Agent or the Transaction Agent in order for the Issuer Security Trustee, the FleetCo Security Agent or the Transaction Agent (as applicable) to carry out and be satisfied with the results of all necessary "know your customer" or other checks on Senior Noteholders or prospective new Senior Noteholders pursuant to the transactions contemplated in the Transaction Documents.

4.3.49.	Spain specific covenants and undertakings

(i)
Dutch FleetCo shall not take any action or do anything that could result in it and Spanish Opco being members of the same "group" of companies in accordance with article 42.1 of the Spanish Commercial Code. Dutch FleetCo shall not take any action or do anything that could result in it being considered a fictitious company.

(ii)
Dutch FleetCo shall, upon the reasonable request of the FleetCo Security Agent or the Liquidation Agent (or any of its agents or Affiliates), produce without delay satisfactory evidence of the ownership of its Vehicle Fleet in Spain.

(iii)	Dutch FleetCo shall ensure that the information relating to its Spanish branch filed at the Spanish Commercial Registry is at all times true, accurate, complete and not misleading.

4.3.50.	The Netherlands specific covenants and undertakings

(i)
Dutch FleetCo shall not, without the prior written consent of the FleetCo Security Agent, amend, modify or waive any terms of the Dutch FleetCo Premises Lease Agreement other than where such amendments or modifications are to correct a manifest error or are of a minor, formal or technical nature, and provided that Dutch FleetCo may renew such Dutch FleetCo Premises Lease Agreement on substantially the same terms without the consent of the FleetCo Security Agent.

(ii)	Dutch FleetCo shall ensure that all decisions by its managing directors and general meeting are taken in the Netherlands.

4.3.51.	France specific covenants and undertakings

(i)	French FleetCo shall ensure that all decisions by its director and general meeting are taken in France.

(ii)	French FleetCo shall ensure that all its correspondence be sent in its own name.

(iii)	French FleetCo shall not engage in contracts with creditors under which French FleetCo would not appear as an entity clearly separated from the other entities of the Avis Group.

4.3.52.	Vehicles outside the European Community
Italian FleetCo and French FleetCo shall not purchase any Vehicle from countries outside the European Union and Dutch FleetCo and Dutch FleetCo, Spanish Branch shall not purchase any Vehicle from countries outside the European Economic Area, unless, in each case, it (or the relevant FleetCo Servicer on its behalf) has given reasonable prior notice to the Transaction Agent of such proposed purchase and the Central Servicer has delivered a legal memorandum to the Transaction Agent relating to such purchase in form and substance satisfactory to the Transaction Agent prior to such proposed purchase (and, if the Transaction Agent is not satisfied with the potential consequences of such purchase, the Transaction Agent’s consent shall be required for such purchase).

4.3.53.	Dutch FleetCo Security
Dutch FleetCo shall promptly notify any person that attaches (beslag leggen) any of its assets which are subject to Security or makes any claim in respect of any of its assets which are subject to the Security (or attempts or expresses an intention to do so), as well as any liquidator (curator) and administrator (bewindvoerder), of the Security (and, in the case of an oral notification, confirm it in writing).

Section 4
Scheduled Amortisation, Country Repayment Option, Consequences of Defaults

5.	Scheduled Amortisation

5.1.	Extension of Revolving Period

5.1.1.
The Central Servicer or the Parent may request the extension of the Revolving Period to a date (such date being the "New Scheduled Amortisation Date") falling after the Original Scheduled Amortisation Commencement by written request to each of the Senior Noteholders and the Transaction Agent (the "Extension Request") not less than 90 days prior to the Original Scheduled Amortisation Commencement Date setting out the proposed terms to apply to the extended Revolving Period.

5.1.2.
Following receipt by the Senior Noteholders and the Transaction Agent of an Extension Request in accordance with Clause 0 above, the Central Servicer, the Parent, the Senior Noteholders and the Transaction Agent shall enter into a 90-day negotiation period (the "Negotiation Period") with a view to reaching agreement on the terms to apply to the extended Revolving Period.

5.1.3.	If, within 45 days of the Senior Noteholders and the Transaction Agent receiving an Extension Request:

(a)
each Senior Noteholder shall notify the Central Servicer and the Parent (with a copy to the Issuer, the Transaction Agent, the Issuer Cash Manager, the Issuer Security Trustee) that each such Senior Noteholder is willing to accept the extension of the Revolving Period on the terms agreed with the Parent and/or the Central Servicer; and

(b)	each such Senior Noteholder enters into a commitment and/or renewal agreement with the Issuer in form and substance satisfactory to the Transaction Agent, the Revolving Period shall be extended upon such terms.

5.1.4.
If any Senior Noteholder has declined the Extension Request and has not indicated that it intends to transfer its Senior Note to another person willing to agree to such Extension Request or has not responded at all to the Extension Request before the end of the Negotiation Period (the "Selling Senior Noteholder"), the Central Servicer and/or the Parent may, by giving notice to the Issuer Cash Manager, the Transaction Agent and the Issuer by no later than the date falling two Business Days after the end of the Negotiation Period, request that the other Senior Noteholders purchase each Senior Note held by the Selling Senior Noteholder.

Each other Senior Noteholder (the "Purchasing Senior Noteholder") shall have the right, but not the obligation, to purchase all or part of such Senior Note at a price equal to the Senior Note Principal Amount Outstanding of the relevant Senior Note plus accrued but unpaid interest thereon.

5.1.5.
If more than one Senior Noteholder wishes to purchase the Senior Note held by the Selling Senior Noteholder, the Issuer, with the prior written consent of Finco and/or the Parent, may elect which Senior Noteholder(s) shall be the Purchasing Senior Noteholder(s) or whether the Senior Note held by the Selling Senior Noteholder shall be divided between such Senior Noteholders and the amounts that will be sold to each of them.

5.1.6.
If any Senior Noteholder does not agree to such extension (or does not respond to the Extension Request within the relevant period and so is deemed not to agree) and subsequently does not transfer all of its Senior Note in accordance with Clause 0 above, as applicable, to a person who agrees to such extension, the Revolving Period shall not be extended.

5.1.7.
If any recipient of any request (as referred to above in this Clause 0 (Extension of Revolving Period)), including an Extension Request, does not respond to any such request within the relevant time period, such recipient shall be deemed to have notified the relevant sender of such request that the recipient has declined the request.

5.1.8.
For the avoidance of doubt, the Central Servicer and Parent may enter into refinancing arrangements with parties who are not Senior Noteholders and may procure the repayment in whole of the Senior Advances and other amounts due and payable by the Issuer on the Original Scheduled Amortisation Commencement Date in accordance with the relevant Issuer Priority of Payments.

5.2.	Scheduled Amortisation Period
During the Scheduled Amortisation Period:

(i)
the Issuer may only request Senior Advances, (b) the Issuer may only make FleetCo Advances, (c) the Issuer may only make VFN Advances and (d) each FleetCo may only request FleetCo Advances if, in each case, the proceeds of such FleetCo Advance, Senior Advances and VFN Advances shall be ultimately applied by the relevant FleetCo solely for the purposes of funding the purchase of Vehicles for which such FleetCo is contractually bound prior to the expiry of the Revolving Period;

(ii)
no FleetCo may purchase or order further Vehicles under any Vehicle Purchasing Agreement to which it is a party (or, in respect of the Vehicle Fleet in Germany, under the Master German Fleet Purchase Agreement and, in respect of the Vehicle Fleet in The Netherlands, under the Master Dutch Fleet Purchase Agreement), save for the Vehicles in respect of which the relevant FleetCo is contractually bound on or prior to the Scheduled Amortisation Commencement Date to make a purchase or order;

(iii)
no Opco may request further Vehicles for lease under any Master Lease Agreement save for in relation to the Vehicles in respect of which the relevant FleetCo was contractually bound on or prior to the Scheduled Amortisation Commencement Date to make a purchase or order and so purchased or ordered pursuant to Clause 5.2(ii) above;

(iv)	repayments by FleetCos under the respective FleetCo Facility Agreements and repayments by the Issuer under the Issuer Note Issuance Facility Agreement shall continue to be made;

(v)	no payments shall be permitted to be made by the Issuer to the Subordinated Lender until the Senior Issuer Discharge Date; and

(vi)	payments by the Issuer shall be made in accordance with the Issuer Scheduled Amortisation Period (Pre-Enforcement) Priority of Payments.

6.	Country Repayment Option

6.1.	Selective Rapid Amortisation

6.1.1.	Finco has the right but is not obliged to exercise the Italy Repayment Option, the Spain Repayment Option or the France Repayment Option (as applicable).

6.1.2.
If Finco does not exercise the Italy Repayment Option, the Spain Repayment Option or the France Repayment Option within the relevant grace period relating to the relevant TRO Default, the Rapid Amortisation Period shall commence in relation to the Senior Notes and the applicable FleetCo Facility Agreements or the VFN Funding Agreement (as applicable).

6.1.3.	If Finco exercises:

(a)
the Spain Repayment Option within the relevant grace period relating to the relevant TRO Default and the Central Servicer and Finco have received the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on behalf of the Issuer) in respect of the Spain Repayment Option, Clause 0 (Rapid Amortisation) shall apply in respect of the FleetCo Advances under the FleetCo Spanish Facility Agreement only;

(b)
the Italy Repayment Option within the grace period relating to the relevant TRO Default and the Central Servicer and Finco have received the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on behalf of the Issuer) in respect of the Italy Repayment Option, Finco may determine in its sole discretion whether Clause 0 (Rapid Amortisation) will apply in respect of the FleetCo Advances under the FleetCo Italian Facility Agreement; and

(c)
the France Repayment Option within the grace period relating to the relevant TRO Default and the Central Servicer and Finco have received the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on behalf of the Issuer) in respect of the France Repayment Option, Finco may determine in its sole discretion whether Clause 0 (Rapid Amortisation) will apply in respect of the VFN Advances under the VFN Funding Agreement.

6.2.	Types of Country Repayment Option

6.2.1.	Spain

(i)
Following the occurrence of a TRO Default but prior to such TRO Default becoming an Event of Default in relation to Dutch FleetCo (in respect of Spain only) or Spanish Opco, the Subordinated Lender may make an additional Issuer Subordinated Advance (the "Spain TRO Additional Issuer Subordinated

Advance") to the Issuer under the Issuer Subordinated Facility Agreement in an amount specified in paragraph (ii) below.

(ii)	Subject to paragraph (vi) below, the Issuer shall, following receipt of such Spain TRO Additional Issuer Subordinated Advance, use the proceeds thereof to repay in full:

A.
all outstanding Senior Advances to Senior Noteholders on the relevant Senior Advance Repayment Date of such Senior Advances in an amount corresponding to the Senior Note Principal Amount Outstanding (and all accrued but unpaid interest thereon) of the FleetCo Advances under the FleetCo Spanish Facility Agreement, such amount; and

B.	the part of the outstanding Subordinated Debt corresponding to the outstanding FleetCo Advances under the FleetCo Spanish Facility Agreement, such amounts in (A) and (B) above as notified by the Transaction Agent to the Central Servicer, the Issuer and the Issuer Cash Manager as soon as practicable following the occurrence of the relevant TRO Default and in any event by no later than:

(a)	(in respect of a TRO Default in paragraph (a)(ii) of the definition of "Event of Default") 1 Business Day following such occurrence; and

(b)	(in respect of any other TRO Default) 2 Business Days following such occurrence, in each case, provided that the Transaction Agent has been notified of such occurrence and has available to it the relevant information to calculate or determine such amounts.

(iii)
Following receipt in full by the Issuer of the Spain TRO Additional Issuer Subordinated Advance, the Issuer shall (or shall procure that the Issuer Cash Manager shall) notify the Transaction Agent, the Central Servicer and Finco of such receipt by delivering to the Transaction Agent, the Central Servicer and Finco a TRO Proceeds Confirmation on:

(a)	if received before 5:00 p.m. (GMT), the same day as the receipt by the Issuer of such amounts; and

(b)	if received at or after 5:00 p.m. (GMT), by 11:00 a.m. (GMT) on the next Business Day after receipt by the Issuer of such amounts.

(iv)
Upon and following receipt of the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on its behalf) pursuant to paragraph (iii) above by the Transaction Agent, the Central Servicer and Finco:

(a)	the attorneys appointed under the Spain TRO Power of Attorney shall be entitled to exercise any power and authority pursuant to the Spain TRO Power of Attorney;

(b)	no Liquidation Agent Service Commencement Notice may be served in relation to the Vehicle Fleet in Spain; and

(c)	the Liquidation Agent’s appointment pursuant to the Liquidation Agency Agreement shall be automatically terminated in relation to the Vehicle Fleet in Spain.

(v)	Following the repayment of the Senior Advances as required under paragraph (ii) above:

A.
all Disposal Proceeds in respect of the Vehicle Fleet in Spain received by the Dutch FleetCo, Spanish Branch shall be applied in accordance with the Dutch FleetCo Spanish Post-Enforcement Priority of Payments (the amounts in paragraph (g) (interest) and paragraph (h) (principal) of the Dutch FleetCo Spanish Post-Enforcement Priority of Payments being the "Issuer Spain TRO Amounts");

B.
the Issuer (or the Issuer Cash Manager on its behalf) shall credit the Issuer Spain TRO Amounts received by the Issuer from Dutch FleetCo, Spanish Branch, into the Issuer Spain TRO Collection Account; and

C.
the Issuer (or the Issuer Cash Manager on its behalf) shall, pursuant to and in accordance with the Issuer Spain TRO Declaration of Trust, apply the amounts standing to the credit of the Issuer Spain TRO Collection Account solely for the purposes of repaying any Spain TRO Additional Issuer Subordinated Advance.

For the avoidance of doubt, the amounts payable by the Issuer under (B) and (C) above shall be paid outside, and not be subject to, any Issuer Priority of Payments.

(vi)
At the election of the Subordinated Lender, the principal amount of the Spain TRO Additional Subordinated Advances to be made by the Subordinated Lender to the Issuer may be reduced by an amount equal to the principal amount of any outstanding Subordinated Advance(s) to be repaid (the "Spain TRO Netted Amount") by the Issuer to the Subordinated Lender on the relevant Issuer Subordinated Repayment Date (as defined in the Issuer Subordinated Facility Agreement) relating to the Senior Advance Repayment Date of the Senior Advances referred to in paragraph (ii) above. In such event, the Issuer and the Subordinated Lender agree that the Issuer’s obligations to repay the Spain TRO Netted Amount shall be discharged by the Issuer’s agreement to such reduction and no further amounts shall be payable by the Issuer in respect thereof.

6.2.2.	Italy

(i)
Following the exercise of the FleetCo Italian Facility Agreement Purchase Option, Finco as the transferee or the assignee shall be bound by all the provisions of the FleetCo Italian Facility Agreement (including the terms incorporated into the FleetCo Italian Facility Agreement) and shall become vested with all rights, powers, duties, obligations and limitations of rights as if originally named as

"Party" of the FleetCo Italian Facility Agreement in its capacity as lender to Italian FleetCo.

(ii)
Following receipt of the proceeds received from Finco by the Issuer pursuant to and in accordance with the exercise of the purchase option set out in clause 15.4 (Option) of the FleetCo Italian Facility Agreement (such proceeds, the "Italy TRO Finco Amounts"), the Issuer shall use such Italy TRO Finco Amounts to repay in full:

A.
all outstanding Senior Advances on the relevant Senior Advance Repayment Date of such Senior Advances (and any other amounts due and payable by the Issuer) to Senior Noteholders in an amount corresponding to the Senior Note Principal Amount Outstanding (and all accrued but unpaid interest thereon) of the FleetCo Advances under the FleetCo Italian Facility Agreement on the relevant Senior Advance Repayment Date of such Senior Advances, such amount as notified by the Transaction Agent to the Central Servicer;

B.	the part of the outstanding Subordinated Debt corresponding to the outstanding FleetCo Advances under the FleetCo Italian Facility Agreement, such amounts in (A) and (B) above as notified by the Transaction Agent to the Central Servicer, the Issuer and the Issuer Cash Manager as soon as practicable following the occurrence of the relevant TRO Default and in any event by no later than:

(a)	(in respect of a TRO Default in paragraph (a)(ii) of the definition of "Event of Default") 1 Business Day following such occurrence; and

(b)	(in respect of any other TRO Default) 2 Business Days following such occurrence, provided that the Transaction Agent has been notified of such occurrence and has available to it the relevant information to calculate or determine such amounts.

(iii)
Subject to (v) below, following receipt in full by the Issuer of the Italy TRO Finco Amounts, the Issuer shall (or shall procure that the Issuer Cash Manager shall) notify the Transaction Agent, the FleetCo Security Agent, the Central Servicer and Finco of such payment by delivering to the Transaction Agent, the FleetCo Security Agent, the Central Servicer and Finco a TRO Proceeds Confirmation on:

(a)	if received before 5:00 p.m. (GMT), the same day as the receipt by the Issuer of such amounts; and

(b)	if received at or after 5:00 p.m. (GMT), by 11:00 a.m. (GMT) on the next Business Day after receipt by the Issuer of such amounts.

(iv)	Upon and following (a) the exercise of the Italy Repayment Option and (b) the receipt of the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash

Manager on its behalf) by the Transaction Agent, the FleetCo Security Agent, the Central Servicer and Finco in accordance with paragraph (iii) above:

A.	all references to "Transaction Documents" shall no longer include the Italian Transaction Documents;

B.	no Liquidation Agent Service Commencement Notice may be served in relation to the Vehicle Fleet in Italy; and

C.	the Liquidation Agent’s appointment pursuant to the Liquidation Agency Agreement shall be automatically terminated in relation to the Vehicle Fleet in Italy.

(v)
At the election of Finco, the principal amount of the Italy TRO Finco Amounts to be made by Finco to the Issuer may be reduced by an amount equal to the principal amount of any outstanding Subordinated Advance to be repaid (the "Italy TRO Netted Amount") by the Issuer to the Subordinated Lender on the relevant Issuer Subordinated Repayment Date (as defined in the Issuer Subordinated Facility Agreement) relating to the Senior Advance Repayment Date of the Senior Advances referred to in paragraph (ii) above. In such event, the Issuer and the Subordinated Lender agree that the Issuer’s obligations to repay the Italy TRO Netted Amount shall be discharged by the Issuer’s agreement to such reduction and no further amounts shall be payable by the Issuer in respect thereof.

(vi)
Promptly following (a) the exercise of the Italy Repayment Option and (b) the receipt of the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on its behalf) by the Transaction Agent, the FleetCo Security Agent, the Central Servicer and Finco in accordance with paragraph (iii) above:

A.	the FleetCo Security Agent shall terminate all FleetCo Italian Security Documents in accordance with the terms thereof; and

B.
the FleetCo Secured Creditors or the FleetCo Security Agent, on behalf of the Italian FleetCo Secured Creditors, shall, at the cost of Italian FleetCo, agree to do and execute, or arrange for the doing and executing of, each act, document and thing requested of it in order to implement and/or give effect to (i) the termination of the FleetCo Italian Security Documents, (ii) the release of the Security granted or created by such FleetCo Italian Security Documents and (iii) the release in full of Italian FleetCo and each Italian Opco from all obligations owed by them under the Transaction Documents to which Italian FleetCo and/or any Italian Opco is a party, in each case, in accordance with the applicable terms thereof.

6.2.3.	France

(i)
Following the exercise and settlement of (i) the VFN Funding Agreement Purchase Option and (ii) the FCT Residual Units Purchase Option, Finco as the transferee or the assignee shall be bound by (i) all the provisions of the VFN

Funding Agreement (including the terms incorporated into the VFN Funding Agreement) and shall become vested with all rights, powers, duties, obligations and limitations of rights as if originally named as "Party" of the VFN Funding Agreement in its capacity as lender to the FCT and (ii) the terms and conditions of the FCT Residual Units, respectively.

(ii)
Following receipt of the proceeds received from Finco by the Issuer pursuant to and in accordance with the exercise of the purchase option set out in (A) Clause 6.2.3(vii) (The VFN Funding Agreement Purchase Option) of this Agreement and (B) clause 2 (The FCT Residual Units Purchase Option) of the FCT Residual Units Subscription Form (such proceeds, the "France TRO Finco Amounts"), the Issuer shall use such France TRO Finco Amounts to repay in full:

A.
all outstanding Senior Advances on the relevant Senior Advance Repayment Date of such Senior Advances (and any other amounts due and payable by the Issuer) to Senior Noteholders in an amount corresponding to the Senior Note Principal Amount Outstanding (and all accrued but unpaid interest thereon) of the Variable Funding Note under the VFN Funding Agreement on the relevant Senior Advance Repayment Date of such Senior Advances, such amount as notified by the Transaction Agent to the Central Servicer; and

B.	the part of the outstanding Subordinated Debt corresponding to the outstanding principal of the Variable Fuding Note under the VFN Funding Agreement, such amounts in (A) and (B) above as notified by the Transaction Agent to the Central Servicer, the Issuer and the Issuer Cash Manager as soon as practicable following the occurrence of the relevant TRO Default and in any event by no later than:

(a)	(in respect of a TRO Default in paragraph (a)(ii) of the definition of "Event of Default") 1 Business Day following such occurrence; and

(b)	(in respect of any other TRO Default) 2 Business Days following such occurrence, provided that the Transaction Agent has been notified of such occurrence and has available to it the relevant information to calculate or determine such amounts.

(iii)
Subject to (v) below, following receipt in full by the Issuer of the France TRO Finco Amounts, the Issuer shall (or shall procure that the Issuer Cash Manager shall) notify the Transaction Agent, the FleetCo Security Agent, the Central Servicer and Finco of such payment by delivering to the Transaction Agent, the FleetCo Security Agent, the Central Servicer and Finco a TRO Proceeds Confirmation on:

(a)	if received before 5:00 p.m. (GMT), the same day as the receipt by the Issuer of such amounts; and

(b)	if received at or after 5:00 p.m. (GMT), by 11:00 a.m. (GMT) on the next Business Day after receipt by the Issuer of such amounts.

(iv)
Upon and following (a) the exercise of the France Repayment Option and (b) the receipt of the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on its behalf) by the Transaction Agent, the FleetCo Security Agent, the Central Servicer and Finco in accordance with paragraph (iii) above:

A.	all references to "Transaction Documents" shall no longer include the French Transaction Documents;

B.	all references to "Avis Obligors", "OpCos" or "FleetCos" shall shall no longer include Avis France and French FleetCo;

C.	no Liquidation Agent Service Commencement Notice may be served in relation to the Vehicle Fleet in France;

D.	the Liquidation Agent’s appointment pursuant to the Liquidation Agency Agreement shall be automatically terminated in relation to the Vehicle Fleet in France;

E.	the French Intermediary Bank shall be totally released from any of its obligations as lender pursuant to the FleetCo French Facility Agreement, other than accrued liabilities, if any; and

F.
any party to the French Transaction Documents (except any Deutsche Bank entities or any entities of the Avis Group) shall consider and negotiate in good faith any amendment to the French Transaction Documents submitted by any entity of the Avis Group. Notwithstanding any provision of the Framework Agreement to the contrary, such amendment to any French Transaction Documents should be made with the approval of the parties to such document only.

(v)
At the election of Finco, the principal amount of the France TRO Finco Amounts to be made by Finco to the Issuer may be reduced by an amount equal to the principal amount of any outstanding Subordinated Advance to be repaid (the "France TRO Netted Amount") by the Issuer to the Subordinated Lender on the relevant Issuer Subordinated Repayment Date (as defined in the Issuer Subordinated Facility Agreement) relating to the Senior Advance Repayment Date of the Senior Advances referred to in paragraph (ii) above. In such event, the Issuer and the Subordinated Lender agree that the Issuer’s obligations to repay the France TRO Netted Amount shall be discharged by the Issuer’s agreement to such reduction and no further amounts shall be payable by the Issuer in respect thereof.

(vi)
Promptly following (a) the exercise of the France Repayment Option and (b) the receipt of the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on its behalf) by the Transaction Agent, the FleetCo Security Agent, the

Central Servicer and Finco in accordance with paragraph (iii) above, if so requested by Finco:

A.	the FleetCo Security Agent shall terminate all FleetCo French Security Documents in accordance with the terms thereof; and

B.
the French FleetCo Secured Creditors or the FleetCo Security Agent, on behalf of the French FleetCo Secured Creditors, shall, at the cost of French FleetCo, agree to do and execute, or arrange for the doing and executing of, each act, document and thing requested of it in order to implement and/or give effect to (i) the termination of the FleetCo French Security Documents, (ii) the release of the Security granted or created by such FleetCo French Security Documents and (iii) the release in full of French FleetCo and French Opco from all obligations owed by them under the Transaction Documents to which French FleetCo and/or French Opco is a party, in each case, in accordance with the applicable terms thereof.

(vii)	The VFN Funding Agreement Purchase Option:

(a)
The FCT Noteholder hereby agrees to grant to Finco, which accepts the benefit of, a purchase option pursuant to which Finco is entitled to purchase all (but not part) of the FCT Noteholder’s rights, interest and benefits under the Variable Funding Note and the VFN Funding Agreement for the amount specified in Clause 6.2.3(ii) above as at the date of the exercise of the VFN Funding Agreement Purchase Option (the "VFN Purchase Price") pursuant to the terms and conditions set out herein (the "VFN Funding Agreement Purchase Option"). Finco hereby agrees to pay, on the Initial French Funding Date to the FCT Noteholder an amount of Euro 100 as consideration for the granting of the VFN Funding Agreement Purchase Option.

(b)
Finco may, following the occurrence of a TRO Default in relation to French FleetCo or French Opco (but prior to such TRO Default becoming an Event of Default) and during the relevant grace period prior to the relevant TRO Default becoming an Event of Default (such event having not been cured or action taken in connection, in either case, to the satisfaction of the FCT Noteholder and the FleetCo Security Agent), by giving not less than 10 (ten) Business Days of notice to the FCT Noteholder and the other parties to the VFN Funding Agreement and specifying the purchase date (the "VFN Purchase Date") which shall be a Business Day, elect to exercise the VFN Funding Agreement Purchase Option and purchase all (and not part only) of the FCT Noteholder’s rights, interest and benefits under the Variable Funding Note and the VFN Funding Agreement (including, without limitation, any VFN Advances which may be outstanding as at the VFN Purchase Date). Such notice once given is irrevocable.

(c)	On the VFN Purchase Date:

A.	Finco shall pay to the FCT Noteholder in cash the VFN Purchase Price; and

B.
the FCT Noteholder shall, having received written confirmation from the Issuer Cash Manager of the payment of the VFN Purchase Price in full, transfer the Variable Funding Note and the VFN Funding Agreement in accordance with Clause 6.2.3(viii) below (the "VFN Transfer").

(d)	The VFN Transfer by the FCT Noteholder shall be without recourse to, or representation or warranty from, the FCT Noteholder.

(e)
Each of the FCT Management Company (on its behalf and on behalf of the FCT), the FCT Custodian, the FCT Registrar, the FCT Noteholder, the FleetCo Security Agent, the Transaction Agent and Finco expressly acknowledges and agrees to the provisions set out in this Clause 6.2.3(vii) and accept the VFN Transfer set out in Clause 6.2.3(viii) below.

(viii)	VFN Transfer

(a)	Subject to the conditions set out in Clause 6.2.3(vii)(c) above:

C.
the FCT Noteholder shall execute a duly completed agreement in accordance with this Agreement and substantially in the form of Schedule 18 – Part A (Form of VFN Transfer Documents) (a "VFN Transfer Agreement");

D.
as soon as reasonably practicable after execution of the VFN Transfer Agreement, Finco shall deliver to the other parties to the VFN Funding Agreement (other than the FCT Noteholder and the FCT Management Company) a notice substantially in the form of Schedule 18 – Part B (Form of VFN Transfer Documents) (a "VFN Transfer Notice").

(b)	The VFN Transfer shall be effective on the date of the VFN Transfer Notice or, if later, the date specified in the VFN Transfer Notice (the "VFN Transfer Date").

(c)
Each party to the VFN Funding Agreement (other than the FCT Management Company, the FCT Noteholder and Finco which have acknowledged and agreed to the VFN Transfer by entering into the VFN Transfer Agreement) agrees that the delivery of a VFN Transfer Notice to them shall constitute adequate notice to each of them of the VFN Transfer.

(d)	On the Transfer Date:

A.	any reference in the VFN Funding Agreement to the FCT Noteholder will include Finco but will exclude the FCT Noteholder if no amount is or may be owed to or by it under the VFN Funding Agreement;

B.	the VFN Funding Agreement will be terminated and of no further effect with respect to the FCT Noteholder, the FleetCo Security Agent and the Transaction Agent:

C.
the FCT Noteholder, the FleetCo Security Agent and the Transaction Agent will be released and discharged from their obligations under the VFN Funding Agreement (and any corresponding, ancillary or accessory obligations by which it is bound under the other Transaction Documents to which the FCT Noteholder is a party) provided however that such release shall not affect any liabilities or obligations of the FCT and Finco as successor FCT Noteholder vìs-à-vìs each such party under the VFN Funding Agreement; and

D.	Finco will become party to the VFN Funding Agreement and will be bound by obligations equivalent to those from which the FCT Noteholder is released under paragraph A. above.

6.3.	Period during which the Italy Repayment Option and/or the Spain Repayment Option and/or the France Repayment Option may be exercised
The Italy Repayment Option, the Spain Repayment Option and the France Repayment Option shall only be exercisable by Finco during the grace period relating to the relevant TRO Default.

7.	Consequences of Potential Event of Default Prior to an Event of Default

7.1.
If a Potential Event of Default occurs in relation to Spanish Opco but prior to such Potential Event of Default becoming an Event of Default, Dutch FleetCo, Spanish Branch may not purchase or order any Vehicle under any supplemental agreement to a Vehicle Purchasing Agreement on or after the date of occurrence of the relevant Potential Event of Default until the earlier of (a) the date on which such Potential Event of Default is remedied to the satisfaction of the FleetCo Security Agent or waived by the FleetCo Security Agent and (b) date of receipt by the Transaction Agent of the TRO Proceeds Confirmation delivered by the Issuer (or the Issuer Cash Manager on its behalf) in accordance with Clause 0.

7.2.
If a Potential Event of Default occurs in relation to any Italian Opco but prior to such Potential Event of Default being an Event of Default, Italian FleetCo may not purchase or order any Vehicle under any Vehicle Purchasing Agreement on or after the date of occurrence of the relevant Potential Event of Default until the earlier of (a) the date on which such Potential Event of Default is remedied to the satisfaction of the FleetCo Security Agent or waived by the FleetCo Security Agent and (b) date of receipt by the Transaction Agent of the TRO Proceeds Confirmation delivered by the Issuer (or the Issuer Cash Manager on its behalf) in accordance Clause 0.

7.3.
If a Potential Event of Default or an Event of Default occurs in relation to German Opco, Dutch FleetCo may not purchase or order any Vehicle under the Master German Fleet Purchase Agreement on or after the date of occurrence of the relevant Potential Event of Default until the date on which such Potential Event of Default or Event of Default is remedied to the satisfaction of or waived by the FleetCo Security Agent.

7.4.
If a Potential Event of Default or an Event of Default occurs in relation to Dutch Opco, Dutch FleetCo may not purchase or order any Vehicle under the Master Dutch Fleet Purchase Agreement on or after the date of occurrence of the relevant Potential Event of Default until the date on which such Potential Event of Default or Event of Default is remedied to the satisfaction of or waived by the FleetCo Security Agent.

7.5.
If a Potential Event of Default occurs in relation to French Opco but prior to such Potential Event of Default being an Event of Default, French FleetCo may not purchase or order any Vehicle under any Vehicle Purchasing Agreement on or after the date of occurrence of the relevant Potential Event of Default until the earlier of (a) the date on which such Potential Event of Default is remedied to the satisfaction of the FleetCo Security Agent or waived by the FleetCo Security Agent and (b) the date of receipt by the Transaction Agent of the TRO Proceeds Confirmation delivered by the Issuer (or the Issuer Cash Manager on its behalf) in accordance with Clause 0.

8.	Events of Default

8.1.	Issuer Events of Default
Each of the events or circumstances set out in Part 1 (Issuer Events of Default) of Schedule 4 (Events of Default) shall be an Issuer Event of Default.

8.2.	FleetCo Events of Default
Each of the events or circumstances set out in Part 2 (FleetCo Events of Default) of Schedule 4 (Events of Default) shall be a FleetCo Event of Default.

8.3.	Opco Events of Default
Each of the events or circumstances set out in Part 3 (Opco Events of Default) of Schedule 4 (Events of Default) shall be an Opco Event of Default.

8.4.	FCT Events of Default
Each of the events or circumstances set out in Part 4 (FCT Events of Default) of Schedule 4 (Events of Default) shall be an FCT Event of Default.

8.5.	Consequences of Events of Default: Enforcement, Acceleration and Rapid Amortisation

8.5.1.
Rapid Amortisation: Following the occurrence of a Rapid Amortisation Event, the Transaction Agent shall deliver a Rapid Amortisation Notice to the Issuer (with a copy to the Issuer Security Trustee and the Central Servicer) and the provisions set out in Clause 0 (Rapid Amortisation) shall immediately apply. The Issuer Security Trustee can assume that no Rapid Amortisation Event has occurred prior to the delivery of a Rapid Amortisation Notice and shall have no liability to any person in this regard.

8.5.2.	Enforcement

(a)	Issuer Enforcement Notice

On and at any time after the occurrence of a Rapid Amortisation Commencement Date, the Issuer Security Trustee shall (provided that the Issuer Security Trustee has been directed to do so pursuant to Clause 24.3 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) and paragraph 8 (Instructions to Issuer Security Trustee and exercise of discretion) of the Issuer Intercreditor Terms in Schedule 16 (Issuer Intercreditor Terms) and has been indemnified and/or secured and/or prefunded to its satisfaction and subject to the terms of the Issuer Deed of Charge and the Issuer Intercreditor Terms) deliver an Issuer Enforcement Notice to the Issuer with a copy to the Issuer Cash Manager, the Transaction Agent, the Issuer Hedge Counterparties, the Senior Noteholders and the Central Servicer.

(b)	FleetCo Enforcement Notice
On and at any time after the occurrence of a Rapid Amortisation Commencement Date or, in relation to Spain, the exercise of the Spain Repayment Option, the FleetCo Security Agent shall (provided that the FleetCo Security Agent has been indemnified and/or secured and/or prefunded to its satisfaction) deliver a FleetCo Enforcement Notice to any of the following, as the FleetCo Security Agent is so directed by the Issuer Security Trustee (itself acting in accordance with Clause 24.3 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) and paragraph 8 (Instructions to Issuer Security Trustee and exercise of discretion) of the Issuer Intercreditor Terms in Schedule 16 (Issuer Intercreditor Terms)):

(i)	Dutch FleetCo, Spanish Branch, with a copy to the Spanish Servicer and the Central Servicer;

(ii)	Dutch FleetCo, with a copy to the Central Servicer;

(iii)	Italian FleetCo, with a copy to each Italian Servicer and the Central Servicer; and

(iv)	French FleetCo, with a copy to the French Servicer and the Central Servicer.

8.5.3.	Dutch Opco Event of Default

(i)	Upon and following the occurrence of a Dutch Opco Event of Default and in the absence of a Dutch FleetCo Event of Default:

(a)
Dutch FleetCo may (upon receipt of instructions from the FleetCo Security Agent) terminate the Master Dutch Fleet Lease Agreement and terminate or vary the terms of the Central Servicing Agreement with respect to the Dutch Cash Management Services (as defined in the Central Servicing Agreement) only;

(b)
Dutch FleetCo may not request a FleetCo Advance under the FleetCo Dutch Facility Agreement unless the sole purpose of such FleetCo Advance is to either (i) repay a maturing FleetCo Dutch Advance under the FleetCo Dutch Facility Agreement or (ii) fund the purchase of

Vehicles (excluding VAT) where Dutch FleetCo is contractually bound to make the payment; and

(c)	the Dutch FleetCo Dutch Opco Event of Default Priority of Payments shall apply.

(ii)
Following the occurrence of a Dutch Opco Event of Default, (in addition to and notwithstanding any other consequences under the Transaction Documents), any proceeds of the liquidation of the Vehicle Fleet in The Netherlands shall be applied in repayment of the FleetCo Advances under the FleetCo Dutch Facility Agreement.

For the avoidance of doubt, a Dutch Opco Event of Default does not give rise to a Dutch FleetCo Event of Default in its own right.

8.6.	Acceleration

8.6.1.	Issuer Event of Default
On and at any time after the delivery of an Issuer Enforcement Notice, the Issuer Security Trustee shall (acting in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)) (and provided that the Issuer Security Trustee has been indemnified and/or secured and/or prefunded to its satisfaction and subject to the terms of the Issuer Deed of Charge and the Issuer Intercreditor Terms in Schedule 16 (Issuer Intercreditor Terms) (including without limitation paragraph 8 (Instructions to Issuer Security Trustee and exercise of discretion) thereof):

(a)	cancel the Total Senior Noteholder Commitments whereupon they shall immediately be cancelled;l

(b)
declare that all the Senior Advances, together with accrued interest, all other amounts accrued or outstanding under the Issuer Transaction Documents and all other Issuer Secured Liabilities be immediately due and payable, whereupon they shall become immediately due and payable;

(c)
declare that all the Senior Advances and all other Issuer Secured Liabilities be payable on demand, whereupon they shall immediately become payable on demand by the Issuer Security Trustee acting on the instructions of the Transaction Agent (itself acting on instructions in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent)) subject to the Issuer Security Trustee being indemnified and/or secured and/or prefunded to its satisfaction; and/or

(d)	give any directions and/or instructions required to be given pursuant to Clause 0 (FleetCo Event of Default) below.

8.6.2.	FleetCo Event of Default

On and at any time after the delivery of a FleetCo Enforcement Notice, the FleetCo Security Agent may, and shall if so directed in writing by the Issuer Security Trustee (acting in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)):

(a)
declare that all the FleetCo Advances under each FleetCo Facility Agreement and all VFN Advances under the VFN Funding Agreement, together with accrued interest, all other amounts accrued or outstanding under the FleetCo Transaction Documents, all other FleetCo Secured Liabilities and all other amounts accrued and outstanding under the VFN Funding Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(b)
declare that all or part of the FleetCo Advances and all other FleetCo Secured Liabilities or all or part of a VFN Advance be payable on demand, whereupon they shall immediately become payable on demand by the FleetCo Security Agent on the instructions of the Issuer Security Trustee (acting pursuant to Clause 0 (Issuer Event of Default) above).

9.	Rapid Amortisation
Upon delivery of a Rapid Amortisation Notice, the Rapid Amortisation Period shall begin.

9.1.	During the Rapid Amortisation Period:

(i)
(a) the Issuer may only request Senior Advances, (b) the Issuer may only make VFN Advances, (c) the Issuer may only make FleetCo Advances, (d) the FCT may only request VFN Advances and (e) each FleetCo may only request FleetCo Advances if, in each case, the proceeds of such FleetCo Advance, Senior Advances and VFN Advances shall be applied by the relevant FleetCo solely for the purposes of funding the purchase of Vehicles (including, in respect of Dutch FleetCo, Spanish Branch and the French FleetCo only, any VAT in respect of such Vehicles) for which such FleetCo is contractually bound prior to the expiry of the Revolving Period;

(ii)	Clause 00 (Issuer Enforcement Notice) above and Clause 0 (Issuer Event of Default) shall apply;

(iii)	Clause 00 (FleetCo Enforcement Notice) above and Clause 0 (FleetCo Event of Default) shall apply;

(iv)
no payments may be permitted to be made by the Issuer to the Subordinated Lender until the Senior Issuer Discharge Date and all other obligations of the Issuer ranking in priority to the Subordinated Advances have been irrevocably and unconditionally discharged in full;

(v)
payments by the Issuer shall be made in accordance with the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments or following delivery of an Issuer Enforcement Notice, the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments;

(vi)
no Servicer or FleetCo Back-up Cash Manager may authorise payments from any of the Dutch FleetCo Spanish Bank Accounts, the Dutch Bank Account, the Dutch FleetCo German Bank Accounts, the Italian Bank Accounts, the Dutch FleetCo Dutch Bank Accounts or the French Bank Accounts without the consent of the FleetCo Security Agent;

(vii)
without prejudice to the FleetCo Security Documents, the FleetCo Security Agent shall have sole withdrawal rights in respect of any of the Dutch FleetCo Spanish Bank Accounts, the Dutch Bank Account, the Dutch FleetCo German Bank Accounts, the Italian Bank Accounts, the Dutch FleetCo Dutch Bank Accounts and the French Bank Accounts (as applicable);

(viii)
if a Servicing Transfer Event has occurred, the FleetCo Security Agent may serve a FleetCo Back-up Cash Manager commencement notice to the relevant FleetCo Back-up Cash Manager in accordance with the FleetCo Back-up Cash Management Agreement, instructing it to perform the FleetCo Back-up Cash Management Services; and

(ix)
if a Servicing Transfer Event has occurred, the FleetCo Security Agent may serve a Servicer Termination Notice upon the relevant Servicer and deliver a Liquidation Agent Service Commencement Notice to the Liquidation Agent.

Section 5
Changes to Parties and Confidentiality

10.	Assignment and Transfer

10.1.	Issuer
The Issuer may not, without the prior written consent of the Issuer Security Trustee given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) assign any of its rights, or transfer by novation any of its rights and obligations, under this Agreement except in accordance with the Issuer Transaction Documents.

10.2.	FleetCos
No FleetCo may, without the prior written consent of the FleetCo Security Agent given in accordance with Clause 0 (Amendments, Waiver and Modifications of FleetCo Transaction Documents by the FleetCo Security Agent), assign any of its rights, or transfer by novation any of its rights and obligations, under this Agreement except in accordance with the FleetCo Transaction Documents.

10.3.	Avis Obligors
No Avis Obligor may, without the prior written consent of the FleetCo Security Agent given in accordance with Clause 0 (Amendments, Waiver and Modifications of FleetCo Transaction Documents by the FleetCo Security Agent), assign any of its rights, or transfer by novation any of its rights and obligations, under this Agreement except in accordance with the Transaction Documents to which it is a party.

11.	Additional Issuer Secured Creditors and Accession of Liquidation Agent

11.1.	Acceding Senior Noteholder and Replacement Senior Noteholder
Each Party hereto agrees that any party (other than an Senior Noteholder to which such conditions do not apply) may become a Senior Noteholder if the conditions set out in (in respect of an Acceding Senior Noteholder) Clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders) and (in respect of a Replacement Senior Noteholder) Clause 21.5 (Replacement Senior Noteholder) of the Issuer Note Issuance Facility Agreement have been satisfied.

11.2.	Acceding Issuer Hedge Counterparty
Each Party hereto agrees that any party (an "Acceding Issuer Hedge Counterparty") may become an Issuer Hedge Counterparty if:

(i)
it delivers to the Issuer, the Issuer Security Trustee, the Transaction Agent and the Issuer Cash Manager a duly completed and executed Accession Deed substantially in the form set out in Part 1 (Form of Accession Deed for Acceding Issuer Hedge Counterparties and Acceding Subordinated Lenders) of Schedule 6 (Forms of Accession Deed) hereto;

(ii)	it delivers to the Issuer Security Trustee and the Transaction Agent a duly completed and executed Issuer Hedging Agreement to which it is a party;

(iii)
the Issuer (or the Issuer shall procure that the Issuer Cash Manager) confirms to the Issuer Security Trustee and the Transaction Agent that no Default is continuing or would occur as a result of the Acceding Issuer Hedge Counterparty becoming an Issuer Secured Creditor; and

(iv)
to the extent that the Senior Notes are rated by one or more Rating Agencies, it has a minimum long-term unsecured rating of "BBB+" by S&P, "BBB+" by Fitch, "Baa1" by Moody’s or "BBB (high)" by DBRS and a minimum short-term unsecured rating of "A-1" by S&P, "P-1" by Moody’s, "F1" by Fitch or "R-1 (mid)" by DBRS or such other ratings required by such Rating Agency or Rating Agencies.

11.3.	Acceding Subordinated Lender
Each Party hereto agrees that any party (other than the Subordinated Lender to which such conditions do not apply) (an "Acceding Subordinated Lender") may become a Subordinated Lender and accede to the terms of this Agreement in accordance with the provisions of the Issuer Subordinated Facility Agreement.

11.4.	Acceding Liquidation Agent
Each Party hereto agrees that any party may become a Liquidation Agent, provided that:

(i)
such party enters into a liquidation agency agreement with each FleetCo and the Issuer in form and substance satisfactory to the Transaction Agent and a copy of such liquidation agency agreement when duly executed is delivered to the FleetCo Security Agent and the Transaction Agent;

(ii)
it delivers to the FleetCos, the Issuer, the Issuer Security Trustee and the Transaction Agent a duly completed and executed Accession Deed substantially in the form set out in Part 3 (Form of Accession Deed for Acceding Liquidation Agent) of Schedule 6 (Forms of Accession Deed) hereto; and

(iii)
such party accedes to each FleetCo German Security Document and German FleetCo Deed of Charge, in each case, in accordance with the terms of each such document to the satisfaction of the FleetCo Security Agent and the Transaction Agent.

12.	Confidentiality

12.1.
Each of the Issuer Secured Creditors, FleetCo Secured Creditors and the Transaction Agent agrees that it shall not disclose any Confidential Information to any person whatsoever, save to the extent permitted by Clause 0 below.

12.2.
Each of the Issuer Secured Creditors, FleetCo Secured Creditors and the Transaction Agent hereto shall use all reasonable endeavours to prevent any disclosure referred to in Clause 0, provided, however, that the provisions of Clause 0 shall not apply:

(i)
to the disclosure of any information to any of its Affiliates (excluding any Affiliate who, in the reasonable opinion of the Central Servicer, carries on business directly or indirectly in competition with a Vehicle Dealer or Vehicle Manufacturer) and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such

Confidential Information as that Issuer Secured Creditor or the Transaction Agent shall consider appropriate if any person to whom the Confidentiality Information is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(ii)
to any person to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Transaction Document and to any of that person’s Affiliates (excluding any Affiliate who, in the reasonable opinion of the Central Servicer, carries on business directly or indirectly in competition with a Vehicle Dealer or Vehicle Manufacturer), Representatives and professional advisers;

(iii)
to any person appointed by any of the Issuer Secured Creditors, the FleetCo Secured Creditors or the Transaction Agent or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Senior Transaction Documents on its behalf;

(iv)	to the disclosure of any information insofar as such disclosure is expressly permitted by any Transaction Document;

(v)
to the disclosure of any information to any potential Acceding Senior Noteholder, potential Acceding Issuer Hedge Counterparty or potential Acceding Subordinated Lender, potential substitute or replacement Transaction Agent or potential substitute or replacement Account Bank (in each case, who receive the same under a duty of confidentiality) to the extent that they would have been entitled to receive such information had they been a party to any Issuer Transaction Document to which a Senior Noteholder, an Issuer Hedge Counterparty, Subordinated Lender, the Transaction Agent or relevant Account Bank (as applicable) is a party;

(vi)
to the disclosure of any information to any person with (or through) whom it enters into (or may potentially enter into) (whether directly or indirectly) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Transaction Documents and/or one or more of the FleetCos, the Issuer or the Avis Obligors and to any of that person’s Affiliates (excluding any Affiliate who, in the reasonable opinion of the Central Servicer, carries on business directly or indirectly in competition with a Vehicle Dealer or Vehicle Manufacturer), Representatives and professional advisers;

(vii)
to the disclosure of any information to a person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in the preceding paragraphs;

(viii)
to the disclosure of any information already known to an Issuer Secured Creditor or the Transaction Agent otherwise than as a result of entering into this Agreement and any of the Issuer Transaction Documents;

(ix)	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the breach of this Agreement;

(x)
to information which is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(xi)	to information which is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(xii)
to the extent only that an Issuer Secured Creditor or a FleetCo Secured Creditor needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Transaction Documents or, in the case of the Issuer Security Trustee and FleetCo Secured Creditor and the Transaction Agent, for the purpose of discharging its duties or obligations under or in connection with any of the Transaction Documents to which it is a party in each case to such persons as require to be informed of such information for such purposes;

(xiii)
to the disclosure of any information to a person to whom or for whose benefit that an Issuer Secured Creditor, FleetCo Secured Creditor or the Transaction Agent charges, assigns or otherwise creates Security (or may do so) pursuant to the Transaction Documents;

(xiv)	to the disclosure of any information to any Delegate nominee or attorney of the Issuer Security Trustee or the FleetCo Security Agent;

(xv)	to the disclosure of any information to its professional advisers and the Rating Agencies (if any) and their professional advisers respectively who receive the same under a duty of confidentiality; or

(xvi)
to the disclosure by a Conduit Senior Noteholder to (a) its Liquidity Providers (each of whom shall agree to comply with the terms of this Clause 12), (b) to any security trustee appointed by such Conduit (provided such security trustee has agreed to maintain the confidentiality of information provided by such Conduit to the security trustee), or (c) to any rating agency that rates the commercial paper issued by such Conduit, and to any other rating agency in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 or any similar rule or regulation in any relevant jurisdiction (provided that such rating agency has agreed to maintain the confidentiality of information provided by such Conduit to the rating agency in accordance with such rating agencies general confidentiality policies).

(xvii)
to the disclosure by any Conduit Senior Noteholder (or any administrative agent on its behalf) to any collateral trustee appointed by such Conduit Senior Noteholder to comply with Rule 3a-7 under the Investment Company Act of 1940 (as amended), provided such collateral trustee is informed of the confidential nature of such information.

12.3.
Any confidentiality undertaking signed by an Issuer Secured Creditor or a FleetCo Secured Creditor pursuant to this Clause 0 (Confidentiality) shall supersede any prior confidentiality undertaking signed by such Issuer Secured Creditor or FleetCo Secured Creditor for the benefit of any member of the Avis Group.

12A	Collateral Trustee
Notwithstanding any provision herein to the contrary, any Conduit Senior Noteholder may at any time pledge or grant a security interest in all or any portion of its rights under the Transaction Documents to which it is a party and the Senior Notes to a collateral trustee in order to comply with Rule 3a-7 under the Investment Company Act of 1940 (as amended), without notice to or consent of the Issuer or any other Party hereto; provided that no such pledge or grant of a security interest shall release a Conduit Senior Noteholder from any of its obligations hereunder, or substitute any such pledgee or grantee for such Conduit Senior Noteholder as a Party hereto.

Section 6
Transaction Agent

13.	Appointment of the Transaction Agent

13.1.	Each of the Senior Noteholders hereby appoints the Transaction Agent to carry out certain functions as set out in this Clause 0 (Appointment of the Transaction Agent).

13.2.	Delivery of Compliance Certificates on each Reporting Date

(i)
4 Business Days prior to the Initial Senior Advance Drawdown Date and thereafter by 2:00 p.m. (CET) on each Reporting Date in respect of the immediately preceding Calculation Date or, as the case may be, each Intra-Month Reporting Date, in respect of the immediately preceding Intra-Month Cut-Off Date on which such FleetCo or the Issuer (as applicable) is intending to submit a FleetCo Advance Drawdown Notice or a Senior Advance Drawdown (as applicable):

(a)
Dutch FleetCo shall (or shall procure that the Central Servicer) provide the Transaction Agent, the FleetCo Security Agent, the Issuer, the Issuer Security Trustee and the Issuer Cash Manager a FleetCo Compliance Certificate substantially in the form set out in Part 2 (Form of FleetCo Compliance Certificate) of Schedule 7 hereto in respect of the Vehicle Fleet of Dutch FleetCo in Germany;

(b)
Italian FleetCo shall (or shall procure that the Avis Italian Servicer) provide the Transaction Agent, the FleetCo Security Agent, the Issuer, the Issuer Security Trustee and the Issuer Cash Manager a FleetCo Compliance Certificate substantially in the form set out in Part 2 (Form of FleetCo Compliance Certificate) of Schedule 7 hereto in respect of Italian FleetCo;

(c)
Dutch FleetCo, Spanish Branch (or shall procure that the Spanish Servicer) shall provide the Transaction Agent, the FleetCo Security Agent, the Issuer, the Issuer Security Trustee and the Issuer Cash Manager a FleetCo Compliance Certificate substantially in the form set out in Part 2 (Form of FleetCo Compliance Certificate) of Schedule 7 hereto in respect of the Vehicle Fleet of Dutch FleetCo, Spanish Branch; and

(d)
the Issuer shall provide the Transaction Agent, the Issuer Security Trustee and the Issuer Cash Manager an Issuer Compliance Certificate substantially in the form set out in Part 1 (Form of Issuer Compliance Certificate) of Schedule 7 hereto;

(ii)
4 Business Days prior to the Initial Dutch Funding Date and thereafter by 2:00 p.m. (CET) on each Reporting Date in respect of the immediately preceding Calculation Date or, as the case may be, each Intra-Month Reporting Date, in respect of the immediately preceding Intra-Month Cut-Off Date on which such FleetCo or the Issuer (as applicable) is intending to submit a FleetCo Advance Drawdown Notice or a Senior Advance Drawdown (as

applicable), Dutch FleetCo shall (or shall procure that the Central Servicer) provide the Transaction Agent, the FleetCo Security Agent, the Issuer, the Issuer Security Trustee and the Issuer Cash Manager a FleetCo Compliance Certificate substantially in the form set out in Part 2 (Form of FleetCo Compliance Certificate) of Schedule 7 hereto in respect of the Vehicle Fleet of Dutch FleetCo in The Netherlands; and

(iii)
4 Business Days prior to the Initial French Funding Date and thereafter by 2:00 p.m. (CET) on each Reporting Date in respect of the immediately preceding Calculation Date or, as the case may be, each Intra-Month Reporting Date, in respect of the immediately preceding Intra-Month Cut-Off Date on which such FleetCo or the Issuer (as applicable) is intending to submit a FleetCo Advance Drawdown Notice or a Senior Advance Drawdown (as applicable), French FleetCo shall (or shall procure that the French Servicer) provide the Transaction Agent, the FleetCo Security Agent, the Issuer, the Issuer Security Trustee and the Issuer Cash Manager a FleetCo Compliance Certificate substantially in the form set out in Part 2 (Form of FleetCo Compliance Certificate) of Schedule 7 hereto in respect of the Vehicle Fleet of French FleetCo.

13.3.	Determinations by the Transaction Agent
Following receipt of the information in Clause 0 (Delivery of Compliance Certificates on each Reporting Date) above and using any other information provided to the Transaction Agent under the Transaction Documents, the Transaction Agent shall:

(i)
deliver on each Information Date to each Senior Noteholder, based on all the reports and certificates received by the Transaction Agent under this Agreement, an Investor Report in respect of the immediately preceding calendar month, provided that the provisions of Clause 0 (Instructions to Transaction Agent and exercise of discretion) to Clause 0 (Exclusion of Liability) apply in full without modification; and

(ii)
allocate reference numbers to each Senior Advance following receipt of the Senior Advance Drawdown Notice from the Issuer or the Issuer Cash Manager on behalf of the Issuer and notify such reference number to the Registrar.

13.4.	Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent

13.4.1.
Subject to Clause 0 (Consents, Amendments, Waivers and Modifications), the Transaction Agent shall, from time to time (a) agree, consent to or direct the Issuer Security Trustee to agree or consent to, any amendment or modification to or waiver of any provision of any of the Transaction Documents and (b) direct or instruct the Issuer Security Trustee in respect of any of the matters where such instruction is required or contemplated in Clauses 0 (Consequences of Events of Default: Enforcement, Acceleration and Rapid Amortisation), 0 (Acceleration) and 0 (Rapid Amortisation):

(i)
in respect of the consents, directions, instructions, amendments, waivers or modifications or other matters (including, without limitation, matters relating to enforcement of the Issuer Security and/or the FleetCo Security) set out in Schedule 5 (Amendments and Waiver Consent Requirements) only if so directed by all the Senior Noteholders pursuant to Clause 0 (Schedule 5 (Amendments and Waiver Consent Requirements)); and

(ii)
in respect of any other consents, directions, instructions, amendments, waivers, or modifications or any matters (including, without limitation, matters relating to the enforcement of the Issuer Security and/or the FleetCo Security) referred to in this Clause 0, only if so directed by the Majority Senior Noteholders, in each case, in accordance with and subject to Clause 0 below.

13.4.2.
The Transaction Agent shall only (or shall direct that the Issuer Security Trustee shall only) (a) agree or consent to any amendment or modification to, or waiver of any provision of, this Agreement, or any other Issuer Transaction Document if and (b) give any instructions or directions referred to in Clause 0 above if it is so directed by the Majority Senior Noteholders or all the Senior Noteholders (as the case may be) as provided in Clause 0 above.

13.4.3.
Any consent, direction, instruction, amendment, waiver or modification of Transaction Document given by the Transaction Agent shall mean, following the irrevocable and unconditional discharge in full of the Senior Noteholder Debt, the Issuer Security Trustee giving such consent, direction, instruction, amendment, waiver or modification if the Issuer Security Trustee is so directed by:

(i)
the Issuer Hedge Counterparties (provided that in the case of the occurrence of a Termination Event or an Event of Default (each as defined in the relevant Issuer Hedging Agreement) in respect of which an Issuer Hedge Counterparty is an Affected Party (as defined in the relevant Issuer Hedging Agreement) or the Defaulting Party (as defined in the relevant Issuer Hedging Agreement), such Issuer Hedge Counterparty shall be excluded); and

(ii)	where all Issuer Hedge Counterparties are excluded under paragraph (i) above or where the Senior Issuer Debt has been irrevocably and unconditionally discharged in full, by the Subordinated Lender.

13.5.	Instructions to Transaction Agent and exercise of discretion

(i)
The Transaction Agent shall, subject to it being indemnified and/or secured and/or prefunded to its satisfaction, act or exercise any right, power, authority or discretion vested in it as Transaction Agent (or refrain from acting or exercising any right, power, authority or discretion vested in it as Transaction agent) in accordance with any instructions given to it pursuant to Clause 13.4.1 above.

(ii)	The Transaction Agent shall be entitled to assume (without liability to any person) that:

(a)
any instructions received by it from a Senior Noteholder are duly given in accordance with the terms of the Transaction Documents and that the relevant Senior Noteholder has all authority and direction to give such instructions; and

(b)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

13.6.	No Duty to Verify
The Parties hereto acknowledge that the Transaction Agent shall not:

13.6.1.	verify any of the data supplied by any Servicer, a FleetCo, any Cash Manager or any FleetCo Back-up Cash Manager;

13.6.2.	audit or monitor the activities of any Servicer, a FleetCo, any Cash Manager or any FleetCo Back-up Cash Manager;

13.6.3.
confirm the accuracy or validity of any data supplied to any Servicer, a FleetCo, any Cash Manager or the Issuer in respect of any FleetCo Compliance Certificate or Issuer Compliance Certificate or any other report required to be provided to the Transaction Agent under this Agreement; or

13.6.4.	verify the accuracy of the representations made by FleetCos pursuant to Clause 0 (FleetCo Compliance Certificate).

13.7.	Senior Advances
The Transaction Agent shall, in respect of each Senior Advance:

(i)
use information from the Issuer Cash Management Report and any other information provided to it under this Agreement (including, without limitation, any financial statements provided by an Avis Obligor) from the preceding Calculation Period to maintain a record of the basis of interest for each Senior Advance, the Senior Advance Interest Periods applicable to such Senior Advance and the accrued interest from time to time in respect of such Senior Advance;

(ii)	on or prior to the Payment Confirmation Date, notify the Central Servicer and the Issuer Cash Manager, from time to time, of the relevant interest applicable to each outstanding Senior Advance; and

(iii)	carry out certain other administrative functions under the Issuer Note Issuance Facility Agreement.

13.8.	Italy Repayment Option, Spain Repayment Option and France Repayment Option
The Transaction Agent shall determine the amounts to be paid under Clauses 0, 0 and 0.

13.9.	Remuneration of the Transaction Agent
The Issuer shall pay to the Transaction Agent the amounts indicated in the Transaction Agent Fee Letter on the dates specified therein in accordance with the applicable Issuer Priority of Payment.

13.10.	Indemnity of the Transaction Agent

13.10.1.
Indemnity from Senior Noteholders: The Senior Noteholders shall indemnify the Transaction Agent and anyone appointed by it or to whom any of its functions may be delegated in respect of all liabilities and expenses incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of any functions which it performs and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or properly incurred in disputing or defending any of the foregoing) that any of them may incur or that may be made against any of them arising out of or in relation to or in connection with the exercise of any functions which it performs, except such as may result from the Breach of Duty of the Transaction Agent or anyone appointed by it or to whom any of its functions may be delegated. The Contracts (Rights of Third Parties) Act 1999 shall apply to this Clause 0 (Indemnity of the Transaction Agent).

13.10.2.	This Clause 0 (Indemnity of the Transaction Agent) will continue in full force and effect as regards the Transaction Agent even if it no longer is Transaction Agent.

13.11.	Advice
The Transaction Agent may act on the opinion or advice of, or information obtained from, any expert and shall not be responsible to anyone for any loss, damages or costs or any diminution in value or any liability whatsoever occasioned by so acting whether such advice is obtained or addressed to the Issuer, the Transaction Agent or any other person and whether or not the liability of such expert in respect thereof is limited by monetary cap or otherwise. Any such opinion, advice or information may be sent or obtained by letter, fax, electronic mail or other written format and the Transaction Agent will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error and/or is not authentic.

13.12.	Transaction Agent to Assume Performance
The Transaction Agent need not notify anyone of the execution of this Agreement or any of the other Issuer Transaction Documents or do anything to find out if a Default has occurred. Until it has actual knowledge or express notice to the contrary, the Transaction Agent may assume that no such event has occurred and that the Issuer and each of the other parties hereto and thereto is performing all its obligations under this Agreement and the other Issuer Transaction Documents.

13.13.	Certificate from the Issuer and the Issuer Secured Creditors
If the Transaction Agent, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the Issuer or any other Issuer Secured Creditor as to that fact or to the effect that, in their opinion, that act is expedient and the Transaction Agent need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

13.14.	Deposit of Documents
The Transaction Agent may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Agreement and any other documents with such custodian and pay all sums due in respect thereof. The Transaction Agent will not be responsible for or required to insure against any Liabilities incurred in connection or any such holding or deposit. The Transaction Agent is not obliged to appoint a custodian of securities payable to bearer.

13.15.	Discretion
Save as expressly provided otherwise in this Agreement, the Transaction Agent will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.

13.16.	Agents
Whenever it considers it necessary (acting reasonably) in the interests of the Senior Noteholders, the Transaction Agent may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Transaction Agent (including the receipt and payment of money).

13.17.	Delegation
Whenever it considers it necessary (acting reasonably), the Transaction Agent may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.

13.18.	Nominees
The Transaction Agent may appoint any person to act as its custodian or nominee on any terms.

13.19.	Confidentiality
Unless ordered to do so by a court of competent jurisdiction, the Transaction Agent shall not be required to disclose to any Issuer Secured Creditor any confidential financial or other information made available to the Transaction Agent by the Issuer.

13.20.	Determinations Conclusive
As between itself and the Senior Noteholders, the Transaction Agent may determine all questions and doubts arising in relation to any of the provisions of this Agreement. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Transaction Agent, shall be conclusive and shall bind the Transaction Agent and the Senior Noteholders.

13.21.	Currency Conversion
Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Transaction Agent but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Senior Noteholders.

13.22.	Material Prejudice
The Transaction Agent may determine whether or not an event, matter or thing is materially prejudicial to the interest of one or more Senior Noteholders. Any such determination will be conclusive and binding on all parties hereto.

13.23.	Directions of Senior Noteholders or an Issuer Secured Creditor

The Transaction Agent will not be responsible for having acted in good faith, and shall be entitled to rely on without liability, the written direction of the Senior Noteholders, Majority Senior Noteholders or any other proportion of Senior Noteholders contemplated in any Issuer Transaction Document in relation to its duties, obligations, discretions and functions hereunder and under any Transaction Documents or the written direction of the relevant Senior Noteholder in accordance with Clause 0.

13.24.	No Responsibility for Ratings
The Transaction Agent shall have no responsibility for the maintenance or failure to maintain of any rating of the Senior Notes by any Rating Agencies or any other person. Each Senior Noteholder shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer, and the Transaction Agent shall not at any time have any responsibility for the same and no Senior Noteholder shall rely on the Transaction Agent in respect thereof.

13.25.	Consent of the Transaction Agent
Any consent or approval given by the Transaction Agent may be on such terms and subject to such conditions as the Transaction Agent reasonably thinks fit.

13.26.	Entitlement of the Transaction Agent
In connection with the exercise of its functions under this Agreement:

13.26.1.
Senior Noteholders as a Class: save as expressly provided otherwise in this Agreement, the Transaction Agent shall have regard to the interests of the Senior Noteholders as a class and shall not have regard to the consequences of such exercise for individual Senior Noteholders.

13.26.2.
Reliance upon Direction of Senior Noteholders: when required to have regard to the interests of any Senior Noteholder, the Transaction Agent may consult with such Senior Noteholder and shall be entitled to rely upon a written direction from such Senior Noteholder without liability to any person.

13.26.3.
Acknowledgement: each of the Senior Noteholders hereby acknowledges and concurs with the provisions of this Clause 0 (Entitlement of the Transaction Agent) and each of them agrees that it shall have no claim against the Transaction Agent as a result of the application thereof.

13.27.	Deficiency Arising from Tax
The Transaction Agent shall have no responsibility to the Issuer or any Issuer Secured Creditor as regards any deficiency which might arise because the Transaction Agent is subject to any tax.

13.28.	No Duty to Monitor
The Transaction agent has no duty to monitor the performance by any party to a Transaction Document of their obligations under the Transaction Documents nor is it obliged (unless indemnified and/or secured to its satisfaction) to take any other action, step or proceeding which may involve the Transaction Agent in any personal liability or expense.

13.29.	Title of the Issuer to the Issuer Secured Property

The Transaction Agent shall accept without investigation, requisition or objection such right and title as the Issuer has to any of the Issuer Secured Property and need not examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to the Issuer Secured Property or any part of it whether such defect or failure was known to the Transaction Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not.

13.30.	No Liability for Value of Issuer Secured Property
The Transaction Agent will not be liable for any decline in value, nor any loss realised upon any sale or other disposition pursuant to this Agreement of, any of the Issuer Secured Property.

13.31.	Validity of Issuer Security
The Transaction Agent assumes no responsibility for the validity, sufficiency or enforceability (which the Transaction Agent has not investigated) of the Issuer Security. The Transaction Agent shall not be liable for any failure, omission or defect in perfecting the Issuer Security intended to be constituted by the Security Documents.

13.32.	No Action Required
No provision of this Agreement or any other Transaction Document will:

(i)
require the Transaction Agent to do anything which may be illegal or contrary to applicable law or regulation or the requirements of any regulatory authority or prevent the Transaction Agent from doing anything which is necessary or desirable to comply with any applicable law or regulation or the requirements of any regulatory authority; or

(ii)
require the Transaction Agent, and the Transaction Agent will not be bound, to take any action, step or proceeding or to do anything which may cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers, authorities or discretions or otherwise in connection with this Agreement or any other Transaction Document if it believes that repayment of such funds is not assured to it or it is not indemnified and/or secured and/or prefunded to its satisfaction against such Liability and, for this purpose, the Transaction Agent may demand prior to taking any such action that there be paid to it in advance such sums as it considers (without prejudice to any further demand) sufficient so to indemnify it.

13.33.	Instructions
In acting under this Agreement or in relation to any Transaction Document, the Transaction Agent should not be obliged to take any action, step or proceeding or do anything, unless it has been instructed to do so by the requisite proportion of Senior Noteholders pursuant to and in accordance with this Agreement or otherwise directed pursuant to and in accordance with this Agreement and provided that it has been indemnified and/or secured and/or prefunded to its satisfaction.

13.34.	Transaction Agent to Assume Accuracy
The Transaction Agent shall not, by the execution of this Agreement, be deemed to make any representation as to the adequacy, sufficiency, validity or enforceability of this Agreement. The Transaction Agent shall not be responsible for the scope or accuracy of any representations, warranties or statements of any party contained herein or in any other Transaction Document or any other document entered into in connection therewith and may assume the accuracy and correctness thereof and shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such document or any trust or security thereby constituted or evidenced.

13.35.	Responsibility for Agents, etc.
If the Transaction Agent exercises reasonable care in selecting any agent or delegate appointed under this Clause 0 (Appointment of the Transaction Agent) (an "Appointee"), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

13.36.	Duties of the Transaction Agent
The Transaction Agent shall have only those duties, obligations and responsibilities expressly specified in the Transaction Documents to which it is expressed to be a party (and no others shall be implied).

13.37.	Exclusion of Liability

13.37.1.
Without limiting Clause 0 below (and without prejudice to any other provision of any Transaction Document excluding or limiting the liability of the Transaction Agent), the Transaction Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(a)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document, unless directly caused by its Breach of Duty;

(b)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document; or

(c)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

A.	any act, event or circumstance not reasonably within its control; or

B.	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

13.37.2.
No Party (other than the Transaction Agent) may take any proceedings against any officer, employee or agent of the Transaction Agent in respect of any claim it might have against the Transaction Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document and any officer, employee or agent of the Transaction Agent may rely on this Clause 0 (Exclusion of Liability) subject to the provisions of the Contracts (Rights of Third Parties) Act 1999.

13.37.3.
The Transaction Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Transaction Documents to be paid by the Transaction Agent if the Transaction Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Transaction Agent for that purpose.

13.37.4.	Nothing in this Agreement shall oblige the Transaction Agent to carry out:

(a)	any "know your customer" or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Party, on behalf of any other Party and each Party hereto confirms to the Transaction Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Transaction Agent.

13.37.5.
Without prejudice to any provision of any Transaction Document excluding or limiting the Transaction Agent's liability, any liability of the Transaction Agent arising under or in connection with any Transaction Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Transaction Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Transaction Agent at any time which increase the amount of that loss. In no event shall the Transaction Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Transaction Agent has been advised of the possibility of such loss or damages.

13.37.6.	The Transaction Agent may act in relation to the Transaction Documents through its officers, employees and agents and the Transaction Agent shall not:

(c)	be liable for any error of judgement made by any such person; or

(d)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of, any such person, unless such error or such loss was directly caused by the Transaction Agent's Breach of Duty.

13.37.7.
Notwithstanding any provision of any Transaction Document to the contrary, the Transaction Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

13.38.	Resignation of Transaction Agent and Appointment of Substitute Transaction Agent

13.38.1.
The Transaction Agent may resign its appointment hereunder upon not less than three months’ prior written notice to the Issuer, Issuer Security Trustee and the Senior Noteholders, provided that such resignation shall not take effect until a successor has been duly appointed by the Senior Noteholders (or, in the event that the Senior Noteholders have not appointed a successor Transaction Agent by the date following 30 days prior to the expiry of such notice period, by the Transaction Agent) in accordance with the conditions in this Clause 0.

13.38.2.
Any change of Transaction Agent under this Clause 13.38 (Resignation of Transaction Agent and Appointment of Substitute Transaction Agent) is subject to the following conditions: (i) the successor Transaction Agent is an Acceptable Bank, and (ii) the Majority Senior Noteholders and the Issuer Security Trustee (in its personal capacity) have consented to such change.

13.38.3.
A change of Transaction Agent under this Clause 0 (Resignation of Transaction Agent and Appointment of Substitute Transaction Agent) shall only become effective when the proposed successor Transaction Agent agrees with each party hereto to fulfil the role of Transaction Agent under this Agreement and be bound by the terms of the Relevant Transaction Document in its capacity as a Transaction Agent.

13.38.4.
Forthwith upon the appointment of a substitute Transaction Agent in accordance with this Clause 0 (Resignation of Transaction Agent and Appointment of Substitute Transaction Agent) the Transaction Agent shall deliver to such substitute all records or data received under the Transaction Documents and being in its possession.

13.38.5.
The Transaction Agent agrees that, following the termination of its appointment in accordance with this Clause 0 (Resignation of Transaction Agent and Appointment of Substitute Transaction Agent), it shall continue to be bound by all confidentiality undertakings it has agreed under the Transaction Documents to which it is a party, as though it was still a party to such Transaction Documents.

13.38.6.	The appointment of the Transaction Agent hereunder will terminate on the earliest to occur of:

(i)
the termination of appointment by the Majority Senior Noteholders following either a breach of a material obligation of the Transaction Agent under this Agreement or the occurrence of a Third Party Insolvency Event or the commencement of any Third Party Insolvency Proceedings in relation to the Transaction Agent subject to a replacement being appointed subject to the conditions in Clause 0 above;

(ii)	the Final Maturity Date or, if earlier, the date on which all Senior Issuer Debt is repaid in full; and

(iii)	the appointment of a successor Transaction Agent pursuant to this Clause 0 (Resignation of Transaction Agent and Appointment of Substitute Transaction Agent) hereto.

13.38.7.
Following receipt by the Transaction Agent of the rating of the Senior Notes by a Rating Agency, the Transaction Agent shall notify the Issuer, the Issuer Account Banks, the FleetCo Account Banks, the Central Servicer and the Issuer Cash Manager of:

(i)	the ratings assigned by such Rating Agency to such Senior Notes; and

(ii)	the ratings in the definition of "Acceptable Bank" as required by such Rating Agency in respect of the FleetCo Account Banks and the Issuer Account Bank.

13.39.	General Undertaking of the Transaction Agent
The Transaction Agent covenants and undertakes to the FleetCo Security Agent (for itself and on behalf of the other FleetCo Secured Creditors) and the Issuer Security Trustee (for itself and on behalf of the Issuer Secured Creditors) to comply with the provisions of the Golden Shareholder Letter of Undertakings and in particular its paragraph 6.

Section 7
FleetCo Security Agent and Senior Advance Drawdowns

14.	FleetCo Security Agent

14.1.	Acknowledgement of Appointment of FleetCo Security Agent

14.1.1.
Each of the Spanish FleetCo Secured Creditors acknowledges that the FleetCo Security Agent has been appointed to act as its security agent under and in connection with the FleetCo Transaction Documents to which Dutch FleetCo, Spanish Branch is a party and in respect of FleetCo Secured Liabilities owed to it under and in accordance with the Spanish FleetCo Deed of Charge.

14.1.2.
Each of the German FleetCo Secured Creditors acknowledges that the FleetCo Security Agent has been appointed under the German FleetCo Deed of Charge to act as its security agent under and in connection with the English Transaction Documents and the Dutch Transaction Documents to which Dutch FleetCo is a party.

14.1.3.
Each of the German FleetCo Secured Creditors acknowledges that the FleetCo Security Agent has been appointed under the German FleetCo Deed of Charge to act as its German security trustee (Sicherheitentreuhänder) under and in connection with the German Transaction Documents to which Dutch FleetCo is a party.

14.1.4.
Each of the Italian FleetCo Secured Creditors acknowledges that the FleetCo Security Agent has been appointed to act as its security agent under and in connection with the FleetCo Transaction Documents to which Italian FleetCo is a party and in respect of FleetCo Secured Liabilities owed to it under and in accordance with the Italian FleetCo Deed of Charge.

14.1.5.
Each of the Dutch FleetCo Secured Creditors acknowledges that the FleetCo Security Agent has been appointed to act as its security agent under and in connection with the FleetCo Transaction Documents to which Dutch FleetCo is a party and in respect of FleetCo Secured Liabilities owed to it under and in accordance with the Dutch FleetCo Deed of Charge.

14.1.6.
Each of the French FleetCo Secured Creditors acknowledges that the FleetCo Security Agent has been appointed to act as its security agent under and in connection with the FleetCo Transaction Documents to which French FleetCo is a party and in respect of FleetCo Secured Liabilities owed to it under and in accordance with the French FleetCo Deed of Charge.

14.2.	Instructions to FleetCo Security Agent

14.2.1.	Subject to Clause 0 below, the FleetCo Security Agent:

(i)
shall act (or refrain from exercising any right, power, authority or discretion vested in it as FleetCo Security Agent) in accordance with any instructions given to it by the Issuer Security Trustee (acting on the instructions received by it pursuant to Clause 0

(Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)) provided that, prior to the delivery of an Issuer Enforcement Notice, the FleetCo Secured Creditors agree that FleetCo Security Agent shall take instructions or directions from:

(a)	prior to the irrevocable and unconditional discharge in full of Senior Noteholder Debt, the Transaction Agent;

(b)
following the irrevocable and unconditional discharge in full of the Senior Noteholder Debt but prior to the irrevocable and unconditional discharge in full of the Issuer Hedging Debt, the Issuer Hedge Counterparties (provided that in the case of the occurrence of a Termination Event or an Event of Default (each as defined in the relevant Issuer Hedging Agreement) in respect of which an Issuer Hedge Counterparty is an Affected Party (as defined in the relevant Issuer Hedging Agreement) or the Defaulting Party (as defined in the relevant Issuer Hedging Agreement), such Issuer Hedge Counterparty shall be excluded); and

(c)	where all Issuer Hedge Counterparties are excluded under paragraph (b) above or where the Senior Issuer Debt has been irrevocably and unconditionally discharged in full, the Subordinated Lender.

(ii)	shall be entitled to assume that:

(a)	any such instructions received by it are duly given in accordance with the terms of the Transaction Documents; and

(b)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

14.2.2.	The FleetCo Security Agent shall be entitled to request instructions, or clarification of any direction, from:

(i)	prior to the delivery of an Issuer Enforcement Notice, the Transaction Agent; and

(ii)
upon and following the delivery of an Issuer Enforcement Notice, the Issuer Security Trustee (acting in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) and paragraph 8 (Instructions to Issuer Security Trustee and exercise of discretion) of Schedule 16 (Issuer Intercreditor Terms)), as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the FleetCo Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

14.2.3.	Any instructions given to the FleetCo Security Agent in accordance with this Clause 0 (Instructions to FleetCo Security Agent) shall override any conflicting instructions given by any other Parties.

14A    Senior Advance Drawdowns, Guarantees and Issuer Letters of Credit
14A.1    Senior Advance Drawdowns
14A.1.1 On the basis that the provisions of Clause 0 (Instructions to Transaction Agent and exercise of discretion) to Clause 0 (Exclusion of Liability) above apply in full without modification, the Transaction Agent shall, following receipt of each of the following:

(i)	a completed draft Senior Advance Drawdown Notice(s) from the Central Servicer in accordance with the Central Servicing Agreement;

(ii)
one or more completed draft FleetCo Advance Drawdown Notice(s) from the relevant FleetCo (or its related FleetCo Servicer) in accordance with clause 3.2 (FleetCo Advance Drawdown Notice) of the relevant FleetCo Facility Agreement and the Central Servicing Agreement;

(iii)	(as applicable) any no drawing confirmation in accordance with clause 3.2.3 of the relevant FleetCo Facility Agreement and the Central Servicing Agreement; and

(iv)
each report and certificate set out in Clause 0.2 (Appointment of the Transaction Agent) and Clause 0 (Provision of Information and Reports) in respect of a FleetCo Advance drawdown and a Senior Advance drawdown, confirm to the Issuer Cash Manager, the Issuer and the Central Servicer by no later than 10:00 a.m. (CET) on or prior to the Information Date or the Intra-Month Information Date (as applicable) whether (so far as it is aware) the Country Asset Value Test and the Issuer Borrowing Base Test in respect of the FleetCo Advance that is proposed to be drawn by the relevant FleetCo and Issuer have been complied with by the relevant FleetCo and the Issuer.
14A.1.2

(i)
If the Transaction Agent confirms in accordance with Clause 14A.1.1 above that the Country Asset Value Test and the Issuer Borrowing Base Test have been complied with, the Issuer shall execute the completed Senior Advance Drawdown Notice and any Subordinated Advance Drawdown Notice for any Issuer Subordinated Advance which is drawn for the purposes set out in Clause 4.2.1(a) of the Issuer Subordinated Facility Agreement and the Issuer shall immediately (and in any event by no later than the 12:00 noon (London time) on the Information Date or the Intra-Month Information Date (as applicable)) deliver such executed Senior Advance Drawdown Notice and such executed Subordinated Advance Drawdown Notice to the Issuer Cash Manager.

(ii)

A.
In respect of any Subordinated Advance Drawdown Notice for any Issuer Subordinated Advance which is proposed to be drawn for the purposes set out in clause 4.2.1(c), 4.2.1(d), 4.2.1(e), 4.2.1(f) or 4.2.1(g) of the Issuer Subordinated Facility Agreement, the Issuer shall immediately (and in any event by no later than the 12:00 noon (London time) on the third Business Day before the proposed Subordinated Advance Drawdown Date of such Issuer Subordinated Advance, deliver such executed Subordinated Advance Drawdown Notice to the Issuer Cash Manager.

B.
In respect of any Subordinated Advance Drawdown Notice for any Issuer Subordinated Advance which is proposed to be drawn for the purpose set out in clause 4.2.1(b) of the Issuer Subordinated Facility Agreement, the Issuer shall, by no later than 12:00 noon (London time) one Business Day before the proposed Issuer Subordinated Advance Drawdown Date of such Issuer Subordinated Advance, execute such Subordinated Advance Drawdown Notice and deliver such Subordinated Advance Drawdown Notice to the Issuer Cash Manager.

14A.1.3

(i)
Following receipt of an executed Senior Advance Drawdown Notice and an executed Subordinated Advance Drawdown Notice for an Issuer Subordinated Advance proposed to be drawn for the purposes set out in clause 4.1.2(a) of the Issuer Subordinated Facility Agreement by 12:00 noon (London time) on the Information Date or the Intra-Month Information Date, as applicable, the Issuer Cash Manager shall by no later than 4:00 p.m. (London time) on the Information Date or the Intra-Month Information Date (as applicable) deliver such executed Senior Advance Drawdown Notice to each Senior Noteholder and such executed Subordinated Advance Drawdown Notice to the Subordinated Lender, with a copy to the Transaction Agent and the Central Servicer.

(ii)

A.
Following receipt of an executed Subordinated Advance Drawdown Notice for an Issuer Subordinated Advance proposed to be drawn for the purposes set out in clause 4.2.1(c), 4.2.1(d), 4.2.1(e), 4.2.1(f) or 4.2.1(g) of the Issuer Subordinated Facility Agreement by 12:00 noon (London time) on the third Business Day before the proposed Subordinated Advance Drawdown Date of such Issuer Subordinated Advance, the Issuer Cash Manager shall by no later than 4:00 p.m. (London time) on the third Business Day before the proposed Subordinated Advance Drawdown Date of such Issuer Subordinated Advance deliver such executed Subordinated Advance Drawdown Notice to the Subordinated Lender, with a copy to the Transaction Agent and the Central Servicer.

B.
Following receipt of an executed Subordinated Advance Drawdown Notice relating to an Issuer Subordinated Advance to be drawn for the purpose set out in clause 4.2.1(b) of the Issuer Subordinated Facility Agreement and signed by the Issuer by 12:00 noon (London time) one Business Day before the proposed Issuer Subordinated Advance Drawdown Date, the Issuer Cash Manager shall, by no later than 4:00 p.m. (London time) one Business Day before such proposed Issuer Subordinated Advance Drawdown Date, deliver such executed Subordinated Advance Drawdown Notice to the Subordinated Lender, with a copy to each of the Transaction Agent and the Central Servicer.

(iii)
For the avoidance of doubt, the Issuer Cash Manager shall not be responsible for ascertaining or verifying whether the Issuer Subordinated Advance relating to any executed Subordinated Advance Drawdown Notice it receives from the Issuer is to be drawn for the purpose set out in the Issuer Subordinated Facility Agreement, or for any other purpose.

(iv)
The Issuer Cash Manager will not be liable to any person for any delay or failure to deliver any such Senior Advance Drawdown Notice or any such Subordinated Advance Drawdown Notice in this Clause 14A.1.3 caused by any delay or failure by the Issuer to deliver such duly signed Senior Advance Drawdown Notice or Subordinated Advance Drawdown Notice, as applicable.

14A.1.4 Notwithstanding the foregoing in this Clause 14A.1 (Senior Advance Drawdowns), the Issuer shall not be obliged to make any FleetCo Advance unless the conditions set out or referred to in Clause 0 (Drawdown and Accession Conditions) have been complied with to the satisfaction of the Transaction Agent.
14A.2    Guarantees
14A.2.1 Making of demands under Finco Payment Guarantee

(a)	The Central Servicer shall determine on each Reporting Date (the "Shortfall Notification Date") whether:

(i)
the Issuer Available Funds on the immediately following Settlement Date are or will be insufficient to satisfy in full all the amounts due and payable by the Issuer on such Settlement Date other than amounts due and payable under the Subordinated Advances (such shortfall, the "Issuer AF Shortfall");

(ii)
the FleetCo Available Funds of any Country (other than France) on the immediately following Settlement Date are or will be insufficient to satisfy in full all amounts payable by the relevant FleetCo on such Settlement Date (such shortfall, the "FleetCo AF Shortfall"); and

(iii)
the FCT Available Funds on the immediately following Settlement Date are or will be insufficient to satisfy in full all amounts payable by the FCT on such Settlement Date (such shortfall, the "FCT AF Shortfall").

(b)	If the Central Servicer determines on any Shortfall Notification Date that there shall be:

(i)	an Issuer AF Shortfall;

(ii)	a FleetCo AF Shortfall; or

(iii)	a FCT AF Shortfall,

the Central Servicer shall notify the Transaction Agent, the FleetCo Security Agent, the Issuer Security Trustee and the Issuer Cash Manager at or prior to 5:00 p.m. (GMT) on such Shortfall Notification Date of such Issuer AF Shortfall and/or, as the case may be, FleetCo AF Shortfall and/or, as the case may be, FCT AF Shortfall.

(c)
If the Central Servicer makes any notification pursuant to paragraph (b) above, the FleetCo Security Agent shall by 4:00 p.m. (CET) on the Information Date immediately following such Shortfall Notification Date:

(i)
without instruction or direction from any party (notwithstanding the provisions of Clause 0 (Instructions to FleetCo Security Agent)), make a demand under the Finco Payment Guarantee in an amount equal to the relevant Issuer AF Shortfall and/or, as the case may be, FleetCo AF Shortfall and/or, as the case may be, FCT AF Shortfall;

(ii)	as part of such demand, direct Finco to credit such amount to the Issuer Transaction Account; and

(iii)	following the making of such demand, promptly notify the Transaction Agent that such demand has been made.

(d)
The FleetCo Security Agent shall not be responsible for ascertaining whether or not there is an Issuer AF Shortfall and/or, as the case may be, a FleetCo AF Shortfall and/or, as the case may be, a FCT AF Shortfall and shall be entitled to rely and act on any information from the Central Servicer and shall have no liability to any person for making the demand or for any delay or failure caused by it not receiving any relevant information in a timely fashion.

14A.2.2 Payments under the Finco Payment Guarantee
Following the making of any demand referred to in Clause 14A.2 above, Finco shall, by no later than 10:00 a.m. (CET) on the Lease Payment Date immediately following such Shortfall Notification Date, credit an amount equal to the Issuer AF Shortfall or, as the case may be, the FleetCo AF Shortfall or, as the case may be, the FCT AF Shortfall to the Issuer Transaction Account.
14A.3 Issuer Letters of Credit Demand
14A.3.1

(i)
By 10:00 a.m. (GMT) on the Lease Payment Date immediately following a Shortfall Notification Date upon which an Issuer AF Shortfall and/or a FleetCo AF Shortfall and/or an FCT AF Shortfall has occurred and been notified to the Transaction Agent and the Issuer Cash Manager, the Issuer Cash Manager shall notify the Issuer Security Trustee and the Transaction Agent whether:

(a)	the Issuer has received the Issuer AF Shortfall and/or, as the case may be, the FleetCo AF Shortfall and/or, as the case may be, the FCT AF Shortfall; or

(b)	the Central Servicer has confirmed in writing to the Issuer Cash Manager that Finco has made an irrevocable payment instruction in respect of the payment of an amount equal to at least the Issuer AF Shortfall or, as the case may be, the FleetCo AF Shortfall or, as the case may be, the FCT AF Shortfall to the Issuer on or prior to such Lease Payment Date.

(ii)
If the Issuer Cash Manager does not notify that either paragraph (i)(a) or paragraph (i)(b) above has occurred, the Issuer Security Trustee shall, by no later than 5:00 pm (GMT) on the Business Day immediately following the directions referred to in paragraph (a) below, make a Demand (as defined in the relevant Issuer Letter of Credit) in accordance with the relevant Issuer Letter of Credit to each Issuer LC Provider in an amount equal to the lesser of (a) the Issuer LC Covered Amount and (b) the Issuer AF Shortfall, in each case, pro rata to the Available LC Commitment Amount relating to each such Issuer LC Provider, provided that (this proviso being the "IST Proviso") the Issuer Security Trustee:

(a)
has been directed to do so by 10:00 a.m. (GMT) on the relevant date pursuant to Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) and paragraph 8 (Instructions to Issuer Security Trustee and exercise of discretion) of the Issuer Intercreditor Terms in Schedule 16 (Issuer Intercreditor Terms);

(b)	has been provided with a fully completed Demand including the amounts to be claimed thereunder; and

(c)
shall not be responsible for ascertaining whether or not the circumstances listed in paragraph (i)(a) or paragraph (i)(b) above have occurred and shall be entitled to rely and act on any instructions given in accordance with this Clause 14A.3.1 and the Issuer Security Trustee’s only obligation will be to deliver the Demand so provided (subject to the IST proviso) and the Issuer Security Trustee shall have no liability to any person for so doing or for any delay or failure to deliver a Demand caused by it not receiving any relevant information, instructions or the fully completed Demand in a timely fashion.

14A.3.2	At any time following notification to it by the Central Servicer of the occurrence of the Expected Maturity Date:

(a)
the Issuer Security Trustee shall (subject to the IST Proviso mutatis mutandis) by no later than 5:00 p.m. (GMT) on the Business Day following the Issuer Security Trustee being directed or instructed to do so in accordance with the IST Proviso draw on the Issuer Letters of Credit in an amount equal to the Available LC Commitment in respect of such Issuer LC Provider; and

(b)
the Issuer shall procure that such amount drawn under (i) above is credited to the Issuer Reserve Account and that the Issuer Cash Manager take into account such amounts in the calculation of the relevant Issuer Available Reserve Account Amount.

14A.3.3 Following the notification by the Central Servicer that the relevant Issuer LC Provider ceases to be an Eligible LC Provider, the Issuer Security Trustee shall (subject to the IST Proviso mutatis mutandis), by no later than 5:00 p.m. (GMT) on the Business Day following the Issuer Security Trustee being directed or instructed to do so in accordance with the IST Proviso, make a Demand to such Issuer LC Provider (as defined in the relevant Issuer Letter of Credit) in an amount equal to the Available LC Commitment Amount in respect of such Issuer LC Provider in accordance with such Issuer Letter of Credit.
14A.3.4 Following the notification by the Issuer LC Provider to the Issuer Security Trustee that the Letter of Credit Expiration Date (as defined in the relevant Issuer Letter of Credit) shall not be automatically extended by one year from the then current Letter of Credit Expiration Date; and
if:

(i)
the Transaction Agent has not received evidence satisfactory to it three Business Days prior to the then current Letter of Credit Expiration Date that the Issuer Reserves will, on the then current Letter of Credit Expiration Date, be more than or equal to the Issuer Reserve Required Amount; and

(ii)
the Transaction Agent has instructed the Issuer Security Trustee by 10:00 a.m. (London time) on the Business Day prior to the then current Letter of Credit Expiration Date to make a Demand (as defined in the relevant Issuer Letter of Credit), the Issuer Security Trustee shall (subject to the IST Proviso mutatis mutandis), by no later than 5:00 p.m. (London time) on the Business Day following the Issuer Security Trustee being directed or instructed to do so in accordance with paragraph (ii) above and the IST Proviso, make a Demand (as defined in the relevant Issuer Letter of Credit) to such Issuer LC Provider in an amount equal to the Available LC Commitment Amount in respect of such Issuer LC Provider in accordance with such Issuer Letter of Credit. The Issuer Security Trustee shall be entitled to rely and act on the instructions given to it in accordance with this Clause 14A.3.4 without liability to any person and shall have no duty to verify whether the event in paragraph (i) above has been satisfied.

Section 8
Reporting Requirements

15.	Provision of Information and Reports

15.1.	Monthly Central Servicer Reports

15.1.1.
The Central Servicer shall provide to the Transaction Agent, the FleetCo Security Agent, the Issuer and the Issuer Cash Manager on or before 2:00 p.m. (CET) on each Reporting Date a Monthly Central Servicer Report setting out information on the assets of the relevant FleetCo as of the Calculation Date immediately preceding such Reporting Date.

15.1.2.	Each Monthly Central Servicer Report shall be substantially in the form set out in Part 1 (Form of Monthly Central Servicer Report) of Schedule 10 (Form of Central Servicer Reports).

15.2.	FleetCo Cash Management and Lease Reports

15.2.1.
Each FleetCo shall (or shall procure that the relevant Opco or (in the case of Dutch FleetCo in respect of its Vehicle Fleets in Germany and/or The Netherlands) Finco, in its capacity as Servicer on behalf of its related FleetCo under the relevant Servicing Agreement and in respect of the relevant Opco as Lessee under the relevant Master Lease Agreement shall), in respect of the immediately preceding Calculation Period, provide to the Transaction Agent, the FleetCo Security Agent, the Issuer and the Issuer Cash Manager a FleetCo Cash Management and Lease Report, on or prior to 2:00 p.m. (CET) on each Reporting Date.

15.2.2.
Each FleetCo Cash Management and Lease Report shall be substantially in the form set out in in Part 2 (Form of FleetCo Cash Management and Lease Report) of Schedule 8 (Forms of Cash Management Reports) hereto, provided that each FleetCo Cash Management and Lease Report prepared by Italian FleetCo shall provide for separate sections in respect of (i) the Maggiore Vehicles and Maggiore Italian Opco and (ii) the vehicle fleet of Italian FleetCo other than the Maggiore Vehicles and Avis Italian Opco.

15.3.	Fleet Reports

15.3.1.
Each Lessee shall prepare a Fleet Report in respect of Spain, Italy, Germany, The Netherlands and France (as applicable) and in respect of the immediately preceding Calculation Period, provided that Maggiore Italian Opco in its capacity as Lessee shall prepare its Fleet Report only with respect to the Maggiore Vehicles leased by itself and Avis Italian Opco in its capacity as Lessee shall prepare its Fleet Report only with respect to any Vehicles leased by itself. Each Lessee shall deliver such Fleet Report, to the relevant FleetCo, each FleetCo Servicer and the Transaction Agent, the FleetCo Security Agent, the Issuer and the Issuer Cash Manager on or prior to 2:00 p.m. (CET) on each Reporting Date.

15.3.2.	Each Fleet Report shall be substantially in the form set out in Schedule 9 (Form of Fleet Report).

15.4.	Issuer Cash Management Reports
The Issuer Cash Manager shall, in respect of the immediately preceding Calculation Period, on or prior to 5:00 p.m. (GMT) on the Business Day falling after each Information Date or such other dates or times as reasonably requested in writing by the Transaction Agent (provided that, if so requested, the Issuer Cash Manager shall not be required to provide such report earlier than 2 Business Days following such request) provide the Transaction Agent, the Issuer and the Issuer Security Trustee with a copy to the Central Servicer, an Issuer Cash Management Report.

15.5.	Intra-Month Central Servicer Report

15.5.1.
The Central Servicer shall provide the Transaction Agent, the FleetCo Security Agent, the Issuer and the Issuer Cash Manager an Intra-Month Central Servicer Report in respect of the immediately preceding Calculation Period on or prior to 2:00 p.m. (CET) four (4) Business Days prior to:

(i)	a drawdown of the FleetCo Advance, in each case, for a drawdown on a Business Day other than on a Settlement Date if:

(a)
the aggregate of all such drawdowns of FleetCo Advances under the same FleetCo Facility Agreement on the same date is in an amount greater than the outstanding FleetCo Advance(s) under the same FleetCo Facility Agreement that are repaid on the same date, with the difference between such drawdown(s) of FleetCo Advance(s) and the outstanding FleetCo Advance(s) and the outstanding FleetCo Advance(s) under the same FleetCo Facility Agreement that are being repaid on the same date being the "FleetCo Advance Additional Amount"; and

(b)
the aggregate of FleetCo Advance Additional Amounts in relation to each FleetCo Facility Agreement (if any) since the date of the latest Intra-Month Central Servicer Report is greater than or equal to €40,000,000; or

(ii)
a proposed withdrawal from any Issuer Account by the Issuer and/or any FleetCo Account by FleetCo in accordance with Clause 00 (Withdrawals from Issuer Transaction Account) or Clause 0(d)(ii)(B) (Withdrawals from FleetCo Bank Accounts), respectively.

15.5.2.	Each Intra-Month Central Servicer Report shall be substantially in the form set out in Part 2 (Form of Intra-Month Central Servicer Report) of Schedule 10 (Form of Central Servicer Reports) hereto.

15.6.	Designation of Vehicles
For the purposes of the preparation and delivery of a Monthly Central Servicer Report or an Intra-Month Central Servicer Report (as applicable), the relevant FleetCo Servicer may designate:

(a)	Eligible Vehicles in the relevant Country as "Non-Eligible Vehicles"; and

(b)	Non-Eligible Vehicles in the relevant Country as "Eligible Vehicles" only if such Vehicles satisfy all of the eligibility criteria set out in the definition of "Eligible Vehicles".

15.7.	Annual Supplemental Agreement Reports
The Central Servicer shall procure that a Supplemental Agreement Report is provided to the Transaction Agent:

(a)	on or prior to 30 June 2015 in respect of Supplemental Agreements which are in force and effect and entered into on or prior to the date on which such Supplemental Agreement Report is delivered; and

(b)	thereafter, on or prior to 1 May of each year in respect of Supplemental Agreements entered into since the preceding Supplemental Agreement Report.

Section 9
Miscellaneous

16.	Parallel Debt

16.1.
Notwithstanding any other provision in any FleetCo Transaction Document, Dutch FleetCo hereby irrevocably and unconditionally, by way of an independent acknowledgement of indebtedness, undertakes to pay to the FleetCo Security Agent as a creditor in its own right and not as a representative of the relevant FleetCo Secured Creditors (excluding the FleetCo Security Agent), as and when those amounts are due under the relevant FleetCo Transaction Document, amounts equal to:

(i)	the amount of the FleetCo German Secured Liabilities (excluding any liabilities owed to the FleetCo Security Agent);

(ii)	the amount of the FleetCo Spanish Secured Liabilities (excluding any liabilities owed to the FleetCo Security Agent); and

(iii)	the amount of the FleetCo Dutch Secured Liabilities (excluding any liabilities owed to the FleetCo Security Agent).

16.2.
Dutch FleetCo and the FleetCo Security Agent acknowledge that the obligations of Dutch FleetCo under Clause 0(i) above (the "German Parallel Debt"), under Clause 0(ii) above (the "Spanish Parallel Debt") and under Clause 0(iii) above (the "Dutch Parallel Debt") are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of Dutch FleetCo being:

(i)	the FleetCo German Secured Liabilities (excluding any liabilities owed to the FleetCo Security Agent);

(ii)	the FleetCo Spanish Secured Liabilities (excluding any liabilities owed to the FleetCo Security Agent); and

(iii)	the FleetCo Dutch Secured Liabilities (excluding any liabilities owed to the FleetCo Security Agent)
(in either case a "Corresponding Debt") nor shall the amounts for which Dutch FleetCo is liable under the German Parallel Debt, the Spanish Parallel Debt or the Dutch Parallel Debt, as applicable, be limited or affected in any way by its respective Corresponding Debt provided that:

(a)	the relevant Parallel Debt shall be decreased to the extent that the associated Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(b)	the relevant Corresponding Debt shall be decreased to the extent that the associated Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(c)	the amount of the relevant Parallel Debt shall at all times be equal to the amount of the associated Corresponding Debt.

16.3.	The relevant Parallel Debt will become due, if and to the extent that the associated Corresponding Debt has become due.

16.4.
For the purpose of this Clause 0 (Parallel Debt), the FleetCo Security Agent acts in its own name and not as a trustee, and its claims in respect of either Parallel Debt shall not be held on trust. The FleetCo Security to be granted under the FleetCo Dutch Security Documents or the Dutch FleetCo Dutch Security Documents to the FleetCo Security Agent to secure the relevant Parallel Debt will be granted to the FleetCo Security Agent in its capacity as creditor of the relevant Parallel Debt and shall not be held on trust.

16.5.
All monies received or recovered by the FleetCo Security Agent pursuant to this Clause 0 (Parallel Debt), and all amounts received or recovered by the FleetCo Security Agent from or by the enforcement of any FleetCo Security granted to secure either Parallel Debt, shall be applied in accordance with the relevant FleetCo Post-Enforcement Priorities of Payments, the German FleetCo Deed of Charge, the Dutch FleetCo Deed of Charge and the relevant FleetCo Dutch Security Documents or the Dutch FleetCo Dutch Security Documents, as appropriate.

16.6.
Without limiting or affecting the FleetCo Security Agent’s rights against Dutch FleetCo (whether under this Clause 0 (Parallel Debt) or under any other provision of the FleetCo Transaction Documents), Dutch FleetCo acknowledges that:

(i)	nothing in this Clause 0 (Parallel Debt) shall impose any obligation on the FleetCo Security Agent to advance any sum to Dutch FleetCo or otherwise under any FleetCo Transaction Document; and

(ii)
for the purpose of any vote taken under any FleetCo Transaction Document or the FleetCo Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Senior Noteholder, if applicable.

17.	Security Interests: Acknowledgements
Each of the Parties hereby acknowledges:

(i)	the Security Interests made or granted by the Issuer under the Issuer Deed of Charge;

(ii)
the Security Interests made or granted by Dutch FleetCo under the FleetCo German Security Documents, the FleetCo Dutch Security Documents, the German FleetCo Deed of Charge, the Dutch FleetCo Dutch Security Documents and the Dutch FleetCo Deed of Charge;

(iii)	the Security Interests made or granted by Dutch FleetCo, Spanish Branch under the FleetCo Spanish Security Documents and the Spanish FleetCo Deed of Charge;

(iv)
for the purposes of Article 1264 and 2800 (as the case may be) of the Italian Civil Code, the Security Interests made or granted by (A) Italian FleetCo under the FleetCo Italian Security Documents and the Italian FleetCo Deed of Charge and (B) the Issuer under the Issuer Deed of Charge; and

(v)	the Security Interests made or granted by French FleetCo under the FleetCo French Security Documents and the French FleetCo Deed of Charge.

18.	Issuer Intercreditor Terms
Each of the Issuer and the Issuer Secured Creditors shall comply with the Issuer Intercreditor Terms. The Issuer Intercreditor Terms shall be binding on the Issuer and each of the Issuer Secured Creditors and the Issuer and the Issuer Secured Creditors shall be bound to give effect to the Issuer Intercreditor Terms.

19.	Notices

19.1.	Communications in Writing
Any communication to be made under or in connection with this Agreement, the Issuer Transaction Documents or the FleetCo Transaction Documents shall be made in writing and, unless otherwise stated, may be made by facsimile or letter.

19.2.	Addresses
Any communication to be made under or in connection with this Agreement, the Issuer Transaction Documents and the FleetCo Transaction Documents shall be sent to the address, email address or facsimile number (and the department or officer, if any, for whose attention the communication is to be made) of the interested party set out in Schedule 12 (Notice Details) to this Agreement, or any substitute address, email address, facsimile number or department or officer as the relevant party may notify to the other parties by not less than five Business Days’ notice.

19.3.	Delivery

19.3.1.
Any communication or document made or delivered by one person to another under or in connection with this Agreement, the Issuer Transaction Documents or the FleetCo Transaction Documents shall only be effective:

(i)	if by way of facsimile, when received in legible form; or

(ii)	if by way of letter, when delivered personally or on actual receipt,

(iii)	and, if a particular department or officer is specified as part of its address details provided under Clause 0 (Addresses), if addressed to that department or officer.

19.3.2.
Any communication or document to be made or delivered to the Issuer, the Issuer Security Trustee, the Issuer Corporate Services Provider or the FleetCo Holdings Corporate Services Provider will be effective only when actually received by the Issuer, the Issuer Security Trustee, the Issuer Corporate Services Provider or the FleetCo Holdings Corporate Services Provider (as applicable) and then only if it is expressly marked for the attention of the department or officer specified in Schedule 12 (Notice Details) to this Agreement (or any substitute department or officer as the Issuer, the Issuer Security Trustee, the Issuer Corporate Services Provider or the FleetCo Holdings Corporate Services Provider shall specify for this purpose).

19.3.3.
Any communication or document to be made or delivered to a FleetCo or the FleetCo Security Agent or its relevant FleetCo Servicer will be effective only when actually received by such FleetCo or such FleetCo Security Agent or its relevant FleetCo Servicer and then only if it is expressly marked for the attention of the department or officer specified in Schedule 12 (Notice Details) to this Agreement (or any substitute department or officer as the FleetCo or the FleetCo Security Agent or the relevant FleetCo Servicer shall specify for this purpose).

19.4.	Notification of Address and Facsimile Number
Promptly upon changing its own address or facsimile number, the Issuer or, as the case may be, the relevant FleetCo or the relevant FleetCo Servicer shall notify the other parties.

19.5.	Electronic Communication

19.5.1.
Subject to sub-Clause 0, any communication to be made between (i) the Issuer and an Issuer Secured Creditor under or in connection with the Issuer Transaction Documents, (ii) a FleetCo and a FleetCo Secured Creditor under or in connection with the FleetCo Transaction Documents or (iii) a Servicer or Opco and a FleetCo under or in connection with any other Transaction Documents to which it is a party may be made by electronic mail or other electronic means, if the relevant parties:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

19.5.2.
Any electronic communication made between (i) the Issuer and an Issuer Secured Creditor under or in connection with the Issuer Transaction Documents, (ii) a FleetCo and a FleetCo Secured Creditor under or in connection with the FleetCo Transaction Documents or (iii) a Servicer or Opco and a FleetCo under or in connection with any other Transaction Documents to which it is a party will be effective only when actually received in readable form and only if it is addressed in such a manner as the relevant party may specify for this purpose.

19.6.	Deemed Receipt
Notwithstanding any other provision in this Clause 0 (Notices), any communication from any party to any other under this Agreement shall be effective (if by fax) when the relevant delivery receipt is received by the sender, (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or electronic communication will be written legal evidence.

19.7.	English Language

19.7.1.	Unless otherwise provided, any notice given under or in connection with any Transaction Document must be in English.

19.7.2.	All other documents provided under or in connection with any Transaction Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by or any party thereto, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document or the laws of the relevant country specify that the original language version shall prevail.

20.	Termination of Framework Agreement
Following the irrevocable and unconditional discharge in full of all the obligations of the Parties hereto (such date, the "FA Termination Date"), this Agreement shall be terminated, save that the obligations in Clause 0 (Confidentiality) are continuing and shall survive and remain binding on each Issuer Secured Creditor, FleetCo Secured Creditor and the Transaction Agent for a period of twelve months from the FA Termination Date.

21.	Calculations and Certificates

21.1.	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Transaction Document, the entries made in the accounts maintained by an Issuer Secured Creditor or a FleetCo Secured Creditor (as applicable) are prima facie evidence of the matters to which they relate.

21.2.	Certificates and Determinations
Any certification or determination by an Issuer Secured Creditor, a FleetCo Secured Creditor or the Transaction Agent of a rate or amount under any Transaction Document to which it is a party is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.	Partial Invalidity
If, at any time, any provision of the Transaction Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

23.	Remedies and Waivers
No failure to exercise or any delay in exercising, on the part of any Issuer Secured Creditor, any FleetCo Secured Creditor or the Transaction Agent, any right or remedy under the Transaction Documents to which it is a party shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

The rights and remedies provided in this Agreement may be exercised as often as necessary, are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.

24.	Consents, Amendments, Waivers and Modifications

24.1.	General principles

24.1.1.
Subject to Clause 0 (Framework Agreement: Relevant Parties Consent Only) to Clause 24.10 (Liquidation Agency Agreement) below and Schedule 5 (Amendments and Waiver Consent Requirements), any term of a Transaction Document may be amended, waived or modified only with the consent and agreement of:

(i)	each party to the relevant Transaction Document; and

(ii)
(prior to the delivery of an Issuer Enforcement Notice) the Transaction Agent or (upon and following the delivery of an Issuer Enforcement Notice) the Issuer Security Trustee (given in accordance with Clause 24.3 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)).

24.1.2.
Any such amendment, waiver or modification in respect of a Transaction Document made in accordance with this Clause 0 (Consents, Amendments, Waivers and Modifications) and Schedule 5 (Amendments and Waiver Consent Requirements) shall be binding on all the parties to such Transaction Documents and all parties shall be bound to give effect to it (including executing any amendment documents).

24.1.3.	Each Party hereto acknowledges that any consents, amendments, waivers or modifications:

(i)	under any Transaction Document to which is a party; and

(ii)	to which this Clause 24 (Consents, Amendments, Waivers and Modifications) applies, shall be subject to this Clause 0 (Consents, Amendments, Waivers and Modifications).

24.1.4.
Unless expressly stated otherwise in this Clause 0 (Consents, Amendments, Waivers and Modifications), this Clause 0 (Consents, Amendments, Waivers and Modifications) overrides anything in the Transaction Documents to the contrary.

24.2.	Framework Agreement: Relevant Parties Consent Only
Subject to Clauses 24.2A and 24.2B below and subject to Schedule 5 (Amendments and Waiver Consent Requirements) the following Clauses in this Agreement may be amended, waived or modified without the consent of all Parties hereto and such amendment, waiver or modification shall be binding on all Parties hereto, provided that the prior consent of the relevant Party or Parties set out below is obtained:

(i)	Clause 0 (Drawdown and Accession Conditions), Clause 0 (Representations and Warranties), Clause 0 (General Undertakings), Clause 0 (Scheduled Amortisation),

Clause 0 (Country Repayment Option), Clause 0 (Consequences of Potential Event of Default Prior to an Event of Default), Clause 0 (Events of Default), Clause 0 (Rapid Amortisation), Schedule 4 (Events of Default), Schedule 5 (Amendments and Waiver Consent Requirements) and Schedule 7 (Forms of Compliance Certificates): the prior written consent of each of the Parties set out below:

(a)	the Transaction Agent (acting pursuant to Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent));

(b)	the Issuer Security Trustee (acting pursuant to Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee));

(c)	the FleetCo Security Agent;

(d)	the relevant Opco;

(e)	the relevant FleetCo;

(f)	the Central Servicer;

(g)	the Issuer; and

(h)	the Parent;

(ii)
Clause 0 (Assignment and Transfer) and Clause 0 (Additional Issuer Secured Creditors and Liquidation Agent): only the prior written consent of each of the Issuer, the Subordinated Lender, the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)) and the Transaction Agent is required, save that in respect of Clause 0 (Acceding Liquidation Agent), only the prior written consent of the Transaction Agent and the Central Servicer shall be required;

(iii)
Clause 0 (Appointment of the Transaction Agent): only the prior written consent of the Transaction Agent (acting on the instructions of the Majority Senior Noteholders), the Issuer, the Central Servicer and the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) is required;

(iv)
Clause 0 (Acknowledgement of Appointment of FleetCo Security Agent): in respect of Clause 0, only the prior written consent of each of the Spanish FleetCo Secured Creditors and the FleetCo Security Agent is required; in respect of Clause 0, only the prior written consent of each of the German FleetCo Secured Creditors and the FleetCo Security Agent is required; in respect of Clause 0, only the prior written consent of each of the Italian FleetCo Secured Creditors and the FleetCo Security Agent is required and in respect of Clause 0, only the prior written consent of each of the French FleetCo Secured Creditors and the FleetCo Security Agent is required;

(v)	Clause 0 (Instructions to FleetCo Security Agent): only the prior written consent of the FleetCo Security Agent and the Issuer Security Trustee (given in accordance with Clause

0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee));

(vi)	Clause 14A (Senior Advance Drawdowns, Guarantees and Issuer Letters of Credit): only the prior written consent of the following is required:

(a)	the Transaction Agent (acting pursuant to Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by Transaction Agent));

(b)
(in respect of the provisions therein relating to the Avis Europe Payment Guarantee and the Issuer Letter of Credit only) the Issuer Cash Manager, the Issuer Security Trustee (acting pursuant to Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)) and Avis Europe;

(c)	(in respect of the provisions therein relating to the Finco Payment Guarantee only) the FleetCo Security Agent and Finco;

(d)	the Central Servicer; and

(e)	the Parent;

(vii)
Clause 0 (Provision of Information and Reports): only the prior written consent of each of the Issuer, the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)), the Transaction Agent and the FleetCo Servicers is required;

(viii)	Schedule 2 (Conditions Precedent): the prior written consent of:

(a)	the Transaction Agent (acting on the instructions of the Majority Senior Noteholders);

(b)	the Central Servicer;

(c)	the Issuer;

(d)	the relevant FleetCo (if relating to any additional condition precedent to a FleetCo Advance or an amendment to or modification of an existing condition precedent to a FleetCo Advance); and

(e)	the Parent;

(ix)	Schedule 3(Priorities of Payments):

(a)
(in respect of Issuer Priorities of Payments) only the prior written consent of each of the Issuer Secured Creditors shall be required, save that the consent of the relevant Issuer Secured Creditor is not required in respect of a proposed amendment, waiver or modification which does not relate to, or does not adversely affect, any payment due to such Issuer Secured Creditor;

(b)	(in respect of the Dutch FleetCo German Pre-Enforcement Priority of Payments and the Dutch FleetCo German Post-Enforcement Priority of Payments) the prior written consent of each of the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)), the German FleetCo Secured Creditors and the FleetCo Security Agent shall be required, save that the consent of the relevant FleetCo Secured Creditor is not required in respect of a proposed amendment, waiver or modification which does not relate to, or does not adversely, affect any payment due to such FleetCo Secured Creditor;

(c)
(in respect of the Dutch FleetCo Spanish Pre-Enforcement Priority of Payments and the Dutch FleetCo Spanish Post-Enforcement Priority of Payments) the prior written consent of each of the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)), the Spanish FleetCo Secured Creditors and the FleetCo Security Agent shall be required, save that the consent of the relevant FleetCo Secured Creditor is not required in respect of a proposed amendment, waiver or modification which does not relate to, or does not adversely affect, any payment due to such FleetCo Secured Creditor;

(d)
(in respect of the Italian FleetCo Pre-Enforcement Priority of Payments and the Italian FleetCo Post-Enforcement Priority of Payments) the prior written consent of each of the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)), the Italian FleetCo Secured Creditors and the FleetCo Security Agent shall be required, save that the consent of the relevant FleetCo Secured Creditor is not required in respect of a proposed amendment, waiver or modification which does not relate to, or does not adversely affect, any payment due to such FleetCo Secured Creditor;

(e)
(in respect of the Dutch FleetCo Dutch Pre-Enforcement Priority of Payments, the Dutch FleetCo Dutch Post-Enforcement Priority of Payments and the Dutch FleetCo Dutch Opco Event of Default Priority of Payments) the prior written consent of each of the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)), the Dutch FleetCo Secured Creditors and the FleetCo Security Agent shall be required, save that the consent of the relevant FleetCo Secured Creditor is not required in respect of a proposed amendment, waiver or modification which does not relate to, or does not adversely, affect any payment due to such FleetCo Secured Creditor;

(f)
(in respect of the French FleetCo Pre-Enforcement Priority of Payments and the French FleetCo Post-Enforcement Priority of Payments) the prior written consent of each of the Issuer Security Trustee (given in accordance 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)), the French FleetCo Secured Creditors and the FleetCo Security Agent shall be required, save that the consent of the relevant FleetCo Secured Creditor is not required in respect of a proposed amendment, waiver or modification which does not relate to, or does not adversely affect, any payment due to such FleetCo Secured Creditor; and

(g)
(in respect of the FCT Priority of Payments), the prior written consent of each of the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)), the French FleetCo Secured Creditors and the FleetCo Security Agent shall be required, save that the consent of the relevant FleetCo Secured Creditor is not required in respect of a proposed amendment, waiver or modification which does not relate to, or does not adversely affect, any payment due to such FleetCo Secured Creditor;

(x)
Schedule 6 (Forms of Accession Deed) and Schedule 11 (Form of Investor Report): only the prior written consent of the Issuer, the Subordinated Lender, the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)) and the Transaction Agent is required;

(xi)	Schedule 8 (Forms of Cash Management Reports): only the prior written consent of:

(a)
(in respect of Part 1 (Form of Issuer Cash Management Report) of Schedule 8 (Forms of Cash Management Reports) the Issuer, the Issuer Cash Manager, the Issuer Security Trustee (given in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)) and the Transaction Agent is required; and

(b)
(in respect of Part 2 (Form of FleetCo Cash Management and Lease Report) of Schedule 8 (Forms of Cash Management Reports)), the Transaction Agent, the FleetCo Servicers and the FleetCo Security Agent is required, in each case, without prejudice to the obligation of the Issuer Cash Manager to deliver an Issuer Cash Management Report and the obligation of the Central Servicer to deliver a FleetCo Cash Management and Lease Report in substantially in the form set out in Schedule 8 (Forms of Cash Management Reports) and in form and substance satisfactory to the Transaction Agent;

(xii)	Schedule 9 (Form of Fleet Report): only the prior written consent of the Transaction Agent, the FleetCo Servicers and the FleetCo Security Agent is required;

(xiii)	Schedule 10 (Form of Central Servicer Reports): only the prior written consent of the Transaction Agent, the Central Servicer and the FleetCo Security Agent is required;

(xiv)	Schedule 12 (Notice Details): only the prior written consent of the relevant Person to which the notice details relate is required;

(xv)
Schedule 13 (Form of Issuer Letter of Credit), Schedule 14 (Forms of Drawdown Notices), Schedule 15 (Forms of Closing and Solvency Certificate): the prior written consent of each of the Parties set out below shall be required:

(a)	the Transaction Agent (acting pursuant to Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent));

(b)	the Issuer Security Trustee (acting pursuant to Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee);

(c)	the FleetCo Security Agent; and

(d)	the Central Servicer; and

(xvi)
Schedule 16 (Issuer Intercreditor Terms): only the prior written consent of each of the Issuer and each of the Issuer Secured Creditors is required, save that the consent of the relevant Issuer Secured Creditor is not required in respect of a proposed amendment, waiver or modification which does not relate, or does not adversely affect, any payment due to such Issuer Secured Creditor; and

(xvii)	Schedule 17 (Vehicle Manufacturer Group Table): only the prior written consent of each of the Central Servicer and the Transaction Agent is required.

24.2A
The consent of the Liquidation Agent shall not be required for any proposed amendment, waiver or modification to any term of this Agreement or the German FleetCo Deed of Charge, save for any proposed amendment, waiver or modification to:

(a)
the ranking of payments due and payable to the Liquidation Agent under any FleetCo Priority of Payments, save that the consent of the Liquidation Agent is not required in respect of a proposed amendment, waiver or modification which does not relate to, or does not adversely, affect any payment due to the Liquidation Agent; and

(b)	this Clause 24.2A; and

24.2B
The consent of any Issuer Hedge Counterparty shall not be required for any proposed amendment, waiver or modification to any term of this Agreement or the Issuer Deed of Charge, save for any proposed amendment, waiver or modification to:

(a)	Clause 0 of this Agreement;

(b)	Clause 0 (Issuer Hedging Agreements) of this Agreement;

(c)	Clause 0 (Limited recourse against the Issuer) of the Framework Agreement;

(d)	paragraph 4 (Issuer Hedge Counterparties) of Schedule 16 (Issuer Intercreditor Terms) of this Agreement;

(e)	paragraph 7.4 (Exclusions) of Schedule 16 (Issuer Intercreditor Terms) of this Agreement;

(f)	paragraphs 8.1.1(ii) and (iii) of Schedule 16 (Issuer Intercreditor Terms) of this Agreement;

(g)	paragraph 9.4.2 of Schedule 16 (Issuer Intercreditor Terms) of this Agreement;

(h)	this Clause 24.2B;

(i)	clause 7.1.2 of the Issuer Deed of Charge; and

(j)	any other provision in this Agreement or the Issuer Deed of Charge which would, in the reasonable opinion of an Issuer Hedge Counterparty, adversely affect its rights, provided that, in each case where an Issuer Hedge Counterparty’s consent is required pursuant to this Clause 24.2B, such consent of such Issuer Hedge Counterparty shall not be unreasonably withheld or delayed.

24.3.	Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee

24.3.1.
Subject to Clause 0, if a request is made to the Issuer Security Trustee by the Issuer or the FleetCo Security Agent or any other person to give its consent or approval to any event, matter or thing, or give any directions or instructions in respect of any event, matter or thing (including, without limitation, any matter relating to the enforcement of the Issuer Security or any amendment or modification to or waiver of any provision of the Transaction Documents or any determination that an Event of Default shall not be treated as such), then the Issuer Security Trustee shall give its consent or approval, direction or instruction or direct the FleetCo Security Agent to give its consent or approval or give any instruction or direction in relation to that event, matter or thing only if so directed in writing in accordance with paragraph 8 (Instructions to the Issuer Security Trustee and exercise of discretion) of Schedule 16 (Issuer Intercreditor Terms).

24.3.2.	The Issuer shall promptly:

(i)	send to each of the Issuer Security Trustee and the Transaction Agent a copy of any report, notice or certification received by the Issuer pursuant to the Transaction Documents;

(ii)
inform each of the Issuer Security Trustee and the Transaction Agent of the occurrence of, or is otherwise aware of, any Default of which it has received written notice and the steps, if any, being taken to remedy it to the extent it is aware of any such steps; and

(iii)
inform each of the Issuer Security Trustee, the Transaction Agent and each relevant Rating Agency (to the extent that any outstanding Senior Notes are rated by such Rating Agency) of the occurrence and content of any waiver or amendment made or given pursuant to this Clause 0 (Consents, Amendments, Waivers and Modifications).

24.3.3.	Implementation of modifications, consents, waivers and releases
As soon as reasonably practicable after the giving of its consent or its agreement to waive or modify any event, matter or thing in respect of a Transaction Document in accordance with this Clause 0 (Consents, Amendment, Waivers and Modifications), each of the parties to such Transaction Document shall, at the cost of the Issuer execute and deliver any deeds, documents or notices as may be required to be executed and/or delivered (in the case of any such deeds, documents or notices to be executed by the Issuer Security Trustee, in form and substance satisfactory to the Issuer Security Trustee) in order to give effect to the relevant matter or thing which the Issuer Security Trustee has consented to or agreed to waive or modify.

24.3.4.	Binding force and authority to sign

(i)
Any modification, agreement, waiver granted or consent given by the Issuer Security Trustee in respect of any Transaction Document in accordance with the provisions of this Agreement shall be binding on all the parties to this Agreement (including in respect of the Transaction Documents to which they are party) and all such parties shall be bound to give effect to it (including in respect of the Transaction Documents to which they are party).

(ii)
The Issuer Security Trustee is hereby authorised by each Issuer Secured Creditor (other than the Subordinated Lender and Finco) to execute and deliver on its behalf all documentation required pursuant to this Clause 0 to implement any modification or the terms of any waiver or consent granted by the Issuer Security Trustee in respect of any Transaction Document pursuant to and in accordance with this Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) and such execution and delivery by the Issuer Security Trustee shall bind each Issuer Secured Creditor (other than the Subordinated Lender and Finco) under each of such Transaction Documents as if such documentation had been duly executed by it.

24.3.5.
Nothing contained in this Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) shall oblige the Issuer Security Trustee to agree to any amendment, waiver or grant of any consent, approval, or make any determination or give any direction or instructions to the FleetCo Security Agent to do any of the foregoing which, in the sole opinion of the Issuer Security Trustee, would have the effect of (a) exposing the Issuer Security Trustee to any liability against which it has not been indemnified and/or secured and/or prefunded to its satisfaction or (b) increasing its obligations or duties or decreasing the protections of the Issuer Security Trustee.

24.4.	Amendments, Waiver and Modifications of FleetCo Transaction Documents by the FleetCo Security Agent

24.4.1.
Subject to Clause 0, if a request is made to the FleetCo Security Agent by the Issuer or any other person to give its consent or approval to any event, matter or thing, or give any directions or instructions in respect of any event, matter or thing (including, without limitation, any matter relating to the enforcement of any FleetCo Security), then the FleetCo Security Agent shall give its consent or approval, direction or instructions in relation to that event, matter or thing only if so directed in writing by the parties set out in Clause 0 (Instructions to FleetCo Security Agent) above.

24.4.2.	Each FleetCo shall promptly:

(i)
inform the FleetCo Security Agent and the Transaction Agent of the occurrence of any Default of which it has received notice and the steps, if any, being taken to remedy it to the extent it is aware of any such steps; and

(ii)
inform the FleetCo Security Agent and the Transaction Agent of the occurrence and content of any waiver or amendment to which it has provided consent pursuant to this Clause 0 (Consents, Amendments, Waivers and Modifications).

24.4.3.	Implementation of modifications, consents, waivers and releases
As soon as reasonably practicable, and in any event not later than 5 Business Days after the giving of its consent or its agreement to waive or modify any event, matter or thing in respect of a FleetCo Transaction Document in accordance with this Clause 0 (Amendments, Waiver and Modifications of FleetCo Transaction Documents by the FleetCo Security Agent), each of the parties to such FleetCo Transaction Document shall, at the cost of the relevant FleetCos, execute and deliver any deeds, documents or notices as may be required to be executed and/or delivered (each in form and substance satisfactory to the FleetCo Security Agent) in order to give effect to the relevant matter or thing which the FleetCo Security Agent has consented to or agreed to waive or modify.

24.4.4.	Binding force and authority to sign

(i)
Any modification, agreement, waiver granted or consent given by the FleetCo Security Agent in respect of a FleetCo Transaction Document in accordance with the provisions of this Agreement shall be binding on all the parties to such FleetCo Transaction Document (to the extent that such parties are parties to this Agreement) and all the parties to such FleetCo Transaction Document shall be bound to give effect to it.

(ii)
The FleetCo Security Agent is hereby authorised by each other FleetCo Secured Creditor (other than the Central Servicer) to execute and deliver on its behalf all documentation required pursuant to this Clause 0 to implement any modification or the terms of any waiver or consent granted by the FleetCo Security Agent in respect of any FleetCo Transaction Document pursuant to and in accordance with Clause 0 (Amendments, Waiver and Modifications of FleetCo Transaction Documents by the FleetCo Security Agent) and such execution and delivery by the FleetCo Security Agent shall bind each FleetCo Secured Creditor (other than the Central Servicer) under each of such FleetCo Transaction Document as if such documentation had been duly executed by it.

24.4.5.
Nothing contained in this Clause 0 (Amendments, Waiver and Modifications of FleetCo Transaction Documents by the FleetCo Security Agent) shall oblige the FleetCo Security Agent to agree to any amendment, waiver or grant of any consent which, in the sole opinion of the FleetCo Security Agent, would have the effect of (a) exposing the FleetCo Security Agent to any liability against which it has not been indemnified and/or secured and/or prefunded to its satisfaction or (b) increasing its obligations or duties or decreasing the protections of the FleetCo Security Agent.

24.5.	Amendments to Certain Definitions in Master Definitions Agreement

24.5.1.
Subject to Schedule 5 (Amendments and Waiver Consent Requirements), the definitions of "Fee Letters" and "Senior Noteholder Fee Letter" in the Master Definitions Agreement and the terms of any Fee Letter or Senior Noteholder Fee Letter and may be amended or modified without the consent of all Parties thereto and such amendment, waiver or modification shall be binding on all Parties thereto, provided that the prior consent of the following Parties are obtained:

(a)	the Transaction Agent;

(b)	the Senior Noteholders;

(c)	the Issuer; and

(d)	Finco.

24.5.2.
Subject to Schedule 5 (Amendments and Waiver Consent Requirements), the definition of "Transaction Agent Fee Letter" and any definitions used therein in the Master Definitions Agreement and the terms of any Fee Letter or Senior Noteholder Fee Letter may be amended or modified without the consent of all Parties thereto and such amendment, waiver or modification shall be binding on all Parties thereto, provided that the prior consent of the following Parties are obtained:

(a)	the Transaction Agent; and

(b)	the Central Servicer.

24.5.3.
Subject to Schedule 5 (Amendments and Waiver Consent Requirements), the definitions of "Lease Payment Date", "Lease Determination Date", "FleetCo Determination Date", "Issuer Determination Date", "Reporting Date", "Intra-Month Reporting Date", "Information Date", "Intra-Month Information Date", "Interest Determination Date", "Intra-Month Interest Determination Date", "Payment Confirmation Date" and "Shortfall Notification Date" in the Master Definitions Agreement may be amended or modified without the consent of all Parties and such amendment, waiver or modification shall be binding on all Parties thereto, provided that the prior written consent of the following Parties are obtained:

(a)	the Transaction Agent;

(b)	the FleetCo Security Agent;

(c)	the Central Servicer;

(d)
if the amendment or modification relates to any timing or any other matter that affects the determination, calculation or delivery of information or any report to or by the Issuer Security Trustee, the Issuer Security Trustee; and

(e)
if the amendment or modification relates to any timing or any other matter that affects the determination, calculation or delivery of information or any report to or by the Issuer Cash Manager, the Issuer Cash Manager.

24.5.4.
Provided that Qualifying Senior Noteholder consent has been obtained where applicable pursuant to Schedule 5 (Amendments and Waiver Consent Requirements), the definitions of "Credit Enhancement Asset", "Credit Enhancement Matrix", "Credit Enhancement

Required Amount", "Issuer Borrowing Base Test", "Senior Notes Maximum Amount", "Country Asset Value", "Combined Eligible Country Asset Value", "Country Asset Value Test", "Eligible Vehicle", "Rapid Amortisation Event" and the definitions of the defined terms used in these definitions may be amended or modified without the consent of all the Parties to the Master Definitions Agreement and such amendment, waiver or modification shall be binding on all Parties to the Master Definitions Agreement, provided that the prior consent of the following Parties are obtained:

(a)	the Transaction Agent;

(b)	the Central Servicer; and

(c)	the Issuer.

24.5.5.
The consent of the Liquidation Agent shall not be required for any proposed amendment, waiver or modification to any term of the Master Definitions Agreement, save for any proposed amendment, waiver or modification to the following:

(a)	the definition of "Tax";

(b)	the definition of "VAT";

(c)	the definition of "Liabilities";

(d)	the definition of "Liquidation Agent Agreement";

(e)	the definition of "Liquidation Agent";

(f)	the definition of "Liquidation Agent Service Commencement Notice"; and

(g)
clauses 2 (Principles of Interpretation and Construction), 3 (Incorporation of Common Terms) and Clause 24 (Consents, Amendments, Waivers and Modifications) of this Agreement), 4 (Governing Law and Jurisdiction) and 5 (Enforcement) of the Master Definitions Agreement,

in each case, which would, in the reasonable opinion of the Liquidation Agent, relate to the Liquidation Agent and adversely affect its rights and provided that, if the Liquidation Agent’s consent is required pursuant to this Clause 0, the Liquidation Agent shall not unreasonably withhold or delay its consent.

24.5.6.
The consent of an Issuer Hedge Counterparty shall not be required for any proposed amendment, waiver or modification to any term of the Master Definitions Agreement, save for any proposed amendment, waiver or modification to the following definitions:

(a)	paragraphs (a)(vi)(A) and (a)(vi)(B) of "Enforcement Action";

(b)	"Excess Swap Collateral";

(c)	"Issuer Hedge Collateral Account";

(d)	"Issuer Hedge Counterparty";

(e)	"Issuer Hedging Debt";

(f)
"Issuer Secured Creditors", provided that the consent of an Issuer Hedge Counterparty shall only be required if such proposed amendment, waiver or modification relates to, or adversely affects the rights or interests of, such Issuer Hedge Counterparty;

(g)
"Senior Issuer Finance Parties", provided that the consent of an Issuer Hedge Counterparty shall only be required if such proposed amendment, waiver or modification relates to, or adversely affects the rights or interests of, such Issuer Hedge Counterparty;

(h)
"Senior Recoveries", provided that the consent of an Issuer Hedge Counterparty shall only be required if such proposed amendment, waiver or modification relates to, or adversely affects the rights or interests of, such Issuer Hedge Counterparty; and

(i)	any other provision in the Master Definitions Agreement which would, in the reasonable opinion of an Issuer Hedge Counterparty, adversely affect its rights, provided that, in each case where an Issuer Hedge Counterparty’s consent is required pursuant to this Clause 0, such consent of such Issuer Hedge Counterparty shall not be unreasonably withheld or delayed.

24.6.	Schedule 5 (Amendments and Waiver Consent Requirements)

24.6.1.
Any reference in this Clause 0 (Consents, Amendments, Waivers and Modifications) and/or the Transaction Documents to consents, amendments, waivers, modifications, instructions or directions by the Senior Noteholders shall mean consents, amendments, waivers, modifications, instructions or directions by the Majority Senior Noteholders instructing the Transaction Agent, save for:

(i)
the consents, amendments, waivers, modifications, instructions or directions set out in Schedule 5 (Amendments and Waiver Consent Requirements), in which case the consent, instruction or direction of each Senior Noteholder is required; or

(ii)	as otherwise expressly specified.

24.6.2.	This Clause 0 (Schedule 5 (Amendments and Waiver Consent Requirements)) shall apply in the event of inconsistency with the rest of this Clause 0 (Consents, Amendments, Waivers and Modifications).

24.7.	FleetCo Back-up Cash Management Agreement: Relevant Parties Consent Only
Subject to Schedule 5 (Amendments and Waiver Consent Requirements), any term of the FleetCo Back-up Cash Management Agreement may be amended, waived or modified only with the consent and agreement of all the parties thereto and any such amendment, waiver or modification shall be binding on all parties thereto, save that:

(i)
where such amendment, waiver or modification is proposed following the delivery of a FleetCo Back-up Cash Management Commencement Notice, the consent or agreement of the Servicers shall not be required; and

(ii)	the consent or agreement of the Account Banks shall only be required:

(a)	in the case of the Dutch FleetCo Spanish Account Bank, where such amendment, waiver or modification relates to the Dutch FleetCo Spanish Bank Accounts;

(b)	in the case of the Italian FleetCo Account Bank, where such amendment, waiver or modification relates to the Italian Bank Accounts;

(c)	in the case of the Dutch FleetCo German Account Bank, where such amendment, waiver or modification relates to the Dutch FleetCo German Bank Accounts;

(d)	in the case of the Dutch FleetCo Dutch Account Bank, where such amendment, waiver or modification relates to the Dutch FleetCo Dutch Bank Accounts; or

(e)	in the case of the French FleetCo Account Bank, where such amendment, waiver or modification relates to the French Bank Accounts.

24.8.	Issuer Hedging Agreements

24.8.1.	Any term in the Issuer Hedging Agreements in respect of:

(a)	Part 4(n) (Transfers) of the Schedule to each such Issuer Hedging Agreement;

(b)	Part 6 (Ratings Downgrade Provisions) of the Schedule to each such Issuer Hedging Agreement;

(c)	the Credit Support Annex to each such Issuer Hedging Agreement; or

(d)	any other provisions required by the relevant Rating Agencies then rating the outstanding Senior Notes, may be amended, waived or modified by the Issuer Hedge Counterparty party to the relevant Issuer Hedging Agreement without the consent and agreement of the Issuer or any other Party, provided that the proposed amendment, waiver or modification shall continue to comply with the requirements of such Rating Agencies and is in form and substance satisfactory to the Transaction Agent and the Central Servicer.

24.8.2.	No consent, amendment, waiver, modification, direction or instruction relating to:

(a)	a change or which would have the effect of changing the definitions of "Issuer Hedging Agreement";

(b)
a change or which would have the effect of changing the definition of "Permitted Hedge Close-out" or any of the Issuer Hedge Counterparty’s rights to terminate the relevant Issuer Hedging Agreements; or

(c)	a change or which would have the effect of changing the exemption granted with respect to Permitted Hedge Close-out, may be effective unless prior written consent to such amendment, waiver, modification, direction or instruction has been received by each Issuer Hedge Counterparty, the Issuer, the Transaction Agent and the Central Servicer.

24.9.	Amendments, Waiver and Modifications of the FCT Transaction Documents

24.9.1.

(i)	Following exercise by Finco of the France Repayment Option and the payment of the corresponding France TRO Finco Amounts:

(a)
any term of the FCT Regulations may be amended, waived or modified with the consent and agreement of the FCT Management Company and the FCT Custodian (after prior consultation of the FCT Noteholder) and any such amendment, waiver or modification shall be binding on all parties thereto; and

(b)	any term of the FCT Transaction Documents may be amended, waived or modified with the consent and agreement of the parties thereto.

(ii)
Subject to Schedule 5 (Amendments and Waiver Consent Requirements) and Clause 24.9.1(i)(a) above, any term of the FCT Regulations may be amended, waived or modified with the consent and agreement of the FCT Management Company, the FCT Custodian and the FCT Noteholder and any such amendment, waiver or modification shall be binding on all parties thereto.

24.9.2.
Subject to Schedule 5 (Amendments and Waiver Consent Requirements) and Clause 24.9.1(i)(b) above, any term of any FCT Transaction Document may be amended, waived or modified only with the consent and agreement of all the parties thereto and any such amendment, waiver or modification shall be binding on all parties thereto.

24.10.	Liquidation Agency Agreement
Schedule 2 (Fee Schedule) of the Liquidation Agency Agreement may be amended, waived or modified without the consent of the parties thereto other than Fiserv as the Liquidation Agent, the Transaction Agent and the Central Servicer.

25.	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

26.	Third Parties Rights

26.1.
Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Rights Act") to enforce or to enjoy the benefit of any term of this Agreement.

26.2.	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

26.3.
Any Receiver, Delegate or any other person described in Clause 0 (Non-Petition and Limited Recourse) may, subject to this Clause 0 (Third Parties Rights) and the Third Parties Rights Act, rely on any Clause of this Agreement which expressly confers rights on it.

Section 10
Non-Petition and Limited Recourse, Governing Law, Enforcement and Service of Process

27.	Non-Petition and Limited Recourse

27.1.	Non-petition

27.1.1.	Non-petition Against the Issuer

(i)	Other than the Issuer Security Trustee, each Party hereto agrees that it shall not be entitled to take any Insolvency Proceedings against the Issuer save as permitted by the Issuer Deed of Charge.

(ii)	The parties agree that this Clause 0 (Non-petition Against the Issuer) shall apply to all Transaction Documents to which the Issuer is a party.

27.1.2.	Non-petition Against the FleetCos

(i)
Each Party hereto hereby unconditionally and irrevocably agrees and acknowledges that until the expiry of twenty-four (24) months and one (1) day after the termination of this Agreement and any other Transaction Document to which Dutch FleetCo, Italian FleetCo or French FleetCo (as applicable) is a party:

(a)
subject to Clause 0 below, it shall not have the right to take or join any person in taking any steps against Dutch FleetCo, Italian FleetCo or French FleetCo (as applicable) for the purpose of obtaining payment of any amount due from Dutch FleetCo, Italian FleetCo or French FleetCo (as applicable) or in connection with the commencement of legal proceedings (howsoever described) to recover any amount owed to it by Dutch FleetCo, Italian FleetCo or French FleetCo (as applicable) under this Agreement or any other Transaction Documents to which Dutch FleetCo, Italian FleetCo or French FleetCo (as applicable) is party (other than serving a written demand on Dutch FleetCo, Italian FleetCo or French FleetCo (as applicable) for payment subject to the terms of this Agreement or any other Transaction Documents to which Dutch FleetCo, Italian FleetCo or French FleetCo (as applicable) is a party and solely for the purpose of avoiding forfeiture of right); and

(b)	neither it nor any person on its behalf shall be entitled to initiate or join any person in initiating any Insolvency Proceedings against the relevant FleetCo.

(ii)	The parties agree that this Clause 0 (Non-petition Against the FleetCos) shall apply to all Transaction Documents to which each FleetCo is a party.

(iii)	Avis Italian Opco agrees that this Clause 0 (Non-petition Against the FleetCos) shall apply mutatis mutandis to the Italian VAT Sharing Agreement and the Italian Income Tax Consolidation Agreement.

27.1.3.	Non-petition Against the Conduit Senior Noteholders
Notwithstanding anything to the contrary in this Agreement or any Transaction Document to which the relevant Conduit Senior Noteholder is expressed to be a party, each Party to this Agreement hereby agrees with and acknowledges to each of the Conduit Senior Noteholders that neither it nor any person on its behalf shall initiate or join any person in initiating a Third Party Insolvency Event or the commencement of any Third Party Insolvency Proceeding in relation to such Conduit Senior Noteholder until the date following two years and one day after all notes and commercial paper issued by such Conduit Senior Noteholder have been redeemed in full. The provisions of this Clause 27.1.3 shall survive the termination of this Agreement.

27.1.4.	Non-petition Against the FCT
Each Party hereto hereby unconditionally and irrevocably agrees and acknowledges that it shall not (i) be entitled to proceed directly against the FCT and (ii) have the right to take or join any person in taking any steps against the FCT for the purpose of obtaining payment of any amount due from the FCT (other than serving a written demand).

27.2.	Limited recourse

27.2.1.	Limited recourse against the Issuer

(i)	Each Party hereto agrees that:

(a)
Enforcement of Security: only the Issuer Security Trustee may enforce the Security in respect of the Issuer in accordance with, and subject to the terms of, the Issuer Deed of Charge, and only the Issuer Security Trustee may institute proceedings against the Issuer as it may think fit to enforce the rights of the Issuer Secured Creditors against the Issuer, whether the same arise under general law, this Agreement or the other Transaction Documents or otherwise (provided nothing shall prevent an Issuer Secured Creditor (i) that is an Issuer Hedge Counterparty from delivering any notices pursuant to section 6(d) of the Issuer Hedging Agreement to which such Issuer Hedge Counterparty is a party or (ii) from proving for the full amount owed to it by the Issuer in the liquidation of the Issuer), and none of the other Issuer Secured Creditors shall be entitled to proceed directly against the Issuer or shall be entitled to take any action, steps or proceedings which would result in any of the provisions of any of Issuer Priority of Payments not being observed, unless the Issuer Security Trustee, having become bound to proceed in accordance with the terms of this Agreement, fails or neglects to do so;

(b)
Insufficient Recoveries: if, or to the extent that, after the Issuer Secured Property has been as fully as practicable realised and the proceeds thereof have been applied in accordance with the applicable Issuer

Priority of Payments the amounts recovered on realisation of the Issuer Secured Property are insufficient to pay or discharge amounts due from the Issuer to the Issuer Secured Creditors in full for any reason, the Issuer will have no liability to pay or otherwise make good any such insufficiency; and

(c)
the obligations of the Issuer hereunder will be the limited recourse obligations of the Issuer payable solely in accordance with the Transaction Documents and no Party shall have any recourse to any of the directors, officers, employees, shareholders or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.

(ii)	The parties agree that this Clause 0 (Limited recourse against the Issuer) shall apply to all Transaction Documents to which the Issuer is a party.

27.2.2.	Limited recourse against the FleetCos

(i)	Each Party hereto agrees that:

(a)
Enforcement of Security: only the FleetCo Security Agent may enforce the Security in respect of a FleetCo in accordance with, and subject to the terms of, the relevant FleetCo Deed of Charge and the relevant FleetCo Security Documents and only the FleetCo Security Agent may institute proceedings against the FleetCos as it may think fit to enforce the rights of the relevant FleetCo Secured Creditors against the corresponding FleetCo, whether the same arise under general law, this Agreement or the other Transaction Documents or otherwise and none of the other FleetCo Secured Creditors shall be entitled to proceed directly against such FleetCos, unless the FleetCo Security Agent, having become bound to proceed in accordance with the terms of this Agreement, fails or neglects to do so;

(b)	Insufficient Recoveries:

A.
(in respect of recoveries in Spain and/or realisation of Dutch FleetCo Spanish Secured Property) if, or to the extent that, after the Dutch FleetCo Spanish Secured Property has been as fully as practicable realised and the proceeds thereof (in part in the case of proceeds of the pledge of shares in Dutch FleetCo) have been applied in accordance with the Dutch FleetCo Spanish Pre-Enforcement Priority of Payments or the Dutch FleetCo Spanish Post-Enforcement Priority of Payments (as applicable), such proceeds are insufficient to pay or discharge amounts due from Dutch FleetCo to the relevant FleetCo Secured Creditors or any other Party to this Agreement in full for any reason, Dutch FleetCo will have no liability to pay or otherwise make good any such insufficiency;

B.
(in respect of recoveries in Germany and/or realisation of Dutch FleetCo German Secured Property) if, or to the extent that, after the Dutch FleetCo German Secured Property has been as fully as practicable realised and the proceeds thereof (in part in the case of proceeds of the pledge of shares in Dutch FleetCo) have been applied in accordance with the Dutch FleetCo German Pre-Enforcement Priority of Payments or the Dutch FleetCo German Post-Enforcement Priority of Payments (as applicable), such proceeds are insufficient to pay or discharge amounts due from such FleetCo to the FleetCo Secured Creditors or any other Party to this Agreement in full for any reason, the Dutch FleetCo will have no liability to pay or otherwise make good any such insufficiency;

C.
(in respect of recoveries in Italy and/or realisation of Italian FleetCo Secured Property) if, or to the extent that, after the Italian FleetCo Secured Property has been as fully as practicable realised and the proceeds thereof have been applied in accordance with the Italian FleetCo Pre-Enforcement Priority of Payments or the Italian FleetCo Post-Enforcement Priority of Payments (as applicable), such proceeds are insufficient to pay or discharge amounts due from such FleetCo to the FleetCo Secured Creditors or any other Party to this Agreement in full for any reason, Italian FleetCo will have no liability to pay or otherwise make good any such insufficiency;

D.
(in respect of recoveries in The Netherlands and/or realisation of Dutch FleetCo Dutch Secured Property) if, or to the extent that, after the Dutch FleetCo Dutch Secured Property has been as fully as practicable realised and the proceeds thereof (in part in the case of proceeds of the pledge of shares in Dutch FleetCo) have been applied in accordance with the Dutch FleetCo Dutch Pre-Enforcement Priority of Payments, the Dutch FleetCo Dutch Post-Enforcement Priority of Payments or the Dutch FleetCo Dutch Opco Event of Default Priority of Payments (as applicable), such proceeds are insufficient to pay or discharge amounts due from such FleetCo to the FleetCo Secured Creditors or any other Party to this Agreement in full for any reason, Dutch FleetCo will have no liability to pay or otherwise make good any such insufficiency; and

E.
(in respect of recoveries in France and/or realisation of French FleetCo Secured Property) if, or to the extent that, after the French FleetCo Secured Property has been as fully as practicable realised and the proceeds thereof have been applied in accordance with the French FleetCo Pre-Enforcement Priority of Payments or the French FleetCo Post-Enforcement Priority of Payments (as applicable), such proceeds are insufficient to pay or discharge amounts due from such FleetCo to the FleetCo Secured Creditors or any other Party to this Agreement in full for any reason, French FleetCo will have no liability to pay or otherwise make good any such insufficiency; and

(c)
the obligations of each FleetCo hereunder will be the limited recourse obligations of the relevant FleetCo payable solely in accordance with the Transaction Documents and no Party shall have any recourse to any of the directors, officers, employees, shareholders or Affiliates of such FleetCo with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby.

(ii)
Irrespective of whether or not this Clause 0 (Limited recourse against the FleetCos) is incorporated into any other Transaction Document, the Parties agree that this Clause 0 (Limited recourse against the FleetCos) shall apply to all Transaction Documents to which each FleetCo is a party to the fullest extent possible.

(iii)
Avis Italian Opco agrees that this Clause 0 (Limited recourse against the FleetCos) shall apply mutatis mutandis to the Italian VAT Sharing Agreement and the Italian Income Tax Consolidation Agreement.

27.2.3.	Limited recourse Against the Conduit Senior Noteholders
Notwithstanding anything to the contrary in this Agreement or any Transaction Document to which a Conduit Senior Noteholder is expressed to be a party, each Party to this Agreement agrees with the Conduit Senior Noteholder that all amounts payable or expressed to be payable by such Conduit Senior Noteholder pursuant to this Agreement shall be recoverable solely out of its assets (except to the extent that the Conduit Senior Noteholder is not entitled as a matter of law to retain amounts paid to it, or amounts that are received by any person and any liquidator or creditor of the Conduit Senior Noteholder where such person is not entitled as a matter of law to retain such amounts paid), and each Party to this Agreement hereby agrees with the Conduit Senior Noteholder that the Conduit Senior Noteholder shall be liable in respect of any claim which such Party may have against it only to the extent that the Conduit Senior Noteholder has funds available for such purpose in accordance with the relevant priority of payments applicable to the Conduit Senior Noteholder and that, to the extent that any such claims remain unpaid after the application of such funds in accordance with such priority of payments, such claims shall be extinguished, and to the extent that any liabilities of any Conduit Senior Noteholder remain unpaid after the application of such sums, assets and proceeds, such liabilities shall be extinguished. The provisions of this Clause 27.2.3 shall survive the termination of this Agreement.

27.2.4.	Limited recourse Against the FCT

a)
Each Party hereto hereby unconditionally and irrevocably agrees and acknowledges to the FCT that, notwithstanding any provision of the FCT Regulations or any other document to which the FCT is a party, all obligations of the FCT to such Party are limited in recourse and such Party shall not have the right to take or join any person in taking any steps against the FCT for the purpose of seeking the liability of the FCT or obtaining payment of any amount due to it from the FCT under any Transaction Document for sums in excess of the amount of the assets of the FCT which are available to be allocated to such payment in accordance with, and subject to, the FCT Priority of Payments set forth in Part 7 of Schedule 3 to this Agreement as provided for under article L.214-175.-III of the French Code monétaire et financier.
.

28.	Governing Law and Jurisdiction

28.1.	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

28.2.
The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement may be brought in such courts. The parties irrevocably submit to the jurisdiction of such courts and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of the Issuer Security Trustee, the FleetCo Security Agent and the Transaction Agent and shall not limit the right of the Issuer Security Trustee, the FleetCo Security Agent or the Transaction Agent to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

29.	Service of Process

29.1.	Without prejudice to any other mode of service allowed under any relevant law, the Parent:

(a)	irrevocably appoints Finco as its agent for service of process in relation to any proceedings before the English courts in connection with any Transaction Document to which it is party; and

(b)	agrees that failure by a process agent to notify the Parent of the process will not invalidate the proceedings concerned.

29.2.
If for any reason such agent shall cease to be such agent for the service of process, the Parent shall forthwith appoint a new agent for service of process in England and deliver to the Transaction Agent and the Issuer Security Trustee a copy of the new agent’s acceptance of that appointment within 30 days.

29.3.	Nothing shall affect the right to serve process in any other manner permitted by law.

This Agreement is executed and delivered on the date stated at the beginning.

Schedule 1
The Parties
Part 1
Opcos, Servicers and Lessees
Opcos

Name of Opcos	Registration number (or equivalent, if any)
Avis Budget Autovermietung GmbH & Co. KG (the "German Opco")	HRA 3033
Avis Budget Italia S.p.A. (the "Avis Italian Opco" and an "Italian Opco")	421940586
Avis Alquile un Coche S.A. (the "Spanish Opco")	A28152767
Avis Budget Autoverhuur B.V. (the "Dutch Opco")	33129079
Avis Location de Voitures SAS (the "French Opco")	652 023 961 RCS Nanterre
Maggiore Rent S.p.A. (the "Maggiore Italian Opco" and an "Italian Opco")	6771581003
Servicers (excluding the Central Servicer)

Name of Servicers	Registration number (or equivalent, if any)
Avis Alquile un Coche S.A. (the "Spanish Servicer") in respect of Dutch FleetCo’s fleet in Spain	A28152767
In respect of Italian FleetCo: Avis Budget Italia S.p.A. (the "Avis Italian Servicer" and an "Italian Servicer")	421940586
In respect of French FleetCo: Avis Location de Voitures SAS (the "French Servicer")	652 023 961 RCS Nanterre
Maggiore Rent S.p.A. (the "Maggiore Italian Servicer" and an "Italian Servicer")	6771581003

Central Servicer

Name of Central Servicer	Registration number (or equivalent, if any)
Avis Finance Company Limited (the "Central Servicer")	2123807
Lessees

Name of Lessees	Registration number (or equivalent, if any)
Avis Budget Autovermietung GmbH & Co. KG (as lessee under the Master German Fleet Lease Agreement)	HRA 3033
Avis Budget Italia S.p.A. (as lessee under the Avis Italian Master Lease Agreement)	421940586
Avis Alquile un Coche S.A. (as lessee under the Spanish Master Lease Agreement)	A28152767
Avis Budget Autoverhuur B.V. (as lessee under the Master Dutch Fleet Lease Agreement)	33129079
Avis Location de Voitures SAS (as lessee under the French Master Lease Agreement)	652 023 961 RCS Nanterre
Maggiore Rent S.p.A. (as lessee under the Maggiore Italian Master Lease Agreement)	6771581003

Part 2
FleetCos

Name of FleetCos Jurisdiction of Incorporation and legal form	Registration number (or equivalent, if any)
FinCar Fleet B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the "Dutch FleetCo")	55227732
FinCar Fleet B.V., Sucursal en España, the Spanish branch of FINCAR FLEET B.V. (a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands) with registered address at Avenida Manoteras, nº 32, 28050 Madrid, Spain and Spanish fiscal identification number W0037096E and registered at the Mercantile Registry in Madrid under volume 28809, page 190, section 8th and sheet M-518708 (the "Dutch FleetCo, Spanish Branch")
W0037096E
Avis Budget Italia S.p.A. FleetCo. S.A.p.A., a partnership limited by shares (the "Italian FleetCo")	97550851009
AB FleetCo a simplified limited stock company (société par actions simplifiée) (the "French FleetCo")	799 383 997 R.C.S. Beauvais

Part 3
The Account Banks

Name of Account Bank	Registration number (or equivalent, if any)
Deutsche Bank AG, London Branch (the "Issuer Account Bank")	HRB 30 000, branch number BR00005
Deutsche Bank S.A.E. (the "Dutch FleetCo Spanish Account Bank")	A-08000614
Deutsche Bank AG, London Branch (the "Dutch FleetCo Spanish Account Bank Operator")	HRB 30 000, branch number BR00005
Deutsche Bank S.P.A. (the "Italian FleetCo Account Bank")	1340740156
Deutsche Bank AG (the "Dutch FleetCo German Account Bank")	HRB 30 000
Deutsche Bank AG, London Branch (the "Dutch FleetCo German Account Bank Operator")	HRB 30 000, branch number BR00005
Deutsche Bank AG, Amsterdam Branch (the "Dutch FleetCo Dutch Account Bank")	HRB 30 000, branch number 33304583
Deutsche Bank AG, London Branch (the "Dutch FleetCo Dutch Account Bank Operator")	HRB 30 000, branch number BR00005
Deutsche Bank AG, Paris Branch (the "French FleetCo Account Bank")	HRB 30 000, branch number 310327481
Deutsche Bank AG, London Branch (the "French FleetCo Account Bank Operator")	HRB 30 000, branch number BR00005

Part 4
The Senior Noteholders

Names of Initial Senior Noteholders	Registration number (or equivalent, if any)
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch	CH-020.9.003.783-3
Crédit Agricole Corporate and Investment Bank	304187701
Deutsche Bank AG, London Branch	HRB 30 000, branch number BR00005
Natixis	542044524
Scotiabank Europe plc	817692
Elektra Purchase No. 34 Limited	548807
Jupiter Securitization Company LLC	223771
JPMorgan Chase Bank, N.A.	2118141

Schedule 2
Conditions Precedent
Part 1 – Conditions Precedent to the Initial Senior Advance and the Initial FleetCo Advance
The making of a Senior Advance on the Initial Funding Date under the Issuer Note Issuance Facility Agreement is subject to the delivery to the Transaction Agent of a copy of the following documents and evidence in form and substance satisfactory to the Transaction Agent and the Transaction Agent being satisfied in respect of the items below which are not documents. All such documents and evidence are to be delivered on or before the Initial Funding Date, except as otherwise indicated below and all such items below which are not documents shall be satisfactory to the Transaction Agent on or before the Initial Funding Date.
The making of a FleetCo Advance on the Initial Funding Date under the relevant FleetCo Facility Agreement is subject to the delivery to the FleetCo Security Agent of a copy of the following documents and evidence in form and substance satisfactory to the FleetCo Security Agent and the FleetCo Security Agent being satisfied in respect of the items below which are not documents. All such documents and evidence are to be delivered on or before the first FleetCo Advance Drawdown Date, except as otherwise indicated below and all such items below which are not documents shall be satisfactory to the FleetCo Security Agent on or before the Initial Funding Date.
Issuer Corporate Documents
A copy by an authorised signatory of the Issuer, of its constitutional documents.
A copy of a resolution of the board of directors of the Issuer:
approving the terms of, and the transactions contemplated by, its Transaction Documents and resolving that it executes, delivers and performs its Transaction Documents;
authorising a specified person or persons to execute its Transaction Documents; and
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with its Transaction Documents.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Transaction Documents and related documents.
FleetCo Corporate Documents
A copy of the constitutional documents of each FleetCo. A copy of a resolution of the board of directors or shareholder resolutions of each FleetCo:
approving the terms of, and the transactions contemplated by, its Transaction Documents and resolving that it executes, delivers and performs its Transaction Documents;
authorising a specified person or persons to execute its Transaction Documents;

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with its Transaction Documents; and
authorising the Central Servicer to act as its agent in connection with its Transaction Documents.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 2.2 above in relation to the Transaction Documents and related documents.
Certificates
A closing and solvency certificate dated the Initial Funding Date substantially in the form set out in Schedule 15 (Forms of Closing and Solvency Certificate) to the Framework Agreement from two directors of each of:

(ii)	the Issuer;
Dutch FleetCo;
Dutch FleetCo, Spanish Branch;
Italian FleetCo;
Spanish Opco;
German Opco;
Avis Italian Opco;
Avis Finance Company Limited;
Avis Europe; and
the Parent.
Representations and Warranties
All representations and warranties made or repeated by the Issuer at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by the relevant FleetCo at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by each Avis Obligor at such times specified in the Framework Agreement are true.
No Default, no Master Lease Termination Event and no Servicer Termination Event
No Default in respect of itself has occurred or would result from the making of, or subscription of, such Senior Advance or FleetCo Advance (as the case may be).
No Master Lease Termination Event and no Potential Master Lease Termination Event has occurred or would result from the making of, or subscription of, the proposed Senior Advance or the proposed FleetCo Advance (as the case may be).

No Servicer Termination Event and no Potential Servicer Termination Event has occurred or would result from the making of, or subscription of, the proposed Senior Advance or the proposed FleetCo Advance (as the case may be).
Financial Statements
In relation to the Issuer, a certified copy of its audited financial statements of the Issuer (if available) since its date of incorporation, which (i) shall be certified by a director of the Issuer as a true and fair view of its financial condition as at the date at which those financial statements were drawn up and (ii) are prepared in accordance with the Applicable Accounting Principles.
In relation to each of the Central Servicer, Avis Europe, the Spanish Opco and Avis Italian Opco, a certified copy of the audited financial statements for its financial year ended 31 December 2011.
In relation to Avis Europe, to the extent that it prepares consolidated management accounts as part of its internal procedure, a certified copy of the consolidated management accounts for its financial quarter year ended 31 December 2012.
In relation to German Opco, a certified copy of the consolidated financial statements of AVIS Autovermietung Beteiligungsgesellschaft mbH for its financial year ended 31 December 2011.
In relation to Dutch FleetCo and Italian FleetCo, a certified copy of its most recent financial statements (if any) and, if audited, the most recent audited financial statements.
Transaction Documents
Executed copies of the Transaction Documents duly executed by each of the parties thereto.
Legal and tax opinions and memoranda
Legal and tax opinions
The following opinions, in each case, in forms satisfactory to the Transaction Agent, and the Arranger, including, without limitation:

(iii)	enforceability opinions from Clifford Chance LLP;
capacity, due authority and due execution opinion of Clifford Chance LLP in respect of each FleetCo, each Opco, Finco and Avis Europe;
capacity, due authority and due execution opinion of Arthur Cox in respect of the Issuer and the enforceability opinion of Arthur Cox in respect of the Irish law governed Transaction Documents;
tax opinion from Arthur Cox in respect of Ireland;
tax opinion from Clifford Chance LLP in respect of Italy, Spain, Germany and The Netherlands;
enforceability opinion from Linklaters LLP in respect of the English law governed Issuer Transaction Documents (other than the Issuer Subordinated Facility Agreement, the Issuer Account Bank Agreement, the Issuer and FleetCo Holdings Corporate Services Agreement and the Tax Deed of Covenant), the FleetCo Security Documents and the FleetCo Facility Agreements;

enforceability opinion from Linklaters, S.L.P. in respect of the Spanish law governed FleetCo Security Documents;
enforceability opinion from Linklaters LLP in respect of the Dutch law governed FleetCo Security Documents;
enforceability opinion from Studio Legale Associato in associazione con Linklaters LLP in respect of the Italian law governed FleetCo Security Documents;
enforceability opinion from Linklaters LLP in respect of the German law governed FleetCo Security Documents; and
non-conflict legal opinion and a capacity, due authority and status opinion in respect of the Parent from in-house counsel of the Parent in a form satisfactory to the Arranger.
Receipt of Funds by the Issuer
(In respect of a FleetCo Advance requested by a FleetCo) the Issuer has received, on the Initial Funding Date, an amount equal to such FleetCo Advance from the Senior Noteholders and/or the Subordinated Lender (as the case may be).
Reserves
The aggregate of the amount standing to the credit of the Issuer Reserve Account and the Available LC Commitment Amount is, on the Initial Funding Date, at least equal to the Issuer Reserve Required Amount.
Fees, Costs and Expenses
Evidence that, by the Initial Funding Date, the fees, costs and expenses then due from the Issuer, each FleetCo and each Avis Obligor under any Transaction Document have been paid or will be paid on or before the Initial Funding Date.
KYC Requirements
KYC requirements of the Senior Noteholders in respect of the Issuer, each FleetCo and each Avis Obligor being satisfied.
FleetCo Advance Drawdown Notices and Senior Advance Drawdown Notice
Delivery of a Senior Advance Drawdown Notice by or on behalf of the Issuer to the Transaction Agent.
Delivery of a FleetCo Advance Drawdown Notice by or on behalf of the relevant FleetCo to the Issuer with a copy to the Issuer Cash Manager, the FleetCo Security Agent and the Transaction Agent.
Other Documents and Evidence
Confirmation that all amounts owed by all the Borrowers (as defined in IFF) under such agreement have been fully discharged (or the confirmation from the IFF Facility Agent to the Transaction Agent that all outstanding amounts owed by all the Borrowers (as defined in the IFF) under the IFF have been credited to the account of the IFF Facility Agent) and that all security created under the IFF has been unconditionally released and discharged.
Copies of each Insurance Policy required to be entered into or delivered pursuant to the Master Lease Agreements.
Confirmation of the details of each bank account, including details of the identity of each account holder, each account name, account number and the name and address of the relevant account bank of the FleetCos and the Issuer Account Bank where each account is held.
Confirmation that regarding the execution of the FleetCo Italian Facility Agreement, prior to the Initial Funding Date, it has been:
notarised in front of a London notary;
sworn translated into Italian and certified (asseverate) by a professional translator;
filed with the local tax office; and
deposited with the companies’ register in Bolzano.
Confirmation from (1) the Issuer Account Bank and (2) each FleetCo Account Bank confirming that the Issuer Accounts and each FleetCo Account which are required to be opened on or prior to the Initial Funding Date, respectively, have been opened with it.
Listing
Confirmation that the Senior Notes have been listed on the Channel Islands Stock Exchange.
FleetCo Security Documents
(In respect of the pledge over shares in Italian FleetCo by Avis Italian Opco and the pledge over shares in Italian FleetCo by FleetCo Holdings) share certificates of Italian FleetCo to be received by Crédit Agricole Corporate and Investment Bank, Milan Branch from the Security Agent (as defined in the IFF) under the IFF.
In respect of FleetCo Italian Security Documents, delivery of the following:

(iv)	signed power of attorney of Italian FleetCo;
signed power of attorney of FleetCo Security Agent;
signed power of attorney of the Issuer; and
signed power of attorney of Avis Italian Opco.
In respect of the pledge of all the shares in Dutch FleetCo, delivery of the following:

(v)	the original shareholders register of Dutch FleetCo:

(vi)	signed and legalised power of attorney of Dutch FleetCo;

(iii)	signed and legalised power of attorney of both Dutch FleetCo’s shareholders; and

(iv)	signed, legalised and apostilled power of attorney of CACIB.

In respect of the FleetCo Spanish Security Documents, delivery of the following:

(vii)	notarised and apostilled power of attorney of the Issuer;

(viii)	the Spanish law general power of attorney of the Transaction Agent and FleetCo Security Agent;

(ix)	notarised and apostilled power of attorney of the Spanish Back-up Cash Manager and the Spanish Account Bank Operator;

(x)	the signed power of attorney of Dutch FleetCo, Spanish Branch;

(xi)	the signed power of attorney of Spanish Opco;

(xii)	the signed power of attorney of Spanish Account Bank; and

(xiii)	the signed power of attorney of the Secured Parties under the IFF.
Issuer Borrowing Base Test and Country Asset Value Test

(xiv)
The Issuer has complied with, and will comply with, the Issuer Borrowing Base Test immediately following the making of, or subscription of, such Senior Advance or FleetCo Advance (as the case may be) (taking into account any Issuer Subordinated Advance to be made on the same date).

(xv)	All FleetCos have complied with, and will comply with, the relevant FleetCo’s Country Asset Value Test immediately following the making of such FleetCo Advance.
Memoranda and reports
The Transaction Agent has received the relevant memoranda and reports in form and substance satisfactory to it.
Closing Certificate Regarding Negotiation Guidelines Compliance
The Transaction Agent has received in form and substance satisfactory to it a Closing Certificate Regarding Negotiation Guidelines Compliance in respect of each FleetCo and its Vehicle Fleet(s), where "Closing Certificate Regarding Negotiation Guidelines Compliance" means a certificate signed by a director of each FleetCo Servicer in form and substance satisfactory to the Transaction Agent.

Part 2 – Subsequent Conditions Precedent to Senior Advances, FleetCo Advances and VFN Advances

The making of a Senior Advance on any date after the Initial Funding Date under the Issuer Note Issuance Facility Agreement is subject to the delivery to the Transaction Agent of a copy of the following documents and evidence in form and substance satisfactory to the Transaction Agent and the Transaction Agent being satisfied in respect of the items below which are not documents.
The making of a FleetCo Advance on any date after (in the case of a FleetCo Advance under the FleetCo Spanish Facility Agreement, the FleetCo German Facility Agreement and the FleetCo Italian Facility Agreement) the Initial Funding Date, or as the case may be, (in the case of a FleetCo Advance under the FleetCo Dutch Facility Agreement) the Initial Dutch Funding Date, (in the case of a FleetCo Advance under the FleetCo French Facility Agreement) the Initial French Funding Date or (in case of a FleetCo Advance under the FleetCo Italian Facility Agreement with respect to any Maggiore Vehicles) the Initial Maggiore Funding Date under the relevant FleetCo Facility Agreement is subject to the delivery to the FleetCo Security Agent and the Issuer of a copy of the following documents and evidence in form and substance satisfactory to FleetCo Security Agent.
The making of a VFN Advance on any date after the Initial VFN Funding Date under the VFN Agreement is subject to the delivery to the Transaction Agent and the Issuer of a copy of the following documents and evidence in form and substance satisfactory to FleetCo Security Agent.
Drawdown Notices
A duly completed FleetCo Advance Drawdown Notice has been delivered by or on behalf of the relevant FleetCo to the relevant parties specified in the relevant FleetCo Facility Agreement, a duly completed VFN Advance Drawdown Notice has been delivered by the FCT Management Company on behalf of the FCT to the relevant parties specified in the VFN Funding Agreement and a duly completed Senior Advance Drawdown Notice has been delivered to the relevant parties specified in the Issuer Note Issuance Facility Agreement.
Size of Senior Advance
The amount of each Senior Advance to be made by each Senior Noteholder as requested in the Senior Advance Drawdown Notice is at least €100,000 and in integral units of €1,000 for each Senior Noteholder and when aggregated with all other Senior Advances denominated in Euro to be made on the same Senior Advance Drawdown Date by all other Senior Noteholders, at least equal to the Minimum Drawing Amount.
Confirmation by the Issuer and the Issuer Cash Manager that the making of such Senior Advance will not cause the Senior Noteholder Available Commitment to be exceeded.
Receipt of Funds

In respect of a Senior Advance requested by the Issuer, the Issuer has received an amount from the Subordinated Lender equal to (i) the aggregate of all FleetCo Advances (other than a FleetCo French Advance) and VFN Advances to be drawn on the proposed Senior Advance Drawdown Date in respect of such Senior Advance less (ii) the aggregate of all Senior Advances proposed to be drawn by the Issuer on such proposed Senior Advance Drawdown Date.
In respect of a FleetCo Advance requested by (i) a FleetCo with the exception of French FleetCo, the Issuer has received an amount equal to such FleetCo Advance from the Senior Noteholders, the Subordinated Lender and/or the repayment of one or more FleetCo Advance by the relevant FleetCo to the Issuer under the relevant FleetCo Facility Agreement and/or the repayment of the VFN Advance by the FCT (as the case may be) and (ii) French FleetCo, the FCT has received an amount equal to the instalment of the FCT Transfer Price necessary to purchase the corresponding FleetCo Advance due by the FCT Noteholder to the FCT on such date.
In respect of a VFN Advance requested on behalf of the FCT, the FCT has received an amount equal to such VFN Advance from the Issuer and/or the repayment of one or more VFN Advance by the FCT under the VFN Funding Agreement (as the case may be).
Representations and Warranties
All representations and warranties made or repeated by the Issuer at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by the relevant FleetCo at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by each Avis Obligor at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by the FCT Management Company and the FCT Custodian at such times specified in the Framework Agreement are true.
No Default, no Master Lease Termination Event and no Servicer Termination Event
With respect to a Senior Advance or FleetCo Advance made for the purpose of repaying a maturing Senior Advance or FleetCo Advance respectively only, no Event of Default and, with respect to a Senior Advance or FleetCo Advance made for any other purpose, no Default in respect of itself has occurred or would result from the making of, or subscription of, such Senior Advance or FleetCo Advance (as the case may be).
With respect to a Senior Advance or FleetCo Advance made for the purpose of repaying a maturing Senior Advance or FleetCo Advance respectively only, no Master Lease Termination Event and, with respect to a Senior Advance or FleetCo Advance made for any other purpose, no Master Lease Termination Event or Potential Master Lease Termination Event has occurred or would result from the making of, or subscription of, the proposed Senior Advance or the proposed FleetCo Advance (as the case may be).
With respect to a Senior Advance or FleetCo Advance made for the purpose of repaying a maturing Senior Advance or FleetCo Advance respectively only, no Servicer Termination Event and, with respect to a Senior Advance or FleetCo Advance made for any other purpose, no Servicer Termination Event or Potential Servicer Termination Event has occurred or would result from the making of, or subscription of, the proposed Senior Advance or the proposed FleetCo Advance (as the case may be).
Reports and Certificates
Each of the following reports and/or certificates has been delivered to the Transaction Agent (relating to the latest period or, as the case may be, as at the relevant date):

(xvi)	Monthly Central Servicer Report and (in respect of a proposed drawdown as set out in Clause 0 (Intra-Month Central Servicer Report) the Intra-Month Central Servicer Report;
Fleet Report;
Issuer Cash Management Report;
FleetCo Cash Management and Lease Report in respect of each Country;
Issuer Compliance Certificate; and
FleetCo Compliance Certificate.
Reserves
The aggregate of the amount standing to the credit of the Issuer Reserve Account and the Available LC Commitment Amount is at least equal to the Issuer Reserve Required Amount.
Issuer Borrowing Base Test and Country Asset Value Test
The Issuer has complied with, and will comply with, the Issuer Borrowing Base Test immediately following the making of, or subscription of, such Senior Advance or FleetCo Advance (as the case may be) (taking into account any Issuer Subordinated Advance to be made on the same date).
All FleetCos have complied with, and will comply with, the relevant FleetCo’s Country Asset Value Test immediately following the making of such FleetCo Advance.

Part 3 – Conditions Precedent to Dutch Accession Date and French Accession Date
The occurrence of the Dutch Accession Date and the French Accession Date is subject to the delivery to the Transaction Agent and the FleetCo Security Agent of a copy of the following documents and evidence in form and substance satisfactory to the Transaction Agent and the FleetCo Security Agent and the Transaction Agent and the FleetCo Security Agent being satisfied in respect of the items below which are not documents. All such documents and evidence are to be delivered on or before the Dutch Accession Date and the French Accession Date, except as otherwise indicated below.
Issuer Corporate Documents
A copy by an authorised signatory of the Issuer of its constitutional documents.
A copy of a resolution of the board of directors of the Issuer:
approving the terms of, and the transactions contemplated by, the Transaction Documents which it is entering into on the Dutch Accession Date and the French Accession Date and resolving that it executes, delivers and performs such Transaction Documents;
authorising a specified person or persons to execute the Transaction Documents which it is entering into on the Dutch Accession Date and the French Accession Date; and
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with such Transaction Documents.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Transaction Documents which it is entering into on the Dutch Accession Date and the French Accession Date and related documents.
FleetCo Corporate Documents
A copy of the constitutional documents of each FleetCo.
A copy of a resolution of the board of directors or shareholder resolutions of each FleetCo:
approving the terms of, and the transactions contemplated by, the Transaction Documents which it is entering into on the Dutch Accession Date, the French Accession Date and the Initial French Funding Date, as applicable and resolving that it executes, delivers and performs such Transaction Documents, as applicable;
authorising a specified person or persons to execute the Transaction Documents which it is entering into on the Dutch Accession Date, the French Accession Date and the Initial French Funding Date, as applicable;
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with such Transaction Documents, as applicable; and

authorising the Central Servicer to act as its agent in connection with the Transaction Documents into which it is entering into on the Dutch Accession Date, the French Accession Date and the Initial French Funding Date, as applicable.
In respect of Dutch FleetCo, an up-to-date extract from the Dutch trade register (handelsregister) relating to it.
In respect of French FleetCo:

(xvii)
a copy of the by-laws (statuts) relating to it updated in form and substance satisfactory to the Transaction Agent and the FleetCo Security Agent certified true and up-to-date by a duly authorised representative of French FleetCo on such date; and

an original of the K-bis extract (extrait K-Bis) together with the original of a non-insolvency certificate (certificat de recherche de procédures collectives) in respect of it, in each instance dated and issued within 7 calendar days prior to such date.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 2.2 above in relation to the Transaction Documents which it is entering into on the Dutch Accession Date, the French Accession Date and the Initial French Funding Date, as applicable, and related documents.
Representations and Warranties
All representations and warranties made by the Issuer at such times specified in the Framework Agreement are true.
All representations and warranties made by the relevant FleetCo at such times specified in the Framework Agreement are true.
All representations and warranties made by each Avis Obligor at such times specified in the Framework Agreement are true.
Transaction Documents
Executed copies of the Transaction Documents which are being entered into on the Dutch Accession Date and the French Accession Date duly executed by each of the parties thereto (for the avoidance of doubt, the share in the French FleetCo is subscribed by the Golden Shareholder, by no later than such date).
Legal and tax opinions and memoranda
Legal and tax opinions
The following opinions, in each case, in forms satisfactory to the Transaction Agent, and the Arranger, including, without limitation:

(xviii)	enforceability opinions from Clifford Chance LLP or Clifford Chance Europe LLP (as applicable) in relation to:

(a)	the Operating Documents relating to Dutch FleetCo’s Vehicle Fleet in the Netherlands which are being entered into on the Dutch Accession Date and which are drafted by Clifford Chance LLP;

(b)	the Operating Documents relating to French FleetCo’s Vehicle Fleet in France which are being entered into on the French Accession Date and which are drafted by Clifford Chance Europe LLP; and

(c)	the English Transaction Documents which are being entered into or amended on the Dutch Accession Date and the French Accession Date and which are drafted by Clifford Chance LLP;
capacity, due authority and due execution opinion of Clifford Chance LLP in respect of each FleetCo, each Opco, Finco and Avis Europe;
capacity, due authority and due execution opinion of Arthur Cox in respect of the Issuer;
tax opinion from Clifford Chance LLP in respect of The Netherlands and France;
enforceability opinion from Linklaters LLP in respect of the English law governed Transaction Documents which are being entered into on the Dutch Accession Date and the French Accession Date (other than the Tax Deed of Covenant, the Dutch VAT Loan Agreement, the Liquidation Agency Agreement and the Central Servicing Agreement), the FleetCo Security Documents and the FleetCo Facility Agreements;
enforceability opinion from Linklaters LLP in respect of the Dutch law governed Transaction Documents which are being entered into on the Dutch Accession Date and the French Accession Date drafted by Linklaters LLP;
enforceability opinion from Linklaters LLP in respect of the French law governed Transaction Documents which are (i) being entered into on the Dutch Accession Date and the French Accession Date and (ii) to be entered into on the Initial French Funding Date drafted by Linklaters LLP; and
non-conflict legal opinion and a capacity, due authority and status opinion in respect of the Parent from in-house counsel of the Parent in a form satisfactory to the Arranger.
Fees, Costs and Expenses
Evidence that, by the Dutch Accession Date and the French Accession Date, the fees, costs and expenses then due from the Issuer, Dutch FleetCo, Dutch Opco, French FleetCo and French Opco under any Transaction Document which is being entered into on the Dutch Accession Date and the French Accession Date have been paid or will be paid on or before the Dutch Accession Date and the French Accession Date.
KYC Requirements
KYC requirements of the Senior Noteholders in respect of Dutch FleetCo, Dutch Opco, French FleetCo and French Opco being satisfied.

Other Documents and Evidence
Confirmation of the details of each bank account, including details of the identity of each account holder, each account name, account number and the name and address of the Dutch FleetCo Dutch Account Bank and the French FleetCo Account Bank where each account is held.
The Maggiore Accession would not result in a reduction or withdrawal of the ascribed A(sf) rating to the Senior Notes.
Memoranda and reports
The Transaction Agent has received the relevant memoranda and reports (other than the tax opinion and the tax liquidation memoranda (each prepared by Clifford Chance LLP) with respect to France) in form and substance satisfactory to it.

Part 4 – Conditions Precedent to Initial Dutch Funding Date
The occurrence of the Initial Dutch Funding Date is subject to the delivery to the Transaction Agent of a copy of the following documents and evidence in form and substance satisfactory to the Transaction Agent and the Transaction Agent being satisfied in respect of the items below which are not documents. All such documents and evidence are to be delivered on or before the Initial Dutch Funding Date, except as otherwise indicated below.
Certificates
A closing and solvency certificate dated the Initial Dutch Funding Date substantially in the form set out in Schedule 15 (Forms of Closing and Solvency Certificate) from two directors of each of:

(xix)	the Issuer;

(xx)	Finco;

(xxi)	the Parent;
Dutch FleetCo; and
Dutch Opco.
Representations and Warranties
All representations and warranties made or repeated by the Issuer at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by Dutch FleetCo at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by Dutch Opco at such times specified in the Framework Agreement are true.
Receipt of Funds by the Issuer
(In respect of a FleetCo Advance requested by Dutch FleetCo) the Issuer has received, on the Initial Dutch Funding Date, an amount equal to such FleetCo Advance from the Senior Noteholders and/or the Subordinated Lender (as the case may be).
Reserves
The aggregate of the amount standing to the credit of the Issuer Reserve Account and the Available LC Commitment Amount is on the Initial Dutch Funding Date at least equal to the Issuer Reserve Required Amount.
Fees, Costs and Expenses
Evidence that, by the Initial Dutch Funding Date, the fees, costs and expenses then due from the Issuer, Dutch FleetCo or Dutch Opco under any Transaction Document have been paid or will be paid on or before the Initial Dutch Funding Date (as applicable).

FleetCo Advance Drawdown Notices and Senior Advance Drawdown Notice
Delivery of a Senior Advance Drawdown Notice by or on behalf of the Issuer to the Transaction Agent.
Delivery of a FleetCo Advance Drawdown Notice by or on behalf of Dutch FleetCo to the Issuer with a copy to the Issuer Cash Manager, the FleetCo Security Agent and the Transaction Agent.
Issuer Borrowing Base Test and Country Asset Value Test
The Issuer has complied with, and will comply with, the Issuer Borrowing Base Test immediately following the making of, or subscription of, such Senior Advance or FleetCo Advance (as the case may be) (taking into account any Issuer Subordinated Advance to be made on the same date).
Dutch FleetCo has complied with, and will comply with, the Dutch FleetCo’s Country Asset Value Test immediately following the making of such FleetCo Advance to Dutch FleetCo.
Other Documents and Evidence
Copies of each Insurance Policy required to be entered into or delivered pursuant to the Master Dutch Fleet Lease Agreement.

Part 5 – Conditions Precedent to Initial French Funding Date
The occurrence of the Initial French Funding Date is subject to the delivery to the Transaction Agent of a copy of the following documents and evidence in form and substance satisfactory to the Transaction Agent and the Transaction Agent being satisfied in respect of the items below which are not documents. All such documents and evidence are to be delivered on or before the Initial French Funding Date, except as otherwise indicated below.
French FleetCo Corporate Documents
A copy of the by-laws (statuts) certified true and up-to-date by a duly authorised representative of French FleetCo on such date.
An original of the K-bis extract (extrait K-Bis) together with the original of a non-insolvency certificate (certificat de recherche de procédures collectives) in respect of it, in each instance dated and issued within 7 calendar days prior to such date.
A copy of a resolution of the board of directors or shareholder resolutions of each FleetCo:
approving the terms of, and the transactions contemplated by, the Transaction Documents which it is entering into on the Dutch Accession Date, the French Accession Date and the Initial French Funding Date, as applicable and resolving that it executes, delivers and performs such Transaction Documents, as applicable;
authorising a specified person or persons to execute the Transaction Documents which it is entering into on the Dutch Accession Date, the French Accession Date and the Initial French Funding Date, as applicable;
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with such Transaction Documents, as applicable; and
authorising the Central Servicer to act as its agent in connection with the Transaction Documents into which it is entering into on the Dutch Accession Date, the French Accession Date and the Initial French Funding Date, as applicable.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 2.2 above in relation to the Transaction Documents which it is entering into on the Dutch Accession Date, the French Accession Date and the Initial French Funding Date, as applicable, and related documents.
For the avoidance of doubt, provided that French FleetCo has delivered a copy of a resolution of the board of directors or shareholder resolutions in accordance with Paragraph 2.2 of Part 3 (Conditions Precedent to Dutch Accession Date and French Accession Date) of Schedule 2 (Conditions Precedent) and a specimen signature of each person authorised by such resolution in accordance with Paragraph 2.5 of Part 3 (Conditions Precedent to Dutch Accession Date and French Accession Date) of Schedule 2 (Conditions Precedent) which covers all Transaction Documents to which it is entering into on the Initial French Funding Date the conditions precedent set out in paragraphs 1.3 and 1.4 above shall be deemed to be satisfied.
Transaction Documents

Executed copies of the Transaction Documents which are to be entered into on the Initial French Funding Date duly executed by each of the parties thereto (for the avoidance of doubt, the subscription forms of the FCT Residual Units are executed by no later than such date).
In respect of the pledge of all the shares in French FleetCo, delivery of a copy certified true and up-to-date by a duly authorised representative of French FleetCo on such date of the shareholders register of French FleetCo.
Certificates
A closing and solvency certificate dated the Initial French Funding Date substantially in the form set out in Schedule 15 (Forms of Closing and Solvency Certificate) from two directors of each of:

(xxii)	the Issuer;

(xxiii)	Finco;

(xxiv)	the Parent;
French FleetCo; and
French Opco.
Representations and Warranties
All representations and warranties made or repeated by the Issuer at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by French FleetCo at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by French Opco at such times specified in the Framework Agreement are true.
All representations and warranties made or repeated by FCT Management Company and the FCT Custodian at such times specified in the Framework Agreement are true.
Legal and tax opinions and memoranda
Legal opinions
The following opinion, in a form satisfactory to the Transaction Agent, and the Arranger including, without limitation capacity, due authority and due execution opinion of Clifford Chance LLP in respect of French FleetCo and French Opco with respect to their entry into the Transaction Documents which are to be entered into on the Initial French Funding Date.
Receipt of Funds by the FCT
In respect of a FleetCo Advance requested by French FleetCo, the FCT has received, on the Initial French Funding Date, an amount equal to the FCT Transfer Price corresponding to the FleetCo French Loan Receivable on such date from the FCT Noteholder.

Reserves
The aggregate of the amount standing to the credit of the Issuer Reserve Account and the Available LC Commitment Amount is on the Initial French Funding Date at least equal to the Issuer Reserve Required Amount.
Fees, Costs and Expenses
Evidence that, by the Initial French Funding Date, the fees, costs and expenses then due from the Issuer, French FleetCo, French Opco or any Avis Obligor under any Transaction Documents which are to be entered into on the Initial French Funding Date have been paid or will be paid on or before the Initial French Funding Date (as applicable).
FleetCo Advance Drawdown Notices and Senior Advance Drawdown Notice
Delivery of a Senior Advance Drawdown Notice by or on behalf of the Issuer to the Transaction Agent.
Delivery of a FleetCo Advance Drawdown Notice by or on behalf of French FleetCo to the Issuer with a copy to the Issuer Cash Manager, the FleetCo Security Agent and the Transaction Agent.
Delivery of a VFN Advance Drawdown Notice by or on behalf of the FCT to the FCT Management Company.
Issuer Borrowing Base Test and Country Asset Value Test
The Issuer has complied with, and will comply with, the Issuer Borrowing Base Test immediately following the making of, or subscription of, such Senior Advance or VFN Advance (as the case may be) (taking into account any Issuer Subordinated Advance to be made on the same date).
French FleetCo has complied with, and will comply with, French FleetCo’s Country Asset Value Test immediately following the making of such FleetCo Advance.
KYC Requirements
KYC requirements of the Senior Noteholders in respect of the FCT being satisfied.
Other Documents and Evidence
Confirmation of receipt of all necessary internal approvals of the Senior Noteholders.
Copies of each Insurance Policy required to be entered into or delivered pursuant to the French Master Lease Agreement.
The tax opinion and the tax liquidation memoranda (each prepared by Clifford Chance LLP) with respect to France has been received by the Transaction Agent in form and substance satisfactory to it.
Confirmation that DBRS will continue to ascribe an "A (sf)" rating to the Senior Notes.

Part 6 – Conditions Precedent to Maggiore Accession Date
The occurrence of the Maggiore Accession Date is subject to the delivery to the Transaction Agent of a copy of the following documents and evidence in form and substance satisfactory to the Transaction Agent and the Transaction Agent being satisfied in respect of the items below which are not documents. All such documents and evidence are to be delivered on or before the Maggiore Accession Date, except as otherwise indicated below.
Italian FleetCo Corporate Documents
A copy of the constitutional documents of Italian FleetCo.
A copy of a resolution of the board of directors or shareholder resolutions of Italian FleetCo:
approving the terms of, and the transactions contemplated by, the Transaction Documents which it is entering into on the Maggiore Accession Date and resolving that it executes, delivers and performs such Transaction Documents, as applicable;
authorising a specified person or persons to execute the Transaction Documents which it is entering into on the Maggiore Accession Date;
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with such Transaction Documents, as applicable; and
authorising the Central Servicer to act as its agent in connection with the Transaction Documents into which it is entering into on the Maggiore Accession Date.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 2.2 above in relation to the Transaction Documents which it is entering into on the Maggiore Accession Date and related documents.
A formalities certificate of an authorised signatory of the Italian FleetCo, certifying that all representations and warranties made by the Italian FleetCo as at such times specified in the Framework Agreement are true.
Avis Italian Opco Corporate Documents
A copy of the constitutional documents (atto costitutivo and the current statuto) of Avis Italian Opco.
An up-to-date extract from the Italian company’s register relating to Avis Italian Opco.
A copy of a resolution of the board of directors or shareholder resolutions of Avis Italian Opco:
approving the terms of, and the transactions contemplated by, the Transaction Documents which it is entering into on the Maggiore Accession Date and resolving that it executes, delivers and performs such Transaction Documents, as applicable;
authorising a specified person or persons to execute the Transaction Documents which it is entering into on the Maggiore Accession Date;

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with such Transaction Documents, as applicable; and
authorising the Central Servicer to act as its agent in connection with the Transaction Documents into which it is entering into on the Maggiore Accession Date.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 2.2 above in relation to the Transaction Documents which it is entering into on the Maggiore Accession Date and related documents.
Maggiore Italian Opco Corporate Documents
A copy of the constitutional documents (atto costitutivo and the current statuto) of Maggiore Italian Opco.
An up-to-date extract from the Italian company’s register relating to Maggiore Italian Opco.
A copy, certified as a true copy by a duly authorised officer of Maggiore Italian Opco, of the audited financial statement for the preceding financial year for Maggiore Italian Opco.
A copy of a resolution of the board of directors or equivalent body (if applicable) of Maggiore Italian Opco:
approving the terms of, and the transactions contemplated by, the Transaction Documents which it is entering into on the Maggiore Accession Date and resolving that it executes, delivers and performs such Transaction Documents, as applicable;
authorising a specified person or persons to execute the Transaction Documents which it is entering into on the Maggiore Accession Date;
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with such Transaction Documents, as applicable; and
authorising the Central Servicer to act as its agent in connection with the Transaction Documents into which it is entering into on the Maggiore Accession Date.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 2.2 above in relation to the Transaction Documents which it is entering into on the Maggiore Accession Date and related documents.
A certificate of an authorised signatory of Maggiore Opco, certifying that the documents referred to in paragraphs 3.1 to 3.5 are correct, complete and up-to-date.
Transaction Documents
Executed copies of the Transaction Documents and the supplemental security deed to be entered into between Italian FleetCo and FleetCo Security Agent (including a sufficient number of notices to be sent to the relevant vehicle providers relating to the Vehicle Purchase Agreements entered into by Maggiore Italian Opco), which are being entered into on the Maggiore Accession Date, in each case duly executed by each of the parties thereto.

Legal and tax opinions and memoranda
Legal and tax opinions
The following opinions, in each case, in form and substance satisfactory to the Transaction Agent, and the Arranger, including, without limitation:

(xxv)
enforceability opinions from Clifford Chance LLP or Clifford Chance Europe LLP (as applicable) in relation to the Transaction Documents which are being entered into on the Maggiore Accession Date and which are drafted by Clifford Chance LLP.

capacity, due authority and due execution opinion of Clifford Chance LLP in respect of Italian FleetCo, Avis Italian Opco and Maggiore Italian Opco;
tax opinion from Clifford Chance LLP in respect of Italy;
enforceability opinion from Linklaters LLP in respect of the English law governed Transaction Documents which are being entered into on the Maggiore Accession Date and which are drafted by Linklaters LLP;
enforceability opinion from Linklaters LLP in respect of the Italian law governed Transaction Documents which are being entered into on the Maggiore Accession Date and which are drafted by Linklaters LLP; and
non-conflict legal opinion and a capacity, due authority and status opinion in respect of the Parent in a form satisfactory to the Arranger.
Memoranda
The following memoranda, in each case, in form and substance satisfactory to the Transaction Agent, and the Arranger, including, without limitation:

(xxvi)	bring down tax liquidation memorandum from Clifford Chance LLP in respect of Italy;
bring down insolvency memorandum from Linklaters LLP;
bring down labour law memorandum from Linklaters LLP; and
updated dedicated financing memorandum from Linklaters LLP.
KYC Requirements
KYC requirements of Maggiore Italian Opco being satisfied.
Other Documents and Evidence
The Maggiore Accession would not result in a reduction or withdrawal of the ascribed A(sf) rating to the Senior Notes.

Part 7 – Conditions Precedent to Initial Maggiore Funding Date
The occurrence of the Initial Maggiore Funding Date is subject to the delivery to the Transaction Agent of a copy of the following documents and evidence in form and substance satisfactory to the Transaction Agent and the Transaction Agent being satisfied in respect of the items below which are not documents, in each case, at least two Business Days before submission of the first FleetCo Advance Drawdown Notice under the FleetCo Italian Facility Agreement with respect to the purchase of any Maggiore Vehicles. All such documents and evidence are to be delivered on or before the Initial Maggiore Funding Date, except as otherwise indicated below.
Closing and Solvency Certificates
A closing and solvency certificate of an authorised signatory of Italian FleetCo as at the Maggiore Accession Date in the form provided in Part 4 of Schedule 15 of the Framework Agreement with respect to the Initial Maggiore Funding Date.
A closing and solvency certificate of an authorised signatory of Avis Italian Opco as at the Maggiore Accession Date in the form provided in Part 5 of Schedule 15 of the Framework Agreement with respect to the Initial Maggiore Funding Date.
A closing and solvency certificate of an authorised signatory of Maggiore Italian Opco, in the form provided in Part 5 of Schedule 15 of the Framework Agreement with respect to the Initial Maggiore Funding Date.
A closing and solvency certificate dated the Maggiore Accession Date substantially in the form set out in Schedule 15 (Forms of Closing and Solvency Certificate) of the Framework Agreement (as amended and restated from time to time) with respect to the Initial Maggiore Funding Date from each of:

(xxvii)	Finco; and

(xxviii)	the Parent.
Fees, Costs and Expenses
Evidence that, by the Initial Maggiore Funding Date, any fees, costs and expenses then due from Italian FleetCo, Avis Italian Opco and Maggiore Italian Opco under any Transaction Document which is being entered into on the Maggiore Accession Date have been paid or will be paid on or before the Initial Maggiore Funding Date.
FleetCo Advance Drawdown Notices and Senior Advance Drawdown Notice
Delivery of a Senior Advance Drawdown Notice by or on behalf of the Issuer to the Transaction Agent.
Delivery of a FleetCo Advance Drawdown Notice by or on behalf of Italian FleetCo to the Issuer with a copy to the Issuer Cash Manager, the FleetCo Security Agent and the Transaction Agent.
Other Documents and Evidence

Copies of each Insurance Policy required to be entered into or delivered pursuant to the Maggiore Italian Master Lease Agreement.

Schedule 3
Priorities of Payments
Part 1 – Issuer Revolving Period Priority of Payments
On each Settlement Date during a Revolving Period, the Issuer Cash Manager shall instruct the Issuer Account Bank to:
(A)    apply the Issuer Available Funds on each Settlement Date; and

(B)
in the case of amounts below which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision on such Settlement Date for application of the Issuer Available Funds (provided that such provisioned amounts are credited by the Issuer on such Settlement Date into the reserve ledger of the Issuer Transaction Account and such provisioned amounts shall be excluded from the Issuer Excess Cash Amount), as follows (such order being the "Issuer Revolving Period Priority of Payments"), in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction of the fees, costs, charges, expenses and liabilities due and payable to the Issuer Security Trustee under the Issuer Deed of Charge or any other Transaction Document;
secondly, in payment or satisfaction, pari passu and pro rata, of:

(xxix)	the fees, costs, charges, expenses and liabilities due and payable to the Transaction Agent under the relevant Issuer Transaction Documents;
the fees, costs, charges, expenses and liabilities due and payable to the Registrar under the relevant Issuer Transaction Documents;
the fees, costs, charges, expenses and liabilities due and payable to the Issuer Account Bank under the Issuer Account Bank Agreement; and
the fees, costs, charges, expenses and liabilities due and payable to the Issuer Cash Manager under the Issuer Cash Management Agreement;
thirdly, in payment or satisfaction of any Tax for which the Issuer is primarily liable to the appropriate tax authorities (other than any corporate Tax payable out of the Issuer Profit Amount);
fourthly, in payment or satisfaction, pari passu and pro rata, of:

(xxx)	the fees, costs, charges, expenses and liabilities due and payable to the Issuer Corporate Services Provider under the Issuer and FleetCo Holdings Corporate Services Agreement;
the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Holdings Corporate Services Provider under the Issuer and FleetCo Holdings Corporate Services Agreement;
the Issuer Profit Amount which shall be paid to the Issuer Domestic Account;
the fees, costs, charges, expenses and liabilities due and payable to the Issuer Share Trustee;

the fees, costs, charges, expenses and liabilities due and payable to the independent accountants, auditors, legal advisers and Tax advisers of the Issuer and FleetCo Holdings;
the fees, costs, charges and expenses due and payable to the Channel Islands Stock Exchange and the Listing Sponsor for the purposes of maintaining the listing of the outstanding Senior Notes on the Channel Islands Stock Exchange; and
the fees, costs, charges and expenses due and payable to the relevant Rating Agencies for the purposes of rating and maintaining the rating(s) of the outstanding Senior Notes; and
the fees, costs, charges, expenses and liabilities due and payable to the Central Servicer, provided that the Central Servicer’s appointment has not been terminated or the Central Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the Central Servicing Agreement;
fifthly, in payment or satisfaction, pari passu and pro rata, of:

(xxxi)
interest due and payable in respect of the Senior Notes and any indemnity payments (but excluding any indemnity payments specified in item (i) below), costs, liabilities, charges and expenses due and payable to the Senior Noteholders;

commitment fees due and payable to the Senior Noteholders; and
all scheduled amounts (other than any amounts in respect of termination payments or other unscheduled amounts, final or scheduled exchange payments) payable to the Issuer Hedge Counterparties under the Issuer Hedging Agreements;
sixthly, to credit the Issuer Reserve Account to the extent that the aggregate of the amount standing to the credit of the Issuer Reserve Account and the Available LC Commitment Amount is less than the Issuer Reserve Required Amount;
seventhly, in payment or satisfaction of principal due and payable in respect of the Senior Notes;
eighthly, in payment or satisfaction, pari passu and pro rata, of all termination payments or other unscheduled amounts, final or scheduled exchange payments to the Issuer Hedge Counterparties under the Issuer Hedging Agreements;
ninthly, in payment or satisfaction of indemnity payments due and payable to the applicable Conduit Senior Noteholder(s) in respect of any Currency Hedging Breakage Cost;
tenthly, in payment or satisfaction of interest due and payable in respect of the Issuer Subordinated Facility Agreement, provided that no such payment shall be made if:

(xxxii)
the Transaction Agent, following confirmation from the Central Servicer in the Monthly Central Servicing Report to the Transaction Agent, confirms by 10:00 a.m. (CET) on the relevant Information Date immediately before such Settlement Date to the Issuer Cash Manager that the Issuer Borrowing Base Test would not be satisfied immediately after such payment; and

the aggregate of the amount standing to the credit of the Issuer Reserve Account and the Available LC Commitment Amount is less than the Issuer Reserve Required Amount;

eleventhly, in payment or satisfaction of principal due and payable in respect of the Issuer Subordinated Facility Agreement, provided that such payment shall be made pursuant to the terms of the Issuer Subordinated Facility Agreement;
twelfthly, in payment or satisfaction of any amounts due and payable by the Issuer to the Issuer Secured Creditors under the Issuer Transaction Documents other than amounts paid in accordance with any paragraph above;
thirteenthly, in payment or satisfaction of any amounts due and payable by the Issuer to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above); and
fourteenthly, to retain any excess in the Issuer Transaction Account.

Part 2 – Issuer Scheduled Amortisation Period Priority of Payments
On each Settlement Date during the Scheduled Amortisation Period, the Issuer Cash Manager shall instruct the Issuer Account Bank to:

(A)	apply the Issuer Available Funds on each Settlement Date; and

(B)
in the case of amounts below which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision on such Settlement Date for application of Issuer Available Funds (provided that such provisioned amounts are credited by the Issuer on such Settlement Date into the reserve ledger of the Issuer Transaction Account and such provisioned amounts shall be excluded from the Issuer Excess Cash Amount), as follows (such order being the "Issuer Scheduled Amortisation Period Priority of Payments"), in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:

(c)
firstly, in payment or satisfaction of the fees, costs, charges, expenses and liabilities due and payable to the Issuer Security Trustee under the Issuer Deed of Charge or any other Transaction Document;

secondly, in payment or satisfaction, pari passu and pro rata, of:

(xxxiii)	the fees, costs, charges, expenses and liabilities due and payable to the Transaction Agent under the relevant Issuer Transaction Documents;
the fees, costs, charges, expenses and liabilities due and payable to the Registrar under the relevant Issuer Transaction Documents;
the fees, costs, charges, expenses and liabilities due and payable to the Issuer Account Bank under the Issuer Account Bank Agreement; and
the fees, costs, charges, expenses and liabilities due and payable to the Issuer Cash Manager under the Issuer Cash Management Agreement;
thirdly, in payment or satisfaction of any Tax for which the Issuer is primarily liable to the appropriate tax authorities (other than any corporate Tax payable out of the Issuer Profit Amount);
fourthly, in payment or satisfaction, pari passu and pro rata, of:

(xxxiv)	the fees, costs, charges, expenses and liabilities due and payable to the Issuer Corporate Services Provider under the Issuer and FleetCo Holdings Corporate Services Agreement;
the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Holdings Corporate Services Provider under the Issuer and FleetCo Holdings Corporate Services Agreement;
the Issuer Profit Amount which shall be paid to the Issuer Domestic Account; and
the fees, costs, charges, expenses and liabilities due and payable to independent accountants, auditors, legal advisers and Tax advisers of the Issuer and FleetCo Holdings;
the fees, costs, charges and expenses due and payable to the Channel Islands Stock Exchange and the Listing Sponsor for the purposes of maintaining the listing of the outstanding Senior Notes on the Channel Islands Stock Exchange;

the fees, costs, charges and expenses due and payable to the relevant Rating Agencies for the purposes of rating and maintaining the rating(s) of the outstanding Senior Notes; and
the fees, costs, charges, expenses and liabilities due and payable to the Central Servicer, provided that the Central Servicer’s appointment has not been terminated or the Central Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the Central Servicing Agreement;
fifthly, in payment or satisfaction, pari passu and pro rata, of:

(xxxv)
interest due and payable in respect of the Senior Notes and any indemnity payments (but excluding any indemnity payments specified in item (i) below), costs, liabilities, charges and expenses due and payable to the Senior Noteholders;

commitment fees due and payable to the Senior Noteholders; and
all scheduled amounts (other than any amounts in respect of termination payments or other unscheduled amounts, final or scheduled exchange payments) payable to the Issuer Hedge Counterparties under the Issuer Hedging Agreements;
sixthly, to credit the Issuer Reserve Account to the extent that the amount standing to the credit of the Issuer Reserve Account is less than the Issuer Reserve Required Amount;
seventhly, in payment or satisfaction of principal due and payable in respect of the Senior Notes;
eighthly, in payment or satisfaction, pari passu and pro rata, of all termination payments or other unscheduled amounts, final or scheduled exchange payments to the Issuer Hedge Counterparties under the Issuer Hedging Agreements;
ninthly, in payment or satisfaction of indemnity payments due and payable to the applicable Conduit Senior Noteholder(s) in respect of any Currency Hedging Breakage Cost;
tenthly, in payment or satisfaction of interest and principal due and payable in respect of the Issuer Subordinated Facility Agreement;
eleventhly, in payment or satisfaction of any amounts due and payable by the Issuer to the Issuer Secured Creditors under the Issuer Transaction Documents other than amounts paid in accordance with any paragraph above; and
twelfthly, in payment or satisfaction of any amounts due and payable by the Issuer to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above).

Part 3 – Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments
On each Settlement Date during the Rapid Amortisation Period but before delivery of an Issuer Enforcement Notice, the Issuer Cash Manager shall instruct the Issuer Account Bank to:

(A)	apply the Issuer Available Funds on each Settlement Date; and

(B)
in the case of amounts below which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision on such Settlement Date for application of Issuer Available Funds (provided that such provisioned amounts are credited by the Issuer on such Settlement Date into the reserve ledger of the Issuer Transaction Account and such provisioned amounts shall be excluded from the Issuer Excess Cash Amount), as follows (such order being the "Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments"), in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:

(d)
firstly, in payment or satisfaction of the fees, costs, charges, expenses and liabilities due and payable to the Issuer Security Trustee under the Issuer Deed of Charge or any other Transaction Document;

secondly, in payment or satisfaction, pari passu and pro rata, of:

(xxxvi)	the fees, costs, charges, expenses and liabilities due and payable to the Transaction Agent under the relevant Issuer Transaction Documents;
the fees, costs, charges, expenses and liabilities due and payable to the Registrar under the relevant Issuer Transaction Documents;
the fees, costs, charges, expenses and liabilities due and payable to the Issuer Account Bank under the Issuer Account Bank Agreement; and
the fees, costs, charges, expenses and liabilities due and payable to the Issuer Cash Manager under the Issuer Cash Management Agreement;
thirdly, in payment or satisfaction of any Tax for which the Issuer is primarily liable to the appropriate tax authorities (other than any corporate Tax payable out of the Issuer Profit Amount);
fourthly, in payment or satisfaction, pari passu and pro rata, of:

(xxxvii)	the fees, costs, charges, expenses and liabilities due and payable to the Issuer Corporate Services Provider under the Issuer and FleetCo Holdings Corporate Services Agreement;
the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Holdings Corporate Services Provider under the Issuer and FleetCo Holdings Corporate Services Agreement;
the Issuer Profit Amount which shall be paid to the Issuer Domestic Account; and
the fees, costs, charges, expenses and liabilities due and payable to the independent accountants, auditors, legal advisers and Tax advisers of the Issuer and FleetCo Holdings;

the fees, costs, charges and expenses due and payable to the Channel Islands Stock Exchange and the Listing Sponsor for the purposes of maintaining the listing of the outstanding Senior Notes on the Channel Islands Stock Exchange;
the fees, costs, charges and expenses due and payable to the relevant Rating Agencies for the purposes of rating and maintaining the rating(s) of the outstanding Senior Notes; and
the fees, costs, charges, expenses and liabilities due and payable to the Central Servicer, provided that the Central Servicer’s appointment has not been terminated or the Central Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the Central Servicing Agreement;
fifthly, in payment or satisfaction, pari passu and pro rata, of:

(xxxviii)
interest due and payable in respect of the Senior Notes and any indemnity payments (but excluding any indemnity payments specified in item (h) below), costs, liabilities, charges and expenses due and payable to the Senior Noteholders;

commitment fees due and payable to the Senior Noteholders; and
all scheduled amounts (other than any amounts in respect of termination payments or other unscheduled amounts, final or scheduled exchange payments) payable to the Issuer Hedge Counterparties under the Issuer Hedging Agreements;
sixthly, in payment or satisfaction of principal due and payable in respect of the Senior Notes;
seventhly, in payment or satisfaction, pari passu and pro rata, of all termination payments or other unscheduled amounts, final or scheduled exchange payments to the Issuer Hedge Counterparties under the Issuer Hedging Agreements;
eighthly, in payment or satisfaction of indemnity payments due and payable to the applicable Conduit Senior Noteholder(s) in respect of any Currency Hedging Breakage Cost;
ninthly, in payment or satisfaction of interest and principal due and payable in respect of the Issuer Subordinated Facility Agreement;
tenthly, in payment or satisfaction of any amounts due and payable by the Issuer to the Issuer Secured Creditors under the Issuer Transaction Documents other than amounts paid in accordance with any paragraph above; and
eleventhly, in payment or satisfaction of any amounts due and payable by the Issuer to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above).

Part 4 – Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments
During the Rapid Amortisation Period but after delivery of an Issuer Enforcement Notice, the Issuer Security Trustee (or the Issuer Cash Manager on its behalf) shall apply amounts received by it in connection with the realisation or enforcement of the Issuer Security as follows (such order being the "Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments"), in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:

(e)
firstly, in payment or satisfaction of the fees, costs, charges, expenses and liabilities due and payable to the Issuer Security Trustee under the Issuer Deed of Charge or any other Transaction Document or any Receiver;

secondly, in payment or satisfaction, pari passu and pro rata, of:

(xxxix)	the fees, costs, charges, expenses and liabilities due and payable to the Transaction Agent under the relevant Issuer Transaction Documents;
the fees, costs, charges, expenses and liabilities due and payable to the Registrar under the relevant Issuer Transaction Documents;
the fees, costs, charges, expenses and liabilities due and payable to the Issuer Account Bank under the Issuer Account Bank Agreement; and
the fees, costs, charges, expenses and liabilities due and payable to the Issuer Cash Manager under the Issuer Cash Management Agreement;

(f)	thirdly, in payment or satisfaction, pari passu and pro rata, of:

(xl)	the fees, costs, charges, expenses and liabilities due and payable to the Issuer Corporate Services Provider under the Issuer and FleetCo Holdings Corporate Services Agreement;
the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Holdings Corporate Services Provider under the Issuer and FleetCo Holdings Corporate Services Agreement;
any Tax for which the Issuer is primarily liable to the appropriate authorities (other than any corporate Tax payable out of the Issuer Profit Amount);
if directed by the Issuer Security Trustee, the fees, costs, charges, expenses and liabilities due and payable to the independent accountants, auditors, legal advisers and Tax advisers of the Issuer and FleetCo Holdings, provided that if the Issuer Security Trustee has received duly documented evidence that such fees, costs, charges, expenses and liabilities are properly due and payable, the Issuer Security Trustee (acting in accordance with paragraph 8 (Instructions to Issuer Security Trustee and exercise of discretion) of Schedule 16 (Issuer Intercreditor Terms) hereto) shall give such direction, subject as provided in the last paragraph below;
the fees, costs, charges and expenses due and payable to the Channel Islands Stock Exchange and the Listing Sponsor for the purposes of maintaining the listing of the outstanding Senior Notes on the Channel Islands Stock Exchange; and

the fees, costs, charges and expenses due and payable to the relevant Rating Agencies for the purposes of rating and maintaining the rating(s) of the Outstanding Senior Notes;

(g)	fourthly, in payment or satisfaction, pari passu and pro rata, of:

(xli)
interest (other than default interest set out in (i) paragraph (i)(b)(y) of the definition of "Subscriber’s Cost of Funds" or (ii) clause 9.7 (Default Interest) of the Issuer Note Issuance Facility Agreement) due and payable in respect of the Senior Notes and any indemnity payments (but excluding any indemnity payments specified in item (h) below), costs, liabilities, charges and expenses due and payable to the Senior Noteholders;

commitment fees due and payable to the Senior Noteholders; and
all scheduled amounts (other than any amounts in respect of termination payments or other unscheduled amounts, final or scheduled exchange payments) payable to the Issuer Hedge Counterparties under the Issuer Hedging Agreements;

(h)	fifthly, in payment or satisfaction of principal due and payable in respect of the Senior Notes;

(i)
sixthly, in payment or satisfaction, pari passu and pro rata, of default interest set out in (i) paragraph (i)(b)(y) of the definition of "Subscriber’s Cost of Funds" or (ii) clause 9.7 (Default Interest) of the Issuer Note Issuance Facility Agreement due and payable in respect of the Senior Notes;

(j)
seventhly, in payment or satisfaction, pari passu and pro rata, of all termination payments or other unscheduled amounts, final or scheduled exchange payments to the Issuer Hedge Counterparties under the Issuer Hedging Agreements;

(k)	eighthly, in payment or satisfaction of indemnity payments due and payable to the applicable Conduit Senior Noteholder(s) in respect of any Currency Hedging Breakage Cost;

(l)	ninthly, in payment or satisfaction of interest and principal due and payable in respect of the Issuer Subordinated Facility Agreement;

(m)
tenthly, in payment or satisfaction of any amounts due and payable by the Issuer to the Issuer Secured Creditors under the Issuer Transaction Documents other than amounts paid in accordance with any paragraph above;

(n)
eleventhly, in payment or satisfaction of the Issuer Profit Amount which shall be paid to the Issuer Domestic Account (to the extent such amounts are not paid or satisfied under paragraph (c)(iii) above); and

(o)
twelfthly, in payment or satisfaction of any amounts due and payable by the Issuer to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above).

For the purposes of this Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments, in respect of any payment under paragraph (c)(iv) above which may only be made if directed by the Issuer Security Trustee, the Issuer Security Trustee or the Issuer Cash Manager on its behalf may not make such payment unless the Issuer Security Trustee has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with paragraph 8 (Instructions to Issuer Security Trustee and exercise of discretion) of Schedule 16 (Issuer Intercreditor Terms).

Part 5 – FleetCo Pre-Enforcement Priority of Payments
Part A – Dutch FleetCo Spanish Pre-Enforcement Priority of Payments
Dutch FleetCo, Spanish Branch (or the Spanish Servicer on its behalf) shall instruct the Dutch FleetCo Spanish Account Bank to:

(A)	apply its FleetCo Available Funds in Spain on each Settlement Date; and

(B)
in the case of amounts below which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision on such Settlement Date for application of the FleetCo Available Funds in Spain (provided that provisioned amounts are credited by Dutch FleetCo, Spanish Branch on such Settlement Date into the reserve ledger in the Dutch FleetCo Spanish Transaction Account and such provisioned amounts shall be excluded from the Country Asset Value for Spain), as follows, in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:

(p)	firstly, in payment or satisfaction, pari passu and pro rata, of:

(xlii)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

D.
the amounts payable by the Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments (as applicable); and

the FleetCo Spanish Advances Proportion; and
the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the Spanish FleetCo Deed of Charge and the FleetCo Spanish Security Documents;
secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

A.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments; and
the FleetCo Spanish Advances Proportion;
thirdly, in payment or satisfaction, pari passu and pro rata, of:

(xliii)
the fees, costs, charges, expenses and liabilities due and payable to the Dutch FleetCo Spanish Account Bank and the Dutch FleetCo Spanish Account Bank Operator under the Spanish Account Bank Agreement;

the fees, costs, charges, expenses and liabilities due and payable by Dutch FleetCo, Spanish Branch to the FleetCo Spanish Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

the fees corresponding to Spain and related costs, charges, expenses and liabilities due and payable by Dutch FleetCo, Spanish Branch to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by Dutch FleetCo, Spanish Branch as set out in the Liquidation Agency Agreement;
fourthly, to retain an amount equal to the Monthly Target Corporate Profit Amount in respect of Dutch FleetCo, Spanish Branch;
fifthly, in payment or satisfaction, pari passu and pro rata of:

(xliv)
during the Revolving Period, the amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party; and

on or following the occurrence of the Scheduled Amortisation Commencement Date or the occurrence of the Rapid Amortisation Commencement Date, if directed by the FleetCo Security Agent the amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party;
sixthly, in payment or satisfaction, pari passu and pro rata of:

(xlv)
any Tax for which Dutch FleetCo, Spanish Branch is primarily liable to the appropriate tax authorities (other than any Spanish corporate Tax payable out of the Monthly Target Corporate Profit Amount and any Tax to which Dutch FleetCo is liable in The Netherlands);

the fees, costs, charges, expenses and liabilities due and payable to its auditors, legal advisers and its corporate service providers in Spain; and
the Dutch FleetCo Level Spanish Advances Proportion of any Dutch FleetCo Dutch Expenses due and payable to the extent that the Monthly Target Corporate Profit Amount of Dutch FleetCo is insufficient to satisfy such Dutch FleetCo Dutch Expenses then due and payable;
seventhly, in payment or satisfaction, pari passu and pro rata, of:

(xlvi)
the fees, costs, charges, expenses and liabilities due and payable to Spanish Servicer under the Spanish Servicing Agreement to which it is a party, provided that the Spanish Servicer’s appointment has not been terminated or the Spanish Servicer has not served a resignation notice, in each case, in accordance with clause 15 (Servicer Termination Events) of the Spanish Servicing Agreement; and

the fees, costs, charges, expenses and liabilities due and payable to the Central Servicer, provided that the Central Servicer’s appointment has not been terminated or the Central Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the Central Servicing Agreement;
eighthly, in payment or satisfaction of interest due and payable in respect of the FleetCo Spanish Facility Agreement;
ninthly, in payment or satisfaction of principal due and payable in respect of the FleetCo Spanish Facility Agreement;

tenthly, in payment or satisfaction of any amounts due and payable by Dutch FleetCo, Spanish Branch to the Spanish FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;
eleventhly, in payment or satisfaction of any amounts due and payable by Dutch FleetCo to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above) in an amount equal to the multiple of (A) the aggregate of such amounts due and payable and (B) the Dutch FleetCo Level Spanish Advances Proportion; and
twelfthly, in payment of any excess to:

(xlvii)	during the Revolving Period, Dutch FleetCo, Spanish Branch; and
on and following the occurrence of the Scheduled Amortisation Commencement Date or the Rapid Amortisation Commencement Date, the Dutch FleetCo Spanish Reserve Account.
For the purposes of this Dutch FleetCo Spanish Pre-Enforcement Priority of Payments, in respect of any payment under paragraph (e)(ii) above which may only be made if directed by the FleetCo Security Agent, the Dutch FleetCo, Spanish Branch (or its Spanish Servicer) and the Dutch FleetCo Spanish Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 5 – FleetCo Pre-Enforcement Priority of Payments
Part B – Dutch FleetCo German Pre-Enforcement Priority of Payments
Dutch FleetCo (or the Central Servicer on its behalf) shall instruct the Dutch FleetCo German Account Bank to:

(A)	apply its FleetCo Available Funds in Germany on each Settlement Date; and

(B)
in the case of amounts below which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision on such Settlement Date for application of the FleetCo Available Funds in Germany (provided that provisioned amounts are credited by Dutch FleetCo on such Settlement Date into the reserve ledger in the Dutch FleetCo German Transaction Account and such provisioned amounts shall be excluded from the Country Asset Value for Germany), as follows, in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.
the amounts payable by the Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments (as applicable); and

B.	the FleetCo German Advances Proportion; and

C.
the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the German FleetCo Deed of Charge, the FleetCo Dutch Security Documents and the FleetCo German Security Documents;

secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

A.	the amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee, excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments; and

B.	the FleetCo German Advances Proportion;
thirdly, in payment or satisfaction, pari passu and pro rata of:

(ii)	the fees, costs, charges, expenses and liabilities due and payable to the Dutch FleetCo German Account Bank and the Dutch FleetCo German Account Bank Operator under the German Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the FleetCo German Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.
the fees corresponding to Germany and related costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by Dutch FleetCo as set out in the Liquidation Agency Agreement;

fourthly, to retain an amount equal to the Monthly Target Corporate Profit Amount in respect of Dutch FleetCo’s Vehicle Fleet in Germany;
fifthly, in payment or satisfaction, pari passu and pro rata of:

(iii)
during the Revolving Period, the amounts due and payable in respect of Dutch FleetCo’s Vehicle Fleet in Germany pursuant to the Master German Fleet Purchase Agreement and, following the exercise of Dutch FleetCo’s put option right pursuant to any Vehicle Purchasing Agreement, any amounts due and payable in respect of such Vehicle Purchasing Agreement; and

on or following the occurrence of the Scheduled Amortisation Commencement Date or the occurrence of the Rapid Amortisation Commencement Date, if directed by the FleetCo Security Agent, the amounts due and payable in respect of Dutch FleetCo’s Vehicle Fleet in Germany and, following the exercise of Dutch FleetCo’s put option right pursuant to any Vehicle Purchasing Agreement, any amounts due and payable in respect of such Vehicle Purchasing Agreement;
sixthly, in payment or satisfaction, pari passu and pro rata, of:

(iv)
any Tax for which Dutch FleetCo is primarily liable to the appropriate tax authorities in relation to its Vehicle Fleet in Germany (other than any Dutch corporate Tax payable out of the Monthly Target Corporate Profit Amount and any tax for which Dutch FleetCo is liable to the appropriate tax authority in Spain);

the fees, costs, charges, expenses and liabilities due and payable to its auditors and legal advisers in Germany in relation to its Vehicle Fleet in Germany; and
the Dutch FleetCo Level German Advances Proportion of any Dutch FleetCo Dutch Expenses due and payable to the extent that the Monthly Target Corporate Profit Amount of Dutch FleetCo is insufficient to satisfy such Dutch FleetCo Dutch Expenses then due and payable;
seventhly, in payment or satisfaction, pari passu and pro rata, of the fees, costs, charges, expenses and liabilities due and payable to the Central Servicer under the Servicing Agreement to which it is a party, provided that the Central Servicer’s appointment has not been terminated (whether in respect of the German Cash Management Services or otherwise) or the Central Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the Central Servicing Agreement;
eighthly, in payment or satisfaction of interest due and payable in respect of the FleetCo German Facility Agreement;
ninthly, in payment or satisfaction of principal due and payable in respect of the FleetCo German Facility Agreement;
tenthly, in payment or satisfaction of any amounts due and payable by Dutch FleetCo to the German FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;

eleventhly, in payment or satisfaction of any amounts due and payable by Dutch FleetCo to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above) in an amount equal to the multiple of (A) the aggregate of such amounts due and payable and (B) the Dutch FleetCo Level German Advances Proportion; and
twelfthly, in payment of any excess to:

(v)	during the Revolving Period, Dutch FleetCo; and
on and following the occurrence of the Scheduled Amortisation Commencement Date or the Rapid Amortisation Commencement Date, the Dutch FleetCo German Reserve Account.
For the purposes of this Dutch FleetCo German Pre-Enforcement Priority of Payments, in respect of any payment under paragraph (e)(ii) above which may only be made if directed by the FleetCo Security Agent, the Dutch FleetCo (or the Central Servicer on its behalf) and the Dutch FleetCo German Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 5 – FleetCo Pre-Enforcement Priority of Payments
Part C – Italian FleetCo Pre-Enforcement Priority of Payments
Italian FleetCo (or Avis Italian Servicer on its behalf) shall instruct the Italian FleetCo Account Bank to:

(A)	apply its FleetCo Available Funds in Italy on each Settlement Date; and

(B)
in the case of amounts which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision on such Settlement Date for application of the FleetCo Available Funds in Italy (provided that provisioned amounts are credited by Italian FleetCo on such Settlement Date into the reserve ledger in the Italian FleetCo Transaction Account and such provisioned amounts shall be excluded from the Country Asset Value for Italy), as follows, in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.
the amounts payable by the Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments (as applicable); and

B.	the FleetCo Italian Advances Proportion; and
the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the Italian FleetCo Deed of Charge and the FleetCo Italian Security Documents;
secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

C.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee, excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments; and
the FleetCo Italian Advances Proportion;
thirdly, in payment or satisfaction pari passu and pro rata of:

(i)	the fees, costs, charges, expenses and liabilities due and payable to the Italian FleetCo Account Bank under the Italian Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by Italian FleetCo to the FleetCo Italian Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.	the fees corresponding to Italy and related costs, charges, expenses and liabilities due and payable by Italian FleetCo to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by Italian FleetCo as set out in the Liquidation Agency Agreement;
fourthly, to retain an amount equal to the FleetCo Monthly Target Corporate Profit Amount in respect of Italian FleetCo;
fifthly, in payment or satisfaction, pari passu and pro rata, of:

(i)
during the Revolving Period, the amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party; and

on or following the occurrence of the Scheduled Amortisation Commencement Date or the occurrence of the Rapid Amortisation Commencement Date, if directed by the FleetCo Security Agent, the amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party;
sixthly, in payment or satisfaction, pari passu and pro rata, of:

(i)
any Tax for which Italian FleetCo is primarily liable to the appropriate tax authorities (other than any corporate Tax and any regional productive activities Tax payable by the Italian FleetCo out of the Monthly Target Corporate Profit Amount in respect of Italian FleetCo); and

the fees, costs, charges, expenses and liabilities due and payable to its auditors and legal advisers;
seventhly, in payment or satisfaction, pari passu and pro rata, of:

(i)
the fees, costs, charges, expenses and liabilities due and payable to any Italian Servicer under the relevant Italian Servicing Agreement, provided that such Italian Servicer’s appointment has not been terminated or such Italian Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the relevant Italian Servicing Agreement; and

the fees, costs, charges, expenses and liabilities due and payable to the Central Servicer, provided that the Central Servicer’s appointment has not been terminated or the Central Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the Central Servicing Agreement;
eighthly, in payment or satisfaction of interest due and payable in respect of the FleetCo Italian Facility Agreement;
ninthly, in payment or satisfaction of principal due and payable in respect of the FleetCo Italian Facility Agreement;
tenthly, in payment or satisfaction of any amounts due and payable to the Italian FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;
eleventhly, in payment or satisfaction, pari passu and pro rata, of any interest or principal due and payable under the Avis Italian VAT Loan Agreement and the Maggiore Italian VAT Loan Agreement;

twelfthly, in payment or satisfaction of any amounts due and payable by Italian FleetCo to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above); and
thirteenthly, in payment of any excess to:

(i)	during the Revolving Period, Italian FleetCo; and
on and following the occurrence of the Scheduled Amortisation Commencement Date or the Rapid Amortisation Commencement Date, the Italian FleetCo Reserve Account.
For the purposes of this Italian Pre-Enforcement Priority of Payments, in respect of any payment under paragraph (e)(ii) which may only be made if directed by the FleetCo Security Agent, Italian FleetCo (or the Avis Italian Servicer on its behalf) and the Italian Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 5 – FleetCo Pre-Enforcement Priority of Payments
Part D – Dutch FleetCo Dutch Pre-Enforcement Priority of Payments
Dutch FleetCo (or the Central Servicer on its behalf) shall instruct the Dutch FleetCo Dutch Account Bank to:

(A)	apply its FleetCo Available Funds in The Netherlands on each Settlement Date; and

(B)
in the case of amounts below which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision on such Settlement Date for application of the FleetCo Available Funds in The Netherlands (provided that provisioned amounts are credited by Dutch FleetCo on such Settlement Date into the reserve ledger in the Dutch FleetCo Dutch Transaction Account and such provisioned amounts shall be excluded from the Country Asset Value for The Netherlands), as follows, in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.
the amounts payable by the Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments (as applicable); and

B.	the FleetCo Dutch Advances Proportion; and

C.	the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the Dutch FleetCo Deed of Charge and the Dutch FleetCo Dutch Security Documents;
secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

A.	the amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee, excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments; and

B.	the FleetCo Dutch Advances Proportion;
thirdly, in payment or satisfaction, pari passu and pro rata, of:

(ii)	the fees, costs, charges, expenses and liabilities due and payable to the Dutch FleetCo Dutch Account Bank and the Dutch FleetCo Dutch Account Bank Operator under the Dutch Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the FleetCo Dutch Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.
the fees corresponding to The Netherlands and related costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by Dutch FleetCo as set out in the Liquidation Agency Agreement;

fourthly, to retain an amount equal to the Monthly Target Corporate Profit Amount in respect of Dutch FleetCo’s Vehicle Fleet in The Netherlands;
fifthly, in payment or satisfaction, pari passu and pro rata of:

(iii)
during the Revolving Period, the amounts due and payable in respect of Dutch FleetCo’s Vehicle Fleet in The Netherlands pursuant to the Master Dutch Fleet Purchase Agreement and, following the exercise of Dutch FleetCo’s put option right pursuant to any Vehicle Purchasing Agreement, any amounts due and payable in respect of such Vehicle Purchasing Agreement; and

on or following the occurrence of the Scheduled Amortisation Commencement Date or the occurrence of the Rapid Amortisation Commencement Date, if directed by the FleetCo Security Agent the amounts due and payable in respect of Dutch FleetCo’s Vehicle Fleet in The Netherlands and, following the exercise of Dutch FleetCo’s put option right pursuant to any Vehicle Purchasing Agreement, any amounts due and payable in respect of such Vehicle Purchasing Agreement;
sixthly, in payment or satisfaction, pari passu and pro rata, of:

(iv)
any Tax for which Dutch FleetCo is primarily liable to the appropriate tax authorities in relation to its Vehicle Fleet in The Netherlands (other than any Dutch corporate Tax payable out of the Monthly Target Corporate Profit Amount and any tax for which Dutch FleetCo is liable to the appropriate tax authority in Spain);

the fees, costs, charges, expenses and liabilities due and payable to its auditors and legal advisers in The Netherlands in relation to its Vehicle Fleet in The Netherlands; and
the Dutch FleetCo Level Dutch Advances Proportion of any Dutch FleetCo Dutch Expenses due and payable to the extent that the Monthly Target Corporate Profit Amount of Dutch FleetCo is insufficient to satisfy such Dutch FleetCo Dutch Expenses then due and payable;
seventhly, in payment or satisfaction, pari passu and pro rata, of the fees, costs, charges, expenses and liabilities due and payable to the Central Servicer under the Servicing Agreement to which it is a party, provided that the Central Servicer’s appointment has not been terminated (whether in respect of the Dutch Cash Management Services or otherwise) or the Central Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the Central Servicing Agreement;
eighthly, in payment or satisfaction of interest due and payable in respect of the FleetCo Dutch Facility Agreement;
ninthly, in payment or satisfaction of principal due and payable in respect of the FleetCo Dutch Facility Agreement;

tenthly, in payment or satisfaction of any amounts due and payable by Dutch FleetCo to the Dutch FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;
eleventhly, in payment or satisfaction of any interest or principal due and payable under the Dutch VAT Loan Agreement;
twelfthy, in payment or satisfaction of any amounts due and payable by Dutch FleetCo to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above) in an amount equal to the multiple of (A) the aggregate of such amounts due and payable and (B) the Dutch FleetCo Level Dutch Advances Proportion; and
thirteenthly, in payment of any excess to:

(v)	during the Revolving Period, Dutch FleetCo; and
on and following the occurrence of the Scheduled Amortisation Commencement Date or the Rapid Amortisation Commencement Date, the Dutch FleetCo Dutch Reserve Account.
For the purposes of this Dutch FleetCo Dutch Pre-Enforcement Priority of Payments, in respect of any payment under paragraph (e)(ii) above which may only be made if directed by the FleetCo Security Agent, the Dutch FleetCo (or the Central Servicer on its behalf) and the Dutch FleetCo Dutch Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 5 – FleetCo Pre-Enforcement Priority of Payments
Part E – French FleetCo Pre-Enforcement Priority of Payments
French FleetCo (or the French Servicer on its behalf) shall instruct the French FleetCo Account Bank to:

(A)	apply its FleetCo Available Funds in France on each Settlement Date; and

(B)
in the case of amounts which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision on such Settlement Date for application of the FleetCo Available Funds in France (provided that that provisioned amounts are credited by French FleetCo on such Settlement Date into the reserve ledger in the French FleetCo Transaction Account and such provisioned amounts shall be excluded from the Country Asset Value for France), as follows, in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.
the amounts payable by the Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments (as applicable); and

B.	the FleetCo French Advances Proportion;

C.	the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the French FleetCo Deed of Charge and the FleetCo French Security Documents; and
the amounts payable to the FCT such that the FCT can make payment of the FCT Fees set out in clause 25 of the FCT Regulations pursuant to paragraph (a)(iii) of the FCT Priority of Payments;
secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

A.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee, excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments; and

B.	the FleetCo French Advances Proportion;
thirdly, in payment or satisfaction pari passu and pro rata of:

(ii)	the fees, costs, charges, expenses and liabilities due and payable to the French FleetCo Account Bank and the French FleetCo Account Bank Operator under the French Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by French FleetCo to the FleetCo French Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.
the fees corresponding to France and related costs, charges, expenses and liabilities due and payable by French FleetCo to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by French FleetCo as set out in the Liquidation Agency Agreement;

fourthly, to retain an amount equal to the FleetCo Monthly Target Corporate Profit Amount in respect of French FleetCo;
fifthly, in payment or satisfaction, pari passu and pro rata, of:

(iii)
during the Revolving Period, the amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party; and

on or following the occurrence of the Scheduled Amortisation Commencement Date or the occurrence of the Rapid Amortisation Commencement Date, if directed by the FleetCo Security Agent the amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party;
sixthly, in payment or satisfaction, pari passu and pro rata, of:

(iv)	any Tax for which French FleetCo is primarily liable to the appropriate tax authorities; and
the fees, costs, charges, expenses and liabilities due and payable to its auditors and legal advisers;
seventhly, in payment or satisfaction, pari passu and pro rata, of:

(v)
the fees, costs, charges, expenses and liabilities due and payable to the French Servicer under the French Servicing Agreement, provided that the French Servicer’s appointment has not been terminated or the French Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the French Servicing Agreement;

the fees, costs, charges, expenses and liabilities due and payable to the Central Servicer, provided that the Central Servicer’s appointment has not been terminated or the Central Servicer has not served a resignation notice, in each case, in accordance with clause 13 (Servicer Termination Events) of the Central Servicing Agreement; and
the fee payable to French Opco under the French Third Party Holding Agreement;
eighthly, in payment or satisfaction of interest due and payable in respect of the FleetCo French Facility Agreement;
ninthly, in payment or satisfaction of principal due and payable in respect of the FleetCo French Facility Agreement;

tenthly, in payment or satisfaction of, any amounts due and payable to the French FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;
eleventhly, in payment or satisfaction of any amounts due and payable by French FleetCo to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above); and
twelfthly, in payment of any excess to:

(vi)	during the Revolving Period, French FleetCo; and
on and following the occurrence of the Scheduled Amortisation Commencement Date or the Rapid Amortisation Commencement Date, the French FleetCo Reserve Account.
For the purposes of this French Pre-Enforcement Priority of Payments, in respect of any payment under paragraph (e)(ii) which may only be made if directed by the FleetCo Security Agent, French FleetCo (or its French Servicer on its behalf) and the French Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 6 – FleetCo Post-Enforcement Priority of Payments
Part A – Dutch FleetCo Spanish Post-Enforcement Priority of Payments
After delivery of a FleetCo Enforcement Notice in respect of Dutch FleetCo, Spanish Branch, the FleetCo Security Agent shall instruct the Dutch FleetCo Spanish Account Bank to apply all moneys received by the FleetCo Security Agent under the Transaction Documents in connection with the realisation or enforcement of the Dutch FleetCo Spanish Secured Property as follows (such order being the "Dutch FleetCo Spanish Post-Enforcement Priority of Payments"), in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:

(a)	firstly, in payment or satisfaction, pari passu and pro rata, of:

(vii)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.
the amounts payable by the Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments (as applicable); and

B.	the FleetCo Spanish Advances Proportion; and

C.	the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the Spanish FleetCo Deed of Charge and the FleetCo Spanish Security Documents;

(b)	secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

A.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments, and

B.	the FleetCo Spanish Advances Proportion;

(c)	thirdly, in payment or satisfaction, pari passu and pro rata, of:

(viii)
the fees, costs, charges, expenses and liabilities due and payable to the Dutch FleetCo Spanish Account Bank and the Dutch FleetCo Spanish Account Bank Operator under the Spanish Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by Dutch FleetCo, Spanish Branch to the FleetCo Spanish Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.
the fees corresponding to Spain and related costs, charges, expenses and liabilities due and payable by Dutch FleetCo, Spanish Branch to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by Dutch FleetCo, Spanish Branch as set out in the Liquidation Agency Agreement;

(d)
fourthly, if directed by the FleetCo Security Agent, in payment or satisfaction of amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party;

(e)	fifthly, in payment or satisfaction of any Tax for which Dutch FleetCo, Spanish Branch is primarily liable to the appropriate tax authorities;

(f)
sixthly, if directed by the FleetCo Security Agent (or, if the delivery of a FleetCo Enforcement Notice is due to the exercise of the Spain Repayment Option, the relevant attorney appointed under the Spain TRO Power of Attorney), in payment or satisfaction, pari passu and pro rata, of:

(i)	the fees, costs, charges, expenses and liabilities due and payable to the auditors and legal advisers of Dutch FleetCo, Spanish Branch;

(ii)	the amount to retain the Monthly Target Corporate Profit Amount in respect of Dutch FleetCo, Spanish Branch; and

(iii)
the Dutch FleetCo Level Spanish Advances Proportion of any Dutch FleetCo Dutch Expenses due and payable to the extent that the Monthly Target Corporate Profit Amount of Dutch FleetCo is insufficient to satisfy such Dutch FleetCo Dutch Expenses;

(g)	seventhly, in payment or satisfaction of interest due and payable in respect of the FleetCo Spanish Facility Agreement;

(h)	eighthly, in payment or satisfaction of principal due and payable in respect of the FleetCo Spanish Facility Agreement;

(i)
ninthly, in payment or satisfaction of any amounts due and payable to the Spanish FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above; and

(j)	tenthly, in payment of any excess to Dutch FleetCo, Spanish Branch.
For the purposes of this Dutch FleetCo Spanish Post-Enforcement Priority of Payments, in respect of any payment under paragraph (d) or paragraph (f) which may only be made if directed by the FleetCo Security Agent (or, if the delivery of a FleetCo Enforcement Notice is due to the exercise of the Spain Repayment Option, the relevant attorney appointed under the Spain TRO Power of Attorney), the Dutch FleetCo Spanish Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 6 – FleetCo Post-Enforcement Priority of Payments
Part B – Dutch FleetCo German Post-Enforcement Priority of Payments
After delivery of a FleetCo Enforcement Notice in respect of Dutch FleetCo pursuant to the FleetCo German Security Documents, the FleetCo Security Agent shall instruct the Dutch FleetCo German Account Bank to apply all moneys received by the FleetCo Security Agent under the Transaction Documents in connection with the realisation or enforcement of the Dutch FleetCo German Secured Property as follows (such order being the "Dutch FleetCo German Post-Enforcement Priority of Payments"), in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.
the amounts payable by the Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Period Priority of Payments (as applicable); and

B.	the FleetCo German Advances Proportion; and

C.
the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the German FleetCo Deed of Charge, the FleetCo Dutch Security Documents and the FleetCo German Security Documents;

secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

A.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments, and

B.	the FleetCo German Advances Proportion;
thirdly, in payment or satisfaction, pari passu and pro rata, of:

(ii)	the fees, costs, charges, expenses and liabilities due and payable to the Dutch FleetCo German Account Bank and the Dutch FleetCo German Account Bank Operator under the German Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the FleetCo German Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.
the fees corresponding to Germany and related costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by Dutch FleetCo as set out in the Liquidation Agency Agreement;

fourthly, if directed by the FleetCo Security Agent, in payment or satisfaction of amounts due and payable to the relevant Vehicle Manufacturer or Vehicle Dealer in respect of Dutch FleetCo’s Vehicle Fleet in Germany, the Master German Fleet Purchase Agreement, and, following the exercise of Dutch FleetCo’s put option right pursuant to any Vehicle Purchasing Agreement, any amounts due and payable in respect of such Vehicle Purchasing Agreement;
fifthly, in payment or satisfaction of any Tax for which Dutch FleetCo is primarily liable to the appropriate tax authorities in respect of its Vehicle Fleet in Germany;
sixthly, if directed by the FleetCo Security Agent, in payment or satisfaction, pari passu and pro rata, of:

(iii)	the fees, costs, charges, expenses and liabilities due and payable to the auditors and legal advisers of Dutch FleetCo in respect of its Vehicle Fleet in Germany;

(iv)	the amount to retain the Monthly Target Corporate Profit Amount in respect of Dutch FleetCo’s Vehicle Fleet in Germany; and

(v)
the Dutch FleetCo Level German Advances Proportion of any Dutch FleetCo Dutch Expenses due and payable to the extent that the Monthly Target Corporate Profit Amount of Dutch FleetCo is insufficient to satisfy such Dutch FleetCo Dutch Expenses;

seventhly, in payment or satisfaction of interest due and payable in respect of the FleetCo German Facility Agreement;
eighthly, in payment or satisfaction of principal due and payable in respect of the FleetCo German Facility Agreement;
ninthly, in payment or satisfaction of any amounts due and payable to the German FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;
tenthly, in payment or satisfaction of any amounts due and payable to German Opco; and
eleventhly, in payment of any excess to Dutch FleetCo.
For the purposes of this Dutch FleetCo German Post-Enforcement Priority of Payments, in respect of any payment under paragraph (d) or paragraph (f) which may only be made if directed by the FleetCo Security Agent, the Dutch FleetCo German Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 6 – FleetCo Post-Enforcement Priority of Payments
Part C – Italian FleetCo Post-Enforcement Priority of Payments
After delivery of a FleetCo Enforcement Notice in respect of Italian FleetCo, the FleetCo Security Agent shall instruct the Italian FleetCo Account Bank to apply all moneys received by the FleetCo Security Agent under the Transaction Documents in connection with the realisation or enforcement of the Italian FleetCo Secured Property as follows (such order being the "Italian FleetCo Post-Enforcement Priority of Payments"), in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.
the amounts in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments (as applicable); and

B.	the FleetCo Italian Advances Proportion; and

C.	the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the Italian FleetCo Deed of Charge and the FleetCo Italian Security Documents;
secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments, and

B.	the FleetCo Italian Advances Proportion;
thirdly, in payment or satisfaction, pari passu and pro rata of:

(ii)	the fees, costs, charges, expenses and liabilities due and payable to the Italian FleetCo Account Bank under the Italian Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by Italian FleetCo to the FleetCo Italian Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.
the fees corresponding to Italy and related costs, charges, expenses and liabilities due and payable by Italian FleetCo to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by Italian FleetCo as set out in the Liquidation Agency Agreement;

fourthly, if directed by the FleetCo Security Agent, in payment or satisfaction of amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party;

fifthly, any Tax for which Italian FleetCo is liable;
sixthly, if directed by the FleetCo Security Agent only, in payment or satisfaction of the fees, costs, charges, expenses and liabilities due and payable to the auditors and legal advisers of Italian FleetCo; and
seventhly, in payment or satisfaction of interest due and payable in respect of the FleetCo Italian Facility Agreement;
eighthly, in payment or satisfaction of principal due and payable in respect of the FleetCo Italian Facility Agreement;
ninthly, in payment or satisfaction of any amounts due and payable to the Italian FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;
tenthly, in payment or satisfaction, pari passu and pro rata, of any amounts due and payable to the Italian VAT Lender under the Avis Italian VAT Loan Agreement and the Maggiore Italian VAT Loan Agreement;
eleventhly, to retain the Monthly Target Corporate Profit Amount in respect of Italian FleetCo;
twelfthly, in payment of any excess to Italian FleetCo.
For the purposes of this Italian FleetCo Post-Enforcement Priority of Payments, in respect of any payment under paragraph (d) or paragraph (f) which may only be made if directed by the FleetCo Security Agent, the Italian Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 6 – FleetCo Post-Enforcement Priority of Payments
Part D – Dutch FleetCo Dutch Post-Enforcement Priority of Payments
After delivery of a FleetCo Enforcement Notice in respect of Dutch FleetCo pursuant to the Dutch FleetCo Dutch Security Documents, the FleetCo Security Agent shall instruct the Dutch FleetCo Dutch Account Bank to apply all moneys received by the FleetCo Security Agent under the Transaction Documents in connection with the realisation or enforcement of the Dutch FleetCo Dutch Secured Property as follows (such order being the "Dutch FleetCo Dutch Post-Enforcement Priority of Payments"), in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.
the amounts payable by the Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Period Priority of Payments (as applicable); and

B.	the FleetCo Dutch Advances Proportion; and

the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the Dutch FleetCo Deed of Charge and the Dutch FleetCo Dutch Security Documents;
secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

A.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments, and

B.	the FleetCo Dutch Advances Proportion;
thirdly, in payment or satisfaction, pari passu and pro rata, of:

(ii)	the fees, costs, charges, expenses and liabilities due and payable to the Dutch FleetCo Dutch Account Bank and the Dutch FleetCo Dutch Account Bank Operator under the Dutch Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the FleetCo Dutch Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.
the fees corresponding to The Netherlands and related costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by Dutch FleetCo as set out in the Liquidation Agency Agreement;

fourthly, if directed by the FleetCo Security Agent, in payment or satisfaction of amounts due and payable to the relevant Vehicle Manufacturer or Vehicle Dealer in respect of Dutch FleetCo’s Vehicle Fleet in The Netherlands, the Master Dutch Fleet Purchase Agreement, and, following the exercise of Dutch FleetCo’s put option right pursuant to any Vehicle Purchasing Agreement, any amounts due and payable in respect of such Vehicle Purchasing Agreement;
fifthly, in payment or satisfaction of any Tax for which Dutch FleetCo is primarily liable to the appropriate tax authorities in respect of its Vehicle Fleet in The Netherlands;
sixthly, if directed by the FleetCo Security Agent, in payment or satisfaction, pari passu and pro rata, of:

(iii)	the fees, costs, charges, expenses and liabilities due and payable to the auditors and legal advisers of Dutch FleetCo in respect of its Vehicle Fleet in The Netherlands;

(iv)	the amount to retain the Monthly Target Corporate Profit Amount in respect of Dutch FleetCo’s Vehicle Fleet in The Netherlands; and

(v)
the Dutch FleetCo Level Dutch Advances Proportion of any Dutch FleetCo Dutch Expenses due and payable to the extent that the Monthly Target Corporate Profit Amount of Dutch FleetCo is insufficient to satisfy such Dutch FleetCo Dutch Expenses;

seventhly, in payment or satisfaction of interest due and payable in respect of the FleetCo Dutch Facility Agreement;
eighthly, in payment or satisfaction of principal due and payable in respect of the FleetCo Dutch Facility Agreement;
ninthly, in payment or satisfaction of any amounts due and payable to the Dutch FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;
tenthly, in payment or satisfaction of any amounts due and payable to the Dutch VAT Lender under the Dutch VAT Loan Agreement;
eleventhly, in payment or satisfaction of any amounts due and payable to Dutch Opco; and
twelfthly, in payment of any excess to Dutch FleetCo.
For the purposes of this Dutch FleetCo Dutch Post-Enforcement Priority of Payments, in respect of any payment under paragraph (d) or paragraph (f) which may only be made if directed by the FleetCo Security Agent, the Dutch FleetCo Dutch Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 6 – FleetCo Post-Enforcement Priority of Payments
Part E – French FleetCo Post-Enforcement Priority of Payments
After delivery of a FleetCo Enforcement Notice in respect of French FleetCo, the FleetCo Security Agent shall instruct the French FleetCo Account Bank to apply all moneys received by the FleetCo Security Agent under the Transaction Documents in connection with the realisation or enforcement of the French FleetCo Secured Property as follows (such order being the "French FleetCo Post-Enforcement Priority of Payments"), in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction, pari passu and pro rata, of:

(vi)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

C.
the amounts in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments (as applicable); and

D.	the FleetCo French Advances Proportion;

E.	the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the French FleetCo Deed of Charge and the FleetCo French Security Documents; and
the amounts payable to the FCT such that the FCT can make payment of the FCT Fees set out in clause 25 of the FCT Regulations pursuant to paragraph (a)(iii) of the FCT Priority of Payments;
secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

A.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments, and

B.	the FleetCo French Advances Proportion;
thirdly, in payment or satisfaction, pari passu and pro rata of:

(vii)	the fees, costs, charges, expenses and liabilities due and payable to the French FleetCo Account Bank and the French FleetCo Account Bank Operator under the French Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by French FleetCo to the FleetCo French Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.
the fees corresponding to France and related costs, charges, expenses and liabilities due and payable by French FleetCo to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by French FleetCo as set out in the Liquidation Agency Agreement;

fourthly, if directed by the FleetCo Security Agent, in payment or satisfaction of amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party;
fifthly, any Tax for which French FleetCo is liable;
sixthly, if directed by the FleetCo Security Agent only, in payment or satisfaction of the fees, costs, charges, expenses and liabilities due and payable to the auditors and legal advisers of French FleetCo; and
seventhly, in payment or satisfaction of interest due and payable in respect of the FleetCo French Facility Agreement;
eighthly, in payment or satisfaction of principal due and payable in respect of the FleetCo French Facility Agreement;
ninthly, in payment or satisfaction of any amounts due and payable to the French FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;
tenthly, to retain the Monthly Target Corporate Profit Amount in respect of French FleetCo;
eleventhly, in payment of any excess to French FleetCo.
For the purposes of this French FleetCo Post-Enforcement Priority of Payments, in respect of any payment under paragraph (d) or paragraph (f) which may only be made if directed by the FleetCo Security Agent, the French Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Part 7 – FCT Priority of Payments
The FCT Management Company shall instruct each of the FCT Custodian and the FCT Registrar to apply the FCT Available Funds on each FCT Payment Date or, after delivery of a FleetCo Enforcement Notice in respect of French FleetCo, on any Business Day as follows, in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:
firstly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the amounts payable to the FCT Noteholder and being equal to the multiple of:

A.
the amounts payable by the FCT Noteholder as Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments (as applicable); and

B.	the FleetCo French Advances Proportion;

C.
the fees, costs, charges, expenses and liabilities due and payable by French FleetCo to the FleetCo Security Agent under the French FleetCo Deed of Charge and the FleetCo French Security Documents; and

D.	the FCT Fees set out in clause 25 of the FCT Regulations;
secondly, amounts payable to the FCT Noteholder and being equal to the multiple of:

A.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee, excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments; and

B.	the FleetCo French Advances Proportion;
thirdly, in payment or satisfaction of interest due and payable in respect of the VFN Advance(s);
fourthly, in payment or satisfaction of principal due and payable in respect of the Variable Funding Note;
fifthly, in payment or satisfaction of any amounts due and payable by the FCT to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above); and
sixthly, on the last Settlement Date only, in payment to the FCT Residual Unitholder of all interest amounts having accrued on the FCT Residual Units (if any);
seventhly, on the Settlement Date immediately following the date upon which the FCT is liquidated in accordance with clause 27 of the FCT Regulations, in payment to the FCT Residual Unitholder of the outstanding principal amount of the FCT Residual Units; and
eighthly, on the Settlement Date immediately following the date upon which the FCT is liquidated in accordance with clause 27 of the FCT Regulations, in payment to the FCT Residual Unitholder of any liquidation surplus that may result from the liquidation of the FCT pursuant to clause 28 of the FCT Regulations.

Each Party hereto agrees to be bound by the priority of payments set out in this Part 7. Each such Party further agrees that, notwithstanding any other provision contained in any relevant Transaction Document, it will not demand payment of, or any distribution in respect of or on account of, any amounts payable by the FCT (or on its behalf) to it, in cash or in kind, and will not apply any money or assets in discharge of any such amounts payable to it (whether by set off or by any other method), unless all amounts then due and payable by the FCT to all other creditors ranking higher in the priority of payments of the FCT have been paid in full.

Each Party hereto shall not claim, rank or prove or vote as a creditor of the FCT or its assets in competition with any prior ranking creditors in the priority of payments of the FCT or claim a right of set off until all amounts then due and payable to creditors who rank higher in the priority of payments of the FCT have been paid in full.

The FCT shall not pay or repay or make any distribution in respect of any amount owing to any creditor of the FCT (in cash or in kind) unless and until all other creditors ranking higher in the priority of payments of the FCT have been paid in full.

Part 8 – Dutch FleetCo Dutch Opco Event of Default Priority of Payments
After the occurrence of a Dutch Opco Event of Default but prior to the delivery of a FleetCo Enforcement Notice in respect of Dutch FleetCo pursuant to the Dutch FleetCo Dutch Security Documents, Dutch FleetCo (or the Central Servicer on its behalf) shall instruct the Dutch FleetCo Dutch Account Bank to apply its FleetCo Available Funds in the Netherlands:

(A)	in respect of items (g) and (h) below, when due and payable in accordance with the FleetCo Dutch Facility Agreement; and
(B)    in respect of all other items:

(d)	on each Settlement Date; and

(e)
in the case of amounts below which are expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision on such Settlement Date for application of the FleetCo Available Funds in The Netherlands (provided that provisioned amounts are credited by Dutch FleetCo on such Settlement Date into the reserve ledger in the Dutch FleetCo Dutch Transaction Account and such provisioned amounts shall be excluded from the Country Asset Value for The Netherlands), firstly, in payment or satisfaction, pari passu and pro rata, of:

(ii)	the amounts payable to the Issuer by way of Ongoing Issuer Fee in an amount equal to the multiple of:

A.
the amounts payable by the Issuer in paragraph (a) of Issuer Revolving Period Priority of Payments, the Issuer Scheduled Amortisation Period Priority of Payments, the Issuer Rapid Amortisation Period (Pre-Enforcement) Priority of Payments and the Issuer Rapid Amortisation Period (Post-Enforcement) Period Priority of Payments (as applicable); and

B.	the FleetCo Dutch Advances Proportion; and

C.	the fees, costs, charges, expenses and liabilities due and payable to the FleetCo Security Agent under the Dutch FleetCo Deed of Charge and the Dutch FleetCo Dutch Security Documents;
secondly, amounts payable to the Issuer by way of Ongoing Issuer Fee in amount equal to the multiple of:

A.	all amounts listed in paragraphs (i) to (iv) of the Ongoing Issuer Fee excluding, in each case, the amounts in paragraph (a) of the relevant Issuer Priority of Payments; and

B.	the FleetCo Dutch Advances Proportion;
thirdly, in payment or satisfaction, pari passu and pro rata, of:

(iii)	the fees, costs, charges, expenses and liabilities due and payable to the Dutch FleetCo Dutch Account Bank and the Dutch FleetCo Dutch Account Bank Operator under the Dutch Account Bank Agreement;

A.	the fees, costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the FleetCo Dutch Back-up Cash Manager under the FleetCo Back-up Cash Management Agreement; and

B.
the fees corresponding to The Netherlands and related costs, charges, expenses and liabilities due and payable by Dutch FleetCo to the Liquidation Agent in respect of the services provided by the Liquidation Agent in respect of the Vehicles owned by Dutch FleetCo as set out in the Liquidation Agency Agreement;

fourthly, if directed by the FleetCo Security Agent, in payment or satisfaction of amounts due and payable to the relevant Vehicle Manufacturer or Vehicle Dealer in respect of Dutch FleetCo’s Vehicle Fleet in The Netherlands, the Master Dutch Fleet Purchase Agreement, and, following the exercise of Dutch FleetCo’s put option right pursuant to any Vehicle Purchasing Agreement, any amounts due and payable in respect of such Vehicle Purchasing Agreement;
fifthly, in payment or satisfaction of any Tax for which Dutch FleetCo is primarily liable to the appropriate tax authorities in respect of its Vehicle Fleet in The Netherlands;
sixthly, if directed by the FleetCo Security Agent, in payment or satisfaction, pari passu and pro rata, of:

(iv)	the fees, costs, charges, expenses and liabilities due and payable to the auditors and legal advisers of Dutch FleetCo in respect of its Vehicle Fleet in The Netherlands;

(v)	the amount to retain the Monthly Target Corporate Profit Amount in respect of Dutch FleetCo’s Vehicle Fleet in The Netherlands; and

(vi)
the Dutch FleetCo Level Dutch Advances Proportion of any Dutch FleetCo Dutch Expenses due and payable to the extent that the Monthly Target Corporate Profit Amount of Dutch FleetCo is insufficient to satisfy such Dutch FleetCo Dutch Expenses;

seventhly, in payment or satisfaction of interest due and payable in respect of the FleetCo Dutch Facility Agreement;
eighthly, in payment or satisfaction of principal due and payable in respect of the FleetCo Dutch Facility Agreement;
ninthly, in payment or satisfaction of any amounts due and payable to the Dutch FleetCo Secured Creditors under the Transaction Documents to which it is party other than amounts paid in accordance with any paragraph above;
tenthly, in payment or satisfaction of any amounts due and payable to the Dutch VAT Lender under the Dutch VAT Loan Agreement;
eleventhly, in payment or satisfaction of any amounts due and payable to Dutch Opco; and
twelfthly, in payment of any excess to Dutch FleetCo.
For the purposes of this Dutch FleetCo Dutch Opco Event of Default Priority of Payments, in respect of any payment under paragraph (d) or paragraph (f) which may only be made if directed by the FleetCo Security Agent, the Dutch FleetCo Dutch Account Bank may not make such payment unless the FleetCo Security Agent has received and given the requisite instructions at least 3 Business Days prior to the proposed date of such payment from the relevant party in accordance with Clause 0 (Instructions to FleetCo Security Agent).

Schedule 4
Events of Default
Part 1: Issuer Events of Default
Each of the following shall be an Issuer Event of Default:

1	Any Event of Default in respect of the Issuer;

2	Any FleetCo Event of Default;

3	Any Opco Event of Default (other than a Dutch Opco Event of Default);

4	Any FCT Event of Default;

5	Any Central Servicer Event of Default;

6	Any Parent Event of Default;

7	Any Finco Guarantor Event of Default;

8	Any Avis Europe Event of Default; and

9	Any Subordinated Lender Event of Default.

Part 2: FleetCo Events of Default
Each of the following shall be a FleetCo Event of Default:

1
Any Event of Default in respect of any FleetCo (other than an Event of Default under limb (a) of the definition of "Event of Default" in respect of Dutch FleetCo which arises solely as a result of a Dutch Opco Event of Default);

2	Any Issuer Event of Default;

3	Any FCT Event of Default;

4	Any Opco Event of Default (other than a Dutch Opco Event of Default);

5	Any Central Servicer Event of Default;

6	Any Parent Event of Default;

7	Any Finco Guarantor Event of Default;

8	Any Avis Europe Event of Default; and

9	Any Subordinated Lender Event of Default.

Part 3: Opco Events of Default
Each of the following shall be an Opco Event of Default:

1	Any Subordinated Lender Event of Default;

2	Any Parent Event of Default;

3	Any Finco Guarantor Event of Default;

4	Any Avis Europe Event of Default;

5	Any Issuer Event of Default;

6	Any FCT Event of Default;

7	Any FleetCo Event of Default;

8	Any Central Servicer Event of Default;

9	Any Spanish Opco Event of Default;

10	Any Italian Opco Event of Default;

11	Any German Opco Event of Default;

12	Any Dutch Opco Event of Default; and

13	Any French Opco Event of Default.

Part 4: FCT Events of Default
Each of the following shall be an FCT Event of Default:

1	Any Event of Default in respect of the FCT;

2	Any Issuer Event of Default;

3	Any FleetCo Event of Default;

4	Any Opco Event of Default (other than a Dutch Opco Event of Default);

5	Any Central Servicer Event of Default;

6	Any Parent Event of Default;

7	Any Finco Guarantor Event of Default;

8	Any Avis Europe Event of Default; and

9	Any Subordinated Lender Event of Default.

Schedule 5
Amendments and Waiver Consent Requirements

1
Notwithstanding the provisions of Clause 24 (Consents, Amendments, Waivers and Modifications), the proposed determination, amendment, waiver, consent, modification, instruction or direction set out in paragraph 2 below shall not be effective unless the prior written consent of all the Qualifying Senior Noteholders has been received.

For the purposes of this Schedule 5, "Qualifying Senior Noteholders" means the Senior Noteholders whose proportion of the total of all the Senior Note Principal Amount Outstanding together aggregates 100 per cent.

2
Any determination, amendment to or modification to, or waiver under or in respect of, any term of this Agreement and/or any other Transaction Document or any instruction or direction under any Transaction Document relating to:

(a)
the nature or scope of the guarantee and indemnity granted under the Finco Payment Guarantee, the Avis Europe Payment Guarantee and/or the Parent Performance Guarantee and any terms of the Finco Payment Guarantee, Avis Europe Payment Guarantee and/or Parent Performance Guarantee (save where such amendments are technical amendments);

(b)	the release of any Security created pursuant to any Security Document or the release of any Security (except as provided in any Security Document);

(c)
any change to (i) clause 21.4 (Transfers by Senior Noteholders; Accession of further Senior Noteholders) or clause 21.5 (Replacement Senior Noteholder) of the Issuer Note Issuance Facility Agreement or (ii) the Issuer Intercreditor Terms under this Agreement, in each case, which adversely affects any Senior Noteholder (save where such amendments are technical amendments);

(d)
a waiver of the issuance of or the release of any of Finco, the Parent or Avis Europe from any of its obligations pursuant to the Parent Performance Guarantee, the Finco Guarantee or the Avis Europe Guarantee (as applicable), other than as expressly provided for in Clause 14A.2.2 (Payments under the Finco Payment Guarantee);

(e)
any change to the definitions of "Credit Enhancement Asset", "Credit Enhancement Matrix", "Credit Enhancement Required Amount", "Issuer Borrowing Base Test", "Senior Notes Maximum Amount", "Country Asset Value", "Combined Eligible Country Asset Value", "Country Asset Value Test", "Eligible Vehicle" or "Rapid Amortisation Event" in the Master Definitions Agreement or the defined terms used in such definitions;

(f)	any change to the definition of "Majority Senior Noteholders";

(g)	an extension in the date of payment of any amount or a failure to make a payment of any amount under the Issuer Note Issuance Facility Agreement and/or the FleetCo Facility Agreements;

(h)
a reduction in any applicable margin, interest or reduction in the amount of any payment of principal, interest, fees or commission payable under the Issuer Note Issuance Facility Agreement and/or the FleetCo Facility Agreements;

(i)
any change of any of the borrowers under the Issuer Note Issuance Facility Agreement and/or the FleetCo Facility Agreements or any change of any of the guarantors under the Parent Performance Guarantee, the Finco Payment Guarantee and/or the Avis Europe Payment Guarantee;

(j)	a change to any provision in a Transaction Document which expressly requires the consent of all of the Senior Noteholders pursuant to such Transaction Document;

(k)
a change to any of the Issuer Priority of Payments or FleetCo Priority of Payments, in each case, which directly or indirectly adversely affects the ranking of amounts due and payable to the Senior Noteholders;

(l)	any increase in or extension of the Senior Noteholder Commitment under the Issuer Note Issuance Facility Agreement or the commitment of the Issuer under any FleetCo Facility Agreement;

(m)
a change or which would have the effect of changing the definitions of "Issuer Enforcement Notice", "FleetCo Enforcement Notice", "Acceleration Notice", "Scheduled Amortisation Commencement Notice", "Rapid Amortisation Notice", "FleetCo Back-up Cash Manager Commencement Notice", "Liquidation Agent Service Commencement Notice", "Master Lease Termination Notice" or "Servicer Termination Notice" or the consequences of the delivery of any of such notice;

(n)	any change to the Scheduled Amortisation Commencement Date or the Expected Maturity Date; and

(o)
to the extent that the Senior Notes are not rated, or no longer rated, at least "A-" from Standard & Poor’s or Fitch, at least "A low" from DBRS and/or at least "A3" from Moody’s, a change which would have the effect of changing the definitions of "Concentration Limit", "Excess Concentration Amount" or "Relevant Excess Concentration Amount".

Schedule 6
Forms of Accession Deed
Part 1 – Form of Accession Deed for Acceding Issuer Hedge Counterparties and Acceding Subordinated Lenders

To:	CarFin Finance International Limited [Issuer Security Trustee] [Issuer Cash Manager]
Copy:	[Transaction Agent]
From:	Acceding [Issuer Hedge Counterparty/Subordinated Lender]
Dated:	[●]

Dear Sirs

1
We refer to the framework deed between, among others, the Issuer, the Issuer Security Trustee, the FleetCos and the FleetCo Security Agent dated [●] (the "Framework Agreement"), the issuer deed of charge between, among others, the Issuer and the Issuer Security Trustee dated [●] (the "Issuer Deed of Charge") and the master definitions agreement between, among others, the Issuer, the Issuer Security Trustee, the FleetCos and the FleetCo Security Agent dated [●] (the "Master Definitions Agreement").

2	This is an Accession Deed.

3	Terms defined in the Master Definitions Agreement shall have the same meaning in this Accession Deed.

4
[Name of acceding Issuer Hedge Counterparty/Subordinated Lender] agrees to become an [Acceding Issuer Hedge Counterparty/Acceding Subordinated Lender] and to be bound by and to benefit from the terms of the Framework Agreement and the Issuer Deed of Charge pursuant to Clause 0 (Additional Issuer Secured Creditors and accession of Liquidation Agent) of the Framework Agreement.

5
[Name of acceding Issuer Hedge Counterparty/Subordinated Lender] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [●].

6	[(In respect of an acceding Issuer Hedge Counterparty only) [Name of acceding Issuer Hedge Counterparty] has a rating by [S&P/Moody’s/Fitch/DBRS] of [●].]

7
[(In respect of an acceding Subordinated Lender only) [Name of acceding Subordinated Lender] is a member of the Avis Group and confirms that the [transfer/assignment] of the rights of the Subordinated Lender to [acceding Subordinated Lender] does not adversely affect the tax position of the Issuer.

8	[Name of acceding Issuer Hedge Counterparty/Subordinated Lender] administrative details are as follows:

Address:	[●]
Fax No.:	[●]
Email:	[●]
Attention:	[●]

9	This Accession Deed is an Issuer Transaction Document.

10	The Framework Agreement, the Issuer Deed of Charge, this Accession Deed and any non-contractual obligations arising out of or in connection with them are governed by English law.

EXECUTED and DELIVERED as a DEED by
[Name of acceding Issuer Hedge Counterparty/Subordinated Lender]
Authorised Signatory:    ______________________
Authorised Signatory:    ______________________

Part 2 – Form of Senior Noteholder Accession Deed

To:	CarFin Finance International Limited [Issuer Security Trustee] [Issuer Cash Manager] [Registrar] [existing Senior Noteholders]
Copy:	[Transaction Agent] [Central Servicer]
From:	[Acceding Senior Noteholder/Replacement Senior Noteholder]
Dated:	[●]

We refer to the framework deed between, among others, the Issuer, the Issuer Security Trustee, the FleetCos and the FleetCo Security Agent dated [●] (the "Framework Agreement"), the Issuer Note Issuance Facility Agreement dated [●] between, among others, the Issuer, the Issuer Security Trustee and the Senior Noteholders (the "Issuer Note Issuance Facility Agreement"), the issuer deed of charge between, among others, the Issuer and the Issuer Security Trustee dated [●] (the "Issuer Deed of Charge") and the master definitions agreement between, among others, the Issuer, the Issuer Security Trustee, the FleetCos and the FleetCo Security Agent dated [●] (the "Master Definitions Agreement").
This is a Senior Noteholder Accession Deed.
[Name of Acceding Senior Noteholder]/[Replacement Senior Noteholder] of [address/ registered office] agrees to become [an Acceding Senior Noteholder]/[a Replacement Senior Noteholder] and to be bound as a Senior Noteholder by and to benefit from the terms of the Issuer Deed of Charge, the Issuer Note Issuance Facility Agreement, the Framework Agreement and the other Issuer Transaction Documents to which the Senior Noteholders are a party as a Senior Noteholder on and from [date] pursuant to Clause 0 (Additional Issuer Secured Creditors and accession of Liquidation Agent) of the Framework Agreement and Clause 21 (Changes to the Parties) of the Issuer Note Issuance Facility Agreement.
The administrative details of the [Acceding Senior Noteholder]/[Replacement Senior Noteholder] and the [Acceding Senior Noteholder]/[Replacement Senior Noteholder]'s Commitment for the purposes of the Issuer Note Issuance Facility Agreement, the Framework Agreement, the Issuer Deed of Charge and other Issuer Transaction Documents are set out in the Schedule hereto.
[Name of Acceding Senior Noteholder]/[Replacement Senior Noteholder] acknowledges, represents and agrees that:
The Senior Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States or any other relevant jurisdiction, and the Issuer has not been and will not be registered as an investment company under the United States Investment Company Act of 1940, as amended (the "Investment Company Act"). Accordingly, the Senior Notes may not be offered, sold, pledged or otherwise transferred except in accordance with the Issuer Note Issuance Facility Agreement;
If it is a person that is not a "U.S. Person" as defined in Regulation S under the Securities Act, then:

(vii)	it is acquiring the Senior Notes in reliance on the exemption from registration pursuant to Regulation S under the Securities Act;
it is acquiring the Senior Notes for its own account or for one or more accounts, each of which is a non-U.S. Person and as to each of which it exercises sole investment discretion;
it will comply with the selling restrictions contained in Schedule 6 (Selling Restrictions for Unrestricted Senior Notes) to the Issuer Note Issuance Facility Agreement;
neither it nor any of its affiliates nor any person acting on its or its affiliates’ behalf has engaged or will engage in any "directed selling efforts" (as defined in Regulation S under the Securities Act) with respect to the Senior Notes;
If it is a "U.S. Person" as defined in Regulation S under the Securities Act, then:

(viii)
it is (A) an "accredited investor" within the meaning of Rule 501(a) under the U.S. Securities Act of 1933, as amended (the "Securities Act") or (B) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, in either case, that is acquiring the Senior Notes for its own account for investment purposes and not with a view to, or for the offer or sale in connection with, any distribution thereof;

neither it nor any of its affiliates nor any person acting on its or its affiliates’ behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of Senior Notes;
it has not been formed for the purpose of investing in the Senior Notes (unless each beneficial owner of such investment is a qualified institutional buyer or an accredited investor);
It understands that the Senior Notes are being sold to it pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. It has made its investment in the Senior Notes for its own account for investment and not with a view to the offer, sale or distribution thereof, in whole or in part, and it shall not assign or transfer any of its rights or obligations thereunder or hereunder except in compliance with Clause 20 (Binding Effect) and the other relevant provisions of the Issuer Note Issuance Facility Agreement to an Acceding Senior Noteholder who accedes to the Issuer Note Issuance Facility Agreement, the Framework Agreement and the Issuer Deed of Charge by duly executing a Senior Noteholder Accession Deed substantially in the form of this Senior Noteholder Accession Deed;
It has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investments in the Senior Notes, and it is (and any accounts for which it is acting are, if applicable) able to bear the economic risk of its (or their, if applicable) investment;
It is not an entity that, immediately subsequent to its purchase or other acquisition of a beneficial interest in the Senior Notes, will have invested more than 40 per cent. of its assets in beneficial interests in the

Senior Notes and/or in other securities of the Issuer (unless all of the beneficial owners of such entity's securities are qualified institutional buyers);
It is not, and is not acting on behalf of or with the assets of (and, for so long as it is an Acceding Senior Noteholder/a Replacement Senior Noteholder, will not be, and will not be acting on behalf of) (A) an "employee benefit plan" as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in section 4975 of the United States Internal Revenue Code of 1986, as amended (the "Code"), or an entity that is deemed to hold the assets of any such plan pursuant to 29 C.F.R. Section 2510.3-101, which entity or plan is subject to section 406 of ERISA or Code section 4975, or (B) a governmental, church or non-U.S. plan that is subject to any United States federal, state or local law that is similar to the prohibited transaction provisions of section 406 of ERISA or Code section 4975;
It has received adequate information concerning the Issuer and the Senior Notes to make an informed investment decision with respect to its purchase of the Senior Notes; and
It is a Qualifying Senior Noteholder.
[Name of Acceding Senior Noteholder]/[Replacement Senior Noteholder] acknowledges that each of the Issuer and the Issuer Security Trustee reserves the right prior to any assignment or transfer of the Senior Notes pursuant to the Issuer Note Issuance Facility Agreement to require the delivery of such certifications, legal opinions and other information as the Issuer or the Issuer Security Trustee may reasonably require to confirm that the proposed sale or other transfer complies with the foregoing restrictions, including delivery of a Letter of Representation in the form set forth herein (which all subsequent purchasers and or transferees shall be required to deliver). This is also the form of Letter of Representation referred to in the Issuer Note Issuance Facility Agreement.
[Name of Acceding Senior Noteholder]/[Replacement Senior Noteholder] acknowledges and agrees that, in the event that at any time the Issuer determines (or is notified by a person acting on behalf of the Issuer) that such Senior Noteholder was in breach, at the time given or deemed to be given, of any of the representations or agreements set forth above or otherwise determines that any transfer or other disposition of any Senior Notes would, in the sole determination of the Issuer or the Issuer Security Trustee acting on behalf of the Issuer, require the Issuer to register as an "investment company" under the provisions of the Investment Company Act, such purchase or other transfer will be void ab initio and will not be honoured by the Issuer.
[Name of Acceding Senior Noteholder]/[Replacement Senior Noteholder] acknowledges that (i) it has been afforded an opportunity to request and to review, and has received, all information considered by it to be necessary in connection with its investment in the Issuer Note Issuance Facility Agreement, (ii) it has made its own independent investigation of the merits of the investment made by it herein and it has not relied on any other person or entity in connection with such investigation, (iii) no person has been authorised to give any information or to make any representation regarding the Senior Notes, and, if given or made, any such information or representation should not be relied upon as having been authorised, and (iv) it has consulted its own business, legal and tax advisers for investment, legal and tax advice and as to the desirability and consequences of its investment in the Senior Notes.

[Name of Acceding Senior Noteholder]/[Replacement Senior Noteholder] agrees to execute any relevant fee letter, as required, on or about the date of this Senior Noteholder Accession Deed.
This Senior Noteholder Accession Deed is an Issuer Transaction Document.
The Framework Agreement, the Issuer Note Issuance Facility Agreement, the Issuer Deed of Charge, this Senior Noteholder Accession Deed and any non-contractual obligations arising out of or in connection with them are governed by English law.

EXECUTED and DELIVERED as a DEED by [ACCEDING SENIOR NOTEHOLDER] /[REPLACEMENT SENIOR NOTEHOLDER] as [Acceding Senior Noteholder]/[Replacement Senior Noteholder]
Authorised Signatory:
Authorised Signatory:

THE SCHEDULE
[ACCEDING SENIOR NOTEHOLDER]/[REPLACEMENT SENIOR NOTEHOLDER] COMMITMENT

[Acceding]/[Replacement] Senior Noteholder	Senior Noteholder Commitment (in Euro)
[Name]	[●]
[Name]	[●]

Administrative details of the [Acceding Senior Noteholder]/[Replacement Senior Noteholder]
[insert address for notices and payment details etc.]

Form of Letter of Representation
Dear Sirs:

We are delivering this letter in connection with the undersigned’s proposed purchase of the principal amount set out above the undersigned’s signature of the Notes of CarFin Finance International Limited (the "Issuer") issued on [●] (the "Senior Notes").
In connection with my/our proposed purchase of Senior Notes I/we confirm that:

1	I am/We are (check applicable box):
□ (A) an "accredited investor" within the meaning of Rule 501(a) under the U.S. Securities Act of 1933, as amended (the "Securities Act") or a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act that is acquiring the Senior Notes for its own account for investment purposes and not with a view to, or for the offer or sale in connection with, any distribution thereof and it has not been formed for the purpose of investing in the Senior Notes (unless each beneficial owner of such investment is a qualified institutional buyer or an accredited investor).
□ (B) a non-U.S. person (as defined in Regulation S under the Securities Act ("Regulation S")) purchasing the Senior Notes in an offshore transaction (as defined in Regulation S) in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act.
I/We acknowledge that the following provisions of this letter apply to me/us depending on our status as selected by me/us as set out above.

For U.S. Persons (as defined in Regulation S under the Securities Act):

2
I/We understand that the Senior Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Senior Notes have not been and will not be registered under the Securities Act (and accordingly the Senior Notes constitute "restricted securities" within the meaning of Rule 144 under the Securities Act ("Rule 144"), and I/we agree that if in the future I/we decide to offer, resell, pledge or otherwise transfer such Senior Notes or any beneficial interest in such Senior Notes, such Senior Notes or any beneficial interest therein may be offered, resold, pledged or otherwise transferred only to persons who sign-up the Senior Noteholder Accession Deed and deliver to the Issuer, the Registrar and the Transfer Agent a letter of representation in the form attached to the Senior Noteholder Accession Deed and pursuant to an exemption from the registration requirements of the Securities Act or in accordance with Rule 144.

3	I/we understand that the Issuer has not registered under the Investment Company Act.

4
I/we will notify any purchaser of Senior Notes from us of the resale restrictions and the requirement in paragraph 2 to deliver a letter of representation. I/We understand and agree that any purported transfer of the Senior Notes to a purchaser that does not comply with such requirement shall be null and void ab initio and the Issuer will have the right to direct the purchaser to transfer its Senior Notes to a person who meets the foregoing criteria and who delivers the required letter of representation.

5
I/We further understand that any Senior Notes acquired by me/us will be in the form of individual definitive physical certificates and that the Note Certificate representing the Senior Notes will bear the legend set forth in the form of Restricted Senior Note Certificate.

6
I/We nor any of my/our affiliates nor any person acting on my/our or my/our affiliates’ behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of Senior Notes.

7
I am/We are acquiring the Senior Notes for my/own account and not with a view to distribution thereof or with any present intention of offering or selling any of the Senior Notes or any other disposition thereof in violation of the Securities Act.

8
I/We understand that the Issuer has the right to compel any Senior Noteholder or beneficial owner that is a U.S. person that is not an "accredited investor" or a "qualified institutional buyer" to sell such Senior Notes or interest therein, or may sell such Senior Notes or interest therein on behalf of such owner, at the least of (x) the purchase price therefor paid by the Senior Noteholder or beneficial owner, as the case may be, (y) 100 per cent. of the principal amount thereof or (z) the fair market value thereof.

For non-U.S. persons (as defined in Regulation S under the Securities Act):

9
I/We understand that I am/we are acquiring the Senior Notes in reliance on the exemption from registration pursuant to Regulation S under the Securities Act for my/our own account or for one or more accounts, each of which is a non-U.S. Person and as to each of which I/we exercise sole investment discretion.

10
I/We understand that the Senior Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Senior Notes have not been and will not be registered under the Securities Act, and I/we agree that if in the future I/we decide to offer, resell, pledge or otherwise transfer such Senior Notes or any beneficial interest in such Senior Notes, such Senior Notes may be offered, resold, pledged or otherwise transferred only to a person who I/we reasonably believe is (a) an accredited investor or qualified institutional buyer in reliance on an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) or (b) to non-U.S. persons in an "offshore transaction" in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction and subject to the provisions of the Senior Noteholder Accession Deed and the Issuer Note Issuance Facility Agreement, including complying with the selling restrictions contained in Schedule 6 (Selling Restrictions for Unrestricted Senior Notes) to the Issuer Note Issuance Facility Agreement.

11
I/We confirm that neither I/we nor any of my/our affiliates nor any person acting on my/our affiliates’ behalf has engaged or will engage in any "directed selling efforts" (as defined in Regulation S under the Securities Act) with respect to the Senior Notes.

12	I/we understand that the Issuer has not registered under the Investment Company Act.

13
I/We understand and agree that any purported transfer of the Senior Notes to a purchaser that does not comply with the requirements of the foregoing resale restrictions shall be null and void ab initio and the Issuer will have the right to direct the purchaser to transfer its Senior Notes to a person who meets the foregoing criteria.

For all transferees:

14
I/We have received a copy of the Transaction Documents and acknowledge that I/we have had all access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Issuer and received answers thereto as I/we deem necessary in connection with my/our decision to purchase the Senior Notes. I/We acknowledge that (a) none of the Issuer, the Arranger, other transaction parties or any subsidiary, holding or associated company of any of them (including any directors, officers or employees thereof) is acting as a fiduciary or financial or portfolio manager for the purchaser; (b) the purchaser is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Arranger, any other transaction party or any subsidiary, holding or associated company of any of them (including any directors, officers or employees thereof) other than in the Issuer Note Issuance Facility Agreement and any representations expressly set forth in a written agreement with such party; (c) none of the Issuer, the Arranger, other transaction parties, any Agent or any subsidiary, holding or associated company of any of them (including any directors, officers or employees thereof) has given to the purchaser (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) as to an investment in the Senior Notes and (d) the purchaser has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Arranger, the other Transaction Parties, any Agent or any subsidiary, holding or associated company of any of them (including any directors, officers or employees thereof).

15
I/We have such knowledge and experience in financial and business matters that I am/we are capable of evaluating the merits and risks of purchasing the Senior Notes, and I/we can bear the economic risk of my/our investment in the Senior Notes.

16
I/We are not, and are not acting on behalf of or using assets of, (i) an employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974 ("ERISA"), (ii) a plan subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), (iii) any governmental or church plan subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (iv) an entity any of whose assets are treated as assets of any such plan.

17
I/We understand that the Issuer has the right to compel any Senior Noteholder or beneficial owner to sell its Senior Notes or interest therein, or may sell such Senior Notes or interest therein on behalf of such person, where such person is, or is acting on behalf of or using assets of, (i) an employee benefit plan subject to ERISA, (ii) a plan subject to Section 4975 of the Code, (iii) any governmental or church plan subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (iv) an entity any of whose assets are treated as assets of any such plan.

18	I/We are not purchasing the Senior Notes in order to reduce my/our U.S. federal income tax liability or pursuant to a tax avoidance plan.

I/We acknowledge that you will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements set forth herein, and I/we agree to notify you promptly in writing if any of my/our acknowledgments, representations or warranties herein ceases to be accurate and complete. I/We hereby agree that this letter or a copy thereof may be produced to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
I/We understand that there may be certain consequences under United States and other tax laws resulting from an investment in the Senior Notes and I/we have made such investigation and have consulted such tax and other advisors with respect thereto as I/we deem appropriate.
I/We hereby certify that all necessary action has been taken to authorise the purchase of the Senior Notes and the execution of this letter.
THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
This letter relates to €__________________ principal amount of the Senior Notes.
_________________________
    (Name of Purchaser)
By:_____________________
Name:
Title:
Address:

Part 3 – Form of Accession Deed for Acceding Liquidation Agent

To:	CarFin Finance International Limited [Dutch FleetCo, Spanish Branch] [Dutch FleetCo] [Italian FleetCo] [Issuer Security Trustee] [FleetCo Security Agent]
Copy:	[Transaction Agent]
From:	[Name of acceding Liquidation Agent]
Dated:	[●]

Dear Sirs

3
We refer to the framework deed between, among others, the Issuer, the Issuer Security Trustee, the FleetCos and the FleetCo Security Agent dated [●] (the "Framework Agreement"), the German FleetCo Deed of Charge between, among others, Dutch FleetCo and the FleetCo Security Agent dated [●] (the "German FleetCo Deed of Charge") and the master definitions agreement between, among others, Dutch FleetCo, the Issuer, the Issuer Security Trustee and the FleetCo Security Agent dated [●] (the "Master Definitions Agreement").

This is an Accession Deed.
Terms defined in the Master Definitions Agreement shall have the same meaning in this Accession Deed.
[Name of acceding Liquidation Agent] agrees to become an [Acceding Liquidation Agent] and to be bound by and to benefit from the terms of the Framework Agreement and each FleetCo Deed of Charge pursuant to Clause 0 (Additional Issuer Secured Creditors and accession of Liquidation Agent) of the Framework Agreement.
[Name of acceding Liquidation Agent] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [●].
[Name of acceding Liquidation Agent]’s administrative details are as follows:

Address:	[●]
Fax No.:	[●]
Email:	[●]
Attention:	[●]

This Accession Deed is a FleetCo Transaction Document and an Issuer Transaction Document.
This Accession Deed and any non-contractual obligations arising out of or in connection with them are governed by English law.

EXECUTED and DELIVERED as a DEED by
[Name of acceding Liquidation Agent]
Authorised Signatory:    ______________________
Authorised Signatory:    ______________________

Schedule 7
Part 1 – Form of Issuer Compliance Certificate

To:	[Issuer Security Trustee] Transaction Agent

[Date]
Dear Sirs
This certificate is delivered to you pursuant to Clause 0 (Delivery of Compliance Certificates on each Reporting Date) of the Framework Agreement] entered into between, among others, the Issuer, the Issuer Security Trustee and the Transaction Agent. All words and expressions defined in or incorporated the Framework Agreement referred to therein shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.
We hereby certify that, as at [●]:
[other than [●]]/ [we are in compliance with our obligations under the [Issuer Transaction Documents];
the Issuer Borrowing Base Test is satisfied on the date hereof and will be satisfied on the immediately following Settlement Date; and
no Potential Event of Default relating to an Issuer Event of Default and no Rapid Amortisation Event (in relation to itself) has occurred since the date of the last Issuer Compliance Certificate [(in the case of the first such certificate only), the date of the Issuer Note Issuance Facility Agreement and the date of satisfaction of the initial conditions precedent to the Issuer Note Issuance Facility Agreement)] which is continuing (or, if such is not the case, specifying the particulars of any such Potential Event of Default or Rapid Amortisation Event (in relation to itself)).
For and on behalf of
CarFin Finance International Limited as Issuer

Part 2 – Form of FleetCo Compliance Certificate

To:	[FleetCo Security Agent] [Transaction Agent] [Issuer] [Issuer Security Trustee]
[Date]

Dear Sirs
This certificate is delivered to you pursuant to Clause 0 (Delivery of Compliance Certificates on each Reporting Date) of the Framework Agreement entered into between, among others, the Issuer, the Issuer Security Trustee, Dutch FleetCo, Italian FleetCo, French FleetCo, the FleetCo Security Agent and the Transaction Agent. All words and expressions defined or incorporated in the Framework Agreement referred to therein shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.
We hereby certify that, as at [●]:

(iii)	no Master Lease Termination Event and no Servicer Termination Event in relation to [Dutch/Italian/French] FleetCo has occurred and is continuing;

(iv)	[Dutch/Italian/French] FleetCo is in compliance with its covenants and obligations under the Transaction Documents to which it is a party;
the Country Asset Value Test in respect of [Germany/Italy/Spain/The Netherlands/France] is satisfied and will be satisfied following the drawdown of the FleetCo Advances under the FleetCo [German/Italian/Spanish/Dutch/French] Facility Agreement; and
no Potential Event of Default relating to a FleetCo Event of Default and no a Rapid Amortisation Event (in relation to itself) has occurred since the date of the last FleetCo Compliance Certificate [(in the case of the first such certificate only), the date of each FleetCo Facility Agreement and the date of satisfaction of the initial conditions precedent to each FleetCo Facility Agreement] which is continuing (or, if such is not the case, specifying the particulars of any such Potential Event of Default or Rapid Amortisation Event (in relation to itself)).
For and on behalf of
[Dutch/Italian/French FleetCo/Dutch FleetCo, Spanish Branch]

Part 3 – Form of Finco Compliance Certificate

To:	[FleetCo Security Agent] [Issuer Security Trustee] [Transaction Agent]
[Date]

Dear Sirs
This certificate is delivered to you pursuant to Clause 0(i) (Finco and Avis Europe Compliance Certificates) of the Framework Agreement entered into between, among others, the Issuer, the Issuer Security Trustee, Dutch FleetCo, Italian FleetCo, French FleetCo, the Central Servicer, each Opco and the Transaction Agent. All words and expressions defined or incorporated in the Framework Agreement referred to therein shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.
We hereby certify that, as at [●]:

(v)	[other than [●]]/[we are in compliance with our obligations under the [Transaction Documents to which we are a party]; and
no Potential Event of Default relating to a Central Servicer Event of Default, a Subordinated Lender Event of Default or a Finco Guarantor Event of Default, no Central Servicer Event of Default, no Subordinated Lender Event of Default and no Finco Guarantor Event of Default has occurred and is continuing.
For and on behalf of
[Finco]

Part 4 – Form of Avis Europe Compliance Certificate

To:	[Issuer Security Trustee] [Transaction Agent]
[Date]

Dear Sirs
This certificate is delivered to you pursuant to Clause 0(ii) (Finco and Avis Europe Compliance Certificates) of the Framework Agreement entered into between, among others, the Issuer, the Issuer Security Trustee, Dutch FleetCo, Italian FleetCo, French FleetCo, the FleetCo Security Agent, Avis Europe and the Transaction Agent. All words and expressions defined or incorporated in the Framework Agreement referred to therein shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.
We hereby certify that, as at [●]:

(vi)	[other than [●]]/[we are in compliance with our obligations under the [Transaction Documents to which we are a party]; and
no Potential Event of Default relating to an Avis Europe Event of Default and no Avis Europe Event of Default has occurred and is continuing.
For and on behalf of
AVIS EUROPE

Schedule 8
Forms of Cash Management Reports
Part 1 – Form of Issuer Cash Management Report

Part 2 – Form of FleetCo Cash Management and Lease Report

Schedule 9
Form of Fleet Report
Part A

Part B

Schedule 10
Form of Central Servicer Reports
Part 1 – Form of Monthly Central Servicer Report

Part 2 – Form of Intra-Month Central Servicer Report

Schedule 11
Form of Investor Report

Schedule 12
Notice Details

Name of Party	Address and Notice Details
Issuer
CarFin Finance International Limited	Address:
Telephone:
Fax:
Email:
Attention:

Arranger and Transaction Agent
CACIB	Address:
Telephone:
Fax:
Email:
Attention:

Opcos, Servicers, Lessees and Cash Managers
Avis Italian Opco and Avis Italian Servicer
Avis Budget Italia S.p.A.	Address:
Telephone:
Fax:
Email:
Attention:

Maggiore Italian Opco and Maggiore Italian Servicer
Maggiore Rent S.p.A.	Address:
Telephone:
Fax:
Email:
Attention:

German Opco
Avis Budget Autovermietung GmbH & Co. KG	Address:
Telephone:
Fax:
Email:
Attention:

Spanish Opco and Spanish Servicer

Name of Party	Address and Notice Details
Avis Alquile un Coche S.A.	Address:
Telephone:
Fax:
Email:
Attention:

Dutch Opco
Avis Budget Autoverhuur B.V.	Address:
Telephone:
Fax:
Email:
Attention:

French Opco and French Servicer
Avis Location de Voitures SAS	Address:
Telephone:
Fax:
Email:
Attention:

Finco and Central Servicer
Avis Finance Company Limited	Address:
Telephone:
Fax:
Email:
Attention:

Italian VAT Sharing Opco
Avis Budget Italia S.p.A.	Address:
Telephone:
Fax:
Email:
Attention:

Account Banks
Issuer Account Bank
Deutsche Bank AG, London branch	Telephone:
Fax:
Email:
Attention:

Dutch FleetCo Spanish Account Bank
Deutsche Bank S.A.E.	Telephone:
Fax:
Email:

Name of Party	Address and Notice Details
Attention:

Telephone:
Fax:
Email:
Attention:

Dutch FleetCo German Account Bank
Deutsche Bank AG	Telephone:
Fax:
Email:
Attention:

Telephone:
Fax:
Email:
Attention:

Dutch FleetCo Dutch Account Bank
Deutsche Bank AG, Amsterdam Branch	Telephone:
Email:
Attention:

Telephone:
Fax:
Email:
Attention:

Italian FleetCo Account Bank
Deutsche Bank S.p.A.	Address:
Telephone:
Fax:
Email:
Attention:

French FleetCo Account Bank
Deutsche Bank AG, Paris Branch	Address:
Telephone:
Fax:
Email:
Attention:

Telephone:
Fax:
Email:

Name of Party	Address and Notice Details
Attention:

Dutch FleetCo Spanish Account Bank Operator
Deutsche Bank AG, London branch	Telephone:
Fax:
Email:
Attention:

Dutch FleetCo German Account Bank Operator
Deutsche Bank AG, London branch	Telephone:
Fax:
Email:
Attention:

Dutch FleetCo Dutch Account Bank Operator
Deutsche Bank AG, London branch	Telephone:
Fax:
Email:
Attention:

French FleetCo Account Bank Operator
Deutsche Bank AG, London Branch	Telephone:
Fax:
Email:
Attention:
FleetCo Back-up Cash Managers
FleetCo Spanish Back-up Cash Manager
Deutsche Bank AG, London Branch	Telephone:
Fax:
Email:
Attention:

FleetCo Italian Back-up Cash Manager
Deutsche Bank AG, London Branch	Telephone:
Fax:
Email:
Attention:

FleetCo German Back-up Cash Manager
Deutsche Bank AG, London Branch	Telephone:
Fax:
Email:
Attention:

Name of Party	Address and Notice Details

FleetCo Dutch Back-up Cash Manager
Deutsche Bank AG, London Branch	Telephone:
Fax:
Email:
Attention:

FleetCo French Back-up Cash Manager
Deutsche Bank AG, London Branch	Telephone:
Fax:
Email:
Attention:

Subordinated Lender, Avis Italian VAT Lender and Maggiore Italian VAT Lender
Avis Finance Company Limited	Address:
Telephone:
Fax:
Email:
Attention:

Issuer Security Trustee
Deutsche Trustee Company Limited	Telephone:
Fax:
Email:
Attention:

Issuer Cash Manager
Deutsche Bank AG, London Branch	Address:
Telephone:
Fax:
Email:
Attention:

FleetCo Security Agent
CACIB	Address:
Telephone:
Fax:
Email:
Attention:

Senior Noteholders
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch	Address:
Telephone:

Name of Party	Address and Notice Details
Fax:
Email:
Attention:

CACIB	Address:
Telephone:
Fax:
Email:
Attention:

Deutsche Bank AG, London Branch	Address:
Telephone:
Fax:
Email:
Attention:

Address:
Telephone:
Fax:
Email:
Attention:

Natixis	Address:
Postal Address:
Telephone:
Fax:
Email:
Attention:

Scotiabank Europe plc
For payment and funding notices:	Address:
Telephone:
Fax:
Email:
Attention:

For credit notices:	Address:
Fax:
Email:
Attention:

Address:
Telephone:

Name of Party	Address and Notice Details
Fax:
Email:
Attention:

For monthly borrowing base notices:	Email:

Elektra Purchase No. 34 Limited	Address:
Telephone:
Fax:
Email:
Attention:

Jupiter Securitization Company LLC	Address:
Telephone:
Fax:
Email:
Attention:

JPMorgan Chase Bank, N.A.	Address:
Telephone:
Fax:
Email:
Attention:

FleetCos
Dutch FleetCo
FinCar Fleet B.V.	Address:
Telephone:
Fax:
Email:
Attention:

Italian FleetCo
Avis Budget Italia S.p.A. FleetCo. S.A.p.A.	Address:
Telephone:
Fax:
Email:
Attention:

Dutch FleetCo, Spanish Branch
Fincar Fleet B.V., Sucursal en España	Address:
Telephone:
Fax:
Email:
Attention:

Name of Party	Address and Notice Details

French FleetCo
AB FleetCo	Address:
Telephone:
Fax:
Email:
Attention:

Address:
Telephone:
Fax:
Email:
Attention:

Parent
Avis Budget Car Rental, LLC	Address:
Telephone:
Fax:
Email:
Attention:

Avis Europe
Avis Budget EMEA Limited	Address:
Telephone:
Fax:
Email:
Attention:

Issuer Corporate Services Provider and FleetCo Holdings Corporate Services Provider
Structured Finance Management (Ireland) Limited	Address:
Telephone:
Fax:
Email:
Attention:

Dutch FleetCo Corporate Services Providers
Intertrust (Netherlands) B.V.	Address:
Telephone:
Fax:
Email:
Attention:

Name of Party	Address and Notice Details

Vistra B.V.	Address:
Telephone:
Fax:
Email:
Attention:

Registrar
Deutsche Bank Luxembourg S.A.	Fax:
Attention:
Tel:
Copy to:	Fax:
Email:
Attention:

FleetCo Holdings
CarFin Finance Holdings Limited	Address:
Telephone:
Fax:
Email:
Attention:

The Liquidation Agent	Address:
Fiserv Automotive Solutions, Inc.	Telephone:
Fax:
Email:
Attention:

The Hedge Counterparty
Deutsche Bank AG	Address:
Telephone:
Fax:
Email:
Attention:

CACIB	Address:
Telephone:
Fax:
Attention:

FCT Management Company
Eurotitrisation	Address:

Name of Party	Address and Notice Details
Telephone:
Fax:
Email:
Attention:

FCT Custodian
Caceis Bank France	Address:
Telephone:
Email:
Attention:

FCT Registrar
Caceis Corporate Trust	Address:
Telephone:
Fax:
Email:
Attention:

FCT Servicer
Crédit Agricole Corporate and Investment Bank	Address:
Telephone:
Fax:
Email:
Attention:

Lender
Crédit Agricole Corporate and Investment Bank	Address:
Telephone:
Fax:
Email:
Attention:

Schedule 13
Form of Issuer Letter of Credit
IRREVOCABLE LETTER OF CREDIT
No. XXXXXX
19 March 2013
Deutsche Trustee Company Limited
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
(the "Issuer Security Trustee" and the "Beneficiary")

Dear Sir or Madam
The undersigned (a "Letter of Credit Provider") hereby establishes, at the request and for the account of Avis Budget Car Rental, LLC, a Delaware limited liability company ("ABCR"), pursuant to, and in accordance with, that certain Amended and Restated Credit Agreement, dated as of May 3, 2011 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement"), (among ABCR and the financial institutions party thereto (collectively, the "Letter of Credit Providers"), in accordance with the terms of such Credit Agreement (i) in your favour in respect of Note Deficit Demands (as defined below) and (ii) in your favor in respect of Termination Demands (as defined below), this Irrevocable Letter of Credit No. XXXXXX, (a "Letter of Credit") in an aggregate maximum amount of Euro [●] (such amount, as the same may be reduced and reinstated from time to time as provided herein, being the "Letter of Credit Amount"), effective immediately and expiring at 4:00 p.m. (New York City time) at our office located at JPMORGAN CHASE BANK, N.A., C/O JPMORGAN TREASURY SERVICES, 10420 HIGHLAND MANOR DRIVE, 4TH FLOOR, TAMPA, FLORIDA 33610, ATTN: STANDBY LETTER OF CREDIT DEPT., TELEPHONE NO.: 800-634-1969, FACSIMILE NO.: 856-294-5267 (or at such office or any other office which may be designated by the Letter of Credit Provider by written notice delivered to you, being the "Letter of Credit Provider’s Office") on the date (the "Expiration Date") that is the earlier of (i) 19 March 2014 or such later date to which the term of this Letter of Credit is extended (or, if such date is not a Business Day, the immediately succeeding Business Day) (the "Scheduled Expiration Date"), provided that this Letter of Credit shall be automatically extended without amendment by another year following each Schedule Expiration Date UNLESS we send notice to the Beneficiary at least 60 days prior to any Scheduled Expiration Date that we elect not to extend this Letter of Credit for such additional year and (ii) the date on which we receive written notice from you that the Letter of Credit Termination Date shall have occurred. You are the trustee under that certain Issuer Note Issuance Facility Agreement (as may be amended from time to time in accordance with its terms, the "INIFA"), dated as of 5 March 2013. Capitalized terms used herein and in the Annexes hereto and not otherwise defined herein shall have the meaning set forth, or incorporated by reference, in the INIFA. The Letter of Credit Termination Date shall be a date which is the earlier to occur of (a) the Final Maturity Date and (b) the Senior Issuer Discharge Date.
Upon the earliest of (i) the date on which the Letter of Credit Provider honors a Termination Demand (defined below) presented hereunder, (ii) the date on which the Letter of Credit Provider receives written notice from you that this Letter of Credit has been replaced by an alternate letter of credit and such alternate letter of credit has been received by you, (iii) the date on which the Letter of Credit Provider receives written notice from you in the form attached hereto as Annex D, and (iv) the Scheduled Expiration Date as it may have been extended, this Letter of Credit shall automatically terminate and you shall surrender this Letter of Credit to the undersigned Letter of Credit Provider on such day; provided, however, that a failure to surrender this Letter of Credit following any such date will have no effect on such termination, and this Letter of Credit will be considered terminated notwithstanding any such failure to surrender.
The Letter of Credit Provider irrevocably authorizes you to draw on it, in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one or more drawings by the Beneficiary pursuant to the written and completed certificate in the form of Annex A attached hereto (any such certificate being a "Note Deficit Demand") and (2) in a single drawing by the Beneficiary pursuant to the written and completed certificate signed in the form of Annex B attached hereto (such certificate being a "Termination Demand"). All certificates in the form of Annexes A through B hereto pursuant to the above are each referred to herein as a "Demand".
All Demands are payable at sight on a Business Day in the amount equal to the amount set forth in such Demand, but not exceeding the Letter of Credit Amount, having a cover letter clearly marked "PAYMENT DEMAND-IMMEDIATE ACTION REQUIRED", and shall be made by presentation of each cover letter and Demand dated the date of its presentation, by facsimile (at facsimile number 856-294-5267), Attention: STANDBY LETTER OF CREDIT DEPT., or electronic transmission, without further need of documentation, including the original of this Letter of Credit, it being understood that each Demand so submitted is to be the sole operative instrument of drawing. You shall use your best efforts to give telephonic notice of a drawing to the Letter of Credit Provider at its Standby Service Unit (at: 1-800-634-1969, Option 1 or alternatively to 813-432-6339) on the Business Day preceding the day of such drawing (but such notice shall not be a condition to drawing hereunder and you shall have no liability for not doing so).
In the event that there is more than one draw request payable on the same Business Day, the draw requests shall be honored in the following order: (1) the Note Deficit Demand; and (2) the Termination Demand; provided that in no event shall the Letter of Credit Provider be required to honor any draw request to the extent such draw request is in an amount greater than the Letter of Credit Amount at such time after giving effect to all other draw requests honored on such day. Upon the honoring of a Termination Date Demand in full, the Letter of Credit Provider shall have no obligation to honor any other draw request. Any payments made by the Letter of Credit Provider shall be paid from funds of the Letter of Credit Provider. "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized by law to close in New York City, New York or Chicago, Illinois. Upon the Letter of Credit Provider’s honoring any Demand presented hereunder, the Letter of Credit Amount shall automatically be decreased by an amount equal to the amount of said Demand paid by the Letter of Credit Provider to the Beneficiary. In addition to the foregoing reduction, upon the Letter of Credit Provider’s honoring any Termination Date Demand presented to it hereunder in full, the Letter of Credit Amount shall automatically be reduced to zero and this Letter of Credit shall be terminated.
The Letter of Credit Amount shall be automatically reinstated when and to the extent, but only when and to the extent, that (i) the Letter of Credit Provider is reimbursed by ABCR for any amount drawn hereunder as a Note Deficit Demand, (ii) the Letter of Credit Provider receives written notice from ABCR in the form of Annex C hereto that the Letter of Credit Amount should be reinstated in an amount set forth therein (which shall equal the amount reimbursed pursuant to clause (i)) and that no Event of Bankruptcy (as defined in Annex C attached hereto) with respect to ABCR has occurred and is continuing and (iii) this Letter of Credit has not been terminated in accordance with the terms hereof.
If the Letter of Credit Provider receives any Demand as herein provided on or prior to the Scheduled Expiration Date, all in conformity with the terms and conditions of this Letter of Credit, not later than 12:00 noon (New York City time) on a Business Day, the Letter of Credit Provider will make such funds available by 1:00 p.m. (New York City time) (i) in respect of a Demand (or part of a Demand) made for an amount equal to or less than Euro 50,000,000 (such Euro 50,000,000, the "Letter of Credit Cash Amount") after giving effect to all other draw requests honored on or before such day which have not been reinstated, on the immediately following Business Day, and (ii) in respect of a Demand (or part of a Demand) made for an amount in excess of the Letter of Credit Cash Amount after giving effect to all other draw requests honored on or before such day which have not been reinstated, on the third immediately following Business Day, in each case in accordance with your payment instructions. For the avoidance of doubt, (A) if the amount specified in a Demand is less than or equal to the Letter of Credit Cash Amount (as such Letter of Credit Cash Amount is reduced by all other draw requests honoured on or before such Demand which has not been reinstated, the "Available Letter of Credit Cash Amount"), the Letter of Credit Provider will make funds available equal to the amount specified in such Demand by the time specified in (i) of the immediately preceding sentence and (B) if the amount specified in a Demand exceeds the Available Letter of Credit Cash Amount, the Letter of Credit Provider will (a) make funds available in an amount equal to the Available Letter of Credit Cash Amount by the time specified in (i) of the immediately preceding sentence and (b) make funds available in an amount equal to the remainder of such Demand by the time specified in (ii) of the immediately preceding sentence.
If the Letter of Credit Provider receives any Demand as herein provided on or prior to the termination hereof, all in conformity with the terms and conditions of this Letter of Credit, after 12:00 noon (New York City time) on a Business Day, the Letter of Credit Provider will make the funds available by 6:00 p.m. (New York City time) (i) in respect of a Demand (or part of a Demand) made for an amount equal to or less than the Letter of Credit Cash Amount after giving effect to all other draw requests honored on or before such day which have not been reinstated, on the immediately following Business Day, and (ii) in respect of a Demand (or part of a Demand) made for an amount in excess of the Letter of Credit Cash Amount after giving effect to all other draw requests honored on or before such day which have not been reinstated, on the third immediately following Business Day, in each case in accordance with your payment instructions. For the avoidance of doubt, (A) if the amount specified in a Demand is less than or equal to the Available Letter of Credit Cash Amount, the Letter of Credit Provider will make funds available equal to the amount specified in such Demand by the time specified in (i) of the immediately preceding sentence and (B) if the amount specified in a Demand exceeds the Available Letter of Credit Cash Amount, the Letter of Credit Provider will (a) make funds available in an amount equal to the Available Letter of Credit Cash Amount by the time specified in (i) of the immediately preceding sentence and (b) make funds available in an amount equal to the remainder of such Demand by the time specified in (ii) of the immediately preceding sentence.
For purposes of the certificates to be delivered by you in the form attached hereto as Annexes A and B, "Pro Rata Share" means, with respect to any Letter of Credit Provider as of any date, the fraction (expressed as a percentage) obtained by dividing (A) such Letter of Credit Provider’s Letter of Credit Amount as of such date by (B) an amount equal to the aggregate amount of the Letter of Credit Amounts of all the Letter of Credit Providers under their respective Letters of Credit as of such date; provided that, only for purposes of calculating the Pro Rata Share with respect to any Letter of Credit Provider as of any date, if such Letter of Credit Provider has not complied with its obligation to pay the Beneficiary the amount of any Note Deficit Demand or Termination Demand (as defined in the related Letter of Credit) made prior to such date, such Letter of Credit Provider’s Letter of Credit Amount, as of such date, shall be treated as reduced (for calculation purposes only) by the amount of such unpaid Note Deficit Demand or Termination Demand, as the case may be, and shall not be reinstated for purposes of such calculation unless and until the date as of which such Letter of Credit Provider has paid such amount to the Beneficiary and been reimbursed by ABCR for such amount (provided that the foregoing calculation shall not in any manner reduce the undersigned’s actual liability in respect of any failure to pay any Note Deficit Demand or Termination Demand).
This Letter of Credit is transferable in its entirety to any transferee(s) who you certify to the Letter of Credit Provider has succeeded you, as Beneficiary, and may be successively transferred. Transfer of this Letter of Credit to such transferee shall be effected by the presentation to the Letter of Credit Provider of this Letter of Credit accompanied by a transfer request in the form of Annex E attached hereto. Transfers to designated foreign nationals and /or specially designated nationals are not permitted as being contrary to the U.S. Treasury Department or Foreign Assets Control Regulations. Upon our endorsement of such transfer, the transferee instead of the transferor shall, without necessity of further action, be entitled to all the benefits of and rights under this Letter of Credit in the transferor’s place; provided that, in such case, any certificates of the Beneficiary to be provided hereunder shall be signed by one who states therein that he is a duly authorized officer or agent of the transferee.
This Letter of Credit sets forth in full the undertaking of the Letter of Credit Provider, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates. In furtherance of the foregoing, with regard to any conflict between the terms hereof and those contained in the Credit Agreement, the terms hereof shall govern.
The Letter of Credit Amount may be reduced upon prior written notice (which may be by facsimile transmission with telephone confirmation of receipt at such numbers as herein provided) delivered to the Letter of Credit Provider by the Beneficiary (with prior consent of the Central Servicer) by an amount (which will be expressed in Euro in such notice) set forth in such notice.
Making a non-complying drawing, withdrawing a drawing or failing to make any drawing does not waive or otherwise prejudice the right to make another timely drawing or a timely redrawing.
Except as expressly stated herein, this Letter of Credit is subject to the International Standby Practice, ICC Publication No. 590 (the "ISP98"), except as otherwise provided above. If this Letter of Credit expires during an interruption of business caused by an act of God, riot, civil commotion, insurrection, war or other cause beyond the bank’s control, or by any strike or lockout, we agree to effect payment under this Letter of Credit, if a drawing which conforms to the terms and conditions of this Letter of Credit is made within twenty (20) days after the resumption of business, and, as to matters not covered by the ISP98, shall be governed by the law of the State of New York, including the Uniform Commercial Code as in effect in the State of New York.
Communications with respect to this Letter of Credit shall be addressed to us at JPMORGAN CHASE BANK, N.A., C/O JPMORGAN TREASURY SERVICES, 10420 HIGHLAND MANOR DRIVE, 4TH FLOOR, TAMPA, FLORIDA 33610, ATTN: STANDBY LETTER OF CREDIT DEPT., specifically referring to the number of this Letter of Credit. For telephone assistance, please contact the Standby Client Service Unit at 1-800-634-1969, select Option 1, and have this Letter of Credit number available.
Very truly yours,
JPMORGAN CHASE BANK, N.A., as Letter of Credit Provider
By:

Name:

Title:

ANNEX A
TO
JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX

CERTIFICATE OF NOTE DEFICIT DEMAND
JPMORGAN CHASE BANK, N.A.
Facsimile number: (856) 294-5267

Attention: STANDBY LETTER OF CREDIT UNIT
Certificate of Note Deficit Demand under the Irrevocable Letter of Credit No. XXXXXX (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of 20 March 2013, issued by JPMorgan Chase Bank, N.A., as the Letter of Credit Provider, in favor of Deutsche Trustee Company Limited (as the "Issuer Security Trustee"), under the Note Issuance Facility Agreement (as may be amended from time to time in accordance with its terms, the "INIFA"), dated as of 5 March 2013, between, inter alios, Carfin Finance International Limited as the Issuer and the Issuer Security Trustee.
The undersigned, a duly authorized officer of the Issuer Security Trustee, hereby certifies to the Letter of Credit Provider as follows:
1.    [        ] is the Issuer Security Trustee under the INIFA.
2.    The Issuer Security Trustee is making a drawing under the Letter of Credit in an amount equal to Euro ________ (the "Note Deficit Disbursement"), which amount is equal to the lesser of (X) the product of the Letter of Credit Provider’s Pro Rata Share as of the date hereof and the amount equal to the sum of interest due and payable in respect of the Senior Notes and other payments ranking senior to the interest payable in respect of the Senior Notes in accordance with the relevant Issuer Priority of Payment; and (Y) the Letter of Credit Amount as in effect on the date of this certificate.
3.    Concurrently with the draw being demanded hereby, the undersigned is making a draw under each of the other Letters of Credit in an amount equal to the related other Letter of Credit Providers’ Pro Rata Share of the amount to be drawn on the Letters of Credit.
4.    You are requested to deliver an amount equal to the Note Deficit Disbursement pursuant to the following instructions:
Payment by the Letter of Credit Provider pursuant to this Demand shall be made to

[payment instructions to be inserted]

5.    The Beneficiary acknowledges that, pursuant to the terms of the Letter of Credit, upon the Letter of Credit Provider’s honoring in full the draw amount set forth in this certificate, the Letter of Credit Amount shall be automatically reduced by an amount equal to the amount paid by the Letter of Credit Provider in respect of such draw.

(Signature Page Follows)

IN WITNESS WHEREOF, the Issuer Security Trustee has executed and delivered this certificate on this ____ day of __________________, ________.
Issuer Security Trustee, as Beneficiary

By:

Name:

Title:
By:

Name:

Title:

ANNEX B
TO
JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX

CERTIFICATE OF TERMINATION DEMAND
JPMORGAN CHASE BANK, N.A.
Facsimile number: (856) 294-5267

Attention: STANDBY LETTER OF CREDIT UNIT
Certificate of Termination Demand under the Irrevocable Letter of Credit No. XXXXXX (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of 20 March 2013, issued by JPMorgan Chase Bank, N.A., as the Letter of Credit Provider, in favor of Deutsche Trustee Company Limited (as the "Issuer Security Trustee"), under the Note Issuance Facility Agreement (as may be amended from time to time in accordance with its terms, the "INIFA"), dated as of 5 March 2013, between, inter alios, Carfin Finance International Limited as the Issuer and the Issuer Security Trustee.
The undersigned, a duly authorized officer of the Issuer Security Trustee, hereby certifies to the Letter of Credit Provider as follows:
1.    [        ] is the Issuer Security Trustee under the INIFA.
2.    [The Letter of Credit Provider ceases to be an Eligible Issuer LC Provider]/[The Expected Maturity Date is due to commence on the Business Day immediately following the date of this certificate]. [The Letter of Credit Provider has given notice to the Beneficiary that the Letter or Credit Expiration Date shall not be automatically extended by one year from the then current Letter of Credit Expiration Date and the Issuer has not otherwise provided evidence satisfactory to the Transaction Agent on or before the Business Day falling three Business Days prior to the then current Letter of Credit Expiration Date that the Issuer Reserves will, on the then current Letter of Credit Expiration Date, be more than or equal to the Issuer Reserve Required Amount.]
3.    The Issuer Security Trustee is making a drawing under the Letter of Credit in an amount equal to Euro ___________ (the "Termination Disbursement"), which amount shall not exceed the Letter of Credit Provider's Pro Rata Share as of the date hereof of the Letter of Credit Amount as in effect on the date of this certificate.
4.    You are requested to deliver an amount equal to the Termination Disbursement pursuant to the following instructions:
Payment by the Letter of Credit Provider pursuant to this Demand shall be made to

[payment instructions to be inserted]
5.    The Beneficiary acknowledges that, pursuant to the terms of the Letter of Credit, upon the Letter of Credit Provider’s honoring in full the draw amount set forth in this certificate, the Letter of Credit Amount shall be automatically reduced by an amount equal to the amount paid by the Letter of Credit Provider in respect of such draw.
IN WITNESS WHEREOF, the Issuer Security Trustee has executed and delivered this certificate on this ____ day of __________________, ________.
Issuer Security Trustee, as Beneficiary

By:

Name:

Title:
By:

Name:

Title:

ANNEX C
TO
JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX

CERTIFICATE OF REINSTATEMENT OF LETTER OF CREDIT AMOUNT
JPMORGAN CHASE BANK, N.A.
Facsimile number: (856) 294-5267

Attention: STANDBY LETTER OF CREDIT UNIT
Certificate of Reinstatement of Letter of Credit Amount under the Irrevocable Letter of Credit No. XXXXXX (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of 20 March 2013, issued by JPMorgan Chase Bank, N.A., as the Letter of Credit Provider, in favor of Deutsche Trustee Company Limited (as the "Issuer Security Trustee"), under the Note Issuance Facility Agreement (as may be amended from time to time in accordance with its terms, the "INIFA"), dated as of 5 March 2013, between, inter alios, Carfin Finance International Limited as the Issuer and the Issuer Security Trustee.
The undersigned, a duly authorized officer of Avis Budget Car Rental, LLC ("ABCR"), hereby certifies to the Letter of Credit Provider as follows:
1.    As of the date of this certificate, the Letter of Credit Provider has been reimbursed by [         ] in the amount of Euro [        ] (the "Reimbursement Amount") in respect of the [Note Deficit Demand] made on ________________, _______.
2.    ABCR hereby notifies you that, pursuant to the terms and conditions of the Letter of Credit, the Letter of Credit Amount of the Letter of Credit Provider is hereby reinstated in the amount of Euro [        ] (the "Reinstatement Amount") [NOT TO EXCEED REIMBURSEMENT AMOUNT] so that the Letter of Credit Amount of the Letter of Credit Provider after taking into account such reinstatement is in an amount equal to Euro [     ] [NOT TO EXCEED MAXIMUM AMOUNT OF LETTER OF CREDIT PRIOR TO DRAWING].
3.    As of the date of this certificate, no Event of Bankruptcy with respect to ABCR has occurred and is continuing. "Event of Bankruptcy", with respect to ABCR, means (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding-up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

IN WITNESS WHEREOF, ABCR has executed and delivered this certificate on this ___ day of __________________, ________.

AVIS BUDGET CAR RENTAL, LLC

By:

Name:

Title:
Acknowledged and Agreed:
The undersigned hereby acknowledges receipt of the Reimbursement Amount (as defined above) in the amount set forth above and agrees for the benefit of the Beneficiary that the undersigned’s Letter of Credit Amount is in an amount equal to Euro __________ as of the date hereof after taking into account the reinstatement of the undersigned’s Letter of Credit Amount by an amount equal to the Reinstatement Amount.
JPMORGAN CHASE BANK, N.A.
By:

    Name:

    Title:

ANNEX D
TO
JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX
CERTIFICATE OF TERMINATION
JPMORGAN CHASE BANK, N.A.
facsimile number: (856) 294-5267

Attention: STANDBY LETTER OF CREDIT UNIT
Certificate of Termination of Letter of Credit Amount under the Irrevocable Letter of Credit No. XXXXXX (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of 20 March 2013, issued by JPMorgan Chase Bank, N.A., as the Letter of Credit Provider, in favor of Deutsche Trustee Company Limited (as the "Issuer Security Trustee"), under the Note Issuance Facility Agreement (as may be amended from time to time in accordance with its terms, the "INIFA"), dated as of 5 March 2013, between, inter alios, Carfin Finance International Limited as the Issuer and the Issuer Security Trustee.
The undersigned, duly authorized officers of the Beneficiary hereby certify to the Letter of Credit Provider as follows:
1.    [        ] is the Issuer Security Trustee under the INIFA.
2.    As of the date of this certificate, the Letter of Credit Termination Date has occurred.
3.    The Issuer Security Trustee hereby notifies the Letter of Credit Provider that, as a result of the occurrence of the Letter of Credit Termination Date, the undersigned is returning the Letter of Credit Provider’s Letter of Credit to the Letter of Credit Provider.

IN WITNESS WHEREOF, the Issuer Security Trustee has executed and delivered this certificate on this ____ day of __________________, ________.
Issuer Security Trustee, as Beneficiary

By:

Name:

Title:
By:

Name:

Title:

ANNEX E
REQUEST TO TRANSFER
JPMorgan Chase Bank, N.A.                            Date: _________________
C/O JPMorgan Treasury Services
10420 Highland Manor Drive, 4th Floor
Tampa, FL 33610

Attn: Standby Letter of Credit Unit

Re: JPMorgan Chase Bank, N.A. Irrevocable Standby Letter of Credit No. XXXXXX dated 20 March 2013

We, the undersigned "Transferor", hereby irrevocably transfer all of our rights to draw under the above referenced Letter of Credit ("Credit") in its entirety to:

NAME OF TRANSFEREE __________________________________________________________
(Print Name and complete address of the Transferee) "Transferee"
ADDRESS OF TRANSFEREE __________________________________________________________
__________________________________________________________
CITY, STATE/COUNTRY ZIP __________________________________________________________
In accordance with ISP98, Rule 6, regarding transfer of drawing rights, all rights of the undersigned Transferor in such Credit are transferred to the Transferee, who shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the undersigned Transferor.
The original Credit, including amendments to this date, is attached and the undersigned Transferor requests that you endorse an acknowledgment of this transfer on the reverse thereof. The undersigned Transferor requests that you notify the Transferee of this Credit in such form and manner as you deem appropriate, and the terms and conditions of the Credit as transferred. The undersigned Transferor acknowledges that you incur no obligation hereunder and that the transfer shall not be effective until you have expressly consented to effect the transfer by notice to the Transferee.

If you agree to these instructions, please advise the Transferee of the terms and conditions of this transferred Credit and these instructions.

Payment of transfer fee of U.S $_______ is for the account of ABCR who agrees to pay you on demand any expense or cost you may incur in connection with the transfer. Receipt of such shall not constitute consent by you to effect the transfer.

Transferor represents and warrants to Transferring Bank that (i) our execution, delivery, and performance of this request to Transfer (a) are within our powers, (b) have been duly authorized, (c) constitute our legal, valid, binding and enforceable obligation, (d) do not contravene any charter provision, by-law, resolution, contract, or other undertaking binding on or affecting us or any of our properties, (e) do not require any notice, filing or other action to, with, or by any governmental authority, (ii) the enclosed Credit is original and complete, (iii) there is no outstanding demand or request for payment or transfer under the Credit affecting the rights to be transferred, (iv) the Transferee’s name and address are correct and complete and (v) the requested Transfer does not violate any applicable United States or other law, rule or regulation.

The Effective Date shall be the date hereafter on which Transferring Bank effects the requested transfer by acknowledging this request and giving notice thereof to Transferee.
WE WAIVE ANY RIGHT TO TRIAL BY JURY THAT WE MAY HAVE IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS TRANSFER.

This Request is made subject to ISP98 and is subject to and shall be governed by the laws of the State of New York, without regard to principles of conflict of laws.
(Signature Page Follows)

SIGNATURE GUARANTEED
Signature(s) with title(s) conform(s) with that/those on file with us for this individual, entity or company and signer(s) is/are authorized to execute this agreement. We attest that the individual, company or entity has been identified by us in compliance with USA PATRIOT Act procedures of our bank.

(Print Name of Bank)

(Address of Bank)

(City, State, Zip Code)

(Print Name and Title of Authorized Signer)

(Authorized Signature)

(Telephone Number)

(Date)

Sincerely yours,

(Print Name of Transferor)

________________________________________________
(Transferor’s Authorized Signature)

(Print Authorized Signer’s Name and Title)

(Telephone Number/Fax Number)

SIGNATURE GUARANTEED
Signature(s) with title(s) conform(s) with that/those on file with us for this individual, entity or company and signer(s) is/are authorized to execute this agreement. We attest that the individual, company or entity has been identified by us in compliance with USA PATRIOT Act procedures of our bank.

(Print Name of Bank)

(Address of Bank)

(City, State, Zip Code)

(Print Name and Title of Authorized Signer)

(Authorized Signature)

(Telephone Number)

(Date)

Acknowledged:

(Print Name of Transferee)

(Transferee’s Authorized Signature)

(Print Authorized Signer’s Name and Title)

(Telephone Number/Fax Number)

Schedule 14
Forms of Drawdown Notices
Part A: Form of Senior Advance Drawdown Notice

To:	[●], [●], [●] and [●] (the "Senior Noteholders")
Cc:
Crédit Agricole Corporate and Investment Bank (as "Transaction Agent")
Deutsche Bank AG, London Branch (as "Issuer Cash Manager")
Deutsche Trustee Company Limited (as "Issuer Security Trustee")
Deutsche Bank Luxembourg S.A. (as "Registrar")
[Each Senior Noteholder]
Avis Finance Company Limited (as "Central Servicer")
Avis Finance Company Limited (as "Subordinated Lender")

From:	CarFin Finance International Limited (as the "Issuer")

[Date]
Dear Sirs

4
We refer to: (i) the Issuer Note Issuance Facility Agreement (the "Issuer Note Issuance Facility Agreement") dated [●] and made between, among others, the Issuer and the Senior Noteholders and (ii) the Master Definitions Agreement dated [●] and made between, among others, the Issuer, the Senior Noteholders and the Transaction Agent (the "Master Definitions Agreement").

Terms defined in the Master Definitions Agreement shall bear the same meaning in this Senior Advance Drawdown Notice.
By this notice, the Issuer gives the Transaction Agent notice that the Issuer requests the making of a Senior Advance pursuant to the Issuer Note Issuance Facility Agreement as follows:
Senior Advance A
Senior Advance Amount: [ ]
Senior Advance Drawdown Date: [ ]
Senior Advance Repayment Date: [ ]
Senior Noteholder Allocation: [ ]

	Amount	Commitment %
Senior Noteholder #1
Senior Noteholder #2
Senior Noteholder #3
Senior Noteholder #4
Total

Senior Advance B
Senior Advance Amount: [ ]
Senior Advance Drawdown Date: [ ]
Senior Advance Repayment Date: [ ]
Senior Noteholder Allocation: [ ]

	Amount	Commitment %
Senior Noteholder #1
Senior Noteholder #2
Senior Noteholder #3
Senior Noteholder #4
Total

We confirm that:

(ix)	the Issuer Repeating Representations will be true and correct on the proposed Senior Advance Drawdown Date;
we are in compliance with our obligations under the Issuer Transaction Documents; and
no Potential Event of Default relating to an Issuer Event of Default, no Issuer Event of Default and no Rapid Amortisation Event has occurred.
This Senior Advance Drawdown Notice is irrevocable.
Yours faithfully,

…………………………………………….
for and on behalf of
CarFin Finance International Limited

Part B: Form of FleetCo Advance Drawdown Notice

To:
[CarFin Finance International Limited / Crédit Agricole Corporate and Investment Bank (as French Intermediary Bank)] (as the "Lender")
Crédit Agricole Corporate and Investment Bank (as "FleetCo Security Agent")

Cc:
Deutsche Bank AG, London branch (as "Issuer Cash Manager")
Crédit Agricole Corporate and Investment Bank (as "Transaction Agent")
Avis Finance Company Limited (as "Central Servicer")
[Eurotitrisation (as "FCT Management Company")]
[Avis Budget Autovermietung GmbH & Co. KG (the "German Opco")]
[Avis Budget Italia S.p.A. (the "Avis Italian Opco")]
[Maggiore Rent S.p.A. (the "Maggiore Italian Opco")]
[Avis Alquile un Coche S.A. (the "Spanish Opco")]
[Avis Budget Autoverhuur B.V.] (the "Dutch Opco")]
[Avis Location de Voitures SAS (the "French Opco")]

From:	[Dutch FleetCo [(in respect of its Vehicle Fleet in Germany)/(in respect of its Vehicle Fleet in The Netherlands)] / Italian FleetCo / Dutch FleetCo, Spanish Branch / French FleetCo]

[Date]
Dear Sirs

5
We refer to: (i) the [FleetCo Spanish Facility Agreement / FleetCo Italian Facility Agreement / FleetCo German Facility Agreement / FleetCo Dutch Facility Agreement / FleetCo French Facility Agreement] dated [●] and made between, among others, the [Dutch FleetCo, Spanish Branch / Dutch FleetCo / Italian FleetCo / French FleetCo] and the Lender (the "FleetCo Facility Agreement"); and (ii) the Master Definitions Agreement dated [●] and made between, among others, the Lender, the Senior Noteholders and the Transaction Agent (the "Master Definitions Agreement").

Terms defined in the Master Definitions Agreement shall bear the same meaning in this FleetCo Advance Drawdown Notice.
By this notice, [[Dutch FleetCo [(in respect of its Vehicle Fleet in Germany)/(in respect of its Vehicle Fleet in The Netherlands)] / Dutch FleetCo, Spanish Branch / Italian FleetCo / French FleetCo] gives the Lender notice that [Dutch FleetCo/Italian FleetCo/French FleetCo/Dutch FleetCo, Spanish Branch] requests the making of a FleetCo Advance pursuant to the FleetCo Facility Agreement as follows:
FleetCo Advance A
FleetCo Advance Amount: [ ]

FleetCo Advance Drawdown Date: [ ]
FleetCo Advance Repayment Date: [ ]
FleetCo Advance B
FleetCo Advance Amount: [ ]
FleetCo Advance Drawdown Date: [ ]
FleetCo Advance Repayment Date: [ ]
We confirm that:

(x)	the FleetCo Repeating Representations will be true and correct on the proposed FleetCo Advance Drawdown Date;
we are in compliance with our obligations under the FleetCo Transaction Documents to which we are party; and
no Potential Event of Default relating to [an Italian FleetCo Event of Default/a Dutch FleetCo Event of Default/a French FleetCo Event of Default], no [Italian FleetCo Event of Default/Dutch FleetCo Event of Default/French FleetCo Event of Default] and no Rapid Amortisation Event (in respect of itself) has occurred.
This FleetCo Advance Drawdown Notice is irrevocable.
Yours faithfully,

…………………………………………….
for and on behalf of
[Dutch FleetCo / Italian FleetCo / Dutch FleetCo, Spanish Branch / French FleetCo]

Part C: Form of VFN Advance Drawdown Notice

To:	CarFin Finance International Limited (as the "Lender") Crédit Agricole Corporate and Investment Bank (as "FleetCo Security Agent")
Cc:
Deutsche Bank AG, London branch (as "Issuer Cash Manager")
Crédit Agricole Corporate and Investment Bank (as "Transaction Agent")
Avis Finance Company Limited (as "Central Servicer")
Crédit Agricole Corporate and Investment Bank (as "French Intermediary Bank")
AB FleetCo (as "French FleetCo")
Avis Location de Voitures SAS (the "French Opco")

From:	[•] FCT, represented by Eurotitrisation (as the "FCT Management Company")

[Date]
Dear Sirs

6
We refer to: (i) the VFN Funding Agreement dated [●] and made between, among others, the FCT and the Lender (the "VFN Funding Agreement"); and (ii) the Master Definitions Agreement dated 5 March 2013 (as amended, novated, varied or restated from time to time) and made between, among others, the Lender, the FCT and the Transaction Agent (the "Master Definitions Agreement").

Terms defined in the Master Definitions Agreement shall bear the same meaning in this VFN Advance Drawdown Notice.
By this notice, the FCT gives the Lender notice that the FCT requests the making of a VFN Advance pursuant to the VFN Funding Agreement as follows:
VFN Advance A
VFN Advance Amount: [ ]
VFN Advance Drawdown Date: [ ]
VFN Advance Repayment Date: [ ]
VFN Advance B
VFN Advance Amount: [ ]
VFN Advance Drawdown Date: [ ]
VFN Advance Repayment Date: [ ]
We confirm that:

(xi)	[the FCT Repeating Representations will be true and correct on the proposed VFN Advance Drawdown Date;]

we are in compliance with our obligations under the Transaction Documents to which we are party; and
[no Potential Event of Default relating to a FCT Event of Default, no FCT Event of Default] and no Rapid Amortisation Event (in respect of itself) has occurred.
This VFN Advance Drawdown Notice is irrevocable.
Yours faithfully,

…………………………………………….
for and on behalf of
[•] FCT, represented by Eurotitrisation (as the "FCT Management Company")

Schedule 15
Forms of Closing and Solvency Certificate
Part 1
Form of Issuer Closing and Solvency Certificate
CarFin Finance International Limited (the "Issuer")
(incorporated as a private limited company under the laws of Ireland with registered number 463656 and having its registered office at 1 Grant’s Row, Lower Mount Street, Dublin 2, Ireland)

To:
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch (as a "Senior Noteholder")
Crédit Agricole Corporate and Investment Bank (as a "Senior Noteholder")
Deutsche Bank AG, London Branch (as a "Senior Noteholder")
Natixis (as a "Senior Noteholder")
Scotiabank Europe plc (as a "Senior Noteholder")
Elektra Purchase No. 34 Limited (as a "Senior Noteholder")
Jupiter Securitization Company LLC (as a "Senior Noteholder")
JPMorgan Chase Bank, N.A. (as a "Senior Noteholder")
Deutsche Trustee Company Limited (as "Issuer Security Trustee")
Crédit Agricole Corporate and Investment Bank (as "Transaction Agent")
Crédit Agricole Corporate and Investment Bank (as "FleetCo Security Agent")

[DATE]
Issuer Closing Certificate

7
Terms defined in a master definitions agreement (the "Master Definitions Agreement") dated [●] and signed for the purpose of identification by, inter alios, the Issuer and the Senior Noteholders shall bear the same meaning herein.

I, [●], am an Authorised Signatory of the Issuer and certify as at the date hereof:

(a)	no Potential Event of Default relating to an Issuer Event of Default and no Issuer Event of Default has occurred and is continuing;
since [the Signing Date], there has been no change or any development or event involving a prospective adverse change in the condition (financial or otherwise) of the Issuer which would have a material adverse effect on the ability of the Issuer to perform its payment obligations under the Issuer Note Issuance Facility Agreement, the Senior Notes and the Issuer Subordinated Note Facility Agreement;
there has been no event or the discovery of any fact making any of the representations and warranties given by the Issuer contained in Clause 0 (Representations and Warranties) of the Framework Agreement or any other Transaction Document to which it is party untrue, misleading or incorrect on the Initial Funding Date;

the Issuer is in compliance with its covenants and obligations under the Relevant Transaction Documents; and
each copy document relating to it (and attached hereto) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Initial Funding Date.

For and on behalf of
CARFIN FINANCE INTERNATIONAL LIMITED

Authorised Signatory

Part 2
Form of Parent Closing and Solvency Certificate
Avis Budget Car Rental, LLC (the "Parent")
(a Delaware limited liability company)

To:
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch (as a "Senior Noteholder")
Crédit Agricole Corporate and Investment Bank (as a "Senior Noteholder")
Deutsche Bank AG, London Branch (as a "Senior Noteholder")
Natixis (as a "Senior Noteholder")
Scotiabank Europe plc (as a "Senior Noteholder")
Elektra Purchase No. 34 Limited (as a "Senior Noteholder")
Jupiter Securitization Company LLC (as a "Senior Noteholder")
JPMorgan Chase Bank, N.A. (as a "Senior Noteholder")
Deutsche Trustee Company Limited (as "Issuer Security Trustee")
Crédit Agricole Corporate and Investment Bank (as "Transaction Agent")
Crédit Agricole Corporate and Investment Bank (as "FleetCo Security Agent")

[DATE]
Parent Closing Certificate

8
Unless otherwise defined herein or the context otherwise requires, terms defined in a master definitions agreement (the "Master Definitions Agreement") dated [●] and entered into by, among others, the Parent and the Senior Noteholders shall bear the same meaning herein.

I, [●], am an Authorised Signatory of Avis Budget Car Rental LLC and certify as at the date hereof:

(a)	no Potential Event of Default relating to a Parent Event of Default and no Parent Event of Default has occurred and is continuing;

(c)
the Parent has performed or satisfied all of the conditions precedent in relation to itself required to be performed or satisfied by it under the Transaction Documents on and as of the dates specified in such Transaction Documents;

since the Signing Date, there has been no event or the discovery of any fact making any of the representations and warranties given by the Parent contained in Clause 0 (Representations and Warranties) of the Framework Agreement untrue, misleading or incorrect on the Initial Funding Date; and
the Parent is in compliance with its covenants and obligations under the Framework Agreement or any other Transaction Document to which it is a party.

For and on behalf of
AVIS BUDGET CAR RENTAL, LLC

Authorised Signatory

Part 3
Form of Subordinated Lender Closing and Solvency Certificate
Avis Finance Company Limited ("Finco" and the "Central Servicer")
(incorporated under the laws of England whose registered office is at Avis House, Park Road, Bracknell, Berkshire RG12 2EW, registered under number 02123807)

To:
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch (as a "Senior Noteholder")
Crédit Agricole Corporate and Investment Bank (as a "Senior Noteholder")
Deutsche Bank AG, London Branch (as a "Senior Noteholder")
Natixis (as a "Senior Noteholder")
Scotiabank Europe plc (as a "Senior Noteholder")
Elektra Purchase No. 34 Limited (as a "Senior Noteholder")
Jupiter Securitization Company LLC (as a "Senior Noteholder")
JPMorgan Chase Bank, N.A. (as a "Senior Noteholder")
Deutsche Trustee Company Limited (as "Issuer Security Trustee")
Crédit Agricole Corporate and Investment Bank (as "Transaction Agent")
Crédit Agricole Corporate and Investment Bank (as "FleetCo Security Agent")

[DATE]
Finco Closing Certificate

9
Unless otherwise defined herein or the context otherwise requires, terms defined in a master definitions agreement (the "Master Definitions Agreement") dated [●] and entered into by, among others, Finco and the Senior Noteholders shall bear the same meaning herein.

I, [●], am an Authorised Signatory of Avis Finance Company Limited and certify as at the date hereof:

(i)
no Potential Event of Default relating to a Subordinated Lender Event of Default, a Central Servicer Event of Default or a Parent Event of Default, no Subordinated Lender Event of Default, no Central Servicer Event of Default and no Parent Event of Default has occurred and is continuing;

since the Signing Date, there has been no change or any development or event involving a prospective adverse change in the condition (financial or otherwise) of Finco which would have a material adverse effect on the ability of Finco or the Central Servicer to perform its material obligations under the Transaction Documents to which Finco or the Central Servicer (as applicable) is a party; and

(xii)	Finco is in compliance with its covenants and obligations under the Transaction Documents to which Finco or the Central Servicer is a party.

For and on behalf of
AVIS FINANCE COMPANY LIMITED

Authorised Signatory
Part 4
Form of FleetCo Closing and Solvency Certificate
[Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo]

To:
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch (as a "Senior Noteholder")
Crédit Agricole Corporate and Investment Bank (as a "Senior Noteholder")
Deutsche Bank AG, London Branch (as a "Senior Noteholder")
Natixis (as a "Senior Noteholder")
Scotiabank Europe plc (as a "Senior Noteholder")
Elektra Purchase No. 34 Limited (as a "Senior Noteholder")
Jupiter Securitization Company LLC (as a "Senior Noteholder")
JPMorgan Chase Bank, N.A. (as a "Senior Noteholder")
Deutsche Trustee Company Limited (as "Issuer Security Trustee")
Crédit Agricole Corporate and Investment Bank (as "Transaction Agent")
Crédit Agricole Corporate and Investment Bank (as "FleetCo Security Agent")

[DATE]
[Dutch FleetCo [(in respect of its Vehicle Fleet in Germany)/(in respect of its Vehicle Fleet in The Netherlands)]/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] Closing Certificate

10
Unless otherwise defined herein or the context otherwise requires, terms defined in a master definitions agreement (the "Master Definitions Agreement") dated [●] and entered into by, among others, the Issuer and the Senior Noteholders shall bear the same meaning herein.

11	I, [●], am an Authorised Signatory of [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] and certify and confirm as at the date hereof:

(a)
no Potential Event of Default relating to a FleetCo Event of Default in relation to [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] and no FleetCo Event of Default in relation to [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] has occurred and is continuing;

since the Signing Date, there has been no change or any development or event involving a prospective adverse change in the condition (financial or otherwise) of [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] which would have a material adverse effect on the ability of [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French

FleetCo] to perform its payment obligations under the FleetCo [Spanish/German/Italian/Dutch/French] Facility Agreement;
there has been no event or the discovery of any fact making any of the representations and warranties given by [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] contained in Clause 0 (Representations and Warranties) of the Framework Agreement and the other Transaction Documents to which [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] is a party untrue, misleading or incorrect on the Initial Funding Date;
[Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] is in compliance with its covenants and obligations under the Transaction Documents to which [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] is a party;
the borrowing or guaranteeing or securing, as appropriate, of the total commitments would not cause any borrowing, guarantee, security or similar limit binding on [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] to be exceeded and would not cause a Default (which could result in a FleetCo Event of Default) to occur;
each copy document relating to [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] provided under paragraph 2 of Schedule 2, Part 1 of the Framework Agreement is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Initial Funding Date;
to the best of its knowledge and belief, the execution of the Transaction Documents by [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] and all matters in connection therewith are being effected by [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo] in good faith and in connection with its business, and in its opinion there are reasonable grounds for believing that the transactions contemplated by the Transaction Documents and all related matters will benefit [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo]; and
to the best of its knowledge and belief, [Dutch FleetCo/Italian FleetCo/Dutch FleetCo, Spanish Branch/French FleetCo], in entering into the Transaction Documents to which it is a party, has not been influenced by a desire to prefer one creditor over any other creditor of [Dutch/Italian/French FleetCo].

For and on behalf of
[DUTCH FLEETCO / ITALIAN FLEETCO / DUTCH FLEETCO, SPANISH BRANCH / FRENCH FLEETCO]

Authorised Signatory

Part 5
Form of Opco Closing and Solvency Certificate
[Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco]

To:
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch (as a "Senior Noteholder")
Crédit Agricole Corporate and Investment Bank (as a "Senior Noteholder")
Deutsche Bank AG, London Branch (as a "Senior Noteholder")
Natixis (as a "Senior Noteholder")
Scotiabank Europe plc (as a "Senior Noteholder")
Elektra Purchase No. 34 Limited (as a "Senior Noteholder")
Jupiter Securitization Company LLC (as a "Senior Noteholder")
JPMorgan Chase Bank, N.A. (as a "Senior Noteholder")
Deutsche Trustee Company Limited (as "Issuer Security Trustee")
Crédit Agricole Corporate and Investment Bank (as "Transaction Agent")
Crédit Agricole Corporate and Investment Bank (as "FleetCo Security Agent")

[DATE]
[Opco] Closing Certificate

12
Unless otherwise defined herein or the context otherwise requires, terms defined in a master definitions agreement (the "Master Definitions Agreement") dated [●] and entered into by, among others, the Issuer and the Senior Noteholders shall bear the same meaning herein.

I, [●], am an Authorised Signatory of [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] and certify as at the date hereof:

(a)
no Potential Event of Default relating to a [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] Event of Default and no Opco Event of Default relating to a [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] has occurred and is continuing;

(d)
no Master Lease Termination Event, no Potential Master Lease Termination Event, no Servicer Termination Event, no Potential Servicer Termination Event and no Opco Event of Default in relation to it has occurred and is continuing;

since the Signing Date, there has been no change or any development or event involving a prospective adverse change in the condition (financial or otherwise) of [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] which would have a material adverse effect on the ability of [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] to perform its payment obligations under the [Master Lease Agreement], other than any fact, event, change, circumstance or effect resulting from (A) general changes or developments

(other than those resulting from acts of terrorism, war or armed hostilities) in the industries in which [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] operates or in the general economy, financial, banking, currency or capital markets, (B) normal seasonal changes in the results of operations of [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco], (C) changes in accounting requirements or principles or any changes in applicable laws or interpretations thereof or (D) any failure in and of itself by [Spanish Opco/German Opco/ any Italian Opco/Dutch Opco/French Opco] to meet any estimates of revenues or earnings or other financial performance for any period (it being agreed that the facts and circumstances giving rise to such failure may be taken into account in determining whether there has been a material adverse effect or material impairment), except, in the case of paragraph (A) above, to the extent such changes referred to therein have a disproportionate adverse effect on [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco], relative to other participants in the industry in which [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] operates, provided that, for the purposes of this paragraph (A) the industries in which [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] operates shall be deemed to be the vehicle rental industry in [jurisdiction];
there has been no event or discovery of any fact making any of the representations and warranties given by [Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] contained in Clause 21 of the Master German Fleet Lease Agreement, Clause 23 of the relevant Italian Master Lease Agreement and Master Dutch Fleet Lease Agreement, Clause 24 of the Spanish Master Lease Agreement and French Master Lease Agreement, Clause 0 (Representations and Warranties) of the Framework Agreement or other Transaction Documents to which it is a party untrue, misleading or incorrect on the Initial Funding Date;
[Spanish Opco/German Opco/any Italian Opco/Dutch Opco/French Opco] is in compliance with its covenants and obligations under the Transaction Documents to which it is a party;
to the best of its knowledge and belief, the execution of the Transaction Documents by [any Italian Opco/Spanish Opco/German Opco/Dutch Opco/French Opco] and all matters in connection therewith are being effected by [any Italian Opco/Spanish Opco/German Opco/Dutch Opco/French Opco] in good faith and in connection with its business, and in its opinion there are reasonable grounds for believing that the transactions contemplated by the Transaction Documents and all related matters will benefit [any Italian Opco/Spanish Opco/German Opco/Dutch Opco/French Opco]; and
to the best of its knowledge and belief, [any Italian Opco/Spanish Opco/German Opco/French Opco], in entering into the Transaction Documents to which it is a party, has not been influenced by a desire to prefer one creditor over any other creditor of [any Italian Opco/Spanish Opco/German Opco/Dutch Opco/French Opco].
For and on behalf of
[SPANISH/GERMAN/ANY ITALIAN/DUTCH/FRENCH OPCO]

Authorised Signatory

Part 6
Form of Avis Europe Closing and Solvency Certificate
Avis Budget EMEA Limited ("Avis Europe")
(incorporated under the laws of England whose registered office is at Avis House, Park Road, Bracknell, Berkshire RG12 2EW, registered under number 03311438)

To:
Blue Finn S.a.r.l., Luxembourg, Küsnacht Branch (as a "Senior Noteholder")
Crédit Agricole Corporate and Investment Bank (as a "Senior Noteholder")
Deutsche Bank AG, London Branch (as a "Senior Noteholder")
Natixis (as a "Senior Noteholder")
Scotiabank Europe plc (as a "Senior Noteholder")
Elektra Purchase No. 34 Limited (as a "Senior Noteholder")
Jupiter Securitization Company LLC (as a "Senior Noteholder")
JPMorgan Chase Bank, N.A. (as a "Senior Noteholder")
Deutsche Trustee Company Limited (as "Issuer Security Trustee")
Crédit Agricole Corporate and Investment Bank (as "Transaction Agent")
Crédit Agricole Corporate and Investment Bank (as "FleetCo Security Agent")

[DATE]
Finco Closing Certificate

13
Unless otherwise defined herein or the context otherwise requires, terms defined in a master definitions agreement (the "Master Definitions Agreement") dated [●] and entered into by, among others, the Issuer and the Senior Noteholders shall bear the same meaning herein.

I, [●], am an Authorised Signatory of Avis Europe and certify as at the date hereof:

(i)	no Potential Event of Default relating to an Avis Europe Event of Default and no Avis Europe Event of Default has occurred and is continuing;
since the Signing Date, there has been no change or any development or event involving a prospective adverse change in the condition (financial or otherwise) of Avis Europe which would have a material adverse effect on the ability of Avis Europe to perform its material obligations under the Transaction Documents to which Avis Europe is a party; and
Avis Europe is in compliance with its covenants and obligations under the Transaction Documents to which Avis Europe is a party.
For and on behalf of
AVIS BUDGET EMEA LIMITED

Authorised Signatory

Schedule 16
Issuer Intercreditor Terms

14	Ranking and Priority
Issuer Debt
Unless expressly provided herein and subject to Schedule 3 (Priorities of Payments), each of the Parties agrees that:
the Senior Issuer Debt shall rank in right and priority of payment pari passu and without preference between the Senior Noteholder Debt and the Issuer Hedging Debt; and
the Subordinated Debt shall be subordinated to the Senior Issuer Debt.
Issuer Security
Each of the Parties agrees that the Issuer Security shall rank and secure the Senior Noteholder Debt and the Issuer Hedging Debt pari passu and without any preference between them (but only to the extent that such Issuer Security is expressed to secure such Issuer Debt).
Undertakings of the Issuer Secured Creditors
Each Issuer Secured Creditor (other than the Issuer Security Trustee) agrees that it will not:

(i)
permit or require the Issuer to discharge any of the Issuer Secured Liabilities owed to it, except to the extent and in the manner permitted under this Agreement and/or the relevant Issuer Transaction Document;

(xiii)
without prejudice to the generality of paragraph 0 above, accelerate, or permit or require the Issuer to accelerate, cancel, pay, prepay, repay, redeem, purchase, terminate early or voluntarily terminate or otherwise acquire any of the Issuer Secured Liabilities, except to the extent and in the manner permitted by this Agreement, the Issuer Note Issuance Facility Agreement and/or the Issuer Security Documents;

(xiv)
take, accept or receive the benefit of any Security Interest (other than any right of set-off permitted pursuant to paragraph 0 below), guarantee, indemnity (except to the extent and in the manner permitted under this Agreement and/or the Issuer Security Documents and as further specified in the Issuer Transaction Documents or this Agreement) or other assurance against financial loss from the issuer in respect of any of the Issuer Secured Liabilities owed to it except pursuant to the Issuer Security created under the Issuer Security Documents;

(xv)
take, receive or recover from the Issuer by set off, any right of combination of accounts, proceedings of any kind or in any other manner whatsoever (save where permitted in paragraphs 0 to (iii) above) the whole or any part of the Issuer Secured Liabilities owed to it, except:

(a)	in respect of the Issuer Account Bank, to the extent permitted under the Issuer Account Bank Agreement;

(b)	to the extent permitted under paragraph 4.2 below; or

(c)	in accordance with the provisions of this Agreement and/or the Issuer Note Issuance Facility Agreement and as further specified in the Issuer Transaction Documents; or

(xvi)	take any Enforcement Action in respect of the Issuer Security except in accordance with the provisions hereof and the Issuer Security Documents.
For the avoidance of doubt, nothing in this paragraph 2 (Undertakings of the Issuer Secured Creditors) shall affect the obligations of the Issuer towards the Issuer Secured Creditors.
Senior Noteholders
Payment of Senior Noteholder Debt
The Issuer may make payments in respect of the Senior Noteholder Debt without the prior written consent of any person, in an aggregate amount at any time, to the extent permitted by the Issuer Transaction Documents.
Increase of principal: Senior Noteholders
The Senior Noteholders may from time to time (if permitted under the terms of the Issuer Note Issuance Facility Agreement) effect an increase in Total Senior Noteholder Commitment without the prior written consent of any person (except the parties as required under the Issuer Note Issuance Facility Agreement), and the amount of the increase of Total Senior Noteholder Commitment (together with interest, fees and commission on that amount) shall be treated as being part of the Senior Noteholder Debt.
Issuer Hedge Counterparties
Identity of Issuer Hedge Counterparties
No person providing hedging arrangements to the Issuer shall be entitled to share in any of the Issuer Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to those hedging arrangements, nor shall such liabilities be treated as Issuer Hedging Debt unless that person is or becomes a party to this Agreement as an Issuer Hedge Counterparty in accordance with Clause 0 (Acceding Issuer Hedge Counterparty).
Payments of Issuer Hedging Debt
Subject to paragraph 4.3 below, the Issuer may make Payments to any Issuer Hedge Counterparty in respect of the Issuer Hedging Debt then due to that Hedge Counterparty under any Issuer Hedging Agreement in accordance with the terms of that Issuer Hedging Agreement:

(i)	if the Payment is a scheduled Payment arising under the relevant Issuer Hedging Agreement;

(xvii)	to the extent that the Issuer’s obligation to make the Payment arises as a result of the operation of:

(a)
any of sections 2(d) (Deduction or Withholding for Tax), 2(e) (Default Interest; Other Amounts), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments) and 11 (Expenses) of the 1992 ISDA Master Agreement of that Issuer Hedging Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

(d)
any of sections 2(d) (Deduction or Withholding for Tax), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments), 9(h)(i) (Prior to Early Termination) and 11 (Expenses) of the 2002 ISDA Master Agreement of that Issuer Hedging Agreement (if the Issuer Hedging Agreement is based on a 2002 ISDA Master Agreement); or

(e)
any provision of an Issuer Hedging Agreement which is similar in meaning and effect to any provision listed in paragraph (a) or (b) above (if the Issuer Hedging Agreement is not based on an ISDA Master Agreement);

to the extent that no Default in respect of the Issuer is continuing at the time of that Payment;

(xviii)	prior to the irrevocable and unconditional discharge in full of the Senior Noteholder Debt, the Majority Senior Noteholders and the Transaction Agent give prior consent to the Payment being made; or

(xix)
in accordance with the applicable Termination Events (as defined in the relevant Issuer Hedging Agreement) and applicable Event of Default (as defined in the relevant Issuer Hedging Agreement) set out in the relevant Issuer Hedging Agreement.

Payment obligations continue
The Issuer shall not be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Issuer Transaction Document by the operation of this paragraph 4 (Issuer Hedge Counterparties) even if its obligation to make that Payment is restricted at any time by any of the terms of this paragraph 4 (Issuer Hedge Counterparties).
Restrictions on enforcement of Issuer Security by Issuer Hedge Counterparties
Following the delivery of an Issuer Enforcement Notice by the Issuer Security Trustee to the Issuer, each Issuer Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of the Issuer to:

(xx)	prematurely close out or terminate any Issuer Hedging Debt; or
exercise any right of set-off or take or receive any Payment in respect of any Issuer Hedging Debt.
Required Enforcement: Issuer Hedge Counterparties
An Issuer Hedge Counterparty shall promptly terminate or close out in full any hedging transaction under all or any of the Issuer Hedging Agreement to which it is a party prior to their stated maturity following the delivery of an Issuer Enforcement Notice by the Issuer Security Trustee to the Issuer.
Treatment of Payments due to the Issuer on termination of hedging transactions
If, on termination of any hedging transaction under any Issuer Hedging Agreement occurring after the delivery of an Issuer Enforcement Notice to the Issuer or the enforcement of the Issuer Security, a settlement amount or other amount (following the application of any Close-Out Netting or Payment Netting in respect of that Issuer Hedging Agreement) falls due from an Issuer Hedge Counterparty to the Issuer, then that amount shall be paid by that Issuer Hedge Counterparty to the Issuer Security Trustee, treated as the proceeds of enforcement of the Issuer Security and applied in accordance with the terms of this Agreement and the Issuer Security Documents.

The payment of that amount by the Issuer Hedge Counterparty to the Issuer Security Trustee in accordance with paragraph 4.6.1 above shall discharge the Issuer Hedge Counterparty’s obligation to pay that amount to the Issuer.
Designation of Issuer Transaction Documents
No Issuer Hedge Counterparty may designate a document an "Issuer Transaction Document" for the purposes of this Agreement and other Transaction Documents without the prior consent of the Transaction Agent (acting in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent).
Subordinated Lenders
Identity of Subordinated Lenders
No person providing any Subordinated Debt to the Issuer shall be entitled to share in any of the Issuer Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to those financing arrangements, nor shall those liabilities be treated as Subordinated Debt unless that person is or becomes a party hereto as a Subordinated Lender in accordance with Clause 0 (Acceding Subordinated Lender).
Restrictions on Subordinated Debt
Until the Senior Issuer Discharge Date and subject to the Issuer Priority of Payments:
no Subordinated Lender shall take, demand or receive, and the Issuer shall not make any payment, repayment or prepayment, redemption or acquisition of any principal, interest or other amount on or in respect of, or any distribution in respect of, or any redemption, purchase or defeasance of, any Subordinated Debt in cash or in kind, except as permitted by paragraph 5.3 (Permitted Subordinated Debt Payments);
no Subordinated Lender shall apply any money or property in or towards discharge of, and the Issuer shall not redeem, purchase or defease, any Subordinated Debt, except as permitted by paragraph 5.3 (Permitted Subordinated Debt Payments);
no Subordinated Lender shall, and the Issuer shall not, exercise any set-off against any Subordinated Debt, except as permitted by the Issuer Subordinated Facility Agreement or by paragraph 5.3 (Permitted Subordinated Debt Payments);
no Subordinated Lender shall permit to subsist or receive, and the Issuer shall not create or permit to subsist, any Security Interest, or any guarantee, indemnity or other assurance against loss, for, or in respect of, any Subordinated Debt other than the Issuer Security;
no Subordinated Lender shall, and the Issuer shall not, take or omit to take any action whereby the ranking and/or subordination contemplated hereby may be impaired;
no Subordinated Lender shall, and the Issuer shall not, permit any Subordinated Debt to be evidenced by a negotiable instrument;
no Subordinated Lender shall convert any Subordinated Debt into shares of the Issuer; and

notwithstanding the terms of any agreement under which Subordinated Debt is incurred, if there are insufficient Issuer Available Funds to satisfy all amounts due in respect of any Subordinated Debt (including, without limitation, any principal, interest and/or fees) then such amounts as remain unpaid on a due date will be deemed not to have fallen due for payment on the relevant date and the obligation to make such payment shall be suspended.
Paragraph 5.2.1 above does not apply to any action taken with the prior written consent of the Issuer Security Trustee in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee).
Permitted Subordinated Debt Payments
Until the Senior Issuer Discharge Date and subject to paragraph 5.5 (Suspension of Permitted Subordinated Debt Payments), paragraph 6 (Turnover of Receipts), paragraph 9 (Effect on Insolvency), Clause 4.1.35 (Withdrawals from Issuer Transaction Account) and the Issuer Priority of Payments, the Issuer may pay, and the relevant Subordinated Lender may receive and retain, including by way of set-off, payments in respect of any Subordinated Debt.
Notwithstanding the provisions in paragraph 5.2.1 and 5.3.1 above, following the (i) exercise of the Spain Repayment Option and (ii) the receipt of the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on its behalf) by the Transaction Agent, the Central Servicer and Finco in accordance with Clause 0, the Issuer shall pay to the Subordinated Lender any Disposal Proceeds it receives under the FleetCo Spanish Facility Agreement pursuant to the Issuer Spain TRO Declaration of Trust, regardless of whether an Issuer Event of Default has occurred. For the avoidance of doubt, paragraph 5.2.1 shall apply prior to the receipt of the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on its behalf) by the Transaction Agent, the Central Servicer and Finco in accordance with Clause 0.
At the time that the Italy Repayment Option and/or Spain Repayment Option and/or the France Repayment Option is exercised, the existing Subordinated Advances may be set off against the amounts to be paid by the Subordinated Lender pursuant to Clauses 0 (Spain) and 0 (Italy) and 0 (France).
Payment obligations continue
Neither the Issuer nor any Subordinated Lender shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Issuer Transaction Document by the operation of paragraphs 5.2 (Restrictions on Subordinated Debt) even if its obligation to make that Payment is restricted at any time by the terms of paragraph 5.2 (Restrictions on Subordinated Debt).
Suspension of Permitted Subordinated Debt Payments
Until the Senior Issuer Discharge Date and subject to paragraph 9 (Effect on Insolvency), the Issuer may not make, and no Subordinated Lender may receive, any Permitted Subordinated Debt Payment if an Issuer Event of Default or a Rapid Amortisation Event has occurred or would occur as a result of the relevant payment.
Restrictions on Enforcement of Issuer Security by the Subordinated Lenders

(xxi)
Until the Senior Issuer Discharge Date and without prejudice to paragraph 5.3 (Permitted Subordinated Debt Payments), no Subordinated Lender shall, except with the prior written consent of or as required by the Issuer Security Trustee (acting on instructions, the Transaction Agent itself acting in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent)), take any Enforcement Action in relation to any Subordinated Debt.

If required by the Issuer Security Trustee to take Enforcement Action, the Subordinated Lenders will promptly take the relevant Enforcement Action and apply any proceeds from that Enforcement Action in accordance with paragraph 6 (Turnover of Receipts).
Restrictions on Subrogation
Until the Senior Issuer Discharge Date, no Subordinated Lender shall, and the Issuer shall not, except with the prior written consent of the Issuer Security Trustee (acting on instructions, the Transaction Agent itself acting in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent)), be subrogated to or entitled to exercise any right of any Senior Issuer Finance Party or any Security Interest or guarantee under any Issuer Security Document.
Designation of Transaction Documents
No Subordinated Lender may designate a document a "Transaction Document" for the purposes of the Framework Agreement and other Transaction Documents without the prior consent of the Issuer and the Transaction Agent.
Turnover of Receipts
Turnover by the Subordinated Lender
Until the Senior Issuer Discharge Date, if any Subordinated Lender receives or recovers any Subordinated Recoveries except for any Permitted Subordinated Debt Payment, that Subordinated Lender shall:

(xxii)	within three Business Days of the receipt or recovery, notify details of that receipt or recovery to the Issuer Security Trustee and the Transaction Agent;
hold any such Subordinated Recovery received by it, up to the aggregate of all amounts which may be or become payable as Senior Issuer Debt, on trust for the Transaction Agent or, following service of an Issuer Enforcement Notice, the Issuer Security Trustee, for application towards the relevant Senior Issuer Debt in accordance with the Issuer Transaction Documents; and
pay an amount equal to any such Subordinated Recovery (or, where the receipt or recovery is by way of discharge by set-off, an equivalent amount), up to the aggregate of all amounts which may be or become payable as the relevant Senior Issuer Debt, to the Transaction Agent or, following service of an Issuer Enforcement Notice, the Issuer Security Trustee, for application towards the relevant Senior Issuer Debt in accordance with the Issuer Transaction Documents.
Non-creation of Security Interest
Nothing in this paragraph 6 (Turnover of Receipts) or any other provision hereof is intended to or shall create a Security Interest.
Redistribution
Recovering Creditor's rights
Any amount paid by an Issuer Secured Creditor (other than the Issuer Security Trustee) (a "Recovering Creditor") to the Issuer Security Trustee or the Transaction Agent under paragraph 9 (Effect on Insolvency) or paragraph 6 (Turnover of Receipts) shall be treated as having been paid by the Issuer and distributed to the Senior Issuer Finance Parties (each a "Sharing Creditor") in accordance with the terms hereof.
On a distribution by the Transaction Agent or the Issuer Security Trustee under paragraph 7.1.1 above of a Payment received by a Recovering Creditor from the Issuer, as between the Issuer and the Recovering Creditor, an amount equal to the amount received or recovered by the Recovering Creditor and paid to the Transaction Agent or the Issuer Security Trustee (the "Shared Amount") shall be treated as not having been paid by the Issuer.
Reversal of redistribution
If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to the Issuer and is repaid by that Recovering Creditor to the Issuer, then:

(i)
each Sharing Creditor shall pay to the Transaction Agent (or following service of an Issuer Enforcement Notice the Issuer Security Trustee) for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the "Redistributed Amount"); and

(ii)	as between the Issuer, each Recovering Creditor and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount shall be treated as not having been paid by the Issuer.
The Issuer Security Trustee shall not be obliged to pay any Redistributed Amount to a Recovering Creditor under paragraph 7.2.1 above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Creditor and that it still has it in its possession.
Exclusions

Paragraph 7.1 (Recovering Creditor’s rights) and paragraph 7.2 (Reversal of redistribution) shall not apply to any receipt or recovery by way of Close-Out Netting by an Issuer Hedge Counterparty or Payment Netting by an Issuer Hedge Counterparty.
Permitted assurance and receipts
Nothing herein shall restrict the ability of any Issuer Secured Creditor to:

(xxiii)
arrange with any person which is not a member of the Avis Group any assurance against loss in respect of, or reduction of its credit exposure to, the Issuer (including assurance by way of credit based derivative or sub-participation); or

make any assignment or transfer which is permitted by the Framework Agreement, and that Issuer Secured Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.
Sums received by the Issuer
If the Issuer receives or recovers any sum which, under the terms of any of the Issuer Transaction Documents, should have been paid to the Issuer Security Trustee or the Transaction Agent, the Issuer shall:

(xxiv)
hold an amount of that receipt or recovery equal to the Relevant Liabilities (or, if less, the amount received or recovered) on trust for the Transaction Agent or, following service of an Issuer Enforcement Notice to the Issuer Security Trustee and promptly pay that amount to the Transaction Agent or, following service of an Issuer Enforcement Notice, the Issuer Security Trustee, for application in accordance with the terms hereof and the Transaction Documents; and

promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Transaction Agent or, following service of an Issuer Enforcement Notice, the Issuer Security Trustee, for application in accordance with the terms hereof.
Saving provision
If, for any reason, any of the trusts expressed to be created in paragraph 6 (Turnover of Receipts) should fail or be unenforceable, the affected Issuer Secured Creditor or the Issuer will promptly pay an amount equal to that receipt or recovery, net of the costs directly attributable to achieving that receipt or recovery, to the Transaction Agent or the Issuer Security Trustee, as applicable, for application in accordance with the terms hereof.
Non-creation of Security Interest
In the event of any Issuer Secured Creditor or the Issuer breaching the terms of paragraph 2(iii) and Clause 4.1.15 (No Security Interests), respectively, the Security Interest, guarantee or indemnity so granted or given shall be deemed to have been granted or given in favour of the Issuer Security Trustee to hold on the trusts created by this Agreement.
Deferral of Subrogation
No Issuer Secured Creditor or the Issuer may exercise any rights which it may have by reason of the performance by it of its obligations under the Issuer Transaction Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Issuer Transaction Documents of any Issuer Secured Creditor which ranks ahead of it in accordance with the priorities set out in paragraph 0 (Ranking and Priority) until such time as all of the Liabilities owing to each prior ranking Issuer Secured Creditor (or, in the case of the Issuer, owing to each Issuer Secured Creditor) have been irrevocably paid in full.
No Subordinated Lender shall exercise any rights which it may have to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Issuer Transaction Documents of any other Issuer Secured Creditor until such time as all of the Liabilities owing to each other Issuer Secured Creditor have been irrevocably paid in full.
Instructions to Issuer Security Trustee and exercise of discretion
Subject to paragraph 8.3 below and without prejudice to Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee), the Issuer Security Trustee:
shall, subject to it being indemnified and/or secured and/or prefunded to its satisfaction, act, exercise any right, power, authority or discretion vested in it as Issuer Security Trustee (or refrain from acting, exercising any right, power, authority or discretion vested in it as Issuer Security Trustee) in accordance with any instructions given to it by:
prior to the irrevocable and unconditional discharge in full of the Senior Noteholder Debt, the Transaction Agent (acting on instructions given to it in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent));
upon and following the irrevocable and unconditional discharge in full of the Senior Noteholder Debt but prior to the irrevocable and unconditional discharge in full of the Issuer Hedging Debt, the Issuer Hedge Counterparties (provided that, in the case of the occurrence of a Termination Event or an Event of Default (each as defined in the relevant Issuer Hedging Agreement) in respect of which an Issuer Hedge Counterparty is an Affected Party (as defined in the relevant Issuer Hedging Agreement) or the Defaulting Party), such Issuer Hedge Counterparty shall be excluded); and
where all Issuer Hedge Counterparties are excluded under paragraph (ii) above or where the Senior Issuer Debt has been irrevocably and unconditionally discharged in full, the Subordinated Lender.
shall be entitled to assume (without liability to any person) that:

(f)
any instructions received by it from the Transaction Agent are duly given in accordance with the terms of the Transaction Documents and that the Transaction Agent has all authority and direction to give such instructions and the Issuer Security Trustee shall have no duty to verify whether or not the Transaction Agent has obtained instructions from the relevant portion of Senior Noteholders or other relevant Issuer Secured Creditors, as the case may be; and

(b)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.
The Issuer Security Trustee shall be entitled to request instructions, or clarification of any direction, from the Transaction Agent (or, as the case may be, the other Issuer Secured Creditors) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions under this Agreement or any other Transaction Document and the Issuer Security Trustee may refrain from acting unless and until those instructions or clarifications are received by it in form and substance satisfactory to it and shall have no liability to any person for any failure or delay in carrying out such instructions which may result.
Any instructions given to the Issuer Security Trustee by the Transaction Agent shall override any conflicting instructions given by any other Parties.
Effect on Insolvency
Payment of distributions
After the occurrence of an Insolvency Event in relation to the Issuer and delivery of an Issuer Enforcement Notice, any Party entitled to receive a distribution out of the assets of the Issuer in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of the Issuer to pay that distribution to the Issuer Security Trustee until the Liabilities owing to the Issuer Secured Creditors have been paid in full.
The Issuer Security Trustee (or the Issuer Cash Manager on its behalf) shall apply distributions paid to it under paragraph 9.1.1 above in accordance with the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments.
Filing of claims
Following the occurrence of an Insolvency Event in respect of the Issuer and the delivery of an Issuer Enforcement Notice, until the Senior Issuer Discharge Date, the Issuer Security Trustee is (if directed by the Transaction Agent (itself directed by the requisite number of Senior Noteholders) and subject to the Issuer Security Trustee being indemnified and/or secured and/or prefunded to its satisfaction) hereby irrevocably authorised on behalf of the Subordinated Lender to:

(f)	demand, claim, enforce and prove for the Subordinated Debt;

(g)
file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Issuer Security Trustee considers necessary or desirable to recover the Subordinated Debt; and

(h)	receive all distributions of the Subordinated Debt for application towards the Senior Issuer Debt in accordance with the Issuer Transaction Documents.
If and to the extent that the Issuer Security Trustee is not entitled, or, if so directed by the Transaction Agent (itself so directed by the requisite number of Senior Noteholders) elects not, to take any of the actions mentioned in paragraph 9.2.1 above, each Subordinated Lender shall do so.
Distributions to Subordinated Lender
Following the occurrence of an Insolvency Event in respect of the Issuer and delivery of an Issuer Enforcement Notice, until the Senior Issuer Discharge Date, the Subordinated Lender shall:

(xxv)
hold all Recoveries, up to the aggregate of all amounts which may be or become payable as Senior Issuer Debt, received by it in respect of the Subordinated Debt on trust for the Issuer Security Trustee for application towards the Senior Issuer Debt in accordance with the Issuer Transaction Documents;

pay an amount equal to any Recoveries received by it (or, where the receipt or recovery is by way of discharge by set-off, an equivalent amount), up to the aggregate of all amounts which may be or become payable as Senior Issuer Debt, in respect of the Subordinated Debt to the Issuer Security Trustee for application towards the Senior Issuer Debt in accordance with the Issuer Transaction Documents;
promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Issuer or their proceeds to pay distributions in respect of the Subordinated Debt directly to the Issuer Security Trustee; and
promptly undertake any action requested by the Issuer Security Trustee to give effect to this paragraph 9.3 (Distributions to Subordinated Lender).
Set-Off
Subject to paragraph 9.4.2 below, to the extent that the Issuer’s Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in respect of the Issuer, any Issuer Secured Creditor which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Issuer Security Trustee for application in accordance with the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payments.
Paragraph 9.4.1 above shall not apply to:
any Close-Out Netting by an Issuer Hedge Counterparty;
any Payment Netting by an Issuer Hedge Counterparty; and
following the receipt of the TRO Proceeds Confirmation from the Issuer (or the Issuer Cash Manager on its behalf) by the Transaction Agent, the Central Servicer and Finco in accordance with Clause 0, payments by the Issuer to the Subordinated Lender of any Disposal Proceeds it receives under the FleetCo Spanish Facility Agreement pursuant to the Issuer Spain TRO Declaration of Trust.
Non-cash distributions
Subject to the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payment, if the Issuer Security Trustee or any other Issuer Secured Creditor receives a distribution in a form other than in cash in respect of any of the Liabilities, the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.
Issuer Secured Creditors' actions
Each Issuer Secured Creditor shall:

(xxvi)
do all things that the Issuer Security Trustee (acting in accordance with paragraph 9.7 (Issuer Security Trustee instructions)) requests in order to give effect to this paragraph 9 (Effect on Insolvency); and

if the Issuer Security Trustee is not entitled to take any of the actions contemplated by this paragraph 9 (Effect on Insolvency) or if the Issuer Security Trustee (acting in accordance with paragraph 9.7 (Issuer Security Trustee instructions)) requests that an Issuer Secured Creditor take that action, undertake that action itself in accordance with the instructions of the Issuer Security Trustee (acting in accordance with paragraph 9.7 (Issuer Security Trustee instructions)).
Issuer Security Trustee instructions
For the purposes of paragraph 9.2 (Filing of claims) and paragraph 9.6 (Issuer Secured Creditors' actions) the Issuer Security Trustee shall act only on the instructions of the Transaction Agent under paragraph 10.1 (Enforcement Instructions) or paragraph 10.2 (Manner of enforcement).
Enforcement of Issuer Security by the Issuer Security Trustee
Enforcement Instructions
The Issuer Security Trustee shall only enforce the Issuer Security if instructed pursuant to and in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) and provided that it is indemnified and/or secured and/or prefunded to its satisfaction.
Subject to the Issuer Security having become enforceable in accordance with its terms, the Transaction Agent (as directed in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Transaction Agent)) (or, as the case may be, the other relevant Issuer Secured Creditors) may give or refrain from giving instructions to the Issuer Security Trustee to enforce or refrain from enforcing the Issuer Security as it sees fit.
The Issuer Security Trustee is entitled to rely on and comply with instructions given in accordance with this paragraph 10.1 (Enforcement Instructions) but shall have no obligation to take any action, step or proceeding under this paragraph 10 (Enforcement of Issuer Security by the Issuer Security Trustee) unless it has been instructed pursuant to and in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee) and has been indemnified and/or secured and/or prefunded to its satisfaction.
The Issuer Security Trustee shall have no duty to verify any instructions received pursuant to this paragraph 10 (Enforcement of Issuer Security by the Issuer Security Trustee) or determine whether or not the Transaction Agent (or, as the case may be, the other relevant Issuer Secured Creditors) has obtained the Instructions of the relevant portion of Senior Noteholders and shall have no liability to any person for not so doing.
Manner of enforcement
If the Issuer Security is being enforced pursuant to paragraph 10.1 (Enforcement Instructions), the Issuer Security Trustee shall enforce the Issuer Security in such manner (including, without limitation, the selection of any administrator of the Issuer to be appointed by the Issuer Security Trustee acting pursuant to and in accordance with Clause 0 (Consents, Directions, Instructions, Amendments, Waivers and Modifications of Transaction Documents by the Issuer Security Trustee)).
Waiver of rights
To the extent permitted under applicable law and subject to paragraph 10.1 (Enforcement Instructions), paragraph 10.2 (Manner of enforcement) and the Issuer Rapid Amortisation Period (Post-Enforcement) Priority of Payment, each of the Issuer Secured Creditors and the Issuer waives all rights it may otherwise have to require that the Issuer Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Issuer Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Issuer Secured Liabilities is so applied.
Failure of Trusts

(xxvii)
If any trust intended to arise pursuant to paragraph 6 (Turnover of Receipts), paragraph 7.1 (Recovering Creditor’s Rights), paragraph 7.2 (Reversal of redistribution) or paragraph 9.3 (Distributions to Subordinated Lender) fails or for any reason (including the laws of any jurisdiction in which any assets, moneys, payments or distributions may be situated) cannot be given effect to, the relevant Party will pay to the Issuer Security Trustee or the Transaction Agent (as applicable) for application towards the Senior Issuer Debt in accordance with the Issuer Transaction Documents an amount equal to the amount (or the value of the relevant assets) intended to be so held on trust for the Issuer Security Trustee or the Transaction Agent (as applicable).

If a Party is obliged to pay any amount to the Issuer Security Trustee or the Transaction Agent (as applicable) in accordance with paragraph 6 (Turnover of Receipts), paragraph 7.1 (Recovering Creditor’s Rights), paragraph 7.2 (Reversal of redistribution) or paragraph 9 (Effect on Insolvency):

(g)
the Issuer shall indemnify that Party (to the extent of its liability for the relevant amount so paid) for any costs, liabilities and expenses incurred by it as a result of it having to make that payment;

the relevant Issuer Debt in respect of which a Party made that payment to the Issuer Security Trustee or the Transaction Agent (as applicable) will be deemed not to have been reduced or discharged in any way or to any extent by the relevant payment, distribution, proceeds or other discharge; and
if and to the extent that the preceding provisions of this paragraph 11 (Failure of Trusts) are held not to be effective to re-instate the amount of the relevant payment, distribution, proceeds or other discharge of the relevant Issuer Debt, the Issuer shall fully indemnify that Party (to the extent of its liability for the relevant amount so paid) for the relevant amount upon demand.
Protection of Subordination
Continuing subordination
The subordination provisions herein shall remain in full force and effect by way of continuing subordination and shall not be affected in any way by any intermediate payment or discharge in whole or in part of any Issuer Debt.
Waiver of defences
Neither the subordination herein nor the obligations of any Senior Issuer Finance Party, Subordinated Lender or the Issuer shall be affected in any way by an act, omission, matter or thing which, but for this paragraph 12 (Protection of Subordination), would reduce, release or prejudice the subordination or any of those obligations in whole or in part, (without limitation and whether or not known to any Senior Issuer Finance Party, Subordinated Lender, the Issuer or any other person) including:

(xxviii)	any time, waiver or consent granted to, or composition with, any person;
the release of any person under the terms of any composition or arrangement with any creditor of any person;
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Issuer Transaction Document or any other Issuer Transaction Document or security, including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Issuer Transaction Document or other document or security;
any unenforceability, illegality or invalidity of any obligation of any person under any Issuer Transaction Document or any other document or security;
any insolvency or similar proceedings; or
any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under any Issuer Transaction Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.
Immediate recourse
Each Subordinated Lender and the Issuer waive any right it may have of first requiring any Issuer Security Trustee (or any trustee or agent on behalf of any of them) or any other Issuer Secured Creditor to proceed against or enforce any other right or Issuer Security or claim payment from any person before claiming the benefit hereof. This waiver applies irrespective of any law or any provision of the Issuer Subordinated Facility Agreement to the contrary.
Deferral of Subordinated Lenders’ rights
Unless the Issuer Security Trustee otherwise directs, no Subordinated Lender shall exercise any rights which it may have by reason of performance by it of its obligations hereunder or the Issuer Subordinated Facility Agreement:

(xxix)	to be indemnified by the Issuer other than pursuant to any increased costs or tax gross-up provisions, provided that a Default has not occurred and will not occur as a result of such indemnity;
to claim any contribution from any guarantor of the Issuer’s obligations under the Issuer Transaction Documents; and/or to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Senior Issuer Finance Parties under the Issuer Transaction Documents or of any other guarantee or security taken pursuant to, or in connection with, the Issuer Transaction Documents by any Senior Issuer Finance Party.
Discharge
Each Subordinated Lender and the Issuer hereby irrevocably waives any right to appropriate any payments to, or other sum received, recovered or held by, any Issuer Security Trustee or any other Senior Issuer Finance Party in or towards discharge of a particular part of the Senior Issuer Debt and agrees that the Issuer Security Trustee shall have the exclusive right to appropriate any such payment or other sum in accordance herewith.
Application
The provisions of this paragraph 12 (Protection of Subordination) shall not apply after the Senior Issuer Discharge Date.
Preservation of Debt
Preservation of Subordinated Debt
Notwithstanding any term hereof postponing, subordinating or preventing the payment of all or any part of the Subordinated Debt, the relevant Subordinated Debt shall, as between the Issuer and the Subordinated Lenders, be deemed to remain owing or due and payable (and interest, default interest or indemnity payments shall continue to accrue) in accordance with the relevant Issuer Transaction Documents.
No liability
Until the Senior Issuer Discharge Date, no Senior Issuer Finance Party shall be liable to any Subordinated Lender for:

(xxx)	the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions hereunder; or
any failure to collect or preserve any Issuer Debt or delay in doing so.

Information
Defaults
Each Issuer Secured Creditor shall promptly notify the Transaction Agent and the Issuer Security Trustee of the occurrence of an Event of Default or Potential Event of Default (however described, including any termination event) under or breach of the Issuer Note Issuance Facility Agreement, the relevant Issuer Hedging Agreement, the Issuer Subordinated Facility Agreement (as applicable), in each case, of which it has actual knowledge.
Amounts of Issuer Debt
Each Issuer Secured Creditor shall, on reasonable request by any of the others or the Issuer Security Trustee from time to time, notify the others and the Issuer Security Trustee of details of the amount of its outstanding Issuer Debt and the Issuer Security Trustee shall rely on such notification without liability to any person.
Discharge of Issuer Debt
No Party shall be required to amend or give any waiver or consent under any provision hereof after the date on which its Issuer Debt has been fully and irrevocably paid or discharged and all commitments of that Party in respect of its Issuer Debt have expired or been cancelled.
Preservation
Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Senior Issuer Finance Party, any Subordinated Lender or the Transaction Agent any right or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.
Priorities not affected
Except as otherwise provided hereunder, the priorities referred to in paragraph 0 (Ranking and Priority) will:

(xxxi)
not be affected by any reduction or increase in the principal amount secured by the Issuer Security in respect of the Senior Issuer Debt or by any intermediate reduction or increase in, amendment of or variation to any of the Issuer Transaction Documents, or by any variation or satisfaction of any of the Liabilities or any other circumstances;

apply regardless of the order in which or dates upon which this Agreement and the other Issuer Transaction Documents are executed or registered or notice of them is given to any person; and
secure the Senior Issuer Debt in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

Schedule 17
Vehicle Manufacturer Group Table

A.	"Vehicle Manufacturer Groups"

15	GM/Opel Group
Iveco Group
Fiat Group
Ford Group
Volkswagen Group
Renault Group
Nissan Group
Peugeot /Citroën Group
Toyota Group
Daimler Group
Tata Group
BMW Group
Hyundai/Kia Group
Mitsubishi Group
Honda Group
Suzuki Group
Mazda Group
Volvo Group
Piaggio Group

B.    "Vehicle Manufacturer Group Head Entity"

16
GM/Opel Group: General Motors Company (a Delaware corporation, whose registered office is located at: 300 Renaissance Center, Detroit, Michigan, zip 48625-3000, United States of America. IRS Employer Identification number 27-0756180).

17
Iveco Group: Iveco S.p.A. (a "società per azioni" incorporated under the laws of Italy with a share capital of 200,000,000 Euros whose registered office is located at: Via Puglia 35,10156 Torino, Italy. Registered with the registry of Trade and Companies of Torino under number 09709770011 - REA 1074767).

18
Fiat Group: Fiat Group Automobiles S.p.A. (a "società per azioni" incorporated under the laws of Italy with a share capital of 800,000,000 Euros whose registered office is located at: Corso Giovanni Agnelli 200, 10135 Torino, Italy. Registered with the registry of Trade and Companies of Torino under number 07973780013).

19
Ford Group: Ford Motor Company (a Delaware corporation since 1919, with a share capital of 3,326,248,800 common stocks, whose registered office is located at: One American Road, Dearborn, MI 48126, United States of America. IRS Employer Identification Number 38-0549190).

20
Volkswagen Group: Volkswagen AG (an "Aktiengesellschaft" incorporated under the laws of Germany whose registered office is located at: Berliner Ring 2, 38440 Wolfsburg, Germany. Entered in the Register of Companies at the District Court of Braunschweig under number HRB 100484).

21
Renault Group: Renault SA (a "société anonyme" incorporated under the laws of France with a share capital of 1,126,701,902.04 Euros whose registered office is located at: 13/15 quai Alphonse Gallo 92100 Boulogne-Billancourt, France. Registered with the registry of Trade and Companies of Nanterre under number 441 639 465).

22
Nissan Group: Nissan Motors Co Ltd (incorporated under the laws of Japan whose registered office is located at: 2, Takara-cho, Kanagawa-ku, Yokohama City, 220-8623, Japan, established since 26 December 1933).

23
Peugeot/Citroën Group: Peugeot S.A. (a "société anonyme" incorporated under the laws of France with a share capital of 783,088,675 Euros whose registered office is located at 75 avenue de la Grande Armée, 75116 Paris, France. Registered with the registry of Trade and Companies of Paris under number 552 100 554).

24	Toyota Group: Toyota Motor Corporation (incorporated under the laws of Japan on 28 August 1937, whose registered office is located at: 1 Toyota-Cho, Toyota City, Aichi Prefecture 471-8571, Japan).

25
Daimler Group: Daimler AG (an "Aktiengesellschaft" incorporated under the laws of Germany whose registered office is located at: Mercedesstrasse 137, 70327 Stuttgart, Germany. Registered with the registry of Stuttgart under number 19360).

26
Tata Group: Tata Motors Limited (a "Limited" company incorporated under the laws of India whose registered office is located at: Bombay House, 24 Homi Mody Street, Mumbai 400 001, India with Corporate Identity Number (CNI) L28920MH1945PLC004520).

27
BMW Group: Bayerische Motoren Werke AG, BMW AG (an "Aktiengesellschaft" incorporated under the laws of Germany whose registered office is located at: Petuelring 130, 80788 München, Germany, registered with the registry of München under number HRB 42243).

28
Hyundai/Kia Group: Hyundai Motor Company, Ltd (incorporated under the laws of South Korea whose registered office is located at: 231 Yangjae-Dong, Seocho-Gu, Seoul 137130, South Korea, established since 1944).

29
Mitsubishi Group: Mitsubishi Motors Corporation (incorporated under the laws of Japan whose registered office is located at: 33-8, Shilba 5-chome, Minato-ku, Tokyo, 108-8410 Japan, established since 22 April 1970).

30
Honda Group: Honda Motor Co., Ltd (incorporated under the laws of Japan whose registered office is located at: 1-1 2-chome, Minami-Aoyama, Minato-ku, Tokyo, 107-8556 Japan, established since 24 September 1948).

31	Suzuki Group: Suzuki Motor Corp. (incorporated under the laws of Japan whose registered office is located at: 300, Takatsuka-cho, Minami-ku, Hamamatsu City, 432-8611 Japan, established since 1909).

32
Mazda Group: Mazda Motor Corporation (incorporated under the laws of Japan whose registered office is located at: 3-1 Shinchi, Fuchu-Cho, Aki-Gun, 730-8670 Hiroshima, Japan, established since 30 January 1920).

33
Volvo Group: Geely Automobile Holdings Limited (incorporated under the laws of the Cayman Islands whose registered office is located at: P.O. Box 309, George Town, Cayman Islands, established since 1900).

34
Piaggio Group: Piaggio Group Piaggio & C. S.p.a. Direzione e Coordinamento IMMSI S.p.A., a joint stock company (società per azioni) incorporated in Italy with registered office at Viale Rinaldo Piaggio, 25 Pontedera (PI), Italy, share Capital fully paid up of Euro 207,613,944.37, fiscal code and registration with the companies register of Pisa number 04773200011, VAT Number: 01551260506.

35

C.	"Vehicle Manufacturer Group Rating Entity"

36
GM/Opel Group: General Motors Company (a Delaware corporation, whose registered office is located at: 300 Renaissance Center, Detroit, Michigan, zip 48625-3000, United States of America. IRS Employer Identification number 27-0756180).

37	Iveco Group: CNH Industrial N.V. (a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, with registered number 60372958).

38	Fiat Group: Fiat Chrysler Automobiles N.V. (a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, with registered number 60372958).

39
Ford Group: Ford Motor Company (a Delaware corporation since 1919, with a share capital of 3,326,248,800 common stocks, whose registered office is located at: One American Road, Dearborn, MI 48126, United States of America. IRS Employer Identification Number 38-0549190).

40
Volkswagen Group: Volkswagen AG (an "Aktiengesellschaft" incorporated under the laws of Germany whose registered office is located at: Berliner Ring 2, 38440 Wolfsburg, Germany. Entered in the Register of Companies at the District Court of Braunschweig under number HRB 100484).

41
Renault Group: Renault SA (a "société anonyme" incorporated under the laws of France with a share capital of 1,085,610,418.58 Euros whose registered office is located at: 13/15 quai Alphonse Gallo 92100 Boulogne-Billancourt (France). Registered with the registry of Trade and Companies of Nanterre under number 441 639 465).

42
Nissan Group: Nissan Motors Co Ltd (incorporated under the laws of Japan whose registered office is located at: 2, Takara-cho, Kanagawa-ku, Yokohama City, 220-8623, Japan, established since 26 December 1933).

43
Peugeot/Citroën Group: Peugeot S.A. (a "société anonyme" incorporated under the laws of France with a share capital of 783,088,675 Euros whose registered office is located at 75 avenue de la Grande Armée, 75116 Paris, France. Registered with the registry of Trade and Companies of Paris under number 552 100 554).

44	Toyota Group: Toyota Motor Corporation (incorporated under the laws of Japan in 28 August 1937, whose registered office is located at: 1 Toyota-Cho, Toyota City, Aichi Prefecture 471-8571, Japan).

45
Daimler Group: Daimler AG (an "Aktiengesellschaft" incorporated under the laws of Germany whose registered office is located at: Mercedesstrasse 137, 70327 Stuttgart, Germany. Registered with the registry of Stuttgart under number 19360).

46
Tata Group: Tata Motors Limited (a "Limited" company incorporated under the laws of India whose registered office is located at: Bombay House, 24 Homi Mody Street, Mumbai 400,001, India with Corporate Identity Number (CNI) L28920MH1945PLC004520).

47
BMW Group: Bayerische Motoren Werke AG, BMW AG (an "Aktiengesellschaft" incorporated under the laws of Germany whose registered office is located at: Petuelring 130, 80788 München, Germany, registered with the registry of München under number HRB 42243).

48
Hyundai/Kia Group: Hyundai Motor Company, Ltd (incorporated under the laws of South Korea whose registered office is located at: 231 Yangjae-Dong, Seocho-Gu, Seoul 137130, South Korea, established since 1944).

49
Mitsubishi Group: Mitsubishi Motors Corporation (incorporated under the laws of Japan whose registered office is located at: 33-8, Shilba 5-chome, Minato-ku, Tokyo, 108-8410 Japan, established since 22 April 1970).

50
Honda Group: Honda Motor Co., Ltd (incorporated under the laws of Japan whose registered office is located at: 1-1 2-chome, Minami-Aoyama, Minato-ku, Tokyo, 107-8556 Japan, established since 24 September 1948).

51	Suzuki Group: Suzuki Motor Corp. (incorporated under the laws of Japan whose registered office is located at: 300, Takatsuka-cho, Minami-ku, Hamamatsu City, 432-8611 Japan, established since 1909).

52
Mazda Group: Mazda Motor Corporation (incorporated under the laws of Japan whose registered office is located at: 3-1 Shinchi, Fuchu-Cho, Aki-Gun, 730-8670 Hiroshima, Japan, established since 30 January 1920).

53
Volvo Group: Geely Automobile Holdings Limited (incorporated under the laws of the Cayman Islands whose registered office is located at: P.O. Box 309, George Town, Cayman Islands, established since 1900).

54
Piaggio Group: Piaggio Group Piaggio & C. S.p.a. Direzione e Coordinamento IMMSI S.p.A., a joint stock company (società per azioni) incorporated in Italy with registered office at Viale Rinaldo Piaggio, 25 Pontedera (PI), Italy, share Capital fully paid up of Euro 207,613,944.37, fiscal code and registration with the companies register of Pisa number 04773200011, VAT Number: 01551260506.

Schedule 18 – Form of VFN Transfer Documents
Part A – VFN Transfer Agreement
[On the letterhead of the FCT Noteholder]

To:    [Finco]
[The FCT]
Dated:    [ ]
Dear Sirs
VFN Funding Agreement between, amongst others, Carfin Finance International Limited as FCT Noteholder (the "FCT Noteholder") and [●] as FCT (represented by Eurotitrisation as Management Company (the "FCT" dated [ ] (the "VFN Funding Agreement")
We refer to the VFN Funding Agreement and set out below the terms of our proposal (the "VFN Proposal").
This is a VFN Transfer Agreement. Terms defined in the master definitions agreement dated 5 March 2013 (as amended and restated from time to time) and entered into by, among others, the FCT Noteholder and Finco (the "Master Definitions Agreement") have the same meaning in this VFN Transfer Agreement unless given a different meaning in this VFN Transfer Agreement.
This VFN Transfer Agreement is made between the FCT Noteholder and Avis Finance Company Limited ("Finco").
Whereas:
The FCT Noteholder and the FCT has entered into the VFN Funding Agreement.
The FCT Noteholder wishes to transfer and Finco wishes to acquire all (and not part only) of the FCT Noteholder’s rights, interest and benefits under the Variable Funding Note and the VFN Funding Agreement (including, without limitation, any VFN Advances which may be outstanding as at the VFN Purchase Date.
It is agreed as follows:
The FCT Noteholder and Finco agree to the transfer (cessione) of all (and not part only) of the FCT Noteholder’s rights, interest and benefits under the Variable Funding Note and the VFN Funding Agreement (including, without limitation, any VFN Advances which may be outstanding as at the VFN Purchase Date in accordance with Clause 6.2.3 (viii) (VFN Transfer) of the Framework Agreement. The FCT accepts the transfer set out above.
The proposed VFN Transfer Date is [ ].
The VFN Purchase Price is [ ].
Finco confirms to the FCT Noteholder and the FCT that it has become entitled to the same rights and that it will assume the same obligations to those Parties as it would have been under if it was the FCT Noteholder.

Finco as successor FCT Noteholder undertakes, therefore, to be bound by the provisions of the VFN Funding Agreement, the Common Terms and the Master Definitions Agreement, and, in particular, to become vested with all the authority, rights, powers, duties and obligations and limitations of rights (including, but not limited to, clause 27.1 (Non-petition) of the Framework Agreement).
The provisions of the VFN Funding Agreement and the Common Terms (including, but not limited to, clause 27.1 (Non-petition) of the Framework Agreement) applicable to the FCT Noteholder shall apply, mutatis mutandis, to Finco as successor FCT Noteholder.
The FCT Noteholder, Finco and the FCT confirm that the VFN Funding Agreement will be terminated and of no further effect with respect to the FCT Noteholder, the FleetCo Security Agent and the Transaction Agent;
Finco and the FCT confirm that the FCT Noteholder, the FleetCo Security Agent and the Transaction Agent will be released and discharged from their obligations under the VFN Funding Agreement (and any corresponding, ancillary or accessory obligations by which it is bound under the other Transaction Documents to which the FCT Noteholder is a party) provided however that such release shall not affect any liabilities or obligations of the FCT and Finco as successor FCT Noteholder vìs-à-vìs each such Party under the VFN Funding Agreement.
This VFN Transfer Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this VFN Transfer Agreement (including a dispute relating to the existence, validity or termination of this VFN Transfer Agreement or any non-contractual obligation arising out of or in connection with this VFN Transfer Agreement) (a "Dispute"). The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no such Party will argue to the contrary.
This VFN Transfer Agreement has been entered into on the date stated at the beginning of this VFN Transfer Agreement.
If you agree with the VFN Proposal, please reproduce the contents of the VFN Proposal on your letterhead and return it to us duly executed for acceptance.
Yours sincerely
[The FCT Noteholder]

Part B – VFN Transfer Notice
[On Finco’s letterhead]
To:    [the other Parties to the VFN Funding Agreement]
Date:    [ ]
Dear Sirs
VFN Funding Agreement between, amongst others, Carfin Finance International Limited as FCT Noteholder (the "FCT Noteholder") and [●] as FCT (represented by Eurotitrisation as Management Company (the "FCT" dated [ ] (the "VFN Funding Agreement")
1.    We refer to the VFN Funding Agreement. This is a VFN Transfer Notice. Terms defined in the master definitions agreement dated 5 March 2013 (as amended and restated from time to time) and entered into by, among others, the FCT Noteholder and Finco have the same meaning in this in this Transfer Notice.
2.    We hereby deliver to you the VFN Transfer Agreement executed by exchange of correspondence between the FCT Noteholder, Finco and the FCT.
3.    The effective date of the VFN Transfer shall be [ ].
By:
[Finco]

Schedule 4 -
Amended and Restated Tax Deed of Covenant

The remainder of this page is intentionally left blank. The Amended and Restated Tax Deed of Covenant will be attached hereto and separately paginated.

Schedule 5 -
Amended and Restated FleetCo Back-up Cash Management Agreement

The remainder of this page is intentionally left blank. The Amended and Restated FleetCo Back-up Cash Management Agreement will be attached hereto and separately paginated.

Schedule 6 -
Amended and Restated Central Servicing Agreement

The remainder of this page is intentionally left blank. The Amended and Restated Central Servicing Agreement will be attached hereto and separately paginated.

Schedule 7 -
Amended and Restated Liquidation Agency Agreement

The remainder of this page is intentionally left blank. The Amended and Restated Liquidity Agency Agreement will be attached hereto and separately paginated.

Schedule 8 -
Amended and Restated Italian VAT Loan Agreement

The remainder of this page is intentionally left blank. The Amended and Restated Italian VAT Loan Agreement will be attached hereto and separately paginated.

Schedule 9 -
Amended and Restated Dutch VAT Loan Agreement

The remainder of this page is intentionally left blank. The Amended and Restated Dutch VAT Loan Agreement will be attached hereto and separately paginated.

Schedule 10 -
Amended and Restated Parent Performance Guarantee

The remainder of this page is intentionally left blank. The Amended and Restated Parent Performance Guarantee will be attached hereto and separately paginated.

Schedule 11 -
Amended and Restated Finco Payment Guarantee

The remainder of this page is intentionally left blank. The Amended and Restated Finco Payment Guarantee will be attached hereto and separately paginated.

Execution Page

Issuer and FCT Noteholder
SIGNED AND DELIVERED AS A DEED
for and on behalf of
CARFIN FINANCE INTERNATIONAL LIMITED
by its lawfully appointed attorney:

/s/ Siobhán Hallissey
Name:	Siobhán Hallissey
Title:	Attorney at Fact

in the presence of: /s/ Rosemary Love
Name:	Rosemary Loye
Address:	1 Grant’s Row Lower Mount Street Dublin 2, Ireland
Occupation:	Analyst, Corporate Services

Transaction Agent and Arranger
EXECUTED AS A DEED on behalf of
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director

in the presence of: /s/ Maxwell Macklin
Name:	Maxwell Macklin
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Trainee Solicitor

By:	/s/ Cyril Lesage
Name:	Cyril Lesage
Title:	DIRECTOR

in the presence of: /s/ Deepika Sriram
Name:	Deepika Sriram
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Legal Adviser

Issuer Security Trustee
The common seal of
DEUTSCHE TRUSTEE COMPANY LIMITED
was affixed to this DEED in the presence of:

By:	/s/ Nick Rogivue
Name:	Nick Rogivue
Title:	Associate Director

By:	/s/ Clive Rakestrow
Name:	Clive Rakestrow
Title:	Associate Director

FleetCo Security Agent
EXECUTED AS A DEED on behalf of
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director

in the presence of: /s/ Maxwell Macklin
Name:	Maxwell Macklin
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Trainee Solicitor

By:	/s/ Cyril Lesage
Name:	Cyril Lesage
Title:	DIRECTOR

in the presence of: /s/ Deepika Sriram
Name:	Deepika Sriram
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Legal Adviser

The Opcos
EXECUTED AS A DEED on behalf of
AVIS BUDGET AUTOVERMIETUNG GMBH & CO. KG (as German Opco)

By:	/s/ Martin Gruber
Name:	Martin Gruber
Title:	Managing Director (Geschäftsführer)

in the presence of: Inge König
Name:	Inge König
Address:	Mühlweg 10; 61479 Glashütten Germany
Occupation	PA to Martin Gruber

The Opcos
EXECUTED AS A DEED on behalf of
AVIS BUDGET ITALIA S.P.A. (as Avis Italian Opco and an Italian Opco)

By:	/s/ Mark Kightley
Name:	Mark Kightley
Title:	Director

in the presence of: Sam Harris
Name:	Sam Harris
Address:	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ
Occupation:	Trainee Solicitor

The Opcos
EXECUTED AS A DEED on behalf of
AVIS BUDGET ITALIA S.P.A. (as VAT Sharing Italian Opco)

By:	/s/ Mark Kightley
Name:	Mark Kightley
Title:	Director

in the presence of: Sam Harris
Name:	Sam Harris
Address:	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ
Occupation:	Trainee Solicitor

The Opcos
EXECUTED AS A DEED on behalf of
AVIS ALQUILE UN COCHE S.A. (as Spanish Opco)

By:	/s/ Valerie Chenivesse
Name:	Valerie Chenivesse
Title:	Managing Director Iberia

The Opcos
EXECUTED AS A DEED on behalf of
AVIS BUDGET AUTOVERHUUR B.V. (as Dutch Opco)

Name:	/s/ Renato De Luesu
Name:	Renato De Luesu
Title:	Director

in the presence of: Sarah Coens d’Arifat
Name:	Sarah Coens d’Arifat
Address:	1 Rue du Gal Leeluc 92800 Pateaux
Occupation	Head of Legal WR

The Opcos
EXECUTED AS A DEED on behalf of
AVIS LOCATION DE VOITURES SAS (as French Opco)

Name:	/s/ Renato De Lussu
Name:	Renato De Lussu
Title:	Director

in the presence of: Sarah Coens d’Arifat
Name:	Sarah Coens d’Arifat
Address:	1 Rue du Gal Leeluc 92800 Pateaux
Occupation	Head of Legal WR

The Opcos
EXECUTED AS A DEED on behalf of
MAGGIORE RENT S.P.A. (as Maggiore Italian Opco and an Italian Opco)

By:	/s/ Mark Kightley
Name:	Mark Kightley
Title:	Director

in the presence of: Sam Harris
Name:	Sam Harris
Address:	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ
Occupation:	Trainee Solicitor

The Servicers
EXECUTED AS A DEED on behalf of
AVIS ALQUILE UN COCHE S.A. (as Spanish Servicer)

By:	/s/ Valerie Chenivesse
Name:	Valerie Chenivesse
Title:	Managing Director Iberia

The Servicers
EXECUTED AS A DEED on behalf of
AVIS FINANCE COMPANY LIMITED (as Central Servicer)

By:	/s/ Joanna Spiers	By:	/s/ Gail Jones
Name:	Joanna Spiers	Name:	Gail Jones
	Director		Secretary

The Servicers
EXECUTED AS A DEED on behalf of
AVIS BUDGET ITALIA S.P.A. (as Avis Italian Servicer and an Italian Servicer)

By:	/s/ Mark Kightley
Name:	Mark Kightley
Title:	Director

in the presence of: Sam Harris
Name:	Sam Harris
Address:	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ
Occupation:	Trainee Solicitor

The Servicers
EXECUTED AS A DEED on behalf of
AVIS LOCATION DE VOITURES SAS (as French Servicer)

Name:	/s/ Renato De Lussu
Name:	Renato De Lussu
Title:	Director

in the presence of: Sarah Coens d’Arifat
Name:	Sarah Coens d’Arifat
Address:	1 Rue du Gal Leeluc 92800 Pateaux
Occupation	Head of Legal WR

\

The Servicers
EXECUTED AS A DEED on behalf of
MAGGIORE RENT S.P.A. (as Maggiore Italian Servicer and an Italian Servicer)

By:	/s/ Mark Kightley
Name:	Mark Kightley
Title:	Director

in the presence of: Sam Harris
Name:	Sam Harris
Address:	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ
Occupation:	Trainee Solicitor

The Lessees
EXECUTED AS A DEED on behalf of
AVIS BUDGET AUTOVERMIETUNG GMBH & CO. KG (as German Lessee)

By:	/s/ Martin Gruber
Name:	Martin Gruber
Title:	Managing Director (Geschäftsführer)

in the presence of: Inge König
Name:	Inge König
Address:	Mühlweg 10; 61479 Glashütten Germany
Occupation	PA to Martin Gruber

The Lessees
EXECUTED AS A DEED on behalf of
AVIS BUDGET ITALIA S.P.A. (as an Italian Lessee)

By:	/s/ Mark Kightley
Name:	Mark Kightley
Title:	Director

in the presence of: Sam Harris
Name:	Sam Harris
Address:	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ
Occupation:	Trainee Solicitor

The Lessees
EXECUTED AS A DEED on behalf of
AVIS ALQUILE UN COCHE S.A. (as Spanish Lessee)

By:	/s/ Valerie Chenivesse
Name:	Valerie Chenivesse
Title:	Managing Director Iberia

The Lessees
EXECUTED AS A DEED on behalf of
AVIS BUDGET AUTOVERHUUR B.V. (as Dutch Lessee)

Name:	/s/ Renato De Lussu
Name:	Renato De Lussu
Title:	Director

in the presence of: Sarah Coens d’Arifat
Name:	Sarah Coens d’Arifat
Address:	1 Rue du Gal Leeluc 92800 Pateaux
Occupation	Head of Legal WR

The Lessees
EXECUTED AS A DEED on behalf of
AVIS LOCATION DE VOITURES SAS (as French Lessee)

Name:	/s/ Renato De Lussu
Name:	Renato De Lussu
Title:	Director

in the presence of: Sarah Coens d’Arifat
Name:	Sarah Coens d’Arifat
Address:	1 Rue du Gal Leeluc 92800 Pateaux
Occupation	Head of Legal WR

The Lessees
EXECUTED AS A DEED on behalf of
MAGGIORE RENT S.P.A. (as an Italian Lessee)

By:	/s/ Mark Kightley
Name:	Mark Kightley
Title:	Director

in the presence of: Sam Harris
Name:	Sam Harris
Address:	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ
Occupation:	Trainee Solicitor

FleetCo Holdings
SIGNED AND DELIVERED AS A DEED
for and on behalf of
CARFIN FINANCE HOLDINGS LIMITED
by its lawfully appointed attorney:

By:	/s/ Siobhán Hallissey
Name:	Siobhán Hallissey
Title:	Attorney at Fact

in the presence of: Rosemary Love
Name:	Rosemary Love
Address:	1 Grant’s Row Lower Mount Street Dublin 2. Ireland
Occupation	Analyst – Corporate Services

The FleetCos
EXECUTED AS A DEED on behalf of
FINCAR FLEET B.V. (as Dutch FleetCo)

By:	/s/ P.D Haverkamp-Idema
Name:	P.D Haverkamp-Idema
Title:	Managing Director

By:	/s/ B.W. de Sonnaville
Name:	B.W. de Sonnaville
Title:	Director B

The FleetCos
EXECUTED AS A DEED on behalf of
FINCAR FLEET B.V., SUCURSAL EN ESPAÑA (as Dutch FleetCo, Spanish Branch)

By:	/s/ Beatrix Diez Amanz
Name:	Beatrix Diez Amanz
Title:	Permanent Representative of the Branch

The FleetCos
EXECUTED AS A DEED on behalf of
AVIS BUDGET ITALIA S.P.A. FLEET CO. S.A.P.A. (as Italian FleetCo, Avis Italian VAT Loan Borrower and Maggiore Italian VAT Loan Borrower)

By:	/s/ Mark Kightley
Name:	Mark Kightley
Title:	Director

in the presence of: Sam Harris
Name:	Sam Harris
Address:	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ
Occupation:	Trainee Solicitor

The FleetCos
EXECUTED AS A DEED on behalf of
AB FLEETCO (as French FleetCo)

By:	/s/ Fréderic Leguide
Name:	Fréderic Leguide
Title:	as Representative of MAS France SARL, president

in the presence of: /s/ Josefina Parisi
Name:	Josefina Parisi
Address:	-
Occupation	Manager, MAS France Sarl

Parent
EXECUTED AS A DEED on behalf of
AVIS BUDGET CAR RENTAL, LLC

Name:	/s/ Rochelle M.Tarlowe
Name:	Rochelle M.Tarlowe
Title:	SVP & Treasurer

in the presence of: /s/ Erik Johnson
Name:	Erik Johnson
Address:	6 Sylvan Way Parsippany NJ USA
Occupation	Corporate Counsel

Finco, Avis Italian VAT Lender, Maggiore Italian VAT Lender, Dutch VAT Lender and the Subordinated Lender
EXECUTED AS A DEED on behalf of
AVIS FINANCE COMPANY LIMITED

By:	/s/ Joanna Spiers	By:	/s/ Gail Jones
Name:	Joanna Spiers	Name:	Gail Jones
	Director		Secretary

EXECUTED AS A DEED on behalf of
Avis Europe
AVIS BUDGET EMEA LIMITED

By:	/s/ Paul Ford
Name:	Paul Ford
Title:	Director

in the presence of: Sam Harris
Name:	Sam Harris
Address:	Clifford Chance LLP 10 Upper Bank Street London E14 5JJ
Occupation	:Trainee Solicitor

The Account Banks

EXECUTED AS A DEED on behalf of
DEUTSCHE BANK S.A.E. (as Dutch FleetCo Spanish Account Bank)

By:	/s/ Thomas Steimann
Name:	THOMAS STEIMANN
Title:	DIRECTOR

By:	/s/ Javier Di Girolamo
Name:	JAVIER DI GIROLAMO
Title:	VICE PRESIDENT

EXECUTED AS A DEED on behalf of
DEUTSCHE BANK S.P.A. (as Italian FleetCo Account Bank)

By:	/s/ Maccioni Sourea B
Name:	Maccioni Sourea B
Title:	VP

By:	/s/ L.Mariani
Name:	L.Mariani
Title:	AVP

EXECUTED AS A DEED on behalf of
DEUTSCHE BANK AG (as Dutch FleetCo German Account Bank)

By:	/s/ Bernd Birck
Name:	Bernd Birck
Title:	Vice President

By:	/s/ Vivien Wichmann
Name:	Vivien Wichmann
Title:	Vice President

EXECUTED AS A DEED on behalf of
DEUTSCHE BANK AG, AMSTERDAM BRANCH (as Dutch FleetCo Dutch Account Bank)

By:	/s/ Jeroen Blok
Name:	Jeroen Blok
Title:	Director

EXECUTED AS A DEED on behalf of
DEUTSCHE BANK AG, PARIS BRANCH (as French FleetCo Account Bank)

By:	/s/ Catherine Bonnouvrier
Name:	Catherine Bonnouvrier
Title:	VP

By:	/s/ Julien Monguis
Name:	Julien Monguis
Title:	VP

DEUTSCHE BANK AG, LONDON BRANCH (as Issuer Cash Manager, Issuer Account Bank, Dutch FleetCo Spanish Account Bank Operator, Dutch FleetCo German Account Bank Operator, Dutch FleetCo Dutch Account Bank Operator, French FleetCo Account Bank Operator, FleetCo German Back-up Cash Manager, FleetCo Italian Back-up Cash Manager, FleetCo Spanish Back-up Cash Manager and FleetCo Dutch Back-up Cash Manager)
EXECUTED AS A DEED

By:	/s/ Nick Rogivue
Name:	Nick Rogivue
Title:	Vice President

By:	/s/ Clive Rakestrow
Name:	Clive Rakestrow
Title:	Vice President

The Senior Noteholder
EXECUTED AS A DEED on behalf of
DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Harian Rothman
Name:	Harian Rothman
Title:	Director

Witness’s signature: /s/ Rene Trautner
Name (in BLOCK CAPITALS):RENE TRAUTNER
Address:1 Great Winchester Street, London, EC2N 2DB

By:	/s/ Patrick Connors
Name:	Patrick Connors
Title:	Managing Director

Witness’s signature: /s/Amit Rohatgi
Name (in BLOCK CAPITALS): AMIT ROHATGI
Address: 1 Great Winchester Street, London, EC2N 2DB

The Senior Noteholder
EXECUTED AS A DEED on behalf of
CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director

in the presence of: /s/ Maxwell Macklin
Name:	Maxwell Macklin
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Trainee Solicitor

By:	/s/ Cyril Lesage
Name:	Cyril Lesage
Title:	DIRECTOR

in the presence of: /s/ Deepika Sriram
Name:	Deepika Sriram
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Legal Adviser

The Senior Noteholder
EXECUTED AS A DEED on behalf of
NATIXIS

By:	/s/ Thomas Pons
Name:	Thomas Pons
Title:	E.D

in the presence of: /s/ Morin Raphail
Name:	Natixis
Address:	Pierre Mendes France – 75013 Paris 75060 Paris Cedex 02
Occupation	Counsel

The Senior Noteholder
EXECUTED AS A DEED on behalf of
SCOTIABANK EUROPE PLC

By:	/s/ Mark Caplan
Name:	Mark Caplan
Title:	Managing Director –CEO

Witnessed by: /s/ Steve Caller
Name:	Steve Caller
Title:	Senior Manager Credit Risk Control

The Senior Noteholder
EXECUTED AS A DEED on behalf of
BLUE FINN S.A.R.L., LUXEMBOURG, KÜSNACHT BRANCH

By:	/s/ Paul K.C. Spiering
Name:	Paul K.C. Spiering
Title:	Branch Manager

in the presence of: /s/ D.I. Gimmi
Name:	D.I. Gimmi
Address:	Switzerland
Occupation	Finance Analyst

The Senior Noteholder
SIGNED AND DELIVERED AS A DEED
for and on behalf of
ELEKTRA PURCHASE NO. 34 LIMITED
Acting by its duly authorised Attorney

By:	/s/ Niall Gallagher
Name:	Niall Gallagher
Title:	Director

in the presence of: /s/ Abbie O’Connor
Name:	Abbie O’Connor
Address:	17 The Crescent Inse Bay Laytown Co. Meath
Occupation	Administrator

The Senior Noteholder
EXECUTED AS A DEED on behalf of
JUPITER SECURITIZATION COMPANY LLC
By JPMorgan Chase Bank N.A., its attorney-in-fact

By:	/s/ Adam Kimek
Name:	Adam Kimek
Title:	Executive Director

By:	/s/ Corina Mills
Name:	Corina Mills
Title:	Executive Director

The Senior Noteholder
EXECUTED AS A DEED on behalf of
JPMORGAN CHASE BANK, N.A.

By: /s/Adam Klimek
Name: Adam Klimek
Title: Executive Director

By: /s/Corina Mills
Name: Corina Mills
Title: Executive Director

French Intermediary Bank
EXECUTED AS A DEED on behalf of
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director

in the presence of: /s/ Maxwell Macklin
Name:	Maxwell Macklin
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Trainee Solicitor

By:	/s/ Cyril Lesage
Name:	Cyril Lesage
Title:	DIRECTOR

in the presence of: /s/ Deepika Sriram
Name:	Deepika Sriram
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Legal Adviser

The Corporate Services Providers

EXECUTED AS A DEED on behalf of
INTERTRUST (NETHERLANDS) B.V. (as a Dutch FleetCo Corporate Services Provider)

By:	/s/ P.D. Haverkamp-Idema	By:	/s/ Edwin van Ankeren
Name:	P.D. Haverkamp-Idema	Name:	Edwin van Ankeren
Title:	Proxyholder	Title:	Proxy Holder

EXECUTED AS A DEED on behalf of
VISTRA B.V. (as a Dutch FleetCo Corporate Services Provider)

By:	/s/ B.W Sonnaville	By:	/s/ Y. Wimmers - Theuns
Name:	B.W Sonnaville	Name:	Y. Wimmers - Theuns
Title:	Proxy holder B	Title:	Proxy holder A

PRESENT when the COMMON SEAL of
STRUCTURED FINANCE MANAGEMENT (IRELAND) LIMITED
(as Issuer Corporate Services Provider and FleetCo Holdings Corporate Services Provider)
was affixed hereto and this DEED was delivered

/s/Karen Mc Crave
Name: Karen Mc Crave Director Name: - Company Secretary per pro Structured Finace Management Corporate Services (Ireland) Limited, as Company Secretary

Registrar
EXECUTED AS A DEED on behalf of
DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Nick Rogivue
Name:	Nick Rogivue
Title:	Attorney

By:	/s/ Clive Rakestrow
Name:	Clive Rakestrow
Title:	Attorney

FCT Servicer
EXECUTED AS A DEED on behalf of
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director

in the presence of: /s/ Maxwell Macklin
Name:	Maxwell Macklin
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Trainee Solicitor

By:	/s/ Cyril Lesage
Name:	Cyril Lesage
Title:	DIRECTOR

in the presence of: /s/ Deepika Sriram
Name:	Deepika Sriram
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Legal Adviser

FCT CARFIN
Represented by Eurotitrisation
EXECUTED AS A DEED on behalf of
EUROTITRISATION

By:	/s/ Christiane Rochard
Name:	Christiane Rochard
Title:	Head of Accounting & Management

By:	/s/ Cecile Fossati
Name:	Cecile Fossati
Address:	41 nue Delizey 93500 Pantin
Occupation	Legal Department

FCT Custodian
EXECUTED AS A DEED on behalf of
CACEIS BANK FRANCE

By:	/s/ Carine Echelard
Name:	Carine Echelard
Title:	Chief Executive Officer

in the presence of: /s/ Phillippe Bourges
Name:	Phillippe Bourges
Address:	-
Occupation	Deputy CEO

FCT Registrar
EXECUTED AS A DEED on behalf of
CACEIS CORPORATE TRUST

By:	/s/ Jean-Michel Desmarest
Name:	Jean-Michel Desmarest
Title:	Managing Director

in the presence of: /s/ Bertrand Delaitre
Name:	Bertrand Delaitre
Address:	Caceis Corporate Trust, 1-3 Place Valhubert, 75013, Paris
Occupation	Head of Permanent Controls

The Issuer Hedge Counterparty
EXECUTED AS A DEED on behalf of
DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Nick Khoo
Name:	Nick Khoo
Title:	Director

Witness’s signature: /s/ Hwansud Lee
Name (in BLOCK CAPITALS): HWANDUD LEE
Address:1 GREAT WINCHESTER STREET, LONDON, EC2N 2DB

By:	/s/ Patrick Connors
Name:	Patrick Connors
Title:	Managing Director

Witness’s signature: /s/ René Trautner
Name (in BLOCK CAPITALS): RENÉ TRAUTNER
Address:1 Great Winchester Street, London, EC2N 2DB

The Issuer Hedge Counterparty
EXECUTED as a deed on behalf of
THE BANK OF NOVA SCOTIA

By:	/s/ Blake Hampton-Davies
Name:	Blake Hampton-Davies
Title:	Managing Director

in the presence of /s/ Christopher Cirillo
Name:	Christopher Cirillo
Address:	40 King Street W, 68th Floor, Toronto, ON, Canada, M5H1H1
Occupation	Director, GBM

The Issuer Hedge Counterparty
EXECUTED as a deed on behalf of
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Edith Lusson
Name:	Edith Lusson
Title:	Managing Director

in the presence of: /s/ Maxwell Macklin
Name:	Maxwell Macklin
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Trainee Solicitor

By:	/s/ Cyril Lesage
Name:	Cyril Lesage
Title:	DIRECTOR

in the presence of: /s/ Deepika Sriram
Name:	Deepika Sriram
Address:	Linklaters LLP, 1 Silk Street, London, EC2Y 8HQ
Occupation	Legal Adviser

The Liquidation Agent
EXECUTED as a deed on behalf of
FISERV AUTOMOTIVE SOLUTIONS, INC.

By:	/s/ Stephen J Bissett
Name:	Stephen J Bissett
Title:	Vice President

in the presence of /s/ Michael S Cimato
Name:	Michael S Comato
Address:	6400 Main St Amhekst, Ny1Y221
Occupation	Sales Executive

The Dutch Foundation
EXECUTED as a deed on behalf of
STICHTING HOLDING 1 FINCAR FLEET (as a Dutch Foundation)

By:	/s/ P.D Haverkamp-Idema
Name:	P.D Haverkamp-Idema
Title:	Proxyholder

in the presence of /s/ B.W. de Sonnaville
Name:	B.W. de Sonnaville
Address:	Schipol Boulevard 231, Schiphol, NL
Occupation	Director

By:	/s/ Edwin van Ankeren
Name:	Edwin van Ankeren
Title:	Proxy Holder

in the presence of /s/ Y. Theuns
Name:	Y. Theuns
Address:	Schiphol Boulevard 231, Schiphol
Occupation	Director

The Dutch Foundation
EXECUTED as a deed on behalf of
STICHTING HOLDING 2 FINCAR FLEET (as a Dutch Foundation)

By:	/s/ B.W. de Sonnaville
Name:	B.W. de Sonnaville Proxy holder B
Title:	Director

in the presence of: /s/ P.D. Haverkamp-Idema
Name:	P.D. Haverkamp-Idema
Address:	Piens Bernhardplein 200, 109773 Amsterdam, The Netherlands
Occupation	Director

By:	/s/ Y. Wimmers-Theuns
Name:	Y. Wimmers-Theuns
Title:	Proxy holder A

in the presence of /s/ E.M van Ankeren
Name:	E.M. van Ankeren
Address:	Pr Bernhardplein 200 Amsterdam NL
Occupation	Director